FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-228597-07

PROSPECTUS

$945,657,000 (Approximate)

BENCHMARK 2020-B19 MORTGAGE TRUST
(Central Index Key number 0001821946)
Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
(Central Index Key number 0001258361)

Depositor

Citi Real Estate Funding Inc.

(Central Index Key number 0001701238)

Goldman Sachs Mortgage Company

(Central Index Key number 0001541502)

German American Capital Corporation

(Central Index Key number 0001541294)

JPMorgan Chase Bank, National Association

(Central Index Key number 0000835271)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2020-B19

The Benchmark 2020-B19 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2020-B19, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series and the Uncertificated VRR Interest) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will primarily consist of a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial and multifamily properties, which will generally be the sole source of payment on the certificates and the Uncertificated VRR Interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in October 2020. The rated final distribution date for the offered certificates is September 2053.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Initial Pass-Through Rate(3)	Pass-Through Rate Description
Class A-1	$ 13,153,000	0.628%	Fixed
Class A-2	$ 135,130,000	1.691%	Fixed
Class A-3	$ 104,500,000	1.787%	Fixed
Class A-4	$ 115,000,000	1.546%	Fixed
Class A-5	$ 354,142,000	1.850%	Fixed
Class A-AB	$ 16,663,000	1.745%	Fixed
Class X-A	$ 850,696,000(5)	1.779%	Variable IO(6)
Class A-S	$ 112,108,000	2.148%	Fixed
Class B	$ 51,437,000	2.351%	Fixed
Class C	$ 43,524,000	3.211%	WAC Cap(7)

(Footnotes to table begin on page 3)

You should carefully consider the risk factors beginning on page 65 of this prospectus.

     Neither the Series 2020-B19 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

     The Series 2020-B19 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Academy Securities, Inc. and Drexel Hamilton, LLC, the underwriters, when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from Citigroup Commercial Mortgage Securities Inc. and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 18.97% of each class of offered certificates, Deutsche Bank Securities Inc.is acting as sole bookrunning manager with respect to approximately 36.79% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 28.37% of each class of offered certificates and J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 15.87% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about September 30, 2020. Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately 113.78% of the aggregate principal balance of the offered certificates, plus accrued interest from September 1, 2020, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act“), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Commercial Mortgage Pass-Through Certificates	$945,657,000	100%	$945,657,000	$122,746.28

(1)       Estimated solely for the purpose of calculating the registration fee.

(2)       Calculated according to Rule 457(s) of the Securities Act of 1933.

Citigroup	Deutsche Bank Securities	J.P. Morgan	Goldman Sachs & Co. LLC

Co-Lead Managers and Joint Bookrunners

Academy Securities Co-Manager		Drexel Hamilton Co-Manager
September 21, 2020

BENCHMARK 2020-B19 MORTGAGE TRUST

Commercial Mortgage Pass-Through Certificates, Series 2020-B19

Washington
1 property
$30,000,000
2.7% of total
Illinois
24 properties
$81,564,677
7.3% of total
Minnesota
7 properties
$6,734,973
0.6% of total
Wisconsin
3 properties
$8,577,115
0.8% of total
Indiana
1 property
$2,630,769
0.2% of total
Michigan
6 properties
$92,895,919
8.4% of total
Pennsylvania
4 properties
$7,056,536
0.6% of total
New York
7 properties
$98,127,174
8.8% of total
New Hampshire
1 property
$5,152,490
0.5% of total
Ohio
9 properties
$12,420,718
1.1% of total
Massachusetts
3 properties
$36,872,958
3.3% of total
New Jersey
3 properties
$7,092,266
0.6% of total
Maryland
2 properties
$2,511,532
0.2% of total
Virginia
20 properties
$37,714,271
3.4% of total
North Carolina
8 properties
$35,558,568
3.2% of total
South Carolina
3 properties
$5,135,621
0.5% of total
Georgia
12 properties
$14,924,870
1.3% of total
Nevada
2 properties
$80,000,000
7.2% of total
California
11 properties
$303,736,669
27.3% of total
Arizona
1 property
$10,897,715
1.0% of total
Kansas
2 properties
$40,960,392
3.7% of total
Texas
28 properties
$99,168,104
8.9% of total
Tennessee
3 properties
$20,866,238
1.9% of total
Kentucky
9 properties
$9,249,450
0.8% of total
Florida
5 properties
$60,810,852
5.5% of total
Mortgaged Properties by Property Type
Multifamily 2.4%
Leased Fee 0.1%
Self Storage 3.4%
Retail 4.6%
Mixed Use 5.5%
Hospitality 8.8%
Office 54.0%
Industrial 21.2%
% of Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.0 – 1.0%

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2020-B19 certificates, including the non-offered Uncertificated VRR Interest discussed in footnote (10) below.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Initial Pass-Through Rate(3)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$ 13,153,000	30.000%	0.628%	Fixed	2.53	10/20-3/25
Class A-2	$ 135,130,000	30.000%	1.691%	Fixed	4.82	3/25-9/25
Class A-3	$ 104,500,000	30.000%	1.787%	Fixed	6.14	10/26-3/27
Class A-4	$ 115,000,000	30.000%	1.546%	Fixed	8.45	9/28-7/29
Class A-5	$ 354,142,000	30.000%	1.850%	Fixed	9.50	7/29-8/30
Class A-AB	$ 16,663,000	30.000%	1.745%	Fixed	7.38	9/25-6/30
Class X-A	$ 850,696,000(5)	N/A	1.779%	Variable IO(6)	N/A	N/A
Class A-S	$ 112,108,000	19.375%	2.148%	Fixed	9.95	8/30-9/30
Class B	$ 51,437,000	14.500%	2.351%	Fixed	9.96	9/30-9/30
Class C	$ 43,524,000	10.375%	3.211%	WAC Cap(7)	9.96	9/30-9/30

Non-Offered Certificates(8)
Class X-B	$ 94,961,000(5)	N/A	0.828%	Variable IO(6)	N/A	N/A
Class X-D	$ 46,162,000(5)	N/A	1.573%	Variable IO(6)	N/A	N/A
Class X-F	$ 18,464,000(5)	N/A	1.573%	Variable IO(6)	N/A	N/A
Class X-G	$ 10,552,000(5)	N/A	1.573%	Variable IO(6)	N/A	N/A
Class X-H	$ 34,291,884(5)	N/A	1.573%	Variable IO(6)	N/A	N/A
Class D	$ 27,697,000	7.750%	2.000%	Fixed	9.96	9/30-9/30
Class E	$ 18,465,000	6.000%	2.000%	Fixed	9.96	9/30-9/30
Class F	$ 18,464,000	4.250%	2.000%	Fixed	9.96	9/30-9/30
Class G	$ 10,552,000	3.250%	2.000%	Fixed	9.96	9/30-9/30
Class H	$ 34,291,884	0.000%	2.000%	Fixed	10.03	9/30-10/30
Class S(9)	N/A	N/A	N/A	N/A	N/A	N/A
Class R(9)	N/A	N/A	N/A	N/A	N/A	N/A

Non-Offered Vertical Risk Retention Interest(8)
Non-Offered Eligible Vertical Interest	Approximate Initial Combined VRR Interest Balance(1)	Approximate Initial Credit Support(2)	Initial Effective Interest Rate(3)	Effective Interest Rate Description	Expected Weighted Avg. Life (yrs.)(4)	Expected Principal Window(4)
Combined VRR Interest(10)	$ 55,532,994	N/A(11)	3.573%	WAC(12)	8.47	10/20-10/30

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	“Approximate initial credit support“ means, with respect to any class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively, the “non-vertically retained principal balance certificates, and the non-vertically retained principal balance certificates, collectively with the Class X certificates (as defined in footnote (5) below), the Class S certificates and Class R certificates, the “non-vertically retained certificates”, and the non-vertically retained certificates collectively with the Class VRR certificates, the “certificates”), the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of non-vertically retained principal balance certificates, if any, junior to such class of non-vertically retained principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of non-vertically retained principal balance certificates. The approximate initial credit support percentages shown in the table above do not take into account the Combined VRR Interest (as defined in footnote (10) below). The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate.

(3)	Approximate per annum rate as of the closing date.

(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations”.

(5)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the non-vertically retained principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates“):

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S
Class X-B	Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G
Class X-H	Class H

(6)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in this prospectus. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(7)	The pass-through rate for the Class C certificates will generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for such class specified in the table above and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(8)	Not offered by this prospectus.

(9)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. A specified portion of the “excess interest” accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates as set forth in “Description of the Certificates—Distributions—Excess Interest”. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(10)	In satisfaction of the risk retention obligations of Citi Real Estate Funding Inc. (“CREFI“) (as “retaining sponsor” for this securitization transaction), CREFI is expected to acquire (or cause one or more other retaining parties to acquire) from the depositor, on the closing date for this transaction, portions of an “eligible vertical interest” in the form of a “single vertical security” with an initial principal balance of approximately $55,532,994 (the “Combined VRR Interest“), representing at least 5.0% of all of the “ABS interests” (i.e. of the sum of the aggregate initial certificate balance of all of the certificates (other than the Class R certificates) and the initial principal balance of the Uncertificated VRR Interest) issued by the issuing entity on the closing date for this transaction. The Combined VRR Interest will consist of the “Uncertificated VRR Interest” and the “Class VRR certificates” (each, as defined under “Credit Risk Retention”). The Combined VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to this securitization transaction. “Eligible vertical interest,” “single vertical security” and “ABS interests” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention”. The Combined VRR Interest is not offered hereby.

(11)	Although the approximate initial credit support percentages shown in the table above with respect to the non-vertically retained principal balance certificates do not take into account the Combined VRR Interest, losses incurred on the mortgage loans will be allocated between the Combined VRR Interest, on the one hand, and the non-vertically retained principal balance certificates, on the other hand, pro rata in accordance with the principal balance of the Combined VRR Interest and the aggregate outstanding certificate balance of the non-vertically retained principal balance certificates. See “Credit Risk Retention” and “Description of the Certificates”. The Class VRR certificates and the non-vertically retained principal balance certificates are collectively referred to in this prospectus as the “principal balance certificates“.

(12)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the Combined VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

The Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S and Class R certificates and the Combined VRR Interest are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates or concerning the Combined VRR Interest is presented solely to enhance your understanding of the offered certificates.

Table of Contents

Certificate Summary	3
Important Notice Regarding the Offered Certificates	10
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	10
Summary of Terms	19
Risk Factors	65
The Offered Certificates May Not Be a Suitable Investment for You	65
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	65
The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans	65
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	68
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	69
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	69
Payments Allocated to the Combined VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Certificates, and Payments Allocated to the Non-Vertically Retained Certificates Will Not Be Available to Make Payments on the Combined VRR Interest	74
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates	74
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	74
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	74
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates	75
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	75
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market
Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	75
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	76
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	79
The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline	80
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	81
Commercial and Multifamily Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	83
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	84
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	84
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	85
The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	85
Historical Information Regarding the Mortgage Loans May Be Limited	86
Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited	86
Static Pool Data Would Not Be Indicative of the Performance of This Pool	87
Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	87
A Tenant Concentration May Result in Increased Losses	88
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	88

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	88
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	89
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	89
Early Lease Termination Options May Reduce Cash Flow	89
Mortgaged Properties Leased to Startup Companies Have Special Risks	90
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	90
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	90
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	90
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	91
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	92
The Types of Properties That Secure the Mortgage Loans Present Special Risks	98
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	117
Changes in Pool Composition Will Change the Nature of Your Investment	120
Tenancies-in-Common May Hinder Recovery	120
Risks Relating to Enforceability of Cross-Collateralization Arrangements	120
Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates	121
The Performance of a Mortgage Loan and Its Related Mortgaged Property
Depends in Part on Who Controls the Borrower and Mortgaged Property	121
Risks of Anticipated Repayment Date Loans	121
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates	122
Various Other Laws Could Affect the Exercise of Lender’s Rights	122
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	122
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	124
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	126
Appraisals May Not Reflect Current or Future Market Value of Each Property	126
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	127
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	128
Increases in Real Estate Taxes and Assessments May Reduce Available Funds	128
Risks Relating to Tax Credits	128
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	129
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	129
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	130
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property	130
Leased Fee Properties Have Special Risks	132
Risks Related to Zoning Non-Compliance and Use Restrictions	132
Risks Relating to Inspections of Properties	133
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure

or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	133
Risks Relating to the BX Industrial Portfolio Mortgage Loan	133
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	135
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	136
Terrorism Insurance May Not Be Available for All Mortgaged Properties	137
Risks Associated with Blanket Insurance Policies or Self-Insurance	138
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	139
The Borrower’s Form of Entity May Cause Special Risks	139
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	142
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	143
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	144
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	144
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	145
Risks Relating to Shari’ah Compliant Loans	145
Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	145
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	147
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	149
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	151
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	151
Potential Conflicts of Interest of the Operating Advisor	152
Potential Conflicts of Interest of the Asset Representations Reviewer	152
Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder	153
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	154
Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Loan Combination	155
Other Potential Conflicts of Interest May Affect Your Investment	155
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	156
Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment	157
Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	157
Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment	158
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	159
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	159
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	160
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	160
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	161
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	162
The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	162

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	162
State, Local and Other Tax Considerations	164
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates	164
Sale-Leaseback Transactions Have Special Risks	165
Description of the Mortgage Pool	167
General	167
Certain Calculations and Definitions	170
Statistical Characteristics of the Mortgage Loans	179
Delinquency Information	193
COVID-19 Considerations	194
Environmental Considerations	196
Litigation and Other Legal Considerations	201
Redevelopment, Expansion and Renovation	202
Default History, Bankruptcy Issues and Other Proceedings	203
Tenant Issues	204
Insurance Considerations	218
Zoning and Use Restrictions	219
Non-Recourse Carveout Limitations	220
Real Estate and Other Tax Considerations	222
Certain Terms of the Mortgage Loans	223
Additional Indebtedness	239
The Loan Combinations	244
Additional Mortgage Loan Information	307
Transaction Parties	308
The Sponsors and the Mortgage Loan Sellers	308
Compensation of the Sponsors	340
The Depositor	341
The Issuing Entity	341
The Trustee	342
The Certificate Administrator	343
Servicers	345
The Operating Advisor and the Asset Representations Reviewer	354
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	356
Credit Risk Retention	359
General	359
Qualifying CRE Loans; Required Credit Risk Retention Percentage	360
The VRR Interest	361
Hedging, Transfer and Financing Restrictions	365
Risk Retention Consultation Parties	365
Limitation on Liability of the Risk Retention Consultation Parties	366
Description of the Certificates	367
General	367
Distributions	369
Allocation of Yield Maintenance Charges and Prepayment Premiums	381
Assumed Final Distribution Date; Rated Final Distribution Date	383
Prepayment Interest Shortfalls	383
Subordination; Allocation of Realized Losses	384
Reports to Certificateholders; Certain Available Information	386
Voting Rights	396
Delivery, Form, Transfer and Denomination	396
Certificateholder Communication	399
The Mortgage Loan Purchase Agreements	401
Sale of Mortgage Loans; Mortgage File Delivery	401
Representations and Warranties	406
Cures, Repurchases and Substitutions	406
Dispute Resolution Provisions	410
Asset Review Obligations	410
The Pooling and Servicing Agreement	411
General	411
Certain Considerations Regarding the Outside Serviced Loan Combinations	414
Assignment of the Mortgage Loans	415
Servicing of the Mortgage Loans	416
Subservicing	422
Advances	422
Accounts	426
Withdrawals from the Collection Account	428
Application of Loss of Value Payments	430
Servicing and Other Compensation and Payment of Expenses	431
Application of Penalty Charges and Modification Fees	446
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	447
Appraisal Reduction Amounts	449
Inspections	454
Evidence as to Compliance	454
Limitation on Liability; Indemnification	455
Servicer Termination Events	459
Rights Upon Servicer Termination Event	460
Waivers of Servicer Termination Events	462
Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event	462
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	464
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	465
Amendment	467
Realization Upon Mortgage Loans	469
Directing Holder	475
Consulting Parties	482

Operating Advisor	483
Asset Status Reports	490
The Asset Representations Reviewer	491
Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	498
Dispute Resolution Provisions	499
Rating Agency Confirmations	502
Termination; Retirement of Certificates	504
Optional Termination; Optional Mortgage Loan Purchase	504
Servicing of the Outside Serviced Mortgage Loans	505
Use of Proceeds	511
Yield, Prepayment and Maturity Considerations	511
Yield	511
Yield on the Class X-A Certificates	514
Weighted Average Life of the Offered Certificates	514
Price/Yield Tables	520
Material Federal Income Tax Consequences	524
General	524
Qualification as a REMIC	525
Status of Offered Certificates	526
Taxation of the Regular Interests	527
Taxes That May Be Imposed on a REMIC	532
Bipartisan Budget Act of 2015	533
Taxation of Certain Foreign Investors	533
FATCA	534
Backup Withholding	534
Information Reporting	534
3.8% Medicare Tax on “Net Investment Income”	535
Reporting Requirements	535
Tax Return Disclosure and Investor List Requirements	535
Certain State, Local and Other Tax Considerations	536
ERISA Considerations	536
General	536
Plan Asset Regulations	537
Prohibited Transaction Exemptions	538
Underwriter Exemption	539
Exempt Plans	542
Insurance Company General Accounts	542
Ineligible Purchasers	542
Further Warnings	542
Consultation with Counsel	543
Tax Exempt Investors	543
Legal Investment	543
Certain Legal Aspects of the Mortgage Loans	544
General	545
Types of Mortgage Instruments	545
Installment Contracts	546
Leases and Rents	547
Personalty	547
Foreclosure	547
Bankruptcy Issues	552
Environmental Considerations	559
Due-On-Sale and Due-On-Encumbrance Provisions	562
Junior Liens; Rights of Holders of Senior Liens	562
Subordinate Financing	562
Default Interest and Limitations on Prepayments	563
Applicability of Usury Laws	563
Americans with Disabilities Act	563
Servicemembers Civil Relief Act	564
Anti-Money Laundering, Economic Sanctions and Bribery	564
Potential Forfeiture of Assets	565
Ratings	565
Plan of Distribution (Underwriter Conflicts of Interest)	567
Incorporation of Certain Information by Reference	569
Where You Can Find More Information	569
Financial Information	570
Legal Matters	570
Index of Certain Defined Terms	571

ANNEX A – Certain CHARACTERISTICS OF THE MORTGAGE LOANS and Mortgaged Properties	A-1
ANNEX B – significant loan
summaries	B-1
ANNEX C – MORTGAGE POOL INFORMATION	C-1
ANNEX D – FORM OF DISTRIBUTION
DATE STATEMENT	D-1
ANNEX E-1A – SPONSOR REPRESENTATIONS AND WARRANTIES (CREFI AND GACC)	E-1A-1
Annex E-1B – Exceptions to Sponsor Representations and Warranties (CREFI and GACC)	E-1B-1
ANNEX E-2A – SPONSOR REPRESENTATIONS AND WARRANTIES (GSMC)	E-2A-1
Annex E-2B – Exceptions to Sponsor Representations and Warranties (GSMC)	E-2B-1
ANNEX E-3A – SPONSOR REPRESENTATIONS AND WARRANTIES (JPmCB)	E-3A-1
Annex E-3B – Exceptions to Sponsor Representations and Warranties (JpmCB)	E-3B-1
ANNEX F – CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE	F-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE OFFERED CERTIFICATES. THIS PROSPECTUS WILL FORM A PART OF THAT REGISTRATION STATEMENT, BUT THE REGISTRATION STATEMENT INCLUDES ADDITIONAL INFORMATION. SEE “WHERE YOU CAN FIND MORE INFORMATION” IN THIS PROSPECTUS.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE OFFERED CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE OFFERED CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

■	This prospectus begins with two introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary“, which sets forth important statistical information relating to the offered certificates; and

●	the “Summary of Terms“, which gives a brief introduction to the key features of the offered certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors“ describes the material risks that apply to the offered certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms”.

■	In this prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

●	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.

●	unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

THE UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA“)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME“ AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME“ FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER“), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED UNDER THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS“); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE

FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER“)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS“).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA AND THE UNITED KINGDOM

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “PROSPECTUS REGULATION“).

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA“) OR IN THE UNITED KINGDOM. FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II“); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97/EU, AS AMENDED (THE “INSURANCE DISTRIBUTION DIRECTIVE”), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION (“QUALIFIED INVESTOR”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION“) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA OR IN THE UNITED KINGDOM HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA OR IN THE UNITED KINGDOM MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OR THE UNITED KINGDOM WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OR THE UNITED KINGDOM OF OFFERED CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OR THE UNITED KINGDOM OTHER THAN TO QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES

UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE“). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA AND THE UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EEA OR IN THE UNITED KINGDOM. FOR THE PURPOSES OF THIS PROVISION:

●	THE EXPRESSION “RETAIL INVESTOR“ MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF MIFID II;

(B) A CUSTOMER WITHIN THE MEANING OF THE INSURANCE DISTRIBUTION DIRECTIVE, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION; AND

●	THE EXPRESSION “OFFER“ INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

APPLICABILITY OF EUROPEAN UNION LAW IN THE UNITED KINGDOM

THE UNITED KINGDOM WITHDREW FROM AND CEASED TO BE A MEMBER STATE OF THE EUROPEAN UNION AT 11:00 P.M. GMT ON JANUARY 31, 2020. THE WITHDRAWAL AGREEMENT ENTERED INTO BETWEEN THE UNITED KINGDOM AND THE EUROPEAN UNION PROVIDES FOR A TRANSITION PERIOD, COMMENCING ON JANUARY 31, 2020 AND ENDING AT 11:00 P.M. GMT ON DECEMBER 31, 2020 (SUCH PERIOD, THE “TRANSITION PERIOD“), EXCEPT AS OTHERWISE PROVIDED IN THE WITHDRAWAL AGREEMENT, EUROPEAN UNION LAW IS APPLICABLE TO AND IN THE UNITED KINGDOM DURING THE TRANSITION PERIOD.

EUROPEAN RISK RETENTION REQUIREMENTS

NONE OF THE DEPOSITOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS, THE ISSUING ENTITY OR THEIR RESPECTIVE AFFILIATES WILL RETAIN A MATERIAL NET ECONOMIC INTEREST IN THIS SECURITIZATION TRANSACTION IN A MANNER PRESCRIBED BY ARTICLE 6 OF EUROPEAN UNION REGULATION 2017/2402 (“SECURITIZATION REGULATION“) OR IN ACCORDANCE WITH ANY EUROPEAN RISK RETENTION AND DUE DILIGENCE REQUIREMENTS, PROVIDE INFORMATION ALLOWING A PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER TO COMPLY WITH ANY DUE DILIGENCE OBLIGATIONS UNDER THE EUROPEAN RISK RETENTION AND DUE DILIGENCE REQUIREMENTS (AS DEFINED HEREIN), OR TAKE ANY OTHER ACTION WHICH MAY BE REQUIRED BY PROSPECTIVE INVESTORS OR CERTIFICATEHOLDERS FOR THE PURPOSES OF THEIR COMPLIANCE WITH ANY EUROPEAN RISK RETENTION AND DUE DILIGENCE REQUIREMENTS. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY EUROPEAN RISK RETENTION AND DUE DILIGENCE REQUIREMENTS (OR ANY EQUIVALENT OR SIMILAR REQUIREMENTS). FOR ADDITIONAL INFORMATION REGARDING THE EUROPEAN RISK RETENTION AND DUE DILIGENCE REQUIREMENTS, SEE “RISK FACTORS—LEGAL AND REGULATORY PROVISIONS AFFECTING INVESTORS COULD ADVERSELY AFFECT THE LIQUIDITY AND OTHER ASPECTS OF THE OFFERED CERTIFICATES” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC“) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS“ WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO“) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT“ AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS“ AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS“ AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS“) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA“). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO

THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR“)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE“) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL“). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA“), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL“), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA“) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE“). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT“), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105“), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

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Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	Benchmark 2020-B19 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2020-B19.

Relevant Parties

Depositor	Citigroup Commercial Mortgage Securities Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-5343. See “Transaction Parties—The Depositor”.

Issuing	Entity Benchmark 2020-B19 Mortgage Trust, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of September 1, 2020, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:

●	Citi Real Estate Funding Inc., a New York corporation (13 mortgage loans (14.2%));

●	Goldman Sachs Mortgage Company, a New York limited partnership (9 mortgage loans (25.7%));

●	German American Capital Corporation, a Maryland corporation (10 mortgage loans (30.2%));

●	JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America (5 mortgage loans (13.5%));

●	Citi Real Estate Funding Inc. and German American Capital Corporation (1 mortgage loan (7.2%));

●	German American Capital Corporation and JPMorgan Chase Bank (1 mortgage loan (5.2%)); and

●	German American Capital Corporation and Goldman Sachs Mortgage Company (1 mortgage loan (4.1%)).

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Originators	The sponsors originated (or co-originated) the mortgage loans or acquired (or, on or prior to the closing date, will acquire) the mortgage loans, directly or indirectly, from the originators as set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.(1)	Citi Real Estate Funding Inc.	13	$157,347,126	14.2%
Goldman Sachs Bank USA	Goldman Sachs Mortgage Company(2)	9	285,091,228	25.7
Deutsche Bank AG, New York Branch/DBR Investments Co. Limited	German American Capital Corporation(3)	10	335,721,524	30.2
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	5	149,750,000	13.5
Citi Real Estate Funding Inc./Deutsche Bank AG, New York Branch	Citi Real Estate Funding Inc./German American Capital Corporation(3)(4)	1	80,000,000	7.2
DBR Investments Co. Limited/JPMorgan Chase Bank, National Association	German American Capital Corporation(3)/JPMorgan Chase Bank, National Association(5)	1	57,750,000	5.2
Goldman Sachs Bank USA/DBR Investments Co. Limited	Goldman Sachs Mortgage Company(2)/ German American Capital Corporation(3)(6)	1	45,000,000	4.1
	Total	40	$1,110,659,878	100.0%

(1)	The 420 Taylor Street mortgage loan (1.9%), for which Citi Real Estate Funding Inc. (“CREFI”) is a mortgage loan seller, is part of a loan combination that was co-originated by CREFI and JPMorgan Chase Bank, National Association (“JPMCB”).

(2)	Goldman Sachs Mortgage Company (“GSMC”) has acquired or will acquire the mortgage loans or portions thereof that were originated or co-originated by Goldman Sachs Bank USA on or prior to the closing date.

(3)	German American Capital Corporation (“GACC”) has acquired or will acquire the mortgage loans or portions thereof that were originated, co-originated or acquired by its affiliates, Deutsche Bank AG, New York Branch and DBR Investments Co. Limited, on or prior to the closing date.

(4)	The MGM Grand & Mandalay Bay mortgage loan (7.2%) is part of a loan combination as to which separate notes are being sold by CREFI and GACC. The MGM Grand & Mandalay Bay loan combination was co-originated by CREFI, Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Société Générale Financial Corporation, and the MGM Grand & Mandalay Bay mortgage loan is evidenced by two (2) promissory notes: (i) note A-13-2 with an outstanding principal balance of $53,333,333 as of the cut-off date, as to which CREFI is acting as mortgage loan seller; and (ii) note A-15-3, with an outstanding principal balance of $26,666,667 as of the cut-off date, as to which GACC is acting as mortgage loan seller.

(5)	The Moffett Place - Building 6 mortgage loan (5.2%) is part of a loan combination as to which separate notes are being sold by GACC and JPMCB. The Moffett Place - Building 6 loan combination was co-originated by DBR Investments Co. Limited and JPMorgan Chase Bank, National Association, and the Moffett Place - Building 6 mortgage loan is evidenced by two (2) promissory notes: (i) note A-1-C5, with an outstanding principal balance of $31,230,000 as of the cut-off date, as to which GACC is acting as mortgage loan seller; and (ii) note A-2-C, with an outstanding principal balance of $26,520,000 as of the cut-off date, as to which JPMCB is acting as mortgage loan seller.

(6)	The 1633 Broadway mortgage loan (4.1%) is part of a loan combination as to which separate notes are being sold by GSMC and GACC. The 1633 Broadway loan combination was co-originated by DBR Investments Co. Limited, Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA, and the 1633 Broadway mortgage loan is evidenced by two (2) promissory notes: (i) note A-1-C-4-A, with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which GSMC is acting as mortgage loan seller; and (ii) note A-2-C-4-B, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which GACC is acting as mortgage loan seller.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Master Servicer                                       Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are or become part of outside serviced loan combinations and that are currently, or become in the future, serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below). The principal master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

See “—The Mortgage Pool—The Loan Combinations” below for a discussion of the mortgage loans included in the issuing entity that are part of a loan combination and have one or more related companion loans held outside the issuing entity.

The mortgage loans transferred to the issuing entity, any related companion loans and any related loan combinations that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced loan combinations,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related loan combinations that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced loan combinations,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.

See the chart entitled “Loan Combination Summary” under “The Mortgage Pool—The Loan Combinations” below in this summary and the chart entitled “Servicing of the Loan Combinations” under “The Pooling and Servicing Agreement—General” below for a listing of the serviced loan combinations and outside serviced loan combinations.

The servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Special Servicer                                       Rialto Capital Advisors, LLC, a Delaware limited liability company, will be the initial special servicer with respect to the serviced mortgage loans (other than any excluded special servicer mortgage loan) and any related serviced companion loans pursuant to the pooling and servicing agreement. The principal special servicing offices of the special servicer are located at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131. See “Transaction Parties—Servicers—The Special Servicer”.

The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and certain other matters identified as “special servicer decisions” relating to such serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction.

See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The applicable directing holder will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such separate special servicer, an “excluded mortgage loan special servicer”). Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If there is no applicable directing holder entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan (or if there is a directing holder so entitled but it has not appointed a replacement special servicer within 30 days), an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.

Rialto Capital Advisors, LLC is expected to be appointed as the initial special servicer by RREF IV Debt AIV, LP, or its affiliate, which is expected to purchase the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates, and will receive the Class S certificates. On the closing date, RREF IV Debt AIV, LP is expected to become the initial controlling class representative and the initial directing holder with respect to all of the serviced mortgage loans as to which the controlling class representative is entitled to act as directing holder. See “—Directing Holder” and “—Controlling Class Representative” below and “The Pooling and Servicing Agreement—Directing Holder”.

The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under (and subject to certain conditions described under) “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event.”

A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced loan combination.

The special servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Benchmark 2020-B19. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” and “The Pooling and Servicing Agreement”.

The trustee(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Certificate Administrator	Citibank, N.A., a national banking association organized under the laws of the United States, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – Benchmark 2020-B19 and for certificate transfer purposes are located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window. See “Transaction Parties—The Certificate Administrator” and “The Pooling and Servicing Agreement”.

The custodian(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will, in general and under certain circumstances described in this prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●	after the occurrence and during the continuance of a control termination event, reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●	reviewing reports provided by the special servicer to the extent set forth in the pooling and servicing agreement;

●	reviewing for accuracy certain calculations made by the special servicer;

●	after the occurrence and during the continuance of a control termination event (and under the circumstances described in this prospectus), issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the pooling and servicing agreement and identifying any material deviations therefrom;

●	after the occurrence and during the continuance of a consultation termination event, recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders and the Uncertificated VRR Interest owner (as a collective whole); and

●	after the occurrence and during the continuance of a control termination event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property.

See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Asset Representations Reviewer	Pentalpha Surveillance LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the holders of certificates evidencing the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians	The following mortgage loans will or are expected to constitute the “outside serviced mortgage loans” (and the related loan combinations will or are expected to constitute the “outside serviced loan combinations”), and such mortgage loans and loan combinations will be serviced and administered pursuant to the servicing agreement governing the securitization of the related controlling companion loan by the parties thereto, as identified in the table below:

Outside Serviced Mortgage Loans Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(1) (Date Thereof)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(2)
BX Industrial Portfolio	GACC	Benchmark 2020-IG3 PSA (5/1/2020)	7.7%	Midland Loan Services, a Division of PNC Bank, National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	PCSD BX Industrial Mezz Private Limited(3)
MGM Grand & Mandalay Bay	CREFI, GACC	BX 2020-VIVA TSA (5/5/2020)	7.2%	KeyBank National Association	Situs Holdings, LLC	Wilmington Trust, National Association	Citibank, N.A.	N/A	CF LV SASB Holdings LLC(4)
Agellan Portfolio	JPMCB	Benchmark 2020-B18 (7/1/2020)	5.4%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	(5)
Moffett Place - Building 6	GACC, JPMCB	MOFT 2020-B6 TSA (8/6/20)	5.2%	KeyBank National Association	KeyBank National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	PIMCO DISCO Fund III LP(6)
Moffett Towers Buildings A, B & C	GSMC	MOFT 2020-ABC TSA (2/26/20)	4.8%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	N/A	Angelo, Gordon & Co., L.P.(7)
1633 Broadway	GSMC, GACC	BWAY 2019-1633 TSA (12/20/2019)	4.1%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Prime Capital Advisors LLC(8)
675 Creekside Way	GACC	JPMDB 2020-COR7 PSA (6/1/20)	2.3%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	LoanCore Capital Markets LLC
420 Taylor Street	CREFI	Benchmark 2020-B18 PSA (7/1/2020)	1.9%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate Capital, L.P.
The Shoppes at Blackstone Valley	GSMC	COMM 2019-GC44 PSA (12/1/2019)	1.7%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III-D AIV RR, LLC
Brass Professional Center	GSMC	Benchmark 2020-B18 PSA (7/31/2020)	1.1%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate Capital, L.P.
280 North Bernardo	GACC	Benchmark 2020-B18 PSA (7/1/2020)	1.0%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Eightfold Real Estate, L.P.
711 Fifth Avenue	GSMC	GSMS 2020-GC47 PSA (5/1/20)	0.9%	Wells Fargo Bank, National Association	KeyBank National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	LD II Holdco X, LLC

(1)	“PSA” means pooling and servicing agreement and “TSA” means trust and servicing agreement.

(2)	The entity named under the indicated PSA or TSA under the heading “Outside Servicing Agreement” as the initial controlling class representative (or an equivalent term). However, the initial outside controlling class representative may instead be an affiliate of the entity listed. See “—Directing Holder” below.

(3)	The BX Industrial Portfolio loan combination is an AB loan combination, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to one or more senior subordinate notes and, following certain additional trigger events, to a more senior note (that is pari passu with the BX Industrial Portfolio mortgage loan) in the subject loan combination, which more senior subordinate or pari passu notes, as the case may be, will thereafter be the controlling note. See “Description of the Mortgage Pool—The Loan Combinations—The BX Industrial Portfolio Pari Passu-AB Loan Combination”.

(4)	The MGM Grand & Mandalay Bay loan combination is an AB loan combination, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior subordinate note and, following certain additional trigger events, to a more senior note (that is pari passu with the MGM Grand & Mandalay Bay mortgage loan) in the subject loan combination, which more senior subordinate or pari passu note, as the case may be, will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related loan combination will be the party designated under the servicing agreement or trust agreement, as applicable, for such securitization trust. See “Description of the Mortgage Pool—The Loan Combinations—The MGM Grand & Mandalay Bay Pari Passu-AB Loan Combination”. As of the closing date of the BX 2020-VIVA transaction, CF LV SASB Holdings was the entity expected to act as the initial directing party.

(5)	The initial outside controlling class representative for the Agellan Portfolio loan combination is expected to be FIAM LLC, acting in its capacity as investment manager for one or more of its clients, or one of its affiliates, which is expected to be the Agellan Portfolio controlling class certificateholder (or its representative). For so long as no Agellan Portfolio control appraisal period is continuing, the outside controlling class representative for the Agellan Portfolio loan combination will be the Agellan Portfolio controlling class certificateholder (or its representative) selected by a majority of the Agellan Portfolio controlling class certificateholders. During the continuance of an Agellan Portfolio control appraisal period, the outside controlling class representative for the Agellan Portfolio loan combination will be the trust directing holder under the Benchmark 2020-B18 pooling and servicing agreement. See “Description of the Mortgage Pool—The Loan Combinations—The Agellan Portfolio Pari Passu-AB Loan Combination”.

(6)	The Moffett Place - Building 6 loan combination is an AB loan combination, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will shift to the note A-1-C5, which note is being included in the trust, and the directing party for the related loan combination will be the party designated under the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—The Loan Combinations—The Moffett Place - Building 6 Pari Passu-AB Loan Combination”.

(7)	The Moffett Towers Buildings A, B & C loan combination is an AB loan combination, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject loan combination, which more senior note will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related loan combination will be the party designated under the servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Loan Combinations—The Moffett Towers Buildings A, B & C Pari Passu-AB Loan Combination”.

(8)	The 1633 Broadway loan combination is an AB loan combination, and the initial controlling notes are Note B-1, Note B-2, Note B-3 and Note B-4, which were contributed to the BWAY 2019-1633 securitization transaction. During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction, Note A-1-C-1 will be the controlling note and the holder thereof (or the directing certificateholder (or equivalent) of a securitization of Note A-1-C-1) will be the directing party. See “Description of the Mortgage Pool—The Loan Combinations—The 1633 Broadway Pari Passu-AB Loan Combination”.

Each outside servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside servicer”; each outside special servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside special servicer”; each outside trustee identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside trustee”; each outside operating advisor identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside operating advisor”; and each outside custodian identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside custodian”. With respect to each outside serviced loan combination, the related outside servicer will have primary servicing responsibilities with respect to the entire loan combination, the related outside special servicer will serve as special servicer of the entire loan combination, the related outside trustee generally serves as mortgagee of record with respect to the entire loan combination, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related loan combination (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).

There are no serviced AB loan combinations or servicing shift loan combinations related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of loan combination(s) or any related terms should be disregarded.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced loan combination.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans.”

Directing Holder	The “directing holder” with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be:

●	except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced loan combination as to which the controlling note is held or, in the case of the 333 South Wabash loan combination, deemed held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled loan combination”), and (iii) during any period that a control termination event has occurred and is continuing, the controlling class representative; and

●	with respect to any serviced outside controlled loan combination (which may include a servicing shift loan combination or other serviced loan combination with a controlling companion loan held or, in the case of the 333 South Wabash loan combination, deemed held outside the issuing entity), if and for so long as such holder or its representative is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative, the holder of the related controlling note or its representative (during any such period, the “outside controlling note holder”);

provided, that with respect to any serviced loan combination, the rights of the directing holder will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

For the avoidance of doubt: (A) the controlling class representative will not be the directing holder if and for so long as (1) a control termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, and/or (3) the related serviced loan combination is a serviced outside controlled loan combination; (B) there will be no directing holder with respect to an excluded mortgage loan; and (C) with respect to any serviced outside controlled loan combination, the outside controlling noteholder or its representative will be the directing holder only if and for so long as such holder or its representative is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative.

Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced loan combination, if none of the controlling class representative or an outside controlling note holder is a directing holder in accordance with the foregoing definition, then there will be no directing holder for that serviced mortgage loan or serviced loan combination.

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower or mortgagor under that mortgage loan or loan combination or a manager of a related mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or loan combination, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

With respect to the serviced mortgage loans and serviced loan combinations, in general:

●	the applicable directing holder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, loan combinations; and

●	the applicable directing holder will have the right to remove and replace the special servicer, with or without cause, with respect to such mortgage loans;

If, with respect to any serviced outside controlled loan combination, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization and/or the related co-lender agreement may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described under “—Controlling Class Representative” below with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled loan combination is not included in a separate securitization trust, the related outside controlling note holder or its representative may not lose such rights under the related co-lender agreement.

Any serviced loan combination with a subordinate companion loan that (i) is held outside the Issuing Entity and (ii) constitutes the controlling note, will initially be a serviced outside controlled loan combination. However, during such time as the holder(s) of the applicable subordinate companion loan(s) are no longer permitted to exercise control or consultation rights under the related co-lender agreement, in the event control shifts to the note included in this securitization transaction, then the controlling class representative (as directing holder) will generally (subject to the terms of such co-lender agreement) have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other serviced mortgage loans in the mortgage pool that are not part of a loan combination.

With respect to the outside serviced mortgage loans, the entity (if any) identified in the table above titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” as the “initial controlling class representative” (referred to herein as an “outside controlling class representative”) with respect to the indicated outside servicing agreement, or such other directing holder as is contemplated under the co-lender agreement, for the related outside serviced loan combination, will have certain consent and consultation rights and special servicer replacement rights with respect to such outside serviced loan combination, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Each directing holder may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as directing holder under the pooling and servicing agreement and/or any related co-lender agreement.

The directing holder, any outside controlling class representative or any of their respective representatives may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or loan combination(s) that could adversely affect the holders of some or all of the classes of offered certificates, and may, subject to any applicable restrictions, remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or loan combination(s) with or without cause. The directing holder or any outside controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”.

Controlling Class

Representative	The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of certificates by certificate balance. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.

In general, the “controlling class” is, as of any time of determination, the most subordinate class of control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then Class G will be the “controlling class”; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of non-vertically retained principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of any cumulative appraisal reduction amounts), then the “controlling class” will be the most subordinate class of control eligible certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any cumulative appraisal reduction amounts). The controlling class as of the closing date will be Class H. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

The “control eligible certificates” will be the Class G and Class H certificates.

After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.

A “control termination event” will either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the certificate balance of each class of non-vertically retained principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts). With respect to excluded mortgage loans, a control termination event will be deemed to exist.

A “consultation termination event” will either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General’ in this prospectus; provided, however, that a consultation termination event will in no event exist at any time that the certificate balance of each class of non-vertically retained principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts). With respect to excluded mortgage loans, a consultation termination event will be deemed to exist.

RREF IV Debt AIV, LP, a Delaware limited partnership, or its affiliate, is expected, on the closing date, (i) to purchase the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates and will receive the Class S certificates, and (ii) to appoint itself or an affiliate as the initial controlling class representative.

Risk Retention

Consultation Parties                             The “risk retention consultation parties”, with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be: (i) the party selected by Citi Real Estate Funding Inc., (ii) the party selected by Goldman Sachs Bank USA, and (iii) the party selected by Deutsche Bank AG, New York Branch. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in this prospectus. Notwithstanding the foregoing, none of the risk retention consultation parties will have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party. Citi Real Estate Funding Inc., Goldman Sachs Mortgage Company, and Deutsche Bank AG, New York Branch are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or loan combination with respect to which such risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a borrower party.

Consulting Parties                                As used in this prospectus, a “consulting party”, with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be, each of:

(i)	except with respect to a serviced outside controlled loan combination, solely (a) after the occurrence and during the continuance of a control termination event, but prior to the occurrence and continuance of a consultation termination event, and (b) for so long as the related mortgage loan is not an excluded mortgage loan, the controlling class representative;

(ii)	with respect to any serviced outside controlled loan combination (which may include a servicing shift loan combination or a serviced loan combination with a controlling subordinate companion loan held outside the issuing entity), (a) if and for so long as the holder of the mortgage loan included in this securitization transaction is entitled under the related co-lender agreement to exercise consultation rights with respect to such loan combination, (b) solely prior to the occurrence and continuance of a consultation termination event, and (c) for so long as the related mortgage loan is not an excluded mortgage loan, the controlling class representative;

(iii)	with respect to any serviced loan combination that includes a pari passu companion loan, the holder of such pari passu companion loan if and to the extent such holder (a) is not the directing holder, and (b) is entitled to exercise consultation rights under the related co-lender agreement;

(iv)	solely after the occurrence and during the continuance of a control termination event, the operating advisor; and

(v)	except with respect to any excluded RRCP mortgage loan, (a) for so long as no consultation termination event is continuing, with respect to any specially serviced loan, and (b) during the continuance of a consultation termination event, with respect to any mortgage loan, each risk retention consultation party;

provided, that with respect to any serviced loan combination, the rights of any consulting party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

For the avoidance of doubt, (A) the controlling class representative will not be a consulting party if and for so long as (1) a consultation termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, and/or (3) with respect to any serviced outside controlled loan combination, it is not entitled under the related co-lender agreement to exercise consultation rights with respect to such loan combination, (B) the operating advisor will not be a consulting party if and for so long as no control termination event has occurred and is continuing, (C) none of the risk retention consultation parties will be a consulting party with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party, or with respect to any mortgage loans other than as described in the immediately preceding clause (v), and (D) the consultation rights of the holder of a pari passu companion loan with respect to any related serviced loan combination will be subject to the terms of the related co-lender agreement.

Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced loan combination, if none of the controlling class representative, the operating advisor, a risk retention consultation party, or a holder of a pari passu companion loan is a consulting party in accordance with the foregoing definition, then there will be no consulting party for that serviced mortgage loan or serviced loan combination.

Each consulting party may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as consulting party under the pooling and servicing agreement and/or any related co-lender agreement.

Significant Affiliations

and Relationships                                 Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:

●	serve in multiple capacities with respect to this securitization transaction;

●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, a directing holder, a consulting party, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;

●	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced loan combination; or

●	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced loan combination.

In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider;

●	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);

●	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);

●	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or

●	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or loan combination(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Loan Combinations and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, its due date in September 2020 (or, in the case of any mortgage loan that has its first due date subsequent to September 2020, the date that would have been its due date in September 2020 under the terms thereof if a monthly payment were scheduled to be due in that month).

Closing Date	On or about September 30, 2020.

Distribution Date	The 4th business day following the related determination date of each month, beginning in October 2020.

Determination Date	The 11th day of each calendar month or, if the 11th day is not a business day, then the business day following such 11th day, beginning in October 2020.

Record Date With	respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).

Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in October 2020, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.

Assumed Final Distribution Date	Class A-1	March 2025
	Class A-2	September 2025
	Class A-3	March 2027
	Class A-4	July 2029
	Class A-5	August 2030
	Class A-AB	June 2030
	Class X-A	September 2030
	Class A-S	September 2030
	Class B	September 2030
	Class C	September 2030

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in September 2053.

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates and the Uncertificated VRR Interest, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

The foregoing illustration does not take into account sales or other transfers of the Combined VRR Interest or any of the non-vertically retained certificates other than the offered certificates.

The Certificates

The Offered Certificates

A. General                                               We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2020-B19:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-5

●	Class A-AB

●	Class X-A

●	Class A-S

●	Class B

●	Class C

Upon initial issuance, the Series 2020-B19 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: the Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S and Class R certificates and the Class VRR certificates. In addition, the Uncertificated VRR Interest is not being offered by this prospectus.

The offered certificates, together with the Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R and Class VRR certificates are collectively referred to in this prospectus as the “certificates”. The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are collectively referred to in this prospectus as the “Class X certificates”. The certificates, exclusive of the Class VRR certificates, are collectively referred to in this prospectus as the “non-vertically retained certificates”. The non-vertically retained certificates (exclusive of the Class X and Class R certificates) are collectively referred to in this prospectus as the “non-vertically retained principal balance certificates”. The non-vertically retained principal balance certificates and the Class VRR certificates are collectively referred to in this prospectus as the “principal balance certificates”. The non-vertically retained certificates (exclusive of the Class R and Class S certificates) are collectively referred to in this prospectus as the “non-vertically retained regular certificates”.

B. Certificate Balances or

     Notional Amounts                               Upon initial issuance, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of the Class X-A certificates) set forth in the table under "Certificate Summary" in this prospectus, subject to a variance of plus or minus 5%.

The certificate balance of any class of principal balance certificates outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

C. Pass-Through Rates                            Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.

The pass-through rates with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S and Class B certificates will each be fixed at the initial pass-through rate for the applicable class set forth in the table under “Certificate Summary” in this prospectus.

The pass-through rate with respect to the Class C certificates will generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for such class set forth in the table under “Certificate Summary” in this prospectus and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.

The pass-through rate with respect to the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates as in effect from time to time, as described in this prospectus.

For purposes of calculating the pass-through rate on any class of non-vertically retained certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

●	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

●	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates—Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.

See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amount” in this prospectus.

D. Servicing and

     Administration Fees                            The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced loan combinations, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date will generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.00250% to 0.05125% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.

The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced loan combination) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $5,000 for the related month.

In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced loan combination), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and

Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

With respect to each of the outside serviced mortgage loans, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below. In addition, each party to the outside servicing agreement governing the servicing of an outside serviced loan combination will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described under this “—Servicing and Administration Fees” section with respect to serviced mortgage loans and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced loan combination), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced loan combination and (ii) allocable to the related outside serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Servicing of Loan Combination	Outside (Primary) Servicer Fee Rate (per annum)(1)	Outside Special Servicer Fee Rate (per annum)(2)	Outside Workout Fee Rate(2)	Outside Liquidation Fee Rate(2)
BX Industrial Portfolio	Benchmark 2020-IG3 PSA	0.00125%	0.25000%	1.00%	1.00%
MGM Grand & Mandalay Bay	BX 2020-VIVA TSA	0.000625%	0.25000%	0.50%	0.50%
Agellan Portfolio	Benchmark 2020-B18 PSA	0.00125%	0.25000%	1.00%	1.00%
Moffett Place - Building 6	MOFT 2020-B6 TSA	0.02000%	0.25000%	0.50%	0.50%
Moffett Towers Buildings A, B & C	MOFT 2020-ABC TSA	0.00125%	0.12500%	0.25%	0.25%
1633 Broadway	BWAY 2019-1633 TSA	0.00125%	0.12500%	0.37500%	0.37500%
675 Creekside Way	JPMDB 2020-COR7 PSA	0.00125%	0.25000%	1.00%	1.00%
420 Taylor Street	Benchmark 2020-B18 PSA	0.00125%	0.25000%	1.00%	1.00%
The Shoppes at Blackstone Valley	COMM 2019-GC44 PSA	0.00125%	0.25000%	1.00%	1.00%
Brass Professional Center	Benchmark 2020-B18 PSA	0.02125%	0.25000%	1.00%	1.00%
280 North Bernardo	Benchmark 2020-B18 PSA	0.00125%	0.25000%	1.00%	1.00%
711 Fifth Avenue	GSMS 2020-GC47 PSA	0.00250%	0.25000%	1.00%	1.00%

(1)	Includes any applicable sub-servicing fee rate.

(2)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement or the related co-lender agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each successor REO loan and the operating advisor fee rate of 0.00125% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $10,000 or such lesser amount as the related borrower pays with respect to the subject serviced mortgage loan (or serviced loan combination, if applicable).

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00028%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances (and, in some cases, together with interest thereon). Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders and the Uncertificated VRR Interest owner.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders and the Uncertificated VRR Interest owner.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the combined trustee/certificate administrator fee rate of 0.0067% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan, as applicable) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, for purposes of presentation in this prospectus, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate, the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders or the Uncertificated VRR Interest owner of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Servicing of the Outside Serviced Mortgage Loans”, and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Allocation Between Combined VRR

Interest and Non-Vertically

Retained Certificates	The aggregate amount available for distribution to holders of the non-vertically retained certificates and the Combined VRR Interest on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC; and (ii) allocated to amounts available for distribution to the holders of the Combined VRR Interest, on the one hand, and amounts available for distribution to the holders of the non-vertically retained certificates (other than the Class R certificates), on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the Combined VRR Interest will be the product of such aggregate available funds multiplied by the vertically retained percentage; and (b) the non-vertically retained certificates (other than the Class R certificates) will at all times be the product of such aggregate available funds multiplied by the non-vertically retained percentage.

The “vertically retained percentage” is a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the Combined VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of all classes of principal balance certificates and (y) the initial principal balance of the Uncertificated VRR Interest.

The “non-vertically retained percentage” is the difference between 100% and the vertically retained percentage.

The term “percentage allocation entitlement” means: (a) with respect to the Combined VRR Interest, the vertically retained percentage; and (b) with respect to the non-vertically retained certificates, the non-vertically retained percentage.

B. Amount and Order of

Distributions	On each distribution date, funds available for distribution to the holders of the non-vertically retained certificates (exclusive of any portion thereof that represents the related percentage allocation entitlement of (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans, and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“non-vertically retained available funds”) will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: to the extent of non-vertically retained available funds allocable to principal received or advanced on the mortgage loans:

(A)	to principal on the Class A-AB certificates until their certificate balance has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;

(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above;

(F)	to principal on the Class A-5 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above; and

(G)	to principal on the Class A-AB certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (F) above.

However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, non-vertically retained available funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.

Fourth: Class A-S certificates: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Fifth: Class B certificates: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Sixth: Class C certificates: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Seventh: Remaining non-offered certificates (other than the Class VRR and Class S certificates): in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of non-vertically retained regular certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your offered certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes of non-vertically retained principal balance certificates on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

D. Yield Maintenance Charges and

Prepayment Premiums	The non-vertically retained percentage of yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated among the respective classes of the non-vertically retained regular certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.”

For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

E. Subordination, Allocation of

Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally sets forth the manner in which the payment rights of certain classes of non-vertically retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-vertically retained certificates.

On any distribution date, the non-vertically retained available funds will be allocated among the various classes of non-vertically retained regular certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.

On any distribution date, the non-vertically retained percentage of any mortgage loan losses will be allocated among the various classes of non-vertically retained regular certificates in ascending order (beginning with certain non-vertically retained certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	Interest only certificates. No principal payments or realized mortgage loan losses in respect of principal will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in each case, to the extent such losses reduce the certificate balance of a class of corresponding principal balance certificates.

**	Other than the Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class S, Class R and Class VRR certificates.

Principal losses on the mortgage loans allocated to a class of non-vertically retained principal balance certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to any class of Class X certificates, the Class S or Class R certificates, although loan losses will reduce the notional amount of each class of Class X certificates (in each case, to the extent such losses are allocated to a class of corresponding principal balance certificates), and, therefore, the amount of interest they accrue.

Credit enhancement will be provided solely by certain classes of subordinate non-vertically retained principal balance certificates that will be subordinate to certain classes of senior non-vertically retained certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the non-vertically retained certificates and/or the allocation of losses to the non-vertically retained certificates.

F. Shortfalls in Available Funds	The following types of shortfalls in available funds allocated to the non-vertically retained certificates will reduce distributions to the classes of non-vertically retained certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;

●	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer, to the extent not paid by the related sponsor;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, or an outside servicer, outside special servicer or outside trustee, as applicable (to the extent not covered by modification fees, late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to any outside servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, the non-vertically retained percentage of prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the non-vertically retained regular certificates and are required to be further allocated between the classes of such non-vertically retained certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

G. Excess Interest	On each distribution date, any “excess interest” resulting from the marginal increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date, to the extent actually collected and either applied as interest during a collection period or to the extent capitalized and applied as accrued and deferred principal in accordance with the related mortgage loan documents during a collection period, will be allocated to the holders of the Class S certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions on any other class of certificates, to provide credit support to any class(es) of certificates, to offset any interest shortfalls, or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan in the issuing entity (including the outside serviced mortgage loans, and even if the related mortgaged property becomes an REO property), unless it determines that the advance will be non-recoverable from collections on that mortgage loan. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan (and with respect to any mortgage loan that is part of a loan combination, to the extent that such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.

In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan. The special servicer will have no obligation to make any principal or interest advances.

B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced mortgage loans and any serviced companion loans, unless the advance is determined to be non-recoverable from related loan proceeds.

The special servicer will have no obligation to make any property protection advances (although it may, in its sole discretion, elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.

With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced loan combination will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the offered certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from modification fees, default interest or late payments on the subject mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.

With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced loan combination will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced loan combination may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced loan combination and to the extent allocable to the related outside serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be 40 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $1,110,659,878. The mortgage loans are secured by first liens on various types of commercial and multifamily properties, located in 25 states. See “Risk Factors—Commercial and Multifamily

Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.

In this prospectus, unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan or loan combination by name refer to such mortgage loan or loan combination, as the case may be, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

Fee Simple / Leasehold	One hundred seventy-two (172) mortgaged properties (99.7%) are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Three (3) mortgaged properties (0.3%) are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s leasehold interest in the related mortgaged property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.

The Loan Combinations	Seventeen (17) mortgage loans (68.7%) are each part of a split loan structure (referred to as a “loan combination”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu and/or subordinate companion loans (each referred to as a “companion loan”) that are held outside the issuing entity. The subject mortgage loan and its related companion loan(s) comprising any particular loan combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties. A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:

●	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related loan combination would constitute a “pari passu loan combination”.

●	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related loan combination would constitute an “AB loan combination”.

●	If a loan combination includes both a pari passu companion loan and a subordinate companion loan, then such loan combination would constitute a “pari passu-AB loan combination” and the discussions in this prospectus regarding both pari passu loan combinations and AB loan combinations will apply to such loan combination.

The identity of, and certain other information regarding, the loan combinations related to this securitization transaction are set forth in the following table:

Loan Combination Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Servicing of Loan Combination(2)	Type of Loan Combination	Controlling Note Included in Issuing Entity (Y/N)
BX Industrial Portfolio	GACC	$85,000,000	7.7%	$295,682,660	$268,744,955	$649,427,615	Outside Serviced	Pari Passu-AB(3)	N
Coleman Highline	GACC	$85,000,000	7.7%	$70,000,000	N/A	$155,000,000	Serviced	Pari Passu	Y
Amazon Industrial Portfolio	GSMC	$80,000,000	7.2%	$59,100,000	N/A	$139,100,000	Serviced	Pari Passu	Y
MGM Grand & Mandalay Bay	CREFI, GACC	$80,000,000	7.2%	$1,554,200,000	$1,365,800,000	$3,000,000,000	Outside Serviced	Pari Passu-AB	N
Agellan Portfolio	JPMCB	$60,000,000	5.4%	$171,000,000	$172,000,000	$403,000,000	Outside Serviced	Pari Passu-AB	N
Moffett Place - Building 6	GACC, JPMCB	$57,750,000	5.2%	$75,350,000	$66,900,000	$200,000,000	Outside Serviced	Pari Passu-AB	N
Moffett Towers Buildings A, B & C	GSMC	$53,100,000	4.8%	$389,900,000	$327,000,000	$770,000,000	Outside Serviced	Pari Passu-AB	N
333 South Wabash	GSMC	$50,000,000	4.5%	$190,000,000	N/A	$240,000,000	Serviced	Pari Passu	Y(4)
1633 Broadway	GSMC, GACC	$45,000,000	4.1%	$956,000,000	$249,000,000	$1,250,000,000	Outside Serviced	Pari Passu-AB	N
USAA Plano	GSMC	$38,600,000	3.5%	$25,000,000	N/A	$63,600,000	Serviced	Pari Passu	Y
Redmond Town Center	CREFI	$30,000,000	2.7%	$71,500,000	N/A	$101,500,000	Serviced	Pari Passu	Y
675 Creekside Way	GACC	$25,000,000	2.3%	$58,400,000	N/A	$83,400,000	Outside Serviced	Pari Passu	N
420 Taylor Street	CREFI	$21,560,639	1.9%	$66,315,986	N/A	$87,876,625	Outside Serviced	Pari Passu	N
The Shoppes at Blackstone Valley	GSMC	$19,000,000	1.7%	$145,000,000	N/A	$164,000,000	Outside Serviced	Pari Passu	N
Brass Professional Center	GSMC	$12,500,000	1.1%	$45,200,000	N/A	$57,700,000	Outside Serviced	Pari Passu	N
280 North Bernardo	GACC	$11,000,000	1.0%	$60,000,000	N/A	$71,000,000	Outside Serviced	Pari Passu	N
711 Fifth Avenue	GSMC	$10,000,000	0.9%	$535,000,000	N/A	$545,000,000	Outside Serviced	Pari Passu	N

(1)	See “Description of the Mortgage Pool—The Loan Combinations—General” for further information with respect to each loan combination, the related companion loans and the identity of the holders thereof.

(2)	For a discussion of the terms “serviced”, “outside serviced” and other related terms see “Relevant Parties—Master Servicer” above and “The Pooling and Servicing Agreement—General” below.

(3)	With respect to the BX Industrial Portfolio Loan, see the footnotes to the table titled “Loan Combination Summary” under “Description of the Mortgage Pool—The Loan Combinations”.

(4)	Pursuant to the related intercreditor agreement, with respect to the 333 South Wabash loan combination, a serviced loan combination, an affiliate of AIG Asset Management (U.S.), LLC (“AIG”) has been irrevocably appointed as the controlling note holder representative so long as certain AIG affiliates continue to hold notes aggregating at least $75,000,000 in outstanding principal balance of the 333 South Wabash loan combination and, accordingly, will exercise control and consultation rights on behalf of the directing holder for the 333 South Wabash loan combination during such period, regardless of whether or not the controlling note is included in a securitization. Accordingly, for purposes of discussing the rights of the directing holder and related matters in this prospectus, the notes evidencing the portion of the 333 South Wabash loan combination held by the applicable AIG affiliates will be deemed to collectively constitute the related controlling note, and the 333 South Wabash loan combination will constitute a serviced outside controlled loan combination, for so long as the applicable AIG affiliates hold at least $75,000,000 in outstanding principal balance of the 333 South Wabash loan combination.

The identity of, and certain other items of information regarding, the mortgage loans that will be outside serviced mortgage loans are set forth in the table under “Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above.

With respect to any mortgage loan that is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

In the case of any loan combination, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related loan combination with or without cause. In addition, that co-lender agreement will designate whether servicing of the related loan combination is to be governed by the pooling and servicing agreement for this securitization or the servicing agreement for a securitization involving a related companion loan or portion thereof.

For more information regarding the loan combination(s), see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”, “—Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Rights of any Outside

Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment”.

There are no serviced AB loan combinations or servicing shift loan combinations related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of loan combination(s) or any related terms should be disregarded.

Additional Characteristics

of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans

Initial Pool Balance(1)	$1,110,659,878
Number of Mortgage Loans	40
Number of Mortgaged Properties	175
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$3,160,000 to $85,000,000
Average Cut-off Date Balance	$27,766,497
Range of Mortgage Rates	2.8000% to 4.750%
Weighted Average Mortgage Rate	3.58921%
Range of original terms to Maturity Date/ARD(2)(3)	60 months to 121 months
Weighted average original term to Maturity Date/ARD(2)(3)	106 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(2)(3)	54 months to 121 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(2)(3)	104 months
Range of original amortization terms(4)	300 months to 360 months
Weighted average original amortization term(4)	358 months
Range of remaining amortization terms(4)	292 months to 360 months
Weighted average remaining amortization term(4)	357 months
Range of Cut-off Date LTV Ratios(5)(6)(7)	35.5% to 72.9%
Weighted average Cut-off Date LTV Ratio(5)(6)(7)	52.8%
Range of Maturity Date/ARD LTV Ratios(2)(5)(6)(7)	35.5% to 65.0%
Weighted average Maturity Date/ARD LTV Ratio(2)(5)(6)(7)	50.9%
Range of UW NCF DSCR(5)(7)(8)(9)	1.31x to 4.95x
Weighted average UW NCF DSCR(5)(7)(8)(9)	2.93x
Range of Debt Yield on Underwritten NOI(5)(7)(9)(10)	7.1% to 18.4%
Weighted average Debt Yield on Underwritten NOI(5)(7)(9)(10)	11.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	69.1%
Interest Only, then Amortizing Balloon	10.8%
Interest Only – ARD	10.7%
Amortizing Balloon	7.4%
Amortizing Balloon, then Interest Only	1.9%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	42.8%
Mortgage Loans with mezzanine debt	10.6%
Mortgage Loans with subordinate debt	34.3%
Mortgage Loans with mezzanine and subordinate debt	10.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the related anticipated repayment date.

(3)	With respect to the El Segundo mortgage loan (2.7%), on the Closing Date, JPMCB is contributing the initial interest deposit amount to the Issuing Entity to cover one month’s interest that would have accrued with respect to the mortgage loan at the related interest rate, and each of the original Term to Maturity Date/ARD and remaining term to Maturity Date/ARD calculations reflects the foregoing. The mortgage loan’s actual first payment date under the related mortgage loan documents is November 1, 2020, with a loan term of 120 months.

(4)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.

(5)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each mortgage loan are presented in this prospectus (i) if such mortgage loan is part of a loan combination, based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(6)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 54.4% and 52.4%, respectively.

(7)	With respect to the BX Industrial Portfolio mortgage loan (7.7%), the debt service coverage ratios, loan-to-value ratios and debt yields were calculated including approximately $58,283,000 of the cut-off date balance of the floating rate portion of the related loan combination. For purposes of calculating the debt service coverage ratio for the BX lndustrial Portfolio mortgage loan and the related loan combination, LIBOR was assumed to be 0.500%.

(8)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any mortgage loan structured with an economic holdback reserve, the UW NCF DSCR for such mortgage loan may be calculated based on the annual debt service that would be in effect for such mortgage loan assuming that the related cut-off date balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(9)	With respect to the MGM Grand & Mandalay Bay mortgage loan (7.2%), the related mortgaged property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the mortgaged property. The UW NCF DSCR and Debt Yield on Underwritten NOI of the MGM Grand & Mandalay Bay loan combination, based only on the master lease rent, are 2.70x and 9.7%, respectively.

(10)	Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan; provided, that with respect to any mortgage loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loan may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All but one (1) of the mortgage loans accrue interest on an actual/360 basis.

Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:

●	with respect to any mortgage loan that is part of a loan combination, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);

●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for all loans in the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus;

●	unless otherwise indicated (including in the prior two bullets), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;

●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;

●	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-

off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;

●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus; and

●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Mortgage Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Certain of the mortgage loans (i) were refinancings in whole or in part of loans that were (or refinancings of bridge loans that in turn refinanced loans that were) in default at the time of refinancing, (ii) involved a discounted pay-off of a prior loan from the proceeds of such mortgage loan, or (iii) provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO, in each case as described below:

●	With respect to the Bridgewater Place mortgage loan (3.4%), the mortgage loan refinanced a previous mortgage loan (the “prior loan”) securitized in the JPMBB 2015-C31 securitization transaction with an outstanding principal amount of approximately $28,359,150 as of the origination date of the current mortgage loan, which had a maturity date of June 1, 2020. The borrower was unable to refinance the prior loan by such maturity date, and the prior loan was transferred to the special servicer, and a modification was entered into extending the maturity date of the prior loan to December 15, 2020. The Bridgewater Place mortgage loan repaid the prior loan in full.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on

Projections of Future Income	Eleven (11) of the mortgaged properties (22.3%) were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Five (5) of the mortgaged properties (5.8%) were acquired 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Three (3) of the mortgaged properties (8.6%) are subject to a triple-net lease with the related sole tenant and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from

Underwriting Guidelines	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Two (2) mortgage loans (14.9%) were originated with one or more exceptions to the related sponsor’s or affiliated originator’s underwriting guidelines. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—German American Capital Corporation—Exceptions”.

Certain Mortgage Loans with Material

Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults,

Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Offered Certificates

Denominations	The offered certificates with certificate balances will be issued in minimum denominations of authorized initial certificate balances of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 43) promulgated under Section 15G (“Regulation RR”), as an “eligible vertical interest” in the form of the Combined VRR Interest. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the closing date, to partially satisfy its risk retention obligation through the acquisition by each of Goldman Sachs Bank USA, an originator, and Deutsche Bank AG, New York Branch (a “majority-owned affiliate” (as defined in Regulation RR) of DBR Investments Co. Limited, an originator), of a portion of the Combined VRR Interest. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc., as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in this prospectus.

None of the sponsors, the depositor, the issuing entity or any other party to the transaction will retain a material net economic interest in this securitization transaction in accordance with the European risk retention and due diligence requirements or to take any other action which may be required by EEA- or United Kingdom-regulated investors for the purposes of their compliance with the European risk retention and due diligence requirements or similar requirements. See “Risk Factors—

Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Holders of Offered Certificates	On each distribution date, the certificate administrator will prepare and make available to each holder of offered certificates, a statement as to the distributions being made on that date. Additionally, under certain circumstances, such certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans, the certificates and the Uncertificated VRR Interest may also be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation and Intercontinental Exchange | ICE Data Services;

●	The certificate administrator’s website initially located at https://sf.citidirect.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans (including REO mortgage loans) remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates and the Uncertificated VRR Interest.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (but excluding the Class R certificates) and the Uncertificated VRR Interest for the mortgage loans remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement and (iii) all of the holders of those classes of outstanding certificates and the owner of the Uncertificated VRR Interest voluntarily participate in the exchange.

See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions

of Mortgage Loans; Loss of

Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan, the value of the related mortgaged property (or any related REO property) or the interests of the trustee or any certificateholder or the Uncertificated VRR Interest owner in the mortgage loan or the related mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “The Mortgage Loan Purchase Agreements”.

With respect to each of (i) the MGM Grand & Mandalay Bay mortgage loan, which is comprised of promissory notes contributed to this securitization by Citi Real Estate Funding Inc. and German American Capital Corporation, (ii) the Moffett Place - Building 6 mortgage loan, which is comprised of promissory notes contributed to this securitization by German American Capital Corporation and JPMorgan Chase Bank, National Association, and (iii) the 1633 Broadway mortgage loan, which is comprised of promissory notes contributed to this securitization by Goldman Sachs Mortgage Company and German American Capital Corporation, each such mortgage loan seller will be obligated to take the above described remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing a portion of each such mortgage loan were a separate mortgage loan. See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage

Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu loan combination) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to any such defaulted mortgage loan’s (or defaulted pari passu loan combination’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu loan combination or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders, the Uncertificated VRR Interest owner and any related affected companion loan holder(s) (as a collective whole as if such certificateholders, such Uncertificated VRR Interest owner and such serviced pari passu companion loan holder(s) constituted a single lender and with respect to a loan combination that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If any mortgage loan that is part of a serviced loan combination becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) (and, in the case of any serviced loan combination with a subordinate companion loan, if so provided in the related co-lender agreement, any such related subordinate companion loan(s)) together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced loan combination may (or is expected to be permitted to) offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination during such time as such loan combination constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to (or is expected to be permitted to) sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) (and, in the case of any outside serviced loan combination with a subordinate companion loan, the related subordinate companion loan(s)) as a single whole loan, subject in certain cases to the rights of any separate holders of any subordinate companion loans under the related co-lender agreement to purchase a loan combination that constitutes a defaulted loan under the related outside servicing agreement.

Pursuant to the co-lender agreement with respect to any AB loan combination or pari-passu AB loan combination (except for any such loan combination as to which, and for so long as, the related subordinate companion loan(s) is/are included in a securitization), the holder of any related subordinate companion loan has a right to purchase the related defaulted mortgage loan (together with any related pari passu companion loan) as described in “Description of the Mortgage Pool—The Loan Combinations”.

Pursuant to each mezzanine intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Loan Combinations”.

Other Investment Considerations

Material Federal Income

Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to designated portions of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement are as follows:

●	The lower-tier REMIC will hold the mortgage loans (excluding any post-anticipated repayment date “excess interest”) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to the upper-tier REMIC.

●	The upper-tier REMIC will hold the lower-tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H certificates and a REMIC regular interest that corresponds to the Combined VRR Interest excluding the right to receive excess interest (the “VRR REMIC regular interest”) as classes of regular interests in the upper-tier REMIC.

The portion of the issuing entity consisting of (i) collections of post-anticipated repayment date “excess interest” accrued on any mortgage loan with an anticipated repayment date and the related distribution account, beneficial ownership of which is represented by the Class S certificates and the Combined VRR Interest, and (ii) the VRR REMIC regular interest and distributions thereon, beneficial ownership of which is represented by the Combined VRR Interest, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class X-A certificates will be issued with original issue discount, and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B and Class C certificates will be issued at a premium.

See “Material Federal Income Tax Consequences”.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may affect significantly the yields on your investment.

Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of offered certificates may negatively impact the liquidity, market value and regulatory characteristics of those classes of offered certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, resulting in a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the president of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. There can be no assurance as to when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments, including the federal government and state governments in the United States.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, as well as the global economy. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act), the effectiveness of such measures cannot be predicted. The United States economy has begun to contract, and it is unclear how deep the contraction will be, how long it will last, and when economic expansion will resume.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the COVID-19 pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such request). See “Description of the Mortgage Pool—COVID-19 Considerations”. You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the offered certificates.

Certain geographic regions of the United States have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in the more adversely affected regions being subject to countermeasures to combat the COVID-19 pandemic for longer periods than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	hospitality properties, due to travel limitations implemented by governments and businesses as well as reduced interest in travel generally;

●	retail properties, due to store closures, either government-mandated or voluntary, tenants refusing to pay rent and restrictions on and reduced interest in social gatherings, on which retail properties rely;

●	self-storage properties, which have rental payment streams that are sensitive to increased unemployment and reductions in disposable income available for non-essential expenses, and which payment streams are more commonly subject to interruption because of the short-term nature of self-storage tenant leases;

●	multifamily properties, which also have rental payment streams that are sensitive to unemployment and reductions in income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, and with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;

●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;

●	office properties, particularly those with significant tenants that operate co-working or office-sharing spaces, due to restrictions on and reduced interest in such spaces, which risk is enhanced by the fact that subtenants of such spaces typically operate under short term leases; and

●	properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

Federal, state and local governmental authorities may implement (and in some cases may already have implemented) measures designed to provide relief to borrowers and tenants, including moratoria on foreclosure or eviction proceedings and mandated forbearance programs. Any such measures may lead to shortfalls and losses on the certificates.

Investors should understand that the underwriting of the mortgage loans and the appraisals and property condition reports of each mortgaged property were, in several cases, conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the Mortgaged Properties or the borrowers. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in over a century, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that any advances of payments made in respect of such mortgage loans would not be recoverable or the master servicer may determine that it is unable to make such advances given the severity of delinquencies (in this transaction or other transactions in which it has similar advancing obligations), which would result in shortfalls and likely losses on the offered certificates.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to change how staff members work. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicer, the special servicer, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicer and special servicer operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

We cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the offered certificates.

The mortgage loan sellers will agree to make certain representations and warranties with respect to the mortgage loans as set forth on Annex E-1A, Annex E-2A and Annex E-3A hereto; however, absent a material breach of any such representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”

Commercial and residential tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, commercial and residential tenants at the mortgaged properties have either sought or are expected to seek rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider as the country reopens the impact that a continued surge in (as well as any future prolonged waves of) COVID-19 cases could have on economic conditions.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

When evaluating the financial information and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Certain Calculations and Definitions”, Annex A, Annex B and Annex C), investors should take into consideration the dates as of which historical financial information is presented and appraisals and property condition reports were conducted and that the underwritten information does not reflect the events described in this risk factor or any potential impacts of the COVID-19 pandemic.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments rather than for the specific purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should expect that a number of borrowers may not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the offered certificates.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See “Description of the Mortgage Pool—COVID-19 Considerations”. See also Annex C for additional information. We cannot assure you that such information is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the offered certificates.

Although the borrowers and certain tenants may have made their July and/or August 2020 debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, any future failures to make rent or debt service payments may trigger cash sweeps or defaults under the mortgage loan documents.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of the offered certificates.

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, any party to the pooling and servicing agreement, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your offered certificates may adversely affect your yield. In general, if you buy a Class X-A certificate or if you buy any other offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, if you buy offered certificates that entitle you to distributions of principal, prepayments resulting in a shortening of weighted average lives of your offered certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your offered certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the offered certificates will depend on the terms of the offered certificates, more particularly:

●	a class of offered certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of offered certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of offered certificates, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” below.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the offered certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any classes of offered certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates”.

In addition, with respect to the Class A-AB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and/or Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions.  If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge.  See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-vertically retained principal balance certificates exceed the aggregate certificate balance of the classes of non-vertically retained principal balance certificates subordinated to a particular class thereof, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your offered certificates, those losses may affect the weighted average life and yield to maturity of your offered certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your offered certificates. In addition, if the master servicer, the special servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the offered certificates and will result in a reduction of the certificate balances of the non-vertically retained principal balance certificates (in the order described in the next paragraph as if it was a loss realized on the mortgage loans) and the Combined VRR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-vertically retained principal balance certificates and the Combined VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the non-vertically retained principal balance certificates, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders and the Uncertificated VRR Interest owner, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on non-specially serviced mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders and the Uncertificated VRR Interest owner may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of offered certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of offered certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

Payments Allocated to the Combined VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Certificates, and Payments Allocated to the Non-Vertically Retained Certificates Will Not Be Available to Make Payments on the Combined VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-vertically retained certificates and the Combined VRR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the non-vertically retained certificates will not be available to satisfy any amounts due and payable to the Combined VRR Interest. Likewise, amounts received and allocated to the Combined VRR Interest will not be available to satisfy any amounts due and payable to the non-vertically retained certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-vertically retained certificates (collectively) and the Combined VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your offered certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a loan combination with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default (or during any period of time that the event of default is being cured in accordance with the related co-lender agreement), any collections of scheduled principal payments and other unscheduled principal payments with respect to the related loan combination (other than, if applicable, any prepayment consisting of any insurance or condemnation proceeds) received from the related borrower may (if so provided in the related co-lender agreement) be allocated to such mortgage loan and any such subordinate companion loan(s) on a pro rata basis. Any such pro rata distributions of principal with respect to a subordinate companion loan and the resulting distributions of principal to the holder(s) of the related subordinate companion loan(s) would have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such companion loan. See the discussions regarding mortgage loans that are part of AB loan combinations under “Description of the Mortgage Pool—The Loan Combinations”.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B and Class C certificates are subordinate to other classes of non-vertically retained certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the senior classes.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the offered certificates,

●	the order in which the principal balances of the respective classes of the offered certificates with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the trust.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on the notional amount of such class.

The yield to maturity on the Class X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates”.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your offered certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your offered certificates and—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your offered certificates, and the value of your offered certificates, could be adversely affected.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in the European Union and in the United Kingdom (the “European Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors as defined in Regulation (EU) 2017/2402 (as amended, the “Securitization Regulation”) (such institutional investors, together with the consolidated subsidiaries referred to below, “Affected Investors”) including: institutions for occupational retirement provision; credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); alternative investment fund managers who manage or market alternative investment funds in the EU or in the United Kingdom; investment firms (as defined in the CRR); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in the Securitization Regulation requirements restrict Affected Investors from investing in securitizations unless such Affected Investors have verified that: (i) the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent. in the securitization determined in accordance with the Securitization Regulation and the risk retention is disclosed to institutional investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a country other than a member state of the EU or the EEA or the United Kingdom, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

Pursuant to Article 14 of the CRR consolidated subsidiaries of credit institutions and investment firms subject to the CRR may also be subject to the European Risk Retention and Due Diligence Requirements.

Failure to comply with the European Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those Affected Investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the certificates acquired by the relevant Affected Investor. Aspects of the European Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to European national regulators remain unclear. Prospective investors should make themselves aware of the European Risk Retention and Due Diligence Requirements (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

●	Prospective investors should be aware that none of the originators, the sponsors, the underwriters, the depositor, the issuing entity or their respective affiliates will retain a material net economic interest in this securitization in a manner prescribed by Article 6 of the Securitization Regulation, provide information allowing a prospective investor or certificateholder to comply with any due diligence obligations under the European Risk Retention and Due Diligence Requirements, or to take any other action which may be required by prospective investors or certificateholders for the purposes of their compliance with any European Risk Retention and Due Diligence Requirements. Consequently, the offered certificates may not be a suitable investment for any person that is now or may in the future be subject to any European Risk Retention and Due Diligence Requirements (or any equivalent or similar requirements). As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your offered certificates or the price you may receive upon your sale of your offered certificates. Each investor should evaluate the impact such matters may have on it.

●	The Securitization Regulation is in force throughout the European Union, and is expected to be implemented in the non-European Union member states of the European Economic Area. In addition, notwithstanding that the United Kingdom is no longer a member of the European Union, the Securitization Regulation continues to apply in the United Kingdom, pursuant to the withdrawal agreement made between the European Union and the United Kingdom with regard to the United Kingdom’s withdrawal from the European Union, for the duration of the transition period (the “Transition Period”) provided for by such agreement (which is expected to end on December 31, 2020).

●	It is currently expected that, with effect from the end of the Transition Period, (i) the Securitization Regulation will cease to be applicable in the United Kingdom, and (ii) certain similar United Kingdom legislation (the “UK Securitization Rules”) will take effect. The UK Securitization Rules, in broad terms (and amongst other things), will impose upon relevant persons established or regulated in the United Kingdom certain restrictions and obligations that will generally be similar in nature (but not identical) to those imposed by the Securitization Regulation as at the end of the Transition Period. It is not anticipated that the depositor, the originators, the underwriters, the sponsors, the issuing entity or their respective affiliates will take any action which would satisfy the risk retention requirements under the UK Securitization Rules, or take any other action that may be required by any person for the purposes of its compliance with the UK Securitization Rules. No such party provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any requirement of the UK Securitization Rules. Prospective investors are responsible for analyzing their own legal and regulatory position and are encouraged, where relevant, to consult with their own advisors regarding the UK Securitization Rules, and any changes that may be made thereto.

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the offered certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the offered certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 914 F.Supp.2d 422 (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, NA, et.al, 907 F.Supp.2d 536 (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). On April 24, 2015, however, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. On December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity and Benefit Fund regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. See Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 775 F.3d 154 (2d Cir. 2014). The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. In addition, on October 31, 2018, in the American Fidelity Assurance Co. case, the District Court for the Western District of Oklahoma granted summary judgment in favor of the defendant, relying on the rationale of the United States Court of Appeals for the Second Circuit to hold that the mortgage pass-through certificates in question are exempt from the TIA. The decision was affirmed on appeal in the United States Court of Appeals for the Tenth Circuit on July 7, 2020.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

In addition, this securitization transaction is structured to comply with the credit risk retention rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining party for this securitization transaction will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of a retaining party to be in compliance with the credit risk retention rules at any time will have on the holders of offered certificates or the market value or liquidity of the offered certificates. Furthermore, notwithstanding any references in this prospectus to the credit risk retention rules, Regulation RR, the retaining party or other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the retaining sponsor nor any other party will be required to comply with or act in accordance with the credit risk retention rules or Regulation RR (or such relevant portion thereof).

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global financial markets have in recent years experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may emerge with respect to other countries at any time.

Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

●	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your offered certificates;

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your offered certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●	The market value of your offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the offered certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

The offered certificates may have limited or no liquidity.

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your offered certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, or any party to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the offered certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Commercial and Multifamily Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial or multifamily property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial or multifamily mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which

There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. Underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Further, as described under “–The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” above, the assumptions and projections used to prepare underwritten information for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. The failure of these assumptions or projections in whole or in part could cause the underwritten net cash flow to vary substantially from the actual net cash flow of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yields presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the holders of offered certificates. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the holders of offered certificates. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Citi Real Estate Funding Inc.”—

CREFI’s Underwriting Guidelines and Processes”, “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”.  A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Citi Real Estate Funding Inc.—Review of the CREFI Mortgage Loans”, “—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans”, “—German American Capital Corporation—Review of GACC Mortgage Loans” and “—JPMorgan Chase Bank, National Association—Review of JPMCB Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had reunderwritten the mortgage loans or the related loan combinations, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of a different originator involved in this transaction or, accordingly, that each originator involved in this transaction would have made the same decision to originate every mortgage loan included in the issuing entity or, if it did decide to originate an unrelated mortgage loan, that such mortgage loan would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, tenants under certain leases included in the underwritten net cash flow, underwritten net operating income and/or occupancy may nonetheless be in financial distress, may be in danger of closing (or being closed by its parent) or may have filed for bankruptcy. Certain tenants at the mortgaged properties may be part of a chain that is in financial distress as a whole, or the tenant’s parent company has implemented or has expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain anchor tenants or shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which would have a negative effect on the operations of tenants at the mortgaged properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may be subject to special license requirements or regulatory requirements, and may not have the right to operate if such licenses are revoked or such requirements are not satisfied.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to holders of offered certificates. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease, and may default on its lease, due to the foregoing factors.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the respective classes of offered certificates with certificate balances is payable in sequential order of payment priority, and such a class receives principal only after the preceding such class(es) have been paid in full, such classes that have a lower sequential priority are more likely to face these types of risk of concentration than such classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are office, industrial, hospitality and mixed-use. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate related investments. If one of these types of events were to occur, we cannot assure you that the economies in states where the mortgaged properties are located would recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the performance or net operating income of the mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are located in California, Texas, New York, Michigan, Illinois, Nevada and Florida. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Non-Recourse.

You should consider all of the mortgage loans underlying your offered certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.

The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.

Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises; plus

●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.

Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Office Properties

Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types. Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

Mixed Use Properties

Certain properties are mixed use properties. Each such mortgaged property is subject to the risks relating to the applicable property types as described in “—The Types of Properties That Secure the Mortgage Loans

Present Special Risks—General—Office Properties”, “—Retail Properties” and “—Multifamily Rental Properties”. See Annex A for the 5 largest tenants (by net rentable square footage leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	the quality of hospitality property management;

●	ability to convert to alternative uses which may not be readily made;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited-service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants, theaters, lounges, bars and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, lounge’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, theaters, lounges or bars will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In addition, some hospitality properties also operates a casino business at the property, which is subject to a number of risks. See “—Risks Related to Casino Properties” below.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with a significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

Risks Related to Casino Properties

Certain Mortgaged Properties may consist of casino properties, or may consist of hospitality and resort properties that include casinos. The casino business is highly competitive among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines not located in casinos, Native American gaming, internet lotteries and other internet wagering gaming services. In addition, the casino business is subject to the following risks: (i) the casino business is subject to changes in discretionary consumer spending, which may decline during economic downturns or for other reasons, (ii) the gaming industry is characterized by an element of chance, which may result in the actual win rates of the casino being less than anticipated, leading to losses, (iii) customers or employees may attempt or commit fraud or theft or cheat in order to increase winnings, (iv) credit extended to customers (which is unsecured) may be uncollectable, and (v) the gaming industry is subject to significant regulation, and loss of its gaming license could materially adversely affect the ability of the borrower to make payments under the related mortgage loan. In addition, the gaming laws of certain jurisdictions relating to casino operations prohibit the transfer of gaming licenses and, in the case of a transfer of the equity of the entity holding the gaming license, require the prior approval from the related gaming authorities. Accordingly, in the event of a foreclosure of the related mortgaged property, the lender or its agent, or a purchaser of the property, would not have the right to operate the casino without first obtaining a license, which may be granted after a delay, which could be significant, or may not be granted at all. Furthermore, because of the unique construction requirements of casinos, the space at those hospitality properties would not easily be converted to other uses.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of or ongoing social distancing measures that may be instituted by colleges and universities due to the COVID-19 pandemic;

●	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	whether the property is subject to any age restrictions on tenants;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

Some counties and municipalities may subsequently impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property. Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project.

Warehouse, Mini-Warehouse and Self Storage Facilities

Warehouse, mini-warehouse and self storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Health Care-Related Properties

Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Churches and Other Religious Facilities

Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are often located in special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Recreational and Resort Properties

Any mortgage loan underlying the offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;

●	the appeal of the recreational activities offered;

●	the existence or construction of competing properties, whether or not they offer the same activities;

●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

●	geographic location and dependence on tourism;

●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

●	sensitivity to weather and climate changes; and

●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Data Centers

The primary function of a data center is to provide a secure location for data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and high cost equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. For example, “powered shells” are data center properties whereby the landlord makes the initial capital investment required to complete an exterior structure with access to power and fiber optics, with tenants providing all additional capital required in order to build-out the interior and convert the asset into a fully operational data center. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason.

Private Schools and Other Cultural and Educational Institutions

The cash flows generated from private schools and other cultural and educational institutions are generally dependent on student enrollment or other attendance and the ability of such students or attendees to pay tuition and related fees, which, in some cases, is dependent on the ability to obtain financial aid or loans. Enrollment and/or attendance at a private school or cultural and educational institution may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools or cultural and educational institutions;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships; and

●	reductions in education spending as a result of changes in economic conditions in the area of the school or cultural and educational institution; and poor performance by teachers, administrative staff or students; or mismanagement at the private school or cultural and educational institution.

Loss of accreditation and consequent loss of eligibility of students for federal or state student loans can have a material adverse effect on private schools. Certain for-profit schools have been subject to governmental investigations and/or lawsuits, or private litigation, alleging that their recruitment practices are predatory, and/or that they fail to adequately prepare students for employment in the professions or areas in which they offer to provide training.

Parking Lots and Parking Garages

Certain properties may consist of parking garages, and certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In the case of parking garages or parking lots that are leased to a single operator, the sole source of income will be the lease to such operator. Accordingly, such properties will be subject to business risks associated with such operator. If the lease with the sole operator is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Parking garages may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	a title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your offered certificates.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although some mortgage loans have current or permit future mezzanine or subordinate debt and certain mortgage loans allow for an assignment and assumption of the mortgage loan subject to certain conditions, which generally includes a transfer fee and the lender’s approval of the assignee and/or its principals. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your offered certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

Risks of Anticipated Repayment Date Loans

Two (2) mortgage loans, secured by the MGM Grand & Mandalay Bay mortgaged properties (7.2%) and the USAA Plano mortgaged property (3.5%), provide that, if after a certain date (referred to as an anticipated repayment date) the related borrower has not prepaid such mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the original mortgage loan interest rate for such mortgage loan. Generally, on each payment date from and after the anticipated repayment date for such mortgage loan up to and including the related maturity date, cash flow in excess of that required for debt service (calculated based on the original mortgage loan interest rate), the funding of reserves, other amounts then due and payable under the related loan documents (other than “excess interest” described below) and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related mortgaged property or portfolio of mortgaged properties will be applied toward the payment of principal (without payment of a yield maintenance charge or other prepayment premium) of such mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay such mortgage loan in full on its anticipated repayment date, a substantial payment would be required and such borrower has no obligation to do so. While interest at the original mortgage loan interest rate continues to accrue and be payable on a current basis on such mortgage loan after its related anticipated repayment date, payment of the additional interest that accrues by reason of the marginal increase in the interest rate on such mortgage loan after the anticipated repayment date (any such additional interest, “excess interest”) will generally (except for any portion thereof paid currently pursuant to the related loan documents) be deferred (or capitalized and deferred) until (and such deferred excess interest or such capitalized excess interest that has been deferred will itself accrue interest, if and to the extent permitted under applicable law and the related loan documents, and will generally be required to be paid only after) the outstanding principal balance of such mortgage loan has been paid in full, at which time the excess interest (or capitalized excess interest) that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the Combined VRR Interest, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to holders of offered certificates. See “Certain Legal Aspects of the Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or loan combination) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which was required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your offered certificates will likely extend the weighted average life of your offered certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

●	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

●	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges.

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses.

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,

●	the exercise of those remedies would be inequitable or unjust, or

●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases.

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance.

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan (or loan combination, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly greater than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as stabilized” or other similar values. However, the appraised value reflected on Annex A to this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” or in the footnotes to Annex A to this prospectus, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, future completion of a property improvement plan, projected re-tenanting or increased tenant occupancies, or the sale of a portfolio of properties to a single buyer. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” and the footnotes to Annex A to this prospectus.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, or appraisals that set forth a portfolio premium or an “as-complete”, “as stabilized” or other similar value, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization date, at the time of sale or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to engage in future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the office and retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

Increases in Real Estate Taxes and Assessments May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such program was otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term until the expiration of such program.

As described under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt”, the borrowers with respect to certain mortgage loans may obtain additional financing (in the form of an unsecured loan that may accrue interest at a higher rate than the related mortgage loan) that will have repaid through multi-year assessments against the related mortgaged property.

An increase in real estate taxes and/or assessments may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Certain of the mortgaged properties may have been renovated in accordance with the federal tax code and state regulations to make them eligible for federal historic tax credits. Such mortgaged properties may be subject to additional risks, including, without limitation, the possibility of recapture of the tax credits. Historic tax credits may be subject to recapture upon the occurrence of certain events, such as the sale of the related mortgaged property (including at a foreclosure sale) to certain disqualified transferees. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Real Estate and Other Tax Considerations” for additional information on the mortgage loans including, without limitation, a description of the historic tax credits related to the Chemours HQ mortgage loan.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration or ground lease and other related documents, especially in a situation where a mortgaged property consists of the borrower’s interests in a condominium that does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bank branches, restaurants, shopping malls, water parks, theater space, music venues, dental, medical or veterinary offices, research and development facilities, data centers, health clubs, fitness centers, spas, salons, gas stations, arcades, bowling alleys, sound studios, bank branches and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

●	the related borrower’s interest in one or more commercial condominium units or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the holders of offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests”.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss (or, in certain instances, a less than substantial casualty loss). This may adversely affect the cash flow of the property following the loss. If a substantial casualty (or, in certain instances, a less than substantial casualty) were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to the BX Industrial Portfolio Mortgage Loan

The BX Industrial Portfolio mortgage loan, which has a principal balance as of the cut-off date of $85,000,000, is part of a loan combination with a principal balance as of the cut-off date of approximately $649,427,615. A portion of the BX Industrial Portfolio loan combination consists of the BX Industrial Portfolio floating rate loan, which currently bears interest at a floating rate based on the London Interbank Offered Rate (“LIBOR”) (determined as set forth in the mortgage loan documents), subject to possible conversion in the future to an index based on an alternate rate (determined as set forth in the mortgage loan documents) as an alternative to LIBOR. Accordingly, debt service for the BX Industrial Portfolio loan combination will generally increase as interest rates rise. In contrast, leasing income from the related Mortgaged Properties is not expected to rise significantly as interest rates rise. Accordingly, the debt service coverage ratio of the BX Industrial Portfolio loan combination will generally be adversely affected by rising interest rates, and the related borrowers’ ability to make all payments due on the BX Industrial Portfolio loan combination may be adversely affected.

There are no periodic or lifetime caps on the BX Industrial Portfolio floating rate loan rate under the related mortgage loan documents. With respect to the BX Industrial Portfolio floating rate loan, the related borrowers have purchased an interest rate cap agreement to protect themselves against significant movements in LIBOR during the term of the BX Industrial Portfolio floating rate loan, which has been collaterally pledged as additional security for the BX Industrial Portfolio loan combination. Pursuant to such interest rate cap agreement, to the extent LIBOR increases above the strike price of 4.0% (or the extension strike price from and after the initial maturity date of the BX Industrial Portfolio floating rate loan), the borrowers will be entitled to receive payments calculated by applying an interest rate equal to the difference between LIBOR and such level to a notional amount at least equal to the principal balance of the BX Industrial Portfolio floating rate loan. If the BX Industrial Portfolio floating rate loan is converted to an alternate rate loan, the borrowers will generally be required to enter into a substitute interest rate cap agreement that protects the lender and the borrowers (as determined by the lender in its sole but good faith discretion) against rising interest rates that is no less beneficial to the lender and the borrowers than the original interest rate cap agreement being replaced. At high interest rates, the borrowers may be dependent on the interest rate cap agreement for income needed to pay a portion of the interest due on the BX Industrial Portfolio floating rate loan.

The BX Industrial Portfolio floating rate loan has a maturity date of October 9, 2021, with five, one-year extension options, while the remainder of the BX Industrial Portfolio loan combination has a maturity date of

October 9, 2026. In connection with the extension of the BX Industrial Portfolio floating rate loan, the borrowers must also cause the interest rate cap agreement to be extended to, or enter into a new agreement that, expires on the extended maturity date. If the borrowers are unable to extend or replace the interest rate cap agreement at a price that is acceptable to them, they will not be permitted to extend the BX Industrial Portfolio floating rate loan and will be required to repay the BX Industrial Portfolio floating rate loan on the BX Industrial Portfolio floating rate loan maturity date. If the borrowers are unable to extend or repay the BX Industrial Portfolio floating rate loan, it will be an event of default with respect to the entire BX Industrial Portfolio loan combination, including the BX Industrial Portfolio mortgage loan. If LIBOR (or any applicable alternate rate index) or mortgage rates are then relatively high, it may be difficult for the borrowers to refinance any of the related mortgaged properties in an amount sufficient to repay the BX Industrial Portfolio floating rate loan. In addition, such an event of default may result in an acceleration of the maturity of the BX Industrial Portfolio loan combination, and a repayment of the BX Industrial Portfolio loan combination, as of a date significantly earlier than the maturity date of the BX Industrial Portfolio mortgage loan. Conversely, in some circumstances an event of default may result in a delay in repayment of the BX Industrial Portfolio mortgage loan.

Although the provider of the interest rate cap agreement is generally required to have and maintain certain ratings, we cannot assure you that such provider will have sufficient assets or otherwise be able to fulfill its obligations under the interest rate cap agreement. In addition, if the BX Industrial Portfolio floating rate loan is effectively extended in connection with a default, there is no practical way to require that any interest rate cap agreement extend beyond such interest rate cap agreement’s stated term. Such circumstances could result in interest shortfalls on the BX Industrial Portfolio loan combination. The failure of the interest rate cap agreement provider to fulfill its obligations under any interest rate cap agreement during periods of higher levels of LIBOR (or any applicable alternate rate index) could result in the inability of the borrowers to pay required debt service on the BX Industrial Portfolio floating rate loan, and result in an event of default under the BX Industrial Portfolio loan combination.

The method of determining LIBOR under the interest rate cap agreement differs in certain circumstances from the method used to determine LIBOR under the BX Industrial Portfolio floating rate loan. In such circumstances the protection provided to the borrowers by the interest rate cap agreement may be less than provided as of the loan origination date. In addition, for extension terms, the cap is permitted to have a strike rate that would result in a minimum debt service coverage ratio of 1.25x on the BX Industrial Portfolio loan combination; provided in no event will the strike rate exceed 5.5%.

If the borrowers are unable to, or determine not to, extend the maturity of the BX Industrial Portfolio floating rate loan, their ability to repay the BX Industrial Portfolio floating rate loan will largely depend upon their ability either to refinance a portion of the related mortgaged properties or sell such portion of the related mortgaged properties, to the extent permitted under the mortgage loan documents, at a price sufficient to permit such repayment. In order to successfully refinance or repay the BX Industrial Portfolio floating rate loan, it is possible that the borrowers may choose to refinance or sell and release from the lien of the mortgage the best-performing and/or most valuable BX Industrial Portfolio mortgaged properties, because those mortgaged properties would be more likely to result in proceeds sufficient to refinance or repay the BX Industrial Portfolio floating rate loan. The remaining BX Industrial Portfolio mortgaged properties would continue to be the sole collateral for the remaining portion of the BX Industrial Portfolio loan combination and would be the sole source of payments on the maturity date of the remaining portion of the BX Industrial Portfolio loan combination. Additionally, prior to an event of default, voluntary prepayments, including voluntary prepayments in connection with a release of an individual BX Industrial Portfolio mortgaged property, are required to be applied to the BX Industrial Portfolio floating rate loan before being applied to the remainder of the BX Industrial Portfolio loan combination. As a result, releases of better performing and/or more valuable BX Industrial Portfolio mortgaged properties will result in the paydown of the BX Industrial Portfolio floating rate loan, leaving the remaining BX Industrial Portfolio mortgaged properties to secure the fixed rate portion of the BX Industrial Portfolio loan combination. Moreover, such application of prepayments to the BX Industrial Portfolio floating rate loan will result in payments being made to portions of the BX Industrial Portfolio floating rate loan that, following an event of default, would be subordinate to the BX Industrial Portfolio mortgage loan, rather than being made to the BX Industrial Portfolio mortgage loan.

The fixed rate portion of the BX Industrial Portfolio loan combination is divided into a senior loan (the “BX Industrial Portfolio senior fixed rate loan”) and subordinate loan (the “BX Industrial Portfolio subordinate fixed rate loan”). The BX Industrial Portfolio senior fixed rate loan is evidenced by eight A-Notes (the “BX Industrial Portfolio A-Notes”), including the BX Industrial Portfolio mortgage loan, and the BX Industrial Portfolio subordinate fixed rate loan is comprised of (i) Note A-1-B (the “BX Industrial Portfolio Note B”), which was included in the

Benchmark 2020-IG3 securitization and supports a series of loan specific certificates, (ii) Note A-1-C-1 and Note A-1-C-2 (the “BX Industrial Portfolio C-Notes”) and (iii) Note A-1-D (the “BX Industrial Portfolio Note D”), each of which is subordinate to all notes with a prior alphabetical designation. Prior to an event of default under the BX Industrial Portfolio loan combination, all voluntary prepayments of principal are required to be applied to the BX Industrial Portfolio floating rate loan until paid in full, and then to the BX Industrial Portfolio fixed rate loan. Any voluntary prepayment on the BX Industrial Portfolio fixed rate loan will be allocated (1) pro rata between (x) the BX Industrial Portfolio mortgage loan, the other BX Industrial Portfolio A-Notes, and the BX Industrial Portfolio Note B, on the one hand, and (y) the BX Industrial Portfolio C-Notes and BX Industrial Portfolio Note D on the other hand, and (2) as between the BX Industrial Portfolio A-Notes (on a pro rata and pari passu basis) and the BX Industrial Portfolio Note B, first to the BX Industrial Portfolio A-Notes until paid in full and then to the BX Industrial Portfolio Note B. Such allocations will reduce the level of subordination available to the BX Industrial Portfolio mortgage loan from the level that would be available if such prepayments were applied in sequential order.

With respect to the BX Industrial Portfolio loan combination, the mortgage loan documents permit the borrower to prepay the BX Industrial Portfolio floating rate loan and, subject to the satisfaction of certain conditions set forth in the mortgage loan agreement, subsequently re-borrow such amounts pursuant to a request for an additional advance (a “Revolving Advance”) from the holder of the BX Industrial Portfolio floating rate loan up to the initial principal balance of the BX Industrial Portfolio floating rate loan; provided that prepayments in connection with the following are considered permanent and may not be re-borrowed: (a) individual BX Industrial Portfolio property releases, including both regular releases and releases upon an event of default, (b) mandatory prepayments and/or releases made in connection with casualty or condemnation, (c) prepayments to avoid a cash management period caused by failure to satisfy a debt yield test, (d) a voluntary prepayment for which the borrower has elected that such prepayment will permanently reduce the available amount of the BX Industrial Portfolio floating rate loan and (e) any prepayment made during the continuance of an event of default.

If the holder of the BX Industrial Portfolio floating rate loan fails to fund a Revolving Advance when it is due under the related mortgage loan documents, there is a risk that the related borrower may default or claim a right of offset against its obligations under the related mortgage loan, which could result in losses. Therefore, we cannot assure you that a failure to fund any Revolving Advance will not cause payments on the related mortgage loan to be interrupted. In addition, a failure to fund a Revolving Advance may adversely affect the ability of the borrower to pay expenses related to the mortgaged properties. Conversely the making of a Revolving Advance will increase the debt service requirements on the BX Industrial Portfolio loan combination (although not in excess of the debt service requirements that would have applied if the corresponding principal amount had not been previously prepaid).

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the Uncertificated VRR Interest owner.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Eleven (11) of the mortgaged properties (30%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no such mortgaged property has a seismic expected loss of greater than 19%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, mandatory flood insurance obtained may not be adequate and the lender may not have required any supplemental flood insurance.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2020. We cannot assure you if or when NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Sponsor representation and warranty no. (16) (Insurance) on Annex E-1A to this prospectus, Sponsor representation and warranty no. (16) (Insurance) on Annex E-2A to this prospectus and Sponsor representation and warranty no. (18) (Insurance) on Annex E-3A to this prospectus and any related exceptions on Annexes E-1B, E-2B and E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A, respectively, to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2020 by the Terrorism Risk Insurance Program Reauthorization Act of 2015 and was subsequently reauthorized on December 20, 2019 for a period of eight years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your offered certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the offered certificates would be reduced or delayed. Even if the challenge were not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the offered certificates.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or loan combination, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Substantive consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your offered certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment”, “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common”.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or loan combination, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury; or

●	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to holders of offered certificates if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” above, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

See also “—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your offered certificates may be delayed or reduced.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor, or may be owned by an accommodation party, such as a corporate services provider. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single-purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the holders of offered certificates. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan backing the certificates. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the holders of offered certificates. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the offered certificates. In connection therewith, each of Citi Real Estate Funding Inc. (as the retaining sponsor, an expected holder of Class VRR certificates and an expected initial risk retention consultation party), and Deutsche Bank AG, New York Branch (as an expected holder of Class VRR certificates and an expected initial risk retention consultation party) is an Underwriter Entity that is expected to hold certificates as of the closing date of this securitization transaction. In addition, Goldman Sachs Bank USA is an Underwriter Entity that is expected to hold the Uncertificated VRR Interest as of the closing date of this securitization transaction. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates. We cannot assure you that any actions that any such party takes in its capacity as a holder of a certificate (whether in connection with market-making activity or otherwise) or in its capacity as owner of the Uncertificated VRR Interest will necessarily be aligned with the interests of the holders of other classes of any certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of any party to the pooling and servicing agreement, and unless it is a Consulting Party will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Citi Real Estate Funding Inc., one of the sponsors, an originator, the retaining sponsor, an initial risk retention consultation party and an expected holder of Class VRR certificates, (ii) Citibank, N.A., the certificate administrator and custodian, and (iii) Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights with respect to servicing decisions involving the related loan combination. However, unless such pari passu companion loan is evidenced by the controlling note, none of the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, to violate applicable law, the related mortgage loan documents, the pooling and servicing agreements or an outside servicing agreement, as applicable (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Loan Combinations” for more information regarding the rights of any companion loan holder.

In addition, Citi Real Estate Funding Inc., as the retaining sponsor, Goldman Sachs Bank USA, as an originator, and Deutsche Bank AG, New York Branch (as a “majority-owned affiliate” (as defined in Regulation RR) of DBR Investments Co. Limited, an originator), are each expected to hold a portion of the Combined VRR Interest as described in “Credit Risk Retention”; and Citi Real Estate Funding Inc., Goldman Sachs Mortgage Company, and Deutsche Bank AG, New York Branch are expected to be appointed as the initial risk retention consultation parties. Each risk retention consultation party may, on a strictly non-binding basis, consult with the master servicer and/or the special servicer and recommend that each such servicer take actions that conflict with the interests of holders of certain classes of the offered certificates. However, neither the master servicer nor the special servicer is required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the parties by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any risk retention consultation party or any party that can appoint a risk retention consultation party holds companion loan(s) or securities backed thereby, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party with respect to a mortgage loan is a risk retention consultation party or the person entitled to appoint such risk retention consultation party (any such mortgage loan being referred to in this context as an “excluded RRCP mortgage loan” as to such risk retention consultation party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded RRCP mortgage loan. See “Credit Risk Retention”.

In addition, the pooling and servicing agreement will provide that, to the extent a risk retention consultation party or a holder of a portion of the Combined VRR Interest receives access pursuant to the pooling and servicing agreement to any information relating to an excluded RRCP mortgage loan (or a mortgage loan as to which such holder of a portion of the Combined VRR Interest is a borrower party) and/or the related mortgaged properties (other than information with respect to such excluded RRCP mortgage loan (or such mortgage loan as to which a holder of a portion of the Combined VRR Interest is a borrower party) that is aggregated with information relating to other mortgage loans at a pool level), any risk retention consultation party or any holder of a portion of the Combined VRR Interest will be deemed to have agreed that it (i) will not provide any such information to, among others, the related borrower party or the employees or personnel of such risk retention consultation party or such holder of a Combined VRR Interest or any of such party’s affiliates involved in the management of any investment in the related borrower party or the related mortgaged property, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in order to comply with the limitations described in clause (i) above. There can be no assurance that any of Citi Real Estate Funding Inc., Goldman Sachs Bank USA or Deutsche Bank AG, New York Branch (in each case as the parties with the right to appoint a risk retention consultation party) or any risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or loan combination or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or loan combination becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced loan combination is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In addition, in order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and the applicable directing holder will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer“) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. In the event there is no applicable directing holder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced loan combination, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if:

●	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities“), or

●	as it relates to servicing and administration of any outside serviced loan combination under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced loan combination;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities by deferring acceleration of the applicable specially serviced loans in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, another directing holder, a controlling class certificateholder or other certificateholders, an Uncertificated VRR Interest owner, a companion loan holder, or a holder of a security backed (in whole or in part) by a companion loan (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of any holder or group of holders of offered certificates. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a control termination event, and (iv) has no consultation rights in connection with the outside serviced loan combinations, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of offered certificates or any holder of offered certificates. It is not intended that the operating advisor act as a surrogate for the holders of offered certificates. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of holders of offered certificates to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans; provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders and the Uncertificated VRR Interest owner (as a collective whole) and will have no fiduciary duty to any party. In addition, pursuant to Regulation RR, the operating advisor is not permitted to (i) be affiliated with other parties to this securitization transaction (which, for the avoidance of doubt, does not include the asset representations reviewer) or (ii) directly or indirectly have any financial interest in this securitization transaction other than in fees from its role as the operating advisor. See “The Pooling and Servicing Agreement—Operating Advisor”. Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of holders of offered certificates, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgages properties may be in the same market as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the Operating Advisor Standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of holders of offered certificates, especially if the asset representations reviewer or any of its affiliates have financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same market as or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC.

Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder

It is expected that RREF IV Debt AIV, LP (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced loan combinations as to which the controlling class representative is entitled to act as directing holder. See “—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer” above. The initial outside controlling class representative(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

In addition, a directing holder will have certain consent rights, and a consulting party will have certain consultation rights, with respect to the applicable serviced mortgage loan(s) and serviced companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus. See “The Pooling and Servicing Agreement—Directing Holder”.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights (which may include being a directing holder or consulting party) may affect the servicing of the related mortgage loan.

The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will not have any duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any holder of offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Similarly, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced loan combination, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and the controlling class representative for this securitization transaction, at any time that it is a directing holder or consulting party, will have certain consultation rights with respect to such outside serviced loan combination. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Any directing holder, consulting party, or outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have interests that are in conflict with those of any or all of the holders of offered certificates, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a directing holder or a consulting party, may take actions with respect to the related serviced mortgage loan or serviced loan combination that could adversely affect the holders of some or all of the classes of the offered certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations”. No directing holder or consulting party will have any duty to the holders of any class of offered certificates and may have interests in conflict with those of the holders of offered certificates. As a result, it is possible that a directing holder may direct or a consulting party may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

No certificateholder may take any action against any directing holder or consulting party for having acted solely in its own interests. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

However, if any mortgage loan becomes an “excluded controlling class mortgage loan“ (i.e., a mortgage loan or loan combination with respect to which the controlling class representative or any controlling class certificateholder is a borrower party), the controlling class representative or any controlling class certificateholder that is a borrower party (each, as applicable, an “excluded controlling class holder“) will not be entitled to have access to any related “excluded information“, including any asset status reports, final asset status reports or any summaries related thereto (and any other information identified in the pooling and servicing agreement), with respect to such excluded controlling class mortgage loan. Although the pooling and servicing agreement will require (i) each excluded controlling class holder to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any related excluded information and (ii) the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder to certify and agree that they will not share any such excluded information with any excluded controlling class holder, we cannot assure you that any such excluded controlling class holder will not access, obtain, review and/or use, or the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder will not share with such excluded controlling class holder, such related excluded information in a manner that adversely impacts your offered certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G and Class H certificates (the “B-Piece Buyer“) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your offered certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class G and Class H certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the origination of such mortgage loan.

The B-Piece Buyer will have no liability to any holder of offered certificates for any actions taken by it as described in the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that RREF IV Debt AIV, LP (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced loan combinations as to which the controlling class representative is entitled to act as directing holder. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon any B-Piece Buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Loan Combination

With respect to each loan combination, the applicable directing holder, or an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such loan combination and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such loan combination (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of offered certificates. In addition, that party does not have any duties to the holders of any class of offered certificates, may act solely in its own interests, and will have no liability to any holder of offered certificates for having done so. No holder of offered certificates may take any action against the directing holder or the outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Loan Combinations” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described under “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”, you and other holders of offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of offered certificates would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. In addition, the special servicer (but not any outside special servicer) may be replaced based on a certificateholder vote (a) after the occurrence and during the continuance of a control termination event, at the request of certain certificateholders entitled to at least a specified percentage of voting rights allocated thereto, or (b) after the occurrence and during the continuance of a consultation termination event,, based on the recommendation of the operating advisor (provided that the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement special servicer would be in the best interest of the certificateholders and the Uncertificated VRR Interest owner (as a collective whole)). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

The outside special servicer for any outside serviced loan combination will likewise be subject to removal and replacement by the related outside controlling class representative, in connection with a securityholder vote and/or, with respect to any outside serviced loan combination as to which the related controlling note has not been securitized, by the related controlling note holder for such outside serviced loan combination, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class, and in either case a particular vote may exclude certain classes. Your interests as an owner of offered certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. Voting rights are generally allocated to a particular class based on the outstanding certificate balance (or outstanding notional amount, as applicable) thereof, which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases, however, the allocation of and/or right to exercise voting rights may take into account the allocation of appraisal reduction amounts. Furthermore, quorums have been established for certain votes that would ultimately permit certain actions to be taken based on the affirmative vote of the holders of certificates evidencing less (and perhaps materially less) than a majority of the voting rights. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You generally have no right to vote on any servicing matters related to any outside serviced loan combination. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan or, if applicable, loan combination under the pooling and servicing agreement, the special servicer generally will be required to obtain the consent of the applicable directing holder. In addition, in connection with such actions or decisions regarding a mortgage loan or, if applicable, loan combination serviced under the pooling and servicing agreement, the special servicer generally will be required to consult with any applicable consulting party. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor”. Such actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, loan combination(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor” for a list of actions and decisions requiring consultation with the applicable consulting parties. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder or consulting party: (i) may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates; (ii) may act solely in its own interests (or the interests of any particular class of certificateholders or the owner of the Uncertificated VRR Interest or such other person that appointed it); (iii) does not have any duties to the holders of any class of offered certificates (other than the holders of any particular class of certificateholders that appointed it); (iv) may take actions that favor its own interests (or the interests of any particular class of certificateholders or the Uncertificated VRR Interest owner or such other person that appointed it) over the interests of the holders of one or more classes or interests (or other classes or interests, as applicable) of certificates; and (v) will have no liability whatsoever (other than to any particular class of certificateholders or other person that appointed it) for having so acted as set forth in (i) – (iv) above, and that no holder of an offered certificate may take any action whatsoever against any directing holder or any consulting party or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder or any consulting party for having so acted.

Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced loan combination were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) (and, under certain circumstances, any related subordinate companion loan(s)) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted loan combination (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced loan combination. Further, if, pursuant to the related co-lender agreement, the issuing entity as holder of the related mortgage loan is (and the related serviced pari passu companion loan holder is not) the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”) with respect to the subject serviced pari passu loan combination, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced pari passu loan combination, then the net proceeds realized by the issuing entity in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

In the case of a serviced outside controlled loan combination, a related companion loan holder or its representative, if it is the directing holder, will generally have the right to consent to certain servicing actions with respect to such loan combination by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such loan combination). In addition, the controlling class representative if it is a consulting party as to such serviced outside controlled loan combination will have non-binding consultation rights with respect to certain servicing decisions involving such serviced outside controlled loan combination.

In connection with the servicing of a serviced pari passu loan combination, the related serviced pari passu companion loan holder, if it is a consulting party, or its representative will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu loan combination, and such recommended servicing actions could adversely affect the holders of some or all of the classes of offered certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of offered certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the offered certificates. Notwithstanding the foregoing, any such consultation with such serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB loan combination, pursuant to the terms of the pooling and servicing agreement, if such serviced AB loan combination becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) any right of the subordinate companion loan holder(s) to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced loan combination, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of offered certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of offered certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment

With respect to each outside serviced loan combination, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

●	An outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of offered certificates.

●	With respect to any outside serviced loan combination, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced loan combination that conflict with the interests of the holders of certain classes of the offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder):

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of offered certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of offered certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to this securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced loan combination (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your offered certificates.

See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Citi Real Estate Funding Inc. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect or cause such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the outside servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer, if any, under that outside servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

In addition, with respect to each of (i) the MGM Grand & Mandalay Bay mortgage loan (7.2%), which is comprised of promissory notes contributed to this securitization by Citi Real Estate Funding Inc. and German American Capital Corporation, (ii) the Moffett Place - Building 6 mortgage loan (5.2%), which is comprised of promissory notes contributed to this securitization by German American Capital Corporation and JPMorgan Chase Bank, National Association, and (iii) the 1633 Broadway mortgage loan (4.1%), which is comprised of promissory notes contributed to this securitization by Goldman Sachs Mortgage Company and German American Capital Corporation, each such mortgage loan seller will be obligated to take the above remedial actions as a result of a breach of any representation or warranty or any document defect only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by any such mortgage loan seller and evidencing a portion of such mortgage loan was a separate mortgage loan. Accordingly, it is possible that, under certain circumstances, with respect to any such mortgage loan, only one mortgage loan seller, and not the other, will repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a breach of any representation or warranty or any document defect.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a control termination event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any subservicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the mortgage loans. Accordingly, this may adversely affect the performance of the mortgage loans or the performance of the offered certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity (or a portion thereof), including the Upper-Tier REMIC and the

Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property. In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to holders of offered certificates. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, the Uncertificated VRR Interest owner and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the holders of offered certificates.

No Gross Up in Respect of the Offered Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any offered certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to holders of offered certificates in respect of such taxes and such withholding tax would therefore result in a shortfall to affected holders of offered certificates. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors” and “—FATCA”.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the sponsors, the related borrower, or the parties to the pooling and servicing agreement will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of offered certificates.

The IRS has also issued Revenue Procedure 2020-26 easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC or grantor trust by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), (c) do not result in a deemed reissuance of related REMIC regular interests and (d) do not manifest a power to vary the investment of an investment trust under Treasury Regulations Section 301.7701-4(c). Accordingly, the master servicer or the special servicer may grant certain forbearances (and engage in related modifications) with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of offered certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of offered certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the MGM Grand & Mandalay Bay mortgaged properties (7.2%), the Boyd Manufacturing Portfolio mortgaged properties (2.3%) and the Varsity Brands mortgaged property (1.4%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the holders of offered certificates.

Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates and the Uncertificated VRR Interest will be Benchmark 2020-B19 Mortgage Trust (the “Issuing Entity“). The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool“) of 40 fixed rate commercial mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans“) with an aggregate principal balance as of the Cut-off Date after deducting payments of principal due on such respective dates, of approximately $1,110,659,878 (with respect to each Mortgage Loan, the “Cut-off Date Balance“ and, in the aggregate, the “Initial Pool Balance“). The “Cut-off Date“ with respect to each Mortgage Loan is its respective due date in September 2020 (or, in the case of any Mortgage Loan that has its first due date subsequent to September 2020, the date that would have been its due date in September 2020 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note“) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage“) creating a first lien on a fee simple and/or leasehold interest in a commercial or multifamily property (each, a “Mortgaged Property“) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties).

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property(ies) and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Seventeen (17) of the Mortgage Loans (collectively 68.7%) (each such Mortgage Loan, a “Split Mortgage Loan“), are each part of a split loan structure (a “Loan Combination“). A Loan Combination consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan“) that will be held outside the Issuing Entity. If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan“ and the related Loan Combination may be referred to in this prospectus as a “Pari Passu Loan Combination“. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan“ and the related Loan Combination may be referred to in this prospectus as an “AB Loan Combination“. If a Loan Combination includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, then such Loan Combination may be referred to in this prospectus as a “Pari Passu-AB Loan Combination“ and the discussions in this prospectus regarding both Pari Passu Loan Combinations and AB Loan Combinations will be applicable to such Loan Combination. The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Loan Combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. See “—The Loan Combinations” below for more information regarding the identity of, and certain other information regarding, the Loan Combinations, as well as rights of the holders of the Companion Loans and the servicing and administration of the Loan Combinations that will not be serviced under the pooling and servicing agreement for this transaction.

With respect to the BX Industrial Portfolio Loan Combination (7.7%), in respect of presentation of financial information, references to Pari Passu Companion Loans should generally be deemed to also include a portion of the BX Industrial Portfolio floating rate loan that has a principal balance as of the Cut-off Date of approximately

$58,283,000 which is deemed to be pari passu with the BX Industrial Portfolio Mortgage Loan and references to Subordinate Companion Loans should generally be deemed to also include the remaining portion of the BX Industrial Portfolio floating rate loan that has a principal balance as of the Cut-off Date of approximately $41,145,000 that is deemed to be subordinate to the BX Industrial Portfolio Mortgage Loan.

The Mortgage Loans were originated or acquired by the mortgage loan sellers (or will be acquired, on or prior to the Closing Date, by the mortgage loan sellers) set forth in the following chart (collectively, the “Mortgage Loan Sellers“), and such entities will sell their respective Mortgage Loans to the Depositor, which will in turn transfer the Mortgage Loans to the Issuing Entity:

Mortgage Loan Sellers

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc. (“CREFI”)	13 (the “CREFI Mortgage Loans”)(1)	$157,347,126	14.2%
Goldman Sachs Mortgage Company (“GSMC“)	9 (the “GSMC Mortgage Loans“)(2)	$285,091,228	25.7%
German American Capital Corporation (“GACC“)	10 (the “GACC Mortgage Loans”)(1)(2)(3)	$335,721,524	30.2%
JPMorgan Chase Bank, National Association (“JPMCB”)	5 (the “JPMCB Mortgage Loans“)(3)	$149,750,000	13.5%
Citi Real Estate Funding Inc. / German American Capital Corporation	1(4)	$80,000,000	7.2%
German American Capital Corporation / JPMorgan Chase Bank, National Association	1(5)	$57,750,000	5.2%
Goldman Sachs Mortgage Company / German American Capital Corporation	1(6)	$45,000,000	4.1%
Total	40	$1,110,659,878	100.0%

(1)	Except as otherwise indicated, references to: (i) “CREFI Mortgage Loan(s)” also include the CREFI MGM Grand & Mandalay Bay Note (as defined below); and (ii) “GACC Mortgage Loan(s)” also include the GACC MGM Grand & Mandalay Bay Note (as defined below).

(2)	Except as otherwise indicated, references to (i) “GSMC Mortgage Loan(s)” also include the GSMC 1633 Broadway Note (as defined below) and (ii) “GACC Mortgage Loan(s)” also include the GACC 1633 Broadway Note (as defined below).

(3)	Except as otherwise indicated, references to (i) “GACC Mortgage Loan(s)” also include the GACC Moffett Place - Building 6 Note (as defined below) and (ii) “JPMCB Mortgage Loan(s)” also include the JPMCB Moffett Place - Building 6 Note (as defined below).

(4)	The MGM Grand & Mandalay Bay Mortgage Loan (7.2%) is part of a Loan Combination as to which separate notes are being sold by CREFI and GACC. The MGM Grand & Mandalay Bay Loan Combination was co-originated by CREFI, Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch and Société Générale Financial Corporation. The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-13-2, with a Cut-off Date Balance of $53,333,333, as to which CREFI is acting as Mortgage Loan Seller (the “CREFI MGM Grand & Mandalay Bay Note“); and (ii) note A-15-3, with a Cut-off Date Balance of $26,666,667, as to which GACC is acting as Mortgage Loan Seller (the “GACC MGM Grand & Mandalay Bay Note“).

(5)	The Moffett Place - Building 6 Mortgage Loan (5.2%) is part of a Loan Combination as to which separate notes are being sold by GACC and JPMCB. The Moffett Place - Building 6 Loan Combination was co-originated by DBRI and JPMCB. The Moffett Place - Building 6 Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-1-C5, with a Cut-off Date Balance of $31,230,000, as to which GACC is acting as Mortgage Loan Seller (the “GACC Moffett Place - Building 6 Note“) ; and (ii) note A-2-C, with a Cut-off Date Balance of $26,520,000, as to which JPMCB is acting as Mortgage Loan Seller (the “JPMCB Moffett Place - Building 6 Note“).

(6)	The 1633 Broadway Mortgage Loan (4.1%) is part of a Loan Combination as to which separate notes are being sold by GSMC and GACC. The 1633 Broadway Loan Combination was co-originated by DBRI, Wells Fargo Bank, National Association, JPMCB and Goldman Sachs Bank USA (“GS Bank“). The 1633 Broadway Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-1-C-4-A, with a Cut-off Date Balance of $30,000,000, as to which GSMC is acting as Mortgage Loan Seller (the “GSMC 1633 Broadway Note“); and (ii) note A-2-C-4-B, with a Cut-off Date Balance of $15,000,000, as to which GACC is acting as Mortgage Loan Seller (the “GACC 1633 Broadway Note“).

The Sponsors originated (or co-originated) the Mortgage Loans or acquired (or, on or prior to the Closing Date, will acquire) the Mortgage Loans, directly or indirectly, from the originators as set forth in the following chart:

Originators

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.(1)	Citi Real Estate Funding Inc.	13	$157,347,126	14.2%
Goldman Sachs Bank USA(2)(3)	Goldman Sachs Mortgage Company	9	285,091,228	25.7
Deutsche Bank AG, New York Branch/DBR Investments Co. Limited(4)	German American Capital Corporation(4)	10	335,721,524	30.2
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	5	149,750,000	13.5
Citi Real Estate Funding Inc./Deutsche Bank AG, New York Branch(5)	Citi Real Estate Funding Inc./German American Capital Corporation(4)(5)	1	80,000,000	7.2
DBR Investments Co. Limited/ JPMorgan Chase Bank, National Association(6)	German American Capital Corporation(4)/JPMorgan Chase Bank, National Association(6)	1	57,750,000	5.2
Goldman Sachs Bank USA/DBR Investments Co. Limited(7)	Goldman Sachs Mortgage Company(2)/German American Capital Corporation(4)(7)	1	45,000,000	4.1
	Total	40	$1,110,659,878	100.0%

(1)	The 420 Taylor Street Mortgage Loan (1.9%), for which CREFI is the Mortgage Loan Seller, is part of a loan combination that was co-originated by CREFI and JPMCB.

(2)	GSMC has acquired or will acquire the Mortgage Loans or portions thereof that were originated or co-originated by GS Bank on or prior to the Closing Date.

(3)	The Moffett Towers Buildings A, B & C Mortgage Loan (4.8%) is part of a Loan Combination that was co-originated by DBRI, JPMCB and GS Bank. The 711 Fifth Avenue Mortgage Loan (0.9%) is part of a Loan Combination that was co-originated by GS Bank and Bank of America, N.A. The 333 South Wabash Mortgage Loan (4.5%) is part of a Loan Combination that was co-originated by GS Bank, American General Life Insurance Company, The Variable Annuity Life Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA. and American Home Assurance Company.

(4)	GACC has acquired or will acquire the Mortgage Loans or portions thereof that were originated, co-originated or acquired by its affiliates, Deutsche Bank AG, acting through its New York Branch and DBRI, on or prior to the Closing Date.

(5)	The MGM Grand & Mandalay Bay Mortgage Loan (7.2%) is part of a Loan Combination as to which separate notes are being sold by CREFI and GACC. The MGM Grand & Mandalay Bay Loan Combination was co-originated by CREFI, Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch and Société Générale Financial Corporation, and the MGM Grand & Mandalay Bay Mortgage Loan is evidenced by two (2) promissory notes: (i) the CREFI MGM Grand & Mandalay Bay Note, with a Cut-off Date Balance of $53,333,333, as to which CREFI is acting as Mortgage Loan Seller; and (ii) the GACC MGM Grand & Mandalay Bay Note, with a Cut-off Date Balance of $26,666,667, as to which GACC is acting as Mortgage Loan Seller.

(6)	The Moffett Place - Building 6 Mortgage Loan (5.2%) is part of a Loan Combination as to which separate notes are being sold by GACC and JPMCB. The Moffett Place - Building 6 Loan Combination was co-originated by DBRI and JPMCB, and the Moffett Place - Building 6 Mortgage Loan is evidenced by two (2) promissory notes: (i) the GACC Moffett Place - Building 6 Note, with a Cut-off Date Balance of $31,230,000, as to which GACC is acting as Mortgage Loan Seller; and (ii) the JPMCB Moffett Place - Building 6 Note, with a Cut-off Date Balance of $26,520,000, as to which JPMCB is acting as Mortgage Loan Seller.

(7)	The 1633 Broadway Mortgage Loan (4.1%) is part of a Loan Combination as to which separate notes are being sold by GSMC and GACC. The 1633 Broadway Loan Combination was co-originated by DBRI, Wells Fargo Bank, National Association, JPMCB and GS Bank, and the 1633 Broadway Mortgage Loan is evidenced by two (2) promissory notes: (i) the GSMC 1633 Broadway Note, with a Cut-off Date Balance of $30,000,000, as to which GSMC is acting as Mortgage Loan Seller; and (ii) the GACC 1633 Broadway Note, with a Cut-off Date Balance of $15,000,000, as to which GACC is acting as Mortgage Loan Seller.

CREFI, Goldman Sachs Bank USA, Deutsche Bank AG, New York Branch, DBR Investments Co. Limited and JPMCB are referred to in this prospectus as originators.

Citigroup Commercial Mortgage Securities Inc. (the “Depositor“) will acquire the Mortgage Loans from each of CREFI, GSMC, GACC and JPMCB (collectively, the “Sponsors“) on or about September 30, 2020 (the “Closing Date“) pursuant to a separate Mortgage Loan Purchase Agreement (as defined under “The Mortgage Loan Purchase Agreements” below) between the Depositor and each such Mortgage Loan Seller. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information on Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its related Anticipated Repayment Date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics on Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the BX Industrial Portfolio Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Mortgage Loan or Loan Combination may be identified in this prospectus by name (for example, the BX Industrial Portfolio Mortgage Loan or the BX Industrial Portfolio Loan Combination); when that occurs, we are referring to the Mortgage Loan or Loan Combination, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a BX Industrial Portfolio Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. With respect to any Split Mortgage Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus (for example, BX Industrial Portfolio) is combined with any Loan Combination-related defined term (for example, BX Industrial Portfolio Companion Loan Holder), reference is being made to such combined term (for example, “BX Industrial Portfolio Companion Loan Holder”) as it relates to that particular Split Mortgage Loan or the related Loan Combination as if it were so defined in this prospectus.

Unless otherwise specified or otherwise indicated by the context, any parenthetical with a percentage next to the name of a Mortgaged Property (or the name of a portfolio of Mortgaged Properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgaged Properties by name or as a group), and any parenthetical with a percentage next to the name of a Mortgage Loan or a group of Mortgage Loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgage Loans by name or as a group).

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report“) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR“ means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount“ means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Loan Combination secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Loan Combination principal balance, and provided further, with respect to the BX Industrial Portfolio Mortgage Loan (7.7%), four of the related individual Mortgaged Properties were not assigned an allocated loan amount, as each such individual Mortgaged Property shares an address and allocated loan amount with another of the related individual Mortgaged Properties. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service“ means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of September 2020 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to September 2020, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of September 2020); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period. For purposes of calculating the Annual Debt Service for the BX Industrial Portfolio Loan Combination, LIBOR was assumed to be 0.500%.

“Appraised Value“ means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth under “Appraised Value” on Annex A to this prospectus. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value (which may contain certain assumptions, including extraordinary assumptions), unless otherwise specified below, and is in each case as determined by an appraisal made not more than 11 months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus. For the Appraised Values on a property-by-property basis, see Annex A to this prospectus and the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, or reflects the “as-is” appraised value for the entire portfolio of Mortgaged Properties (which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties) or reflects an “as-is” appraised value that has been determined inclusive of an upward adjustment or of certain “extraordinary” assumptions):

●	With respect to the Coleman Highline Mortgage Loan (7.7%), the Appraised Value of the Mortgaged Property of $305,100,000 represents the “As Stabilized” value, which assumes free rent has burned off and rent commencement has begun. The “As-Is” appraised value as of July 13, 2020 is $301,100,000.

●	With respect to the Agellan Portfolio Mortgage Loan (5.4%), the Appraised Value is based on an aggregate “As-Is” value of the Mortgaged Properties and is inclusive of excess land value that is defined in each individual Mortgaged Property appraisal and serves as collateral for the Mortgage Loan. The excess vacant land parcels are associated with the Sarasota Distribution Hub and Supervalu properties, and may be released pursuant to satisfying conditions set forth in the Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

●	With respect to the Moffett Place - Building 6 Mortgage Loan (5.2%), the Appraised Value of the Mortgaged Property is a “Prospective Market Value Upon Stabilization” of $359,200,000 as of May 1, 2021, which assumes the stabilized operation of the Mortgaged Property as of the date of valuation. The “As-Is” appraised value of the Mortgaged Property as of August 1, 2020, was $333,000,000.

●	With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (4.8%),the Appraised Value of the Mortgaged Property is a “Prospective Market Value Upon Stabilization” of $1,145,000,000 as of October 1, 2021, and which assumes the stabilized operation of the Mortgaged Property as of the date of valuation. The “As-Is” appraised value of the Mortgaged Property as of January 3, 2020, was $995,000,000.

●	With respect to the 1633 Broadway Mortgage Loan (4.1%), the “As-Is” Appraised Value of $2,400,000,000 as of October 24, 2019 includes the extraordinary assumption that the owner has provided a $55,980,670 capital expenditure budget, which was utilized to estimate the value set forth in the appraisal. Such capital expenditures are not required to be performed under the terms of the Mortgage Loan documents and have not been reserved for under the Mortgage Loan documents, and there can be no assurance that they will be made.

●	With respect to the USAA Plano Mortgage Loan (3.5%), the Appraised Value of the Mortgaged Property represents the “Hypothetical Market Value – Accelerated Occupancy” value of $119,900,000 as of August 2, 2020. The “Hypothetical Market Value – Accelerated Occupancy” value assumes that the scheduled occupancy by USAA of the entire Mortgaged Property occurs as of August 2, 2020, which is contrary to the actual terms of the related lease. The “As-Is” appraised value of the Mortgaged Property as of August 2, 2020 was $99,200,000.

●	With respect to the Prosper Portfolio Mortgage Loan (3.4%), the Appraised Value of the Mortgaged Properties of $62,343,750 represents a “portfolio valuation”, which applies a 5% portfolio premium to the aggregate of the “as is” appraised values of the Mortgaged Properties of $59,375,000.

●	With respect to the 675 Creekside Way Mortgage Loan (2.3%), the Appraised Value of the Mortgaged Property of $143,000,000 represents the “As Stabilized” appraised value as of January 1, 2021, which assumes all free rent has burned off and rent commencement has begun. At origination, approximately $8,500,000 was reserved in a free rent reserve. The “As-Is” appraised value of the Mortgaged Property as of December 16, 2019 was $131,000,000.

●	With respect to the 420 Taylor Street Mortgage Loan (1.9%), the Appraised Value reflects the “Prospective Value Upon Completion (TILC Funded) / Stabilization” appraised value of $143,500,000 for the Mortgaged Property, effective May 1, 2021, which assumes the renovations have been completed. The “As-Is” appraised value of the Mortgaged Property (without taking into account such assumption) as of May 1, 2020 is $121,500,000.

●	With respect to the 112 7th Avenue Mortgage Loan (1.9%), the Appraised Value reflects the “As-Stabilized” of $36,000,000 for the Mortgaged Property, effective January 1, 2021, which assumes stabilized occupancy has been achieved. The “As-Is” appraised value of the Mortgaged Property (without taking into account such assumption) as of December 3, 2019 is $33,000,000.

●	With respect to the 280 North Bernardo Mortgage Loan (1.0%), the Appraised Value of the Mortgaged Property of $120,000,000 represents the “As Stabilized” value, which assumes all free rent has burned off and rent commencement has begun. The sole tenant, Aurora Innovations, has begun the buildout of its space and approximately $10,400,000 was reserved upfront in free rent and TI/LC reserves. The “As-Is” appraised value of the Mortgaged Property as of October 29, 2019 was $98,700,000.

●	With respect to the 711 Fifth Avenue Mortgage Loan (0.9%), the Appraised Value of $1,000,000,000 as of January 23, 2020 is an “As-Is” appraised value that includes the extraordinary assumption that the timely and workmanlike completion of certain scheduled renovations and improvements will be commensurate to similar Class A and Class B office buildings in the competitive marketplace.

“ARD“ means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance“ means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated

Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group“ means each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other (either individually or as part of a Pari Passu Loan Combination), if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus.

“Cut-off Date LTV Ratio“ or “Cut-off Date Loan-to-Value Ratio“ generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated;

●	with respect to the BX Industrial Portfolio Mortgage Loan (7.7%), the calculation of the Cut-off Date LTV Ratio includes approximately $58,283,000 of the Cut-off Date Balance of the BX Industrial Portfolio Floating Rate Loan; and

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Coleman Highline	7.7%	50.8%	$305,100,000	51.5%	$301,100,000
Moffett Place - Building 6	5.2%	37.1%	$359,200,000	40.0%	$333,000,000
Moffett Towers Buildings A, B & C	4.8%	38.7%	$1,145,000,000	44.5%	$995,000,000
USAA Plano	3.5%	53.0%	$119,900,000	64.1%	$99,200,000
Prosper Portfolio	3.4%	59.8%	$62,343,750	62.8%	$59,375,000
675 Creekside Way	2.3%	58.3%	$143,000,000	63.7%	$131,000,000
420 Taylor Street	1.9%	61.2%	$143,500,000	72.3%	$121,500,000
112 7th Avenue	1.9%	59.7%	$36,000,000	65.2%	$33,000,000
280 North Bernardo	1.0%	59.2%	$120,000,000	71.9%	$98,700,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

“Debt Yield on Underwritten Net Cash Flow“ or “Debt Yield on Underwritten NCF“ means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s);

●	with respect to the BX Industrial Portfolio Mortgage Loan (7.7%), the calculation of the Debt Yield on Underwritten Net Cash Flow includes approximately $58,283,000 of the Cut-off Date Balance of the BX Industrial Portfolio Floating Rate Loan; and

●	with respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the Mortgaged Properties and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Properties by MGM Lessee II, LLC (and/or any operating subtenant thereof); the Debt Yield on Underwritten NCF of the related Loan Combination, based only on the master lease rent, is 9.7%.

“Debt Yield on Underwritten Net Operating Income“ or “Debt Yield on Underwritten NOI“ means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s);

●	with respect to the BX Industrial Portfolio Mortgage Loan (7.7%), the calculation of the Debt Yield on Underwritten Net Operating Income includes approximately $58,283,000 of the Cut-off Date Balance of the BX Industrial Portfolio Floating Rate Loan; and

●	with respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the Mortgaged Properties and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Properties by MGM Lessee II, LLC (and/or any operating subtenant thereof); the Debt Yield on Underwritten NOI of the related Loan Combination, based only on the master lease rent, is 9.7%.

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR“, “Underwritten NCF DSCR“ or “UW NCF DSCR“ generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan(s), unless expressly stated otherwise;

●	with respect to the BX Industrial Portfolio Mortgage Loan (7.7%), the calculation of the DSCR includes approximately $58,283,000 of the Cut-off Date Balance of the BX Industrial Portfolio Floating Rate Loan;

●	with respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the Mortgaged Properties and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Properties by MGM Lessee II, LLC (and/or any operating subtenant thereof); the UW NCF DSCR of the related Loan Combination, based only on the master lease rent, is 2.70x.

“Hard Lockbox“ means an account into which either (i) the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender, or (ii) in the case of hospitality, mixed use and multifamily properties, all credit card receivables, cash, checks and “over the counter” receipts are required to be deposited into a lockbox account controlled by the lender either directly (in the case of credit card receivables for certain properties) or by an unaffiliated property manager; provided, that in the case of certain flagged hospitality properties, such unaffiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“In-Place Cash Management“ means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant“ means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square footage.

“Largest Tenant Lease Expiration“ means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit“ means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date/ARD LTV Ratio“, “Maturity Date/ARD Loan-to-Value Ratio“ or “LTV Ratio at Maturity/ARD“ means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate Balloon Balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated;

●	with respect to the BX Industrial Portfolio Mortgage Loan (7.7%), the calculation of the Maturity Date/ARD LTV Ratio includes approximately $58,283,000 of the Cut-off Date Balance of the BX Industrial Portfolio Floating Rate Loan; and

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus; which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Appraised Value)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Coleman Highline	7.7%	50.8%	$305,100,000	51.5%	$301,100,000
Moffett Place - Building 6	5.2%	37.1%	$359,200,000	40.0%	$333,000,000
Moffett Towers Buildings A, B & C	4.8%	38.7%	$1,145,000,000	44.5%	$995,000,000
USAA Plano	3.5%	53.0%	$119,900,000	64.1%	$99,200,000
Prosper Portfolio	3.4%	59.8%	$62,343,750	62.8%	$59,375,000
675 Creekside Way	2.3%	58.3%	$143,000,000	63.7%	$131,000,000
420 Taylor Street	1.9%	55.4%	$143,500,000	65.4%	$121,500,000
112 7th Avenue	1.9%	59.7%	$36,000,000	65.2%	$33,000,000
280 North Bernardo	1.0%	59.2%	$120,000,000	71.9%	$98,700,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI“ and “Trailing 12 NOI“ (which is for the period ending as of the date specified on Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy“ means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, or Beds, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, mixed use (to the extent the related Mortgaged Property includes office, retail, industrial or self storage space), industrial and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date“ means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance“ means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description“ or “Prepayment Provision“ means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group“ identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR“ means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox“ means an account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality, mixed use and multifamily properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into a lockbox account by the borrower or an affiliated property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, such affiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“Soft Springing Lockbox“ means an account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Cash Management“ means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox“ means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses“ with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow“ or “Underwritten NCF“ with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Sponsor has determined for tenant improvements and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NCF for other Mortgage Loans may also include straight line rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus intended to represent such future cash flows.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

“Underwritten Net Operating Income“ or “Underwritten NOI“ with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Loan Combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NOI for other Mortgage Loans may also include straight line rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

“Underwritten Revenues“ or “Underwritten EGI“ with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self-storage properties, the related Sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases, the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out or one or more months or periods of rent abatements during the lease term. See “—Tenant Issues” below.

“Units“ and “Rooms“ means, respectively, (a) in the case of a Mortgaged Property operated as a multifamily property, the number of apartments, regardless of the size of or number of rooms in such apartment, or (b) in the case of a Mortgaged Property that is a hospitality property, the number of guest rooms.

“Weighted Average Mortgage Rate“ means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,110,659,878
Number of Mortgage Loans	40
Number of Mortgaged Properties	175
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$3,160,000 to $85,000,000
Average Cut-off Date Balance	$27,766,497
Range of Mortgage Rates	2.80000% to 4.75000%
Weighted Average Mortgage Rate	3.58921%
Range of original terms to Maturity Date/ARD(2)(3)	60 months to 121 months
Weighted average original term to Maturity Date/ARD(2)(3)	106 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(2)(3)	54 months to 121 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(2)(3)	104 months
Range of original amortization terms(4)	300 months to 360 months
Weighted average original amortization term(4)	358 months
Range of remaining amortization terms(4)	292 months to 360 months
Weighted average remaining amortization term(4)	357 months
Range of Cut-off Date LTV Ratios(5)(6)(7)	35.5% to 72.9%
Weighted average Cut-off Date LTV Ratio(5)(6)(7)	52.8%
Range of Maturity Date/ARD LTV Ratios(2)(5)(6)(7)	35.5% to 65.0%
Weighted average Maturity Date/ARD LTV Ratio(2)(5)(6)(7)	50.9%
Range of UW NCF DSCR(5)(7)(8)(9)	1.31x to 4.95x
Weighted average UW NCF DSCR(5)(7)(8)(9)	2.93x
Range of Debt Yield on Underwritten NOI(5)(7)(9)(10)	7.1% to 18.4%
Weighted average Debt Yield on Underwritten NOI(5)(7)(9)(10)	11.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	69.1%
Interest Only, then Amortizing Balloon	10.8%
Interest Only — ARD	10.7%
Amortizing Balloon	7.4%
Amortizing Balloon, then Interest Only	1.9%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	42.8%
Mortgage Loans with mezzanine debt	10.6%
Mortgage Loans with subordinate debt	34.3%
Mortgage Loans with mezzanine and subordinate debt	10.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Unless otherwise indicated, Mortgage Loans with Anticipated Repayment Dates are presented as if they were to mature on the related Anticipated Repayment Date.

(3)	With respect to the El Segundo Mortgage Loan (2.7%), on the Closing Date, JPMCB is contributing the initial interest deposit amount to the Issuing Entity to cover one month’s interest that would have accrued with respect to the Mortgage Loan at the related interest rate, and each of the original Term to Maturity Date/ARD and remaining term to Maturity Date/ARD calculations reflects the foregoing. The mortgage loan’s actual first payment date under the related Mortgage Loan documents is November 1, 2020, with a loan term of 120 months.

(4)	Does not include any Mortgage Loan that pays interest-only until its Maturity Date or Anticipated Repayment Date.

(5)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each Mortgage Loan are presented in this prospectus (i) if such mortgage loan is part of a loan combination, based on both that Mortgage Loan and any related pari passu Companion Loan(s) but, unless otherwise specifically indicated, without regard to any related Subordinate Companion Loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(6)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each Mortgage Loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a Mortgaged Property in certain cases where the completion of certain hypothetical conditions or other events at the Mortgaged Property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of Mortgaged Properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued Mortgaged Properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this Prospectus) of certain Mortgaged Properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the Cut-off Date Balance or Balloon Balance (as applicable) of each Mortgage Loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 54.4% and 52.4%, respectively.

(7)	With respect to the BX Industrial Portfolio mortgage loan (7.7%), the debt service coverage ratios, loan-to-value ratios and debt yields were calculated including approximately $58,283,000 of the cut-off date balance of the floating rate portion of the related loan combination. For purposes of calculating the debt service coverage ratio for the BX lndustrial Portfolio Mortgage Loan and the related loan combination, LIBOR was assumed to be 0.500%

(8)	The UW NCF DSCR for each Mortgage Loan is generally calculated by dividing the underwritten net cash flow for the related Mortgaged Property or Mortgaged Properties by the annual debt service for such Mortgage Loan, as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any Mortgage Loan structured with an economic holdback reserve, the UW NCF DSCR for such Mortgage Loan may be calculated based on the annual debt service that would be in effect for such Mortgage Loan assuming that the related Cut-off Date Balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(9)	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), the related Mortgaged Property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the mortgaged property. The UW NCF DSCR and Debt Yield on Underwritten NOI of the MGM Grand & Mandalay Bay Loan Combination, based only on the master lease rent, are 2.70x and 9.7%, respectively.

(10)	Debt Yield on Underwritten NOI for each Mortgage Loan is generally calculated as the underwritten net operating income for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance(s) of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the underwritten net cash flow for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance of such Mortgage Loan; provided, that with respect to any Mortgage Loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loan may be calculated based on the related Cut-off Date Balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (and Loan Combination(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or Anticipated Repayment Dates, as applicable. This includes 24 Mortgage Loans (79.8%) that pay interest-only for their entire terms through their respective maturity dates or Anticipated Repayment Dates, as applicable, 9 Mortgage Loans (12.8%) that pay interest-only for a portion of their respective terms and 7 Mortgage Loans (7.4%) that pay principal and interest for their entire terms.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	38	$599,914,196	54.0%
Suburban	16	293,978,110	26.5
CBD	11	277,211,160	25.0
Medical	11	28,724,926	2.6
Industrial	110	$235,434,803	21.2%
Warehouse/Distribution	60	160,071,222	14.4
Flex	35	34,952,404	3.1
Manufacturing	8	29,564,336	2.7
Warehouse/Storage	3	7,279,844	0.7
Warehouse	3	3,129,313	0.3
R&D/Flex	1	437,684	0.0
Hospitality	4	$97,788,943	8.8%
Full Service	2	80,000,000	7.2
Limited Service	1	10,897,715	1.0
Extended Stay	1	6,891,228	0.6
Mixed Use	3	$61,500,000	5.5%
Office/Retail	3	61,500,000	5.5
Retail	6	$50,581,787	4.6%
Anchored	3	40,850,000	3.7
Single Tenant Retail	2	5,150,000	0.5
Unanchored	1	4,581,787	0.4
Self Storage	4	$37,560,000	3.4%
Multifamily	5	$26,250,000	2.4%
Mid Rise	3	19,500,000	1.8
Garden	2	6,750,000	0.6
Leased Fee	5	$1,630,149	0.1%
Total	175	$1,110,659,878	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A to this prospectus.

With respect to all the property types listed above, the borrowers with respect to the Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers with respect to the Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Office Properties

Thirty-eight (38) office properties (54.0%) secure, in whole or in part, twenty (20) (65.9%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, bank branches, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Coleman Highline Mortgage Loan (7.7%), the single tenant at the related Mortgaged Property, Roku, Inc. (“Roku“) leases approximately 357,000 square feet of office space at an adjacent property that is also owned by the related borrower sponsor. The Mortgage Loan documents include anti-poaching language providing that the borrower and any affiliate thereof may not enter into an agreement with the owner of such adjacent property in an attempt to collude with such owner to move Roku off of the Mortgaged Property; such restriction is applicable during the term of Roku’s lease and for nine months thereafter.

Certain of the Mortgage Loans secured by office Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive office properties near the Mortgaged Property.

With respect to the Coleman Highline Mortgage Loan (7.7%) and 675 Creekside Way Mortgage Loan (2.3%), the related Mortgaged Properties are located within approximately 15 miles of each other and may compete with each other.

With respect to the Moffett Place - Building 6 Mortgage Loan (5.2%) and Moffett Towers Buildings A, B & C Mortgage Loan (4.8%), the related Mortgaged Properties are owned by the same borrower sponsor, and are located within approximately 1 mile of each other. Google LLC is the sole tenant at the Mortgaged Property securing the Moffett Place - Building 6 Mortgage Loan and the largest tenant at the Mortgaged Properties securing the Moffett Towers Buildings A, B & C Mortgage Loan. In the event the existing tenant at such Mortgaged Properties were to elect not to renew or to downsize its space, it is likely such Mortgaged Properties would compete with each other.

With respect to the 1633 Broadway Mortgage Loan (4.1%), the Mortgaged Property includes approximately 145,192 square feet of theater space, constituting approximately 5.7% of the net rentable square footage at the Mortgaged Property, and approximately 80,000 square feet of retail space, constituting approximately 3.1% of the net rentable square footage at the Mortgaged Property, of which approximately 40,000 square feet is vacant.

With respect to the 280 North Bernardo Mortgage Loan (1.0%), the single tenant, Aurora Innovations, is a startup company subject to the risks described under “Risk Factors—Mortgaged Properties Leased to Startup Companies Have Special Risks”.

Industrial Properties

One hundred ten (110) industrial properties (21.2%) secure, in whole or in part, four (4) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties.

Certain industrial Mortgaged Properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties”. and “—Data Centers”.

Hospitality Properties

Four (4) hospitality properties (8.8%) secure, in whole or in part, three (3) of the Mortgage Loans. Two (2) of the hospitality properties (1.6%) are flagged hotels that are affiliated with a franchise or hotel management company through a franchise or management agreement. A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation or management contract. We cannot assure you that any franchise agreement or management agreement will remain in place or that any hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement or management agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

The following table shows, with respect to each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement, the expiration date of such agreement, or the date a franchisor termination right may be exercised:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement	Mortgage Loan Maturity Date
Holiday Inn Express Buckeye	$10,897,715	1.0%	12/19/2034(2)	3/6/2030
WoodSpring Nashville Rivergate	$6,891,228	0.6%	10/1/2037	1/6/2030

(1)	For Mortgage Loans secured by multiple Mortgaged Properties, represents allocated loan amount.

(2)	Based on the assumption that the term of the license agreement commenced the date the license agreement was executed on December 19, 2014.

Securing a new franchise license or branded hotel management agreement may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s or manager’s requirements. Renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements or management agreement and manager. See “—Redevelopment, Expansion and Renovation” below.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), the related Mortgaged Properties compete with other high-quality Las Vegas resorts, especially those located on the Las Vegas Strip, which have themes and attractions which directly compete with the operations of the Mortgaged Property, and may have greater name recognition and financial and marketing resources than such Mortgaged Property, some of which may be operated by affiliates of the master tenant of such Mortgaged Property.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), each of the Mortgaged Properties is currently self-managed by the sole tenant, MGM Lessee II, LLC (the “MGM Tenant“) and/or certain affiliated subtenants of the MGM Tenant and there are no franchise agreements, license agreements or management agreements currently in place at either of the Mortgaged Properties to which the borrowers are parties. The MGM Grand hotel and Mandalay Bay hotel at the Mortgaged Properties are each unflagged. The Four Seasons hotel and the Delano hotel at the Mortgaged Properties are each flagged and are each subject to a license agreement to which the borrowers are not parties. Such license agreements may expire during the term of the MGM Grand & Mandalay Bay Loan Combination, and the MGM Grand & Mandalay Bay Loan Combination documents do not require that such license agreements be extended or that such portions of the Mortgaged Properties be branded, flagged and/or operated as a Four Seasons hotel or Delano hotel.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), each of the related Mortgaged Properties are master leased by the borrowers to a sole tenant, MGM Lessee II, LLC, a wholly-owned subsidiary of MGM Resorts International, pursuant to a sale-leaseback transaction. The related master lease has an initial term expiring on February 28, 2050, with two, 10-year renewal options. In turn, MGM Lessee II, LLC subleased a portion of the Mortgaged Properties to each of Mandalay Bay, LLC, Mandalay Place, LLC and MGM Grand Hotel, LLC (collectively, and together with any future subtenant pursuant to the terms of the master lease, the “MGM/Mandalay Operating Subtenant“). Each MGM/Mandalay Operating Subtenant is (and must continue to be) a subsidiary of MGM Resorts International. Each MGM/Mandalay Operating Subtenant executed a joinder to the master lease on the origination date for the purposes of (x) agreeing to be bound by the terms and provisions of the master lease regarding the disposition of any portion of MGM Lessee II, LLC’s property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the borrower in the portion of MGM Lessee II, LLC’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the master lease. Neither MGM Lessee II, LLC nor any MGM/Mandalay Operating Subtenant is a borrower nor an obligor under the Mortgage Loan documents. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Properties. Due to the need to find a tenant with the ability to obtain a gaming license and to manage the various operations at the Mortgaged Properties, if MGM Lessee II, LLC (and/or any operating subtenant thereof) were to fail to comply with the terms of the master lease or with any applicable gaming licenses, the borrowers may be unable to locate a suitable tenant at comparable rental rates or at all. The master tenant is not a bankruptcy remote entity. A bankruptcy of the master tenant, its lease guarantor or their affiliates could result in a loss of a substantial portion of the borrowers’ rental revenue and materially and adversely affect the borrowers. In addition, it is possible that a bankruptcy court could re-characterize the master lease transaction as a lending transaction, which would cause the borrowers to lose certain rights as the owner or landlord in the bankruptcy proceeding. See “Risk Factors—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”, “Risk Factors—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” and “Risk Factors—Sale-Leaseback Transactions Have Special Risks”.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), each of the related Mortgaged Properties consist of a resort and casino and, as of the trailing twelve months ending June 30, 2020 (i) with respect to the Mandalay Bay Mortgaged Property, approximately 33.8% of the revenues were from hotel rooms, approximately 29.8% of the revenues were from food and beverage sales, approximately 13.6% of the revenues were from gaming, and approximately 22.8% of the revenues were from other sources and (ii) with respect to the MGM Grand Mortgaged Property, approximately 26.2% of the revenues were from hotel rooms, approximately 27.4% of the revenues were from food and beverage sales, approximately 24.4% of the revenues were from gaming, and approximately 22.0% of the revenues were from other sources.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), MGM Lessee II, LLC, the master tenant, is permitted, without the borrower’s consent, to mortgage or otherwise encumber its estate in and to the leased property to one or more permitted leasehold mortgagees under one or more permitted leasehold mortgages and to pledge its right, title and interest under the related master lease as security for such permitted leasehold mortgage or any debt agreement secured thereby. The permitted leasehold mortgagee will not be entitled to be treated as such under the master lease unless, among other things, the leasehold mortgage includes an express acknowledgement that any exercise of remedies thereunder that would affect the leasehold estate are subject and subordinate to the terms of the master lease and such person executes a joinder to any existing intercreditor agreement between the permitted leasehold mortgagee and any holder of a mortgage or deed of trust secured by the Mortgaged Properties. Any permitted leasehold mortgage will be required to cover both Mortgaged Properties, and the master tenant will not have the right to encumber its (or any MGM/Mandalay Operating Subtenant’s) interest in one Mortgaged Property separately from the other Mortgaged Property. The lender’s ability to exercise remedies under the Mortgage Loan if there is a master lease event of default could be restricted by the master lease. Any permitted leasehold mortgagee will be given additional cure periods, to cure certain defaults triggered by the master tenant under the master lease, including a default triggered by a bankruptcy proceeding of the master tenant or the master lease guarantor. There could be a possible deterioration of the Properties or its business or operations during this extended cure period. The ability of the borrower and the lender to terminate the master lease as a result of a default by the master tenant could be limited after a foreclosure initiated by the permitted leasehold mortgagee since the permitted leasehold mortgagee is not required to cure defaults not susceptible to cure by the permitted leasehold mortgagee upon its foreclosure and assumption of the master lease. Furthermore, in the event of a foreclosure of the Mortgage Loan, the lender will be required to grant the master tenant (or any permitted leasehold mortgagee that succeeds to its interest) nondisturbance in the event that certain conditions are met, including that there is no uncured master lease event of default.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), upon a casualty at the related Mortgaged Properties (i) involving proceeds of less than $50,000,000 or (ii) involving proceeds of $50,000,000 or more where (x) the master tenant elects to restore the affected Mortgaged Property and reasonably demonstrates that the restoration can be completed within four years of the date on which master tenant can reasonably access the affected Mortgaged Property for the purposes of commencing restoration or (y) the master tenant is required by the master lease to restore the affected Mortgaged Property, the lender may not use the proceeds to pay down the Mortgage Loan and instead must make disbursements for restoration of the affected Mortgaged Property to the master tenant so long as it satisfies the conditions in the master lease.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent. With respect to the following Mortgaged Properties, food and beverage revenue comprises greater than 20% of Underwritten Revenues, as indicated in the table below: See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Restaurants and Taverns”.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Food and Beverage Revenue as % of Underwritten Revenues
MGM Grand	3.9%	29.8%(1)
Mandalay Bay	3.3%	30.0%(1)

(1)       Expressed as a percentage of Underwritten Revenues solely for the hotel portion of the Mortgaged Property.

Mixed Use Properties

Three (3) mixed use properties (5.5%) secure, in whole or in part, three (3) of the Mortgage Loans.

Each of the mixed use properties has one or more office, retail and/or other components. To the extent a mixed use property has the above-referenced components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—Retail Properties” and “—Multifamily Rental Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, data centers, research and development facilities, educational facilities, music venues, theaters, parking garages, bank branches, ballroom event spaces, arcades, fitness centers, churches or non-profits, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

Six (6) retail properties (4.6%) secure, in whole or in part, five (5) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

Certain of the retail properties may have specialty use tenants, such as dental or medical offices, hospitals, diagnostic laboratories, physical therapy facilities (including aquatic physical therapy facilities), restaurants, fitness centers, dry cleaners, gas stations, hair salons, arcades, churches, schools/classrooms, concert halls, performance studios, movie theaters, data centers and/or parking garages as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the development of certain properties (other than the Mortgaged Properties) that have tenants that operate as part of the same chain of stores as, or are otherwise in direct competition with, the tenants at the Mortgaged Properties may be planned or imminent in the vicinity of the Mortgaged Properties. Such tenants may compete with tenants at the retail Mortgaged Properties, and thereby have an adverse effect on the cash flow at any affected Mortgaged Property.

Certain of the Mortgage Loans secured by retail Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive retail properties near the Mortgaged Property.

With respect to the Whole Foods at The Ellington Mortgage Loan (0.8%), approximately 40.0% of the underwritten effective gross income is revenue related to long-term, month-to-month and transient parking.

Self Storage Properties

Four (4) self storage properties (3.4%) secure four (4) Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Warehouse, Mini-Warehouse and Self Storage Facilities”.

Certain self storage properties also derive a portion of their Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage and/or (g) rent derived from retail operations.

With respect to the West LA Storage Mortgage Loan (1.8%), the Mortgaged Property is comprised of 24,931 square feet of art storage, 11,476 square feet of wine storage and a double-sided billboard (which represents approximately 2.6% of the underwritten base rent). The Mortgaged Property amenities include a 360 square foot viewing room, wine tasting room, conference room, and dining room. The average physical occupancy at the Mortgaged Property over the last 5 years is 86% for art storage and 82% for wine storage.

Multifamily Properties

Five (5) multifamily properties (2.4%) secure, in whole or in part, three (3) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of multifamily properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

With respect to the Grand & Thomas St Apartments Mortgage Loan (0.6%), 5 tenants (representing approximately 8.77% of the total units) at the Grand Apartments Mortgaged Property and 2 tenants (representing approximately 6.25% of the total units) at the Thomas Street Apartments Mortgaged Property rely in part on subsidies under a Section 8 Tenant-Based Assistance Program through the Housing Authority of the City of Fort Myers. We cannot assure you that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

With respect to the Grand & Thomas St Apartments Mortgage Loan (0.6%), 30 units in the 57-unit Grand Apartments Mortgaged Property complex are rented under month-to-month leases.

Land (Leased Fee) Properties

With respect to the BX Industrial Portfolio – The Colony Land, BX Industrial Portfolio – 273 Industrial Way, BX Industrial Portfolio – Rivers Bend Center - Land, BX Industrial Portfolio – Laraway Land 1 and BX Industrial Portfolio – Laraway Land 2 Mortgaged Properties (0.1%), the related Loan Combination is secured in part by the fee simple interest, but not the improvements (subject to the provisions of the related ground lease) in such Mortgaged Properties. Certain factors may adversely affect the operation and value of a Mortgaged Property that consists entirely of a leased fee interest. See “Risk Factors—Leased Fee Properties Have Special Risks”.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of its five (5) largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant. For example, with respect to the five (5) largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants of the Mortgaged Property are specialty uses::

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Non-Profit(1)	2	5.5%
Medical, dental, physical therapy or veterinary office or clinic, outpatient facility, surgical center, research or diagnostic laboratory, or health management services and/or health professional school(2)	12	5.3%
Restaurant(3)	1	2.7%
Theater(4)	1	2.7%
Gym, fitness center, spa, salon, pool or health club(5)	1	2.7%
School, educational facility and/or beauty and cosmetology school(6)	1	2.7%
Data center(7)	1	2.7%
Government(8)	1	1.8%

(1)	Includes the following Mortgaged Properties: 333 South Wabash and Brewery Park and Brewery Park Phase I.

(2)	Includes the following Mortgaged Properties: Prosper Portfolio –1084 Vinehaven Dr., 822 Broad St., 3135 Springbank Lane, 3812 North Elm St., 3700 Northwest Cary Parkway, 2915 Lyndhurst Ave., 1795 Devinney St., 224, 226 & 228 Riverstone Dr., 10 Eastbrook Bend, 5301 Hwy 321 and 125 Kinard St., Redmond Town Center and El Segundo

(3)	Includes the following Mortgaged Properties: Redmond Town Center. Excludes any hospitality Mortgaged Properties that may have a restaurant on-site.

(4)	Includes the following Mortgaged Property: Redmond Town Center.

(5)	Includes the following Mortgaged Property: Redmond Town Center.

(6)	Includes the following Mortgaged Property: Brewery Park - Brewery Park Phase II.

(7)	Includes the following Mortgaged Property: El Segundo.

(8)	Includes the following Mortgaged Property: Brewery Park: Brewery Park Phase II.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Boyd Manufacturing Portfolio Mortgage Loan (2.3%), specialized manufacturing equipment of the sole tenant, Boyd Corporation, has been installed at the related Mortgaged Properties, including overhead cranes, CNC (computer numerical control) machines, wind tunnels, vacuum brazers, furnaces and high pressure die casters.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Largest Mortgage Loan	$85,000,000	7.7%
Five (5) Largest Mortgage Loans	$390,000,000	35.1%
Ten (10) Largest Mortgage Loans	$634,450,000	57.1%
Largest Related-Borrower Concentration(1)	$165,000,000	14.9%
Next Largest Related-Borrower Concentration(1)	$110,850,000	10.0%

(1)	Excludes single-borrower Mortgage Loans that are not otherwise related to a borrower under any other Mortgage Loan.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 3.4% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
BX Industrial Portfolio	$85,000,000	7.7%
Amazon Industrial Portfolio	80,000,000	7.2
MGM Grand & Mandalay Bay	80,000,000	7.2
Agellan Portfolio	60,000,000	5.4
Moffett Towers Buildings A, B & C	53,100,000	4.8
Prosper Portfolio	37,300,000	3.4
Brewery Park	30,500,000	2.7
Boyd Manufacturing Portfolio	25,419,737	2.3
Williamsburg Multifamily Portfolio	11,700,000	1.1
Grand & Thomas St Apartments	6,750,000	0.6
Wisconsin Walgreens Portfolio	5,150,000	0.5
Grand Total	$474,919,737	42.8%

Four (4) groups of Mortgage Loans (32.0%), set forth in the table entitled “Related Borrower Loans” below, have borrower sponsors that are related to each other. No such group of Mortgage Loans represents more than approximately 14.9% of the Initial Pool Balance. See “Risk Factors—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A to this prospectus.

Related Borrower Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
BX Industrial Portfolio	$85,000,000	7.7%
MGM Grand & Mandalay Bay	80,000,000	7.2
Total for Group 1:	$165,000,000	14.9%

Group 2
Moffett Place – Building 6	$57,750,000	5.2%
Moffett Towers Buildings A, B & C	53,100,000	4.8
Total for Group 2:	$110,850,000	10.0%

Group 3
333 South Wabash	$50,000,000	4.5%
711 Fifth Avenue	10,000,000	0.9
Total for Group 3:	$60,000,000	5.4%

Group 4
Williamsburg Multifamily Portfolio	$11,700,000	1.1%
99 North 4th Street	7,800,000	0.7
Total for Group 4:	$19,500,000	1.8%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)
California	11	$303,736,669	27.3%
Texas	28	99,168,104	8.9
New York	7	98,127,174	8.8
Michigan	6	92,895,919	8.4
Illinois	24	81,564,677	7.3
Nevada	2	80,000,000	7.2
Florida	5	60,810,852	5.5
Total	83	$816,303,395	73.5%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated on Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California, Georgia, Texas, North Carolina, Florida and Arizona , among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

●	Mortgaged Properties located in coastal states or the Great Lakes region, which include Mortgaged Properties located in, for example, Florida, Texas, North Carolina, South Carolina, Georgia and New York, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic states and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.

●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Eleven (11) Mortgaged Properties (30.0%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History

Eleven (11) of the Mortgaged Properties (22.3%), namely, the Coleman Highline Mortgaged Property, the Moffett Place - Building 6 Mortgaged Property, the 675 Creekside Way Mortgaged Property, the 420 Taylor Street Mortgaged Property, the 112 7th Avenue Mortgaged Property, the 280 North Bernardo Mortgaged Property, the 99 North 4th Street Mortgaged Property, the Grand & Thomas St Apartments Mortgaged Properties and the Williamsburg Multifamily Portfolio Mortgaged Properties were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Five (5) of the Mortgaged Properties (5.8%), namely, the USAA Plano Mortgaged Property and the Boyd Manufacturing Portfolio Mortgaged Properties were acquired 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Three (3) of the Mortgaged Properties (8.6%), namely, the Amazon Industrial Portfolio Mortgaged Properties and the Varsity Brands Mortgaged Property, are subject to a triple-net lease with the related sole tenant and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Tenancies-in-Common

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of each of the 1633 Broadway Mortgage Loan (4.1%) and the 420 Taylor Street Mortgage Loan (1.9%), the related borrowers are tenants-in-common. However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Shari’ah Compliant Loans

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah. Although there are many requirements under Shari’ah that affect lending, the rule most affecting the standard loan structure is that Shari’ah prohibit transactions involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan, which option to purchase is subordinate to the related Mortgage Loan).

The Varsity Brands Mortgage Loan (1.4%) is structured as a Shari’ah compliant loan. The borrower leases the entire Mortgaged Property to a single-purpose master lessee (a “Master Tenant“). The Master Tenant operates the applicable Mortgaged Property in accordance with the terms of a master lease. The Master Tenant in turn sub-leases the Mortgaged Property to an operating company (the “Operating Company“), which in turn leases the Mortgaged Property to the end-user tenant. The Operating Company operates the Mortgaged Property in accordance with the terms of the sub-lease. The master lease and the sub-lease are subordinate to the Mortgage Loan Documents. The Operating Company entered into an Assignment of Leases and Rents with respect the Mortgaged Property in favor of the applicable Master Tenant, which document collaterally assigns the rights to collect such rents (upon a default under the sub-lease) to the applicable Master Tenant. The Master Tenant in turn entered into an Assignment of Leases and Rents with respect to the Mortgaged Property in favor of the borrower, which document collaterally assigns the rights to collect such rents (upon a default under the master lease) to the borrower. The borrower then collaterally assigned this document to the lender as security for the Mortgage Loan. See “Risk Factors—Risks Relating to Shari’ah Compliant Loans”.

Condominium Interests and Other Shared Interests

Five (5) Mortgage Loans (18.7%), namely, the BX Industrial Portfolio Mortgage Loan (7.7%), the Agellan Portfolio Mortgage Loan (5.4%), the Prosper Portfolio Mortgage Loan (3.4%), the Peninsula Town Center Mortgage Loan (1.5%) and the Whole Foods at The Ellington Mortgage Loan (0.8%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium.

With respect to each such Mortgage Loan secured by a condominium interest, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent, other than as described below.

●	With respect to the Prosper Portfolio Mortgage Loan (3.4%), each of the 3812 North Elm Street Mortgaged Property (0.6%) and the 224, 226 & 228 Riverstone Drive Mortgaged Property (0.2%) is comprised of condominium units in a condominium in which the borrower does not control the related condominium or condominium board. With respect to the 3812 North Elm Street Mortgaged Property, the Mortgaged Property comprises two of 34 total units within the condominium and has an 18.6% interest in the condominium. With respect to the 224, 226 & 228 Riverstone Drive Mortgaged Property, the Mortgaged Property comprises three of 17 total units within a condominium and has a 26.1% interest in the condominium.

●	With respect to the Peninsula Town Center Mortgage Loan (1.5%), the Mortgaged Property consists of two office condominium units, each of which comprises part of a separate condominium regime. In each case, the borrower has the right to appoint two out of the four members of the board of directors of the applicable condominium board. Therefore, the borrower does not control the board of directors. However, in each case, the condominium documents and the related estoppel permit the borrower to, among other rights, consent to any modification and amendment to the condominium documents and prevent the levying of any assessments against the Mortgaged Property which are a material increase over the prior year’s assessments. In addition, in each case, the owner of the remaining condominium unit is an affiliate of the borrower.

●	With respect to the Whole Foods at The Ellington Mortgage Loan (0.8%), the Mortgaged Property is subject to a condominium regime. The related borrower holds approximately 16.3646% of the voting interests in the condominium regime, holds two of the seven board seats, and accordingly, does not control the condominium board.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit(s). See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Moffett Place - Building 6 Mortgage Loan (5.2%), the Mortgaged Property consists of a single office building totaling 314,352 square feet, which is part of a larger six -building campus known as Moffett Place (the “Moffett Place - Building 6 Campus“), which includes approximately 1.9 million square feet of office space (all of which is currently leased to Google), an approximately 52,500 square foot conference center, a swimming pool, an outdoor common area space, a café and three separate parking structures and surface parking. To govern access to the non-collateral common areas, conference facility and parking structures (the “Moffett Place - Building 6 Common Area Spaces“), the Mortgaged Property is subject to a declaration of covenants, conditions and restrictions (the “Moffett Place - Building 6 CCR“) with Moffett Place LLC (an affiliate of the related borrower sponsor and an affiliate of the owner of three non-collateral buildings at the Moffett Place - Building 6 Campus), which grants the borrower non-exclusive easement rights over the Moffett Place Common Area Spaces. Ownership of the Moffett Place - Building 6 Common Area Spaces governed by the Moffett Place - Building 6 CCR is held by Moffett Place Association LLC (the “Moffett Place - Building 6 Association“). Under the Moffett Place - Building 6 CCR, each completed building in the Moffett Place - Building 6 Campus is entitled to a proportionate share of the voting interest in the Moffett Place - Building 6 Association, with the borrower’s interest being 20% (subject to reduction if additional buildings are built on the Moffett Place - Building 6 Campus), and accordingly, the borrower does not control the Moffett Place - Building 6 Association. The borrower and its affiliates, may seek to reconfigure and reduce the Moffett Place - Building 6 Common Area Spaces and transfer a portion of the Moffett Place - Building 6 Common Area Spaces to an affiliate of the borrower or the Moffett Place - Building 6 Association to allow for the construction of one or more office buildings and associated common area improvements (the “Moffett Place - Building 6 Common Area Subdivision and Release“). In connection with such transfer, the borrower and the other members of the Moffett Place - Building 6 Association intend to amend the terms of the Moffett Place - Building 6 CCR to allow a Moffett Place - Building 6 Common Area Subdivision and Release. The Mortgage Loan documents permit the borrower to effectuate a Moffett Place - Building 6 Common Area Subdivision and Release subject to the satisfaction of certain terms and conditions, including, among others: (a) such subdivision and release (i) will not materially adversely interfere with any tenant’s use of its leased premises under its lease, (ii) will not materially adversely affect the Mortgaged Property or its use or operation, (iii) does not violate the terms of any document or instrument relating to the Mortgaged Property or Moffett Place - Building 6 Common Area Spaces, (iv) will not cause any portion of the Mortgaged Property and/or the reduced common area to violate any legal requirements (including as to zoning and parking), and (v) does not create any liens on the Mortgaged Property or Moffett Place - Building 6 Common Area Spaces and (b) compliance with certain REMIC related conditions.

With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (4.8%), the Mortgaged Property consists of three, eight-story office buildings totaling 951,498 square feet, which are part of a larger seven-building campus known as Moffett Towers (the “Moffett Towers A, B & C Campus”), which includes approximately 2 million square feet of office space, an amenities facility, swimming pool, café, outdoor common area space, and two parking structures. The Moffett Towers A, B & C Campus is located on portions of each of lot 1 (“Moffett Towers A, B & C Lot 1”) and lot 3 (“Moffett Towers A, B & C Lot 3”), respectively, as shown on the final recorded Lot 1 and Lot 3 subdivision maps related to the Moffett Towers A, B & C Campus. The Mortgaged Property is located on Lot 1. Use of and access to the common area spaces on the Moffett Towers A, B & C Campus is governed by certain declarations of covenants, conditions, restrictions and easement and charges agreements (collectively, the “Moffett Towers A, B & C CCR&E”) made by the borrower, as the sole member of the Moffett Towers Lot I Association LLC (the “Moffett Towers A, B & C Lot 1 Association”), and the borrower and owners of the non-collateral buildings at the Moffett Towers A, B & C Campus, as the members of the Moffett Towers Building H & Amenities Parcel Association LLC (the “Moffett Towers A, B & C Amenities Parcel Association”, and together with the Moffett Towers A, B & C Lot 1 Association, the “Moffett Towers A, B & C Associations”). Under the Moffett Towers A, B & C CCR&E, each completed building in the Moffett Towers A, B & C Campus is entitled to a proportionate share of the voting interest in the Moffett Towers A, B & C Amenities Parcel Association. The Mortgaged Property is entitled to a 47.595% share of the voting interest in the Moffett Towers A, B & C Amenities Parcel Association (and accordingly, the borrower does not control the Moffett Towers A, B & C Amenities Parcel Association) and 100% voting rights in the Moffett Towers A, B & C Lot 1 Association (and accordingly, the borrower controls the Moffett Towers A, B & C Lot 1 Association) as of the origination date. The Moffett Towers A, B & C CCR&E grants the borrower (a) non-exclusive easement rights over the common area spaces in the Moffett Towers A, B & C Campus and (b) the right to subdivide and release a portion of the “Moffett Towers A, B & C Lot 1 Common Area” (comprised of all of the property that makes up Moffett Towers A, B & C Lot 1, other than the Mortgaged Property) in connection with the construction of another office building in the Moffett Towers A, B & C Campus. The Mortgage Loan documents permit the borrower to effectuate a common area subdivision and release subject to the satisfaction of certain terms and conditions, including, among others such subdivision and release (i) will not materially adversely interfere with any tenant’s use of its leased premises upon the Mortgaged Property pursuant to the terms of its lease, (ii) will not materially adversely affect the Mortgaged Property or its use or operation, (iii) is in compliance with the terms of the Moffett Towers A, B & C CCR&E, (iv) will not cause any portion of the Mortgaged Property and/or the reduced common area to be in violation of any legal requirements (including with respect to zoning and parking) and (v) complies with certain REMIC related conditions. Notwithstanding the foregoing, no such common area subdivision and release will be permitted if at the time of the effectuation of such common area subdivision and release, and after giving effect thereto, in the lender’s good faith discretion, the ratio of the unpaid principal balance of the Moffett Towers Buildings A, B & C Loan Combination to the value of the remaining Mortgaged Property is greater than 125%. In addition, the borrower has recently requested that the lender consent to an amendment to the operating agreement of the Moffett Towers A, B &C Amenities Parcel Association, to allow the Moffett Towers A, B & C Amenities Parcel Association to subdivide and release a portion of the Moffett Towers A, B & C Lot 3 Common Area in connection with the construction of another office building on such parcel that may be no more than nine stories tall and contain no more than 326,666 rentable square feet, subject to certain conditions set forth in such operating agreement. The borrower’s request is currently under review by the lender.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided, that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

With respect to the BX Industrial Portfolio Mortgage Loan (7.7%), three of the 68 related individual Mortgaged Properties (DFW Logistics Center (Bldg 3) (0.1%), DFW Logistics Center (Bldg 4) (0.1%) and DFW Logistics Center (Bldg 5) (0.1%) (collectively 0.3%, and representing approximately 4.4% of the Cut-off Date

Balance of the BX Industrial Portfolio Whole Loan by allocated loan amount), are ground leased to the related borrower by The Dallas/Fort Worth International Airport Board; pursuant to the related ground leases, the assignment, sublease or other transfer of such property or properties following a foreclosure is contingent on the consent of the related ground lessor. Such landlord’s consent will not be required for a foreclosure of the leasehold mortgage or a voluntary assignment to acquire the leasehold estate. However, such consent right will be required for the mortgagee to sublease the Mortgaged Property and will apply to subsequent transfers. In addition, the three ground leases do not contain no merger clauses, which restrict the merging of the fee and leasehold estates without the consent of the leasehold mortgagee. However, the loan documents prohibit the borrower from effecting such a merger.

In general, except as described above or as noted on Annex E-1B, Annex E-2B or Annex E-3B to this prospectus, unless the related fee interest is also encumbered by the related Mortgage and except as disclosed in the following paragraph, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and, except as noted on Annex E-1B, Annex E-2B or Annex E-3B to this prospectus, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property”. See also Sponsor representations and warranties no. (34) (Ground Leases) on Annex E-1A to this prospectus, Sponsor representations and warranties no. (34) (Ground Leases) on Annex E-2A to this prospectus and Sponsor representations and warranties no. (36) (Ground Leases) on Annex E-3A to this prospectus and any related exceptions on Annexes E-1B, E-2B and E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

With respect to the Agellan Portfolio Mortgage Loan (5.4%), a condemnation proceeding occurred prior to closing on the Northgreen 1-4 Mortgaged Property. The City of Houston was granted a condemnation easement underneath a small portion of the parking lot in order to install a water utility line. Parking is still complying with zoning even though a portion is unavailable during construction of the pipeline, and parking will be restored after construction is complete.

With respect to the Redmond Town Center Mortgage Loan (2.7%), a portion of the Mortgaged Property is subject to threatened condemnation by Sound Transit, the Central Puget Sound Regional Transit Authority, for minor easements in connection with the construction of a railroad on a neighboring property. The proposed easements are as follows: (i) a temporary vibration monitoring easement, the form of which is subject to the rights of tenants under leases and states that it will not interfere with the use and occupancy of the Mortgaged Property, (ii) a temporary construction easement the proposed location of which was plotted on the survey and does not materially impact the operation of the Mortgaged Property in any way, and (iii) a permanent water easement, the proposed location of which was plotted on the survey and does not materially impact the operation of the Mortgaged Property. Approval of the form of easement was not included in the related loan documents; accordingly, the related borrower will need to obtain the related lender’s approval before execution and recordation of same. As of origination, the easement forms had not yet been agreed to by Sound Transit. If the parties cannot agree to a final form, Sound Transit may file a petition for condemnation in which case the transfer of easements would be by court order.

Delinquency Information

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since origination if such Mortgage Loan has been originated with the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

COVID-19 Considerations

Other than respect to the debt service payment columns, the following table contains information regarding the status of the Mortgage Loans and the Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The debt service payment columns provide information regarding debt service payments as of the indicated months. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the offered certificates. The information in this chart is as of the date indicated and is based on information provided by the related borrowers. The information was based on reports and data aggregated from the related borrower’s existing financial and operational reporting systems and in certain circumstances was produced on an interim or ad hoc basis or was provided by the related borrower verbally. While we have no reason to believe the information presented is not accurate, we cannot assure you that it will not change or be updated in the future. See “Significant Loan Summaries” in Annex B for discussions of the impact of the COVID-19 pandemic on operations of certain tenants at the Mortgaged Properties.

Mortgage Loan Seller	Information as of Date	First Payment Date	Property Name	Property Type	July Debt Service Payment Received (Yes/No)	August Debt Service Payment Received (Yes/No)	September Debt Service Payment Received (Yes/No)	Forbearance or Other Debt Service Relief Requested (Yes/No)	Other Loan Modification Requested (Yes/No)	Lease Modification or Rent Relief Requested (Yes/No)	Occupied SF or Unit Count Making Full July Rent Payment (%)	UW July Base Rent Paid (%)	Occupied SF or Unit Count Making Full August Rent Payment (%)	UW August Base Rent Paid (%)
GACC	9/11/2020	6/9/2020	BX Industrial Portfolio(1)	Various	Yes	Yes	Yes	No	No	No	96.6%	97.9%	95.1%	88.0%
GACC	9/1/2020	10/6/2020	Coleman Highline	Office	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GSMC	9/1/2020	9/6/2020	Amazon Industrial Portfolio	Industrial	NAP	NAP	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI, GACC	9/11/2020	4/5/2020	MGM Grand & Mandalay Bay	Hospitality	Yes	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
JPMCB	9/11/2020	9/7/2020	Agellan Portfolio(2)(3)	Various	NAP	Yes	Yes	No	No	Yes	NAV	98.3%	NAV	98.0%
GACC, JPMCB	9/8/2020	9/6/2020	Moffett Place - Building 6	Office	NAP	Yes	Yes	No	No	No	100.0%	100.0%	100.00%	100.0%
GSMC	8/13/2020	3/6/2020	Moffett Towers Buildings A, B & C(4)	Office	Yes	Yes	Yes	No	No	Yes	98.3%	96.3%	98.3%	96.3%
GSMC	9/3/2020	10/1/2020	333 South Wabash(5)(6)	Office	NAP	NAP	NAP	No	No	Yes	98.3%	97.6%	98.3%	97.6%
GSMC, GACC	8/28/2020	1/6/2020	1633 Broadway(7)	Office	Yes	Yes	Yes	No	No	Yes	89.5%	93.6%	89.5%	93.6%
GSMC	8/31/2020	10/6/2020	USAA Plano(8)	Office	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	8/16/2020	10/6/2020	Prosper Portfolio	Office	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	8/26/2020	10/6/2020	Bridgewater Place(9)	Office	NAP	NAP	NAP	No	No	Yes	99.7%	94.2%	99.8%	95.2%
JPMCB	9/11/2020	10/1/2020	Brewery Park	Office	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	4/6/2020	Redmond Town Center(10)	Mixed Use	Yes	Yes	Yes	No	No	No	56.8%	60.9%	64.0%	58.1%
JPMCB	9/11/2020	10/1/2020	El Segundo	Office	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	9/2/2020	10/6/2020	Boyd Manufacturing Portfolio	Industrial	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	9/8/2020	4/6/2020	675 Creekside Way	Office	Yes	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	9/6/2020	420 Taylor Street	Office	Yes	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	4/6/2020	112 7th Avenue	Mixed Use	Yes	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	9/2/2020	10/6/2020	West LA Storage	Self Storage	NAP	NAP	NAP	No	No	No	90.4%	100.0%	91.4%	100.0%
GSMC	9/9/2020	12/1/2019	The Shoppes at Blackstone Valley(11)(12)	Retail	Yes	Yes	Yes	No	No	Yes	69.3%	74.2%	57.8%	67.5%
JPMCB	9/11/2020	8/1/2020	Peninsula Town Center	Office	NAP	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
GSMC	9/1/2020	10/6/2020	Varsity Brands	Office	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	9/6/2020	Bloomfield Center	Office	NAP	NAP	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
JPMCB	9/11/2020	4/1/2020	Germantown Plaza(13)	Retail	Yes	Yes	Yes	No	Yes	Yes	97.0%	96.10%	99.3%	98.6%
GSMC	8/19/2020	9/6/2020	Brass Professional Center(15)	Office	NAP	NAP	Yes	No	No	Yes	92.6%	94.4%	87.8%	90.9%
CREFI	9/11/2020	10/6/2020	Williamsburg Multifamily Portfolio	Multifamily	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	9/11/2020	8/6/2020	280 North Bernardo(16)	Office	Yes	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%

Mortgage Loan Seller	Information as of Date	First Payment Date	Property Name	Property Type	July Debt Service Payment Received (Yes/No)	August Debt Service Payment Received (Yes/No)	September Debt Service Payment Received (Yes/No)	Forbearance or Other Debt Service Relief Requested (Yes/No)	Other Loan Modification Requested (Yes/No)	Lease Modification or Rent Relief Requested (Yes/No)	Occupied SF or Unit Count Making Full July Rent Payment (%)	UW July Base Rent Paid (%)	Occupied SF or Unit Count Making Full August Rent Payment (%)	UW August Base Rent Paid (%)
CREFI	9/11/2020	4/6/2020	Holiday Inn Express Buckeye	Hospitality	Yes	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
GSMC	8/12/2020	4/6/2020	711 Fifth Avenue(17)	Mixed Use	Yes	Yes	Yes	No	No	Yes	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	10/6/2020	Whole Foods at The Ellington	Retail	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	10/6/2020	Extra Space Self Storage - Chapel Hill	Self Storage	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	10/6/2020	99 North 4th Street	Multifamily	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GSMC	9/1/2020	2/6/2020	WoodSpring Nashville Rivergate(18)	Hospitality	Yes	Yes	Yes	No	No	No	NAP	NAP	NAP	NAP
CREFI	9/11/2020	10/6/2020	Grand & Thomas St Apartments	Multifamily	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	10/6/2020	Orangewood Place(19)	Office	NAP	NAP	NAP	No	No	No	99.6%	97.6%	99.6%	97.6%
CREFI	9/11/2020	10/6/2020	SSCP Port St. Lucie	Self Storage	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	8/31/2020	10/6/2020	Wisconsin Walgreens Portfolio	Retail	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	9/8/2020	4/6/2020	Mount Zion Retail(20)(21)	Retail	Yes	Yes	Yes	Yes	No	Yes	95.1%	95.5%	95.1%	95.5%
CREFI	9/11/2020	10/6/2020	CityLine Allen St	Self Storage	NAP	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%

(1)	BX Industrial Portfolio – UW July Base Rent Paid % and UW August Base Rent Paid represent collections based on the underwritten rent roll dated March 31, 2020. Due to lease signings, renewals or rent steps since the underwritten rent roll dated March 31, 2020, the borrower sponsor reported actual collections in July and August of 103.4% and 95.8%, respectively, of the lender’s underwritten base rent. In addition, (i) 4% of past due collections based on underwritten base rent is related to a U.S. Government tenant, which typically pays in arrears with no concerns over the tenant’s ability to pay rent and (ii) 2% of the past due collections based on underwritten base rent is related to a change in a tenant’s billing cycle with no concerns over the tenant’s ability to pay.

(2)	Agellan Portfolio – As of August 2020, one of the tenants representing 0.1% of NRA and 0.1% of Underwritten Base Rent has been granted a two month rent deferral agreement to be paid back in six installments from September 2020 to February 2021. 24 tenants (totaling 5.3% of NRA) are in discussions with the Borrowers for rent relief.

(3)	Agellan Portfolio – Occupied SF or Unit Count Making Full July Rent Payment (%) and Occupied SF or Unit Count Making Full August Rent Payment (%) are not available due to the logistical difficulties of the borrower sponsor to get base rent paid by tenant information for the Agellan Portfolio which consists of over 250 tenants.

(4)	Moffett Towers Buildings A, B & C – The percentage of Total SF or Unit Count Making Full July/August Rent Payment and percentage of UW Base Rent Paid are based on the percentage of underwritten tenant leases with rent due in July/August. Based on the underwritten rent roll, there are a total of 6 tenant leases at the Moffett Towers Buildings A, B & C Mortgaged Property and 4 of those tenant leases owed rent for July/August. Of those 4 tenant leases, 1 tenant lease, representing approximately 4% of the expected July/August rent collection, did not pay. Two tenants, Google and Comcast, have executed leases however, rent was not due under those leases for July/August. Google is currently in build out of additional leased premises and Comcast is scheduled to relocate at the Moffett Towers Buildings A, B & C Mortgaged Property. Google has executed leases for Buildings B and C, representing approximately 56% of UW Base Rent. Google is expected to take possession of Building B in January 2021. Google has taken possession of its premises in Building C in 2 phases: 96,282 SF was taken possession of in March 2020 and 84,914 SF was taken possession of in July 2020. Google is expected to begin paying rent for Building B and Building C in June 2021 and September 2020, respectively. Comcast has executed a lease extension and relocation for Building C and is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021, representing approximately 13% of UW Base Rent.

(5)	333 South Wabash – One tenant, representing approximately 2.4% of UW Base Rent has requested a lease modification, which is not yet finalized.

(6)	333 South Wabash – Total Occupied SF or Unit Count Making Full July/August Rent Payment (%) and UW Base Rent Paid for July/August are estimated collections as provided by the borrower.

(7)	1633 Broadway – One tenant, representing approximately 8% of UW Base Rent, paid reduced May rent and has signed an amendment for reduced rent through year end 2020. The difference between the underwritten contractual rent per the original lease and the reduced rent pursuant to signed amendment, is required to be repaid over a 36-month period beginning January 1, 2021 at an imputed interest rate of 3.75% (from April 1, 2020) on the amount of rent deferred. One tenant, representing approximately 4.7% of the UW Base Rent, has agreed to a three month rent deferral for the months of April, May and June 2020.

(8)	USAA Plano – USAA is in a 9 month free rent period and is anticipated to commence rent payment on October 1, 2020. Information above refers only to USAA and not nThrive, as due to seller credits reserved for at closing (remaining USAA free rent, gap rent and USAA TI allowance) and a letter of credit in the amount of remaining nThrive payments (which may be drawn upon in the event they fail to make a rent payment). nThrive is current on rent payments but has requested and received a deferral of some of its termination payment (such payment being made to the previous owner, not the sponsor).

(9)	Bridgewater Place – Fourteen tenants, representing 35.9% of the UW Base Rent made either a formal or informal rent relief request. All such requests were denied except for one tenant, representing 0.2% of the UW Base Rent, which received a two month rent abatement in July and August and four months of rent deferment from September to December 2020, which will amortize over the remaining lease term.

(10)	Redmond Town Center – Represents the amount of borrower collections.

(11)	The Shoppes at Blackstone Valley – 11 tenants representing approximately 36.2% of the UW Base Rent have requested rent relief.

(12)	The Shoppes at Blackstone Valley – Represents the amount of borrower collections.

(13)	Germantown Plaza – The Borrower has requested a temporary suspension of deposits into the Ongoing TI/LC Reserve. No modifications have been completed yet.

(14)	Germantown Plaza – One of the tenants who currently occupies 11,802 SF was granted a $1,500 per month credit on its rent payment for one year beginning in September 2020. This tenant has been underwritten as vacant.

(15)	The Brass Professional Center - 15 tenants representing approximately 13.6% of the UW Base Rent have requested rent relief.

(16)	280 North Bernardo - One tenant, representing 100% of the UW Base Rent received a 3-month forbearance period from the landlord. The forborne rent will be amortized over the remainder of the lease term. The tenant did not request any form of rent relief, and the forbearance was offered by the landlord given the tenant could not complete its buildout by the original scheduled completion date as a result of COVID-19 pandemic stay-at-home orders.

(17)	711 Fifth Avenue – Includes one tenant, representing 4.2% of the SF and 37.3% of UW Base Rent of the 711 Fifth Avenue property who paid their rent in accordance with an agreement to pay 50% abated rent for the month of May.

(18)	WoodSpring Nashville Rivergate – The related borrower at the WoodSpring Nashville Rivergate Mortgaged Property obtained an unsecured loan in the amount of $47,417.71 under the Coronavirus Aid, Relief and Economic Security Act’s Payment Protection Program (a “PPP Loan“). Pursuant to a Consent and Agreement, dated May 1, 2020, the lender consented to the PPP Loan and the PPP Loan was included as permitted debt under the related Mortgage Loan documents.

(19)	Orangewood Place – One tenant, representing approximately 0.4% of UW Base Rent and 2.4% of Occupied SF has not paid rent July or August rent.

(20)	Mount Zion Retail – On April 15, 2020, the borrower requested a six month debt service forbearance as a result of the COVID-19 pandemic. The lender sent the borrower a draft pre-negotiation agreement; however, the borrower did not seek to negotiate its request any further, or make any further debt service forbearance requests and the Mount Zion Retail loan is current on all mortgage payments.

(21)	Mount Zion Retail - At the borrower’s request, the lender extended the deadline for required repairs to the walkway pavement at the property for 30 days; such repairs have since been completed.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 14 months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA“). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC“). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;

●	as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operations and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST“), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operations and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

With respect to the BX Industrial Portfolio – Whippany Business Center 1 Mortgaged Property (0.1%), the ESA identified radiological groundwater contamination on certain portions of the Mortgaged Property and attributed to previous industrial operations on adjacent property. Such contamination was identified in a 2008 assessment. A radiological evaluation conducted in 1985 and subsequent report in 2014 documented that some, but not all, of the source of such radiological contamination was remediated via excavation of the impacted soil in 1989. Due to a case with the New Jersey Department of Environmental Protection (“NDJEP”) remaining active, and the lack of conclusive evidence that such contamination has been completely remediated, as well as the fact that the related State Hazardous Waste Site listing describes the Mortgaged Property as active for known contamination of multi-media from multiple sources, the ESA concluded that a REC exists at the Mortgaged Property.

With respect to the BX Industrial Portfolio — Whippany Business Center 1 Mortgaged Property (0.1%), the ESA also identified a controlled REC relating to known groundwater contamination at the Mortgaged Property, the remediation of which is being overseen by a Licensed Site Remediation Professional (“LSRP”). Soil and groundwater contaminants have been investigated and are being monitored, with natural attenuation planned to address the residual impacts, pursuant to contentions by the LSRP that such attenuation is ongoing and expected to continue. In addition, contaminated historic fill areas have been delineated and are managed under a soil cap engineering control. A Remedial Action Report and Remedial Action Workplan (“RAW“) issued by the preparer of the related ESA in a prior review in 2017 concluded that the extents of soil and groundwater contamination were fully delineated to the requisite NJDEP standards, and agreed with the remedial actions included in the RAW, including institutional controls for groundwater, and both engineering and institutional controls for soils. A deed notice documenting the soil impacts and engineering controls was recorded on November 11, 2017. A soil Remedial Action Permit was issued by NJDEP on April 11, 2018. A Restricted Use Response Action Outcome was issued by the LSRP on July 10, 2018.

With respect to the BX Industrial Portfolio - Production Distribution Center 1 Mortgaged Property (0.1%) and the BX Industrial Portfolio - Production Distribution Center 1B Mortgaged Property (0.0%), the ESAs noted historic operations at such Mortgaged Properties including the production of janitorial and maintenance supplies, the manufacturing of hydraulic pumping equipment, the use of hazardous materials and petroleum products, and the generation of hazardous and regulated waste. These operations generated various hazardous waste and spent halogenated solvents designated as Resource Conservation and Recovery Act (“RCRA”) contaminants since at least 1981. Similar operations at such Mortgaged Properties were noted since 1965, and occurred prior to the implementation of applicable regulations relating to handling and disposal practices. The ESAs concluded that use of hazardous chemicals with unknown handling and disposal practices that predated applicable regulations constituted a REC.

With respect to the Coleman Highline Mortgaged Property (7.7%), the ESA identified a REC relating to the historic operations of a defense contractor on the Mortgaged Property, as well as the Mortgaged Property’s adjacency to the San Jose Airport. Environmental sampling and testing between 1997 and 2000 identified groundwater contaminants, and monitoring wells and equipment were installed. Further testing and soil gas sampling in 2014 and 2018 reflected that contaminants are not significantly migrating off-site, and that volatile organic compound concentrations did not exceed commercial screening levels. However, concentrations of trichloroethene and vinyl chloride in excess of the applicable commercial screening level were detected. The California Environmental Protection Agency (“Cal EPA”) determined in October 2018 that a vapor barrier membrane should be installed beneath the structural slab of the buildings occupying the Mortgaged Property as a precautionary measure, and also proposed the installation of a passive sub-slab vapor mitigation system (“VMS”) due to the trichloroethene and vinyl chloride identified. The ESA concluded that based on the prior remedial action, the on-going groundwater extraction and treatment remediation remedy, the results of the prior soil gas sampling results, along with the vapor barriers and the VMS installed and the prior presence of the defense contractor on the Mortgaged Property is not expected to represent a significant environmental concern at this time. However, the report concluded that the on-going groundwater extraction remedy and remaining open case at the Mortgaged Property constituted a REC.

Also with respect to the Coleman Highline Mortgaged Property, pursuant to the Corrective Action Consent Agreement effective January 2, 1996, that certain California Department of Toxic Substances Control (“DTSC”) Financial Assurance Cost Validation Memorandum dated June 21, 2016, and that certain DTSC Branch Chief Acceptance Memorandum dated September 23, 2016 pursuant to the Right of Entry Agreement and Easement dated as of December 21, 1999 by and between FMC Corporation (“FMC“) and LNR Santa Clara I, LLC, and Easement Agreement and Memorandum of Right of Entry recorded against the related Mortgaged Property and various related documents (the “Operative FMC Documents”), FMC is required to perform corrective action thereon, pursuant to the Resource Conservation and Recovery Act, which currently requires FMC to operate and maintain a groundwater extraction and treatment system and to maintain financial assurance to cover all current and future corrective action costs, which such financial assurance is presently $17,387,856 through the year 2045, to address the soil and groundwater contamination present at the Mortgaged Property.

In addition to the above, the related borrower for the Coleman Highline Mortgage Loan is required to maintain pollution legal liability (“PLL”) insurance against claims for pollution and remediation legal liability resulting from existing conditions and new pollution events related to the Mortgaged Property. The borrowers obtained such a PLL insurance policy (the “Coleman Highline PLL Policy”) from Lloyd’s Syndicates 623/2623, with the borrower as named insured, with per incident and aggregate limits of $10,000,000 and a self-insured retention of $100,000 for each incident; the policy names the lender as additional insureds pursuant to a “Mortgagee Assignment” endorsement providing automatic rights of assignment in the event of default. The current Coleman Highline PLL Policy term expires in March 2028. The Mortgage Loan documents require that the policy term be for term of at least three years past the latest possible extended maturity date of the related Mortgage Loan (the “Coleman Highline Required PLL Period”); provided, however, such borrower may obtain the Coleman Highline PLL Policy for an initial policy term of ten years so long as at least ten business days prior to the expiration thereof, such borrower renews or extends the Coleman Highline PLL Policy for or a term not less than the Coleman Highline Required PLL Period.

With respect to the Agellan Portfolio – Rothway Mortgaged Property (0.1%), the ESA report identified a REC related to groundwater contamination due to the release of chlorinated solvents from a former dry-cleaning facility located nearby. As of June 2019, monitoring results from groundwater monitoring wells identified multiple contaminants exceeding the Texas Risk Reduction Program Tier 1 Protective Concentration Levels for groundwater, with the groundwater plume extending under the Mortgaged Property. The ESA report noted that the migration of chlorinated solvents in groundwater beneath the Mortgaged Property is a Vapor Encroachment Condition. In August 2018, Texas Commission on Environmental Quality issued an Innocent Owner/Operator Program (“IOP”) Certificate to the borrower, stating that the borrower is not liable for investigation, monitoring, remediation, or corrective or other response actions regarding the conditions attributable to the release or migration of contaminants in groundwater from off-site sources. With respect to the REC, the ESA recommended that (a) a vapor intrusion assessment be performed, (b) the borrower maintain the IOP Certificate, and (c) upon the dry-cleaner remediation site being issued closure, the onsite monitoring wells be plugged and abandoned with a State of Texas Plugging Report submitted to the Water Well Drillers Section of the Texas Department of Licensing and Regulation within 30 days of plugging. In connection with the foregoing conditions at the Mortgaged Property, the borrower provided an environmental policy from Steadfast Insurance Company, with the lender as the named insured, with per incident and aggregate limits of $3,000,000 and a $25,000 per incident self-insured retention, and with a term that extends approximately three years beyond the Mortgage Loan term with the insurance premium paid at origination.

With respect to the Prosper Portfolio - 2400 Freeman Mill Road Mortgaged Property (0.4%), the ESA identified a controlled recognized environmental condition (“CREC”) related to a petroleum tank spill on the Mortgaged Property. A No Further Action letter was issued by the North Carolina Department of the Environment and Natural Resources on April 14, 2002. The letter stated that because groundwater contamination still exceeded applicable regulatory standards, the groundwater at the site was not suitable for drinking water, and required a “Notice of Residual Contamination” to be recorded. The ESA concluded that no further action was required with respect to the CREC.

With respect to the Bridgewater Place Mortgaged Property (3.4%), the ESA for the Mortgaged Property identified a REC due to groundwater impacted with metals due to past commercial and industrial use of the Mortgaged Property. Prior subsurface investigations at the Mortgaged Property had identified limited soil and groundwater impacted with metals. However, a Baseline Environmental Assessment (“BEA”), dated April 30, 2013, was performed and filed with the Michigan Department of Environmental Quality on behalf of the current owner. Under Michigan law, a property owner who performs and files a BEA is not liable for the existing contamination conditions. Given that the Mortgaged Property does not use groundwater, the impacts do not represent a vapor intrusion risk, the site is entirely capped, as well as the filing of the BEA, the environmental consultant concluded that, although the condition represents a REC, no further actions were required other than continued compliance with the terms of the Due Care Plan established for the site. The borrower covenanted in the related environmental indemnity agreement to continually comply with the terms of the Due Care Plan.

With respect to the Redmond Town Center Mortgage Loan (2.7%), the ESA identifies as REC dry cleaning operations historically located onsite. A Phase II was conducted in December 2019 to assess whether the historic dry cleaning operations may have adversely impacted the Mortgaged Property. The Phase II did not identify any impacts above laboratory detection limits in the soil or groundwater samples analyzed. Impacts were identified in soil vapor samples above residential but below non-residential land use standards. Given the current use of the Mortgaged Property as a shopping center, the Phase II consultant determined that identified soil vapor impacts did not pose an unacceptable vapor intrusion threat to indoor air, and concluded that no further investigation at the Mortgaged Property was necessary. However, to mitigate any potential for environmental liability caused by historic operations at the Mortgaged Property, as well as present and future use of the Mortgaged Property, the borrower obtained an environmental insurance policy issued by Zurich with CREFI and its successors and/or assigns as the named insured. The policy, which expires in February 2028, includes a loss limit of $7,000,000 (per claim and in the aggregate) and a $25,000 deductible. The maturity date of the Mortgage Loan is March 6, 2025.

With respect to the Boyd Manufacturing Portfolio Mortgage Loan – 55 Dragon Court Mortgaged Property (1.3%), the ESA identified a REC relating to the historical operations since 1954 of a previous tenant where trichloroethylene (“TCE”) and associated waste product was improperly handled and contained. The Mortgaged Property reportedly had a former onsite septic system until 1977, upon which time the site building was connected to the municipal sewer system. The ESA concluded that the improper historic handling practices of TCE and its long-term use along with the presence of the on-site septic system until 1977 constituted a REC.

With respect to the Orangewood Place Mortgage Loan (0.6%), the related ESA identifies as a business environmental risk the presence of an in-ground oil-water separator (“OWS”) located within the below grade parking garage and associated with car wash operations. The related ESA consultant recommended that this OWS be cleaned out and inspected by a licensed professional. At origination of the Mortgage Loan, the cost of such clean-up ($3,000), was reserved, and the related borrower is required to complete such clean-up by November 15, 2020.

With respect to the Boyd Manufacturing Portfolio Mortgage Loan – 1 Aavid Circle Mortgaged Property (0.5%), the ESA identified a REC relating to the storage of hazardous materials in areas of use or satellite areas located throughout the production floor of the building located at the Mortgaged Property. Such materials are stored in secured areas and limited to 90-day storage periods, and no evidence of leakage or release was observed; however, the long term continuous operations since 1980 at the Mortgaged Property where hazardous chemicals including chlorinated solvents and petroleum chemicals historically have been stored, used and handled resulted in a REC.

In addition, with respect to the Boyd Manufacturing Portfolio – 217 Weis Street Mortgaged Property (0.3%), the ESA noted that due to the age of the building, which was constructed in 1968, and the unknown integrity of the drain lines, the trench drains, drains and sub-grade piping systems are potential conduits to the subsurface of the Mortgaged Property for materials that are discharged to the drain lines. Stains were noted around the drainage system, suggesting integrity issues. While the majority of the current chemicals used on-site are water based, it is likely that petroleum-based chemicals were used in the past and potentially entered the draining system. In addition, the Mortgaged Property was occupied since construction by a die casting facility where handling and disposal of certain hazardous materials was undocumented and took place prior to the enactment of relevant environmental regulations. The ESA concluded that the high probability of unreported historic spills and lack of accountability for proper cleanup under a regulated authority and the potential that the subsurface at the Mortgaged Property has been compromised, represented evidence that a REC exists.

Lastly, with respect to the Boyd Manufacturing Portfolio – 3315 Haseley Drive Mortgaged Property (0.2%), the ESA noted that the Mortgaged Property was included in the New York Spills database for a release of TCE in June 2004, and that TCE was utilized in the metal fabricating operations from at least 1983 through 2019 at the Mortgaged Property. Due to the duration of such operations, and the associated risk of subsurface soil and groundwater contamination, the ESA concluded that a REC exists. Further, the related ESA noted that petroleum contamination was discovered at the 3315 Haseley Drive Mortgaged Property during the removal of a 2,500-gallon fuel oil tank, as reported by the New York Department of Environmental Conservation (“NYSDEC”) in a letter dated August 15, 2000. The NYSDEC required that all contaminated material must be removed and analyzed for benzene (TCLP or direct) and ignitability to determine if the material is classified as hazardous or non-hazardous, and that after all materials have been removed, the excavation must be sampled using specified EPA Methods. No additional details were provided regarding the tank as it is presumed to have been installed in 1983, which pre-dates the 1987 NYSDEC underground storage tank (“UST”) registration regulations and no information regarding post-closure sampling was provided. Based on the absence of additional details regarding the removal of the UST, the ESA concluded that the former UST represents evidence of a REC.

With respect to the Boyd Manufacturing Portfolio Mortgage Loan (2.3%), the borrowers purchased a Lender Environmental Collateral Protection and Liability Insurance policy from Steadfast Insurance Company with respect to the related Mortgaged Properties, with the lender and its successors and assigns as named insured, with limits of $2 million per incident and $5 million in the aggregate, with a 13-year term expiring August 31, 2033.

With respect to The Shoppes at Blackstone Valley Mortgage Loan (1.7%), the related ESA identified a REC due to the detection, beginning in approximately 2003, of perchlorate in on-site monitoring wells and storm water drainage features, as well as in the public supply wells across the Blackstone River east of the Mortgaged Property. It is suspected that the perchlorate originated from explosives used to blast bedrock during the development of the Mortgaged Property. The release was reported to the Massachusetts Department of Environmental Protection, and the portion of the release within the boundaries of the Mortgaged Property achieved regulatory closure in September 2012. The remaining portion of the release, which is off-site, is in Remedy Operation Status, which relates to continued monitoring of the off-site portion of the release. One off-site well continues to exceed the regulatory standard. The environmental consultant recommended continued monitoring and reporting of the off-site release.

With respect to the Whole Foods at The Ellington Mortgage Loan (0.8%), the related ESA identifies as a controlled REC for the Mortgaged Property a Baseline Environmental Assessment (“BEA”) conducted at the property in 1998 and submitted to the Michigan Department of Environmental Quality (now the Michigan Department of Environment, Great Lakes, and Energy) on behalf of Woodward Millennium Limited Partnership. A BEA allows the person(s) on whose behalf it is performed to purchase or begin operating at a property without taking on liability for historic environmental impacts identified in the BEA. The 1998 BEA identified impacts to soils above applicable standards, which impacts were likely related to fill materials deposited onsite by historic operations. In 2001, the Mortgaged Property underwent redevelopment during which a “Work Plan” was prepared that outlined the removal of fill materials. Given the likely excavation of impacted soils during redevelopment and the relatively low volatility of (any remaining) known contaminants, and based on the fact that the Mortgaged Property is serviced by a public water system and that it is mostly covered by relatively impermeable surfaces (buildings, sidewalks, drive/parking areas), the ESA consultant determined that no additional investigation was necessary. However, the BEA process requires the preparation of a Due Care Plan (“DCP”), which establishes requirements for the safe utilization of impacted property. The Post-Closing Agreement entered into for the Mortgaged Property requires that, within ninety (90) days after the date of the Agreement, the Borrower must deliver to the Lender a DCP related to the BEA with respect to the Mortgaged Property.

With respect to Wisconsin Walgreens Portfolio – Cross Plains Mortgaged Property (0.5%), the related ESA identified a CREC relating to historical gasoline service station activities. On May 25, 1989, there was reported a release of petroleum products at the Mortgaged Property, which was associated with six USTs that were removed from an on-site service station in 1990. Subsequent to remediation activities, the Wisconsin Department of Natural Resources (WDNR) issued a No Further Action (NFA) status with respect to the Mortgaged Property on November 22, 1999. However, the regulatory closure is considered a conditional closure as contaminated groundwater was reported to remain at the Mortgaged Property. Based on the NFA status and the limited nature/extent of the release, as well as the subsequent passage of time, the environmental consultant concluded that this residual contamination is not considered a significant concern. The environmental consultant recommended no additional action regarding this CREC other than continued monitoring.

Litigation and Other Legal Considerations

Certain risks relating to litigation or other legal proceedings regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”. There may be material pending or threatened litigation or other legal proceedings against the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. Below are descriptions of certain material current or threatened litigation matters or other legal proceedings relating to certain Mortgage Loans:

●	With respect to the 333 South Wabash Mortgage Loan (4.5%), the borrower and several entities in the ownership structure (including Michael Shvo, Deutsche Finance America (“DFA”), and related entities), are defendants in a lawsuit filed in the Superior Court of California, County of San Francisco on July 20, 2020, in which the plaintiff, according to the related borrower sponsor, seeks damages of approximately $3,000,000. The plaintiff, Serdar Bilgili (the founder of BLG Capital (“BLG”)) claims, among other things, that (i) BLG, Shvo and DFA had a joint venture to acquire the Mortgaged Property at the beginning of 2020; (ii) Shvo and DFA informed BLG that the acquisition of the Mortgaged Property was cancelled; and (iii) Shvo and DFA proceeded to form a new entity that entered into a new agreement to acquire the Mortgaged Property without BLG. BLG seeks to recover its right to certain asset management fees and carried interest. The lender required a guaranty from DFA and Shvo to cover any losses to the lender from the litigation (and any associated bankruptcy risk). There can be no assurance, however, that DFA or Shvo would be willing or able to fulfill their obligations under the related loan documents with respect to any such losses. See “—Non-Recourse Carveout Limitations”.

●	With respect to the 333 South Wabash Mortgage Loan (4.5%), Michael Shvo, one of the borrower sponsors and limited non-recourse carveout guarantors, pled guilty to second- and third-degree tax fraud in 2018, relating to evasion of approximately $1,200,000 taxes on art, furniture, jewelry and a luxury sports vehicle, and was required to pay approximately $3,500,000 in unpaid taxes, penalties and related interest (which obligation has been fully satisfied).

●	With respect to the Brewery Park Mortgage Loan (2.7%), Crain Communications Inc. ("Crain"), the non-recourse carveout guarantor of the Mortgage Loan, is a defendant in a class action suit, in which the plaintiff claims Crain, publisher of the Autoweek magazine, rented or disclosed certain personal information of the plaintiff and other subscribers to, among others, data aggregators who in turn disclosed such information to advertisers, non-profit organizations and other third-party companies in violation of Michigan's Preservation of Personal Privacy Act. The plaintiff has requested for the greater of an award of actual damages or $5,000 per member of the class, which has not yet been certified. According to the borrower, Crain is denying the charges and intends to defend the suit. However, in the event of settlement, Crain estimates a total potential settlement of approximately $3,560,000. As of the year end 2019, Crain generated annual revenue of approximately $190 million from various publications, including trade journals and weekly business newspapers, has current liquidity of approximately $16,900,000 as of the origination date of the Mortgage Loan, and is required under the Mortgage Loan documents to maintain a minimum liquidity of $10,000,000, exclusive of the Mortgaged Properties. There can be no guarantee that Crain will maintain the minimum liquidity required under the Mortgage Loan documents.

●	With respect to the 280 North Bernardo Mortgage Loan (1.0%), the nonrecourse carveout guarantor, Peter Pau, is a defendant in a lawsuit filed by a broker that alleges that Mr. Pau breached an exclusive listing contract the plaintiff claims it had with the owner/seller of a shopping center known as

Vallco Fashion Mall in California. Mr. Pau (through an entity he controls, Vallco Property Owner, LLC) bought the shopping center for $106,000,000, and the plaintiff claims that Mr. Pau's negotiation interfered with the plaintiff's ability to collect its brokerage commission. The lawsuit was filed on November 10, 2016, and the complaint claims approximately $7,000,000 in damages, which amount represents any potential commission the plaintiff claims would have been owed. A trial date is set for October 2020.

●	With respect to the Orangewood Place Mortgage Loan (0.6%),there is pending litigation against the loan sponsor and carve-out guarantor. The plaintiff, the sibling of the loan sponsor and carve-out guarantor, is seeking no less than $3,000,000 plus punitive damages in connection with a business dispute.

●	With respect to the CityLine Allen St Mortgage Loan (0.3%), two of the three carveout guarantors, Larry Kaplan and George Thacker, are defendants in an intercompany lawsuit filed by a former partner that alleges that Mr. Kaplan is taking excessive compensation and misusing company trade secrets to his personal advantage. The lawsuit is not related to the Mortgaged Property. The lawsuit was filed against Mr. Kaplan in December 2018, and later amended to include Mr. Thacker in July 2019.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any other indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties, are subject to property improvement plans (“PIPs”) required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance, and/or (b) certain of such Mortgaged Properties that are subject to material PIPs.

With respect to the USAA Plano Mortgage Loan (3.5%), the tenant USAA is performing an estimated $25,000,000 renovation at the Mortgaged Property to build out its related space (the “USAA Build-Out”). Under the related lease, the USAA Build-Out is required to be performed at the sole cost and expense of USAA, provided that the borrower is required to contribute a tenant allowance of up to $8,187,045.50. At origination, the borrower deposited with the lender $8,187,045.50 in connection with the USAA Build-Out. For additional information, see “—Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs”.

With respect to the 420 Taylor Street Mortgage Loan (1.9%), at origination, the borrowers funded a $4,834,237 reserve with respect to the conversion of the lower level of the Mortgaged Property (the “Lower Level Conversion”). Pursuant to its lease, for each day past September 1, 2020 that the delivery of the lower level premises is delayed (so long as not due to delay by the sole tenant, NextDoor, Inc.), rent commencement with respect to the lower level premises will be delayed by one day. The borrowers are required under the Mortgage Loan documents to complete the Lower Level Conversion by November 1, 2020, subject to force majeure. However, we cannot assure you that the ongoing COVID-19 pandemic will not delay completion of the Lower Level Conversion.

With respect to the 280 North Bernardo Mortgage Loan (1.0%), at origination, the borrower funded (i) a $9,756,740 reserve with respect to outstanding tenant improvements and (ii) a $585,062 reserve for outstanding work on the Mortgaged Property that the borrower is required to complete. If the borrower fails to complete all of its buildout obligations, the borrower sponsor will be obligated to reimburse the tenant the amount of base monthly rent and additional rent paid by the tenant to the borrower for such period commencing after the completion of the tenant improvements that, due to such failure by the borrower, the tenant is unable to occupy its premises. The landlord work was required to be completed by July 31, 2020. According to information provided by the borrower, the borrower has completed the landlord work; however, various city inspections are needed to sign off on such work, and certain of such city inspections have not been completed.

We cannot assure you that the above-described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 15 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases

As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency. One or more of the Mortgage Loans, (i) were refinancings in whole or in part of loans that were (or refinancings of bridge loans that in turn refinanced loans that were) in default at the time of refinancing, (ii) involved a discounted pay-off of a prior loan from the proceeds of such Mortgage Loan, or (iii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO, in each case as described below:

●	With respect to the Bridgewater Place Mortgage Loan (3.4%), the Mortgage Loan refinanced a previous mortgage loan (the “Prior Loan”) securitized in the JPMBB 2015-C31 securitization transaction with an outstanding principal amount of approximately $28,359,150 as of the origination of the current Mortgage Loan, which had a maturity date of June 1, 2020. The borrower was unable to refinance the Prior Loan by such maturity date, and the Prior Loan was transferred to the special servicer, and a modification was entered into extending the maturity date of the Prior Loan to December 15, 2020. The Bridgewater Place Mortgage Loan repaid the Prior Loan in full.

For additional information regarding the status of the Mortgage Loans since the date of origination, see “—COVID-19 Considerations”.

Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Criminal or Civil Legal Proceedings, Pending Investigations, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities affiliated with such principals are or previously have been or currently are parties to loan defaults, bankruptcy proceedings, criminal or civil legal proceedings, pending investigations, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy-related litigation issues discussed above in “—Litigation and Other Legal Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) taking into account any such material defaults, proceedings, pending investigations, transactions and/or mortgage loan workouts that are currently occurring or have occurred within the last 15 years and of which we are aware:

With respect to the Bridgewater Place Mortgage Loan (3.4%), the related borrower sponsor had and, in certain cases, continues to have, an ownership interest in several properties that had secured various mortgage loans that became the subject of a short sale (in 2011), a loan modification (in 2015), a deed-in-lieu of foreclosure (in 2012), discounted payoffs (in 2010 and 2013) and a judicial foreclosure (in 2014).

With respect to the Brewery Park Mortgage Loan (2.7%), Crain Communications, Inc. (“Crain”), the non-recourse carveout guarantor of the Mortgage Loan, signed a lease at the Brewery Park Phase II Mortgaged Property in 2001 with 1155 Brewery Park LLC (the “Previous Owner”), the owner of the Brewery Park Phase II Mortgaged Property at the time. The Previous Owner was unable to refinance the existing mortgage loan encumbering the Brewery Park Phase II Mortgaged Property as the loan matured in 2008, leading the related lender to place the mortgage note for sale. Crain acquired the mortgage note from the related lender in 2011 through an auction and took control of the Brewery Park Phase II Mortgaged Property in 2012 by deed-in-lieu of foreclosure. The Brewery Park Phase I Mortgaged Property was not part of the foregoing transactions and was acquired by Crain in a separate transaction in 2005. There was no delinquency with respect to the existing loan encumbering the Mortgaged Property when the Brewery Park Mortgage Loan was provided to the borrower.

There are likely other material defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 15 years, (ii) occurred during the last 15 years with respect to Mortgage Loans that are not among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), or (iii) otherwise occurred at any time (including with respect to the 15 largest Mortgage Loans) and of which we are not aware.

We cannot assure you that there are no other defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each office, industrial, mixed use and retail Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●	Sixty-eight (68) of the Mortgaged Properties, securing, in whole or in part, thirteen (13) Mortgage Loans (50.5%), are each leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 7.7% of the Initial Pool Balance.

●	With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (4.8%), two of the three individual Mortgaged Properties that secure the Mortgage Loan are each leased by a single tenant and the third individual Mortgaged Property is leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage. See “—Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs” for additional information.

●	With respect to the USAA Plano Mortgage Loan (3.5%), the related Mortgaged Property is leased to a single tenant, USAA, provided that a portion of the related space remains subject to a lease with another tenant, nThrive. nThrive is required to vacate and surrender approximately 50.0% of its space by June 30, 2021 and the remainder of its space by August 31, 2021. See “—Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs” for additional information.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate its lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Identified in the table below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of 2 or more Mortgaged Properties that secure separate Mortgage Loans and that (with respect to each identified tenant) collectively secure 2.0% or more of the Initial Pool Balance:

Name of Tenant	Number of Mortgaged Properties	Aggregate Approx. % of Initial Pool Balance of Related Mortgage Loan(s)
Amazon	6	14.9%
Roku, Inc.	2	13.1%
Google	4	10.0%

In the event of a default by any of the foregoing tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the related leases. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage leased) at each office, industrial, mixed use and retail Mortgaged Property. Even if none of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, (i) some of the Mortgaged Properties have significant leases (not related to the 5 largest tenants) or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan, and (ii) there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the office, industrial, mixed use and retail Mortgaged Properties:

●	In certain cases, the lease of a sole tenant or the lease of an anchor or other tenant that is one of the 5 largest tenants at a Mortgaged Property expires prior to the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, as set forth on Annex A to this prospectus. Set forth in the table below are examples of Mortgaged Properties as to which the sole tenant or a single tenant representing greater than 50% of the net rentable square footage occupies its space at the Mortgaged Property under a lease that expires prior to, or within approximately 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
Coleman Highline	7.7%	Roku	100%	9/30/2030	9/6/2030
Agellan Portfolio - Sarasota Distribution Hub	0.7%	United Natural Foods, Inc.	51.1%	7/31/2022	8/7/2025
Agellan Portfolio – Southpark Business Park FOP	0.3%	Life Technologies Corporation	55.4%	6/30/2025	8/7/2025
Agellan Portfolio –Supervalu	0.3%	Moran Foods LLC	100%	9/30/2025	8/7/2025

Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
Agellan Portfolio – Plainfield Business Center IV	0.2%	Ceva Freight LLC	76.8%	6/31/2022	8/7/2025
Agellan Portfolio – 4405 Continental Dr	0.2%	General Motors LLC	100%	8/31/2021	8/7/2025
Agellan Portfolio – Beltway IV	0.2%	Allstate Insurance Co.	57.4%	5/31/2024	8/7/2025
Agellan Portfolio – Coliseum Distribution Center #1	0.2%	VTech Communications, Inc.	100%	7/31/2022	8/7/2025
Agellan Portfolio – Corridor Park D	0.1%	The Jewelry Channel, Inc.	100%	6/30/2024	8/7/2025
Agellan Portfolio – Southpark Business Park E	0.1%	Harmony Public Schools	100%	8/31/2021	8/7/2025
Agellan Portfolio – 490 Heartland Drive	0.0%	McNeilus Financial, Inc	100%	12/31/2021	8/7/2025
Agellan Portfolio – 1280 Oakbrook Drive	0.0%	Southern Company Svcs	100%	12/31/2020	8/7/2025
Agellan Portfolio – 550 Heartland	0.0%	Deep Coat, LLC	100%	12/31/2020	8/7/2025
Moffett Place - Building 6	5.2%	Google	100%	1/31/2029	8/6/2030
Moffett Towers Buildings A, B & C – Moffett Towers Building B	1.6%	Google	100%	12/31/2030	2/6/2030
Moffett Towers Buildings A, B & C – Moffett Towers Building A	1.5%	Google	100%	6/30/2026	2/6/2030
USAA Plano	3.5%	USAA	100%(2)	7/31/2021	8/6/2031
Prosper Portfolio - 2400 Freeman Mill Road	0.4%	Crumley Roberts LLP	100%	1/31/2027	9/6/2030
Prosper Portfolio - 3700 Northwest Cary Parkway	0.4%	Private Diagnostic Clinic, PLLC	74.7%	10/4/2026	9/6/2030
Prosper Portfolio - 8757 Red Oak Blvd	0.4%	Technology Partners Inc.	100%	06/30/2026	9/6/2030
Prosper Portfolio - 1084 Vinehaven Drive	0.3%	Carolina Urology Partners PLLC	100%	7/18/2027	9/6/2030
Prosper Portfolio - 224, 226 & 228 Riverstone Drive	0.2%	Northside Hospital, Inc.	100%	9/30/2026	9/6/2030
Prosper Portfolio - 822 Broad Street	0.1%	Mountain State Properties (Ballad Health, Inc.)	100%	6/30/2026	9/6/2030
Prosper Portfolio - 2915 Lyndhurst Avenue	0.1%	Novant Medical Group	100%	9/30/2025	9/6/2030
Prosper Portfolio - 1795 Devinney Road	0.1%	Amisub of South Carolina, Inc.	100%	9/30/2023	9/6/2030
Prosper Portfolio - 10 Eastbrook Bend	0.1%	Outpatient Imaging, LLC	100%	8/31/2030	9/6/2030
420 Taylor Street	1.9%	NextDoor, Inc.	100%	4/30/2029	8/6/2030
112 7th Avenue	1.9%	EQ3 Inc.	68.6%	10/31/2029	3/6/2030
280 North Bernardo	1.0%	Aurora Innovation	100%	3/31/2030	7/6/2030
Whole Foods at The Ellington	0.8%	Whole Foods Market Group Inc.	67.8%	6/30/2028	9/6/2030

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.

(2)	USAA has executed a lease for the entire Mortgaged Property but is only in occupancy of approximately 54% of the net rentable square footage of the Mortgaged Property pending the required surrender of the remaining space (the “Additional USAA Premises”) by its current occupant, nThrive. nThrive is required to vacate and surrender approximately 50.0% of the Additional USAA Premises by June 30, 2021 and the remainder of the Additional USAA Premises by August 31, 2021. USAA is anticipated to take occupancy of all of the Additional USAA Premises by January 2022.

●	With respect to the Mortgaged Properties identified in the table below, tenant leases representing in the aggregate greater than 50% of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a sole tenant or single tenant representing greater than 50% of the net rentable square footage, as identified in the table above) expire in a single calendar year that is prior to, or in the same year as, the year in which the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan occurs.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Approximate Aggregate Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date
Mount Zion Retail	0.4%	51.2%	2022	3/6/2030

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.

With respect to the BX Industrial Portfolio Mortgage Loan (7.7%), (A) 27 Mortgaged Properties representing 3.0% of the Initial Pool Balance by allocated loan amount are occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity date of the BX Industrial Portfolio Mortgage Loan and (B) 17 Mortgaged Properties representing 1.9% of the Initial Pool Balance by Allocated Loan Amount have one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant counted in clause (A)) that expire in a single calendar year prior to, or within twelve months after, the maturity date of the BX Industrial Portfolio Mortgage Loan. See Annex A-1 for additional information.

●	There may be other Mortgaged Properties with related leases (including leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property), that expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.

●	Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including

(i)	if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii)	if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii)	if the borrower fails to provide a designated number of parking spaces,

(iv)	if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v)	upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

(vi)	if a tenant’s use is not permitted by zoning or applicable law,

(vii)	if the tenant is unable to exercise an expansion right,

(viii)	if the borrower does not complete certain improvements to the property as contemplated in the lease,

(ix)	if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,

(x)	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi)	if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii)	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

(xiii)	if the borrower defaults on any other obligations under the lease, or

(xiv)	based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property) prior to, or shortly after the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the 333 South Wabash Mortgage Loan (4.5%), (i) the largest tenant, The Northern Trust Company, leasing approximately 45.4% of the net rentable square footage at the Mortgaged Property, has three contraction options to terminate its lease with respect to up to two full floors of its space effective on August 31 in each of 2027, 2030 or 2032, respectively, with, among other conditions, (x) 12 months’ notice with respect to the contraction options exercisable in 2027 and 2032 and (y) 18 months’ notice with respect to the contract option exercisable in 2030, (ii) the second largest tenant, Chicago Housing Authority, leasing approximately 18.4% of the net rentable square footage at the Mortgaged Property, has a one-time right to terminate its lease with respect to its entire space effective on December 31, 2031 with, among other conditions, notice on or before June 30, 2030, (iii) the third largest tenant, Continental Casualty Company, leasing approximately 4.7% of the net rentable square footage at the Mortgaged Property, has a one-time right to terminate its lease with respect to approximately 28,172 square feet of its space effective on May 31, 2023 with, among other conditions, notice on or before May 31, 2022 and (iv) the fourth largest tenant, Akuna Capital LLC, leasing approximately 4.7% of the net rentable square footage at the Mortgaged Property, has a one-time right to terminate its lease with respect to its entire space effective on December 31, 2027 with, among other conditions, notice on or before December 31, 2026.

●	With respect to the 1633 Broadway Mortgage Loan (4.1%), the fourth largest tenant, Morgan Stanley & Co, representing approximately 10.2% of the net rentable square footage, has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, by providing 18 months’ notice and payment of a termination fee. The fifth largest tenant, Kasowitz Benson Torres, representing approximately 7.9% of the net rentable square footage area, has the right to terminate its lease as to all or a portion of either, but not both, of its uppermost or lowermost floor, provided that the terminated space is in a commercially reasonable configuration, effective as of March 31, 2024, by providing notice by March 31, 2023 and payment of a termination fee.

●	With respect to the Bridgewater Place Mortgage Loan (3.4%), the largest tenant, Varnum, which leases 24.5% of the net rentable square footage, has the right to terminate its lease as to the 13th floor at the Mortgaged Property, at any time, by providing 12 months’ prior notice.

●	With respect to the Brewery Park Mortgage Loan (2.7%), (a) Detroit Area Agency on Aging, the second largest tenant, occupying approximately 10.3% of the net rentable square footage at the Mortgaged Property, has the option to terminate its lease effective as of the end of the 60th month of the lease term (December 2023) upon providing at least nine months' prior written notice and the payment of a termination fee equal to the sum of (i) the unamortized amount of the landlord’s cost at the request of the tenant, plus (ii) six months’ base rent and additional rent under the lease at the rates applicable when the tenant provides the written notice of its intent to exercise its termination option; (b) Garan Lucow Miller, P.C., the third largest tenant, occupying approximately 9.2% of the net rentable square footage at the Mortgaged Property, has the option to terminate its lease effective as of the end of the 96th month of the lease term (June 2023) upon providing at least six months' prior written notice by specifying the number of rentable square feet of the premises that the tenant desires to surrender which must be at least 10% of the rentable square footage of the premises, and the payment of a termination fee equal to the sum of (i) the unamortized amount of, among other things, the base rent abated under the lease and the landlord’s costs for the landlord improvements provided under the lease or otherwise made at the landlord’s cost at the request of the tenant, and (ii) the landlord's costs to build a demising wall for the surrendered space and to return the surrendered space to white box condition; (c) Alcohol, Tobacco, and Firearms (US Government), the fourth largest tenant, occupying approximately 8.9% of the net rentable square footage at the Mortgaged Property, may terminate its leases, in whole or in part, at any time by providing not less than 90 days' prior written notice to the lessor; and (d) UAW Retiree Medical Benefits Trust, the fifth largest tenant, occupying approximately 8.7% of the net rentable square footage at the Mortgaged Property, has the option to terminate its lease effective as of the end of the 89th month of the lease term (January 2028) upon providing at least 12 months' prior written notice and the payment of a termination fee equal to the sum of: (i) the unamortized amount of, among other things, the base rent, the premises improvement allowance under the lease, and the landlord's costs for the premises improvements provided under the lease or otherwise made at the landlord's cost at the request of the tenant, plus (ii) five months’ base rent and additional rent at the rates applicable when the tenant provides written notice to the landlord of its intent to exercise its termination option.

●	With respect to the El Segundo Mortgage Loan (2.7%), (a) Aerospace Corporation, the largest tenant, occupying approximately 33.8% of the net rentable square footage at the Mortgaged Property, may terminate at any time after (i) March 31, 2024 if (A) the U.S. Air Force Space and Missile System Center has been relocated from Los Angeles Air Force Base, or (B) Los Angeles Air Force Base has been closed, by providing a 270 days’ advance notice and the payment of a termination fee in the amount equal to the sum of (x) the unamortized amount of all brokerage commissions paid or incurred by the landlord, plus (y) the unamortized cost of the improvement allowance as described in the lease, and (ii) as of March 31, 2026, so long as the tenant is not in default of its lease by providing a nine months’ advance notice and the payment of a termination fee of $300,524.34 plus unamortized broker commission and the tenant improvement allowance; (b) The Mitre Corporation, the second largest tenant, occupying approximately 17.4% of the net rentable square footage at the Mortgaged Property, has a one-time right to terminate its lease on January 31, 2023, with a written notice delivered by no later than January 31, 2022; (c) Big 5 Corporation, the fourth largest tenant, occupying approximately 12.5% of the net rentable square footage at the Mortgaged Property, has a one-time right to terminate its lease for Suites 202 and 120, on February 28, 2022, with a written notice delivered by no later than October 31, 2021; and (d) Parsons Government, the fifth largest tenant, occupying approximately 5.0% of the net rentable square footage at the Mortgaged Property, has a one-time option to terminate its lease at the end of the 48th lease month (March 2025) of the extended term of the lease, with a 12 months’ advanced written notice and the payment of a termination fee equal to all unamortized brokerage commissions as of such termination date.

●	With respect to the 675 Creekside Way Mortgage Loan (2.3%), the sole tenant, 8x8, representing 100.0% of the net rentable square footage at the Mortgaged Property, has a one-time option to terminate its lease effective on December 31, 2028 by providing no less than 12 months’ notice and paying a termination fee.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Bridgewater Place Mortgage Loan (3.4%), the fourth largest tenant, Colliers International, which leases 5.0% of the net rentable square footage, has the right to terminate its lease immediately (within five business days) upon written notice in the event that (i) the leasing contract between the related borrower and Colliers International is terminated due to (A) (x) a sale or condemnation of the related Mortgaged Property, or total or partial destruction of the related Mortgaged Property, or (y) a petition in bankruptcy being filed by or against the related borrower or Colliers International or if either the related borrower or Colliers International shall make an assignment for the benefit of creditors or take advantage of any insolvency act, or (B) if the related borrower terminates such leasing contract upon 30 days’ prior written notice to Colliers International, or (ii) Colliers International is no longer the exclusive leasing agent for the building. In addition, Colliers International may terminate its lease as to up to 4,400 square feet as of the last day of October 2022 subject to the landlord’s sole but good faith judgement.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Redmond Town Center Mortgage Loan (2.7%), the second largest tenant, Guitar Center, representing approximately 4.0% of the net rentable square footage at the Mortgaged Property, may, if less than 60% of the Mortgaged Property designated for occupancy is open for business to the public for at least 180 days, and as a result, Guitar Centers’ gross sales decline by more than 10%, either (i) reduce the then-current base rent by fifty percent (50%); or (ii) if such condition exists for a period of at least 12 months, terminate the lease by giving the related landlord 90 days prior notice. The fourth largest tenant, Pediatric Associates, Inc. P.S., representing approximately 2.8% of the net rentable square footage at the Mortgaged Property, may, if a pediatric competitor leases space on the second floor of the building, reduce the then-current base rent by fifty percent (50%), and if such condition exists for a period of at least 12 months, terminate the lease by giving the related landlord 120 days’ prior notice.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest

Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a tenant that leases more than 50% of the net rentable square footage of the Mortgaged Property who has the option to go dark:

●	With respect to the Moffett Place - Building 6 Mortgage Loan (5.2%), Google, the sole tenant at the related Mortgaged Property, and with respect to the Moffett Towers Buildings A, B & C Mortgage Loan (4.8%), Google, the largest tenant at the Mortgaged Properties, representing approximately 85.6%, in the aggregate, of the net rentable square footage, is not required to occupy or to continuously operate the premises and Google has the right to cease operations (whether or not Google vacates the premises) without the same constituting a default under the Google lease, provided Google continues to pay rent and perform its obligations under the Google lease and also has the right to remain open for business only on the days and during the hours Google determines is commercially practical.

●	With respect to Redmond Town Center Mortgage Loan (2.7%), the largest tenant, iPic Theaters, representing approximately 10.1% of the net rentable area at the Mortgaged Property, has the right to go dark at any time. The related landlord may terminate the lease at any time during such go dark period upon 90 days’ prior notice.

●	With respect to the Boyd Manufacturing Portfolio Mortgage Loan (2.3%), the sole tenant, Boyd Corporation, which master leases all of the related Mortgaged Properties, has the right to go dark in or vacate one Mortgaged Property so long as such tenant’s rent at such Mortgaged Property does not exceed 10% of the rent for all of the Mortgaged Properties securing the Boyd Manufacturing Portfolio Mortgage Loan.

●	With respect to the 711 Fifth Avenue Mortgage Loan (0.9%), the third largest tenant, Ralph Lauren, representing approximately 11.4% of the net rentable square footage at the Mortgaged Property, has the right to go dark at any time. If the borrower believes the tenant has ceased retail operations in all of the premises under the related lease, the borrower may give notice thereof to the tenant. Within 30 days after the borrower gives such notice, the tenant must notify the borrower whether the tenant intends to cease retail operations at the premises. If the tenant notifies the borrower of its intent to cease such retail operations, the borrower has the right to terminate the lease. The tenant’s space (excluding the Polo Bar), is currently dark.

●	With respect to the Whole Foods at The Ellington Mortgage Loan (0.8%), the largest tenant, Whole Foods Market Group Inc., representing approximately 67.8% of the net rentable area at the Mortgaged Property, has the right to go dark at any time. If such period lasts for three consecutive months, the related landlord may terminate the lease upon one month’s prior notice.

●	With respect to the Walgreens Wisconsin Portfolio Mortgage Loan (0.5%), the sole tenant at each Mortgaged Property has the right to go dark at any time.

There may be other tenant leases, other than those disclosed above, that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants or by tenants with government contracts. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract. For example, set forth below are certain government sponsored tenants that (i) have leases with the risks described above in this paragraph and (ii) individually represent 5% or more of the underwritten base rent at the related Mortgaged Property. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such Mortgaged Property could also have these types of risks.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of UW Base Rent
BX Industrial Portfolio – 514 Butler Road	0.1%	United States of America	12.6%	23.1%
BX Industrial Portfolio – 7940 Kentucky	0.2%	United States of America	94.7%	98.9%
BX Industrial Portfolio – 2270 Woodale	0.1%	United States of America	14.2%	35.4%
Brewery Park	2.7%	Alcohol, Tobacco and Firearms (U.S. Government)	8.9%	15.2%
Peninsula Town Center	1.5%	United States of America d/b/a Veterans Affairs	16.2%	25.1%

Other Tenant Termination Issues

With respect to the BX Industrial Portfolio — Enterprise Distribution Center 1 Mortgaged Property (0.1%), the borrower has informed the lender that with respect to the second largest of the two tenants at the Mortgaged Property, Commonwealth Warehouse, Inc., which leases 48.0% of the net rentable area at such Mortgaged Property, several months’ rent is outstanding and with respect to the BX Industrial Portfolio — 7453 Empire – Bldg C Mortgaged Property (0.0%), the borrower has informed the lender that it intends to commence eviction proceedings against the sole tenant, New Era Industrial, LLC, once courts reopen following the coronavirus pandemic.

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable square footage at a Mortgaged Property is sublet:

With respect to the BX Industrial Portfolio Mortgage Loan (7.7%), the sole tenant at the 1910 International Mortgaged Property (0.2%) and the Culpeper Mortgaged Property (0.1%), and the largest tenant at the 7453 Empire — Bldg B Mortgaged Property (0.0%), each has subleased its space.

With respect to the 1633 Broadway Mortgage Loan (4.1%), (i) the largest tenant at the related Mortgaged Property, Allianz Asset Management of America L.P., representing approximately 12.5% of the net rentable square footage, subleases approximately 6.4% of its space to Triumph Hospitality through December 30, 2030 and Triumph Hospitality further subleases 3,000 square feet of the space to Stein Adler Dabah & Zelkowitz through July 31, 2022; (ii) the second largest tenant at the related Mortgaged Property, WMG Acquisition Corp, representing approximately 11.5% of the net rentable square footage, subleases approximately 1.1% of its space to Cooper Investment Partners LLC on a month-to-month basis; and (iii) the fifth largest tenant at the related Mortgaged Property, Kasowitz Benson Torres, representing approximately 7.9% of the net rentable square footage, subleases approximately (x) 3.4% of its space to Delcath Systems, Inc. through February 28, 2021, (y) 6.0% of its space to Avalonbay Communities through October 31, 2026 and (z) 6.5% of its space to Cresa New York through April 30, 2021. Additionally, approximately $7,558,579 of contractual rent steps was underwritten for investment grade tenants.

With respect to the Prosper Portfolio Mortgage Loan (3.4%), with respect to the 8757 Red Oak Mortgaged Property (0.4%), the sole tenant, Technology Partners Inc., leases approximately 23% of its rented square footage to Brock & Scott PLLC, which sublease expires in 2021.

Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent, or may be in the process of negotiating such leases. There can be no assurance that any of these tenants will take possession of their premises or commence paying rent as expected or at all. For example, with respect to single tenant properties, tenants that are one of the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or tenants in the aggregate representing more than 25% of the net rentable square footage at a Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

●	With respect to the Coleman Highline Mortgage Loan (7.7%), the single tenant at the Mortgaged Property, Roku, received six months of abated rent upon signing of its lease, which commenced March 8, 2020 for two buildings included in the lease, and March 23, 2020 for the other. Roku is required to begin paying rent on October 1, 2020. In addition, Roku is in the process of completing the buildout of its space for one of the two office buildings at the Mortgaged Property, as to which floor coverings and cubicles have not yet been installed, as Roku has determined to pause the remaining work to assess how best to configure its office for a post-COVID-19 work environment, and accordingly Roku has not yet taken occupancy of this building.

●	With respect to the Moffett Place - Building 6 Mortgage Loan (5.2%), the sole tenant at the Mortgaged Property, Google, is building out its space, and has not yet taken occupancy of the Mortgaged Property. In addition, Google is entitled to twelve months’ free rent through May 21, 2021. At origination, $12,062,876 was reserved in respect of such free rent.

●	With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (4.8%), the largest tenant at the Mortgaged Properties, Google, occupies the Moffett Towers Building A Mortgaged Property as a sole tenant pursuant to a lease that commenced on April 1, 2016. The tenant has executed (a) a separate lease for the Building B Mortgaged Property as a sole tenant, which has a January 1, 2021 commencement date and (b) two separate leases for approximately 57% (in the aggregate) of the net rentable square footage of the Building C Mortgaged Property, which have March 1, 2020 and July 1, 2020 commencement dates, respectively. The tenant has not taken occupancy nor commenced paying rent for either the Building B space. The second largest tenant at the Mortgaged Properties, Comcast, occupies a portion of the first floor and the entire fifth floor Building C Mortgaged Property (approximately 22.5%, in the aggregate, of the Building C net rentable square footage) pursuant to a lease that commenced on December 3, 2010. Comcast has executed a lease amendment for additional space consisting of the entire sixth floor of Building C Mortgaged Property (approximately 12.7% of the Building C net rentable square footage), which has a commencement date of 21 days after the leased space on the sixth floor is substantially completed by the landlord (which is currently expected to be November 1, 2020, but could be subject to delay). Comcast has not taken occupancy nor commenced paying rent for the Building C sixth floor space. At loan origination, the borrower deposited (i) approximately $53,688,909 into a tenant improvement allowances and leasing commissions reserve and (ii) approximately $34,016,766 into a rent concessions reserve. However, Google reached out to the borrower sponsor claiming that the ongoing COVID-19 pandemic and subsequent state of emergency declaration from the City of Sunnyvale prohibited the tenant’s ability to access Building C, construct tenant improvements or conduct business. Thus, Google requested that their rent commencement date be pushed out on a day-by-day basis until the impacts of COVID-19 on its ability to access the property and complete tenant improvements have passed. The borrower sponsor responded that they satisfied their obligation to deliver the space on time and therefore rent commencement should begin as originally anticipated. Additionally, due to the ongoing COVID-19 pandemic, it may delay the delivery of the remaining space that Google is expected to take in Building B which would impact and/ or delay the rent commencement date for their remaining spaces. We cannot assure you that the dispute will be resolved in a timely manner. We also cannot assure you if or when Google will begin paying rent on their delivered space. The tenant has taken possession of and is required to begin paying rent with respect to a portion of the space on September 1, 2020 and with respect to the remaining space on February 1, 2021. In addition, approximately $5,182,847 of straight-lined rent was underwritten for Google and Comcast.

●	With respect to the 333 South Wabash Mortgage Loan (4.5%), the largest tenant, The Northern Trust Company, representing approximately 45.4% of the net rentable square footage at the Mortgaged Property, has signed a lease with respect to an additional approximately 5.0% of the net rentable square footage at the Mortgaged Property commencing in 2023. Additionally, The Northern Trust Company has three options to contract up to two full floors of its space effective on August 31 in 2027, 2030 and 2032 upon, among other conditions, (x) 12 months’ notice with respect to the contraction options exercisable in 2027 and 2032 and (y) 18 months’ notice with respect to the contraction option exercisable in 2032. Additionally, The Northern Trust Company has a free rent period until August 31, 2021, and a partial rent abatement from September 1, 2021 until August 31, 2022. The second largest tenant, Chicago Housing Authority, representing approximately 18.4% of the net rentable square footage at the Mortgaged Property, has a free rent period until December 31, 2020. The fourth largest tenant, Akuna Capital LLC, representing approximately 4.7% of the net rentable square footage at the Mortgaged Property, has a free rent period until December 31, 2020. At origination, the borrower reserved approximately $23,171,188 with respect to free rent, rent abatements or other rent concessions, and any operating bridge credits.

●	With respect to the USAA Plano Mortgage Loan (3.5%), USAA has executed a lease for the entire Mortgaged Property but is only in occupancy of approximately 54.2% of the net rentable square footage of the Mortgaged Property (the “Phase I Space”) pending the required surrender of the remaining portion of the Mortgaged Property (the “Additional USAA Premises”) by its current occupant, nThrive. nThrive is required to vacate and surrender approximately 50.0% of the Additional USAA Premises (the “Phase II Space”) by June 30, 2021 and approximately 50.0% of the Additional USAA Premises (the “Phase III Space”) by August 31, 2021. USAA is anticipated to take possession of the Phase II Space and the Phase III Space by September 2021 and to take occupancy of the entire Additional USAA Premises by January 2022 upon completion of the related build out. USAA is required to commence paying rent on the Phase I Space by October 1, 2020 and on any remaining space by January 1, 2022. At loan origination, the borrower reserved approximately $266,667 in a free rent reserve account, approximately $956,651 in a gap rent reserve account and approximately $3,983,876 in the form of a letter of credit that covers the aggregate amount of all rent remaining due under the nThrive lease.

●	With respect to the Brewery Park Mortgage Loan (2.7%), the fifth largest tenant, UAW Retiree Medical Benefits Trust, is in a free rent period for the months of September 2020 through January 2021. At loan origination, the borrowers reserved $283,962 in a free rent account.

●	With respect to the 675 Creekside Way Mortgage Loan (2.3%), the sole tenant, 8x8 has a free rent period from January 1, 2020 through December 31, 2020. At origination, approximately $8,527,538 was reserved with the lender in respect of remaining free rent and for tenant reimbursements that would typically be made absent such free rent period.

●	With respect to the 420 Taylor Street Mortgage Loan (1.9%), the sole tenant, NextDoor, Inc., is in a free rent period as to at least a portion of its leased premises until June 2021 and has taken occupancy of the entire third and fourth floor and a portion of the second floor, but has not yet taken occupancy of the lower level, grade level and mezzanine level. At loan origination, the borrowers reserved $3,811,699 in a bridge rent reserve account.

●	With respect to the 280 North Bernardo Mortgage Loan (1.0%), the sole tenant, Aurora Innovations, is completing its buildout and accordingly has not taken occupancy.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease. If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

With respect to certain of the Mortgaged Properties, certain tenants, franchisors, property managers, ground lessors, developers, owners’ associations or other parties may have a purchase option, right of first offer or a right of first refusal or similar right, upon satisfaction of certain conditions, to purchase all or a portion of such Mortgaged Properties. Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties:

●	With respect to the Amazon Industrial Portfolio Mortgage Loan (7.2%), the sole tenant at each related Mortgaged Property, Amazon has a right of first offer to purchase the related Mortgaged Property in the event that the borrower offers any portion of the tenant’s premises for sale, and if such tenant does not elect to exercise its right of first offer, it will have a right of first refusal to purchase the related Mortgaged Property (or portion thereof) on the terms of a bona fide offer from a third-party purchaser. Such rights of first offer and first refusal do not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

●	With respect to the Moffett Place - Building 6 Mortgage Loan (5.2%), so long as the landlord owns the Mortgaged Property, the sole tenant, Google, has a right of first offer to purchase all or any portion of the six building Moffett Place Campus upon which the Mortgaged Property is located which the landlord has determined in its sole discretion to sell. Such right excludes an offer to sell one or more buildings in the Moffett Place Campus to an affiliate of the landlord or in connection with a foreclosure.

●	With respect to the USAA Plano Mortgage Loan (3.5%) the sole tenant at the Mortgaged Property, USAA, has a right of first offer to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first offer (i) is subordinate to the Mortgage Loan documents and (ii) does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or the first sale of the Mortgaged Property following a foreclosure.

●	With respect to the Prosper Portfolio - 822 Broad Street Mortgage Loan (0.1%), Mountain State Properties, Inc., the sole tenant at the Mortgaged Property, has a right of first refusal to purchase all or part of such Mortgaged Property which may be offered for sale. Mountain State Properties, Inc. has waived this right of first refusal in connection with a foreclosure or a deed-in-lieu of foreclosure. In addition, with respect to the Prosper Portfolio – 224, 226 & 228 Riverstone Drive Mortgaged Property (0.2%), which is comprised of condominium units, the related condominium association has a right of first refusal to purchase any condominium unit or any portion thereof which may be offered for sale by an owner. The condominium association has waived this right of first refusal in connection with a foreclosure or deed-in-lieu of foreclosure and subsequent sale by the lender. The condominium association also has a right of first refusal to lease a condominium unit or any portion thereof which may be offered for lease by an owner. The condominium association has waived this right of first refusal so long as the Mortgage Loan is outstanding or the lender (or its designee) owns title to such Mortgaged Property following any exercise of remedies pursuant to the related mortgage.

●	With respect to the Boyd Manufacturing Portfolio Mortgage Loan (2.3%), Boyd Corporation, the master tenant at all of the related Mortgaged Properties, has the one-time right during the term of its master lease, following the first day of the third lease year (which is April 1, 2022) during the term (or earlier to the extent the landlord will not incur any out-of-pocket costs or expenses relating to the following termination and release) to terminate the master lease with respect to one of the Mortgaged Properties (the “Terminated Premises”), provided that the applicable base rent allocated to the Terminated Premises does not exceed 10% of total base rent of all Mortgaged Properties at the time of the early termination, and to purchase the Terminated Premises at a price equal to the greater of (x) the value of the Terminated Premises as determined by an appraisal prepared by an independent appraiser who is a member in good standing as an MAI professional appraiser and is reasonably acceptable to the landlord and the master tenant, and (ii) the purchase price the landlord paid for the Terminated Premises under the purchase agreement pursuant to which the landlord purchased the Terminated Premises from an affiliate of the master tenant. In addition, the master tenant is required to pay the landlord all closing costs and expenses incurred by the landlord attributable to the master tenant’s acquisition of the Terminated Premises, and all out-of-pocket costs and expenses incurred by the landlord (including those imposed by landlord’s mortgagee, including any prepayment penalty, yield maintenance and/or defeasance) and associated with the removal of the Terminated Premises from the master lease. A subordination, non-disturbance and attornment agreement executed by the master tenant provides that (i) the tenant’s purchase option will not be exercisable until 12 months from the date August 31, 2020, (ii) if the tenant elects to exercise the purchase option, a condition of consummation of the purchase option will be satisfaction of all requirements set forth in the Mortgage Loan documents relating to a property release (including, without limitation, payment of partial defeasance costs and/or a yield maintenance premium (as applicable)) (the “LD Release Requirements”), (iii) if the tenant elects to consummate a purchase option, it will pay all amounts necessary to satisfy the LD Release Requirements directly to the lender, and (iv) for the avoidance of doubt, the only premises with respect to which the tenant is permitted to consummate a purchase option is the property located at 3315 Haseley Drive in Niagara Falls, New York.

●	In addition, with respect to the Boyd Manufacturing Portfolio Mortgage Loan (2.3%), the master lease prohibits the owner of the Mortgaged Properties from transferring such Mortgaged Properties to a Tenant Competitor. A “Tenant Competitor” is any person which operates a business and a portion of the business competes with that of the master tenant, provided that a private equity sponsor or other financial sponsor which owns a Tenant Competitor, but does not itself compete with the tenant, or such a sponsor’s real estate fund (which is unrelated to the corporate fund that owns the competitive business) will not be a Tenant Competitor. The master lease provides that such restriction will not apply to a sale by the landlord’s mortgagee or during an event of default under the master lease, but it will apply to subsequent transfers. Pursuant to a subordination, non-disturbance and attornment agreement with the lender, the master tenant agreed that for the purposes of any exercise of remedies under the Mortgage Loan, the term “Tenant Competitor” would mean only an entity or its affiliate which is actively engaged in the manufacturing, warehousing, distribution and sales of sealing and thermal management products (the “Use”), in which the tenant is engaged as of the date of such agreement, and will not include passive investors in any such entity (in this instance, any company which is engaged in the business of owning or making loans on real property and which is not engaged in the Use, will not be deemed a Tenant Competitor solely as the result of such entity owning or leasing property that is used for such purpose).

●	With respect to The Shoppes at Blackstone Valley Mortgage Loan (1.7%), the largest tenant at the related Mortgaged property, Target, representing approximately 16.1% of the net rentable square footage, ground leases its premises from the borrower pursuant to a ground lease that contains a right of first refusal in the event that the borrower sells its fee interest in the portion of the Mortgaged Property covered by the Target ground lease (but not if the borrower sells any more or any less than such portion).

●	With respect to the Varsity Brands Mortgage Loan (1.4%), the sole tenant at the Mortgaged Property, BSN Sports, LLC, has an option to purchase the Mortgaged Property effective in June 2040 for a purchase price equal to the greater of (i) fair market value (as determined in accordance with the related lease agreement) and (ii) $70,000,000, provided that BSN Sports, LLC gives at least nine months’ prior written notice to the landlord (an indirect affiliate of the related borrower).

●	With respect to the Wisconsin Walgreens Portfolio Mortgage Loan (0.5%), the sole tenant at each of the related Mortgaged Properties, Walgreen Co., has a right of first refusal to purchase all or part of such Mortgaged Property if the landlord receives a bona fide offer to purchase the Mortgaged Property. Walgreen Co. has waived this right of first refusal in connection with a foreclosure or a deed-in-lieu of foreclosure.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which (A) at least (i) 5.0% of the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) 5.0% of the net rentable square footage at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●	With respect to the Prosper Portfolio Mortgage Loan (3.4%), with respect to the 3135 Springbank Lane Mortgaged Property (0.4%), Dr. Jay Levy, one of the non-recourse carveout guarantors, owns 50% of the second largest tenant, Pediatric Urology Associates, PC, and with respect to the 8757 Red Oak Blvd. Mortgaged Property (0.4%), Dr. Levy owns 4% of the largest tenant, Technology Partners Inc.

●	With respect to Brewery Park Mortgage Loan (2.7%), the non-recourse carveout guarantor of the Mortgage Loan is the largest tenant at the Mortgaged Property, occupying approximately 17.3% of the net rentable area and accounting for approximately 16.1% of the underwritten rent.

●	With respect to The Shoppes at Blackstone Valley Mortgage Loan (1.7%), provided that no event of default is continuing, the borrower is permitted to enter into up to two long-term ground leases with a third party (which may be an affiliate of the borrower) with respect to certain parcels of the Mortgaged Property (three of which are currently occupied by major tenants and one of which is currently parking space that could be developed in the future). In connection with any such ground lease, the borrower is required to provide a REMIC opinion and obtain rating agency confirmation.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable square footage of the related Mortgaged Property.

Other Tenant Issues

With respect to the Moffett Place - Building 6 Mortgage Loan (5.2%), the sole tenant, and with respect to the Moffett Towers Buildings A, B & C Mortgage Loan (4.8%), the largest tenant at the related Mortgaged Properties, Google, has recently encountered national and international scrutiny for, among other things, use and dissemination of users personal data and propagation of inaccurate information. In addition, the U.S. House Committee On The Judiciary announced an antitrust investigation that would include Google. Further, recent media reports indicate the United States Department of Justice is conducting an antitrust investigation into Google and is expected to file charges against Google. In addition, the European Union has opened preliminary investigations into Google’s data practices, including an investigation into its processing of location data.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans”.

Insurance Considerations

In the case of 157 Mortgaged Properties, which secure, in whole or in part, 27 Mortgage Loans (79.3%), the related borrowers (or in the case of the MGM Grand & Mandalay Bay Mortgage Loan, the master tenant) maintain insurance under blanket policies.

●	With respect to the Varsity Brands Mortgage Loan (1.4%), the Mortgage Loan documents permit the borrower to rely on the insurance coverage provided by the sole tenant at the Mortgaged Property, BSN Sports, LLC, for so long as, among other conditions, (A) the related lease (the “BSN Sports Lease”) is in full force and effect without any amendments to the provisions thereof which relate to insurance or casualty unless otherwise approved by the lender in its sole discretion, (B) BSN Sports, LLC and any guarantor under the BSN Sports Lease remain fully liable for the obligations and liabilities under the BSN Sports Lease and the guarantor maintains a credit rating of "CCC+" or better by S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”) and "B3" or better by Moody’s Investors Service, Inc. (“Moody’s”) and (C) BSN Sports maintains insurance policies on its leased premises meeting the requirements set forth in the Mortgage Loan documents, except with respect to (1) BSN Sports’ deductible, the amount of which may be in an amount reasonably acceptable to the lender, such acceptance not to be unreasonably withheld, (2) the extended period of indemnity may be for a period of 90 days when provided by BSN Sports and (3) the lender is required to accept James River Insurance Company, rated A:XI by AM Best Company, Inc., provided that (i) the rating of James River Insurance Company is not withdrawn or downgraded below the rating noted immediately above and (ii) at renewal of the current policy term, the borrower and/or BSN Sports are required to replace James River Insurance Company with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), the Mortgage Loan documents permit the borrowers to rely on insurance provided by the sole tenant, MGM Lessee II, LLC, provided that, among other conditions, MGM Lessee II, LLC maintains insurance policies (the “MGM Policies”) on each of the related Mortgaged Properties that satisfy the requirements set forth in the Mortgage Loan documents, except that, so long as the master lease is in effect, the MGM Policies are permitted to vary from the requirements otherwise set forth in the Mortgage Loan documents with respect to (i) the named storm sublimit, which may be no less than $700,000,000 per occurrence (which amount is less than the full replacement cost otherwise required under the Mortgage Loan documents) and (ii) any property or terrorism deductible, which may be no greater than $5,000,000 (which, with respect to the terrorism deductible, is higher than the maximum terrorism deductible of $500,000 otherwise provided for under the Mortgage Loan documents).

●	With respect to the Boyd Manufacturing Portfolio Mortgage Loan (2.3%), the related Mortgage Loan documents permit the borrowers to rely on insurance provided by the sole tenant, Boyd Corporation, provided that such insurance meets the requirements of the Mortgage Loan documents.

●	With respect to the Wisconsin Walgreens Portfolio Mortgage Loan (0.5%), the related Mortgage Loan documents permit the borrowers to rely on insurance, including self-insurance, provided by the sole tenant of the related Mortgaged Properties, Walgreen Co., so long as, among other conditions, (i) the related lease (the “Walgreens Lease”) is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the Walgreens Lease, (iii) Walgreen Co. or the guarantor under the Walgreens Lease (either such party, the “Walgreens Tenant”) remains fully liable for the obligations and liabilities under the Walgreens Lease and maintains a rating from S&P of at least “BBB”, (iv) the Walgreens Lease will remain in full force and effect following a casualty, the terms of the Walgreens Lease require Walgreen Co. to rebuild and/or repair the Mortgaged Property at its sole cost and expense, and Walgreen Co. is entitled to no period of rent abatement during such period of rebuild and/or repair of the Mortgaged Property, (v) the Walgreens Tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Walgreens Lease, and (vi) the borrowers have provided to the lender evidence satisfactory to the lender that the Walgreens Tenant maintains in full force and effect the insurance described in clause (v).

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related Mortgage Loan.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), the related borrowers have obtained environmental insurance against claims for pollution and remediation legal liability (the “PLL Policy”) from Evanston Insurance Company, with the lenders as named insureds, with per incident and aggregate limits of $25,000,000. The current PLL Policy term expires in 2025. The MGM Grand & Mandalay Bay Loan Combination documents require that the PLL Policy term extend at least two years beyond the date of repayment of the MGM Grand & Mandalay Bay Loan Combination (the “Required PLL Policy Term”), provided that the borrowers may obtain a policy with a term less than the Required PLL Policy Term, so long as the borrowers renew or extend such PLL Policy by the shorter of three years or a term not less than the Required PLL Policy term within ten business days of the current PLL Policy term expiration.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

●	With respect to the Coleman Highline Mortgaged Property (7.7%), the 1,219-space parking structure on such site (the “Collateral Parking Structure”) is subject to a Declaration of Covenants, Conditions and Restrictions (the “Coleman Highline CCR”), pursuant to which: (i) all parking structures on the Mortgaged Property and the neighboring phase of the development (“Coleman Highline Phase 1”, and the entire development in which the Coleman Highline Mortgaged Property is located, the “Coleman Highline Development”) are to be utilized for shared parking among the Mortgaged Property and the Coleman Highline Phase 1 and (ii) all parking structures located on the Coleman Highline Development are subject to various control rights of a “declarant” which is an affiliate of the related guarantor. The declarant has agreed that, notwithstanding anything to the contrary contained in the Coleman Highline CCR: (i) the parking structure on the Mortgaged Property will be insured in accordance with the terms of the related Mortgage Loan documents, (ii) any proceeds of the foregoing insurance will be held by the related lender and made available for restoration, (iii) the Mortgaged Property will always have access to sufficient parking to satisfy all legal requirements (including zoning requirements) as well as all requirements relating to parking set forth in the lease of Roku, Inc., the sole tenant at the Mortgaged Property, and (iv) the Mortgaged Property will always have access to no less than (x) 65 parking spaces in the parking structures and surface parking located on the Mortgaged Property on an exclusive basis and (y) 1,116 parking spaces in the parking structures and surface parking located on the Mortgaged Property and the Coleman Highline Phase 1 on a non-exclusive basis.

●	With respect to the Prosper Portfolio Mortgage Loan (3.4%), the condominium documents for the 224, 226 & 228 Riverstone Drive Mortgaged Property (0.2%), restrict the use of units to professional office use, defined as any professional use requiring a license from the State of Georgia.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related

Mortgage Loan documents generally require the related borrowers to remedy the violations (which may include a requirement for a reserve of funds for remediation), and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues (including with respect to certificates of occupancy) in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also the Sponsor representations and warranties no. (25) (Local Law Compliance) and no. (26) (Licenses and Permits) on Annex E-1A to this prospectus, representations and warranties no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-3A and representations and warranties no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) to this prospectus and any related exceptions on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A, respectively, to this prospectus).

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for certain liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings, breaches of environmental covenants or other matters), certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-1B, Annex E-2B or Annex E-3B to this prospectus. See “Risk Factors—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

With respect to the BX Industrial Portfolio Mortgage Loan (7.7%), the Mortgage Loan documents provide that in the event of a voluntary or collusive bankruptcy action by or against the borrower, liability of the related non-recourse carveout guarantor is limited to 10% of the then-outstanding principal balance of the Loan Combination, plus the enforcement cost relating to such bankruptcy action. In addition, the Mortgage Loan documents provide that for so long as the borrower maintains the environmental insurance policy required under the loan agreement (the “PLL Policy”), the related guarantor will have no liability under the related environmental indemnity agreement, and that such guarantor’s liability relating to the borrower’s failure to maintain the PLL Policy pursuant to the Mortgage Loan documents is capped at the amount of coverage required for the PLL Policy. The PLL Policy is required to be for a term of at least two years past the related maturity date (the “Required PLL Period”); provided, however, the borrower may obtain such PLL Policy for an initial policy term of five years so long as at least 10 business days prior to the expiration thereof, the borrower renews or extends such PLL Policy for a term not less than the Required PLL Period. The PLL Policy must include limits of liability of no less than $5,000,000 per incident, and, with respect to Allied World Assurance Company (U.S.), Inc., $10,000,000 in the aggregate, and with respect to Steadfast Insurance Company, $25,000,000 in the aggregate, in each case with a self-insured retention amount of no more than $50,000 per pollution condition (except for clean-up claims for mold conditions, which may be $100,000). At loan origination, the borrower obtained policies from Steadfast Insurance Company and Allied World Assurance Company (U.S.), Inc. with the above coverage amounts, with each policy subject to a five-year term.

With respect to the Coleman Highline Mortgage Loan (7.7%), the two related non-recourse carveout guarantors are liable on a several, and not joint, basis, with one guarantor’s liability capped at 95%, and the other guarantor’s liability capped at 5%. Also with respect to such Mortgage Loan, pursuant to the environmental indemnity agreement (the “Coleman EIA”) entered into at loan origination, the related guarantor is not liable to the lender for any losses thereunder to the extent that the Coleman Highline PLL Policy covers the applicable loss in full and the borrower and guarantor are diligently pursuing in a commercially reasonable manner payment of the applicable claim pursuant to the Coleman Highline PLL Policy. Such guarantor will be liable to the lender under the Coleman EIA upon the earlier to occur of (i) the expiration of any claim period or termination of, any Coleman

Highline PLL Policy that has not been effectively renewed or replaced pursuant to the requirements of the Mortgage Loan documents, (ii) any environmental policy delivered to the lender failing to satisfy the conditions of a Coleman Highline PLL Policy, (iii) any insurer declining coverage for a claim made by the lender pursuant to the Coleman Highline PLL Policy and/or any claim that is not covered by the Coleman Highline PLL Policy, (iv) any insurer failing to pay insurance proceeds to the borrower and guarantor for any reason within 180 days of the lender making any demand of such parties, and (v) any such insurance proceeds received by the lender under the Coleman Highline PLL Policy failing to cover any and all losses of the parties indemnified under the Coleman EIA. In addition, such guarantor will not be liable to any parties indemnified under the Coleman EIA for any losses to the extent that FMC is required to protect, defend, indemnify, release and hold harmless from and against any and all such losses pursuant to the Operative FMC Documents and the borrower and guarantor are diligently pursuing in a commercially reasonable manner indemnification of such losses pursuant to the Operative FMC Documents; provided that the guarantor will be liable under the Coleman EIA upon the earlier to occur of (i) the expiration or termination of the indemnification provisions of the Operative FMC Documents (it being understood that indemnifications may survive the actual expiration of the Operative FMC Documents), and/or the Operative FMC Documents otherwise failing to be in full force and effect resulting in an inability to enforce the obligations of FMC thereunder, (ii) FMC being in monetary or material non-monetary default under the FMC Operative Documents beyond any applicable notice-and-cure period, (iii) such losses not being within the scope of FMC’s obligations pursuant to the Operative FMC Documents, (iv) FMC failing to pay such loss to the related lender for any reason within 180 days of an indemnified person making any demand of the borrower and guarantor pursuant to the Coleman EIA, and (v) any payment received by the lender from FMC pursuant to the Operative FMC Documents failing to cover any and all losses of persons indemnified under the Coleman EIA. See “Environmental Considerations” above.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), each of the related non-recourse carveout guarantors’ liability for (i) any bankruptcy-related recourse events, is several (and not joint) and is limited to an amount equal to 10% of the then outstanding principal balance of the related Loan Combination as of the date of any such event and (ii) any transfers of either the Mortgaged Property or controlling equity interests in the borrowers made in violation of the Mortgage Loan documents, is limited to recourse for losses to the lender (and not full recourse). In addition, the Mortgage Loan documents only provide recourse to the borrowers (and not the related non-recourse carveout guarantors) for any breaches of the environmental covenants set forth in the Mortgage Loan documents; provided, however, that if the borrowers fail to maintain an environmental insurance policy satisfying the conditions set forth in the related Mortgage Loan documents, the non-recourse carveout guarantors will be liable for any losses to the lender relating to breaches of the environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Mortgage Loan documents and (y) for any amounts recovered under the environmental policy. Also, recourse for waste is limited to willful misconduct by the related borrowers, guarantors or certain of their affiliates that results in physical damage or waste to the Mortgaged Properties. See “—Insurance Considerations”.

With respect to the Agellan Portfolio Mortgage Loan (5.4%), the aggregate liability of the related guarantor with respect to the matters that constitute full recourse carveouts (each, a “Full Recourse Event”) under the Mortgage Loan documents may not exceed an amount equal to (x) 20% of the outstanding principal balance of the Loan Combination as of the first occurrence of a Full Recourse Event plus (y) any and all reasonable third-party costs incurred by the lender (including reasonable and out-of-pocket attorney’s fees and costs) in connection with the enforcement of the Full Recourse Event thereunder and the collection of amounts due thereunder.

With respect to the 333 South Wabash Mortgage Loan (4.5%), the non-recourse carveout guarantors have provided a limited non-recourse carveout guaranty that only covers certain existing litigation and any bankruptcy as a result of such litigation. Other than for the events described above, there is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Loan Combination. See “—Litigation and Other Considerations”.

With respect to the 1633 Broadway Mortgage Loan (4.1%) and the 711 Fifth Avenue Mortgage Loan (0.9%), there are no separate non-recourse carveout guarantors, and the related borrower is the only indemnitor under the related environmental indemnity agreement.

We cannot assure you that the net worth or liquidity of any non-recourse carveout guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse carveout guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

Certain of the Mortgage Loan documents may provide that recourse for environmental matters terminates immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or after a permitted transfer of the related Mortgaged Property) if certain conditions are satisfied, such as the lender receiving searches or an environmental inspection report meeting criteria set forth in such Mortgage Loan documents. In addition, as to certain Mortgage Loans, the related guaranty and/or environmental indemnity may provide that the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, or of ownership interests in the borrower, pursuant to such Mortgage Loan or a related mezzanine loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

With respect to the Amazon Industrial Portfolio – 6925 Riverview Avenue Mortgaged Property (3.6%), the Mortgaged Property is subject to an industrial revenue bond (“IRB”) and PILOT lease structure. In July 2016, the previous owner of the Mortgaged Property, RELP Turner, LLC (“RELP”), and the Unified Government of Wyandotte County/Kansas City, Kansas (the “Municipality”) entered into a development agreement (the “Development Agreement”) pursuant to which the Municipality agreed to issue an IRB with a maximum principal amount of $138,010,000, maturing on December 1, 2027. RELP entered into a payment-in-lieu of taxes agreement, which granted RELP a 100% abatement of taxes on the Mortgaged Property for the period that the IRB remains outstanding, provided that RELP paid $5,000 per year in lieu of taxes. RELP ground leased the Mortgaged Property to the Municipality pursuant to a ground lease (the “PILOT Ground Lease”); the Municipality leased the Mortgaged Property to RELP pursuant to a lease (the “PILOT Lease” and together with the PILOT Ground Lease, the “PILOT Leases”), and RELP subleased the Mortgaged Property to Amazon. RELP purchased the bonds for $138,010,000 and the proceeds were disbursed to RELP as reimbursement for the development costs of 6925 Riverview Avenue. The borrower acquired RELP’s interests in the IRB and the PILOT Leases. As successor-in-interest to RELP under the Development Agreement, the borrower will be required to satisfy certain ongoing covenants in order to maintain the tax abatement, including: (1) the sole tenant, Amazon, is required to continuously operate and employ at least 1,000 full time employees at the Mortgaged Property; and (2) the sole tenant and the borrower will be required to become dues paying members of the KCK Area Chamber of Commerce and the Wyandotte Economic Development Corporation. If there is a default under the Development Agreement that remains uncured following 90 days’ notice from the Municipality, then the Municipality will be entitled to: (1) receive $1,500,000 of liquidated damages from the borrower, (2) terminate the Development Agreement, and (3) recover the amount of any tax abatement previously received by RELP or the borrower, including any sales tax exemptions received by RELP, the borrower or Amazon in connection with the IRB (the Development Agreement provided that personal property and services purchased entirely with the proceeds of the IRB for the construction of the 6925 Riverview Avenue Mortgaged Property were exempt from Kansas’s 6.5% sales tax). Potential liability could exceed $30,000,000, and following a foreclosure the lender would step into the borrower’s obligations under the Development Agreement.

With respect to the Peninsula Town Center Mortgage Loan (1.5%), the related Mortgaged Property consists of two office condominium units that are part of a mixed-use shopping center, called Peninsula Town Center ("PTC"). To assist the development of PTC, a community development authority was created and issued bonds (the "PTC CDA Bonds"). In connection with the payment for the PTC CDA Bonds, each parcel of PTC is subject to special assessment, which shares the same priority as real estate taxes and is included in the tax bills for each individual condominium unit. The Mortgaged Property is responsible for 3.451% of the total PTC CDA Bonds, which for the assessment period ending in September of 2020 is $143,788. Each year, the PTC CDA Bonds payment is covered by (a) tax revenue, which is the incremental increase in real estate taxes over the base year taxes and is $151,609 for 2020, and (b) the PTC business improvement district payment (the "BID Payment"), which is $43,202 for 2020. Therefore, there is a surplus of $51,023 over the PTC CDA Bonds payment for 2020 of $143,788. If the combination of the tax revenue and the BID Payment is insufficient to pay the PTC CDA Bond payment, the borrower is responsible for paying the remaining amount of special assessments for that year and has provided a non-recourse carveout associated with any losses incurred by the lender associated with the failure of the borrower to pay any due and payable PTC CDA Bond payment.

With respect to the Williamsburg Multifamily Portfolio Mortgage Loan (1.1%), the related 178 Skillman Avenue Mortgaged Property (0.5%) is awaiting the final certificate of eligibility for a 15-year 421-a Affordable Housing NY Program tax abatement. The 178 Skillman Avenue Mortgaged Property would receive a 100% exemption on any assessment increase above the base year assessment for the first 11 years, and such exemption would decline by 20% each year thereafter until fully phased out. The unabated tax amount is $55,844 for 2020/2021. Taxes were underwritten to the 15-year average of future taxes for the 178 Skillman Avenue Mortgaged Property. See “Risk Factors—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

See also Sponsor representations and warranties no. (17) (Access; Utilities; Separate Tax Lots) on Annex E-1A to this prospectus, Sponsor representations and warranties no. (19) (Access; Utilities; Separate Tax Lots) on Annex E-2A to this prospectus and Sponsor representations and warranties no. (17) (Access; Utilities; Separate Tax Lots) on Annex E-3A to this prospectus and any related exceptions on Annexes E-1B, E-2B and E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A to this prospectus).

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
1	0	2	2.6%
1	5	4	11.7
5	0	1	7.2
6	0	31	65.4
7	0	1	5.4
9	0	1	7.7
Total		40	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All but one (1) (4.5%) of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Twenty-four (24) of the Mortgage Loans (79.8%) provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining 16 Mortgage Loans (20.2%) provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans (those 16 Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Seven (7) of these 16 Mortgage Loans (7.4%) referenced in the preceding sentence provide for amortizing debt service payments for their entire loan term. The remaining 9 of these 16 Mortgage Loans (12.8%) provide for monthly payments of interest-only for a period of 12 months to 60 months following either (a) the related origination date and then provide for amortizing debt service payments for the remainder of their loan term or (b) following an initial period of amortizing debt service payments that occurred immediately after the related origination date.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

Two (2) Mortgage Loans, namely, the MGM Grand & Mandalay Bay Mortgage Loan (7.2%) and the USAA Plano Mortgage Loan (3.5%), are ARD Loans.

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus sets forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon), including, in the case of the MGM Grand & Mandalay Bay Mortgage Loan, any such interest that as Accrued and Deferred Principal (as defined below) has been added to the principal balance of the Mortgage Loan following the Anticipated Repayment Date and that has been collected from the related borrower (after payment in full of all other principal and interest due and owing on the MGM Grand & Mandalay Bay Mortgage Loan). Any payments and other collections of Accrued and Deferred Principal will not be taken into account for purposes of calculating any amounts distributable as principal in respect of the Certificates or the “Stated Principal Balance” of the MGM Grand & Mandalay Bay Mortgage Loan.

Other than in the case of the MGM Grand & Mandalay Bay Mortgage Loan, which is described below, an ARD Loan further requires that, after the related Anticipated Repayment Date, all cash flow available from the related Mortgaged Property or portfolio of Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and other amounts then due and payable under the related Mortgage Loan documents (other than Excess Interest) and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related Mortgaged Property or portfolio of Mortgaged Properties be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any Certificates or the Uncertificated VRR Interest owner evidencing an interest in such Excess Interest (if applicable).

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), on each payment date after the related Anticipated Repayment Date, interest will accrue on the Mortgage Loan at the higher adjusted interest rate, and the borrower will continue to be obligated to make payments of interest in monthly installments. On each payment date following the related Anticipated Repayment Date, up to and including the related maturity date, the borrower will be required to pay to the lender, (i) first, an amount equal to the scheduled monthly debt service payment amount and (ii) second, to the extent of funds available in the excess cash flow reserve account, an amount equal to the monthly additional interest amount (i.e., the amount accrued at the adjusted interest rate minus the amount of interest due as the scheduled monthly debt service payment). The failure to make the payment in clause (i) immediately above as and when due constitutes a Mortgage Loan event of default, but the failure to make the payment in clause (ii) immediately above (or the failure to have sufficient funds available in the excess cash flow reserve account to make such payment) as and when due will not constitute a Mortgage Loan event of default. If the borrower does not pay any such monthly additional interest amount (such amount not paid, together with interest accrued thereon at the adjusted interest rate, the “Accrued Interest”), the Accrued Interest will remain an obligation of the borrower but the borrower’s obligation to pay such Accrued Interest will be deferred and such Accrued Interest will be added to the principal balance of the Mortgage Loan (such additional principal, the “Accrued and Deferred Principal”) and will be payable on the maturity date of the Mortgage Loan to the extent not sooner paid pursuant to the related Mortgage Loan agreement.

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date. See “Risk Factors—Risks of Anticipated Repayment Date Loans”.

Future Advances

With respect to the BX Industrial Portfolio Loan Combination (7.7%), the Mortgage Loan documents permit the borrower to repay the BX Industrial Portfolio Floating Rate Loan and, subject to the satisfaction of certain conditions set forth in the mortgage loan agreement, subsequently re-borrow such amounts pursuant to a request for an additional advance (a “Revolving Advance” ) from the holder of the BX Industrial Portfolio Floating Rate Loan up to the initial principal balance of the BX Industrial Portfolio Floating Rate Loan; provided that prepayments in connection with the following are considered permanent and may not be reborrowed: (a) individual BX Industrial Portfolio property releases, including both regular releases and releases upon an event of default, (b) mandatory prepayments and/or releases made in connection with casualty or condemnation, (c) prepayments to avoid a cash management period caused by failure to satisfy a debt yield test, (d) a voluntary prepayment for which the borrower has elected that such prepayment will permanently reduce the available amount of the BX Industrial Portfolio Floating Rate Loan and (e) any prepayment made during the continuance of an event of default. In the event that the holder of the BX Industrial Portfolio Floating Rate Loan does not so fund a Revolving Advance, the Mortgage Loan documents provide that the borrower may not reduce, discharge or release any obligations due on the BX Industrial Portfolio fixed rate loan (which includes the BX Industrial Portfolio Mortgage Loan) via offset of the disputed amount associated with the Revolving Advance. The BX Industrial Portfolio Floating Rate Loan was fully funded as of the origination date, and the debt service coverage ratio and debt yield metrics related to the BX Industrial Portfolio Loan Combination are required to be calculated under the Mortgage Loan documents assuming that the BX Industrial Portfolio Floating Rate Loan has been fully advanced.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

With respect to the 112 7th Avenue Mortgaged Property (1.9%), the related borrower is not required to have an independent director.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;

●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;

●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or

●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

With respect to the BX Industrial Portfolio Mortgage Loan (7.7%), as to the related Loan Combination, the borrower may prepay the BX Industrial Portfolio Floating Rate Loan at any time with the payment of a spread maintenance premium (other than with respect to an amount not to exceed $57,800,000) if such prepayment occurs prior to the spread maintenance end date and the BX Industrial Portfolio Fixed Rate Loan at any time following the origination date with the payment of a yield maintenance premium if such prepayment occurs prior to the yield maintenance end date. Prior to an event of default under the BX Industrial Portfolio Loan Combination, all voluntary prepayments are required to be applied to repay the BX Industrial Portfolio Floating Rate Loan, prior to any application to pay the BX Industrial Portfolio Fixed Rate Loan. In addition, if certain conditions to an extension of the BX Industrial Portfolio Floating Rate Loan are not satisfied, and the borrower fails to pay the related balloon payment on the BX Industrial Portfolio Floating Rate Loan, there will be an event of default on the BX Industrial Portfolio Loan Combination, which may result in acceleration and repayment of the BX Industrial Portfolio Loan Combination at a time that is significantly earlier than the maturity date of the BX Industrial Portfolio Fixed Rate Loan. Conversely, in some circumstances an event of default may result in a delay in repayment.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L, D, O	28	59.0%
L, YM1%, D or YM1%, O	5	17.1
YM1%, O	1	7.7
YM0.5%, D or YM0.5%, O	1	7.2
L, YM1%, O	3	5.9
L, D, D or YM1%, YM1%, O	1	2.7
L, YM2%, O	1	0.5
Total	40	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;

●	“D” means the Mortgage Loan provides for a defeasance period;

●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;

●	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;

●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;

●	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and

●	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and combined prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lockout period is currently in effect:

●	the maximum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 117 months;

●	the minimum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 11 months; and

●	the weighted average remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 74 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	8	8.1%
4	14	26.0
5	6	9.9
6	2	7.9
7	10	48.2
Total	40	100.0%

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

Other Prepayment Provisions and Certain Involuntary Prepayments

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance. See “—Partial Releases” below.

With respect to the BX Industrial Portfolio Mortgage Loan (7.7%), the borrower is permitted to prepay a portion of the BX Industrial Portfolio Floating Rate Loan included in the related Loan Combination in an amount not to exceed $57,800,000 at any time without incurring any prepayment charges or penalties provided that no event of default is ongoing, notice is provided, and the borrower pays all interest that would have accrued on the amount prepaid through the next monthly payment date. The BX Industrial Portfolio Loan Combination, inclusive of the fixed and floating rate portions thereof, has an original principal balance of $649,427,615, and the BX Industrial Portfolio Floating Rate Loan has an original principal balance of $99,427,615. The borrower is permitted to reborrow amounts prepaid under the BX Industrial Portfolio Floating Rate Loan as described under “—Future Advances”.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease or a single tenant Mortgaged Property and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Defeasance; Collateral Substitution

The terms of 28 of the Mortgage Loans (59.0%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a lockout period of at least two years following the Closing Date (or, in the case of a Loan Combination, the earlier of (a) the second anniversary of the securitization of the last pari passu note included in such Loan Combination and (b) a specified date no earlier than three years from the date of origination of such Loan Combination) (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Prepayment Provisions” above and “—Partial Releases” below.

With respect to the 333 South Wabash Mortgage Loan (4.5%), as to the related Loan Combination, the Mortgage Loan documents permit the borrower to substitute U.S. government securities as collateral for the Mortgage Loan and obtain a release of the related Mortgaged Property at any time on or after the payment date in September 2024, so long as the borrower simultaneously (i) substitutes U.S. government securities as collateral for the Pari Passu Companion Loans identified as Note A-2-A and Note A-2-C on the table titled “Loan Combination Controlling Notes and Non-Controlling Notes” under “—The Loan Combinations—General” and (ii) prepays the Pari Passu Companion Loans identified as Note A-1 (AGL), Note A-1 (AGL-Fortitude), Note A-1 (VALIC), Note A-1 (AHAC), Note A-1 (AHAC-Fortitude) and Note A-1 (NUFI-Fortitude) on the table titled “Loan Combination Controlling Notes and Non-Controlling Notes” in “—The Loan Combinations—General” in whole with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount.

With respect to the 1633 Broadway Mortgage Loan (4.1%), after the expiration of the related lockout period, the Mortgage Loan documents permit the borrower to partially defease the related Loan Combination without a partial release of the Mortgaged Property provided, among other things, the borrower satisfies customary REMIC conditions.

With respect to the 711 Fifth Avenue Mortgage Loan (0.9%), provided no event of default is continuing, the borrower has the right at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2023, and solely in connection with, at the borrower’s option, the achievement of a DY Cure Event, to defease a portion of the Mortgage Loan in the amount necessary to cause the achievement of a DY Cure Event as determined by the lender in its reasonable discretion without a corresponding release of any collateral from the liens of the Mortgage Loan documents subject to the satisfaction of certain conditions, including, among others, delivery of defeasance collateral in an amount sufficient to make all payments of interest and principal due under the defeased note until the first payment date in the prepayment period, a REMIC opinion and a rating agency confirmation. A “DY Cure Event” means (a) no event of default is continuing and (b) the achievement of a debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter, equal to or greater than 7.0% (which (i) after the lockout period, debt yield test may be achieved, at the borrower’s sole discretion, by either (x) making voluntary prepayments or (y) effectuating a partial defeasance, in amounts necessary to achieve the debt yield or (ii) the debt yield test may be achieved, at the borrower’s sole discretion, by depositing in a reserve account, as additional collateral, cash or a letter of credit in an amount that when subtracted from the principal indebtedness for purposes of calculating debt yield would result in a debt yield that equals or exceeds 7.0% (provided that the aggregate notional amount of all outstanding letters of credit delivered at no time exceed 10% of the principal indebtedness). Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Loan Combination, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Loan Combination, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan (or Loan Combination, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Loan Combination, if applicable), or under the defeased portion of the Mortgage Loan (or Loan Combination, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment (or the borrower may be required to provide such government securities directly rather than making such deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Loan

Combination, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Loan Combination, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan; provided that certain Mortgage Loans may permit the borrower to designate a successor borrower. If a Mortgage Loan (or Loan Combination, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

●	With respect to the BX Industrial Portfolio Mortgage Loan (7.7%), provided that no event of default is continuing, the borrower may obtain the release of any individual Mortgaged Property in connection with a partial prepayment of the related Loan Combination in an amount (the “Adjusted Release Amount”) equal to the sum of (i) the allocated loan amount for such Mortgaged Property, as reduced pursuant to certain prepayments permitted under the Mortgage Loan documents (the “Amortized Release Amount”) and (ii) a release price premium equal to 5% of the Amortized Release Amount for each applicable individual Mortgaged Property to be released (with such premium increasing to 10% upon 30% or more of the original principal balance of the related Loan Combination having been prepaid). The Mortgage Loan documents require that (1) after giving effect to such partial release, the debt yield must equal or exceed the greater of (a) 7.5% or (b) the lesser of 8.5% and the debt yield immediately prior to such release (the “Release Debt Yield”) and (2) certain REMIC related conditions be satisfied. The Mortgage Loan documents also provide that if a partial release is in connection with the sale of an individual Mortgaged Property to an unrelated third-party purchaser in an arm’s length transaction, and the debt yield after giving effect to such release would be less than the Release Debt Yield, the borrower may obtain such release by paying in lieu of the Adjusted Release Amount an amount equal to the greater of (x) the Adjusted Release Amount and (y) the lesser of (I) 100% of the net sales proceeds from the sale of the applicable Mortgaged Property and (II) the prepayment amount that would be necessary to, after giving effect to the requested release of the individual Mortgaged Property, satisfy the Release Debt Yield. Such prepayments in connection with a partial release will be applied first to the BX Industrial Portfolio Floating Rate Loan, and then to the BX Industrial Portfolio Fixed Rate Loan. In the event that there is an undrawn Revolving Advance on the BX Industrial Portfolio Floating Rate Loan that is available for borrowing at the time of the partial release, the borrower may, in lieu of paying the Adjusted Release Amount, cause the amount of such undrawn Revolving Advance to be reduced by an amount equal to the Adjusted Release Amount; provided that the borrower has paid any spread maintenance premium then due. If such prepayments are applied to the BX Industrial Portfolio Fixed Rate Loan prior to April 9, 2026, an amount equal to the greater of (a) 1.00% of the amount prepaid and (b) a yield maintenance premium is required to be paid.

In addition, the borrower may obtain the release of an individual Mortgaged Property securing the BX Industrial Portfolio Loan Combination in order to (a) cure an event of default relating to such Mortgaged Property (provided that such borrower first uses commercially reasonable efforts to cure such event of default) or (b) if the release relates to an individual Mortgaged Property that is subject to a ground lease, cure an event of default relating to a default under such a ground lease (in each case, provided that such event of default may not have been caused by the related borrower or an affiliate thereof in bad faith). In each such instance, certain REMIC related conditions are required to be satisfied; however, satisfaction of the Release Debt Yield is not required to obtain such a release, and such a release will not require any prepayment premium.

In connection with any such release of an individual Mortgaged Property under the BX Industrial Portfolio Mortgage Loan documents, the lender will return to the borrower a portion (in an amount determined in such lender’s sole discretion) of certain reserve funds allocable to the Mortgaged Property being released, but only to the extent the lender determines in its reasonable discretion that the remaining amounts in such reserve funds are sufficient to satisfy the obligations for which such reserve funds were established on the remaining Mortgaged Properties.

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), the borrower may at any time obtain the release of either individual Mortgaged Property, provided, among other conditions, (i) the borrower prepays the MGM Grand & Mandalay Bay Loan Combination in an amount equal to the applicable release amount (together with any applicable yield maintenance premium) in an amount equal to, with respect to either individual Mortgaged Property, the lesser of (a) the entire then outstanding principal balance of the related Loan Combination or (b) an amount equal to the allocated loan amount for such Mortgaged Property ($1,635,000,000 for the MGM Grand Mortgaged Property and $1,365,000,000 for the Mandalay Bay Mortgaged Property) multiplied by the following applicable percentages: (1) 105% until such time as of the outstanding principal balance of the related Loan Combination has been reduced to $2,250,000,000 and (2) thereafter, 110% (the amounts described in each of (a) and (b), as applicable, the “Release Amount”), in each instance, together with any applicable yield maintenance premium, (ii) after giving effect to such release, the debt service coverage ratio, as of the date of such release, is not less than 4.81x, and (iii) satisfaction of customary REMIC conditions. Notwithstanding the debt service coverage ratio requirement in clause (ii) above, in order to satisfy such debt service coverage ratio requirement, the borrower may prepay a portion of the Loan Combination, together with any applicable yield maintenance premium, or deposit cash with the lender to be held as cash collateral for the Loan Combination; provided, further, in the event such debt service coverage ratio requirement is not satisfied and the release of the applicable Mortgaged Property is in connection with an arm’s-length transfer to an unaffiliated third party, the borrower may obtain the release of the applicable individual Mortgaged Property upon payment of an amount equal to the greater of (i) the applicable Release Amount, together with any applicable yield maintenance premium and (ii) the lesser of (x) 100% of the applicable net sales proceeds derived from the sale of the individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio requirement described above, together with any applicable yield maintenance premium).

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), the borrower may obtain the release of either individual Mortgaged Property in order to cure a default or event of default under the MGM Grand & Mandalay Bay Loan Combination documents that is related to such individual Mortgaged Property (a “Default Release”), provided that, among other conditions: (i) prior to releasing such individual Mortgaged Property, the borrower first uses commercially reasonable efforts to cure such default or event of default (which efforts do not require any capital contributions to be made to the borrower or include any obligations of the borrower or guarantor to use any operating income or rents from the Mortgaged Property other than the applicable individual Mortgaged Property that is subject to the default or event of default to effectuate such cure), (ii) such default or event of default was not caused by (or at the direction of) the borrower or its affiliates in bad faith in order to circumvent the partial release requirements set forth in the MGM Grand & Mandalay Bay Loan Combination documents, (iii) the borrower prepays the MGM Grand & Mandalay Bay Loan Combination in an amount equal to the Release Amount, provided that no yield maintenance premium will be required for a prepayment made in connection with a Default Release and (iv) satisfaction of customary REMIC requirements.

●	With respect to the Amazon Industrial Portfolio Mortgage Loan (7.2%), at any time (x) after the first monthly payment date following the earlier to occur of (i) July 30, 2023 and (ii) the second anniversary of the date on which the entire Loan Combination is securitized but (y) prior to August 1, 2027, the borrower is permitted to obtain the release of the 6925 Riverview Avenue Mortgaged Property from the lien of the mortgage upon, among other conditions, (a) payment of the applicable Amazon Industrial Portfolio Release Price (as defined below), (b) no event of default under the Loan Combination documents has occurred and is continuing, (c) after giving effect to the release, the debt yield is no less than the greater of (x) the debt yield immediately prior to such release and (y) 7.44%, and (d) delivery of a customary REMIC opinion. The “Amazon Industrial Portfolio Release Price” means an amount equal to the greater of (x) 110% of the allocated loan amount for the applicable Mortgaged Property or (y) the portion of the net proceeds received by the applicable borrower in connection with the sale of such Mortgaged Property that, when applied to the repayment of the Loan Combination, would result in a loan-to-value ratio not greater than 65%.

●	With respect to the Agellan Portfolio Mortgage Loan (5.4%), under the Mortgage Loan documents, the borrowers have the right to the release an individual Mortgaged Property (each, an “Individual Property”) from the lien of the mortgage, provided that the borrowers satisfy certain terms and conditions set forth in the Mortgage Loan documents (the “Individual Loan Repayment Conditions”), including, among other things, (i) no event of default under the Mortgage Loan documents has occurred and is continuing (other than an event of default that would be cured by the release of such Individual Property); (ii) the applicable individual borrower (each such borrower, an “Individual Borrower”) will make a voluntary prepayment of the Mortgage Loan in an amount equal to the Agellan Portfolio Release Price (as defined below) for the Individual Property; (iii) after giving effect to the release of the applicable Individual Property (including the portion of the Loan Combination prepaid pursuant to the terms of the Mortgage Loan documents), the debt service coverage ratio for the Mortgaged Properties then remaining subject to the liens of the mortgages (excluding the Individual Property requested to be released) based on the trailing 12-month period immediately preceding the release of the applicable Individual Property will be equal to or greater than the greater of (A) the Release Debt Service Coverage Ratio (as defined below), and (B) the debt service coverage ratio for all of the Mortgaged Properties then remaining subject to the liens of the mortgages (including the Individual Property requested to be released) immediately preceding the release of the applicable Individual Property based on the trailing 12 month period immediately preceding the release of the applicable Individual Property (such greater amount, the “Required Release DSCR”), provided that the borrowers will have the right to do any one or a combination of the following to achieve the Required Release DSCR in accordance with the Mortgage Loan documents: make a prepayment of the Loan Combination, deliver a letter of credit and/or deposit cash collateral with lender; and (iv) subsequent to such release, each Individual Borrower will continue to be a special purpose entity. The Mortgage Loan documents also provide that if the loan-to-value ratio exceeds or would exceed 125% immediately after the release, no release will be permitted unless the principal balance of the Loan Combination is prepaid by an amount set forth in the Mortgage Loan documents or the borrower delivers a REMIC opinion. “Release Debt Service Coverage Ratio” means a debt service coverage ratio of 1.70x. “Agellan Portfolio Release Price” means, with respect to any Individual Property being released, (i) until an amount equal to $60,450,000 has been prepaid in connection with partial releases in accordance with the Mortgage Loan documents, 110% of the Loan Combination amount allocated to such Individual Property and (ii) thereafter, 115% of the Loan Combination amount allocated to such Individual Property. In addition, the Mortgage Loan documents provide that the borrowers may release certain non-income producing parcels comprising a portion of Sarasota Distribution Hub, Supervalu and Naperville Woods Office Center properties upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the payment of a release price set forth therein.

●	With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (4.8%), at any time after March 6, 2022, provided that no event of default has occurred and is continuing, the borrower may obtain the release of up to two of the three individual Mortgaged Properties from the lien of the mortgage upon a bona fide third-party sale or a conveyance to any affiliate in connection with a permitted refinance of such Mortgaged Property(ies), upon the prepayment of the related Loan Combination in the amount of (a) with respect to the release of Moffett Towers Building A and/or Moffett Towers Building C, the greater of 100% of net sales proceeds and 115% of the applicable allocated loan amount or (b) with respect to a release of Building B, the greater of 100% of net sales proceeds and 125% of the applicable allocated loan amount, and the related prepayment fee or yield maintenance premium, provided that borrowers satisfy the following conditions, among others: (i) the debt service coverage ratio as of the release date for the remaining Mortgaged Property(ies) is not less than the greater of (x) 1.44x and (y) the debt service coverage ratio immediately prior to such release, (ii) the debt yield as of the release date for remaining Mortgaged Property(ies) is not less than the greater of (x) 7.75% and (y) the debt yield immediately prior to such release, (iii) the loan-to-value ratio for the remaining Mortgaged Property(ies) is not more than (x) 70% and (y) the loan-to-value ratio immediately prior to such release, (iv) the borrower delivers a REMIC opinion, and (v) if requested by the lender, the borrower deliver a rating agency confirmation. In addition, the Mortgage Loan documents permit the borrower to effectuate a common area subdivision and release subject to the satisfaction of certain terms and conditions set forth in the Mortgage Loan documents. See “—Condominium Interests and Other Shared Interests” for additional information.

Property Releases; Partial Defeasance

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), the borrower may, at any time after the earlier of (i) the date that is two (2) years from the closing date of the last securitization that includes the last note to be securitized and (ii) February 14, 2023, voluntarily defease a portion of the outstanding principal balance of the MGM Grand & Mandalay Bay Loan Combination solely in connection with a release of an individual Mortgaged Property from the lien of the applicable security instrument (in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Loan Combination documents relating to a release of an individual Mortgaged Property other than the prepayment of any yield maintenance premium (if any)), provided that, among other conditions, (i) the borrower defeases the MGM Grand & Mandalay Bay Loan Combination in an amount equal to the Release Amount for such individual Mortgaged Property, (ii) after giving effect to such release, the debt service coverage ratio, as of the date of such release, is not less than 4.81x, and (iii) satisfaction of customary REMIC conditions. Notwithstanding the debt service coverage ratio requirement in clause (ii) above, in order to satisfy such debt service coverage ratio requirement, the borrower may defease a portion of the MGM Grand & Mandalay Bay Loan Combination, or deposit cash with the lender to be held as cash collateral for the MGM Grand & Mandalay Bay Loan Combination; provided, that in the event such debt service coverage ratio requirement is not satisfied and the release of the applicable Mortgaged Property is in connection with an arm’s-length transfer to an unaffiliated third party, the borrower may release the applicable individual Mortgaged Property upon defeasing the MGM Grand & Mandalay Bay Loan Combination in an amount equal to the greater of (i) the applicable Release Amount together with any yield maintenance premium then required (if any), and (ii) the lesser of (x) 100% of the applicable net sales proceeds derived from the sale of the individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio requirement described above), together with any yield maintenance premium then required (if any).

●	With respect to the Prosper Portfolio Mortgage Loan (3.4%), the borrower has the right to obtain the release of any individual Mortgaged Property in connection with a bona fide third party sale of such Mortgaged Property upon defeasance of a release amount equal to the greater of (x) 120% of the allocated loan amount of such Mortgaged Property and (y) 100% of the net sales proceeds of such Mortgaged Property, and satisfaction of certain conditions, including (i) after giving effect to such sale and defeasance, (A) the debt service coverage ratio of the remaining Mortgaged Properties is not less than the greater of the debt service coverage ratio immediately preceding such sale and defeasance and 1.63x (the “Prosper Portfolio Release DSCR”) and (B) the loan-to-value ratio of the remaining Mortgaged Properties is not more than the lesser of the loan-to-value ratio immediately preceding such sale and 60% (the “Prosper Portfolio Release LTV”) , and (ii) satisfaction of certain REMIC related conditions.

Property Releases; Partial Defeasance and Partial Prepayments

●	With respect to the Prosper Portfolio Mortgage Loan (3.4%), (i) in the event that any amendment, modification, cancellation or termination of any condominium document with respect to the condominium related to the 3812 North Elm Street Mortgaged Property (0.6%) occurs without the lender’s consent, and the lender determines that such action has a material adverse effect on the related Mortgaged Property or the borrower’s interest therein, the lender has the right to require the borrower to obtain the release of such Mortgaged Property within 45 days after such action, and (ii) in the event that any amendment, modification, cancellation or termination of any condominium document with respect to either the condominium related to the 3812 North Elm Street Mortgaged Property or the condominium related to the 224, 226 & 228 Riverstone Drive Mortgaged Property occurs without the lender’s consent (which action will constitute an event of default under such Mortgage Loan), the borrower has the right to cure such event of default by obtaining the release of the related Mortgaged Property within 45 days after such action, provided that in the case of each of

(i) and (ii) the borrower is required to defease (or if such event is prior to the expiration of the defeasance lockout period, prepay, together with a prepayment fee equal to the greater of 2% of the amount prepaid and a yield maintenance premium) a release amount equal to the greater of (x) 120% of the allocated loan amount of such Mortgaged Property and (y) 100% of the net sales proceeds of such Mortgaged Property and to satisfy certain conditions, including (i) if after giving effect to the release, the debt service coverage ratio is less than the Prosper Portfolio Release DSCR or the loan-to-value ratio is greater than the Prosper Portfolio Release LTV, prepay (without payment of a prepayment fee) an additional amount such that the Proper Portfolio Release DSCR and/or Prosper Portfolio Release LTV is satisfied and (ii) satisfaction of REMIC related conditions.

●	With respect to the Boyd Manufacturing Portfolio Mortgage Loan (2.3%), the borrower has the right to obtain the release of (x) any individual Mortgaged Property that constitutes a Boyd Defaulted Individual Property (as defined below) or as to which the sale of such Mortgaged Property relates solely to a default by the related master tenant under its master lease, and after giving effect to release of such Mortgaged Property there is no ongoing default under the master lease, or (y) the 3315 Haseley Drive Mortgaged Property in connection with the exercise of the master tenant’s purchase option with respect to such Mortgaged Property (as described under “—Purchase Options and Rights of First Refusal”) upon defeasance of the Boyd Release Amount (as defined below) for such Mortgaged Property, or if such release occurs prior to the expiration of the defeasance lockout period, prepayment of such Boyd Release Amount, together with a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. The “Boyd Release Amount” for a release in connection with the tenant’s purchase option is the greater of (x) 110% of the allocated loan amount of the related Mortgaged Property and (y) 90% of the net sales proceeds of such Mortgaged Property, and in connection with any other permitted release is 110% of the applicable allocated loan amount. Any such release is conditioned upon, among other things, (i) except with respect to a Boyd Defaulted Individual Property as to which the Boyd Defaulted Individual Property Conditions (as defined below) are satisfied, no event of default is continuing under the Mortgage Loan, (ii) after giving effect to such release and defeasance or prepayment, (A) the debt service coverage ratio is no less than the greater of the debt service coverage ratio immediately preceding such release and 2.00x, and (B) the loan-to-value ratio is no more than the lesser of the loan-to-value ratio immediately preceding such release and 59.1%, (iii) the released Mortgaged Property is removed from the master lease, (iv) certain REMIC related conditions are satisfied, and (v) after giving effect to the release, the portion of the Mortgaged Properties in which the related tenant has gone dark does not exceed 10% of total aggregate base rent of the Mortgaged Properties.

“Boyd Defaulted Individual Property Conditions” will be deemed to exist with respect to an individual Mortgaged Property (the “Boyd Defaulted Individual Property”) to the extent that: (i) an event of default is continuing with respect to said Mortgaged Property and would not exist but for such Mortgaged Property being a Mortgaged Property under the loan documents; (ii) either the lender has delivered notice to the borrower with respect to such event of default or commenced exercising remedies in connection therewith; (iii) the borrower has demonstrated to the lender’s reasonable satisfaction that it has promptly and diligently pursued a cure of such event of default in accordance with the loan documents; (iv) the borrower has been unable to effect a cure; (v) after giving effect to release of such Mortgaged Property, no event of default or material default will thereafter be continuing and (vi) the borrower has no material contingent liabilities relating to such Mortgaged Property after its release (other than under the related environmental indemnity).

●	With respect to the Williamsburg Multifamily Portfolio Mortgage Loan (1.1%), at any time after the earlier to occur of (i) September 1, 2024, or (ii) the date that is two (2) years from the closing date of the last securitization that includes the last note to be securitized, provided that no event of default is continuing, the borrowers may obtain the release of either of the Mortgaged Properties from the lien of the mortgage by providing lenders with partial defeasance collateral in an amount equal to the greater of (a) 125% of the allocated loan amount with respect to such Mortgaged Property, and (b) the net sales proceeds applicable to such Mortgaged Property, provided that borrowers satisfy the following conditions, among others: (i) the debt yield as of the release date for the remaining Mortgaged Property is not less than the greater of (x) 7.10%, and (y) the debt yield immediately prior to such release; (ii) the loan-to-value ratio for the remaining Mortgaged Property is not more than (x) 65% and (y) the loan-to-value ratio immediately prior to such release; (iii) the borrowers deliver a

REMIC opinion, and (iv) if requested by the lender, the borrowers deliver a rating agency confirmation.

Property Releases; Free Releases

●	Certain of the Mortgage Loans, including the BX Industrial Portfolio Mortgage Loan (7.7%), the Brewery Park Mortgage Loan (2.7%) and the Orangewood Place Mortgage Loan (0.6%), permit the release or substitution of specified parcels of real estate or improvements that secure such Mortgage Loans (which parcels or improvements may consist of a significant portion of the net rentable square footage at the Mortgaged Property) but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such permitted releases of real estate are generally, subject to satisfaction of certain REMIC rules (and other conditions such as separation of the release parcel from the Mortgaged Property), without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan. We cannot assure you that the development of a release parcel would not have a material adverse effect on the remaining Mortgaged Property, whether due to, for example, potential disruptions to the Mortgaged Property related to construction at the release parcel site or related to the improvements that are ultimately built at the release parcel site.

Substitutions

The following Mortgage Loan provides for the substitution of real property for the Mortgaged Property:

●	With respect to the Boyd Manufacturing Portfolio Mortgage Loan (2.3%), the related master lease documents grant the master tenant of the related Mortgaged Properties, Boyd Corporation (“Boyd”) the one-time right to substitute another property for a Mortgaged Property subject to the related master lease, provided that the base rent allocable to such Mortgaged Property does not exceed 10% of base rent allocable to all Mortgaged Properties under the master lease. The master lease states that, for purposes of clarification, the base rent allocated to the Mortgaged Property located at 3315 Haseley Drive in Niagara Falls, New York does not exceed 10% of total base rent of all Mortgaged Properties. The master lease provides that, the tenant’s right to effect such a substitution is conditioned on, among other things, the released property and the substitute property being of “like kind and quality,” the substitute property having base rent not less than that of the released property, and having a value at least equal to the released property (as determined by appraisals), and satisfaction of any customary and commercially reasonable requirements of the borrower’s mortgagee (i.e., the lender).

In connection with such substitution rights under the master lease, the loan documents for the Boyd Manufacturing Portfolio Mortgage Loan grant the borrower the right to obtain the release of the 3315 Haseley Drive Mortgaged Property (the “Release Property”) and substitute such property with another premises of like kind and quality leased to the same single tenant (the “Substitute Property”) provided that the following conditions, among others, are satisfied: (i) no event of default is continuing (unless the Release Property is also a Boyd Defaulted Individual Property with respect to which the Boyd Defaulted Individual Property Conditions are satisfied); (ii) the fair market value of the Substitute Property, based on a current appraisal reasonably acceptable to the lender, is no less than the fair market value of the Release Property; (iii) the loan-to-value ratio of all the related Mortgaged Properties after the substitution shall be no more than the lesser of (x) the loan-to-value ratio immediately preceding the substitution and (y) 59.1% y; (iv) the underwritten net cash flow at the Substitute Property is not less than that of the Release Property both at origination and as of the date of substitution; (v) the debt service coverage ratio after giving effect to the substitution is no less than the greater of (x) the aggregate debt service coverage ratio immediately prior to such substitution and (y) 2.00x; (vi) the Release Property is removed from the master lease between the borrower and Boyd Manufacturing and the Substitute Property is added, and all of the terms and conditions of the master lease including the expiration date thereof, will apply to the Substitute Property, provided that the rent for the Substitute Property may not be materially greater than the rent for comparable space in the market in which the Substitute Property is located, (vii) the related lender receives, at the borrower’s expense, written confirmation from the rating agencies rating the Certificates that such substitution will not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the Certificates; (viii) certain REMIC related conditions are satisfied and (ix) borrower shall have delivered to the lender such additional documents and information related to the substitution which would be reasonably acceptable to a reasonably prudent lender contemplating such a substitution as part of a transaction similar to the Mortgage Loan.

Escrows

Twenty-seven (27) Mortgage Loans (47.1%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-nine (29) Mortgage Loans (58.3%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twelve (12) Mortgage Loans (15.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty (20) Mortgage Loans (63.1%) secured by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties.

Certain of the reserves described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

With respect to the USAA Plano Mortgage Loan (3.5%), pursuant to the Mortgage Loan documents, at origination the borrower delivered a letter of credit to the lender in an amount equal to approximately $3,983,876 (the “nThrive Letter of Credit”) in lieu of a cash reserve in connection with the remaining term of the lease with nThrive, covering the aggregate amount of all rent remaining due under the nThrive Lease. In the event that nThrive does not timely make any required payments due under its lease, the Mortgage Loan documents permit the lender to draw upon the nThrive Letter of Credit in an amount equal to any such delinquent rent, provided that (i) the maximum amount that the lender may draw upon the nThrive Letter of Credit may be reduced on the first calendar day of each month according to a schedule set forth in the Mortgage Loan documents and (ii) the letter of credit is required to be returned to the borrower upon the expiration of the nThrive lease and payment in full of any related rent.

With respect to the 420 Taylor Street Mortgage Loan (1.9%), pursuant to its lease, the sole tenant at the Mortgaged Property, NextDoor, Inc., provided at loan origination an irrevocable letter of credit in the amount equal to approximately $5,872,366 as a security deposit, which was collaterally assigned to the lender with respect to the upper level office portion of the Mortgaged Property. Upon delivery of the lower level office portion of the Mortgaged Property, expected to occur in September 2020 (the “Lower Level Office Delivery Date”), NextDoor, Inc. is required to deliver an additional security deposit such that the total amount of security deposit would be approximately $10,846,063. Commencing on the fourth anniversary of the Lower Level Office Delivery Date and each year thereafter during the initial term of the lease, NextDoor, Inc. is permitted to reduce the security deposit in accordance with the terms of the lease, resulting in approximately $5,337,076 remaining on deposit by the eighth anniversary of the Lower Level Office Delivery Date. During the term of the Loan Combination, at any time that the borrowers draw on the letter of credit given by NextDoor, Inc. to borrowers as security for the NextDoor, Inc. lease, the borrowers are required to cause such proceeds to be deposited into a letter of credit proceeds reserve account.

With respect to the Varsity Brands Mortgage Loan (1.4%), pursuant to the related lease, at origination Varsity Brands Holding Co., Inc., the parent entity of the related sole tenant at the Mortgaged Property, delivered a letter of credit to the borrower in an amount equal to $5,000,000 in lieu of a security deposit, which amount was collaterally assigned to the lender. The Mortgage Loan documents require that any amounts drawn upon the letter of credit be immediately remitted to the lender, provided that (i) the amount of the letter of credit will be reduced to (a) $3,000,000 after the expiration of the second lease year and (b) $1,000,000 after the expiration of the fourth lease year and (ii) the letter of credit is required to be returned to the sole tenant at the expiration of the fifth lease year, in each instance subject to the satisfaction of certain conditions set forth in the related lease.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the Uncertificated VRR Interest Owner); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	25	$914,632,163	82.4%
Springing	13	167,827,715	15.1
Soft	2	28,200,000	2.5
Total:	40	$1,110,659,878	100.0%

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Existing Additional Secured Debt

As described under “—The Loan Combinations” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries” in Annex B to this prospectus for additional information regarding each Split Loan that is one of the 15 largest Mortgage Loans.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine debt with respect to the Mortgage Loans it is selling to the Depositor. The table below further identifies, for each Mortgage Loan that has one or more related existing mezzanine loans, certain Cut-off Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NCF information for such Mortgage Loan and, if applicable, for the total debt with respect to the related Mortgaged Property or Mortgaged Properties.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Mortgage Loan Cut-off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)	Cut-off Date Mortgage Loan Debt Yield on Underwritten NCF(2)	Cut-off Date Total Debt Yield on Underwritten NCF(1)
Agellan Portfolio	$60,000,000	$31,000,000	$171,000,000	$172,000,000	$434,000,000	4.85003%	41.9%	78.8%	3.03x	1.54x	14.2%	7.6%
Moffett Place - Building 6	$57,750,000	$49,000,000	$75,350,000	$66,900,000	$249,000,000	3.95585%	37.1%	69.3%	3.50x	1.59x	12.0%	6.4%

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan and Subordinate Companion Loan.

(2)	Calculated taking into account any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan).

The mezzanine loan related to the Agellan Portfolio Mortgage Loan (5.4%) and the Moffett Place - Building 6 Mortgage Loan (5.2%) and identified in the table above, is subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. The intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan , (i) payments made in connection with the enforcement of the mezzanine lender’s rights with respect to the equity collateral, (ii) proceeds from the disposition of the collateral related solely to the mezzanine loan resulting from mezzanine lender’s foreclosure upon such separate collateral in accordance with the terms and provisions of the intercreditor agreement and (iii) proceeds from any sale of the mezzanine loan in accordance with the terms and provisions of the intercreditor agreement so long as no bankruptcy proceeding of the borrower has occurred and not been dismissed) (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, prepayments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash permitted to be distributed or dividended by Mortgage Loan borrower to its equity owners pursuant to the terms of the Mortgage Loan documents), (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan (or in certain cases, if any event of default has occurred under the related Mortgage Loan) or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged

Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, liquidated damages and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
MGM Grand & Mandalay Bay	$80,000,000	67.00%	4.81x	N/A	Y
1633 Broadway(1)	$45,000,000	52.08%	3.08x	9.35%	Y
El Segundo	$30,000,000	54.50%	3.06x	N/A	Y
The Shoppes at Blackstone Valley(2)	$19,000,000	70.00%	1.25x	9.1%	Y
Varsity Brands	$15,000,000	42.30%	3.00x	17.2%	Y
Bloomfield Center(3)	$13,978,772	75.00%	1.20x	8.0%	Y
Holiday Inn Express Buckeye	$10,897,715	75.00%	1.25x	10.0%	Y
711 Fifth Avenue(4)	$10,000,000	54.50%	2.80x	8.98%	Y

(1)	The mezzanine loan may bear a floating rate of interest (subject to an interest rate cap agreement “with a reasonable strike price”). The mezzanine loan may alternately take the form of debt-like preferred equity, which is subject to similar conditions. See “—Preferred Equity and Preferred Return Arrangements” below.

(2)	The mezzanine loan principal amount may not exceed $40,000,000.

(3)	The mezzanine loan may alternately take the form of debt-like preferred equity, which is subject to similar conditions. See “—Preferred Equity and Preferred Return Arrangements” below.

(4)	The mezzanine loan principal amount may not exceed $35,000,000.

Each of the Mortgage Loans listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the 1633 Broadway Mortgage Loan (4.1%), the borrower is permitted to incur additional debt in the form of debt-like preferred equity (i.e., preferred equity having debt-like attributes such as a specified interest rate and a stated maturity date, with consequences for non-performance such as a change in control or the triggering of buy-sell mechanisms) and subject to the following conditions (which are the same as the conditions for mezzanine debt that may be incurred by the holders of ownership interests in the related borrower), specifically: (i) combined loan-to-value ratio no greater than 52.08%; (ii) combined debt yield of no less than 9.35%; (iii) combined debt service coverage ratio no less than 3.08x; (iv) the mezzanine lender or preferred equity provider is an institution satisfying eligibility criteria, including long-term senior unsecured debt obligations’ being rated “A” by S&P, “A” by Fitch or “A2” by Moody’s or better; (v) a subordination and intercreditor agreement reasonably acceptable to lender; and (vi) a rating agency confirmation.

With respect to the Bloomfield Center Mortgage Loan (1.3%), the borrower is permitted to incur additional debt in the form of debt-like preferred equity, subject to the following conditions (which are the same as the conditions for mezzanine debt that may be incurred by the holders of direct or indirect ownership interests in the related borrower), without limitation: (i) a combined debt service coverage ratio no less than 1.20x; (ii) a combined loan-to-value ratio no greater than 75%; (iii) a combined debt yield of no less than 8.0%; (iv) the mezzanine lender or preferred equity provider is either a qualified mezzanine lender or otherwise reasonably acceptable to the lender; (v) the mezzanine lender or preferred equity provider executes and delivers an intercreditor and/or standstill agreement with the lender in form and substance reasonably acceptable to the lender and acceptable to any applicable rating agency; and (vi) a rating agency confirmation.

Permitted Unsecured Debt and Other Debt

With respect to Agellan Portfolio Mortgage Loan (5.4%), the Mortgage Loan documents permit (y) the pledge or encumbrance by one or more of Elad Genesis Limited Partnership, the guarantor of the Mortgage Loan (the “Guarantor”), and Agellan Commercial Real Estate Investment Trust, which indirectly owns each borrower (together with the Guarantor, individually and collectively, “Permitted Pledgor”), of their respective indirect ownership interests in each borrower pursuant to a general security agreement or similar instrument to an institutional lender providing a corporate line of credit facility or corporate credit facility or similar transaction (but not in the nature of mezzanine or similar financing) secured by all or a substantial portion of such Permitted Pledgor’s assets and involving direct (other than with respect to the Mortgaged Properties) or indirect interests in multiple properties or Persons, where (1) payment of the obligations under such corporate line of credit facility, corporate credit facility or similar transaction is not dependent solely or primarily from cash flow from the Mortgaged Properties, (2) such credit facility is secured by substantial real estate assets in addition to the Mortgaged Properties and (3) the percentage of the value of the Mortgaged Properties to the total value of all collateral subject to such pledge or encumbrance for such corporate line of credit facility, corporate credit facility or similar transaction will not exceed the percentage of the value of the Mortgaged Properties to the total value of all assets owned (directly or indirectly) by such Permitted Pledgor as of the loan origination date (any pledge or encumbrance meeting the foregoing requirements set forth in this clause (y) being hereinafter referred to as a “Permitted Pledge”), provided after giving effect to any such transfer under this clause (y), (A) the Guarantor must own, in the aggregate, more than 50.1% of the direct or indirect equity ownership interest in each Individual Borrower and each general partner or managing member of the applicable Individual Borrower (each, an “SPE Party”); (B) the Guarantor must control each Individual Borrower and each SPE Party and (C) an Elad Canada Realty Inc. and/or any successor thereof or any entity that is majority owned and controlled by Elad Canada Realty Inc. or its successor thereof (each, an “Elad Entity”) or a qualified transferee (as described in the Mortgage Loan documents) (a “Qualified Transferee”) must control the guarantor or (z) the foreclosure (or the exercise of similar rights and remedies) by the holder of a Permitted Pledge, provided that the holder of the Permitted Pledge is an institutional lender and after giving effect to any such transfer under this clause (z) (I) the Guarantor or a

Qualified Transferee must own, in the aggregate, more than 50.1% of the direct or indirect equity ownership interest in each Individual Borrower and each SPE Party; (II) the Guarantor or a Qualified Transferee must control each Individual Borrower and each SPE Party, (III) an Elad Entity or a Qualified Transferee must control the Guarantor and (IV) if a Qualified Transferee (and not an Elad Entity) controls the Guarantor, each Individual Borrower and each SPE Party pursuant to this clause (IV) after giving effect to any such transfer, then as a condition to any such transfer, such Qualified Transferee (or an affiliate thereof reasonably acceptable to the lender) that is a replacement guarantor, must assume all of the liabilities and obligations of the Guarantor under the related guaranty and the environmental indemnity or execute a replacement guaranty and environmental indemnity substantially similar thereto or otherwise reasonably acceptable to the lender in accordance with the Mortgage Loan documents, in which case the Guarantor must be released from all liabilities and obligations arising under the guaranty and the environmental indemnity due to acts or omissions occurring from and after the date of such assumption or replacement guaranty and environmental indemnity.

With respect to Agellan Portfolio Mortgage Loan (5.4%), each of Agellan Commercial REIT U.S. L.P., 9385 Washington Blvd LP, 6100 McIntosh LP, Agellan Warrenville LP, Continental Drive LP, Norcross Springs LP, Corridor Park LP and Chicago Industrial Properties 1 LP (collectively, the “Intercompany Loan Lenders”) is a lender under a intercompany loan (each, an “Intercompany Loan”) to Piper Commercial Holdings LLC, an indirect parent company of the Intercompany Loan Lenders. The Intercompany Loans are fully funded, non-interest bearing, and collectively have an aggregate outstanding amount of $152,880,751. Each Intercompany Loan is unsecured and subject and subordinate to the Mortgage Loan in all respects. The borrower under each Intercompany Loan has agreed that so long as the Mortgage Loan remains outstanding, it will not (i) commence any legal or equitable proceedings against an Intercompany Loan Lender or otherwise in connection with such Intercompany Loan or (ii) assert any claims or demands whatsoever under applicable law against the Intercompany Loan Lender.

With respect to the Bridgewater Place Mortgage Loan (3.4%), the Mortgage Loan documents permit upper-tier corporate pledges of indirect interests in the related borrower provided (1) such pledges are of (a) a minority, non-controlling interest or (b) those made to secure a parent level (i.e. an indirect owner of the related borrower which has substantial assets other than its assets in the related Mortgaged Property) credit facility involving substantial interests held by such parent and not tied specifically to the cash flow of the Mortgaged Property and (2) such pledges don’t involve either (a) pledge(s) of direct equity interests in the related borrower or (b) pledge(s) of equity by any person(s) that does not have a substantial source of revenue to repay the applicable debt other than direct or indirect distributions from the related borrower (i.e. the applicable pledgor’s direct or indirect interest in the related borrower at all times while such pledge is outstanding must be less than 10% of the value of the assets pledged by such pledgor in connection with such pledge). The Mortgage Loan documents require that a foreclosure of any such pledge comply with the permitted transfer provisions of the Mortgage Loan documents. The borrower has informed the lender that the non-recourse carveout guarantor, which indirectly owns 100% of the borrower, has pledged 44.26% of its indirect equity interest in the borrower to Key Bank to secure a line of credit facility.

With respect to the WoodSpring Nashville Rivergate Mortgage Loan, the related borrower obtained an unsecured loan in the amount of $47,417.71 under the Coronavirus Aid, Relief and Economic Security Act’s Payment Protection Program (a “PPP Loan“). Pursuant to a Consent and Agreement, dated May 1, 2020, the lender consented to the PPP Loan, and the PPP Loan was included as permitted debt under the related Mortgage Loan documents.

With respect to the Brewery Park Mortgage Loan (2.7%), the non-recourse carveout guarantor of the Mortgage Loan, Crain Communications Inc., is a borrower under a corporate revolver provided by JPMCB commercial bank. Any excess proceeds from the Mortgage Loan remaining after all required payments will be used to pay down the revolver.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

The Loan Combinations

General

Each of the Split Mortgage Loans is part of a Loan Combination comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note (each a “Companion Note“) and all of which are secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Loan Combination Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Loan Combination Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Loan Combination Underwritten NCF DSCR(3	Mortgage Loan Debt Yield on Underwritten NCF(2)	Loan Combination Debt Yield on Underwritten NCF(3)	Controlling Note Included in Issuing Entity (Y/N)
BX Industrial Portfolio(4)	GACC	$85,000,000	7.7%	$295,682,660	$268,744,955	$649,427,615	39.6%	67.6%	3.57x	2.09x	12.0%	7.0%	N
Coleman Highline	GACC	$85,000,000	7.7%	$70,000,000	N/A	$155,000,000	50.8%	50.8%	3.64x	3.64x	10.3%	10.3%	Y
Amazon Industrial Portfolio	GSMC	$80,000,000	7.2%	$59,100,000	N/A	$139,100,000	64.7%	64.7%	2.38x	2.38x	7.9%	7.9%	Y
MGM Grand & Mandalay Bay	CREFI, GACC	$80,000,000	7.2%	$1,554,200,000	$1,365,800,000	$3,000,000,000	35.5%	65.2%	4.95x	2.70x	17.9%	9.7%	N
Agellan Portfolio	JPMCB	$60,000,000	5.4%	$171,000,000	$172,000,000	$403,000,000	41.9%	73.1%	3.03x	1.78x	14.2%	8.2%	N
Moffett Place - Building 6	GACC, JPMCB	$57,750,000	5.2%	$75,350,000	$66,900,000	$200,000,000	37.1%	55.7%	3.50x	2.33x	12.0%	8.0%	N
Moffett Towers Buildings A, B & C	GSMC	$53,100,000	4.8%	$389,900,000	$327,000,000	$770,000,000	38.7%	67.2%	3.63x	2.09x	12.8%	7.4%	N
333 South Wabash	GSMC	$50,000,000	4.5%	$190,000,000	N/A	$240,000,000	62.8%	62.8%	2.75x	2.75x	9.7%	9.7%	Y
1633 Broadway	GSMC, GACC	$45,000,000	4.1%	$956,000,000	$249,000,000	1,250,000,000	41.7%	52.1%	3.84x	3.08x	11.7%	9.3%	N
USAA Plano	GSMC	$38,600,000	3.5%	$25,000,000	N/A	$63,600,000	53.0%	53.0%	2.84x	2.84x	10.4%	10.4%	Y
Redmond Town Center	CREFI	$30,000,000	2.7%	$71,500,000	N/A	$101,500,000	67.2%	67.2%	1.79x	1.79x	10.0%	10.0%	Y
675 Creekside Way	GACC	$25,000,000	2.3%	$58,400,000	N/A	$83,400,000	58.3%	58.3%	2.52x	2.52x	9.4%	9.4%	N
420 Taylor Street	CREFI	$21,560,639	1.9%	$66,315,986	N/A	$87,876,625	61.2%	61.2%	1.67x	1.67x	9.3%	9.3%	N
The Shoppes at Blackstone Valley	GSMC	$19,000,000	1.7%	$145,000,000	N/A	$164,000,000	68.7%	68.7%	1.53x	1.53x	8.6%	8.6%	N
Brass Professional Center	GSMC	$12,500,000	1.1%	$45,200,000	N/A	$57,700,000	72.9%	72.9%	1.31x	1.31x	8.2%	8.2%	N
280 North Bernardo	GACC	$11,000,000	1.0%	$60,000,000	N/A	$71,000,000	59.2%	59.2%	2.27x	2.27x	9.1%	9.1%	N
711 Fifth Avenue	GSMC	$10,000,000	0.9%	$535,000,000	N/A	$545,000,000	54.5%	54.5%	2.90x	2.90x	9.3%	9.3%	N

(1)	With respect to certain of the Mortgage Loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(2)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.

(3)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.s

(4)	The BX Industrial Portfolio Mortgage Loan (7.7%) is part of a Loan Combination with an aggregate principal balance as of the Cut-off Date of approximately $649,427,615 that is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan“) with an aggregate principal balance as of the Cut-off Date of approximately $99,427,615, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan“) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan“), with an aggregate principal balance as of the Cut-off Date of $322,400,000, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan“), with an aggregate principal balance as of the Cut-off Date of $227,600,000. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan and the BX Industrial Portfolio Mortgage Loan is comprised of a portion of the BX Industrial Portfolio Senior Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. The Aggregate Pari Passu Companion Loan Cut-off Date Balance reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58,283,000 of the aggregate principal balance as of the Cut-off Date of the BX Industrial Portfolio Floating Rate Loan, and excludes the remaining approximately $41,145,000 of the aggregate principal balance as of the Cut-off Date of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. The Aggregate Subordinate Companion Loan Cut-off Date Balance includes such approximately $41,145,000 of the aggregate principal balance as of the Cut-off Date of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. The Mortgage Loan Cut-off Date LTV Ratio, and Mortgage Loan Underwritten NCF DSCR calculations reflect the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58,283,000 of the aggregate principal balance as of the Cut-off Date of the BX Industrial Portfolio Floating Rate Loan, and exclude the remaining approximately $41,145,000 of the aggregate principal balance as of the Cut-off Date of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. The BX Industrial Portfolio Fixed Rate Loan and BX Industrial Portfolio Floating Rate Loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio Floating Rate Loan. For purposes of the Loan Combination Underwritten NCF DSCR for the BX lndustrial Portfolio Loan Combination, LIBOR was assumed to be 0.500%. The BX Industrial

Portfolio Loan Combination Underwritten NCF DSCR, based on a LIBOR cap of 4.000% for the BX Industrial Portfolio Floating Rate Loan, is 1.80x.

With respect to each Loan Combination, the related Co-Lender Agreement (as defined below) generally provides, among other things, that—

I.	the holder(s) of one or more specified controlling notes (collectively, the “Controlling Note“) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder“) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Loan Combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Loan Combination with or without cause, and

II.	the holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note“) will be the “non-controlling note holder(s)” (the “Non-Controlling Note Holders“) generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the Controlling Note Holder has consent rights involving the related Loan Combination, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related Co-Lender Agreement.

Set forth in the chart below, with respect to each Loan Combination, is certain information regarding (in each case as of the Cut-off Date): (i) whether such Loan Combination will be a Serviced Loan Combination, an Outside Serviced Loan Combination or a Servicing Shift Loan Combination as of the Closing Date, (ii) with respect to the related Controlling Note, the identity of the related Controlling Note, Controlling Note Holder and anticipated Controlling Note Holder after the securitization of the related Controlling Note, and the aggregate principal balance of the Controlling Note; and (iii) with respect to the related Non-Controlling Notes, the identity of the related Non-Controlling Note Holder(s) and any anticipated Non-Controlling Note Holder(s) after the securitization of the related Non-Controlling Note(s), and the aggregate principal balance of such Non-Controlling Notes. With respect to each Loan Combination, any related Controlling Notes or Non-Controlling Notes may be a Mortgage Note held by the Issuing Entity, or a Companion Note held by an Outside Securitization, the originator thereof, or another third-party transferee.

Loan Combination Controlling Notes and Non-Controlling Notes

Mortgaged Property Name	Servicing of Loan Combination	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
BX Industrial Portfolio	Outside Serviced	Note A-1-A-1	Control Shift Note(4)	--	Benchmark 2020-IG3	$80,000,000
		Note A-1-A-2	Non-Control	--	Benchmark 2020-B18	$70,000,000
		Note A-1-A-3	Non-Control	--	DBJPM 2020-C9	$50,000,000
		Notes A-1-A-5, A-1-A-8	Non-Control	--	JPMDB 2020-COR7	$37,400,000
		Notes A-1-A-4, A-1-A-6, A-1-A-7	Non-Control	--	Benchmark 2020-B19	$85,000,000
		Note A-1-B	Control Shift Note(4)	--	Benchmark 2020-IG3	$72,600,000
		Notes A-1-C-1, A-1-C-2	Control Shift Note(4)	Unaffiliated Third Party Investor	Not Identified	$110,000,000
		Note A-1-D	Control(4)	Unaffiliated Third Party Investor	Not Identified	$45,000,000
		Note A-2 (Floating Rate Note)	Non-Control	Deutsche Bank AG, London Branch	Not Identified	$99,427,615

Coleman Highline	Serviced	Notes A-1, A-3, A-5	Control	--	Benchmark 2020-B19	$85,000,000
		Note A-2	Non-Control	--	DBJPM 2020-C9	$30,000,000
		Notes A-4, A-6	Non-Control	DBRI	Not Identified	$40,000,000

Amazon Industrial Portfolio	Serviced	Note A-1	Control	--	Benchmark 2020-B19	$80,000,000
		Note A-2	Non-Control	--	DBJPM 2020-C9	$35,000,000
		Note A-3	Non-Control	GS Bank	Not Identified	$24,100,000

MGM Grand & Mandalay Bay	Outside Serviced	Notes A-1, A-2, A-3, A-4	Non-Control	--	BX 2020-VIVA	$670,139
		Notes A-5, A-6, A-7, A-8	Non-Control	--	BX 2020-VIV2	$794,861
		Notes A-9, A-10, A-11, A-12	Control Shift Note (Note A-9)(4)	--	BX 2020-VIV3	$1,000,000
		Notes A-13-1, A-15-1	Non-Control	--	Benchmark 2020-B18	$65,000,000
		Notes A-13-2, A-15-3	Non-Control	--	Benchmark 2020-B19	$80,000,000
		Note A-15-2	Non-Control	--	DBJPM 2020-C9	$50,000,000
		Note A-13-3	Non-Control	CREFI	Not Identified	$556,027,334
		Note A-14-1	Non-Control	Barclays	Not Identified	$40,000,000

Mortgaged Property Name	Servicing of Loan Combination	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
		Note A-14-2	Non-Control	Barclays	Not Identified	$40,000,000
		Note A-14-3	Non-Control	Barclays	Not Identified	$246,347,000
		Note A-15-4	Non-Control	DBRI	Not Identified	$228,013,666
		Note A-16-1	Non-Control	SGFC	Not Identified	$25,000,000
		Note A-16-2	Non-Control	SGFC	Not Identified	$301,347,000
		Notes B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B	Non-Control	--	BX 2020-VIVA	$329,861
		Notes B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B	Control Shift Note (Note B-5-B)(4)	--	BX 2020-VIV2	$374,355,139
		Notes B-9-A, B-10-A, B-11-A, B-12-A	Control Shift Note (Note B-9-A)(4)	--	BX 2020-VIV3	$429,715,000
		Notes C-1, C-2, C-3, C-4	Control (Note C-1)(4)	--	BX 2020-VIVA	$561,400,000

Agellan Portfolio	Outside Serviced	Note A-1	Control Shift Note(4)	--	Benchmark 2020-B18	$75,000,000
		Notes A-2, A-6	Non-Control	--	DBJPM 2020-C9	$61,000,000
		Notes A-3, A-4	Non-Control	--	Benchmark 2020-B19	$60,000,000
		Note A-5	Non-Control	JPMCB	Not Identified	$25,000,000
		Note A-7	Non-Control	JPMCB	Not Identified	$10,000,000
		Note B	Control(4)	--	Benchmark 2020-B18	$172,000,000

Moffett Place - Building 6	Outside Serviced	Notes A-1-S, A-2-S	Non-Control	--	MOFT 2020-B6	$500,000
		Notes A-1-C5, A-2-C	Control Shift Note (Note A-1-C5)(4)	--	Benchmark 2020-B19	$57,750,000
		Notes A-1-C1, A-1-C2, A-1-C3, A-1-C4, A-1-C6	Non-Control	DBRI	Not Identified	$74,850,000
		Notes B-1, B-2	Control(4)	--	MOFT 2020-B6	$66,900,000
				--
Moffett Towers Buildings A, B & C	Outside Serviced	Notes A-1-C-2, A-1-C-6, A-1-C-9	Non-Control	--	Benchmark 2020-B18	$75,000,000
		Notes A-1-C-3, A-1-C-7, A-1-C-10	Non-Control	--	Benchmark 2020-B19	$53,100,000
		Notes A-1-C-4, A-2-C-1	Non-Control	--	Benchmark 2020-IG3	$80,000,000
		Note A-1-C-5	Non-Control	--	JPMDB 2020-COR7	$20,000,000
		Notes A-1-S-1, A-2-S-1, A-3-S-1	Non-Control	--	MOFT 2020-ABC	$1,000,000
		Notes A-1-C-1, A-1-C-8	Control Shift Note (Note A-1-C-1)(4)	--	GSMS 2020-GC47	$65,000,000
		Notes A-2-C-2, A-3-C-2, A-3-C-4	Non-Control	--	Benchmark 2020-IG2	$69,450,000
		Notes A-2-C-3, A-2-C-4, A-3-C-1, A-3-C-3	Non-Control	--	Benchmark 2020-B17	$79,450,000
		Notes B-1, B-2, B-3	Control	--	MOFT 2020-ABC	$327,000,000

333 South Wabash	Serviced	Note A-1 (AGL)	Non-Control	AGL	Not Identified	$75,600,000
		Note A-1(AGL-Fortitude)	Non-Control	AGL	Not Identified	$15,400,000
		Note A-1 (VALIC)	Non-Control	VALIC	Not Identified	$35,000,000
		Note A-2-A	Non-Control	GS Bank	Not Identified	$30,000,000
		Note A-2-B	Control(5)	--	Benchmark 2020-B19	$50,000,000
		Note A-2-C	Non-Control	--	DBJPM 2020-C9	$20,000,000
		Note A-1 (AHAC)	Non-Control	AHAC	Not Identified	$8,400,000
		Note A-1 (AHAC-Fortitude)	Non-Control	AHAC	Not Identified	$2,800,000
		Note A-1 (NUFI-Fortitude)	Non-Control	NUFI	Not Identified	$2,800,000

1633 Broadway	Outside Serviced	Notes A-1-S-1, A-2-S-1, A-3-S-1, A-4-S-1	Non-Control	--	BWAY 2019-1633	$1,000,000
		Notes A-1-C-1, A-1-C-5, A-2-C-1-A	Control Shift Note (Note A-1-C-1)(4)	--	CGCMT 2020-GC46	$110,000,000
		Notes A-1-C-2, A-2-C-5	Non-Control	--	GSMS 2020-GC45	$60,000,000
		Notes A-1-C-3, A-1-C-6	Non-Control	--	GSMS 2020-GC47	$65,000,000
		Notes A-1-C-4-B, A-2-C-2-B, A-3-C-7	Non-Control	--	JPMDB 2020-COR7	$57,500,000
		Note A-1-C-4-A	Non-Control	--	Benchmark 2020-B19	$30,000,000
		Notes A-2-C-1-B, A-3-C-1-B	Non-Control	--	Benchmark 2020-B16	$45,000,000
		Notes A-2-C-6, A-3-C-1-A	Non-Control	--	Benchmark 2020-B18	$62,850,000
		Notes A-2-C-3-A, A-2-C-4-C, A-2-C- 4-D	Non-Control	--	DBJPM 2020-C9	$40,000,000
		Note A-2-C-4-B	Non-Control	--	Benchmark 2020-B19	$15,000,000
		Notes A-2-C-3-B, A-3-C-2	Non-Control	--	Benchmark 2020-IG1	$64,650,000
		Notes A-3-C-3, A-2-C-2-A	Non-Control	--	Benchmark 2020-IG2	$70,000,000
		Notes A-1-C-7, A-2-C-4-A, A-2-C-7, A-3-C-4	Non-Control	--	Benchmark 2020-IG3	$80,000,000
		Notes A-3-C-5, A-3-C-6	Non-Control	--	Benchmark 2020-B17	$50,000,000
		Notes A-4-C-1, A-4-C-2	Non-Control	--	BANK 2020-BNK25	$100,000,000
		Notes A-4-C-6, A-4-C-7	Non-Control	--	BANK 2020-BNK26	$40,000,000
		Note A-4-C-3	Non-Control	--	BANK 2020-BNK27	$40,000,000
		Notes A-4-C-4, A-4-C-5	Non-Control	--	WFCM 2020-C55	$70,000,000
		Notes B-1, B-2, B-3, B-4	Control(4)	--	BWAY 2019-1633	$249,000,000

USAA Plano	Serviced	Note A-1	Control	--	Benchmark 2020-B19	$38,600,000
		Note A-2	Non-Control	GS Bank	Not Identified	$25,000,000

Mortgaged Property Name	Servicing of Loan Combination	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
Redmond Town Center	Serviced	Note A-1-1	Non-Control	--	Benchmark 2020-B19	$5,000,000
		Note A-1-2	Non-Control	CREFI	Not Identified	$21,500,000
		Note A-2	Control	--	Benchmark 2020-B19	$25,000,000
		Note A-3	Non-Control	CREFI	Not Identified	$25,000,000
		Note A-4	Non-Control	CREFI	Not Identified	$25,000,000

675 Creekside Way	Outside Serviced	Notes A-1, A-4	Control	--	JPMDB 2020-COR7	$43,400,000
		Note A-2	Non-Control	--	Benchmark 2020-B19	$25,000,000
		Note A-3	Non-Control	--	DBJPM 2020-C9	$15,000,000

420 Taylor Street	Outside Serviced	Note A-1	Non-Control	--	DBJPM 2020-C9	$28,369,262
		Notes A-2, A-4	Control	--	Benchmark 2020-B18	$37,946,724
		Note A-3	Non-Control	--	Benchmark 2020-B19	$21,560,639

The Shoppes at Blackstone Valley	Outside Serviced	Note A-1	Control	--	COMM 2019-GC44	$55,000,000
		Notes A-2, A-3, A-6	Non-Control	--	GSMS 2020-GC45	$50,000,000
		Notes A-4, A-5	Non-Control	--	CGCMT 2020-GC46	$40,000,000
		Notes A-7, A-8, A-9	Non-Control	--	Benchmark 2020-B19	$19,000,000

Brass Professional Center	Outside Serviced	Note A-1	Control	--	Benchmark 2020-B18	$32,700,000
		Note A-2	Non-Control	--	DBJPM 2020-C9	$12,500,000
		Note A-3	Non-Control	--	Benchmark 2020-B19	$12,500,000

280 North Bernardo	Outside Serviced	Note A-1	Control	--	Benchmark 2020-B18	$40,000,000
		Note A-2-A	Non-Control	--	DBJPM 2020-C9	$20,000,000
		Note A-2-B	Non-Control	--	Benchmark 2020-B19	$11,000,000

711 Fifth Avenue	Outside Serviced	Notes A-1-1, A-1-10	Control	--	GSMS 2020-GC47	$62,500,000
		Notes A-1-11, A-1-12, A-1-14	Non-Control	--	DBJPM 2020-C9	$25,000,000
		Note A-1-15	Non-Control	--	Benchmark 2020-B19	$10,000,000
		Notes A-1-2, A-1-3, A-1-4, A-1-5, A-1-16, A-1-17	Non-Control	GS Bank	Not Identified	$199,000,000
		Notes A-1-8, A-1-9, A-1-13	Non-Control	--	Benchmark 2020-B18	$45,000,000
		Notes A-1-6, A-1-7	Non-Control	--	JPMDB 2020-COR7	$40,000,000
		Note A-2-1	Non-Control	--	BANK 2020-BNK28	$60,000,000
		Notes A-2-3, A-2-4	Non-Control	BANA	Not Identified	$60,500,000
		Note A-2-2	Non-Control	--	BANK 2020-BNK27	$43,000,000

(1)	Unless otherwise specified, with respect to each Loan Combination, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(2)	Unless otherwise specified, with respect to each Loan Combination, each related unsecuritized pari passu Companion Note (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an Outside Securitization (a) that has closed, (b) as to which a preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (c) as to which a preliminary offering circular or final offering circular been printed, that, in each case, has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission nor has any preliminary offering circular or final offering circular has been printed that identifies the future Outside Securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. In the case of any Outside Securitization that has not closed, there is no assurance that such securitization will close. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(3)	Entity names have been abbreviated for presentation.

“AGL” represents American General Life Insurance Company.

“AHAC” represents American Home Assurance Company.

“AHL” represents American Home Assurance Company.

“BANA” represents Bank of America, N.A.

“Barclays” represents Barclays Bank PLC

“CREFI” represents Citi Real Estate Funding Inc.

“DBRI” represents DBR Investments Co. Limited.

“GSMC” represents Goldman Sachs Mortgage Company.

“NUFI” represents National Union Fire Insurance Company of Pittsburgh, Pa.

“JPMCB” represents JPMorgan Chase Bank, National Association.

“VALIC” represents The Variable Annuity Life Insurance Company.

“SGFC” represents Société Générale Financial Corporation.

(4)	The subject Loan Combination is an AB Loan Combination or a Pari Passu-AB Loan Combination, and the Controlling Note as of the date hereof (as identified in the chart above) is a related subordinate note. Upon the occurrence of certain trigger events specified in the related Co-Lender Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject Loan Combination (each identified in the chart above as a “Control Shift

Note“), which more senior note will thereafter be the Controlling Note. See “Description of the Mortgage Pool—The Loan Combinations—The BX Industrial Portfolio Pari-Passu AB Loan Combination”, “—The MGM Grand & Mandalay Bay Pari-Passu AB Loan Combination”, “—The Moffett Place - Building 6 Pari-Passu AB Loan Combination”, “—The 1633 Broadway Pari Passu-AB Loan Combination” and “—The Moffett Towers Buildings A, B & C Pari Passu-AB Loan Combination” in this prospectus for more information regarding the manner in which control shifts under each such Loan Combination.

(5)	The Controlling Note is Note A-2-B; however, so long as AGL, VALIC, AHAC and NUFI (collectively, the “Life Company Lenders“) hold at least $75,000,000 in outstanding balance of the 333 South Wabash Loan Combination, AIG Asset Management (U.S.), LLC (“AIG“) is irrevocably appointed as the controlling note holder representative with the ability to exercise all rights of the Controlling Note holder. Accordingly, for purposes of discussing the rights of the Directing Holder and related matters in this Prospectus, the notes evidencing the portion of the 333 South Wabash Loan Combination held by the Life Company Lenders will be deemed to collectively constitute the related Controlling Note, and the 333 South Wabash Loan Combination will constitute a Serviced Outside Controlled Loan Combination, for so long as the Life Company Lenders hold at least $75,000,000 in outstanding principal of the 333 South Wabash Loan Combination.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. In addition, with respect to each Loan Combination, notwithstanding the disclosure above with respect to the number of related Companion Loans, any of the unsecuritized Pari Passu Companion Loans identified above may be further split, modified, combined and reissued (prior to its inclusion in a securitization transaction) as multiple Pari Passu Companion Loans, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).In connection with each Loan Combination, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement“). Each Co-Lender Agreement provides, among other things: (i) for the identification and relative rights of the Controlling Note Holder and Non-Controlling Note Holder(s); (ii) for the servicing and administration of the subject Loan Combination and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Loan Combination will be allocated first, to any related Subordinate Companion Loan(s) (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Loan Combinations” section.

Set forth below are certain terms and provisions of each Loan Combination and the related Co-Lender Agreement. Certain of the Loan Combinations are Outside Serviced Loan Combinations. For more information regarding the servicing of each of the Loan Combinations that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans”.

The Serviced Pari Passu Loan Combinations

Each Serviced Pari Passu Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and the related Co-Lender Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the Master Servicer or the Trustee, as applicable, will be required to (and the Special Servicer, at its option in emergency situations, may) make Property Advances on the Serviced Pari Passu Loan Combinations unless such advancing party (or, even if it is not the advancing party, the Special Servicer) determines that such a Property Advance would be a Nonrecoverable Advance.

Each Servicing Shift Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement (and, accordingly, will be a Serviced Pari Passu Loan Combination) prior to the related Controlling Pari Passu Companion Loan Securitization Date, after which such Loan Combination will be serviced pursuant to the related Outside Servicing Agreement (and, accordingly, will be an Outside Serviced Loan Combination). With respect to each Servicing Shift Loan Combination, the discussion under this section only applies to the period prior to the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Loan Combination provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Serviced Pari Passu Loan Combination are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Loan Combination will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Serviced Pari Passu Loan Combination on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the Pooling and Servicing Agreement, in accordance with the terms of the Pooling and Servicing Agreement).

●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Loan Combination is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Split Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

With respect to each Serviced Pari Passu Loan Combination, certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights with respect to Serviced Pari Passu Loan Combinations other than Serviced Outside Controlled Loan Combinations

With respect to any Serviced Pari Passu Loan Combination (other than a Servicing Shift Loan Combination and subject to the discussion under “—Control Rights with respect to the 333 South Wabash Loan Combination” below), the related Controlling Note will be included in the Issuing Entity, and the applicable Directing Holder will have consent rights and any applicable Consulting Party will have consultation rights with respect to such Mortgage Loan as described under “The Pooling and Servicing Agreement—Directing Holder”.

Control Rights with respect to Servicing Shift Loan Combinations

With respect to any Servicing Shift Loan Combination prior to the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table titled “Loan Combination Controlling Notes and Non-Controlling Notes” above under “—General”. The related Controlling Note Holder will be entitled (i) to direct the servicing of such Loan Combination, (ii) to consent to certain servicing decisions in respect of such Loan Combination and actions set forth in a related asset status report and (iii) to replace the Special Servicer with respect to such Loan Combination with or without cause; provided, that with respect to each Servicing Shift Loan Combination, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Controlling Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Note Holder”, and there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement.

Control Rights with respect to the 333 South Wabash Loan Combination

Pursuant to the related intercreditor agreement, an affiliate of AIG has been irrevocably appointed as the controlling note holder representative so long as certain AIG affiliates continue to hold notes aggregating at least $75,000,000 in outstanding principal balance of the 333 South Wabash Loan Combination and, accordingly, will exercise control and consultation rights on behalf of the directing holder for the 333 South Wabash Loan Combination during such period, regardless of whether or not the controlling note is included in a securitization. Accordingly, for purposes of discussing the rights of the directing holder and related matters in this prospectus, the notes evidencing the portion of the 333 South Wabash Loan Combination held by the applicable AIG affiliates will be deemed to collectively constitute the related controlling note, and the 333 South Wabash Loan Combination will constitute a serviced outside controlled loan combination, for so long as the applicable AIG affiliates hold at least $75,000,000 in outstanding principal balance of the 333 South Wabash Loan Combination. Moreover, for purposes of the 333 South Wabash Loan Combination, “Major Decisions” will mean the matters identified as major decisions pursuant to the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to each Serviced Pari Passu Loan Combination, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Note Holder under the related Co-Lender Agreement with respect to such Non-Controlling Note or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Servicing Shift Loan Combination, one or more related Non-Controlling Notes will be included in the Issuing Entity, and any applicable Consulting Parties will be entitled to exercise the consultation rights described below.

The Special Servicer will be required, with respect to each Non-Controlling Note Holder that is a Consulting Party (i) to provide to such Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an asset status report relating to such Serviced Pari Passu Loan Combination or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Loan Combination within the same time frame it is required to provide such notice, information or report to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to such Directing Holder (i.e. including if such Directing Holder is no longer a Directing Holder due to the occurrence of an applicable trigger event)) and (ii) to consult or use reasonable efforts to consult with such Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the Special Servicer or any proposed action to be taken by the Special Servicer in respect of such Serviced Pari Passu Loan Combination that constitutes a Major Decision.

Such consultation right will generally expire 10 business days (or, with respect to an “acceptable insurance default”, if so provided in the related Co-Lender Agreement, 30 days) after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day (or, as applicable, 30-day) period will be deemed to begin anew). In no event will the Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative). In addition, if the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Loan Combination, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Loan Combination or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual conference calls or meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Loan Combination are discussed.

If a Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Controlling Note Holder, such holder will have the right to direct the Trustee to terminate the Special Servicer under the Pooling and Servicing Agreement solely with respect to the related Serviced Pari Passu Loan Combination, other than with respect to any rights such Special Servicer may have as a Certificateholder, or any other rights of the Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan

If any Split Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer decides to sell such Split Mortgage Loan, the Special Servicer will be required to sell such Split Mortgage Loan and each related Serviced Pari Passu Companion Loan, together as interests evidencing one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Pari Passu Loan Combination without the consent of each Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Loan Combination, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Master Servicer or Special Servicer in connection with the proposed sale.

The Outside Serviced Pari Passu Loan Combinations

Each Outside Serviced Pari Passu Loan Combination will be serviced pursuant to the related Outside Servicing Agreement in accordance with the terms of such Outside Servicing Agreement and the related Co-Lender Agreement. No Outside Servicer, Outside Special Servicer or Outside Trustee will be required to make monthly payment advances on an Outside Serviced Mortgage Loan, but the related Outside Servicer or Outside Trustee, as applicable, will be required to (and the Outside Special Servicer, at its option in certain cases, may) make servicing advances on the related Outside Serviced Loan Combination in accordance with the terms of the related Outside Servicing Agreement unless such advancing party (or, in certain cases, the related Outside Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. P&I Advances on each Outside Serviced Mortgage Loan will be made by the Master Servicer or the Trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be obligated to make servicing advances with respect to an Outside Serviced Loan Combination. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a description of certain of the servicing terms of the Outside Servicing Agreements.

With respect to any Servicing Shift Loan Combination, the discussion under this “—The Outside Serviced Pari Passu Loan Combinations” section only applies to the period commencing on the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Outside Serviced Pari Passu Loan Combination provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Outside Serviced Pari Passu Loan Combination are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.

●	All payments, proceeds and other recoveries on the Outside Serviced Loan Combination will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Outside Serviced Pari Passu Loan Combination on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Outside Servicing Agreement, in accordance with the terms of the related Outside Servicing Agreement).

●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan comprising the Outside Serviced Loan Combination is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Outside Serviced Loan Combination is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Outside Serviced Mortgage Loan together with the related Outside Serviced Pari Passu Companion Loans in accordance with the terms of the related Outside Servicing Agreement.

Any losses, liabilities, claims, fees, costs and/or expenses incurred in connection with an Outside Serviced Loan Combination that are not otherwise paid out of collections on such Loan Combination may, to the extent allocable to the related Outside Serviced Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights

With respect to each Outside Serviced Loan Combination, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table entitled “Loan Combination Controlling Notes and Non-Controlling Notes” above under “—General”. With respect to any Servicing Shift Loan Combination on or after the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note Holder will be the related Outside Securitization. The related Controlling Note Holder (or a designated representative) will be entitled (i) to direct the servicing of such Loan Combination, (ii) to consent to certain servicing decisions in respect of such Loan Combination and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Loan Combination with or without cause; provided, that with respect to each Outside Serviced Loan Combination (including any Servicing Shift Loan Combination on or after the related Controlling Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement and no person will be entitled to exercise the rights of the “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to any Outside Serviced Loan Combination, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that with respect to each Outside Serviced Loan Combination, if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Note Holder” with respect to such Non-Controlling Note under the related Co-Lender Agreement or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Outside Serviced Loan Combination (including each Servicing Shift Loan Combination after the related Controlling Pari Passu Companion Loan Securitization Date), one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”, will be entitled to exercise the consent or consultation rights described below.

With respect to any Outside Serviced Loan Combination, the related Outside Special Servicer or Outside Servicer, as applicable pursuant to the related Co-Lender Agreement, will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the related Outside Controlling Class Representative under the related Outside Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Outside Serviced Loan Combination or any proposed action to be taken in respect of a major decision under the related Outside Servicing Agreement with respect to such Outside Serviced Loan Combination (for this purpose, without regard to whether such items are actually required to be provided to the related Outside Controlling Class Representative due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Outside Servicing Agreement) and (ii) to consult or use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Outside Special Servicer or any proposed action to be taken by such Outside Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the related Outside Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will be deemed to begin anew). In no event will the related Outside Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative).

If the related Outside Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising an Outside Serviced Loan Combination, it may take, in accordance with the servicing standard under the Outside Servicing Agreement, any action constituting a major decision with respect to such Outside Serviced Loan Combination or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual meetings or conference calls with the related Outside Servicer or the related Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Outside Servicer or Outside Special Servicer, as applicable, in which servicing issues related to the related Outside Serviced Loan Combination are discussed.

If a special servicer termination event under the related Outside Servicing Agreement has occurred that affects a Non-Controlling Note Holder, such holder will have the right to direct the related Outside Trustee to terminate the related Outside Special Servicer under such Outside Servicing Agreement solely with respect to the related Outside Serviced Loan Combination, other than with respect to any rights such Outside Special Servicer may have as a certificateholder under such Outside Servicing Agreement, or any other rights of such Outside Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to such Outside Servicing Agreement.

Custody of the Mortgage File

The Outside Custodian is the custodian of the mortgage file related to the related Outside Serviced Loan Combination (other than any promissory notes not contributed to the related Outside Securitization).

Sale of Defaulted Mortgage Loan

If any Outside Serviced Loan Combination becomes a “defaulted mortgage loan” (or other similar term) within the meaning of the related Outside Servicing Agreement, and if the related Outside Special Servicer decides to sell the related Controlling Note contributed to the Outside Securitization, such Outside Special Servicer will be required to sell the related Outside Serviced Mortgage Loan and each Outside Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell an Outside Serviced Loan Combination without the consent of each Non-Controlling Note Holder that is not a related borrower or affiliate thereof unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Outside Serviced Loan Combination, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Outside Controlling Class Representative under the related Outside Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale.

The BX Industrial Portfolio Pari Passu-AB Loan Combination

General

The BX Industrial Portfolio Loan Combination (the “BX Industrial Portfolio Loan Combination”) is evidenced by 13 promissory notes (each, a “BX Industrial Portfolio Note”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “BX Industrial Portfolio Mortgaged Properties”). The notes comprising the BX Industrial Portfolio Loan Combination have the designations and the Cut-off Date Balances set forth in the chart below:

Note Description	Cut-off Date Balance
Note A-1-A-1 (“BX Industrial Portfolio Note A-1-A-1”)	$80,000,000
Note A-1-A-2 (“BX Industrial Portfolio Note A-1-A-2”)	$70,000,000
Note A-1-A-3 (“BX Industrial Portfolio Note A-1-A-3”)	$50,000,000
Note A-1-A-4 (“BX Industrial Portfolio Note A-1-A-4”)	$35,000,000
Note A-1-A-5 (“BX Industrial Portfolio Note A-1-A-5”)	$30,000,000
Note A-1-A-6 (“BX Industrial Portfolio Note A-1-A-6”)	$30,000,000
Note A-1-A-7 (“BX Industrial Portfolio Note A-1-A-7”	$20,000,000
Note A-1-A-8 (“BX Industrial Portfolio Note A-1-A-8” and, together with Note A-1-A-1, Note A-1-A-2, Note A-1-A-3 and Note A-1-A-5, the “BX Industrial Portfolio Fixed Rate Pari Passu Companion Loans”)	$ 7,400,000
Note A-1-B (“BX Industrial Portfolio Note B”)	$72,600,000
Note A-1-C-1 (“BX Industrial Portfolio Note C-1”)	$55,000,000
Note A-1-C-2 (“BX Industrial Portfolio Note C-2” and, together with BX Industrial Portfolio Trust Note C-1, “BX Industrial Portfolio Note C”)	$55,000,000
Note A-1-D (“BX Industrial Portfolio Note D” and, together with BX Industrial Portfolio Note B and BX Industrial Portfolio Note C, the “BX Industrial Portfolio Subordinate Fixed Rate Companion Loans”)	$45,000,000
Note A-2 (“BX Industrial Portfolio Note A-2” or “BX Industrial Portfolio Floating Rate Loan”)	$99,427,615

Below is certain information relating to the BX Industrial Portfolio Loan Combination:

●	The BX Industrial Portfolio Notes A-1-A-4, A-1-A-6 and A-1-A-7 (collectively referred to in this prospectus as the “BX Industrial Portfolio Mortgage Loan”) will be included in the issuing entity and will be part of the Mortgage Pool. The BX Industrial Portfolio Fixed Rate Pari Passu Companion Loans (together with the BX Industrial Portfolio Mortgage Loan, the “BX Industrial Portfolio Senior Fixed Rate Loan”) will not be included in the issuing entity and are generally pari passu with the BX Industrial Portfolio Mortgage Loan.

●	The BX Industrial Portfolio Subordinate Fixed Rate Companion Loans will not be included in the issuing entity. The BX Industrial Portfolio Note B is generally senior to the BX Industrial Portfolio Note C and the BX Industrial Portfolio Note D. The BX Industrial Portfolio Note C is generally senior to the BX Industrial Portfolio Note D.

●	The BX Industrial Floating Rate Loan will not be included in the issuing entity and is generally pari passu with the BX Industrial Portfolio Senior Fixed Rate Loan and the BX Industrial Subordinate Fixed Rate Companion Loans (collectively, the “BX Industrial Portfolio Fixed Rate Loan”) in the aggregate.

The rights of the holders of the BX Industrial Portfolio Notes (the “BX Industrial Portfolio Noteholders”) are subject to an Intercreditor Agreement (the “BX Industrial Portfolio Intercreditor Agreement”). The following summary describes certain provisions of the BX Industrial Portfolio Intercreditor Agreement.

Servicing

The BX Industrial Portfolio Loan Combination is being serviced and administered pursuant to the terms of a pooling and servicing agreement (the “Benchmark 2020-IG3 PSA“) and the BX Industrial Portfolio Intercreditor Agreement, by the applicable master servicer and the special servicer, as the case may be, according to the Servicing Standard. The master servicer or the trustee, as applicable, under the Benchmark 2020-IG3 PSA will be responsible for making any Servicing Advances with respect to the BX Industrial Portfolio Loan Combination, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the Benchmark 2020-IG3 PSA determines that such an advance would not be recoverable from collections on the BX Industrial Portfolio Loan Combination.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the Benchmark 2020-IG3 PSA, is the custodian of the mortgage file related to the BX Industrial Portfolio Loan Combination (other than the promissory notes evidencing the BX Industrial Portfolio Mortgage Loan and the related BX Industrial Portfolio Companion Loans not included in the Benchmark 2020-IG3 securitization).

Application of Payments

The BX Industrial Portfolio Intercreditor Agreement sets forth the respective rights of the holders of (i) the BX Industrial Portfolio Fixed Rate Loan, on the one hand, and the BX Industrial Portfolio Floating Rate Loan, on the other hand, and (ii) the BX Industrial Portfolio Senior Fixed Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Companion Loan, with respect to distributions of funds received in respect of the BX Industrial Portfolio Loan Combination. With respect to clause (i) above, the BX Industrial Portfolio Fixed Rate Loan, on the one hand, and the BX Industrial Portfolio Floating Rate Loan, on the other hand, will be of equal priority, and no portion of the BX Industrial Portfolio Fixed Rate Loan will have priority or preference over any portion of the BX Industrial Portfolio Floating Rate Loan or security therefor and the BX Industrial Portfolio Floating Rate Loan will not have priority or preference over any portion of the BX Industrial Portfolio Fixed Rate Loan or security therefor. All amounts tendered by the borrower or otherwise available for payment on or with respect to or in connection with the BX Industrial Portfolio Loan Combination or the BX Industrial Portfolio Mortgaged Properties or amounts realized as proceeds thereof, whether received in the form of monthly payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the BX Industrial Portfolio Loan Combination or insurance and condemnation proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the BX Industrial Portfolio Mortgaged Properties or released to the borrower in accordance with the terms of the mortgage loan documents, to the extent permitted by the REMIC provisions of the Code), but excluding (x) all amounts for required reserves or escrows required by the mortgage loan documents to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the servicer under the related servicing agreement and (y) all amounts that are then due, payable or reimbursable to any servicer (excluding master servicing fees, trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees (all of which will be payable by the applicable noteholder to such party out of distributions made to such noteholder in respect of its respective note), with respect to the BX Industrial Portfolio Loan Combination pursuant to the related servicing agreement, will be applied to the BX Industrial Portfolio Fixed Rate Loan, on the one hand, and the BX Industrial Portfolio Floating Rate Loan, on the other hand, on a pro rata and a pari passu basis; provided that notwithstanding anything to the contrary contained in the BX Industrial Portfolio Intercreditor Agreement or in the BX Industrial Portfolio loan documents, so long as no event of default under the BX Industrial Portfolio loan documents is then continuing, (i) any voluntary prepayment (including any prepayment in connection with an individual property release or a casualty condemnation prepayment) will be allocated first to the BX Industrial Portfolio Floating Rate Loan until the outstanding principal balance of the BX Industrial Portfolio Floating Rate Loan has been reduced to zero, and second to the BX Industrial Portfolio Fixed Rate Loan, pursuant to and in accordance with the terms and provisions set forth in the BX Industrial Portfolio loan documents, and (ii) any mandatory prepayment amount in connection with the BX Industrial Portfolio loan documents will be allocated pro rata between the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Fixed Rate Loan pursuant to the BX Industrial Portfolio loan documents. For the avoidance of doubt, (i) 100% of the “free prepayment amount” (as defined in the loan agreement) will be allocated to the BX Industrial Portfolio Floating Rate Loan and (ii) any “floating rate component permanent prepayment” (as defined in the BX Industrial Portfolio loan documents) will permanently reduce the commitment of the BX Industrial Portfolio Floating Rate Loan in the amount of such prepayment and in each of (i) and (ii) will not be available for re-borrowing.

With respect to the BX Industrial Portfolio Fixed Rate Loan, (i) the BX Industrial Portfolio Subordinate Fixed Rate Companion Loan and the respective right of the related holders to receive payments of interest, principal and other amounts with respect such BX Industrial Portfolio Subordinate Fixed Rate Companion Loan, will, prior to a BX Industrial Portfolio Sequential Pay Event, be junior, subject and subordinate to the BX Industrial Portfolio Senior Fixed Rate Loan and the respective rights of the holder of the BX Industrial Portfolio Senior Fixed Rate Loan to receive payments of interest, principal and other amounts with respect to the BX Industrial Portfolio Senior Fixed Rate Loan, as and to the extent set forth in the BX Industrial Portfolio Intercreditor Agreement; (ii) the BX Industrial Portfolio Note D and the respective rights of the holder of BX Industrial Portfolio Note D to receive payments of interest, principal and other amounts with respect to BX Industrial Portfolio Note D will, prior to a BX Industrial Portfolio Sequential Pay Event, be junior, subject and subordinate to the BX Industrial Portfolio Senior Fixed Rate Loan, the BX Industrial Portfolio Note B and the BX Industrial Portfolio Note C; (iii) the BX Industrial Portfolio Note C and the respective rights of the holder of BX Industrial Portfolio Note C to receive payments of interest, principal and other amounts with respect to BX Industrial Portfolio Note C will, prior to a BX Industrial Portfolio Sequential Pay Event, be junior, subject and subordinate to the BX Industrial Portfolio Senior Fixed Rate Loan and the BX Industrial Portfolio Note B; and (iv) the BX Industrial Portfolio Note B and the respective rights of the holder of the BX Industrial Portfolio Note B to receive payments of interest, principal and other amounts with respect to the BX Industrial Portfolio Note B will, prior to a BX Industrial Portfolio Sequential Pay Event, be junior, subject and subordinate to the BX Industrial Portfolio Senior Fixed Rate Loan, as and to the extent set forth in the BX Industrial Portfolio Intercreditor Agreement and the loan agreement.

If no BX Industrial Portfolio Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the BX Industrial Portfolio Fixed Rate Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

first, to each BX Industrial Portfolio Senior Fixed Rate Loan Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate;

second, to the BX Industrial Portfolio Note B Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate;

third, to each BX Industrial Portfolio Note C Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate;

fourth, to the BX Industrial Portfolio Note D Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate;

fifth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the BX Industrial Portfolio Fixed Rate Loan allocated as principal on the BX Industrial Portfolio Fixed Rate Loan and applied to the BX Industrial Portfolio Senior Fixed Rate Loan pursuant to the loan agreement, until the respective principal balances have been reduced to zero;

sixth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid or incurred by such BX Industrial Portfolio Senior Fixed Rate Loan Holder (or the amount of any costs and expenses paid or incurred or advanced by any servicer or trustee on its behalf and not previously paid or reimbursed to such servicer), including any recovered costs not previously reimbursed by the borrower with respect to the BX Industrial Portfolio Loan Combination pursuant to the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA;

seventh, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Loan Combination or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through sixth and, as a result of a workout of the BX Industrial

Portfolio Loan Combination (a “BX Industrial Portfolio Workout”), the aggregate principal balance of the BX Industrial Portfolio Senior Fixed Rate Loan has been reduced, such excess amount will be paid to the BX Industrial Portfolio Senior Fixed Rate Loan Holders pro rata (based on their respective principal balances), in an aggregate amount of such reduction, if any, of the respective principal balances as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

eighth, to the extent the BX Industrial Portfolio Note B Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

ninth, to the BX Industrial Portfolio Note B Holder, in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, with respect to such monthly payment date with respect to the BX Industrial Portfolio Fixed Rate Loan allocated as principal on the BX Industrial Portfolio Fixed Rate Loan and applied to the BX Industrial Portfolio Note B pursuant to and under the loan agreement, remaining after giving effect to the allocations in clause fifth above, until the principal balance of the BX Industrial Portfolio Note B has been reduced to zero;

tenth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Loan Combination or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, and as a result of a BX Industrial Portfolio Workout, the principal balance of the BX Industrial Portfolio Note B has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note B Holder aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note B as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

eleventh, to the extent a BX Industrial Portfolio Note C Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such BX Industrial Portfolio Note C Holder for all such cure payments;

twelfth, to each BX Industrial Portfolio Note C Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the BX Industrial Portfolio Fixed Rate Loan allocated as principal on the BX Industrial Portfolio Fixed Rate Loan and applied to the BX Industrial Portfolio Note C Holder pursuant to the loan agreement, until the respective principal balances have been reduced to zero;

thirteenth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Loan Combination or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through twelfth and, as a result of a BX Industrial Portfolio Workout, the aggregate principal balance of the BX Industrial Portfolio Note C has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note C Holder in an aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note C as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

fourteenth, to the extent the BX Industrial Portfolio Note D Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

fifteenth, to the BX Industrial Portfolio Note D Holder, in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, with respect to such monthly payment date with respect to the BX Industrial Portfolio Fixed Rate Loan allocated as principal on the BX Industrial Portfolio Fixed Rate Loan and applied to the BX Industrial Portfolio Note D Holder pursuant to and under the loan agreement, until the principal balance of the BX Industrial Portfolio Note D has been reduced to zero;

sixteenth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Loan Combination or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifteenth, and as a result of a BX Industrial Portfolio Workout, the principal balance of the BX Industrial Portfolio Note D has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note D Holder aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note D as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

seventeenth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Note A-1-A Percentage Interest multiplied by (ii) the Note A-1-A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eighteenth, to the BX Industrial Portfolio Note B Holder, in an aggregate amount equal to the product of (i) the Note A-1-B Percentage Interest multiplied by (ii) the Note A-1-B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

nineteenth, to each BX Industrial Portfolio Note C Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Note A-1-C Percentage Interest multiplied by (ii) the Note A-1-C Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

twentieth, to the BX Industrial Portfolio Note D Holder, in an aggregate amount equal to the product of (i) the Note A-1-D Percentage Interest multiplied by (ii) the Note A-1-D Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

twenty-first, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Benchmark 2020-IG3 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the BX Industrial Portfolio Loan Combination), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the BX Industrial Portfolio Fixed Rate Loan Holders, in accordance with the Note A-1-A, Note A-1-B, Note A-1-C and Note A-1-D Percentage Interests, respectively, with the amount distributed to the BX Industrial Portfolio Senior Fixed Rate Loan to be allocated among the BX Industrial Portfolio Senior Fixed Rate Loan Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note B to be allocated to the BX Industrial Portfolio Note B Holder, with the amount distributed to the BX Industrial Portfolio Note C to be allocated among the BX Industrial Portfolio Note C Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note D to be allocated to the BX Industrial Portfolio Note D Holder; and

twenty-second, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the BX Industrial Portfolio Loan Combination, and not otherwise applied in accordance with the foregoing clauses first through twenty-first, any remaining amount will be paid pro rata to the BX Industrial Portfolio Senior Fixed Rate Loan Holders, the BX Industrial Portfolio Note B Holder, the BX Industrial Portfolio Note C Holder and the BX Industrial Portfolio Note D Holder in accordance with the initial Note A-1-A, Note A-1-B, Note A-1-C and Note A-1-D Percentage Interests, respectively, with the amount distributed to the BX Industrial Portfolio Note B to be allocated to the BX Industrial Portfolio Note B Holder, with the amount distributed to the BX Industrial Portfolio Note C to be allocated among the BX Industrial Portfolio Note C Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note D to be allocated to the BX Industrial Portfolio Note D Holder.

Upon the occurrence and continuance of a BX Industrial Portfolio Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the BX Industrial Portfolio Loan Combination or the BX Industrial Portfolio Mortgaged Properties or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to each BX Industrial Portfolio Senior Fixed Rate Loan Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate;

second, (A) on and after the BX Industrial Portfolio Note B securitization date, to the BX Industrial Portfolio Note B Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate and (B) prior to the BX Industrial Portfolio Note B securitization date, the accrued and unpaid interest on its principal balance, at the applicable note interest rate pursuant to clause eighth below;

third, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective principal balances), until the respective principal balances have been reduced to zero;

fourth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid or incurred by such BX Industrial Portfolio Senior Fixed Rate Loan Holder (or the amount of any costs and expenses paid or incurred or advanced by any servicer or trustee on its behalf and not previously paid or reimbursed to such servicer), including any recovered costs not previously reimbursed by the borrower with respect to the BX Industrial Portfolio Loan Combination pursuant to the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA;

fifth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Note A-1-A Percentage Interest multiplied by (ii) the Note A-1-A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

sixth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Loan Combination or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout of the BX Industrial Portfolio Loan Combination (a “BX Industrial Portfolio Workout”), the aggregate principal balance of the BX Industrial Portfolio Senior Fixed Rate Loan has been reduced, such excess amount will be paid to the BX Industrial Portfolio Senior Fixed Rate Loan Holders pro rata (based on their respective principal balances), in an aggregate amount of such reduction, if any, of the respective principal balances as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

seventh, to the extent the BX Industrial Portfolio Note B Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

eighth, (A) prior to the BX Industrial Portfolio Note B securitization date, to the BX Industrial Portfolio Note B Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate and (B) on and after the BX Industrial Portfolio Note B securitization date, the accrued and unpaid interest on its principal balance, at the applicable note interest rate pursuant to clause second above;

ninth, to the BX Industrial Portfolio Note B Holder, until the principal balance of the BX Industrial Portfolio Note B has been reduced to zero;

tenth, to the BX Industrial Portfolio Note B Holder, in an aggregate amount equal to the product of (i) the Note A-1-B Percentage Interest multiplied by (ii) the Note A-1-B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eleventh, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Loan Combination or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through tenth, and as a result of a BX Industrial Portfolio Workout, the principal balance of the BX Industrial Portfolio Note B has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note B Holder aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note B as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

twelfth, to the extent a BX Industrial Portfolio Note C Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such BX Industrial Portfolio Note C Holder for all such cure payments;

thirteenth, to each BX Industrial Portfolio Note C Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate;

fourteenth, to each BX Industrial Portfolio Note C Holder, pro rata (based on their respective principal balances), until the respective principal balances have been reduced to zero;

fifteenth, to each BX Industrial Portfolio Note C Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Note A-1-C Percentage Interest multiplied by (ii) the Note A-1-C Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

sixteenth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Loan Combination or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifteenth and, as a result of a BX Industrial Portfolio Workout, the aggregate principal balance of the BX Industrial Portfolio Note C has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note C Holder in an aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note C as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

seventeenth, to the extent the BX Industrial Portfolio Note D Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

eighteenth, to the BX Industrial Portfolio Note D Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate;

nineteenth, to the BX Industrial Portfolio Note D Holder, until the principal balance of the BX Industrial Portfolio Note D has been reduced to zero;

twentieth, to the BX Industrial Portfolio Note D Holder, in an aggregate amount equal to the product of (i) the Note A-1-D Percentage Interest multiplied by (ii) the Note A-1-D Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

twenty-first, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Loan Combination or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through twentieth, and as a result of a BX Industrial Portfolio Workout, the principal balance of the BX Industrial Portfolio Note D has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note D Holder aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note D as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

twenty-second, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Benchmark 2020-IG3 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the BX Industrial Portfolio Loan Combination), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the BX Industrial Portfolio Fixed Rate Loan Holders, in accordance with the Note A-1-A, Note A-1-B, Note A-1-C and Note A-1-D Percentage Interests, respectively, with the amount distributed to the BX Industrial Portfolio Senior Fixed Rate Loan to be allocated among the BX Industrial Portfolio Senior Fixed Rate Loan Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note B to be allocated to the BX Industrial Portfolio Note B Holder, with the amount distributed to the BX Industrial Portfolio Note C to be allocated among the BX Industrial Portfolio Note C Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note D to be allocated to the BX Industrial Portfolio Note D Holder; and

twenty-third, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the BX Industrial Portfolio Loan Combination, and not otherwise applied in accordance with the foregoing clauses first through twenty-first, any remaining amount will be paid pro rata to the BX Industrial

Portfolio Senior Fixed Rate Loan Holders, the BX Industrial Portfolio Note B Holder, the BX Industrial Portfolio Note C Holder and the BX Industrial Portfolio Note D Holder in accordance with the initial Note A-1-A, Note A-1-B, Note A-1-C and Note A-1-D Percentage Interests, respectively, with the amount distributed to the BX Industrial Portfolio Note B to be allocated to the BX Industrial Portfolio Note B Holder, with the amount distributed to the BX Industrial Portfolio Note C to be allocated among the BX Industrial Portfolio Note C Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note D to be allocated to the BX Industrial Portfolio Note D Holder.

“Note A-1-A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, and the denominator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, BX Industrial Portfolio Note B, BX Industrial Portfolio Note C and BX Industrial Portfolio Note D.

“Note A-1-B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the BX Industrial Portfolio Note B, and the denominator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, BX Industrial Portfolio Note B, BX Industrial Portfolio Note C and BX Industrial Portfolio Note D.

“Note A-1-C Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the BX Industrial Portfolio Note C, and the denominator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, BX Industrial Portfolio Note B, BX Industrial Portfolio Note C and BX Industrial Portfolio Note D.

“Note A-1-D Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the BX Industrial Portfolio Note D, and the denominator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, BX Industrial Portfolio Note B, BX Industrial Portfolio Note C and BX Industrial Portfolio Note D.

“Note A-1-A Rate” means 3.550%.

“Note A-1-B Rate” means 3.550%.

“Note A-1-C Rate” means 3.550%.

“Note A-1-D Rate” means 3.550%.

“Note A-1-A Relative Spread” means the ratio of the BX Industrial Portfolio Note A-1-A Rate to the weighted average of the BX Industrial Portfolio Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate.

“Note A-1-B Relative Spread” means the ratio of the BX Industrial Portfolio Note A-1-B Rate to the weighted average of the BX Industrial Portfolio Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate.

“Note A-1-C Relative Spread” means the ratio of the BX Industrial Portfolio Note A-1-C Rate to the weighted average of the BX Industrial Portfolio Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate.

“Note A-1-D Relative Spread” means the ratio of the BX Industrial Portfolio Note A-1-D Rate to the weighted average of the BX Industrial Portfolio Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate.

“BX Industrial Portfolio Sequential Pay Event” means any event of default under the BX Industrial Portfolio Loan Combination with respect to an obligation to pay money due under the BX Industrial Portfolio Loan Combination, any other event of default for which the BX Industrial Portfolio Loan Combination is actually accelerated or any other event of default which causes the BX Industrial Portfolio Loan Combination to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the BX Industrial Portfolio Loan Combination; provided, however, that unless the master servicer or the special servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the BX Industrial Portfolio Loan Combination. A BX Industrial Portfolio Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by a BX Industrial Portfolio Subordinate Fixed Rate Companion Loan Holder accordance with the BX Industrial Portfolio Intercreditor Agreement) and will not be deemed to exist to the extent the such BX Industrial Portfolio Subordinate Fixed Rate Companion Loan Holder is exercising its cure rights under the BX Industrial Portfolio Intercreditor Agreement or the default that led to the occurrence of such the BX Industrial Portfolio Sequential Pay Event has otherwise been cured or waived.

Consultation and Control

Pursuant to the BX Industrial Portfolio Intercreditor Agreement, the controlling holder with respect to the BX Industrial Portfolio Loan Combination (the “BX Industrial Portfolio Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no BX Industrial Portfolio Note D Control Appraisal Period has occurred and is continuing, the holder of BX Industrial Portfolio Note D, (ii) if and for so long as a BX Industrial Portfolio Note D Control Appraisal Period has occurred and is continuing but no BX Industrial Portfolio Note C Control Appraisal Period has occurred and is continuing, the holder of BX Industrial Portfolio Note C, (iii) if and for so long as a BX Industrial Portfolio Note C Control Appraisal Period has occurred and is continuing and no BX Industrial Portfolio Note B Control Appraisal Period has occurred and is continuing, the BX Industrial Portfolio Note B Holder and (iv) if and for so long as a BX Industrial Portfolio Note B Control Appraisal Period has occurred and is continuing, the BX Industrial Portfolio Note A-1-A-1 Holder; provided, however, that references to the “BX Industrial Portfolio Controlling Noteholder” will mean the Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the BX Industrial Portfolio Intercreditor Agreement, as and to the extent provided in the Benchmark 2020-IG3 PSA; and provided further that, if the BX Industrial Portfolio Note B Holder, the BX Industrial Portfolio Note C Holder or the BX Industrial Portfolio Note D Holder would be the BX Industrial Portfolio Controlling Noteholder pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement, but any interest therein is held by the borrower or a borrower related party, or the borrower or a borrower related party would otherwise be entitled to exercise the rights of the BX Industrial Portfolio Controlling Noteholder in respect of the BX Industrial Portfolio Note B Holder, the BX Industrial Portfolio Note C Holder or the BX Industrial Portfolio Note D Holder, respectively, then the BX Industrial Portfolio Note B Control Appraisal Period, the BX Industrial Portfolio Note C Control Appraisal Period or the BX Industrial Portfolio Note D Control Appraisal Period, respectively, will be deemed to have occurred.

Pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the BX Industrial Portfolio Loan Combination (whether or not a servicing transfer event has occurred and is continuing) that would constitute a BX Industrial Portfolio Major Decision and/or a Note A-2 Special Decision, as applicable, has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) prior to taking action with respect to such BX Industrial Portfolio Major Decision and/or Note A-2 Special Decision, as applicable (or making a determination not to take action with respect to such BX Industrial Portfolio Major Decision and/or Note A-2 Special Decision, as applicable), the master servicer or the special servicer must receive the written consent of the BX Industrial Portfolio Controlling Noteholder (or its representative) and/or the Note A-2 Noteholder (or its representative), as applicable, before implementing a decision with respect to such BX Industrial Portfolio Major Decision and/or Note A-2 Special Decision, as applicable, provided, that if the master servicer or the special servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of a BX Industrial Portfolio Major Decision and/or Note A-2 Special Decision, as applicable, and the Major Decision Reporting Package (as such term is defined in the BX Industrial Portfolio Intercreditor Agreement), then the BX Industrial Portfolio Controlling Noteholder (or its controlling noteholder representative) and/or the Note A-2 Noteholder, as applicable, will be deemed to have approved such action. Notwithstanding the provisions set forth in the previous paragraph, in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the BX Industrial Portfolio Controlling Noteholder (or its controlling noteholder representative) and/or the Note A-2 Noteholder, as applicable, in the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA, is necessary to protect the interests of the BX Industrial Portfolio Noteholders (as a collective whole (taking into account the pari passu nature of the BX Industrial Portfolio Senior

Notes and the subordinate nature of the BX Industrial Portfolio Fixed Rate Subordinate Companion Loans)), the special servicer or master servicer, as applicable, may take any such action without waiting for the response of the BX Industrial Portfolio Controlling Noteholder (or its controlling noteholder representative) and/or the Note A-2 Noteholder, as applicable, provided that the special servicer or the master servicer, as applicable, provides the BX Industrial Portfolio Controlling Noteholder and/or the Note A-2 Noteholder, as applicable with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Properties, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as the case may be, may take actions with respect to the Mortgaged Properties before obtaining the consent of the BX Industrial Portfolio Controlling Noteholder (or its representative) and/or the Note A-2 Noteholder, if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the BX Industrial Portfolio Noteholders, and the applicable servicer has made a reasonable effort to contact the BX Industrial Portfolio Controlling Noteholder (or its representative) and/or the Note A-2 Noteholder, as applicable.

Notwithstanding the foregoing, the master servicer or special servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the BX Industrial Portfolio Controlling Noteholder (or its representative) and/or the Note A-2 Noteholder, as applicable, that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the BX Industrial Portfolio Loan Combination, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA.

The special servicer will be required to provide copies to each BX Industrial Portfolio Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the BX Industrial Portfolio Controlling Noteholder and/or the Note A-2 Noteholder, as applicable, pursuant to the Benchmark 2020-IG3 PSA with respect to any of the BX Industrial Portfolio Major Decisions and/or Note A-2 Special Decision, as applicable, or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the BX Industrial Portfolio Controlling Noteholder and/or the Note A-2 Noteholder, as applicable, and the special servicer will be required to consult with each BX Industrial Portfolio Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any BX Industrial Portfolio Non-Controlling Note A Holder requests consultation with respect to any such BX Industrial Portfolio Major Decisions and/or Note A-2 Special Decision, as applicable, or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such BX Industrial Portfolio Non-Controlling Note A Holder; provided that after the expiration of a period of 10 business days from the delivery to any BX Industrial Portfolio Non-Controlling Note A Holder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such BX Industrial Portfolio Non-Controlling Note A Holder, whether or not such BX Industrial Portfolio Non-Controlling Note A Holder has responded within such 10 business day period (unless, the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

For avoidance of doubt, the preceding three paragraphs do not apply to the rights of the Note A-2 Holder set forth in the immediately following paragraph below.

Notwithstanding anything to the contrary contained in the BX Industrial Portfolio Intercreditor Agreement, the BX Industrial Portfolio Noteholders acknowledge and agree that (1) the consent of the Note A-2 Holder will be required, and the applicable master servicer or the special servicer will be required to obtain the consent of the Note A-2 Holder prior to taking any Note A-2 Special Decisions and (2) the Note A-2 Holder in its sole discretion will be entitled to exercise the rights of the floating rate component lender under the BX Industrial Portfolio loan documents, including, but not limited to: (a) the determination to make any Revolving Advances, (b) the determination of the floating interest rate applicable to an interest period, (c) any consent with respect to the interest rate cap agreement, (d) any right with respect to any extension options and (e) any consent required with respect to a “transfer” (for purposes of this clause (e), as such term is defined in the BX Industrial Portfolio loan documents). In addition, the Note A-2 Holder, as a BX Industrial Portfolio Non-Controlling Noteholder, will at all times be entitled to the consultation rights provided to a BX Industrial Portfolio Non-Controlling Noteholder under the BX Industrial Portfolio Intercreditor Agreement. Notwithstanding any provisions of BX Industrial Portfolio Intercreditor Agreement or the BX Industrial Portfolio Lead Securitization servicing agreement to the contrary, in no event will the rights of the Note A-2 Holder set forth in clause (2) of this paragraph (and the sections of the BX Industrial Portfolio loan documents (and the definitions related thereto) referenced in this paragraph) be amended, modified or waived in any manner that would adversely affect the Note A-2 Holder without the prior written consent of the Note A-2 Holder.

“BX Industrial Portfolio Control Appraisal Period” means a BX Industrial Portfolio Note B Control Appraisal Period, a BX Industrial Portfolio Note C Control Appraisal Period or a BX Industrial Portfolio Note D Control Appraisal Period, as the context may require.

“BX Industrial Portfolio Lead Securitization” means the securitization of Benchmark 2020-IG3 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, 2020-IG3.

“BX Industrial Portfolio Non-Controlling Note A Holder” means each BX Industrial Portfolio Note A Holder that is not the BX Industrial Portfolio Controlling Noteholder; provided that, from and after the BX Industrial Portfolio Lead Securitization, “BX Industrial Portfolio Non-Controlling Note A Holder” means each BX Industrial Portfolio Note A Holder, if any, whose BX Industrial Portfolio Senior Note is no longer included in the BX Industrial Portfolio Lead Securitization or, if such BX Industrial Portfolio Senior Note is then included in a BX Industrial Portfolio Non-Lead Securitization (other than the BX Industrial Portfolio Lead Securitization), the BX Industrial Portfolio Non-Controlling Note A Subordinate Class Representative pursuant to the BX Industrial Portfolio Non-Lead Securitization for such securitization or their duly appointed representative; provided, further, that if such BX Industrial Portfolio Non-Controlling Note A Holder’s BX Industrial Portfolio Senior Note is held by (or the related BX Industrial Portfolio Non-Controlling Note A Subordinate Class Representative is) a borrower party, no person will be entitled to exercise the rights of such BX Industrial Portfolio Non-Controlling Note A Holder with respect to such BX Industrial Portfolio Senior Note.

“BX Industrial Portfolio Non-Lead Securitization” means any securitization other than a BX Industrial Portfolio Lead Securitization.

“BX Industrial Portfolio Non-Controlling Note A Subordinate Class Representative” means, with respect to a BX Industrial Portfolio Senior Note that is included in a BX Industrial Portfolio Non-Lead Securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement for such securitization or their duly appointed representative.

“BX Industrial Portfolio Note D Control Appraisal Period” will exist with respect to the BX Industrial Portfolio Loan Combination, if and for so long as:

1.       the initial principal balance of BX Industrial Portfolio Note D, minus the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, BX Industrial Portfolio Note D after the date of creation of BX Industrial Portfolio Note D, (y) any Appraisal Reduction Amount for the BX Industrial Portfolio Loan Combination that is allocated to BX Industrial Portfolio Note D and (z) any losses realized with respect to the BX Industrial Portfolio Mortgaged Properties or the BX Industrial Portfolio Loan Combination that are allocated to BX Industrial Portfolio Note D, is less than

2.       25% of the remainder of (i) the initial principal balance of BX Industrial Portfolio Note D less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of BX Industrial Portfolio Note D on BX Industrial Portfolio Note D, after the date of creation of such BX Industrial Portfolio Note D, provided that a BX Industrial Portfolio Note D Control Appraisal Period will terminate upon the occurrence of a cure by the holder of BX Industrial Portfolio Note D pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement.

“BX Industrial Portfolio Note C Control Appraisal Period” will exist with respect to the BX Industrial Portfolio Loan Combination, if and for so long as:

1.       the initial principal balance of BX Industrial Portfolio Note C, minus the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, BX Industrial Portfolio Note C after the date of creation of BX Industrial Portfolio Note C, (y) any Appraisal Reduction

Amount for the BX Industrial Portfolio Loan Combination that is allocated to BX Industrial Portfolio Note C and (z) any losses realized with respect to the BX Industrial Portfolio Mortgaged Properties or the BX Industrial Portfolio Loan Combination that are allocated to BX Industrial Portfolio Note C, is less than

2.       25% of the remainder of (i) the initial principal balance of BX Industrial Portfolio Note C less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of BX Industrial Portfolio Note C on BX Industrial Portfolio Note C, after the date of creation of such BX Industrial Portfolio Note C, provided that a BX Industrial Portfolio Note C Control Appraisal Period will terminate upon the occurrence of a cure by the holder of BX Industrial Portfolio Note C pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement.

“BX Industrial Portfolio Note B Control Appraisal Period” will exist with respect to the BX Industrial Portfolio Loan Combination, if and for so long as:

1.       the initial principal balance of the BX Industrial Portfolio Note B, minus the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the BX Industrial Portfolio Note B after the date of creation of the BX Industrial Portfolio Note B, (y) any Appraisal Reduction Amount for the BX Industrial Portfolio Loan Combination that is allocated to the BX Industrial Portfolio Note B and (z) any losses realized with respect to the BX Industrial Portfolio Mortgaged Properties or the BX Industrial Portfolio Loan Combination that are allocated to the BX Industrial Portfolio Note B, is less than

2.       25% of the remainder of (i) the initial principal balance of the BX Industrial Portfolio Note B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the BX Industrial Portfolio Note B Holder on the BX Industrial Portfolio Note B, after the date of creation of such BX Industrial Portfolio Note B, provided that a BX Industrial Portfolio Note B Control Appraisal Period will terminate upon the occurrence of a cure by the BX Industrial Portfolio Note B Holder pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement.

For so long as the BX Industrial Portfolio Note B is an asset of the issuing entity, the following paragraph will not have any force or effect.

Either (x) the BX Industrial Portfolio Note B Holder or (y) the holder of BX Industrial Portfolio Note C is entitled to avoid a BX Industrial Portfolio Note B Control Appraisal Period or a BX Industrial Portfolio Note C Control Appraisal Period, respectively, caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the master servicer’s or special servicer’s, as applicable, receipt of a third party appraisal that indicates such BX Industrial Portfolio Control Appraisal Period has occurred), including delivery to the master servicer or the special servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the BX Industrial Portfolio Intercreditor Agreement, in each case, in an amount which, when added to the appraised value of the related Mortgaged Properties as determined pursuant to the Benchmark 2020-IG3 PSA, would cause the applicable BX Industrial Portfolio Control Appraisal Period not to occur.

“BX Industrial Portfolio Major Decision” means a “Major Decision” under the BX Industrial Portfolio Intercreditor Agreement, provided that (y) upon the occurrence and during the continuance of a BX Industrial Portfolio B Note Control Appraisal Period and (x) the floating rate component commitment has been reduced to zero, such term will have the meaning assigned to any analogous term under the Benchmark 2020-IG3 PSA.

“Note A-2 Special Decisions” will mean any action that constitutes a BX Industrial Portfolio Major Decision under clauses (ii), (vii)(but only to the extent that such decision is not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the BX Industrial Portfolio Loan Combination), (viii), (ix), (xii), (xvii), (xviii) and (xxii) of the definition of “Major Decisions” in the BX Industrial Portfolio Loan Combination documents, which such “Major Decision” affects any term or provision of the BX Industrial Portfolio Loan Combination documents relating to the BX Industrial Portfolio Floating Rate Loan.

Cure Rights

Notwithstanding anything to the contrary under this “—Cure Rights” section, for so long as the BX Industrial Portfolio Note B is an asset of the Benchmark 2020-IG3 issuing entity or another securitization trust, the BX Industrial Portfolio Note B Holder may not exercise the cure rights described below.

In the event that the related borrower fails to make any payment of principal or interest on the BX Industrial Portfolio Loan Combination by the end of the applicable grace period or any other event of default under the related BX Industrial Portfolio Loan Combination documents occurs and is continuing, each BX Industrial Portfolio Subordinate Noteholder will have the right to cure such event of default subject to certain limitations set forth in the BX Industrial Portfolio Intercreditor Agreement. Unless the Benchmark 2020-IG3 issuing entity consents to additional cure periods, the BX Industrial Portfolio Subordinate Noteholders’ rights to cure a monetary default or non-monetary default will be limited to a combined total of (i) 6 cures of monetary defaults over the term of the BX Industrial Portfolio Loan Combination, no more than 4 of which may be consecutive, and (ii) 6 cures of non-monetary defaults over the term of the BX Industrial Portfolio Loan Combination.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the BX Industrial Portfolio Loan Combination (including for purposes of (i) whether a “BX Industrial Portfolio Sequential Pay Event” has occurred (ii) accelerating the BX Industrial Portfolio Loan Combination, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the BX Industrial Portfolio Mortgaged Properties; or (iii) treating the BX Industrial Portfolio Loan Combination as a Specially Serviced Loan).

Purchase Option

So long as the BX Industrial Portfolio Note B is an asset of the Benchmark 2020-IG3 issuing entity or another securitization, the BX Industrial Portfolio Note B Holder will not have the purchase option described below and such purchase option rights will not have any force or effect with respect to the BX Industrial Portfolio Note B Holder.

After the occurrence and delivery of a notice of an event of default with respect to the BX Industrial Portfolio Loan Combination or a servicing transfer event, each of the BX Industrial Portfolio Note B Holder, the holder of BX Industrial Portfolio Note C and the holder of BX Industrial Portfolio Note D will have the right, by written notice to (x) the BX Industrial Portfolio Note A Holders and (y) if the purchasing noteholder is the holder of BX Industrial Portfolio Note C, the BX Industrial Portfolio Note B Holder (a “BX Industrial Portfolio Purchase Notice”), to purchase, in immediately available funds, (i) if the purchasing noteholder is the BX Industrial Portfolio Note B Holder, BX Industrial Portfolio Senior Notes, and (ii) if the purchasing noteholder is the holder of BX Industrial Portfolio Note C, BX Industrial Portfolio Senior Notes and the BX Industrial Portfolio Note B, the BX Industrial Portfolio Senior Mortgage Loan, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon the delivery of the BX Industrial Portfolio Purchase Notice to the then current BX Industrial Portfolio Note A Holders, the BX Industrial Portfolio Note A Holders will be required to sell (and each BX Industrial Portfolio Subordinate Noteholder will be required to purchase) the BX Industrial Portfolio Senior Mortgage Loan at the defaulted mortgage loan purchase price, on a date (the “BX Industrial Portfolio Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the BX Industrial Portfolio Purchase Notice. The failure of the requesting purchaser to purchase the BX Industrial Portfolio Senior Mortgage Loan on the BX Industrial Portfolio Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under BX Industrial Portfolio Loan Combination or servicing transfer event that gave rise to such right. The right of the BX Industrial Portfolio Note B Holder or the holder of BX Industrial Portfolio Note C to purchase the BX Industrial Portfolio Senior Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the BX Industrial Portfolio Mortgaged Properties. Notwithstanding the foregoing sentence, the BX Industrial Portfolio Note A Holders are required to give the BX Industrial Portfolio Subordinate Noteholders 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Properties. Notwithstanding the foregoing sentence, if title to the BX Industrial Portfolio Mortgaged Properties is transferred to the BX Industrial Portfolio Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the BX Industrial Portfolio Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than 10 business days after the acceleration of the BX Industrial Portfolio Loan Combination, the BX Industrial Portfolio Note A Holders will be required to notify each BX Industrial Portfolio Subordinate Noteholder of such transfer and the BX Industrial Portfolio Note B Holder and the holder of BX Industrial Portfolio Note C will each have a 15 business day period from the date of such notice from the BX Industrial Portfolio Note A Holders to deliver the BX Industrial Portfolio Purchase Notice to the BX Industrial Portfolio Note A Holders, in which case such BX Industrial Portfolio Subordinate Noteholder will be obligated to purchase the BX Industrial Portfolio Mortgaged Properties, in immediately available funds, within such 15 business day period at the applicable purchase price.

Sale of Defaulted Loan Combination

Pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement and the Benchmark 2020-IG3 PSA, if the BX Industrial Portfolio Loan Combination becomes a defaulted loan, and if the special servicer determines to sell the BX Industrial Portfolio Senior Mortgage Loan in accordance with the Benchmark 2020-IG3 PSA, then the special servicer may elect to sell the BX Industrial Portfolio Loan Combination subject to the consent (or deemed consent) of the applicable BX Industrial Portfolio Subordinate Noteholder or the BX Industrial Portfolio Controlling Noteholder under the provisions described above under “—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement and the Benchmark 2020-IG3 PSA, the applicable BX Industrial Portfolio Subordinate Noteholder (prior to the occurrence and continuance of the related BX Industrial Portfolio Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the BX Industrial Portfolio Loan Combination and appoint a replacement special servicer in lieu of such special servicer. The pooled trust directing holder of the Benchmark 2020-IG3 trust (after the occurrence and continuance of a BX Industrial Portfolio Note B Control Appraisal Period and prior to the occurrence and continuance of a control termination event under the Benchmark 2020-IG3 PSA), and the applicable certificateholders with the requisite percentage of voting rights (after the occurrence and continuance of a BX Industrial Portfolio Control Appraisal Period and after the occurrence and continuance of a control termination event under the Benchmark 2020-IG3 PSA) will have the right, with or without cause (subject to the limitations described in the Benchmark 2020-IG3 PSA), to replace the special servicer then acting with respect to the BX Industrial Portfolio Loan Combination and appoint a replacement special servicer in lieu of such special servicer.

Amendments

The BX Industrial Portfolio Intercreditor Agreement may only be amended by the consent of all BX Industrial Portfolio Noteholders.

The MGM Grand & Mandalay Bay Pari Passu-AB Loan Combination

General

The MGM Grand & Mandalay Bay Mortgage Loan (7.2%) is part of a split loan structure comprised of forty-eight (48) promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties.

The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by two promissory notes, note A-13-2 and note A-15-3, with an aggregate Cut-off Date Balance of $80,000,000. The “MGM Grand & Mandalay Bay Loan Combination” consists of (a) the MGM Grand & Mandalay Bay Mortgage Loan, (b) twenty-two (22) pari passu companion notes (the “MGM Grand & Mandalay Bay Pari Passu Companion Loans” and, together with the MGM Grand & Mandalay Bay Mortgage Loan, the “MGM Grand & Mandalay Bay A Notes”) evidenced by promissory notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13-1, A-13-3, A-14-1, A-14-2, A-14-3, A-15-1, A-15-2, A-15-4, A-16-1 and A-16-2, (c) twelve (12) senior subordinate companion B notes (the “MGM Grand & Mandalay Bay Senior B Notes”) evidenced by promissory notes B-1-A, B-2-A, B-3-A, B-4-A, B-5-A, B-6-A, B-7-A, B-8-A, B-9-A, B-10-A, B-11-A and B-12-A, (d) eight (8) junior subordinate companion B notes (the “MGM Grand &

Mandalay Bay Junior B Notes” and, together with the MGM Grand & Mandalay Bay Senior B Notes, the “MGM Grand & Mandalay Bay B Notes”) evidenced by promissory notes B-1-B, B-2-B, B-3-B, B-4-B, B-5-B, B-6-B, B-7-B and B-8-B and (e) four (4) subordinate companion C notes (the “MGM Grand & Mandalay Bay C Notes” and, together with the with the MGM Grand & Mandalay Bay B Notes, the “MGM Grand & Mandalay Bay Subordinate Companion Loans”) evidenced by promissory notes C-1, C-2, C-3 and C-4. The MGM Grand & Mandalay Bay Subordinate Companion Loans and the MGM Grand & Mandalay Bay A Notes (excluding the MGM Grand & Mandalay Bay Mortgage Loan) are collectively referred to as the “MGM Grand & Mandalay Bay Companion Loans” .

Servicing

Pursuant to the terms of the related Amended and Restated Agreement Between Noteholders (the “MGM Grand & Mandalay Bay Co-Lender Agreement”), the MGM Grand & Mandalay Bay Loan Combination will be serviced and administered in accordance with the servicing agreement governing the securitization of note A-1, which is the trust and servicing agreement (the “BX 2020-VIVA TSA”), dated as of May 5, 2020, between Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as master servicer (the “BX 2020-VIVA Servicer”), Situs Holdings, LLC, as special servicer (the “BX 2020-VIVA Special Servicer”), Citibank, N.A., as certificate administrator, and Wilmington Trust, National Association, as trustee (the “BX 2020-VIVA Trustee”), by the BX 2020-VIVA Servicer and the BX 2020-VIVA Special Servicer, subject to the terms of the MGM Grand & Mandalay Bay Co-Lender Agreement. Amounts payable to the issuing entity as holder of the MGM Grand & Mandalay Bay Mortgage Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Citibank, N.A., as custodian under the BX 2020-VIVA TSA, is the custodian of the mortgage file related to the MGM Grand & Mandalay Bay Loan Combination (other than the promissory notes evidencing the MGM Grand & Mandalay Bay Mortgage Loan and the related MGM Grand & Mandalay Bay Companion Loans not included in the BX 2020-VIVA securitization).

Application of Payments

The MGM Grand & Mandalay Bay Co-Lender Agreement sets forth the respective rights of the holders of the MGM Grand & Mandalay Bay Mortgage Loan and the related MGM Grand & Mandalay Bay Companion Loans with respect to distributions of funds received in respect of the MGM Grand & Mandalay Bay Loan Combination, and provides, in general, that:

●	The MGM Grand & Mandalay Bay C Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such MGM Grand & Mandalay Bay C Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such MGM Grand & Mandalay Bay A Notes and MGM Grand & Mandalay Bay B Notes, as further described below. The MGM Grand & Mandalay Bay Junior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any MGM Grand & Mandalay Bay Junior B Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay Senior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay Senior B Notes, as further described below. The MGM Grand & Mandalay Bay Senior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such MGM Grand & Mandalay Bay Senior B Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such MGM Grand & Mandalay Bay A Notes, as further described below.

●	Prior to the occurrence and continuance of (i) any event of default with respect to an obligation of the related borrower to pay money due under the MGM Grand & Mandalay Bay Loan Combination or (ii) any non-monetary event of default as a result of which the MGM Grand & Mandalay Bay Loan

Combination becomes a specially serviced mortgage loan under the BX 2020-VIVA TSA (which, for clarification, will not include any imminent event of default (each, a “Triggering Event of Default”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the MGM Grand & Mandalay Bay Loan Combination or the MGM Grand & Mandalay Bay Mortgaged Properties or amounts realized as proceeds of the MGM Grand & Mandalay Bay Loan Combination or the MGM Grand & Mandalay Bay Mortgaged Properties, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2020-VIVA TSA will be applied and distributed by the BX 2020-VIVA Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in BX 2020-VIVA TSA):

(i)	first, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by any servicer or trustee on its behalf and not previously paid or reimbursed) with respect to the MGM Grand & Mandalay Bay Loan Combination pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA;

(ii)	second, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable net initial interest rate;

(iii)	third, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable net initial interest rate;

(iv)	fourth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable net initial interest rate;

(v)	fifth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable net initial interest rate;

(vi)	sixth, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay A Notes, in an aggregate amount equal to the principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the regular principal balance for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

(vii)	seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the regular principal balance for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

(viii)	eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the regular principal balance for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

(ix)	ninth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the regular principal balance for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

(x)	tenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xi)	eleventh, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(x) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xii)	twelfth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xi) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xiii)	thirteenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xii) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xiv)	fourteenth, following the Anticipated Repayment Date, to the holders of the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand &

Mandalay Bay A Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xv)	fifteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xvi)	sixteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xvii)	seventeenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xviii)	eighteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay A Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

(xix)	nineteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

(xx)	twentieth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

(xxi)	twenty-first, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay C Notes, in an

aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

(xxii)	twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxi) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxiii)	twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxii) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxiv)	twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiii) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxv)	twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiv) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxvi)	twenty-sixth, to the holders of the MGM Grand & Mandalay Bay A Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay A Note in accordance with the mortgage loan agreement;

(xxvii)	twenty-seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Senior B Note in accordance with the mortgage loan agreement;

(xxviii)	twenty-eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Junior B Note in accordance with the mortgage loan agreement;

(xxix)	twenty-ninth, to the holders of the MGM Grand & Mandalay Bay C Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay C Note in accordance with the mortgage loan agreement;

(xxx)	thirtieth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BX 2020-VIVA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer (in each case provided that such reimbursements or payments relate to the MGM Grand & Mandalay Bay Loan Combination), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, based on their respective percentage interests; and

(xxxi)	thirty-first, if any excess amount is available to be distributed in respect of the MGM Grand & Mandalay Bay Loan Combination, and not otherwise applied in accordance with the foregoing clauses (i)-(xxx), any remaining amount will be paid pro rata to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, in accordance with their respective initial percentage interests.

●	Upon the occurrence and continuance of a Triggering Event of Default, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the MGM Grand & Mandalay Bay Loan Combination or the MGM Grand & Mandalay Bay Mortgaged Properties or amounts realized as proceeds of the MGM Grand & Mandalay Bay Loan Combination or the MGM Grand & Mandalay Bay Mortgaged Properties, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2020-VIVA TSA will be applied and distributed by the BX 2020-VIVA Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in BX 2020-VIVA TSA):

(i)	first, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by any servicer or trustee on its behalf and not previously paid or reimbursed) with respect to the MGM Grand & Mandalay Bay Loan Combination pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA;

(ii)	second, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related A Note at the applicable net initial interest rate;

(iii)	third, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable net initial interest rate;

(iv)	fourth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable net initial interest rate;

(v)	fifth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable net initial interest rate;

(vi)	sixth, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay A Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

(vii)	seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Senior B Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

(viii)	eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Junior B Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

(ix)	ninth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay C Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

(x)	tenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xi)	eleventh, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(x) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xii)	twelfth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xi) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xiii)	thirteenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xii) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xiv)	fourteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xv)	fifteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xvi)	sixteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xvii)	seventeenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xviii)	eighteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay A Notes, all remaining funds, if any, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

(xix)	nineteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay Senior B Notes, all remaining funds, if any, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

(xx)	twentieth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay Junior B Notes, all remaining funds, if any, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

(xxi)	twenty-first, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay C Notes, all remaining funds, if any, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

(xxii)	twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxi) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxiii)	twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxii) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxiv)	twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiii) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxv)	twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiv) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxvi)	twenty-sixth, to the holders of the MGM Grand & Mandalay Bay A Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each related holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay A Note in accordance with the mortgage loan agreement;

(xxvii)	twenty-seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Senior B Note in accordance with the mortgage loan agreement;

(xxviii)	twenty-eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Junior B Note in accordance with the mortgage loan agreement;

(xxix)	twenty-ninth, to the holders of the MGM Grand & Mandalay Bay C Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay C Note in accordance with the mortgage loan agreement;

(xxx)	thirtieth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BX 2020-VIVA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer (in each case provided that such reimbursements or payments relate to the MGM Grand & Mandalay Bay Loan Combination), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, based on their respective percentage interests; and

(xxxi)	thirty-first, if any excess amount is available to be distributed in respect of the MGM Grand & Mandalay Bay Loan Combination, and not otherwise applied in accordance with the foregoing clauses (i)-(xxx), any remaining amount will be paid pro rata to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, in accordance with their respective initial percentage interests.

All expenses and losses relating to the MGM Grand & Mandalay Bay Loan Combination and the MGM Grand & Mandalay Bay Mortgaged Properties will be allocated first, pro rata, to the MGM Grand & Mandalay Bay C Notes and then, pro rata, to the MGM Grand & Mandalay Bay Junior B Notes and then, pro rata, to the MGM Grand & Mandalay Bay Senior B Notes, and then, pro rata, to the MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay A Notes. Notwithstanding anything to the contrary, if an advance of principal or interest is made with respect to any note relating to the MGM Grand & Mandalay Bay Loan Combination, then advance interest amounts thereon will only be reimbursed from default interest and late payment charges collected on the MGM Grand & Mandalay Bay Loan Combination, as and to the extent provided in the BX 2020-VIVA TSA, from amounts paid by the related borrower to cover such advance interest amounts and otherwise (i) in the case of the MGM Grand & Mandalay Bay A Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay Junior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), third, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay Senior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and fourth, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, (ii) in the case of the MGM Grand & Mandalay Bay Senior B Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holders of the Junior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and third, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, (iii) in the case of the MGM Grand & Mandalay Bay Junior B Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, and (iv) in the case of the MGM Grand & Mandalay Bay C Notes, solely out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the MGM Grand & Mandalay Bay Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the MGM Grand & Mandalay Bay Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the MGM Grand & Mandalay Bay Companion Loans.

Certain costs and expenses allocable to the MGM Grand & Mandalay Bay Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent not otherwise paid out of collections on the MGM Grand & Mandalay Bay Loan Combination and to the extent allocable to the MGM Grand & Mandalay Bay Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, the controlling holder with respect to the MGM Grand & Mandalay Bay Loan Combination (the “MGM Grand & Mandalay Bay Controlling Noteholder”), as of any date of determination, will be (i) the holder of note C-1, unless an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, (ii) if an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, the holder of note B-5-B, or any other MGM Grand & Mandalay Bay Junior B Note specified by the holder of note B-5-B, unless an MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, (iii) if an MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, the holder of note B-9-A, or any other MGM Grand & Mandalay Bay Senior B Note specified by the holder of note B-9-A, unless an MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, or (iv) if an MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, the holder of note A-9, or any other MGM Grand & Mandalay Bay A Note specified by the holder of note A-9; provided that, if any such holder would be the MGM Grand & Mandalay Bay Controlling Noteholder pursuant to the terms of the MGM Grand & Mandalay Bay Co-Lender Agreement, but a greater than 49% interest in the subject controlling note is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the MGM Grand & Mandalay Bay Controlling Noteholder then such party will not be entitled to exercise the rights of the MGM Grand & Mandalay Bay Controlling Noteholder (and, in the case of note C-1, an MGM Grand & Mandalay Bay C Note Control Appraisal Period will be deemed to exist, in the case of note B-5-B or any other designated MGM Grand & Mandalay Bay Junior B Note, an MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period will be deemed to exist, and in the case of note B-9-A or any other designated MGM Grand & Mandalay Bay Senior B Note, an MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period will be deemed to exist). Further, no representative entitled to exercise the rights of an MGM Grand & Mandalay Bay Controlling Noteholder may be a borrower, borrower affiliate or other borrower restricted party.

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the MGM Grand & Mandalay Bay Loan Combination (whether or not a servicing transfer event under the BX 2020-VIVA TSA has occurred and is continuing) that would constitute an MGM Grand & Mandalay Bay Major Decision, the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, will be required to provide the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) with at least ten (10) business days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested MGM Grand & Mandalay Bay Major Decision. The BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, is not permitted to take any action with respect to such MGM Grand & Mandalay Bay Major Decision (or make a determination not to take action with respect to such MGM Grand & Mandalay Bay Major Decision), unless and until the BX 2020-VIVA Special Servicer receives the written consent of the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) before implementing a decision with respect to such MGM Grand & Mandalay Bay Major Decision; provided that the provisions of the BX 2020-VIVA TSA will govern the consent and consultation rights under the MGM Grand & Mandalay Bay Co-Lender Agreement. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the BX 2020-VIVA TSA, the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, may take actions with respect to the MGM Grand & Mandalay Bay Mortgaged Properties before obtaining the consent of the MGM Grand & Mandalay Bay Controlling Noteholder if the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the BX 2020-VIVA TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the MGM Grand & Mandalay Bay Loan Combination as a collective whole, and the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, has made a reasonable effort to contact the MGM Grand & Mandalay Bay Controlling Noteholder.

Notwithstanding the foregoing, the BX 2020-VIVA Servicer and the BX 2020-VIVA Special Servicer will not be permitted to follow any advice or consultation provided by the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) that would require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the BX 2020-VIVA TSA, require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate provisions of the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA, require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate the terms of the MGM Grand & Mandalay Bay Loan Combination, or materially expand the scope of the BX 2020-VIVA Servicer’s or BX 2020-VIVA Special Servicer’s, as applicable, responsibilities under the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA.

Following the occurrence and during the continuance of an MGM Grand & Mandalay Bay C Note Control Appraisal Period, the BX 2020-VIVA Special Servicer will be required to (A) provide copies to the issuing entity (at any time the holder of the MGM Grand & Mandalay Bay Mortgage Loan is not the MGM Grand & Mandalay Bay Controlling Noteholder) and each holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note (at any time such holder is not the MGM Grand & Mandalay Bay Controlling Noteholder) (each, a “MGM Grand & Mandalay Bay Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the MGM Grand & Mandalay Bay Controlling Noteholder pursuant to the BX 2020-VIVA TSA with respect to any MGM Grand & Mandalay Bay Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the MGM Grand & Mandalay Bay Controlling Noteholder, and (B) consult with each holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note (at any time such holder is not the MGM Grand & Mandalay Bay Controlling Noteholder) or its representative on a strictly non-binding basis, to the extent having received such notices, information and reports, any such MGM Grand & Mandalay Bay Non-Controlling Noteholder requests consultation with respect to any such MGM Grand & Mandalay Bay Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such MGM Grand & Mandalay Bay Non-Controlling Noteholder or its representative; provided that after the expiration of a period of ten (10) business days from the delivery to any such MGM Grand & Mandalay Bay Non-Controlling Noteholder by the BX 2020-VIVA Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the BX 2020-VIVA Special Servicer will no longer be obligated to consult with such MGM Grand & Mandalay Bay Non-Controlling Noteholder, whether or not such MGM Grand & Mandalay Bay Non-Controlling Noteholder has responded within such ten (10) business day period. Notwithstanding the consultation rights of any holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note that is an MGM Grand & Mandalay Bay Non-Controlling Noteholder set forth in the immediately preceding sentence, the BX 2020-VIVA

Special Servicer may make any MGM Grand & Mandalay Bay Major Decision or take any recommended action outlined in an asset status report before the expiration of the aforementioned ten (10) business day period if the BX 2020-VIVA Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the noteholders. In no event will the BX 2020-VIVA Special Servicer be obligated at any time to follow or take any alternative actions recommended by an MGM Grand & Mandalay Bay Non-Controlling Noteholder.

A “MGM Grand & Mandalay Bay C Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Loan Combination, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay C Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay C Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Loan Combination that are allocated to such MGM Grand & Mandalay Bay C Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Loan Combination that are allocated to the MGM Grand & Mandalay Bay C Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay C Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay C Notes after the date of their creation.

A “MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Loan Combination, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay Junior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Junior B Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Loan Combination that are allocated to such MGM Grand & Mandalay Bay Junior B Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Loan Combination that are allocated to the MGM Grand & Mandalay Bay Junior B Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay Junior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Junior B Notes after the date of their creation.

A “MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Loan Combination, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay Senior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Senior B Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Loan Combination that are allocated to such MGM Grand & Mandalay Bay Senior B Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Loan Combination that are allocated to the MGM Grand & Mandalay Bay Senior B Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay Senior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Senior B Notes after the date of their creation.

“MGM Grand & Mandalay Bay Major Decision” means a “Major Decision” under the BX 2020-VIVA TSA.

Sale of Defaulted Loan Combination

If the MGM Grand & Mandalay Bay Loan Combination becomes a defaulted mortgage loan under the BX 2020-VIVA TSA and the BX 2020-VIVA Special Servicer decides to sell the notes included in the BX 2020-VIVA securitization, the BX 2020-VIVA Special Servicer will be required to sell the MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Companion Loans, together as notes evidencing one whole loan in accordance with the BX 2020-VIVA TSA. Notwithstanding the foregoing, the BX 2020-VIVA Special Servicer will not be permitted to sell the MGM Grand & Mandalay Bay Mortgage Loan or any MGM Grand & Mandalay Bay A Note or MGM Grand & Mandalay Bay B Note not included in the BX 2020-VIVA securitization (such notes, the “MGM Grand & Mandalay Bay Non-Lead Securitization Notes”) without the consent of the holders thereof (including the issuing entity, as holder of the MGM Grand & Mandalay Bay Mortgage Loan) (together, the “MGM Grand & Mandalay Bay Non-Lead Noteholders”) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the MGM Grand & Mandalay Bay Non-Lead Securitization Notes, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BX 2020-VIVA Special Servicer, a copy of the most recent appraisal for the MGM Grand & Mandalay Bay Loan Combination and any documents in the servicing file maintained by the BX 2020-VIVA Servicer and/or BX 2020-VIVA Special Servicer with respect to the MGM Grand & Mandalay Bay Loan Combination reasonably requested by the MGM Grand & Mandalay Bay Non-Lead Noteholder that are material to the price of the MGM Grand & Mandalay Bay Non-Lead Securitization Notes, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the controlling class representative under the BX 2020-VIVA TSA) prior to the proposed sale date, all information and documents being provided to other offerors and all leases or other documents that are approved by the BX 2020-VIVA Special Servicer in connection with the proposed sale, provided that such MGM Grand & Mandalay Bay Non-Lead Noteholder may waive any of the delivery or timing requirements set forth in this sentence.

Special Servicer Appointment Rights

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, the MGM Grand & Mandalay Bay Controlling Noteholder (or its controlling noteholder representative) will be entitled to terminate the rights and obligations of the BX 2020-VIVA Special Servicer, with or without cause, and appoint a replacement special servicer with respect to the MGM Grand & Mandalay Bay Loan Combination.

The Agellan Portfolio Pari Passu-AB Loan Combination

General

The Agellan Portfolio Mortgage Loan (5.4%) is part of a split loan structure comprised of eight mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Agellan Portfolio Mortgage Loan is evidenced by two promissory notes, Note A-3 and Note A-4, with an aggregate Cut-off Date Balance of $60,000,000.

The subordinate companion loan, evidenced by Note B with a Cut-off Date Balance of $172,000,000 (the “Agellan Portfolio Subordinate Companion Loan”), is subordinate to the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Circle Pari Passu Companion Loans (as defined below), and is evidenced by one promissory note, Note B with a Cut-off Date Balance of $172,000,000.

The related Pari Passu Companion Loans (the “Agellan Portfolio Pari Passu Companion Loans”) is evidenced by (i) Note A-1 with a Cut-off Date Balance of $75,000,000, (ii) Note A-2 with a Cut-off Date Balance of $50,000,000, (iii) Note A-5 with a Cut-off Date Balance of $25,000,000, (iv) Note A-6 with a Cut-off Date Balance of $11,000,000, and (v) Note A-7 with a Cut-off Date Balance of $10,000,000. Only the Agellan Portfolio Mortgage Loan is included in the issuing entity. The Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loans are pari passu with each other in terms of priority. The Agellan Portfolio Subordinate Companion Loan is subordinate to the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loans in terms of priority. The Agellan Portfolio Mortgage Loan, the Agellan Portfolio Subordinate Companion Loan and the Agellan Portfolio Pari Passu Companion Loans are collectively referred to in this prospectus as the Agellan Portfolio Loan Combination (the “Agellan Portfolio Loan Combination”). It is anticipated that the related Agellan Portfolio Pari Passu Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur.

The rights of the issuing entity as the holder of the Agellan Portfolio Mortgage Loan and the rights of the holders of the Agellan Portfolio Pari Passu Companion Loans and the Agellan Portfolio Subordinate Companion Loan are subject to an Intercreditor Agreement (the “Agellan Portfolio Intercreditor Agreement”). The following summaries describe certain provisions of the Agellan Portfolio Intercreditor Agreement.

Prior to the occurrence and continuance of an Agellan Portfolio Control Appraisal Period, the holder of the Agellan Portfolio Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the Agellan Portfolio Loan Combination, each as more fully described below.

A “Agellan Portfolio Control Appraisal Period” will exist with respect to the Agellan Portfolio Loan Combination, if and for so long as (a)(1) the initial principal balance of the Agellan Portfolio Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the Agellan Portfolio Subordinate Companion Loan, (y) any appraisal reductions for the Agellan Portfolio Loan Combination that are allocated to the Agellan Portfolio Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the Agellan Portfolio Loan Combination that are allocated to the Agellan Portfolio Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Agellan Portfolio Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Agellan Portfolio Subordinate Companion Loan. The holder of the Agellan Portfolio Subordinate Companion Loan also has the right to purchase the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loans in whole but not in part in certain instances as set forth below.

The holder of the Agellan Portfolio Subordinate Companion Loan is entitled to avoid a Agellan Portfolio Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Agellan Portfolio Intercreditor Agreement (either (x) or (y), the “Agellan Portfolio Threshold Event Collateral”) and (ii) the Agellan Portfolio Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property.

Notwithstanding the foregoing, prior to the securitization of the Agellan Portfolio Subordinate Companion Loan, the foregoing will apply. If the Agellan Portfolio Subordinate Companion Loan is securitized and for so long as the Agellan Portfolio Subordinate Companion Loan is an asset of the issuing entity related to such securitization, the foregoing will not apply and have no force or effect.

Servicing

The Agellan Portfolio Loan Combination (including the Agellan Portfolio Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the pooling and servicing agreement (the “Benchmark 2020-B18 PSA”) dated July 1, 2020, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Benchmark 2020-B18 Servicer”), LNR Partners, LLC, as special servicer (in such capacity, the “Benchmark 2020-B18 Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Benchmark 2020-B18 Certificate Administrator”), as trustee (in such capacity, the “Benchmark 2020-B18 Trustee”), Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Benchmark 2020-B18 Operating Advisor”) and as asset representations reviewer (in such capacity, the “Benchmark 2020-B18 Asset Representations Reviewer”), by the Benchmark 2020-B18 Servicer and the Benchmark 2020-B18 Special Servicer, subject to the terms of the Agellan Portfolio Intercreditor Agreement.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the Benchmark 2020-B18 PSA, is the custodian of the mortgage file related to the Agellan Portfolio Loan Combination (other than the promissory notes evidencing the Agellan Portfolio Mortgage Loan and the related Agellan Portfolio Companion Loans not included in the Benchmark 2020-B18 securitization).

Application of Payments

The Agellan Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Agellan Portfolio Mortgage Loan, the holder of the Agellan Portfolio Subordinate Companion Loan, and the holder of the Agellan Portfolio Pari Passu Companion Loans with respect to distributions of funds received in respect of the Agellan Portfolio Loan Combination, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the Agellan Portfolio Loan Combination, (ii) any other event of default for which the Agellan Portfolio Loan Combination is actually accelerated, (iii) any other event of default which causes the Agellan Portfolio Loan Combination to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Agellan Portfolio Sequential Pay Event”) (or, if such a default has occurred, but has been cured by the holder of the Agellan Portfolio Subordinate Companion Loan or the default cure period has not yet expired and the holder of the Agellan Portfolio Subordinate Companion Loan is exercising its cure rights under the Agellan Portfolio Intercreditor Agreement), after payment of amounts for reserves or escrows required by the Mortgage Loan documents and amounts payable or reimbursable under the Benchmark 2020-B18 PSA to the Benchmark 2020-B18 Servicer, Benchmark 2020-B18 Special Servicer, Benchmark 2020-B18 Operating Advisor, Benchmark 2020-B18 Certificate Administrator, Benchmark 2020-B18 Asset Representations Reviewer or Benchmark 2020-B18 Trustee, payments and proceeds received with respect to the Agellan Portfolio Loan Combination will generally be applied in the following order:

●	first, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to their respective percentage interests of principal payments received, if any, until their principal balances have been reduced to zero;

●	third, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the Benchmark 2020-B18 Servicer or Benchmark 2020-B18 Special Servicer on their behalf and not previously paid or reimbursed);

●	fourth, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note multiplied by (ii) the applicable relative spread (as set forth in the Agellan Portfolio Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loans;

●	fifth, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loans on a pro rata basis any penalty charges;

●	sixth, to the extent the holder of the Agellan Portfolio Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Agellan Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	seventh, to the holder of the Agellan Portfolio Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the outstanding principal balance the Agellan Portfolio Subordinate Companion Loan at its net interest rate;

●	eighth, to the holder of the Agellan Portfolio Subordinate Companion Loan in an amount equal to its percentage interest of principal payments received, if any, until its balance has been reduced to zero;

●	ninth, to the holder of the Agellan Portfolio Subordinate Companion Loan in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the applicable relative spread (as set forth in the Agellan Portfolio Intercreditor Agreement), and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Agellan Portfolio Subordinate Companion Loan;

●	tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the balance of the Agellan Portfolio Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Agellan Portfolio Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Agellan Portfolio Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●	eleventh, to the holder of the Agellan Portfolio Subordinate Companion Loan in an amount equal to any penalty charges received;

●	twelfth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Benchmark 2020-B18 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Benchmark 2020-B18 Servicer or Benchmark 2020-B18 Special Servicer (in each case provided that such reimbursements or payments relate to the Agellan Portfolio Loan Combination), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Agellan Portfolio Mortgage Loan, each holder of the Agellan Portfolio Pari Passu Companion Loans and the holder of the Agellan Portfolio Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

●	thirteenth, if any excess amount is available to be distributed in respect of the Agellan Portfolio Loan Combination, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to the holder of the Agellan Portfolio Mortgage Loan, each holder of the Agellan Portfolio Pari Passu Companion Loans and the holder of the Agellan Portfolio Subordinate Companion Loan, based on their respective percentage interests.

Following the occurrence and during the continuance of a Agellan Portfolio Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the Mortgage Loan documents and amounts then payable or reimbursable under the Benchmark 2020-B18 PSA to the Benchmark 2020-B18 Servicer, Benchmark 2020-B18 Special Servicer, Benchmark 2020-B18 Operating Advisor, Benchmark 2020-B18 Certificate Administrator, Benchmark 2020-B18 Asset Representations Reviewer and Benchmark 2020-B18 Trustee, payments and proceeds with respect to the Agellan Portfolio Loan Combination will generally be applied in the following order, in each case to the extent of available funds:

●	first, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loans, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●	second, to the Agellan Portfolio Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Agellan Portfolio Subordinate Companion Loan at the net note B rate;

●	third, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loans, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

●	fourth, to the holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the Benchmark 2020-B18 Servicer or Benchmark 2020-B18 Special Servicer on their behalf and not previously paid or reimbursed);

●	fifth, to each holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) the applicable relative spread (as set forth in the Agellan Portfolio Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loans;

●	sixth, to the extent the holder of the Agellan Portfolio Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the sixth Intercreditor Agreement, to reimburse such holder for all such cure payments;

●	seventh, to the holder of the Agellan Portfolio Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

●	eighth, to the holder of the Agellan Portfolio Subordinate Companion Loan in an amount equal to the product of (i) percentage interest of such note multiplied by (ii) the relative spread (as set forth in the Agellan Portfolio Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Agellan Portfolio Subordinate Companion Loan;

●	ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(eighth) and, as a result of a workout, the balance of the Agellan Portfolio Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Agellan Portfolio Subordinate Companion Loan in an amount up to the reduction, if any, of the Agellan Portfolio Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

●	tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Benchmark 2020-B18 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Benchmark 2020-B18 Servicer or Benchmark 2020-B18 Special Servicer (in each case provided that such reimbursements or payments relate to the Agellan Portfolio Loan Combination), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Agellan Portfolio Mortgage Loan, each holder of the Agellan Portfolio Pari Passu Companion Loans and the holder of the Agellan Portfolio Subordinate Companion Loan, pro rata, based on their respective percentage interests;

●	eleventh, to the holder of the Agellan Portfolio Mortgage Loan and each holder of the Agellan Portfolio Pari Passu Companion Loans on a pro rata basis in an amount equal to any penalty charged received with respect to the related note;

●	twelfth, to the holder of the Agellan Portfolio Subordinate Companion Loan in an amount equal to any penalty charges received with respect to the related note; and

●	thirteenth, if any excess amount is available to be distributed in respect of the Agellan Portfolio Loan Combination, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to the holder of the Agellan Portfolio Mortgage Loan, each holder of the Agellan Portfolio Pari Passu Companion Loans and the holder of the Agellan Portfolio Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Agellan Portfolio Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Subordinate Companion Loan but not out of payments or other collections on the Agellan Portfolio Pari Passu Companion Loans or any loans included in any future securitization trust related to the Agellan Portfolio Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advance) allocable to the Agellan Portfolio Pari Passu Companion Loans and the Agellan Portfolio Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the Agellan Portfolio Pari Passu Companion Loans and the Agellan Portfolio Subordinate Companion Loan or from general collections with respect to the securitization of the Agellan Portfolio Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the Agellan Portfolio Intercreditor Agreement, the controlling holder with respect to the Agellan Portfolio Loan Combination (the “Agellan Portfolio Controlling Noteholder”), as of any date of determination, will be (i) the holder of the Agellan Portfolio Subordinate Companion Loan, unless a Agellan Portfolio Control Appraisal Period has occurred and is continuing or (ii) an Agellan Portfolio Control Appraisal Period has occurred and is continuing, the holder of note A-1; provided that at any time the holder of note A-1 is the Agellan Portfolio Controlling Noteholder and is included in the Benchmark 2020-B18 securitization, references to the “Agellan

Portfolio Controlling Noteholder” will mean the Controlling Class Certificateholders, as and to the extent provided in the Benchmark 2020-B18 PSA; provided, further, that, if the holder of the Agellan Portfolio Subordinate Companion Loan would be the Agellan Portfolio Controlling Noteholder pursuant to the terms hereof, but any interest in the Agellan Portfolio Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the Agellan Portfolio Controlling Noteholder, a Agellan Portfolio Control Appraisal Period will be deemed to have occurred. The Agellan Portfolio Subordinate Companion Loan holder is the Agellan Portfolio Controlling Noteholder as of the Closing Date.

Pursuant to the Agellan Portfolio Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Agellan Portfolio Loan Combination (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Agellan Portfolio Major Decision (as defined below) has been requested or proposed, at least ten business days prior to taking action with respect to such Agellan Portfolio Major Decision (or making a determination not to take action with respect to such Agellan Portfolio Major Decision), the Benchmark 2020-B18 Servicer must receive the written consent of the Agellan Portfolio Controlling Noteholder (or its representative) before implementing a decision with respect to such Agellan Portfolio Major Decision. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Benchmark 2020-B18 Servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Agellan Portfolio Controlling Noteholder (or its representative) if the Benchmark 2020-B18 Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the Agellan Portfolio Loan Combination, and the Benchmark 2020-B18 Servicer has made a reasonable effort to contact the Agellan Portfolio Controlling Noteholder (or its representative). The foregoing does not relieve the holder of the Agellan Portfolio Mortgage Loan (or Benchmark 2020-B18 Servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the Benchmark 2020-B18 Servicer may not follow any advice or consultation provided by the Agellan Portfolio Controlling Noteholder (or its representative) that would require or cause the Benchmark 2020-B18 Servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Benchmark 2020-B18 Servicer to violate provisions of the Agellan Portfolio Intercreditor Agreement or the Benchmark 2020-B18 PSA, require or cause the Benchmark 2020-B18 Servicer to violate the terms of the Agellan Portfolio Loan Combination, or materially expand the scope of any Benchmark 2020-B18 Servicer’s responsibilities under the Agellan Portfolio Intercreditor Agreement.

During the continuance of a Agellan Portfolio Control Appraisal Period, the holder of the Agellan Portfolio Mortgage Loan (or the servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the Agellan Portfolio Controlling Class Representative pursuant to the Benchmark 2020-B18 PSA with respect to any Agellan Portfolio Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Agellan Portfolio Loan Combination, to each holder of the notes of the Agellan Portfolio Loan Combination other than the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Subordinate Companion Loan (or the controlling class representative thereof) (each such holder, a “Non-Controlling Note Holder”), within the same time frame it is required to provide to the Agellan Portfolio Controlling Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Agellan Portfolio Controlling Class Representative under the Benchmark 2020-B18 PSA due to the occurrence of a Benchmark 2020-B18 Control Termination Event or a Benchmark 2020-B18 Consultation Termination Event).

In addition to the consultation rights of each Non-Controlling Note Holder (or its representative), during the continuance of a Agellan Portfolio Control Appraisal Period, the Non-Controlling Note Holder will have the right to attend annual meetings (either telephonically or in person, in the discretion of the Benchmark 2020-B18 Servicer) with the holder of the Agellan Portfolio Mortgage Loan (or the servicer acting on its behalf) at the offices of the Benchmark 2020-B18 Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Benchmark 2020-B18 Servicer, as applicable, in which servicing issues related to the Agellan Portfolio Loan Combination are discussed.

“Agellan Portfolio Major Decision” means a Major Decision under the Benchmark 2020-B18 PSA or, at any time that Note A-1 is not included in a securitization:

(i)	any workout or other change to any Agellan Portfolio Loan Combination that would result in any modification of, or waiver with respect to, the Agellan Portfolio Loan Combination that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Agellan Portfolio Loan Combination or a modification or waiver of any other monetary term of the Agellan Portfolio Loan Combination relating to the amount or timing of any payment of principal, interest, prepayment premiums or any other sums (including reserve requirements) due and payable under the Mortgage Loan documents or a modification or waiver of any material non-monetary provision of the Agellan Portfolio Loan Combination, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the Mortgaged Property or the borrower;

(ii)	any modification of, or waiver with respect to, the Agellan Portfolio Loan Combination that would result in a discounted pay-off of the Agellan Portfolio Subordinate Companion Loan;

(iii)	any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an Event of Default;

(iv)	any material direct or indirect sale of all or any material portion of the Mortgaged Property or REO Property;

(v)	any determination to bring the REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

(vi)	any substitution, release or addition of collateral for the Agellan Portfolio Loan Combination other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no lender discretion;

(vii)	any release of the borrower or guarantor from liability with respect to the Agellan Portfolio Loan Combination including, without limitation, by acceptance of an assumption of the Agellan Portfolio Loan Combination by a successor borrower or replacement guarantor except as expressly permitted by the Mortgage Loan documents;

(viii)	any determination (1) not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (2) accelerate the Agellan Portfolio Loan Combination (other than automatic accelerations pursuant to the Mortgage Loan documents);

(ix)	any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower, except in each case as expressly permitted by the Mortgage Loan documents;

(x)	any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (to the extent the lender’s approval is required by the Mortgage Loan documents);

(xi)	the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty;

(xii)	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower unless any option to purchase the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loans pursuant to the Agellan Portfolio Intercreditor Agreement has expired or been waived under the Agellan Portfolio Intercreditor Agreement;

(xiii)	any determination of an Acceptable Insurance Default (as defined in the Benchmark 2020-B18 PSA) with respect to the Mortgaged Property;

(xiv)	the approval of any Annual Budget (as defined in the Mortgage Loan documents), to the extent the lender has such approval under the Mortgage Loan documents;

(xv)	the approval of any Major Lease (as defined in the Mortgage Loan documents), to the extent the lender has such approval under the Mortgage Loan documents; and

(xvi)	the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the Mortgage Loan documents and for which there is no material lender discretion.

A “Benchmark 2020-B18 Control Termination Event” will occur when (a) the Class F certificates under the Benchmark 2020-B18 PSA have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts (as defined in the Benchmark 2020-B18 PSA) to notionally reduce the certificate balance of such class) reduced to less than 25% of the initial certificate balance of that class; provided, that a Benchmark 2020-B18 Control Termination Event will not be deemed to be continuing in the event the certificate balances of all classes of pooled principal balance certificates under the Benchmark 2020-B18 PSA other than the Class F, Class G-RR or Class H-RR certificates under the Benchmark 2020-B18 PSA have been reduced to zero and (b) the Agellan Portfolio Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring.

A “Benchmark 2020-B18 Consultation Termination Event” will occur when (a) none of the Class F, Class G-RR or Class H-RR certificates under the Benchmark 2020-B18 PSA has a then-outstanding certificate balance (without regard to the application of any Cumulative Appraisal Reduction Amounts (as defined in the Benchmark 2020-B18 PSA)) equal to at least 25% of the initial certificate balance of that class; provided, that a Benchmark 2020-B18 Consultation Termination Event will not be deemed to be continuing in the event the certificate balances of all classes of pooled principal balance certificates other than the Class F, Class G-RR or Class H-RR certificates under the Benchmark 2020-B18 PSA have been reduced to zero and (b) the Agellan Portfolio Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring. With respect to Excluded Mortgage Loans related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

Cure Rights

In the event that the borrower of the Agellan Portfolio Loan Combination fails to make any payment of principal or interest on the Agellan Portfolio Loan Combination by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a Agellan Portfolio Control Appraisal Period has occurred and is continuing, the holder of the Agellan Portfolio Subordinate Companion Loan will have the right to cure such event of default, subject to certain limitations set forth in the Agellan Portfolio Intercreditor Agreement. The holder of the Agellan Portfolio Subordinate Companion Loan will be limited to four cures of monetary defaults, no more than three of which may be consecutive, or cures of non-monetary defaults. The holder of the Agellan Portfolio Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Notwithstanding the foregoing, prior to the securitization of the Agellan Portfolio Subordinate Companion Loan, the foregoing will apply. If the Agellan Portfolio Subordinate Companion Loan is securitized and for so long as the Agellan Portfolio Subordinate Companion Loan is an asset of the issuing entity related to such securitization, the foregoing will not apply and have no force or effect.

Purchase Option

If an event of default with respect to Agellan Portfolio Loan Combination has occurred and is continuing, the holder of the Agellan Portfolio Subordinate Companion Loan will have the option to purchase the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loans in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loans, (b) accrued and unpaid interest on the Agellan Portfolio Mortgage Loan and the Agellan Portfolio Pari Passu Companion Loans through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Agellan Portfolio Loan Combination, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Agellan Portfolio Mortgage Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) any amounts payable in respect of the Agellan Portfolio Loan Combination to the Benchmark 2020-B18 Asset Representations Reviewer, (g) if (i) the borrower or borrower related party is the purchaser or (ii) if the Agellan Portfolio Loan Combination is not purchased within 90 days after such option first becomes exercisable pursuant to the Agellan Portfolio Intercreditor Agreement, any liquidation or workout fees, and (h) certain additional amounts to the extent provided for in the Agellan Portfolio Intercreditor Agreement.

Notwithstanding the foregoing, prior to the securitization of the Agellan Portfolio Subordinate Companion Loan, the foregoing purchase option will apply. If the Agellan Portfolio Subordinate Companion Loan is securitized and for so long as the Agellan Portfolio Subordinate Companion Loan is an asset of the issuing entity related to such securitization, the foregoing purchase option will not apply and have no force or effect.

Special Servicer Appointment Rights

Pursuant to the terms of the Agellan Portfolio Intercreditor Agreement and the Benchmark 2020-B18 PSA, the holder of the Agellan Portfolio Subordinate Companion Loan (prior to the occurrence and continuance of a Agellan Portfolio Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the Agellan Portfolio Loan Combination and appoint a replacement special servicer in lieu of such special servicer. The related Outside Serviced Directing Holder under the Benchmark 2020-B18 PSA (after the occurrence and continuance of a Agellan Portfolio Control Appraisal Period and prior to the occurrence and continuance of a Benchmark 2020-B18 Control Termination Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after the occurrence and continuance of a Agellan Portfolio Control Appraisal Period and the occurrence and continuance of Benchmark 2020-B18 Control Termination Event) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the Agellan Portfolio Loan Combination and appoint a replacement special servicer in lieu of such special servicer.

The Moffett Place - Building 6 Pari Passu-AB Loan Combination

General

The Moffett Place - Building 6 Mortgage Loan (5.2%) is part of a split loan structure comprised of nine (9) senior promissory notes and two (2) subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $200,000,000. Two such senior promissory notes designated A-1-C5 and A-2-C with an aggregate initial principal balance of $57,750,000 (collectively, the “Moffett Place - Building 6 Mortgage Loan”), will be deposited into this securitization. The Moffett Place - Building 6 Loan Combination (as defined below) is evidenced by (i) the Moffett Place - Building 6 Mortgage Loan, (ii) two (2) senior promissory notes designated as A-1-S and A-2-S (the “Moffett Place - Building 6 Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $500,000; (iii) five (5) senior promissory notes designated as A-1-C1, A-1-C2, A-1-C3, A-1-C4 and A-1-C6 (the “Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loans” and, together with the Moffett Place - Building 6 Standalone Pari Passu Companion Loans, the “Moffett Place - Building 6 Pari Passu Companion Loans”), which have an aggregate initial principal balance of $74,850,000; and (iv) two (2) subordinate promissory notes designated B-1 and B-2 (the “Moffett Place - Building 6 Subordinate Companion Loans” and, together with the Moffett Place - Building 6 Standalone Pari Passu Companion Loans, the “Moffett

Place - Building 6 Standalone Companion Loans”), which have an aggregate initial principal balance of $66,900,000.

The Moffett Place - Building 6 Mortgage Loan, the Moffett Place - Building 6 Pari Passu Companion Loans and the Moffett Place - Building 6 Subordinate Companion Loans are referred to herein, collectively, as the “Moffett Place - Building 6 Loan Combination”, and the Moffett Place - Building 6 Pari Passu Companion Loans and the Moffett Place - Building 6 Subordinate Companion Loans are referred to herein as the “Moffett Place - Building 6 Companion Loans”. The Moffett Place - Building 6 Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Moffett Place - Building 6 Mortgage Loan. The Moffett Place - Building 6 Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Moffett Place - Building 6 Mortgage Loan and Moffett Place - Building 6 Pari Passu Companion Loans.

Only the Moffett Place - Building 6 Mortgage Loan is included in the issuing entity. The Moffett Place - Building 6 Standalone Companion Loans were contributed to a securitization trust (the “MOFT 2020-B6 Securitization") governed by a trust and servicing agreement (the “MOFT 2020-B6 TSA”). The Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Moffett Place - Building 6 Loan Combination (the “Moffett Place - Building 6 Noteholders”) are subject to an Intercreditor Agreement (the “Moffett Place - Building 6 Intercreditor Agreement”). The following summaries describe certain provisions of the Moffett Place - Building 6 Intercreditor Agreement.

Servicing

The Moffett Place - Building 6 Loan Combination (including the Moffett Place - Building 6 Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the MOFT 2020-B6 TSA by KeyBank National Association as master servicer (in such capacity, the “Moffett Place - Building 6 Servicer”), and, if necessary, KeyBank National Association, as special servicer (in such capacity, the “Moffett Place - Building 6 Special Servicer”), in the manner described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”, but subject to the terms of the Moffett Place - Building 6 Intercreditor Agreement.

Advances

The applicable master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Moffett Place - Building 6 Mortgage Loan (but not on the Moffett Place - Building 6 Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Moffett Place - Building 6 Mortgage Loan.

Property protection advances in respect of the Moffett Place - Building 6 Loan Combination will be made by the Moffett Place - Building 6 Servicer or the trustee under the MOFT 2020-B6 TSA (the “Moffett Place - Building 6 Trustee”), as applicable, unless a determination of nonrecoverability is made under the MOFT 2020-B6 TSA, as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Application of Payments Prior to a Moffett Place - Building 6 Triggering Event of Default

Generally, as long as no (i) event of default with respect to an obligation of the Moffett Place - Building 6 Loan Combination borrower to pay money due under the Moffett Place - Building 6 Loan Combination or (ii) non-monetary event of default (other than an imminent event of default) as a result of which the Moffett Place - Building 6 Loan Combination becomes a specially serviced mortgage loan under the MOFT 2020-B6 TSA (a “Moffett Place - Building 6 Triggering Event of Default”) has occurred and is continuing, all amounts available for payment on the Moffett Place - Building 6 Loan Combination (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows and (ii) proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with the Servicing Standard or the related mortgage loan documents), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Moffett Place - Building 6 Intercreditor Agreement, as follows:

(i)    first, (A) first, to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan (or the Moffett Place - Building 6 Servicer or the Moffett Place - Building 6 Trustee and, if applicable, the applicable master servicer and the master servicer under any pooling and servicing agreement relating to a Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loan securitization) up to the amount of any nonrecoverable property protection advances (or in the case of the master servicer or a master servicer of any Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loan securitization, if applicable, its pro rata share of any nonrecoverable property protection advances previously reimbursed to the Moffett Place - Building 6 Servicer or the Moffett Place - Building 6 Trustee from general collections of the issuing entity or related Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loan securitization trust, as applicable) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan (or the Moffett Place - Building 6 Servicer or the Moffett Place - Building 6 Trustee and, if applicable, the applicable master servicer and the master servicer under any pooling and servicing agreement relating to a Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loan securitization), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable principal and interest advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate), (C) third, to the holders of the Moffett Place - Building 6 Subordinate Companion (or the Moffett Place - Building 6 Servicer or the Moffett Place - Building 6 Trustee) on a pro rata and pari passu basis (based on their respective outstanding principal balances) up to the amount of any nonrecoverable principal and interest advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (D) fourth, on a pro rata and pari passu basis (based on the total outstanding note principal balances of the Moffett Place - Building 6 Standalone Companion Loans), to the holders of the Moffett Place - Building 6 Standalone Companion Loans (or the Moffett Place - Building 6 Servicer or the Moffett Place - Building 6 Trustee) up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)    second, to the holders of the Moffett Place - Building 6 Standalone Companion Loans (or the Moffett Place - Building 6 Servicer, Moffett Place - Building 6 Special Servicer or the Moffett Place - Building 6 Trustee), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of such Moffett Place - Building 6 Standalone Companion Loans (or the Moffett Place - Building 6 Servicer, Moffett Place - Building 6 Special Servicer or the Moffett Place - Building 6 Trustee, as applicable), with respect to the Moffett Place - Building 6 Loan Combination, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the MOFT 2020-B6 TSA;

(iii)    third, initially, to the holders of the Moffett Place - Building 6 Loan Combination (or the Moffett Place - Building 6 Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the related borrower), and, then, to the holders of the Moffett Place - Building 6 Loan Combination (or the Moffett Place - Building 6 Special Servicer), any special servicing fees (including, without limitation, any workout fees and liquidation fees) earned by it with respect to the Moffett Place - Building 6 Loan Combination under the MOFT 2020-B6 TSA;

(iv)    fourth, pari passu, to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and to the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan;

(v)    fifth, pari passu, in respect of principal, to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and to the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan, all payments and prepayments of amounts allocable to the reduction of the principal balance of the Moffett Place - Building 6 Mortgage Loan and Moffett Place - Building 6 Pari Passu Companion Loans, until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between holders on a pro rata basis (based on their respective outstanding note principal balances);

(vi)    sixth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Place - Building 6 Loan Combination or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through fifth, pari passu to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and to the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and to the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan, plus interest thereon at the related interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such Moffett Place - Building 6 Pari Passu Companion Loan and the Moffett Place - Building 6 Mortgage Loan;

(vii)    seventh, to the holders of any of the Moffett Place - Building 6 Subordinate Companion Loans that are not included in the MOFT 2020-B6 Securitization (or the Moffett Place - Building 6 Servicer, the Moffett Place - Building 6 Special Servicer or Moffett Place - Building 6 Trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holders of the Moffett Place - Building 6 Subordinate Companion Loans (or the Moffett Place - Building 6 Servicer, the Moffett Place - Building 6 Special Servicer or Moffett Place - Building 6 Trustee (if any), as applicable), with respect to the Moffett Place - Building 6 Loan Combination pursuant to the MOFT 2020-B6 TSA and the Moffett Place - Building 6 Intercreditor Agreement, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the MOFT 2020-B6 TSA or the Moffett Place - Building 6 Intercreditor Agreement, and any cure payment made by the holders of Moffett Place - Building 6 Subordinate Companion Loans pursuant to the Moffett Place - Building 6 Intercreditor Agreement;

(viii)    eighth, pari passu, to the holders of the Moffett Place - Building 6 Subordinate Companion Loans, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of each Moffett Place - Building 6 Subordinate Companion Loan;

(ix)    ninth, pari passu, in respect of principal, to the holders of the Moffett Place - Building 6 Subordinate Companion Loans all payments and prepayments of principal until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between holders on a pro rata basis (based on their respective outstanding note principal balances);

(x)    tenth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Place - Building 6 Loan Combination or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through ninth, pari passu to the holders of the Moffett Place - Building 6 Subordinate Companion Loans, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the Moffett Place - Building 6 Subordinate Companion Loans, plus interest thereon at the related interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such Moffett Place - Building 6 Subordinate Companion Loan;

(xi)    eleventh, any interest accrued at the default rate on the outstanding principal balance of the Moffett Place - Building 6 Loan Combination to the extent such default interest amount is (i) actually paid by the related borrower, (ii) in excess of interest accrued on the outstanding principal balance at the Moffett Place - Building 6 Loan Combination interest rate and (iii) not required to be paid to the Moffett Place - Building 6 Servicer, the Moffett Place - Building 6 Trustee or the Moffett Place - Building 6 Special Servicer, the applicable master servicer or the trustee under the Pooling and Servicing Agreement, or the master servicer or trustee under any pooling and servicing agreement relating to a Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loan securitization, pari passu, to the Moffett Place - Building 6 Noteholders in an amount calculated on the related outstanding note principal balance at the excess of (x) the related default rate over (y) the related note interest rate, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according the respective amounts due to them under this priority eleventh;

(xii)    twelfth, pro rata and pari passu, to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and to the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the Moffett Place - Building 6 Pari Passu Companion Loans and Moffett Place - Building 6 Mortgage Loan, with the aggregate amount so payable to be allocated between such holders on a pro rata basis according the respective amounts due to them under this priority twelfth;

(xiii)    thirteenth, pro rata and pari passu, to the holders of the Moffett Place - Building 6 Subordinate Companion Loans, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the Moffett Place - Building 6 Subordinate Companion Loans, with the aggregate amount so payable to be allocated between such holders on a pro rata basis according the respective amounts due to them under this priority thirteenth;

(xiv)    fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Moffett Place - Building 6 Servicer, the Moffett Place - Building 6 Trustee or the Moffett Place - Building 6 Special Servicer under the MOFT 2020-B6 TSA, the applicable master servicer or the trustee under the Pooling and Servicing Agreement, or a master servicer or trustee under any pooling and servicing agreement relating to a Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loan securitization, or, in each case, as required to be paid to them in accordance with the Moffett Place - Building 6 Intercreditor Agreement), to each Moffett Place - Building 6 Noteholder, its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the borrower; and

(xv)    fifteenth, any excess amount not otherwise applied pursuant to the foregoing priorities first through fourteenth above, to the holders of the Moffett Place - Building 6 Loan Combination on a pro rata and pari passu in accordance with their respective initial percentage interests.

Application of Payments After a Moffett Place - Building 6 Triggering Event of Default

Generally, for so long as a Moffett Place - Building 6 Triggering Event of Default has occurred and is continuing, all amounts available for payment on the Moffett Place - Building 6 Loan Combination (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows and (ii) proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with the Servicing Standard or the mortgage loan documents), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Moffett Place - Building 6 Intercreditor Agreement, as follows:

(i)    first, (A) first, to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan (or the Moffett Place - Building 6 Servicer or the Moffett Place - Building 6 Trustee and, if applicable, the applicable master servicer and the master servicer under any pooling and servicing agreement relating to a Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loan securitization) up to the amount of any nonrecoverable property protection advances (or in the case of the master servicer or a master servicer of any Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loan securitization, if applicable, its pro rata share of any nonrecoverable property protection advances previously reimbursed to the Moffett Place - Building 6 Servicer or the Moffett Place - Building 6 Trustee from general collections of the issuing entity or related Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loan securitization trust, as applicable) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan (or the Moffett Place - Building 6 Servicer or the Moffett Place - Building 6 Trustee and, if applicable, the applicable master servicer and the master servicer under any pooling and servicing agreement relating to a Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loan securitization), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable principal and interest advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate), (C) third, to the holders of the Moffett Place - Building 6 Subordinate Companion (or the Moffett Place - Building 6 Servicer or the Moffett Place - Building 6 Trustee) on a pro rata and pari passu basis (based on their respective outstanding principal balances) up to the amount of any nonrecoverable principal and interest advances that remain unreimbursed (together with interest thereon at the applicable advance rate), and (D) fourth, on a pro rata and pari passu basis (based on the total outstanding note principal balances of the Moffett Place - Building 6 Standalone Companion Loans), to the holders of the Moffett Place - Building 6 Standalone Companion Loans (or the Moffett Place - Building 6 Servicer or the Moffett Place - Building 6 Trustee) up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)    second, to the holders of the Moffett Place - Building 6 Standalone Companion Loans (or the Moffett Place - Building 6 Servicer, Moffett Place - Building 6 Special Servicer or the Moffett Place - Building 6 Trustee), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of such Moffett Place - Building 6 Standalone Companion Loans (or the Moffett Place - Building 6 Servicer, Moffett Place - Building 6 Special Servicer or the Moffett Place - Building 6 Trustee, as applicable), with respect to the Moffett Place - Building 6 Loan Combination, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the MOFT 2020-B6 TSA;

(iii)    third, initially, to the holders of the Moffett Place - Building 6 Loan Combination (or the Moffett Place - Building 6 Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the related borrower), and, then, to the holders of the Moffett Place - Building 6 Loan Combination (or the Moffett Place - Building 6 Special Servicer), any special servicing fees (including, without limitation, any workout fees and liquidation fees) earned by it with respect to the Moffett Place - Building 6 Loan Combination under the MOFT 2020-B6 TSA;

(iv)    fourth, pari passu to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and to the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan;

(v)    fifth, pari passu, to the holders of the Moffett Place - Building 6 Subordinate Companion Loans, up to an amount equal to the accrued and unpaid interest on the related outstanding note principal balance at the related interest rate, net of the servicing fee rate, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of each Moffett Place - Building 6 Subordinate Companion Loan;

(vi)    sixth, pari passu, in respect of principal, to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and to the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan, remaining funds until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between holders on a pro rata basis (based on their respective outstanding note principal balances);

(vii)    seventh, if the proceeds of any foreclosure sale or any liquidation of the Moffett Place - Building 6 Loan Combination or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through sixth, pari passu to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and to the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and to the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan, plus interest thereon at the related interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such Moffett Place - Building 6 Pari Passu Companion Loan and the Moffett Place - Building 6 Mortgage Loan;

(viii)    eighth, to the holders of any of the Moffett Place - Building 6 Subordinate Companion Loans that are not included in the MOFT 2020-B6 Securitization (or the Moffett Place - Building 6 Servicer, the Moffett Place - Building 6 Special Servicer or Moffett Place - Building 6 Trustee (if any), as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holders of the Moffett Place - Building 6 Subordinate Companion Loans (or the Moffett Place - Building 6 Servicer, the Moffett Place - Building 6 Special Servicer or Moffett Place - Building 6 Trustee (if any), as applicable), with respect to the Moffett Place - Building 6 Loan Combination pursuant to the MOFT 2020-B6 TSA and the Moffett Place - Building 6 Intercreditor Agreement, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the MOFT 2020-B6 TSA or the Moffett Place - Building 6 Intercreditor Agreement, and any cure payment made by the holders of Moffett Place - Building 6 Subordinate Companion Loans pursuant to the Moffett Place - Building 6 Intercreditor Agreement;

(ix)    ninth, pari passu in respect of principal, to the holders of the Moffett Place - Building 6 Subordinate Companion Loans, all remaining funds until the related outstanding note principal balances have been reduced to zero, with the aggregate amount so payable allocated between holders on a pro rata basis (based on their respective outstanding note principal balances);

(x)    tenth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Place - Building 6 Loan Combination or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing priorities first through ninth, pari passu to the holders of the Moffett Place - Building 6 Subordinate Companion Loans, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holders of the Moffett Place - Building 6 Subordinate Companion Loans, plus interest thereon at the related interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such Moffett Place - Building 6 Subordinate Companion Loan;

(xi)    eleventh, pro rata and pari passu, to the holders of the Moffett Place - Building 6 Pari Passu Companion Loans and to the issuing entity, as holder of the Moffett Place - Building 6 Mortgage Loan, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the Moffett Place - Building 6 Pari Passu Companion Loans and Moffett Place - Building 6 Mortgage Loan, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according the respective amounts due to them under this priority eleventh;

(xii)    twelfth, pro rata and pari passu, to the holders of the Moffett Place - Building 6 Subordinate Companion Loans, any prepayment premium, to the extent actually paid by the related borrower and allocable to any prepayment of the Moffett Place - Building 6 Subordinate Companion Loans and Moffett Place - Building 6 Mortgage Loan, with the aggregate amount so payable to be allocated between such holders on a pro rata basis according the respective amounts due to them under this priority twelfth;

(xiii)    thirteenth, any interest accrued at the default rate on the outstanding principal balance of the Moffett Place - Building 6 Loan Combination to the extent such default interest amount is (i) actually paid by the related borrower, (ii) in excess of interest accrued on the outstanding principal balance at the Moffett Place - Building 6 Loan Combination interest rate and (iii) not required to be paid to the Moffett Place - Building 6 Servicer, the Moffett Place - Building 6 Trustee or the Moffett Place - Building 6 Special Servicer, the applicable master servicer or the trustee under the Pooling and Servicing Agreement, or the master servicer or trustee under any pooling and servicing agreement relating to a Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loan securitization, pari passu, to the Moffett Place - Building 6 Noteholders in an amount calculated on the related outstanding note principal balance at the excess of (x) the related default rate over (y) the related note interest rate, with the aggregate amount so payable to be allocated between the holders on a pro rata basis according the respective amounts due to them under this priority thirteenth;

(xiv)    fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the Moffett Place - Building 6 Servicer, the Moffett Place - Building 6 Trustee or the Moffett

Place - Building 6 Special Servicer under the MOFT 2020-B6 TSA, the applicable master servicer or the trustee under the Pooling and Servicing Agreement, or a master servicer or trustee under any pooling and servicing agreement relating to an Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loan securitization, or, in each case, as required to be paid to them in accordance with the Moffett Place - Building 6 Intercreditor Agreement), to Moffett Place - Building 6 Noteholder, its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by the borrower; and

(xv)    fifteenth, any excess amount not otherwise applied pursuant to the foregoing priorities first through fourteenth above, to the holders of the Moffett Place - Building 6 Loan Combination on a pro rata and pari passu in accordance with their respective initial percentage interests.

For the purpose of this “—Application of Payments After a Moffett Place - Building 6 Triggering Event of Default” and the “Application of Payments Prior to a Moffett Place - Building 6 Triggering Event of Default” section above, with respect to Moffett Place - Building 6 Mortgage Loan, the Moffett Place - Building 6 Pari Passu Companion Loans and the Moffett Place - Building 6 Subordinate Companion Loans, the term “percentage interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the Moffett Place - Building 6 Loan Combination.

Consultation and Control

The controlling noteholder under the Moffett Place - Building 6 Intercreditor Agreement will be (i) prior to a control appraisal period the securitization trust created pursuant to the terms of the MOFT 2020-B6 TSA. Pursuant to the terms of the MOFT 2020-B6 TSA, the related controlling class representative, which is expected to initially be PIMCO DISCO Fund III LP, a subsidiary of an investment fund managed by Pacific Investment Management Company LLC (the “Moffett Place - Building 6 Directing Certificateholder”) and (ii) after a control appraisal period, the Note A-1-C5 noteholder, and the controlling noteholder will have consent and/or consultation rights with respect to the Moffett Place - Building 6 Loan Combination similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the Pooling and Servicing Agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The Moffett Place - Building 6 Special Servicer will be required to provide copies to the issuing entity and any holder of a Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loan, as non-controlling note holders, of any notice, information and report that is required to be provided to the Moffett Place - Building 6 Directing Certificateholder pursuant to the MOFT 2020-B6 TSA with respect to any major decision, or the implementation of any recommended actions outlined in an asset status report, within the same time frame such notice, information and report is required to be provided to the Moffett Place - Building 6 Directing Certificateholder, and at any time the controlling noteholder is Note A-1-C5, the Moffett Place - Building 6 Special Servicer will be required to consult with each non-controlling noteholder that is a holder of an A Note on a strictly non-binding basis, to the extent having received such notices, information and reports, any such non-controlling noteholder requests consultation with respect to any such major decision or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such non-controlling noteholder; provided that after the expiration of a period of ten (10) business days from the delivery to any non-controlling noteholder by the Moffett Place - Building 6 Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Moffett Place - Building 6 Special Servicer will no longer be obligated to consult with such non-controlling noteholder, whether or not such non-controlling noteholder has responded within such ten (10) business day period.

Cure Rights

If the Moffett Place - Building 6 Subordinate Companion Loans are no longer included in the MOFT 2020-B6 Securitization and there is a monetary default or non-monetary default (in either case, beyond applicable notice and grace periods) with respect to the Moffett Place - Building 6 Loan Combination, then the Moffett Place - Building 6 Subordinate Companion Loan holders will have the right, but not the obligation to: (A) cure such monetary default within 10 business days following the receipt of notice of such default and (B) cure such non-monetary default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary default may be extended by an additional 60 days (for a total of up to 90 days). If the Moffett Place - Building 6 Subordinate Companion Loan holders elect to cure a default by way of a payment of money (a “Cure Payment”), the Moffett Place - Building 6 Subordinate Companion

Loan holders will be required to make such Cure Payment as directed by the Moffett Place - Building 6 Special Servicer and such Cure Payment will include all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the issuing entity or the Moffett Place - Building 6 Pari Passu Companion Loan holders related to the default and incurred during the period of time from the expiration of the grace period for such default until such Cure Payment is made or other cure is effected. So long as a default exists that is being cured by the Moffett Place - Building 6 Subordinate Companion Loan holders and the applicable cure period has not expired and the Moffett Place - Building 6 Subordinate Companion Loan holders are permitted to cure under the terms of the Moffett Place - Building 6 Intercreditor Agreement, the default will not be treated as a default or a Moffett Place - Building 6 Triggering Event of Default (i) that results in the application of payments in accordance with “—Application of Payments After to a Moffett Place - Building 6 Triggering Event of Default” above, (ii) for purposes of triggering an acceleration of the Moffett Place - Building 6 Loan Combination, modifying, amending or waiving any provisions or the Mortgage Loan documents or commencing foreclosure proceedings or similar legal proceedings with respect to the Moffett Place - Building 6 Mortgaged Property or (iii) for purposes of treating the Moffett Place - Building 6 Loan Combination as a specially serviced loan. Notwithstanding anything to the contrary, the Moffett Place - Building 6 Subordinate Companion Loan Holders’ right to cure a default will be limited to six (6) Cure Events over the life of the Moffett Place - Building 6 Loan Combination and no single Cure Event may exceed four (4) consecutive months. A “Cure Event” means the Moffett Place - Building 6 Subordinate Companion Loan Holders’ exercise of their cure rights whether for one month or for consecutive months in the aggregate.

Purchase Option

If the Moffett Place - Building 6 Subordinate Companion Loans are no longer included in the MOFT 2020-B6 Securitization and a Moffett Place - Building 6 Triggering Event of Default has occurred and is continuing, then, upon written notice from the Moffett Place - Building 6 Special Servicer of such occurrence (a “Repurchase Option Notice”), the Moffett Place - Building 6 Subordinate Companion Loan holders will have the right (and if all of the Moffett Place - Building 6 Subordinate Companion Loan holders provide such notice, then all of the Moffett Place - Building 6 Subordinate Companion Loan holders collectively, on a pro rata basis will have such right), prior to any other party, by written notice to the Moffett Place - Building 6 Special Servicer (the “Repurchase Election Notice”) after the occurrence of the Moffett Place - Building 6 Triggering Event of Default and prior to the earliest date to occur of (a) the cure of the Moffett Place - Building 6 Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the mortgage loan documents in accordance with the MOFT 2020-B6 TSA and the Moffett Place - Building 6 Intercreditor Agreement, and (d) the date that is 90 days after the related controlling noteholder’s receipt of the Repurchase Option Notice, to purchase the Moffett Place - Building 6 Mortgage Loan and Moffett Place - Building 6 Pari Passu Companion Loans for the applicable purchase price provided in the Moffett Place - Building 6 Intercreditor Agreement on a date not less than five (5) business days nor more than fifteen (15) business days after the date of the Repurchase Election Notice, except as described below with respect to a Repurchase Election Notice based on a Notice of Foreclosure/DIL.

The Moffett Place - Building 6 Special Servicer will be required to give the Moffett Place - Building 6 Subordinate Companion Loan holders five (5) business days’ prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property (a “Notice of Foreclosure/DIL”). If the Moffett Place - Building 6 Special Servicer intends to accept a deed-in-lieu of foreclosure, it will be required to deliver a Notice of Foreclosure/DIL stating its intent to the Moffett Place - Building 6 Subordinate Companion Loan holders and the Moffett Place - Building 6 Subordinate Companion Loan holders will have the option, within 10 business days from receipt of such Notice of Foreclosure/DIL, to deliver a Repurchase Election Notice to the Moffett Place - Building 6 Special Servicer and to consummate the purchase option on a date to occur no later than 30 days from the day it received the Notice of Foreclosure/DIL, provided that such 30 days may be extended at the option of the Moffett Place - Building 6 Subordinate Companion Loan holders for an additional 30 days upon payment of a $5,000,000 non-refundable cash deposit and provision of evidence satisfactory to the Moffett Place - Building 6 Special Servicer that it is diligently and expeditiously proceeding to consummate its purchase of the Moffett Place - Building 6 Mortgage Loan and the Moffett Place - Building 6 Pari Passu Companion Loans.

Sale of Defaulted Moffett Place - Building 6 Loan Combination

Pursuant to the terms of the Moffett Place - Building 6 Intercreditor Agreement, if the Moffett Place - Building 6 Loan Combination becomes a defaulted mortgage loan, and if the Moffett Place - Building 6 Special Servicer determines to sell the Moffett Place - Building 6 Mortgage Loan and the Moffett Place - Building 6 Companion Loans in accordance with the Moffett Place - Building 6 TSA, then the Moffett Place - Building 6 Special Servicer will have the right and the obligation to sell the Moffett Place - Building 6 Mortgage Loan and the Moffett Place - Building 6 Companion Loans as notes evidencing one whole loan in accordance with the terms of the MOFT 2020-B6 TSA. In connection with any such sale, the Moffett Place - Building 6 Special Servicer will be required to follow the procedures set forth in the MOFT 2020-B6 TSA.

Special Servicer Appointment Rights

Pursuant to the Moffett Place - Building 6 Intercreditor Agreement and the MOFT 2020-B6 TSA, the Moffett Place - Building 6 Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights will have the right, with or without cause, to replace the Moffett Place - Building 6 Special Servicer then acting with respect to the Moffett Place - Building 6 Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity or any other Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loan holders.

The Moffett Towers Buildings A, B & C Pari Passu-AB Loan Combination

General

The Moffett Towers Buildings A, B & C Mortgage Loan (4.8%) is part of a split loan structure comprised of 21 senior promissory notes and three subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Moffett Towers Buildings A, B & C Mortgaged Property”), with an aggregate initial principal balance of $770,000,000. Three such senior promissory notes designated Note A-1-C-3, Note A-1-C-7 and Note A-1-C-10 with an aggregate initial principal balance of $53,100,000 (the “Moffett Towers Buildings A, B & C Mortgage Loan”), will be deposited into this securitization. The Moffett Towers Buildings A, B & C Loan Combination is evidenced by (i) the Moffett Towers Buildings A, B & C Mortgage Loan, (ii) three senior promissory notes designated Note A-1-S-1, Note A-2-S-1 and Note A-3-S-1 (the “Moffett Towers Buildings A, B & C Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $1,000,000; (iii) 15 senior promissory notes designated A-1-C-1, A-1-C-2, A-1-C-4, A-1-C-5, A- 1-C-6, A-1-C-8, A-1-C-9, A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-3-C-1, A-3-C-2, A-3-C-3 and A-3-C-4 (the “Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans” and, together with the Moffett Towers Buildings A, B & C Standalone Pari Passu Companion Loans, the “Moffett Towers Buildings A, B & C Pari Passu Companion Loans”), which have an aggregate initial principal balance of $388,900,000 and (iv) three subordinate promissory notes designated Note B-1, Note B-2 and Note B-3 (the “Moffett Towers Buildings A, B & C Subordinate Companion Loans” and, together with the Moffett Towers Buildings A, B & C Standalone Pari Passu Companion Loans, the “Moffett Towers Buildings A, B & C Standalone Companion Loans”), which have an aggregate initial principal balance of $327,000,000.

The Moffett Towers Buildings A, B & C Mortgage Loan, the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the Moffett Towers Buildings A, B & C Subordinate Companion Loans are referred to herein, collectively, as the “Moffett Towers Buildings A, B & C Loan Combination”, and the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the Moffett Towers Buildings A, B & C Subordinate Companion Loans are referred to herein as the “Moffett Towers Buildings A, B & C Companion Loans”. The Moffett Towers Buildings A, B & C Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Moffett Towers Buildings A, B & C Mortgage Loan. The Moffett Towers Buildings A, B & C Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans.

Only the Moffett Towers Buildings A, B & C Mortgage Loan is included in the issuing entity. The Moffett Towers Buildings A, B & C Standalone Companion Loans were contributed to a securitization trust (the “MOFT Trust 2020-ABC Securitization”) governed by a trust and servicing agreement (the “MOFT 2020-ABC TSA”). The Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans have been contributed to other securitizations.

The rights of the holders of the promissory notes evidencing the Moffett Towers Buildings A, B & C Loan Combination are subject to a Co-Lender Agreement (the “Moffett Towers Buildings A, B & C Co-Lender

Agreement”). The following summaries describe certain provisions of the Moffett Towers Buildings A, B & C Co-Lender Agreement.

Servicing

The Moffett Towers Buildings A, B & C Loan Combination (including the Moffett Towers Buildings A, B & C Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the MOFT 2020-ABC TSA by Wells Fargo Bank, National Association as master servicer (the “Moffett Towers Buildings A, B & C Master Servicer”), and, if necessary, CWCapital Asset Management LLC as special servicer (the “Moffett Towers Buildings A, B & C Special Servicer”) subject to the terms of the Moffett Towers Buildings A, B & C Co-Lender Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Moffett Towers Buildings A, B & C Mortgage Loan (but not on the Moffett Towers Buildings A, B & C Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Moffett Towers Buildings A, B & C Mortgage Loan.

Property protection advances in respect of the Moffett Towers Buildings A, B & C Loan Combination will be made by the Moffett Towers Buildings A, B & C Master Servicer or the trustee under the MOFT 2020-ABC TSA, as applicable, unless a determination of nonrecoverability is made under the MOFT 2020-ABC TSA.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the MOFT 2020-ABC TSA, is the custodian of the mortgage file related to the Moffett Towers Buildings A, B & C Loan Combination (other than the promissory notes evidencing the Moffett Towers Buildings A, B & C Mortgage Loan and the related Moffett Towers Buildings A, B & C Companion Loans not included in the MOFT 2020-ABC securitization).

Application of Payments

The Moffett Towers Buildings A, B & C Co-Lender Agreement sets forth the respective rights of the holder of the Moffett Towers Buildings A, B & C Mortgage Loan, the holders of the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans with respect to distributions of funds received in respect of the Moffett Towers Buildings A, B & C Loan Combination, and provides, in general, that:

●	the Moffett Towers Buildings A, B & C Mortgage Loan and the Moffett Towers Buildings A, B & C Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the Moffett Towers Buildings A, B & C Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the Moffett Towers Buildings A, B & C Mortgage Loan and the Moffett Towers Buildings A, B & C Pari Passu Companion Loans, and the rights of the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans to receive payments with respect to the Moffett Towers Buildings A, B & C Loan Combination are, at all times, junior, subject and subordinate to the rights of the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and the Moffett Towers Buildings A, B & C Pari Passu Companion Loans to receive payments with respect to the Moffett Towers Buildings A, B & C Loan Combination;

●	all expenses and losses relating to the Moffett Towers Buildings A, B & C Loan Combination will, to the extent not paid by the related borrowers, be allocated first to the holder of Moffett Towers Buildings A, B & C Subordinate Companion Loans and second to the issuing entity, as holder of the Moffett Towers Buildings A, B & C Mortgage Loan, and the holders of the Moffett Towers Buildings A, B & C Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the Moffett Towers Buildings A, B & C Loan Combination (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●	First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;

●	Second, on a pro rata and pari passu basis, to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

●	Third, on a pro rata and pari passu basis, to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and each Moffett Towers Buildings A, B & C Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the Moffett Towers Buildings A, B & C Loan Combination pursuant to the Moffett Towers Buildings A, B & C Co-Lender Agreement or the MOFT 2020-ABC TSA;

●	Fourth, on a pro rata and pari passu basis, to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans in an amount equal to any prepayment fee, to the extent paid by the related borrowers; in an amount up to such note’s note principal balance;

●	Fifth, the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans, to pay accrued and unpaid interest on the Moffett Towers Buildings A, B & C Subordinate Companion Loans to the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable Moffett Towers Buildings A, B & C Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

●	Sixth, to the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans, in an amount equal to all remaining principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the Moffett Towers Buildings A, B & C Subordinate Companion Loans have been reduced to zero;

●	Seventh, on a pro rata and pari passu basis, to the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans in an amount equal to any prepayment fee, to the extent paid by the related borrowers; in an amount up to such note’s note principal balance;

●	Eighth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers Buildings A, B & C Loan Combination or the Moffett Towers Buildings A, B & C Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the Moffett Towers Buildings A, B & C Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the Moffett Towers Buildings A, B & C Subordinate Companion Loans as a result of such workout, plus unpaid interest on the Moffett Towers Buildings A, B & C Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;

●	Ninth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the MOFT 2020-ABC TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Moffett Towers Buildings A, B & C Loan Combination), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and the Moffett Towers Buildings A, B & C Companion Loans, pro rata, based on their respective percentage interests; and

●	Tenth, if any excess amount is available to be distributed in respect of the Moffett Towers Buildings A, B & C Loan Combination, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan, the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the Moffett Towers Buildings A, B & C Subordinate Companion Loans, pro rata, based on their respective percentage interests.

Consultation and Control

Pursuant to the Moffett Towers Buildings A, B & C Co-Lender Agreement, the controlling holder with respect to the Moffett Towers Buildings A, B & C Loan Combination (the “Moffett Towers Buildings A, B & C Controlling Noteholder”), as of any date of determination, will be (i) the holder or holders of a majority of the B Notes (by principal balance) (the “Majority B Note Holder”), unless a Moffett Towers Buildings A, B & C Control Appraisal Period has occurred and is continuing, or (ii) if a Moffett Towers Buildings A, B & C Control Appraisal Period has occurred and is continuing, the holder of note A-1-C-1; provided that, if the Majority B Note Holder would be the Moffett Towers Buildings A, B & C Controlling Noteholder pursuant to the terms hereof, but any interest in note Majority B Note Holder is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the Moffett Towers Buildings A, B & C Controlling Noteholder, a Moffett Towers Buildings A, B & C Control Appraisal Period will be deemed to have occurred. Further, if the holder of note A-1-C-1 would be the Moffett Towers Buildings A, B & C Controlling Noteholder, but any interest in note A-1-C-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the Moffett Towers Buildings A, B & C Controlling Noteholder with respect to note A-1-C-1, there will be no Moffett Towers Buildings A, B & C Controlling Noteholder.

Pursuant to the Moffett Towers Buildings A, B & C Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Moffett Towers Buildings A, B & C Loan Combination (whether or not a servicing transfer event under the MOFT 2020-ABC TSA has occurred and is continuing) that would constitute a Moffett Towers Buildings A, B & C Major Decision, the related Outside Servicer or Outside Special Servicer, as applicable, will be required to provide the Moffett Towers Buildings A, B & C Controlling Noteholder (or its representative) with at least ten (10) business days prior notice requesting consent to the requested Moffett Towers Buildings A, B & C Major Decision. The related Outside Servicer or Outside Special Servicer, as applicable, is not permitted to take any action with respect to such Moffett Towers Buildings A, B & C Major Decision (or make a determination not to take action with respect to such Moffett Towers Buildings A, B & C Major Decision), unless and until the related Outside Special Servicer receives the written consent of Moffett Towers Buildings A, B & C Controlling Noteholder (or its representative) before implementing a decision with respect to such Moffett Towers Buildings A, B & C Major Decision; provided that the provisions of the MOFT 2020-ABC TSA will govern the consent and consultation rights under the Moffett Towers Buildings A, B & C Co-Lender Agreement. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the MOFT 2020- ABC TSA, the related Outside Servicer or the related Outside Special Servicer, as applicable, may take actions with respect to the Moffett Towers Buildings A, B & C Mortgaged Property before obtaining the consent of the Moffett Towers Buildings A, B & C Controlling Noteholder if the related Outside Servicer or the related Outside Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the MOFT 2020-ABC TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the Moffett Towers Buildings A, B & C Loan Combination as a collective whole, and the related Outside Servicer or the related Outside Special Servicer, as applicable, has made a reasonable effort to contact the Moffett Towers Buildings A, B & C Controlling Noteholder.

Notwithstanding the foregoing, the related Outside Servicer and the Outside Special Servicer will not be permitted to follow any advice or consultation provided by the Moffett Towers Buildings A, B & C Controlling Noteholder (or its representative) that would require or cause the related Outside Servicer or Outside Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the MOFT 2020- ABC TSA, require or cause the related Outside Servicer or Outside Special Servicer, as applicable, to violate provisions of the Moffett Towers Buildings A, B & C Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the related Outside Servicer or Outside Special Servicer, as applicable, to violate the terms of the Moffett Towers Buildings A, B & C Loan Combination, or materially expand the scope of the related Outside Servicer’s or Outside Special Servicer’s, as applicable, responsibilities under the Moffett Towers Buildings A, B & C Co-Lender Agreement or the MOFT 2020-ABC TSA.

The related Outside Special Servicer will be required to provide copies to the issuing entity and each holder of a Moffett Towers Buildings A, B & C Companion Loan (at any time such holder is not the Moffett Towers Buildings A, B & C Controlling Noteholder) (each, a “Moffett Towers Buildings A, B & C Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the Moffett Towers Buildings A, B & C Controlling Noteholder pursuant to the MOFT 2020-ABC TSA with respect to any Moffett Towers Buildings A, B & C Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the Moffett Towers Buildings A, B & C Controlling Noteholder and, at any time the Moffett Towers Buildings A, B & C Controlling Noteholder is the Majority B Note Holder, the related Outside Special Servicer will be required to consult with each Moffett Towers Buildings A, B & C Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any Moffett Towers Buildings A, B & C Non- Controlling Noteholder requests consultation with respect to any such Moffett Towers Buildings A, B & C Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Moffett Towers Buildings A, B & C Non- Controlling Noteholder; provided that after the expiration of a period of ten (10) business days from the delivery to any Moffett Towers Buildings A, B & C Non-Controlling Noteholder by the related Outside Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Outside Special Servicer will no longer be obligated to consult with such Moffett Towers Buildings A, B & C Non-Controlling Noteholder, whether or not such Moffett Towers Buildings A, B & C Non-Controlling Noteholder has responded within such ten (10) business day period.

A “Moffett Towers Buildings A, B & C Control Appraisal Period” will exist with respect to the Moffett Towers Buildings A, B & C Loan Combination, if and for so long as (a)(1) the initial principal balance of the Moffett Towers Buildings A, B & C Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the Moffett Towers Buildings A, B & C Subordinate Companion Loans, (y) any appraisal reduction amount for the Moffett Towers Buildings A, B & C Loan Combination that is allocated to such Moffett Towers Buildings A, B & C Subordinate Companion Loans and (z) any losses realized with respect to the Moffett Towers Buildings A, B & C Mortgaged Property or the Moffett Towers Buildings A, B & C Loan Combination that are allocated to the Moffett Towers Buildings A, B & C Subordinate Companion Loans, is less than (b) 25% of the remainder of (i) the initial principal balance of the Moffett Towers Buildings A, B & C Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans.

“Moffett Towers Buildings A, B & C Major Decision” means a “Major Decision” under the MOFT 2020- ABC TSA.

Sale of Defaulted Loan Combination

Pursuant to the terms of the Moffett Towers Buildings A, B & C Co-Lender Agreement, if the Moffett Towers Buildings A, B & C Loan Combination becomes a defaulted mortgage loan, and if the Moffett Towers Buildings A, B & C Special Servicer determines to sell the Moffett Towers Buildings A, B & C Loan Combination in accordance with the MOFT 2020-ABC TSA, then the Moffett Towers Buildings A, B & C Special Servicer will be required to sell the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the Moffett Towers Buildings A, B & C Subordinate Companion Loans, together with the Moffett Towers Buildings A, B & C Mortgage Loan, as one whole loan. In connection with any such sale, the Moffett Towers Buildings A, B & C Special Servicer will be required to follow the procedures contained in the MOFT 2020-ABC TSA.

Notwithstanding the foregoing, the Moffett Towers Buildings A, B & C Special Servicer will not be permitted to sell the Moffett Towers Buildings A, B & C Loan Combination if it becomes a defaulted mortgage loan under the MOFT 2020-ABC TSA without the written consent of the issuing entity (or its representative), as holder of the Moffett Towers Buildings A, B & C Mortgage Loan, or the holders of the Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the Moffett Towers Buildings A, B & C Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Moffett Towers Buildings A, B & C Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Moffett Towers Buildings A, B & C Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Moffett Towers Buildings A, B & C Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the Moffett Towers Buildings A, B & C Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Moffett Towers Buildings A, B & C Master Servicer or the Moffett Towers Buildings A, B & C Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the Moffett Towers Buildings A, B & C Mortgage Loan, or any holder of a Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loan may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the Moffett Towers Buildings A, B & C Mortgage Loan, or the holders of the Moffett Towers Buildings A, B & C Non- Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the Moffett Towers Buildings A, B & C Loan Combination.

Special Servicer Appointment Rights

Pursuant to the Moffett Towers Buildings A, B & C Co-Lender Agreement and the MOFT 2020-ABC TSA, the Moffett Towers Buildings A, B & C Directing Holder (or its representative) will have the right, with or without cause, to replace the Moffett Towers Buildings A, B & C Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the Moffett Towers Buildings A, B & C Mortgage Loan or any holder of a Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loan.

The 1633 Broadway Pari Passu-AB Loan Combination

General

The 1633 Broadway Mortgage Loan (4.1%) is part of a split loan structure comprised of 40 senior promissory notes and four (4) subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $1,250,000,000. Two such senior promissory notes designated Note A-1-C-4-A and Note A-2-C-4-B with an initial aggregate principal balance of $45,000,000 (the “1633 Broadway Mortgage Loan”) will be deposited into this securitization. The 1633 Broadway Loan Combination is evidenced by (i) the 1633 Broadway Mortgage Loan, (ii) four (4) senior promissory notes designated Note A-1-S-1, Note A-2-S-1, Note A-3-S-1 and Note A-4-S-1 (the “1633 Broadway Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $1,000,000; (iii) 34 senior promissory notes designated Note A-1-C-1, Note A-1-C-2, Note A-1-C-3, Note A-1-C-4-B, Note A-1-C-5, Note A-1-C-6, Note A-1-C-7, Note A-2-C-1-A, Note A-2-C-1-B, Note A-2-C-2-A, Note A-2-C-3-A, Note A-2-C-3-B, Note A-2-C-4-A, A-2-C-4-C, A-2-C-4-D, Note A-2-C-5, Note A-2-C-6, Note A-2-C-7, Note A-3-C-1-A, Note A-3-C-1-B, Note A-3-C-2, Note A-3-C-3, Note A-3-C-4, Note A-3-C-5, Note A-3-C-6, Note A-3-C-7, Note A-4-C-1, Note A-4-C-2, Note A-4-C-3, Note A-4-C-4, Note A-4-C-5, Note A-4-C-6 and Note A-4-C-7 (the “1633 Broadway Non-Standalone Pari Passu Companion Loans” and, together with the 1633 Broadway Standalone Pari Passu Companion Loans, the “1633 Broadway Pari Passu Companion Loans”), which have an aggregate initial principal balance of $955,000,000; and (iv) four (4) subordinate promissory notes designated Note B-1, Note B-2, Note B-3 and Note B-4 (the “1633 Broadway Subordinate Companion Loans” and, together with the 1633 Broadway Standalone Pari Passu Companion Loans, the “1633 Broadway Standalone Companion Loans”), which have an aggregate initial principal balance of $249,000,000.

The 1633 Broadway Mortgage Loan, the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans are referred to herein, collectively, as the “1633 Broadway Loan

Combination”, and the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans are referred to herein as the “1633 Broadway Companion Loans”. The 1633 Broadway Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the 1633 Broadway Mortgage Loan. The 1633 Broadway Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans.

Only the 1633 Broadway Mortgage Loan is included in the issuing entity. The 1633 Broadway Standalone Companion Loans were contributed to a securitization trust governed by the BWAY 2019-1633 TSA (the “BWAY Trust 2019-1633 Securitization”). The 1633 Broadway Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized 1633 Broadway Non-Standalone Pari Passu Companion Loans are under no obligation to do so. The rights of the holders of the promissory notes evidencing the 1633 Broadway Loan Combination are subject to a Co-Lender Agreement (the “1633 Broadway Co-Lender Agreement”). The following summaries describe certain provisions of the 1633 Broadway Co-Lender Agreement.

Servicing

The 1633 Broadway Loan Combination (including the 1633 Broadway Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of a trust and servicing agreement (the “BWAY 2019-1633 TSA”) by KeyBank National Association as master servicer (the “1633 Broadway Master Servicer”), and, if necessary, Situs Holdings, LLC as special servicer (the “1633 Broadway Special Servicer”) subject to the terms of the 1633 Broadway Co-Lender Agreement.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the BWAY 2019-1633 TSA, is the custodian of the mortgage file related to the 1633 Broadway Loan Combination (other than the promissory notes evidencing the 1633 Broadway Mortgage Loan and the related 1633 Broadway Companion Loans not included in the BWAY 2019-1633 securitization).

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 1633 Broadway Mortgage Loan (but not on the 1633 Broadway Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 1633 Broadway Mortgage Loan.

Property protection advances in respect of the 1633 Broadway Loan Combination will be made by the 1633 Broadway Master Servicer or the trustee under the BWAY 2019-1633 TSA, as applicable, unless a determination of nonrecoverability is made under the BWAY 2019-1633 TSA.

Application of Payments

The 1633 Broadway Co-Lender Agreement sets forth the respective rights of the holder of the 1633 Broadway Mortgage Loan, the holders of the 1633 Broadway Pari Passu Companion Loans and the holders of the 1633 Broadway Subordinate Companion Loans with respect to distributions of funds received in respect of the 1633 Broadway Loan Combination, and provides, in general, that:

●	the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the 1633 Broadway Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans, and the rights of the holders of the 1633 Broadway Subordinate Companion Loans to receive payments with respect to the 1633 Broadway Loan Combination are, at all times, junior, subject and subordinate to the rights of the holders of the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans to receive payments with respect to the 1633 Broadway Loan Combination;

●	all expenses and losses relating to the 1633 Broadway Loan Combination will, to the extent not paid by the related borrowers, be allocated first to the holder of 1633 Broadway Subordinate Companion Loans and second to the issuing entity, as holder of the 1633 Broadway Mortgage Loan, and the holders of the 1633 Broadway Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the 1633 Broadway Loan Combination (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●	First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;

●	Second, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

●	Third, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the 1633 Broadway Mortgage Loan and each 1633 Broadway Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the 1633 Broadway Loan Combination pursuant to the 1633 Broadway Co-Lender Agreement or the BWAY 2019-1633 TSA;

●	Fourth, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the 1633 Broadway Loan Combination documents;

●	Fifth, the holders of the 1633 Broadway Subordinate Companion Loans, to pay accrued and unpaid interest on the 1633 Broadway Subordinate Companion Loans to the holders of the 1633 Broadway Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable 1633 Broadway Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

●	Sixth, to the holders of the 1633 Broadway Subordinate Companion Loans, in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the 1633 Broadway Subordinate Companion Loans have been reduced to zero;

●	Seventh, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the 1633 Broadway Loan Combination documents;

●	Eighth, if the proceeds of any foreclosure sale or any liquidation of the 1633 Broadway Loan Combination or the 1633 Broadway Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the 1633 Broadway Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the 1633 Broadway Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the 1633 Broadway Subordinate Companion Loans as a result of such workout, plus unpaid interest on the 1633 Broadway Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;

●	Ninth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the BWAY 2019-1633 TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the 1633 Broadway Loan Combination), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the 1633 Broadway Mortgage Loan and the 1633 Broadway Companion Loans, pro rata, based on their respective percentage interests; and

●	Tenth, if any excess amount is available to be distributed in respect of the 1633 Broadway Loan Combination, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the 1633 Broadway Mortgage Loan, the 1633 Broadway Companion Loans and the 1633 Broadway Subordinate Companion Loans, pro rata, based on their respective percentage interests.

Consultation and Control

The controlling noteholder under the 1633 Broadway Co-Lender Agreement (the “1633 Broadway Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the BWAY Trust 2019-1633 Securitization. Pursuant to the terms of the BWAY 2019-1633 TSA, such controlling class representative, which will initially be Prima Capital Advisors LLC, will have consent and/or consultation rights with respect to the 1633 Broadway Loan Combination similar, but not necessarily identical, to those held by the Directing Holder under the terms of the Pooling and Servicing Agreement. Upon a “Control Shift Event” under the BWAY 2019-1633 TSA (a “1633 Broadway Control Shift Event”), the 1633 Broadway Directing Holder will be the holder of Note A-1-C-1 (or, if Note A-1-C-1 has been deposited into a securitization, the “controlling class representative” or any analogous party for the related securitization). A 1633 Broadway Control Shift Event will generally exist at any time that (i) the Class A certificates issued pursuant to the BWAY 2019-1633 TSA have an outstanding certificate balance (as notionally reduced by any appraisal reduction amounts allocable to such class) that is 25% or less of the initial certificate balance of such Class A certificates, (ii) the 1633 Broadway Directing Holder (or a majority of the controlling class certificateholders) is a borrower related party or (iii) Prima Capital Advisors LLC or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate administrator under the BWAY 2019-1633 TSA (the “1633 Broadway Certificate Administrator”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the 1633 Broadway Certificate Administrator receives either such notice.

Neither the issuing entity, as holder of the 1633 Broadway Mortgage Loan, nor any holder of a 1633 Broadway Non-Standalone Pari Passu Companion Loan, as non-controlling note holders (other than the holder of Note A-1-C-1, but only during the continuance of a 1633 Broadway Control Shift Event), will have any right to consult with the 1633 Broadway Master Servicer or the 1633 Broadway Special Servicer with respect to major decisions to be taken with respect to the 1633 Broadway Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 1633 Broadway Loan Combination or for any other matter.

Sale of Defaulted Loan Combination

Pursuant to the terms of the 1633 Broadway Co-Lender Agreement, if the 1633 Broadway Loan Combination becomes a defaulted mortgage loan, and if the 1633 Broadway Special Servicer determines to sell the 1633 Broadway Loan Combination in accordance with the BWAY 2019-1633 TSA, then the 1633 Broadway Special Servicer will be required to sell the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans, together with the 1633 Broadway Mortgage Loan, as one combination loan. In connection with any such sale, the 1633 Broadway Special Servicer will be required to follow the procedures contained in the BWAY 2019-1633 TSA.

Notwithstanding the foregoing, the 1633 Broadway Special Servicer will not be permitted to sell the 1633 Broadway Loan Combination if it becomes a defaulted mortgage loan under the BWAY 2019-1633 TSA without the written consent of the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan, or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the 1633 Broadway Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 1633 Broadway Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 1633 Broadway Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 1633 Broadway Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the 1633 Broadway Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 1633 Broadway Master Servicer or the 1633 Broadway Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan, or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the 1633 Broadway Loan Combination.

Special Servicer Appointment Rights

Pursuant to the 1633 Broadway Co-Lender Agreement and the BWAY 2019-1633 TSA, the 1633 Broadway Directing Holder (or its representative) will have the right, with or without cause, to replace the 1633 Broadway Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan or any holder of a 1633 Broadway Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the BWAY 2019-1633 TSA recommends, in its sole discretion exercised in good faith, the replacement of the 1633 Broadway Special Servicer, the applicable certificateholders under the BWAY 2019-1633 TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the 1633 Broadway Special Servicer and appoint a replacement special servicer in accordance with the BWAY 2019-1633 TSA.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A current report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the Depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Citi Real Estate Funding Inc., Goldman Sachs Mortgage Company, German American Capital Corporation and JPMorgan Chase Bank, National Association are the sponsors of this securitization transaction and, accordingly, are referred to as the “Sponsors”.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a Sponsor and a Mortgage Loan Seller. CREFI originated or co-originated all of the CREFI Mortgage Loans. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Commercial Mortgage Securities Inc. (the Depositor), Citigroup Global Markets Inc. (one of the underwriters) and Citibank, N.A. (the Certificate Administrator). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates or the Uncertificated VRR Interest. None of the Certificateholders or the Uncertificated VRR Interest Owner will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates, the Uncertificated VRR Interest or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;

●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	whether any mortgage loans are interest-only for their entire term or a portion of their term;

●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;

●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related mortgaged properties;

●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;

●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;

●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;

●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders, the Uncertificated VRR Interest Owner or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the CREFI Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders, the Uncertificated VRR Interest Owner and the Trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1A to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1A to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1A to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (40) on Annex E-1A to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Prior to April 18, 2017, CREFI had no prior history as a securitizer. CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2020. CREFI’s Central Index Key is 0001701238. As of June 30, 2020, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that CREFI (or a “majority-owned affiliate” (as defined in Regulation RR) thereof) will retain approximately $24,930,857 initial Certificate Balance of the Class VRR Certificates (i.e., the CREFI VRR Interest Portion) as described under “Credit Risk Retention”, and an affiliate of CREFI is expected to purchase the Class R Certificates. However, CREFI and/or its affiliates may own in the future certain additional Classes of Certificates. Any such party will have the right to dispose of any such Certificates (other than the CREFI VRR Interest Portion) at any time. CREFI or a “majority-owned affiliate” (as defined in Regulation RR) thereof will be required to retain the CREFI VRR Interest Portion as and to the extent described under “Credit Risk Retention”.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an initial Risk Retention Consultation Party and an affiliate of GS Bank, an originator and the Uncertificated VRR Interest Owner, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. The 711 Fifth Avenue Loan Combination was co-originated by GS Bank and Bank of America, N.A. The 333 South Wabash Loan Combination was co-originated by GS Bank, American General Life Insurance Company, The Variable Annuity Life Insurance Company, National Fire Insurance Company of Pittsburgh, PA., and American Home Assurance Company. The Moffett Towers A, B & C Loan Combination was co-originated by GS Bank, DBR Investments Co. Limited (“DBRI”) and JPMorgan Chase Bank, National Association (“JPMCB”). The 1633 Broadway Loan Combination was co-originated by GS Bank, DBRI, JPMCB and Wells Fargo Bank, National Association (“Wells Fargo Bank”).

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2019, GSMC originated or acquired approximately 3,045 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $132.7 billion. As of December 31, 2019, GSMC had acted as a sponsor and mortgage loan seller on approximately 211 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion, $8.548 billion and $9,960 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018 and 2019, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-2A to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated on “Annex B—Significant Loan Summaries”. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex E-2B—Exceptions to Sponsor Representations and Warranties (GSMC)”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However, these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The 711 Fifth Avenue Loan Combination was co-originated by GS Bank and Bank of America, N.A. The 333 South Wabash Loan Combination was co-originated by GS Bank, American General Life Insurance Company, The Variable Annuity Life Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA., and American Home Assurance Company. The Moffett Towers Buildings A, B & C Loan Combination was co-originated by GS Bank, DBRI and JPMCB. The 1633 Broadway Loan Combination was co-originated by GS Bank, DBRI, JPMCB and Wells Fargo Bank.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on August 13, 2020. GSMC’s Central Index Key is 0001541502. With respect to the period from and including July 1, 2017 to and including June 30, 2020, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn		Demand Rejected

(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$(t)% of principal balance (u) # (v)	$ (w)	% of principal balance (x)

GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0.00	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0.00	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0.00	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0.00	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0.00	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, other than approximately $15,754,561 initial principal balance of the Combined VRR Interest (i.e., the Uncertificated VRR Interest). However, GSMC and/or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time. GS Bank (or its MOA), an affiliate of GSMC, will be required to retain the Uncertificated VRR Interest as described under “Credit Risk Retention”.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction. Deutsche Bank AG, New York Branch (“DBNY”) or DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands (“DBRI“), each an affiliate of GACC, originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except (i) the MGM Grand & Mandalay Bay Loan Combination, which was co-originated by DBNY, CREFI, Barclays Capital Real Estate Inc. and Société Générale Financial Corporation, (ii) the Moffett Place - Building 6 Loan Combination, which was co-originated by DBRI and JPMCB, and (iii) the 1633 Broadway Loan Combination, which was co-originated by DBRI, GS Bank, JPMCB and Wells Fargo Bank, National Association.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator and a Retaining Party, (ii) DBNY, an originator, a Retaining Party, an Initial Risk Retention Consultation Party and an initial holder of a portion of the Combined VRR Interest, and (iii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. Prior to the date of this prospectus, DBRI purchased for cash from DBNY a 100% equity participation in each of the GACC Mortgage Loans originated by DBNY. DBRI and DBNY will sell their respective interests in the GACC Mortgage Loans to GACC on the Closing Date. During the period from DBRI’s purchase of such participation interests to the Closing Date, DBRI will have borne the credit risk in respect of the GACC Mortgage Loans. It is also expected that DBRI will be the holder of the companion loans (or, in the case of the MGM Grand & Mandalay Bay companion loans, the holder of a 100% equity participation in such companion loans) for which the noteholder is identified as “DBRI” in the table titled “Loan Combination Controlling Notes and Non-Controlling Notes” under “Description of the Mortgage Pool—The Loan Combinations—General” after the Closing Date in the ordinary course of business and such Companion Loans will be securitized in one or more future securitization transactions.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank“) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. .. . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc. and J.P. Morgan Chase Commercial Mortgage Securities Corp., (iv) the “GC” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc. and GS Mortgage Securities Corporation II, and (v) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through June 30, 2020 is approximately $83.941 billion.

GACC or its affiliates has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or such affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-1B to this prospectus), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans“) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates and the Uncertificated VRR Interest. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as a sponsor of the securitization described in this prospectus and the mortgage loan seller of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team“). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape“) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to (i) the MGM Grand & Mandalay Bay Loan Combination, which was co-originated by CREFI, Barclays Capital Real Estate Inc., DBNY, and Société Générale Financial Corporation, portions of which are being sold by GACC and CREFI, the CREFI Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus and (ii) the 1633 Broadway Loan Combination, which was co-originated by DBRI, Goldman Sachs Bank USA, Wells Fargo Bank, National Association and JPMCB, portions of which are being sold by GACC and GSMC, the GSMC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by a DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-1A to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-1B.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex B.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. DBRI and DBNY are each an originator and are affiliated with GACC, with each other and with Deutsche Bank Securities Inc., one of the underwriters. DBRI and DBNY are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A and Annex C to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio”

below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions

Disclosed above are the DB Originators’ general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the BX Industrial Portfolio Mortgage Loan (7.7%), the related Loan Combination has a loan-to-value ratio of 67.6% in comparison to the loan-to-value ratio of 65.0% generally provided for in GACC’s underwriting guidelines for full term interest only whole loans. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (a) the total senior fixed rate notes of $322,400,000 having a loan-to-value ratio of 39.6% based on the aggregate as-is appraised value of $960,750,000, (b) the underwritten net cash flow debt service coverage ratio on the senior fixed rate notes being 3.57x, (c) the portfolio being comprised of approximately 130 tenants throughout 68 properties, with no single tenant accounting for more than 6.3% of the portfolio’s net rentable area, and (d) the borrower sponsor being an affiliate of The Blackstone Group, L.P., an investment firm with approximately $538 billion of assets under management as of March 31, 2020 across real estate funds, private equity funds, credit businesses and hedge funds.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (7.2%), the Mortgage Loan is structured with a 10-year ARD and a 12-year final maturity date, which is longer than the maximum term of 10 years generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (i) the loan-to-value ratio of the Mortgage Loan of 35.5% in comparison to the loan-to-value ratio of 70.0% that is provided for in GACC’s underwriting guidelines for hospitality properties, (ii) the net cash flow debt service coverage ratio of the Mortgage Loan based on annual master lease rents of 4.95x, in comparison to a net cash flow debt service coverage ratio of 1.50x that is provided for in GACC’s underwriting guidelines for hospitality properties and (iii) the experience of the loan sponsors and their affiliates. One of the loan sponsors for the MGM Grand & Mandalay Bay Mortgage Loan is a subsidiary of Blackstone Real Estate Income Trust, Inc.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC“) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act“), on

February 10, 2020. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including July 1, 2017 to and including June 30, 2020, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that DBNY (a “majority-owned affiliate” (as defined in Regulation RR) of DBRI and an originator) an affiliate of GACC) will retain approximately $14,847,576 initial principal balance of the Combined VRR Interest (the “DB VRR Interest Portion“) as described under “Credit Risk Retention”. However, GACC and/or its affiliates may acquire in the future certain additional Classes of Certificates. Any such party will have the right to dispose of any such additional Certificates at any time. DBRI or another “majority-owned affiliate” (as defined in Regulation RR) of DBRI will be required to retain the DB VRR Interest Portion as and to the extent described under “Credit Risk Retention”.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB“) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2019, of JPMorgan Chase & Co., the 2019 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 4 New York Plaza, New York, New York 10004 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB Securitization Program

The following is a description of JPMCB’s commercial mortgage backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2019, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $150 billion. Of that amount, approximately $124.6 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC“), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2019, JPMCB originated and securitized approximately $9.0 billion of commercial mortgage loans, of which approximately $4.2 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

General

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans or portions thereof originated or acquired by it (the “JPMCB Mortgage Loans“), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team“). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape“) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

With respect to the Moffett Place Building 6 Loan Combination, which was co-originated by DBRI and JPMCB, portions of which are being sold by GACC and JPMCB, the GACC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-3A and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-3B.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex B, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Mortgage Loan Information” and Annex A to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA“). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis. The “as stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA“) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR“) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances“): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

JPMCB has disclosed generally its underwriting guidelines with respect to JPMCB’s Mortgage Loans. However, one or more of JPMCB’s Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, JPMCB may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on May 15, 2020. JPMCB’s most recently filed Form ABS-15G for this asset class was filed with the SEC on February 12, 2020. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. With respect to the period from and including July 1, 2017 to and including June 30, 2020, JPMCB has no activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. JPMCB or its affiliates may own in the future certain Classes of Certificates, including, without limitation, the Class R Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates and the Uncertificated VRR Interest contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)       the sum of any proceeds received from the sale of the Certificates and the Uncertificated VRR Interest to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association, for the master servicing of the Mortgage Loans and primary servicing of certain of the Serviced Loans, over

(b)       the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates and the Uncertificated VRR Interest as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 388 Greenwich Street, New York, New York 10013. The telephone number is (212) 816-5343.

The Depositor is an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc., an affiliate of (i) CREFI, the Retaining Sponsor, an originator, an initial Risk Retention Consultation Party, the holder of the CREFI VRR Interest Portion and the current holder of one or more of the MGM Grand & Mandalay Bay Pari Passu Companion Loans, one or more of the MGM Grand & Mandalay Bay Subordinate Companion Loans and the Redmond Town Center Pari Passu Companion Loans, (ii) Citigroup Global Markets Inc., one of the underwriters, and (iii) Citibank, N.A., the Certificate Administrator, custodian, certificate registrar and paying agent.

Since the Depositor’s incorporation in 2003, it has been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor generally acquires the commercial and multifamily mortgage loans from CREFI or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders and the Uncertificated VRR Interest Owner. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates, the Uncertificated VRR Interest and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders or the Uncertificated VRR Interest Owner, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates and the Uncertificated VRR Interest to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders and the Uncertificated VRR Interest Owner.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates or the Uncertificated VRR Interest.

The Issuing Entity

The Issuing Entity, Benchmark 2020-B19 Mortgage Trust, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates and the Uncertificated VRR Interest, making distributions, providing reports to Certificateholders and the Uncertificated VRR Interest Owner, and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates and the Uncertificated VRR Interest, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—The Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer”, “—Servicers—The Outside Servicers and the Outside Special Servicers”, “—The Operating Advisor and the Asset Representations Reviewer”, “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans from the Sponsors, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Wilmington Trust, National Association (“WTNA“) (formerly called M & T Bank, National Association), will act as trustee (the “Trustee“) pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation, and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2020, WTNA served as trustee on over 1,867 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $454 billion, of which approximately 600 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $400 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The foregoing information set forth under this “—The Trustee” heading has been provided by WTNA.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action; (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

For a description of any material affiliations, relationships and related transactions between the Trustee and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Citibank, N.A., a national banking association (“Citibank“), will act as the certificate administrator (in such capacity, the “Certificate Administrator“) and custodian (in such capacity, the “Custodian“) under the Pooling and Servicing Agreement. The Certificate Administrator will also be the REMIC administrator and the 17g-5 information provider under the Pooling and Servicing Agreement. The Certificate Administrator will also be the REMIC administrator and the 17g-5 Information Provider under the Pooling and Servicing Agreement. The corporate trust office of Citibank responsible for administration of the Issuing Entity is located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – Benchmark 2020-B19 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window.

Citibank is a wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2020, Citibank’s Agency and Trust group managed in excess of $6 trillion in fixed income and equity investments on behalf of approximately 3,000 corporations worldwide. Since 1987, Citibank’s Agency and Trust group has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement-backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2020, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 174 transactions backed by commercial mortgages with an aggregate principal balance of approximately $195.5 billion. The Depositor, the underwriters, any initial purchasers of Certificates, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Asset Representations Reviewer may maintain banking and other commercial relationships with Citibank and its affiliates.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. An analyst will also be responsible for the timely delivery of reports to the administration unit for processing all cash flow items. As Certificate Administrator, Citibank is also responsible for the preparation and filing of all Trust REMIC tax returns and Grantor Trust tax returns on behalf of the Issuing Entity. In the past three years, Citibank has not made material changes to the policies and procedures of its securities administration services for commercial mortgage-backed securities.

There have been no material changes to Citibank’s policies or procedures with respect to its commercial mortgage-backed trustee or securities administration function other than changes required by applicable laws. In the past three years, Citibank has not materially defaulted in its trustee or securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of the performance by Citibank as trustee or securities administrator with respect to commercial mortgage-backed securities.

Citibank is acting as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement. The custodian is responsible to hold and safeguard the mortgage note(s) and other contents of the mortgage file with respect to each underlying mortgage loan on behalf of the trustee and the certificateholders. Each mortgage file will be maintained in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Citibank, through its affiliates and third-party vendors, has been engaged in the mortgage document custody business for more than ten years. Citibank, through its affiliates and third-party vendors, maintains its commercial document custody facilities in Chicago, Illinois and St. Paul, Minnesota. One such third-party vendor separately engaged by Citibank in its capacity as custodian under the Pooling and Servicing Agreement is U.S. Bank National Association which will hold and safeguard the mortgage notes and other contents of the mortgage files with respect to the underlying mortgage loans.

Neither Citibank nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that Citibank or one of its affiliates may purchase the Class R Certificates on the Closing Date, and except that CREFI (or a “majority-owned affiliate” (as defined in Regulation RR) thereof) will retain the CREFI VRR Interest Portion as described under “Credit Risk Retention”. Citibank or its affiliates may, from time to time after the sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates (other than the CREFI VRR Interest Portion) at any time.

The foregoing information set forth under this “—The Certificate Administrator” heading has been provided by Citibank.

For a description of any material affiliations, relationships and related transactions between the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland“), will be the master servicer (in such capacity, the “Master Servicer“) and in this capacity will be responsible for the servicing and administration of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced certain of the Mortgage Loans for one or more of the Mortgage Loan Sellers.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS“) by S&P, Moody’s, Fitch, Morningstar Credit Ratings, LLC, DBRS, Inc. and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar Credit Ratings, LLC. For each category, S&P ranks Midland as “Above Average” and Morningstar Credit Ratings, LLC ranks Midland as “MOR CS2” for master servicer and primary servicer and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement or any applicable Outside Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2020, Midland was master and primary servicing approximately 28,334 commercial and multifamily mortgage loans with a principal balance of approximately $473 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,887 of such loans, with a total principal balance of approximately $234 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2020, Midland was named the special servicer in approximately 393 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $170 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 319 assets with an outstanding principal balance of approximately $6.4 billion.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus the sum of 0.00125% plus any related subservicing fee rate, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

Midland is also (i) the master servicer of the BX Industrial Portfolio Loan Combination, which is serviced under the Benchmark 2020-IG3 PSA, (ii) the master servicer and special servicer of each of the Agellan Portfolio Loan Combination, the Brass Professional Center Loan Combination, the 280 North Bernardo Loan Combination and the 420 Taylor Street Loan Combination, which are serviced under the Benchmark 2020-B18 PSA, (iii) the master servicer and special servicer of the 675 Creekside Way Loan Combination, which is serviced under the JPMDB 2020-COR7 PSA, and (iv) the master servicer for The Shoppes at Blackstone Valley Loan Combination, which is serviced under the COMM 2020-GC44 PSA.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2017 to 2019.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2017	2018	2019
CMBS	$162	$181	$219
Other	$323	$351	$367
Total	$486	$532	$606

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2017 to 2019.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2017	2018	2019
Total	$145	$158	$171

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GSMC Mortgage Loans.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the JPMCB Mortgage Loans.

Midland may enter into one or more arrangements with a controlling class representative, a directing certificateholder, a controlling class certificateholder or any person with the right to appoint or remove and replace the special servicer (or an affiliate or a third-party representative any of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under any applicable Outside Servicing Agreement or any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the Issuing Entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the Issuing Entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

The report on assessment of compliance with applicable servicing criteria for the twelve months ending on December 31, 2018, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer became responsible for Schedule AL reporting. Midland is currently remediating the Schedule AL reporting for the CMBS transactions found to be incorrect, and will be making improvements to its systems, processes and procedures to support its Schedule AL reporting obligations.

The foregoing information regarding Midland under the heading “—Servicers—The Master Servicer” has been provided by Midland.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Master Servicer’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA“), is expected to act as the special servicer and in such capacity is expected to initially be responsible for the servicing and administration of Specially Serviced Loans (other than any Excluded Special Servicer Loan and any Outside Serviced Loan Combination) and REO Properties (in such capacity, the “Special Servicer“) as well as the reviewing of certain Major Decisions and other transactions relating to Mortgage Loans (other than any Excluded Special Servicer Loan and any Outside Serviced Loan Combination) pursuant to the Pooling and Servicing Agreement.

RCA maintains its principal servicing office at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P, a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar Credit Ratings, LLC, a rating by KBRA and a rating by DBRS, Inc.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM“) and a Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar“) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point“) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of June 30, 2020, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity fund structures (collectively, the “Funds“) and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $4.8 billion of regulatory assets under management in the aggregate. Of the ten Funds, five of such Funds are focused in whole or in part on investments in commercial mortgage-backed securities with the remaining Funds focused on distressed and value-add real estate related investments and/or mezzanine debt and/or credit investments.

In addition, as of June 30, 2020, RCM has underwritten and purchased, primarily for the Funds, over $8.1 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 122 securitizations totaling approximately $125 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

Rialto Management Group, LLC, together with its subsidiaries, RCA and RCM (excluding Stone Point), had 258 employees as of June 30, 2020 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of June 30, 2020, RCA and its affiliates were actively special servicing approximately 518 portfolio loans (and REO properties) with an unpaid principal balance of approximately $9.69 billion (see footnote 2 to the chart below).

RCA is also currently performing special servicing for approximately 123 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 8,094 assets with an unpaid principal balance at securitization of approximately $128 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019	As of 6/30/2020

Number of CMBS Pools Named Special Servicer	90	105	120	123
Approximate Aggregate Unpaid Principal Balance(1)	$91.8 billion	$110.9 billion	$125 billion	$128 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	77	136	179	518
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$1.1 billion	$2.02 billion	$2.55 billion	$9.69 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA, the expected special servicer for this transaction, is an affiliate of: (a) RREF IV Debt AIV, LP, the entity that is anticipated to (i) be appointed as the initial Controlling Class Representative and (ii) purchase the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H Certificates, and will receive the Class S Certificates; and (b) Situs Holdings, LLC, the special servicer of the BX Industrial Portfolio Mortgage Loan, the MGM Grand & Mandalay Bay Mortgage Loan and the 1633 Broadway Mortgage Loan. RCA or an affiliate assisted RREF IV Debt AIV, LP and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date. In addition, RCA was appointed the initial special servicer under the COMM 2019-GC44 Pooling and Servicing agreement, which governs the servicing and administration of The Shoppes at Blackstone Valley Loan Combination and is an affiliate of the entity that is the controlling class representative, directing, certificateholder and retaining third party purchaser for that securitization transaction.

From time to time, RCA and/or its affiliates may purchase other securities, including certificates in this offering in the secondary market, and may dispose of them at any time. Except as described herein, neither RCA nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF IV Debt AIV, LP, or its affiliates, may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding RCA under the heading “—Servicers—The Special Servicer” has been provided by RCA.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement (a) with or without cause by the applicable Directing Holder, (b) for cause at any time, and (c) otherwise without cause as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Outside Servicers and the Outside Special Servicers

For information regarding the Outside Servicers and Outside Special Servicers and each of the Outside Servicing Agreements (to the extent definitively identified as of the date of this prospectus) pursuant to which the Outside Servicers and Outside Special Servicers are obligated to service the applicable Outside Serviced Loan Combinations, see “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Midland Loan Services, a Division of PNC Bank, National Association

Midland, the Master Servicer, is also (i) the master servicer of BX Industrial Portfolio Loan Combination, which is serviced under the Benchmark 2020-IG3 PSA, (ii) the master servicer and special servicer of the Agellan Portfolio Loan Combination, the 420 Taylor Street Loan Combination, the Brass Professional Center Loan Combination and the 280 North Bernardo Loan Combination, which are serviced under the Benchmark 2020-B18 PSA, (iii) the master servicer and special servicer of the 675 Creekside Way Loan Combination, which is serviced under the JPMDB 2020-COR7 PSA, and (iv) the master servicer of The Shoppes at Blackstone Valley Loan Combination, which is serviced under the COMM 2019-GC44 PSA. For a description of Midland’s experience as a servicer and a special servicer, see “—Servicers—The Master Servicer” above.

Situs Holdings, LLC

Situs Holdings, LLC, a Delaware limited liability company (“Situs Holdings“), is the special servicer under (i) the Benchmark 2020-IG3 PSA, which governs the servicing of the BX Industrial Portfolio Loan Combination (7.7%), (ii) the BX 2020-VIVA TSA, which governs the servicing of the MGM Grand & Mandalay Bay Loan Combination (7.2%) and (iii) the BWAY 2019-1633 TSA, which governs the servicing of the 1633 Broadway Loan Combination (4.1%). Situs Holdings’ controlling ownership interest is collectively held by the Trident VI and Trident VII Funds (The “Trident VI Funds” include Trident VI, LP, Trident VI Parallel Fund, LP, Trident VI DE Parallel Fund, LP, and Trident VI Professionals Fund, LP. The “Trident VII” Funds include Trident VII, LP, Trident VII Parallel Fund, LP, Trident VII DE Parallel Fund, LP, and Trident VII Professionals Fund, LP.) which are managed by Stone Point Capital LLC (“Stone Point”), an investment adviser registered with the US. Securities and Exchange Commission. Stone Point is a financial services-focused private equity firm that has raised and managed eight private equity funds over 25 years, with aggregate committed capital of more than $25 billion. Stone Point has invested in over 100 companies and targets investments in the global financial services industries, including investments in companies that provide outsourced services to financial institutions, banks and depository institutions, asset management firms, insurance and reinsurance companies, insurance distribution and other insurance-related businesses, specialty lending and other credit opportunities, mortgage services companies and employee benefits and healthcare companies. A minority interest in Situs Holdings is held by Port-aux-Choix Private Investments Inc., a Canadian pension fund managed by The Public Sector Pension Investment Board (“PSP”). PSP is one of Canada’s largest pension investment managers investing in funds for the pension plans of the Public Service, the Canadian Armed Forces, the Royal Canadian Mounted Police and the Reserve Force. Situs Holdings and Rialto Capital Advisors, LLC are commonly controlled by Stone Point.

The principal executive office of Situs Holdings is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400. Situs Holdings maintains its principal special servicing office at 101 Montgomery Street, Suite 2250, San Francisco, California 94104.

Situs Holdings has a current special servicer rating for “CSS2-” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Above Average.” Situs Holdings is approved by Moody’s, KBRA and DBRS, Inc. as a special servicer for CMBS and SFR transactions. As of June 30, 2020, Situs Holdings is also the named operating advisor for 21 CMBS transactions with an aggregate outstanding principal balance of approximately $17.8 billion.

Situs Holdings and its affiliates (collectively, “Situs“) are involved in the commercial real estate advisory business and engages principally in:

●	Real estate consulting

●	Primary servicing

●	CMBS special servicing

●	Asset management

●	Commercial real estate valuation

●	Due diligence and underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has major offices located across the U.S. including San Francisco, New York, and Houston as well as offices in London and Frankfurt. Situs provides services to financial institutions investors and servicers as well as to agencies of the United States government.

The table below sets forth information about Situs’ portfolio of securitized specially serviced loans as of the dates indicated below:

Special Servicing	12/31/2017	12/31/2018	12/31/2019	06/30/2020
CMBS Pools (excluding SFR)	19	22	60	81
By Approximate Number	1,159	1,220	1,912	1,953
Named Specially Serviced Portfolio By Approximate UPB(1)	$9,390,884,743	$11,988,515,043	$29,654,019,596	$37,494,498,508
Actively Specially Serviced Portfolio By Number of Loans(2)	14	12	3	71
Actively Specially Serviced Portfolio By Approximate UPB(2)	$181,792,953	$138,318,128	$12,523,226	$3,705,165,801
SFR Pools	6	3	6	8
By Approximate Number	153	249	512	720
Named Specially Serviced Portfolio By Approximate UPB(1)	$2,423,291,984	$547,140,715	$1,410,421,511	$1,947,306,928
Actively Specially Serviced Portfolio By Number of Loans(2)	5	7	17	35
Actively Specially Serviced Portfolio By Approximate UPB(2)	$9,314,191	$11,115,151	$26,206,600	$67,716,025

(1)	Includes all securitized loans in Situs’ portfolio for which Situs is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those securitized loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of June 30, 2020, Situs had 57 personnel involved in the asset management and special servicing of commercial real estate assets, of which 17 were dedicated to the special servicing business unit. As of June 30, 2020, Situs specially serviced a portfolio that included approximately 106 loans throughout the United States with a then current face value in excess of $3.77 billion, all of which are commercial or multifamily real estate assets. As of June 30, 2020, Situs had 49 personnel involved in the primary/master servicing of commercial real estate, all of which are commercial or multifamily real estate assets.

Those commercial real estate assets included mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates. Additionally certain affiliates of Situs may be invested in, directly or indirectly, commercial real estate assets and commercial mortgage assets that include the same types of loans and properties securing the Mortgage Loans. Accordingly, the assets that Situs services or its affiliates own or finance, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth.

Situs has developed policies and procedures for the performance of its servicing and special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Situs has recognized that technology can greatly improve its performance as a servicer and special servicer, and Situs’ infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution.

Situs occasionally engages consultants to perform property inspections and provide certain asset management functions. Situs does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as servicer and/or special servicer and accordingly Situs does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement nor any material impact on the loan performance or the performance of the certificates.

Situs will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Situs may have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that Situs has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standards set forth in the pooling and servicing agreement. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Situs or of which any of its property is the subject, which is material to the holders of the certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer has experienced an event of default as a result of any action or inaction performed by Situs as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Situs with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer.

From time to time, Situs and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Situs does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer and/or special servicer.

Situs Holdings is not an affiliate of the depositor, the issuing entity, the underwriters, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representation reviewer or any sponsor. Situs Holdings is affiliated, through common control by Stone Point, with (i) Rialto Capital Advisors, LLC, the expected special servicer, and (ii) RREF IV Debt AIV, LP (or its affiliates), the entity that is anticipated to (a) be appointed as the initial Controlling Class Representative and (b) purchase the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H Certificates, and will receive the Class S Certificates. Situs Holdings, or an affiliate, did provide securitization support services to Goldman Sachs Mortgage Company, or its affiliate, with respect to this transaction.

From time to time, Situs and/or its affiliates may purchase or sell securities, including CMBS certificates. As of the Closing Date neither Situs nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization other than its rights to special servicer compensation as described in this prospectus and as described as to its affiliates in this prospectus. However, Situs or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Situs may enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Situs’s appointment as special servicer under the PSA and limitations on such person’s right to replace Situs as a special servicer.

The foregoing information regarding Situs under this “—Servicers—The Outside Servicers and the Outside Special Servicers —Situs Holdings, LLC” sub-heading has been provided by Situs.

The Operating Advisor and the Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance“), a Delaware limited liability company, will act as the operating advisor (in such capacity, the “Operating Advisor“) under the Pooling and Servicing Agreement. Pentalpha Surveillance will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer“) under the Pooling and Servicing Agreement.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831.

Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform uses compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support and expert testimony as well as other advisory assignments.

As of June 30, 2020, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 202 commercial mortgage-backed securitizations with an approximate aggregate initial principal balance of approximately $186 billion. As of June 30, 2020, Pentalpha Surveillance was acting as asset representations reviewer for approximately 83 commercial mortgage-backed securitizations with an approximate aggregate initial balance of approximately $79 billion.

Pentalpha Surveillance satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. Pentalpha Surveillance: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS, Inc. (“DBRS Morningstar“) and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with Pentalpha Surveillance as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not affiliated with the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, any Consulting Party or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that Pentalpha Surveillance, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, Pentalpha Surveillance believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any property of Pentalpha Surveillance is subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Pentalpha Surveillance has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The

Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of (i) CREFI, a Sponsor, an originator, an initial Risk Retention Consultation Party, the Retaining Sponsor and the expected holder of the CREFI VRR Interest Portion, (ii) Citigroup Global Markets Inc., one of the underwriters, and (iii) Citibank, N.A., the Certificate Administrator, Custodian, certificate registrar and paying agent.

GSMC, a Sponsor and an initial Risk Retention Consultation Party, is an affiliate of GS Bank, an originator and the expected owner of the Uncertificated VRR Interest (in such capacity, the “Uncertificated VRR Interest Owner“), and an affiliate of Goldman Sachs & Co. LLC, one of the underwriters.

Boyd Corporation, the sole tenant at the Mortgaged Properties securing the Boyd Manufacturing Portfolio Mortgage Loan (2.3%), which is being contributed to this securitization by GACC, is indirectly owned by Goldman Sachs Merchant Banking Division, which is an affiliate of GSMC, a Sponsor and an initial Risk Retention Consultation Party, an affiliate of GS Bank, an originator and the expected owner of the Uncertificated VRR Interest, and an affiliate of Goldman Sachs & Co. LLC, one of the underwriters.

GACC, a Sponsor, is an affiliate of DBRI, an originator, DBNY, an originator, an initial Risk Retention Consultation Party and the expected holder (as an MOA of DBRI) of the DB VRR Interest Portion, and Deutsche Bank Securities Inc., one of the underwriters.

JPMCB, a Sponsor and an originator, is an affiliate of J.P. Morgan Securities LLC, one of the underwriters.

Midland Loan Services, a Division of PNC Bank, National Association, the Master Servicer, is also (i) the master servicer of the BX Industrial Portfolio Loan Combination, which is serviced under the Benchmark 2020-IG3 PSA, (ii) the master servicer and special servicer of each of the Agellan Portfolio Loan Combination, the Brass Professional Center Loan Combination, the 280 North Bernardo Loan Combination and the 420 Taylor Street Loan Combination, which are serviced under the Benchmark 2020-B18 PSA, (iii) the master servicer and special servicer of the 675 Creekside Way Loan Combination, which is serviced under the JPMDB 2020-COR7 PSA and (iv) the master servicer of The Shoppes at Blackstone Valley Loan Combination, which is serviced under the COMM 2019-GC44 PSA.

Wilmington Trust, National Association, the Trustee, is also the Outside Trustee under the respective Outside Servicing Agreements that govern the servicing of the MGM Grand & Mandalay Bay Loan Combination, the Moffett Towers Buildings A, B & C Loan Combination and the 711 Fifth Avenue Loan Combination and in its capacity as Outside Trustee under each such Outside Servicing Agreement, Wilmington Trust, National Association serves, or is expected to serve, as applicable, as mortgagee of record with respect to the subject Loan Combination.

Citibank, N.A., the Certificate Administrator and Custodian, is also the Outside Certificate Administrator and Outside Custodian under the Outside Servicing Agreement that governs the servicing of the MGM Grand & Mandalay Bay Loan Combination.

Pentalpha Surveillance LLC, the Operating Advisor and the Asset Representations Reviewer, is also the Outside Operating Advisor and the asset representations reviewer under the Outside Servicing Agreements that govern the servicing of the 1633 Broadway Loan Combination and the 675 Creekside Way Loan Combination.

Situs Holdings, LLC, an Outside Special Servicer, is an affiliate of (i) Rialto Capital Advisors, LLC, the expected Special Servicer and (ii) RREF IV Debt AIV, LP (or its affiliates), the entity that is expected to (x) be appointed as the initial Controlling Class Representative and (y) purchase the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H Certificates, and will receive the Class S Certificates.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of: (a) RREF IV Debt AIV, LP (or its affiliates), the entity that is anticipated to (i) be appointed as the initial Controlling Class Representative and (ii) purchase the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H Certificates, and will receive the Class S Certificates; and (b) Situs Holdings, LLC, the special servicer of the BX Industrial Portfolio Mortgage Loan, the MGM Grand & Mandalay Bay Mortgage Loan and the 1633 Broadway Mortgage Loan. Rialto Capital Advisors, LLC or an affiliate assisted RREF IV Debt AIV, LP and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date. In addition, RCA was appointed the initial special servicer under the COMM 2019-GC44 Pooling and Servicing agreement, which governs the servicing and administration of The Shoppes at Blackstone Valley Loan Combination and is an affiliate of the entity that is the controlling class representative for the related securitization transaction.

Interim Servicing Arrangements

Set forth below are certain interim servicing arrangements (excluding Outside Servicing Agreements) that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Pursuant to certain interim servicing agreements between CREFI, a Sponsor and an originator, and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland, the Master Servicer, acts as interim servicer with respect to eight (8) of the Mortgage Loans (8.6%) (with an aggregate Cut-off Date Balance of approximately $95,060,000) to be contributed to this securitization transaction by CREFI.

Pursuant to certain interim servicing agreements between GSMC, a Sponsor and an originator, and/or certain of its affiliates, on the one hand, and Midland, the Master Servicer, on the other hand, Midland acts as interim servicer with respect to two (2) of the Mortgage Loans (5.1%) (with an aggregate Cut-off Date Balance of approximately $56,891,228) to be contributed to this securitization transaction by GSMC.

Pursuant to certain interim servicing agreements between GACC, a Sponsor and an originator, and/or certain of its affiliates, on the one hand, and Midland, the Master Servicer, on the other hand, Midland acts as interim servicer with respect to three (3) of the Mortgage Loans (5.6%) (with an aggregate Cut-off Date Balance of approximately $62,420,000) to be contributed to this securitization transaction by GACC.

Pursuant to certain interim servicing agreements between JPMCB, a Sponsor and an originator, and/or certain of its affiliates, on the one hand, and Midland, the Master Servicer, on the other hand, Midland acts as interim servicer with respect to all of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $176,270,000) to be contributed to this securitization transaction by JPMCB.

Loan Combinations and Mezzanine Loan Arrangements

CREFI, an originator and a Sponsor, is the current holder of one or more of the MGM Grand & Mandalay Bay Pari Passu Companion Loans, one or more of the MGM Grand & Mandalay Bay Subordinate Companion Loans and the Redmond Town Center Pari Passu Companion Loans, but is expected to transfer the Companion Loans to one or more future commercial mortgage securitization transactions.

GS Bank, an originator and an affiliate of GSMC, is the current holder of the 711 Fifth Avenue Pari Passu Companion Loans, the Amazon Industrial Portfolio Pari Passu Companion Loan, the USAA Plano Pari Passu Companion Loan and the 333 South Wabash Pari Passu Companion Loan, which are expected to be securitized in one or more future securitizations.

DBRI, an originator and an affiliate of GACC, a Sponsor, is the current holder of one or more of the Coleman Highline Pari Passu Companion Loans and the Moffett Place - Building 6 Pari Passu Companion Loans and the holder of a 100% equity participation interest in one or more of the MGM Grand & Mandalay Bay Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions. DBNY, an originator and an affiliate of GACC, is the current title holder of one or more of the MGM Grand & Mandalay Bay Companion Loans.

JPMCB, an originator and a Sponsor, is the current holder of one or more of the Agellan Pari Passu Companion Loans, which are expected to be securitized in one or more future securitizations.

Other Arrangements

Midland Loan Services, a Division of PNC Bank, National Association, the Master Servicer, will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

Although RREF IV Debt AIV, LP conducted its own due diligence on the Mortgage Loans prior to the Closing Date, it engaged Rialto Capital Advisors, LLC or an affiliate to assist in such due diligence.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (together with the rules and regulations promulgated under said Section 15G, the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in this securitization transaction is expected to be retained pursuant to Regulation RR (12 CFR Part 43) (“Regulation RR”) which implements the Credit Risk Retention Rules, as a combination of the following:

●	CREFI, a New York corporation, has been designated by the Sponsors to act as the “retaining sponsor” (as such term is defined in Regulation RR, the “Retaining Sponsor”);

●	The Retaining Sponsor is expected to acquire (or cause other Retaining Parties to acquire) from the Depositor, on the Closing Date, portions of a “single vertical security” (as defined in Regulation RR) that is an “eligible vertical interest” (as defined in Regulation RR) in the Issuing Entity, with an aggregate initial principal balance of approximately $55,532,994 as of the Closing Date consisting of (i) the Uncertificated VRR Interest retained by GS Bank (or its MOA) as described below and (ii) the Class VRR Certificates acquired by CREFI and DBNY (as an MOA of DBRI), as described below (collectively, the “Combined VRR Interest”); the Combined VRR Interest will represent at least 5.0% of the sum of the initial Certificate Balance of all of the Certificates and the aggregate initial principal balance of the Uncertificated VRR Interest as of the Closing Date; and the Combined VRR Interest will entitle each holder thereof to a specified percentage of the amounts paid on each other class of ABS interests in the Issuing Entity;

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the Combined VRR Interest acquired on the Closing Date and retained by Deutsche Bank AG, New York Branch (“DBNY”) (as an MOA of DBR Investments Co. Limited, a Cayman Islands Corporation (“DBRI”), an originator of all but two (2) of the GACC Mortgage Loans), which portion of the Combined VRR Interest will be in the form of Class VRR Certificates and have an initial Certificate Balance equal to approximately $14,847,576, representing approximately 26.7% (by initial principal balance) of the entire Combined VRR Interest as of the Closing Date (the “DB VRR Interest Portion”). DBRI originated Mortgage Loans representing approximately 26.7% of the Initial Pool Balance, which is equal to at least 20% of the Initial Pool Balance and is equal to DBNY’s percentage ownership of the aggregate initial principal balance of the entire Combined VRR Interest as of the Closing Date, in accordance with Rule 11(a)(1) of Regulation RR;

●	DBNY (an MOA of DBRI) will acquire the DB VRR Interest Portion pursuant to an exchange in accordance with Rule 11(a)(1)(iv)(B), whereby DBRI will sell to the Depositor (through its affiliate, GACC) the GACC Mortgage Loans originated by it in exchange for cash consideration and the DB VRR Interest Portion; and payment for the DB VRR Interest Portion (i) will be in the form of a reduction in the price received by DBRI (through GACC) from the Depositor for the GACC Mortgage Loans originated by DBRI and sold by GACC to the Depositor for inclusion in this securitization transaction (which price will be subject to adjustment for allocated transaction costs and expenses) and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by DBNY’s acquisition of the DB VRR Interest Portion in accordance with Regulation RR;

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the Combined VRR Interest acquired on the Closing Date and retained by Goldman Sachs Bank USA, a New York chartered bank (“GS Bank”) (or its MOA), as originator of the GSMC Mortgage Loans, which portion of the Combined VRR Interest will constitute an uncertificated interest and have an initial principal balance equal to approximately $15,754,561, representing approximately 28.4% (by initial principal balance) of the entire Combined VRR Interest as of the Closing Date (the “Uncertificated VRR Interest” or the “GS Bank VRR Interest Portion”). GS Bank originated approximately 28.4% of the Initial Pool Balance, which is equal to at least 20% of the Initial Pool Balance and is equal to its percentage ownership of the aggregate initial principal balance of the entire Combined VRR Interest as of the Closing Date, in accordance with Rule 11(a)(1) of Regulation RR;

●	GS Bank will acquire the GS Bank VRR Interest Portion pursuant to an exchange in accordance with Rule 11(a)(1)(iv)(B), whereby GS Bank will sell to the Depositor (through its affiliate, GSMC) the GSMC Mortgage Loans that it originated in exchange for cash consideration and the GS Bank VRR Interest Portion; and payment for the GS Bank VRR Interest Portion (i) will be in the form of a reduction in the price received by GS Bank (through GSMC) from the Depositor for the GSMC Mortgage Loans sold by GS Bank (through GSMC) to the Depositor for inclusion in such securitization transaction (which price will be subject to adjustment for allocated transaction costs and expenses) and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by the offset to GS Bank in accordance with Regulation RR; and

●	The Retaining Sponsor is expected to retain (either directly or through its MOA) the portion of the Combined VRR Interest remaining (following the acquisition by or on behalf of each of GS Bank and DBRI of the GS Bank VRR Interest Portion and the DB VRR Interest Portion, respectively), which remaining portion will be in the form of Class VRR Certificates and have an initial Certificate Balance equal to approximately $24,930,857, representing approximately 44.9% (by initial principal balance) of the entire Combined VRR Interest as of the Closing Date (the “CREFI VRR Interest Portion” and together with the DB VRR Interest Portion, the “Class VRR Certificates”).

The owner of the Uncertificated VRR Interest is referred to in this prospectus as the “Uncertificated VRR Interest Owner” and the Uncertificated VRR Interest Owner and the holder(s) of the Class VRR Certificates are referred to in this prospectus, each individually, as a “Combined VRR Interest Owner” and, collectively, as the “Combined VRR Interest Owners”.

“MOA” means a “majority-owned affiliate” (as defined in Regulation RR).

The Retaining Sponsor, GS Bank, DBRI and DBNY are collectively referred to herein as the “Retaining Parties”. The percentage of the aggregate Certificate Balance of all of the Certificates and the aggregate initial principal balance of the Uncertificated VRR Interest as of the Closing Date represented by the Combined VRR Interest will equal at least 5%, as of the Closing Date.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the Issuing Entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The Class VRR Certificates constitute a Class of Certificates, a Class of Regular Certificates and a Class of Principal Balance Certificates, but do not constitute a Class of Offered Certificates, a Class of Non-Vertically Retained Certificates, a Class of Non-Vertically Retained Regular Certificates or a Class of Non-Vertically Retained Principal Balance Certificates. The Uncertificated VRR Interest does not constitute a Class of Certificates, or any of the foregoing categories defining certain specified Classes of Certificates. The Class VRR Certificates and the Uncertificated VRR Interest are collectively referred to in this prospectus as the “Combined VRR Interest”. The Combined VRR Interest is not offered hereby.

The “Certificate Balance” of the Class VRR Certificates outstanding at any time represents the maximum amount that the holders of such Certificates are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Certificate Balance of the Class VRR Certificates will be reduced by any distributions of principal actually made on, and by any applicable Realized Losses actually allocated to, the Class VRR Certificates on that Distribution Date. In the event that applicable Realized Losses previously allocated to the Class VRR Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of the Class VRR Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “Uncertificated VRR Interest Balance” represents the maximum amount that the holders of the Uncertificated VRR Interest outstanding at any time are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Uncertificated VRR Interest Balance will be reduced by any distributions of principal actually made on, and by any applicable Realized Losses actually allocated to, the Uncertificated VRR Interest on that Distribution Date. In the event that applicable Realized Losses previously allocated to the Uncertificated VRR Interest in reduction of its Uncertificated VRR Interest Balance are recovered subsequent to such Uncertificated VRR Interest being reduced to zero, the Uncertificated VRR Interest Owner may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “Combined VRR Interest Balance” means the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, together.

The initial Combined VRR Interest Balance will be approximately $55,532,994, subject to a permitted variance of plus or minus 5.0%, which will equal the Vertically Retained Percentage of the Initial Pool Balance.

The Combined VRR Interest will not be rated, and will not have a Rated Final Distribution Date.

Effective Interest Rate

Except for tax reporting purposes, the Combined VRR Interest does not have a specified Pass-Through Rate; however, the effective interest rate on the Combined VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

Allocation Between Combined VRR Interest and Non-Vertically Retained Certificates

The right to payment of holders of the Combined VRR Interest is pro rata and pari passu with the right to payment of holders of the Non-Vertically Retained Regular Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) allocable to: (a) the Combined VRR Interest will be the product of such Aggregate Available Funds multiplied by the Vertically Retained Percentage; and (b) the Non-Vertically Retained Regular Certificates (collectively) will be the product of such Aggregate Available Funds multiplied by the Non-

Vertically Retained Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the Combined VRR Interest, on the one hand, and the Non-Vertically Retained Principal Balance Certificates, on the other hand, pro rata in accordance with the respective Percentage Allocation Entitlements thereof.

The “Vertically Retained Percentage” is a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the Combined VRR Interest, and the denominator of which is the sum of (x) the aggregate initial Certificate Balance of all Classes of Principal Balance Certificates and (y) the initial principal balance of the Uncertificated VRR Interest.

The “Non-Vertically Retained Percentage” is the difference between 100% and the Vertically Retained Percentage.

The “Percentage Allocation Entitlement” means: (a) with respect to the Combined VRR Interest, the “Vertically Retained Percentage”; and (b) with respect to the Non-Vertically Retained Certificates, the “Non-Vertically Retained Percentage”.

The aggregate amount available for distributions on the Combined VRR Interest on each Distribution Date is referred to as the “Combined VRR Available Funds”, which is equal to the product of the Aggregate Available Funds multiplied by the Vertically Retained Percentage.

Allocation of Applicable Realized Losses

On each Distribution Date, any applicable Realized Loss will be allocated to the Combined VRR Interest; and, in connection therewith, the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest will each be reduced (pro rata based on the relative Certificate Balance and Uncertificated VRR Interest Balance of each such interest on such Distribution Date) without distribution, as a write-off, to the extent of such Realized Loss, until the Combined VRR Interest Balance has been reduced to zero.

A “Realized Loss” means, with respect to the Combined VRR Interest for any Distribution Date, the amount, if any, by which (i) the product of (A) the Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (ii) the then aggregate Combined VRR Interest Balance after giving effect to distributions of principal on that Distribution Date.

All reductions in the Combined VRR Interest Balance in respect of Realized Losses allocable to the Combined VRR Interest (as described above) are referred to as an “Applied Realized Loss Amount”. Applied Realized Loss Amounts with respect to the Combined VRR Interest will be reimbursed as described under “—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the Combined VRR Interest” below.

Appraisal Reductions

On each Distribution Date, the Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to the Combined VRR Interest to notionally reduce (to not less than zero) the Combined VRR Interest Balance thereof.

Voting Rights

The Class VRR Certificates will have the Voting Rights allocable to such Class as a Class of Principal Balance Certificates as described under “Description of the Certificates—Voting Rights” below in this prospectus. The Uncertificated VRR Interest will not have any voting rights.

Method, Timing and Amount of Distributions on the Combined VRR Interest

Distributions on the Class VRR Certificates and the Uncertificated VRR Interest are required to be made by the Certificate Administrator on each Distribution Date, to the extent of Combined VRR Available Funds as described in this prospectus, commencing in October 2020.

All distributions (other than the final distribution on the Class VRR Certificates or the Uncertificated VRR Interest) are required to be made to the persons in whose names the Class VRR Certificates or the Uncertificated VRR Interest, as applicable, are registered at the close of business on each Record Date. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the applicable Combined VRR Interest Owner at a bank or other entity having appropriate facilities to accept such funds, if the applicable Combined VRR Interest Owner has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the applicable Combined VRR Interest Owner. The final distribution on any Class VRR Certificate or Uncertificated VRR Interest is required to be made in like manner, but only upon presentation and/or surrender thereof or of the rights thereto at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to the Class VRR Certificates will be allocated pro rata among the outstanding Class VRR Certificates based on their respective Percentage Interests.

Priority of Distributions on the Combined VRR Interest

On each Distribution Date, for so long as the aggregate Combined VRR Interest Balance has not been reduced to zero, the Certificate Administrator is required to apply amounts on deposit in the Distribution Account for distribution to the Combined VRR Interest, to the extent of the Combined VRR Available Funds, in the following order of priority:

First, to the Combined VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the Combined VRR Interest, in reduction of the Combined VRR Interest Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Combined VRR Interest Balance has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the Combined VRR Interest Balance, up to an amount equal to the unreimbursed Applied Realized Loss Amounts previously allocated to the Combined VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date.

provided, however, that to the extent any Combined VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Trust REMICs, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Reimbursement of previously allocated Realized Losses with respect to the Combined VRR Interest will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Combined VRR Interest Balance in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred) the Vertically Retained Percentage of the amount of such recovery will be added to the Combined VRR Interest Balance, up to the lesser of (A) the Vertically Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed applicable Realized Losses previously allocated to the Combined VRR Interest. If the Combined

VRR Interest Balance is so increased, the amount of unreimbursed Applied Realized Loss Amounts of the Combined VRR Interest will be decreased by such amount.

The “Vertical Risk Retention Allocation Percentage” will equal the Vertically Retained Percentage divided by the Non-Vertically Retained Percentage.

The “VRR Interest Distribution Amount” with respect to the Combined VRR Interest for any Distribution Date will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Non-Vertically Retained Regular Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-Second and Twenty-Fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to the Combined VRR Interest for any Distribution Date will equal the product of (a) the Vertical Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-Vertically Retained Principal Balance Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-Third and Twenty-Sixth and the penultimate paragraph in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount” with respect to any Distribution Date will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest on related unreimbursed Realized Losses distributed to the holders of the Non-Vertically Retained Principal Balance Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-First, Twenty-Fourth and Twenty-Seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, the Vertically Retained Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date) will be required to be distributed to holders of the Combined VRR Interest.

Prepayment Interest Shortfalls

Prepayment Interest Shortfalls that are not covered by certain Compensating Interest Payments made by the Master Servicer (or any comparable payments made by an Outside Servicer) are required to be allocated between the Combined VRR Interest, on the one hand, and the Non-Vertically Retained Regular Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements.

Allocation Between Class VRR Certificates and the Uncertificated VRR Interest

The right to payment of holders of the Class VRR Certificates is pro rata and pari passu with the right to payment of holders of the Uncertificated VRR Interest. On each Distribution Date, Combined VRR Available Funds and any Appraisal Reduction Amounts, yield maintenance charges and prepayment premiums, Prepayment Interest Shortfalls, and Excess Interest allocated to the Combined VRR Interest will be allocated to the Class VRR Certificates and the Uncertificated VRR Interest pro rata (based on the respective Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance). In addition, any losses incurred on the Mortgage Loans and/or reimbursements of Applied Realized Loss Amounts allocated to the Combined VRR Interest will be allocated between the Class VRR Certificates, on the one hand, and the Uncertificated VRR Interest, on the other hand, pro rata in accordance with the respective Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance.

Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute to the holders of the Combined VRR Interest the Vertically Retained Percentage of any Excess Interest received with respect to an ARD Loan during the applicable Collection Period or otherwise distributable on such Distribution Date. Excess Interest will not be available to make distributions to any other Class of Certificates (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Hedging, Transfer and Financing Restrictions

The Combined VRR Interest will be required to be subject to certain hedging, transfer and financing restrictions. The Class VRR Certificates will be evidenced by one or more Certificates and are expected to be held in definitive form by the Certificate Administrator on behalf of the registered holders of the Class VRR Certificates, for so long as the Class VRR Certificates are subject to transfer restrictions under the Credit Risk Retention Rules, as and to the extent provided in the Pooling and Servicing Agreement. The Uncertificated VRR Interest will not be evidenced by a certificate.

Each Retaining Party will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, “originator” and any respective “affiliate” (each as defined in Regulation RR), as applicable, for so long as compliance with the Credit Risk Retention Rules is required; provided, that pursuant to the Pooling and Servicing Agreement, the Uncertificated VRR Interest Owner will not be permitted to transfer the Uncertificated VRR Interest at any time (other than to its MOA).

These restrictions will include an agreement by each Retaining Party not to transfer its respective RR Interest, except to a “majority-owned affiliate”. In addition, the Retaining Parties will have agreed not to enter into any hedging, pledging, financing or any other similar transaction or activity with respect to the RR Interest unless such transaction complies with the Credit Risk Retention Rules then in effect.

The Retaining Parties will have agreed that, unless Regulation RR is earlier repealed or otherwise determined not to be applicable to this securitization transaction, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance, (ii) the date on which the aggregate of the total outstanding Certificate Balance of the Certificates and the Uncertificated VRR Interest Balance has been reduced to 33% of the aggregate of the total outstanding Certificate Balance of the Certificates and the Uncertificated VRR Interest Balance as of the Closing Date, and (iii) two years after the Closing Date. Pursuant to the Pooling and Servicing Agreement, the Uncertificated VRR Interest Owner will not be permitted to transfer the Uncertificated VRR Interest at any time (other than to its MOA).

Risk Retention Consultation Parties

The “Risk Retention Consultation Parties”, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Loan Combination will be: (i) the party selected by CREFI, (ii) the party selected by DBNY, and (iii) the party selected by GSMC. The other parties to the Pooling and Servicing Agreement will be entitled to assume, without independent investigation or verification, that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of such Risk Retention Consultation Party from the Sponsor entitled to select it. Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded RRCP Mortgage Loan. The initial Risk Retention Consultation Parties are expected to be CREFI, DBNY and GSMC.

Each Risk Retention Consultation Party will have certain non-binding consultation rights in certain circumstances (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Loan, as further described in this prospectus.

Notwithstanding the foregoing, a Risk Retention Consultation Party will not have consultation rights with respect to any Mortgage Loan or Loan Combination with respect to which such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party (as to such Risk Retention Consultation Party, an “Excluded RRCP Mortgage Loan”).

With respect to any Serviced Mortgage Loan or Serviced Loan Combination as to which a Risk Retention Consultation Party has consultation rights as described above, the Master Servicer and the Special Servicer will be required to consult with such Risk Retention Consultation Party on a non-binding basis in connection with any Major Decision that it is processing (and such other matters that are subject to the non-binding consultation rights of a Consulting Party pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision (or any other matter requiring consultation with a Consulting Party). In the event the Master Servicer or the Special Servicer receives no response from a Risk Retention Consultation Party within 10 days following the Master Servicer’s delivery of information in its possession reasonably requested by such Risk Retention Consultation Party or the Special Servicer’s delivery of the related Major Decision Reporting Package, the Master Servicer or the Special Servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the Master Servicer or the Special Servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Serviced Mortgage Loan or Serviced Loan Combination or any other Mortgage Loan.

The other parties to the Pooling and Servicing Agreement will be entitled to assume, without independent investigation or verification, that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of such Risk Retention Consultation Party from the Sponsor entitled to select it.

Limitation on Liability of the Risk Retention Consultation Parties

The Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders or the Uncertificated VRR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder or Uncertificated VRR Interest Owner, as applicable, will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or the Uncertificated VRR Interest;

(b)       may act solely in the interests of the holders of the Combined VRR Interest and does not have any liability or duties to the holders of any other Class of Certificates;

(c)       may take actions that favor the interests of the holders of one or more Classes including the Combined VRR Interest over the interests of the holders of one or more other Classes of Certificates; and

(d)       will have no liability whatsoever for having so acted as set forth in (a) – (c) above, and no Certificateholder or Uncertificated VRR Interest Owner may take any action whatsoever against a Risk Retention Consultation Party or any director, officer, employee, agent or principal of a Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Serviced Loan, any law, the Servicing Standard or the provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, will not result in any liability on the part of the Master Servicer or Special Servicer.

Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2020-B19 (the “Certificates”) will be issued on or about September 30, 2020 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and, together with the Uncertificated VRR Interest, will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to the Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans it sold to the Depositor.

Upon initial issuance, the Certificates will consist of multiple classes (each, a “Class”) to be designated, and the Uncertificated VRR Interest will be designated, as set forth in the table under the heading “Certificate Summary”. Further, various groups of those Classes will be referred to in this prospectus as specified in the table below:

Designation	Classes/Interests
“Offered Certificates”:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B and Class C Certificates
“Non-Offered Certificates”:	The Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class R, Class S and Class VRR Certificates
“Senior Certificates”:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates
“Class X Certificates” or “Interest-Only Certificates”:	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates
“Subordinate Certificates”:	The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates
“Regular Certificates”:	The Senior Certificates, the Subordinate Certificates and the Class VRR Certificates (i.e. the Certificates other than the Class R and Class S Certificates)
“Principal Balance Certificates”:	The Regular Certificates (other than the Class X Certificates) (i.e., the Non-Vertically Retained Principal Balance Certificates and the Class VRR Certificates)
“Residual Certificates”:	The Class R Certificates
“Certificates”:	The Senior Certificates, the Subordinate Certificates and the Class S, Class R and Class VRR Certificates (i.e., the Offered Certificates and the Non-Offered Certificates)

Designation	Classes/Interests
“Non-Vertically Retained Certificates”:	The Certificates (other than the Class VRR Certificates)
“Non-Vertically Retained Regular Certificates”:	The Non-Vertically Retained Certificates (other than the Class R and Class S Certificates)
“Non-Vertically Retained Principal Balance Certificates”:	The Non-Vertically Retained Certificates that are Principal Balance Certificates
“Class VRR Certificates”:	The CREFI VRR Interest Portion and the DB VRR Interest Portion
“Uncertificated VRR Interest”:	The GS Bank VRR Interest Portion
“Combined VRR Interest”:	The Class VRR Certificates and the Uncertificated VRR Interest

Upon initial issuance, the respective Classes of the Non-Vertically Retained Principal Balance Certificates will have the Certificate Balances, and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, set forth in the table under “Certificate Summary” in this prospectus (in each case, subject to a variance of plus or minus 5%).

The “Certificate Balance” of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each Class of Non-Vertically Retained Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any applicable Realized Losses actually allocated to, that Class of Principal Balance Certificates on that Distribution Date. In the event that applicable Realized Losses previously allocated to a Class of Non-Vertically Retained Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Non-Vertically Retained Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of the related Class(es) of Principal Balance Certificates (as to any Class of Class X Certificates, the “Corresponding Principal Balance Certificates”) indicated below:

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S
Class X-B	Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G
Class X-H	Class H

Neither the Class S nor the Class R Certificates will have a Certificate Balance or Notional Amount or entitle their holders to distributions of principal or interest, except that the Class S Certificates will be entitled to receive any collections of the Excess Interest that may accrue after the related Anticipated Repayment Date on any ARD Loan.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in October 2020. The “Determination Date” will be the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a business day, then the next business day), commencing in October 2020.

All distributions (other than the final distribution on any Certificates) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class S or Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related Class; and (b) any Class S or Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions to be made on the Certificates and the Uncertificated VRR Interest, the Aggregate Available Funds, (ii) with respect to distributions to be made on the Non-Vertically Retained Certificates and the Class R Certificates, the Non-Vertically Retained Available Funds and (iii) with respect to distributions to be made on the Combined VRR Interest and the Class R Certificates, the Combined VRR Available Funds.

The aggregate amount available for distributions of interest (other than Excess Interest), principal and reimbursements of applicable Realized Losses to holders of the Certificates (including the Class VRR Certificates) and the Uncertificated VRR Interest on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)           the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date (including in the case of the initial Distribution Date, any Initial Month’s Interest Deposit Amount as described in the last paragraph of this “Available Funds” section), exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the related borrower(s) in respect of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;

(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Mortgage Loans that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders or the Uncertificated VRR Interest Owner;

(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(v)	yield maintenance charges and prepayment premiums on the Mortgage Loans (which are separately distributed to holders of the Regular Certificates and the Uncertificated VRR Interest Owner);

(vi)	Excess Interest on the ARD Loans (which is separately distributed to holders of the Class S Certificates and the Combined VRR Interest Owners);

(vii)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or

(viii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)           if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)           all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans for the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Mortgage Loans for the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders or the Uncertificated VRR Interest Owner);

(d)           with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2021, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account; and

(e)           the aggregate amount of any Excess Liquidation Proceeds transferred from the Excess Liquidation Proceeds Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus.

The portion of the Aggregate Available Funds available for distribution to holders of the Non-Vertically Retained Certificates on each Distribution Date (with respect to such Distribution Date, the “Non-Vertically Retained Available Funds”) will, in general, equal the Non-Vertically Retained Percentage of the Aggregate Available Funds for such Distribution Date.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Loan Combination is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Companion Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in October 2020, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

In the case of the El Segundo Mortgage Loan (2.7%), the related Mortgage Loan Seller will be required to deliver to the Master Servicer on the Closing Date for deposit in the Collection Account, an amount that represents one month’s interest accrued with respect to that Mortgage Loan at the related Net Mortgage Rate for the month of September 2020 (such amount, the “Initial Month’s Interest Deposit Amount”).

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Non-Vertically Retained Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

Second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, in reduction of the respective Certificate Balances of those Classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to the scheduled Certificate Balance for the Class A-AB Certificates with respect to such Distribution Date set forth on Annex F to this prospectus (as to any Distribution Date, the “Class A-AB Scheduled Principal Balance”),

(ii)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero,

(iii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(iv)	to the holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(v)	to the holders of the Class A-4 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(vi)	to the holders of the Class A-5 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero, and

(vii)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero;

Third, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates have been reduced to zero, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S Certificates have been reduced to zero, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B and Class C Certificates have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, to the holders of the Class E Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the holders of the Class F Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the

Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Second, to the holders of the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the holders of the Class G Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Fifth, to the holders of the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the holders of the Class H Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Seventh, to the holders of the Class H Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Non-Vertically Retained Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and without regard to the Class A-AB Scheduled Principal Balance, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (prior to any distributions of principal or allocations of Realized Losses on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have all been previously reduced to zero as a result of the allocation of Realized Losses to those Certificates.

Reimbursement of previously allocated applicable Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Non-Vertically Retained Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Non-Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Non-Vertically Retained Principal Balance Certificates that previously were allocated applicable Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Vertically Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Non-Vertically Retained Principal Balance Certificates; and (ii) the

Interest Shortfall with respect to each affected Class of Non-Vertically Retained Regular Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed Class of Non-Vertically Retained Principal Balance Certificates had never been written down. If the Certificate Balance of any Class of Non-Vertically Retained Principal Balance Certificates is so increased, the amount of unreimbursed applicable Realized Losses of such Class of Certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Non-Vertically Retained Regular Certificates is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rates with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class D, Class E, Class F, Class G and Class H Certificates for any Distribution Date will each be fixed at the initial Pass-Through Rate for the applicable Class set forth in the table under “Certificate Summary” in this prospectus.

The Pass-Through Rate with respect to the Class C Certificates for any Distribution Date will be a per annum rate equal to the lesser of (a) the initial Pass-Through Rate for such Class set forth in the table under “Certificate Summary” in this prospectus and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class B and Class C Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class D and Class E Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-F Certificates for any Distribution Date will equal the Class X Strip Rate for the Class F Certificates for such Distribution Date. The Pass-Through Rate for the Class X-G Certificates for any Distribution Date will equal the Class X Strip Rate for the Class G Certificates for such Distribution Date. The Pass-Through Rate for the Class X-H Certificates for any Distribution Date will equal the Class X Strip Rate for the Class H Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Non-Vertically Retained Principal Balance Certificates with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Non-Vertically Retained Principal Balance Certificates for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that subsequent Distribution Date. However, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year, beginning in 2021 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year, beginning in 2021, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account for distribution on such Distribution Date; or (iii) the related Net Mortgage Pass-Through Rate for the Initial Distribution Date, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include any related Initial Month’s Interest Deposit Amount. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Non-Vertically Retained Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Non-Vertically Retained Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Non-Vertically Retained Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Non-Vertically Retained Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(1)	the Scheduled Principal Distribution Amount for that Distribution Date; and

(2)	the Unscheduled Principal Distribution Amount for that Distribution Date;

provided, that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date; and

(B)   Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Non-Vertically Retained Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to Certificateholders or the Uncertificated VRR Interest Owner on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to Certificateholders or the Uncertificated VRR Interest Owner on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Aggregate Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent allocable to the related Mortgage Loan, on any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Aggregate Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on such preceding Distribution Date to holders of the Non-Vertically Retained Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Loan Combination as of any date of determination, the Stated Principal Balance of such Loan Combination will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Loan Combination may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Loan Combination, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan or Serviced Loan Combination is paid in full, or if any Mortgage Loan or Serviced Loan Combination (or any Mortgaged Property acquired in respect of the Mortgage Loan or Loan Combination) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Serviced Loan Combination will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the Non-Vertically Retained Certificates, as well as for purposes of calculating the Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Loan Combination, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan will be available for amounts due to the Certificateholders or the Uncertificated VRR Interest Owner or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Loan Combination incurred with respect to such Serviced Loan Combination in accordance with the Pooling and Servicing Agreement.

Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute to the holders of the Class S Certificates the Non-Vertically Retained Percentage of any Excess Interest received by the Issuing Entity with respect to the ARD Loans during the Collection Period for (or, in the case of an Outside Serviced Mortgage Loan, as part of a distribution to the Issuing Entity during the month of) such Distribution Date. Excess Interest will not be available to make distributions to any other Class of Certificates (except the Class VRR Certificates) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

For purposes of calculating distributions on the Certificates and the Uncertificated VRR Interest and, in the absence of express provisions in the related Mortgage Loan documents and/or any related Co-Lender Agreement (and/or, with respect to each Outside Serviced Loan Combination, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under the Mortgage Loan, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Loan Combination, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Loan Combination exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Loan Combination in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Loan Combination, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Neither the Master Servicer nor the Special Servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the Mortgage Loans in a manner that would be inconsistent with the allocation and payment priorities set forth above under “—Application Priority of Mortgage Loan Collections or Loan Combination Collections” or in the related Co-Lender Agreement.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, until the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, the Non-Vertically Retained Percentage of each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date) is required to be distributed to holders of the Non-Vertically Retained Regular Certificates (excluding holders of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H Certificates) as follows: (a) first the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class A-S Certificates, (ii) the group (the “YM Group BC”) of the Class X-B, Class B and Class C Certificates, and (iii) the group (the “YM Group DE” and, collectively with the YM Group A and the YM Group BC, the “YM Groups”) of the Class X-D, Class D and Class E Certificates, pro rata based upon the aggregate amount of principal distributed to the Class or Classes of Non-Vertically Retained Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Non-Vertically Retained Regular Certificates in such YM Group, in the following manner: (i) each Class of Non-Vertically Retained Principal Balance Certificates in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such Class of Non-

Vertically Retained Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Non-Vertically Retained Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction for the related principal prepayment and such Class of Non-Vertically Retained Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Non-Vertically Retained Principal Balance Certificates in such YM Group will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Non-Vertically Retained Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such Classes of Non-Vertically Retained Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, the Non-Vertically Retained Percentage of all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated to the holders of the Class F, Class G and Class H Certificates in the manner provided in the Pooling and Servicing Agreement.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class S or Class R Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date).

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class of Certificates	Assumed Final Distribution Date
Class A-1	March 2025
Class A-2	September 2025
Class A-3	March 2027
Class A-4	July 2029
Class A-5	August 2030
Class A-AB	June 2030
Class X-A	September 2030
Class A-S	September 2030
Class B	September 2030
Class C	September 2030

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of an ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in September 2053. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Loan Combination in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Loan Combination (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and, to the extent permitted under the related Co-Lender Agreement, any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00125% per annum and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Loan Combination is serviced under the Pooling and Servicing Agreement, any related Serviced Pari Passu Companion Loan) subject to such prepayment and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards) (a “Prohibited Prepayment”), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Loan Combinations will be allocated between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof.

The Non-Vertically Retained Percentage of any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will be allocated on that Distribution Date among the respective Classes of the Non-Vertically Retained Regular Certificates on a pro rata basis in accordance with the respective Interest Accrual Amounts for those Classes for such Distribution Date.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to the Mortgage Loans or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and/or principal will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Non-Vertically Retained Regular Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class prior to any distribution being made on such Distribution Date in respect of any Classes of Non-Vertically Retained Regular Certificates subordinate to that Class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Non-Vertically Retained Principal Balance Certificates that are subordinate to more senior Classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

On and after the Cross-Over Date has occurred, allocation of the Principal Distribution Amount will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded). Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made as described in clause second of the first paragraph under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the other Non-Vertically Retained Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates by the other Non-Vertically Retained Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class H Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Subordinate Certificates with lower payment priorities.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate applicable Realized Losses.

A “Realized Loss” means, with respect to each Distribution Date:

(i)	with respect to the Non-Vertically Retained Principal Balance Certificates, the amount, if any, by which (A) the product of (1) the Non-Vertically Retained Percentage and (2) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Non-Vertically Retained Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date; and

(ii)	with respect to the Combined VRR Interest, the amount, if any, by which (A) the product of (1) the Vertically Retained Percentage and (2) the aggregate Stated Principal Balance (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Combined VRR Interest Balance after giving effect to distributions of principal on that Distribution Date.

The Certificate Administrator will be required to allocate any applicable Realized Losses with respect to the Non-Vertically Retained Principal Balance Certificates among the following Classes of Subordinate Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:

first, to the Class H Certificates;

second, to the Class G Certificates;

third, to the Class F Certificates;

fourth, to the Class E Certificates;

fifth, to the Class D Certificates;

sixth, to the Class C Certificates;

seventh, to the Class B Certificates; and

eighth, to the Class A-S Certificates.

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Certificate Administrator will be required to allocate applicable Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S or Class R Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the respective Classes of Class X Certificates will be reduced if the Certificate Balance(s) of the Class(es) of Corresponding Principal Balance Certificates are reduced by such Realized Losses.

Applicable Realized Losses will be allocated to the Combined VRR Interest as described under “Credit Risk Retention—The Combined VRR Interest—Material Terms of the Combined VRR Interest—Allocation of Applicable Realized Losses” in this prospectus.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the Issuing Entity, including certain reimbursements to the Certificate Administrator or Trustee as described under “Transaction Parties—The Certificate Administrator” or “—The Trustee”, as applicable, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder and Uncertificated VRR Interest Owner of record a Distribution Date statement in the form of

Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate or the Uncertificated VRR Interest, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any) or Uncertificated VRR Interest Balance, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or Uncertificated VRR Interest Owner, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner reasonably requests, to enable Certificateholders and the Uncertificated VRR Interest Owner to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (https://sf.citidirect.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)       the Distribution Date statement;

(2)       a CRE Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file; and

(15)     a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the Uncertificated VRR Interest Owner by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;

(ii)	a CREFC® financial file; and

(iii)	a CREFC® loan periodic update file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)        Within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending March 31, 2021 a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

(ii)       Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing with respect to the calendar year ending December 31, 2020, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation identified in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the Depositor and its designees, the underwriters, any initial purchasers of Certificates, the Sponsors, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, any Directing Holder, any Consulting Party, the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party (other than a Risk Retention Consultation Party if it is a Borrower Party) be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

Each applicable Directing Holder, Controlling Class Certificateholder and Consulting Party (other than the Risk Retention Consultation Party) and the Special Servicer will only be considered a Privileged Person with respect to any Mortgage Loans or Serviced Loan Combinations for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Directing Holder or a Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Uncertificated VRR Interest Owner, the Controlling Class Representative (to the extent the Controlling Class Representative is not a Certificateholder or a Certificate Owner), a Risk Retention Consultation Party (to the extent the Risk Retention Consultation Party is not a Certificateholder or a Certificate Owner) or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is not the Controlling Class Representative or a Controlling Class Certificateholder, such person is or is not a Borrower Party and such Person is or is not a Risk Retention Consultation Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate, the Uncertificated VRR Interest Owner or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or (2) in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, a Mortgage Loan Seller or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary in this prospectus, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Mortgage Loan.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative or a Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate (including any Class VRR Certificate) is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller or any person known to a responsible officer of the certificate registrar to be an affiliate of any such party, any Certificate (including any Class VRR Certificate) registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Certificate Owner” is the beneficial owner of a Certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to an AB Loan Combination. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Loan Combination to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans, the Certificates and the Uncertificated VRR Interest, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited and RealINSIGHT, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder or the Uncertificated VRR Interest Owner that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder or Uncertificated VRR Interest Owner copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or the Uncertificated VRR Interest Owner may have under the Pooling and Servicing Agreement. Certificateholders and the Uncertificated VRR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:

●	this prospectus;

●	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and

●	the Operating Advisor Annual Report;

(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the Special Servicer;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any notice of the determination of an Appraisal Reduction Amount or Collateral Deficiency Amount with respect to any Mortgage Loan, including the related CREFC® appraisal reduction template;

(E)	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates or the Uncertificated VRR Interest;

●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;

●	any notice of resignation or termination of the Master Servicer or Special Servicer;

●	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;

●	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

●	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;

●	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;

●	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any assessments of compliance delivered to the Certificate Administrator;

●	any Attestation Reports delivered to the Certificate Administrator;

●	any “special notices” requested by a Certificateholder or the Uncertificated VRR Interest Owner to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and

●	Proposed Course of Action Notice;

(F)	the “Investor Q&A Forum”;

(G)	solely to Certificateholders, Certificate Owners and Uncertificated VRR Interest Owners that are Privileged Persons, the “Investor Registry”; and

(H)	the “Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraphs.

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such person via the Certificate Administrator’s website, such Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status

Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Special Servicer Information” means, with respect to any Excluded Special Servicer Mortgage Loan, any information solely related to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Special Servicer Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level and other than CREFC® Reports (excluding the CREFC® special servicer loan file and the CREFC® special servicer property file for the related Excluded Specially Serviced Loan, which will be Excluded Special Servicer Information).

Any reports on Form 10-D filed by the Certificate Administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) contain a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans) or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders and the Uncertificated VRR Interest Owner, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the related loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with any Directing Holder or Consulting Party as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder, Certificate Owner and Uncertificated VRR Interest Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders, Certificate Owners and the Uncertificated VRR Interest Owner may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at “https://sf.citidirect.com”. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at 1-888-855-9695.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, any applicable Directing Holder or Consulting Party (other than the holder of a Serviced Companion Loan or its representative) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The Voting Rights of any Class of Certificates are required to be allocated among Certificateholders of such Class in proportion to their respective Percentage Interests.

The Class S and Class R Certificates and the Uncertificated VRR Interest will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the

Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “—Certificateholder Communication”, and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in Offered Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Global Transaction Services – Benchmark 2020-B19

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors pursuant to the related Mortgage Loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders and the Uncertificated VRR Interest Owner. For purposes of the respective Mortgage Loan Purchase Agreements, each of the MGM Grand & Mandalay Bay Mortgage Loan, the Moffett Place - Building 6 Mortgage Loan and the 1633 Broadway Mortgage Loan (each, a “Joint-Seller Mortgage Loan”) will constitute a “Mortgage Loan” under each such Mortgage Loan Purchase Agreement only to the extent of the portion thereof sold to the depositor by CREFI, GACC, GSMC or JPMCB, as applicable. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Certificate Administrator or to a document custodian appointed by the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) sold by the applicable Sponsor and each Serviced Loan Combination (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Loan Combination, the “Mortgage File”):

(i)       (A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, a copy of the executed promissory note for each related Serviced Companion Loan;

(ii)       the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)      the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)      an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(vi)      the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), if not already assigned pursuant to items (iv) or (v) above;

(vii)     originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)      an original or copy of the related ground lease, if any, and any ground lessor estoppel;

(x)       an original or copy of the related loan agreement, if any;

(xi)      an original of any guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any;

(xii)     an original or copy of the related lockbox agreement or cash management agreement, if any;

(xiii)    an original or copy of the environmental indemnity from the related borrower, if any;

(xiv)    an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xv)     if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee;

(xvi)    in the case of each Loan Combination, an original or a copy of the related Co-Lender Agreement;

(xvii)    any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements;

(xviii)   an original or copy of any mezzanine loan intercreditor agreement if any;

(xix)    the original or copy of any related environmental insurance policy;

(xx)     a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and

(xxi)    copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

Notwithstanding anything to the contrary contained in this prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of such documents (with the actual documents required to be delivered to the applicable Outside Custodian).

Notwithstanding anything to the contrary contained in this prospectus, with respect to each Joint-Seller Mortgage Loan, the obligation of each applicable Sponsor to deliver a copy of the related documents identified in clauses (ii) through (xxi) above may be satisfied by delivery of such documents by either of the applicable Sponsors.

With respect to a Servicing Shift Mortgage Loan, pursuant to the Pooling and Servicing Agreement, following the related Controlling Pari Passu Companion Loan Securitization Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, the Custodian is required to deliver documents constituting the related Mortgage File (other than the documents described in clause (i) of the definition of “Mortgage File”) to the related Outside Trustee or Outside Custodian.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, a custodian appointed by it, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder or the Uncertificated VRR Interest Owner in the affected Mortgage Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix) and (xx) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within a designated period after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)       a copy of each of the following documents:

(i)       (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, the executed promissory note for each related Serviced Companion Loan;

(ii)       the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)      any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)      final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)       the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)       the related ground lease, if any, and any ground lessor estoppel;

(vii)      the related loan agreement, if any;

(viii)     the guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any;

(ix)      the related lockbox agreement or cash management agreement, if any;

(x)       the environmental indemnity from the related borrower, if any;

(xi)      the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)     in the case of a Mortgage Loan that is a part of a Loan Combination, the related Co-Lender Agreement;

(xiii)    any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)    any mezzanine loan intercreditor agreement;

(xv)     any related environmental insurance policy;

(xvi)    any related letter of credit and any related assignment thereof; and

(xvii)   any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)       for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of the origination settlement statement;

(r)        a copy of any insurance summary report;

(s)       a copy of the organizational documents of the related mortgagor and any guarantor;

(t)        a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)       the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)      unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such

Sponsor believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make certain representations and warranties with respect to each Mortgage Loan sold by it that we include in the Issuing Entity. Those representations and warranties are generally to the effect set forth on Annex E-1A to this prospectus (in the case of each of CREFI and GACC), Annex E-2A (in the case of GSMC) and Annex E-3A (in the case of JPMCB), subject to the exceptions set forth on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder or the Uncertificated VRR Interest Owner in the affected Mortgage Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan. If a Material Defect exists with respect to any Mortgage Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, substitute a Qualified Substitute Mortgage Loan, and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of the following (without duplication)—

(i)	the outstanding principal balance of that Mortgage Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus

(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(v)	to the extent not otherwise covered by clause (iv) of this bullet, all Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus

(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in connection with the repurchase in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus

(viii)	any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing or (if permitted) replacing the affected Mortgage Loan or curing a Material Defect, to the extent that the applicable Sponsor and the Enforcing Servicer (subject to the consent of the Controlling Class Representative if and for so long as the Controlling Class Representative is the applicable Directing Holder) are able to agree upon a cash payment payable by such Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), such Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Enforcing Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Enforcing Servicer with the servicing file for such Mortgage Loan and any other information reasonably requested by the Enforcing Servicer as set forth in the Pooling and Servicing Agreement upon the Enforcing Servicer’s request. Upon its making such payment, the applicable Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan not to be a Qualified Mortgage.

In the case of a Material Defect with respect to any Joint-Seller Mortgage Loan, each of the applicable Sponsors (i.e., CREFI and GACC with respect to the MGM Grand & Mandalay Bay Mortgage Loan, GACC and JPMCB with respect to the Moffett Place - Building 6 Mortgage Loan, and GSMC and GACC with respect to the 1633 Broadway Mortgage Loan) will be responsible for any remedies solely in respect of the related promissory note(s) sold by it, in each such case, as if the note(s) contributed by each such Sponsor and evidencing a portion of the subject Mortgage Loan constituted a separate Mortgage Loan.

In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the Outside Securitization established under the related Outside Servicing Agreement, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related to the promissory note for the subject Pari Passu Companion Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders or the Uncertificated VRR Interest Owner) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Non-Vertically Retained Principal Balance Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator, the Trustee and, so long as a Consultation Termination Event has not occurred and is not continuing, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document

Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause the Issuing Entity to fail to qualify as one or more REMICs or any portion of the Issuing Entity to fail to qualify as a Grantor Trust, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Enforcing Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Enforcing Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (y) above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor, defaults on its obligations with respect thereto. We cannot assure you that the applicable Sponsor will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so. See “Risk Factors—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review" relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

The Pooling and Servicing Agreement

General

The Certificates and the Uncertificated VRR Interest will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of September 1, 2020 (the “Pooling and Servicing Agreement”), by and between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following discussion summarizes the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Loan Combinations, the following definitions apply and are, in some cases, further illustrated in the chart below:

●	“Serviced Pari Passu Loan Combination” means a Pari Passu Loan Combination that is serviced under the Pooling and Servicing Agreement.

●	“Serviced AB Loan Combination” means an AB Loan Combination that is serviced under the Pooling and Servicing Agreement.

●	“Serviced Loan Combination” means a Serviced Pari Passu Loan Combination or a Serviced AB Loan Combination, as applicable.

●	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

●	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

●	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.

●	“Companion Loan Holder” means the holder of a Companion Loan.

●	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.

●	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.

●	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.

●	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).

●	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.

●	“Serviced Outside Controlled Loan Combination” means a Serviced Loan Combination if and for so long as the “controlling note” with respect to such Serviced Loan Combination is not or, in the case of the 333 South Wabash Loan Combination, is deemed not to be an asset of the Issuing Entity (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Loan Combination may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Loan Combination, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Loan Combinations” will thereafter cease to apply to the subject Loan Combination. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Loan Combination will be a Serviced Outside Controlled Loan Combination. For so long as the applicable AIG affiliates hold at least $75,000,000 in outstanding principal amount of the 333 South Wabash Loan Combination, the 333 South Wabash Loan Combination will be a Serviced Outside Controlled Loan Combination.

●	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Loan Combination. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan. For so long as the applicable AIG affiliates hold at least $75,000,000 in outstanding principal amount of the 333 South Wabash Loan Combination, the 333 South Wabash Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan.

●	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Loan Combination. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan will be a Serviced Outside Controlled Companion Loan. For so long as the applicable AIG affiliates hold at least $75,000,000 in outstanding principal amount of the 333 South Wabash Loan Combination, each 333 South Wabash Companion Loan will be a Serviced Outside Controlled Companion Loan.

●	“Outside Controlling Note Holder” means, with respect to any Loan Combination that is, and only for so long as such Loan Combination is, a Serviced Outside Controlled Loan Combination, the holder of the related Controlling Note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related servicing agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).

●	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Loan Combination. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan will be an Outside Serviced Companion Loan.

●	“Outside Serviced Loan Combination” means a Loan Combination that is being serviced pursuant to the servicing agreement governing the securitization of a related Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Loan Combination will be an Outside Serviced Loan Combination.

●	“Outside Serviced Pari Passu Loan Combination” means an Outside Serviced Loan Combination that includes one or more Pari Passu Companion Loans but does not include an Outside Serviced Subordinate Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Loan Combination will be an Outside Serviced Pari Passu Loan Combination.

●	“Outside Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of an Outside Serviced Pari Passu Loan Combination or an Outside Serviced Pari Passu-AB Loan Combination. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Pari Passu Companion Loan will be an Outside Serviced Pari Passu Companion Loan.

●	“Outside Serviced Pari Passu-AB Loan Combination” means an Outside Serviced Loan Combination that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans.

●	“Outside Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of an Outside Serviced Pari Passu-AB Loan Combination. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Subordinate Companion Loan and part of a Pari Passu-AB Loan Combination will be an Outside Serviced Subordinate Companion Loan.

●	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Loan Combination.

●	“Outside Servicing Agreement” means the servicing agreement pursuant to which an Outside Serviced Loan Combination is being (or expected to be) serviced, which is, with respect to (i) each Servicing Shift Loan Combination, the related Future Outside Servicing Agreement, and (ii) each Outside Serviced Loan Combination (other than a Servicing Shift Loan Combination following the related Controlling Pari Passu Companion Loan Securitization Date), the Outside Servicing Agreement identified under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

●	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.

●	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement, which (to the extent definitively identified) are set forth under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

●	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Loan Combination.

●	“Servicing Shift Loan Combination” means a Loan Combination that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Pari Passu Companion Loan in a future securitization transaction, the servicing of such Loan Combination will shift to the servicing agreement (i.e., the related Future Outside Servicing Agreement) governing that future securitization transaction.

●	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Loan Combination.

●	“Future Outside Servicing Agreement” means, with respect to any Servicing Shift Loan Combination, the related servicing agreement entered into in connection with the securitization of the related Controlling Pari Passu Companion Loan.

●	“Controlling Companion Loan” means a Companion Loan that is evidenced by a Controlling Note.

●	“Controlling Pari Passu Companion Loan” means a Pari Passu Companion Loan that is evidenced by a Controlling Note.

●	“Controlling Pari Passu Companion Loan Securitization Date” means, with respect to either (i) a Servicing Shift Loan Combination or (ii) an Outside Serviced Loan Combination as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement

upon the securitization of the related Controlling Pari Passu Companion Loan, the date on which the related Controlling Pari Passu Companion Loan is included in an Outside Securitization.

See “Description of the Mortgage Pool—General” for the definitions of certain terms applicable to the Loan Combinations and referred to in the immediately preceding bullets.

The chart below identifies, with respect to each Loan Combination, (i) whether such Loan Combination is a Pari Passu Loan Combination, an AB Loan Combination or a Pari Passu-AB Loan Combination, and (ii) whether such Loan Combination is a Serviced Loan Combination, an Outside Serviced Loan Combination or a Servicing Shift Loan Combination.

Type and Servicing Status of Loan Combinations

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Type of Loan Combination	Servicing Status of Loan Combination
BX Industrial Portfolio	$85,000,000	7.7%	$295,682,660	$268,744,955	$649,427,615	Pari Passu-AB	Outside Serviced
Coleman Highline	$85,000,000	7.7%	$70,000,000	N/A	$155,000,000	Pari Passu	Serviced
Amazon Industrial Portfolio	$80,000,000	7.2%	$59,100,000	N/A	$139,100,000	Pari Passu	Serviced
MGM Grand & Mandalay Bay	$80,000,000	7.2%	$1,554,200,000	$1,365,800,000	$3,000,000,000	Pari Passu-AB	Outside Serviced
Agellan Portfolio	$60,000,000	5.4%	$171,000,000	$172,000,000	$403,000,000	Pari Passu-AB	Outside Serviced
Moffett Place - Building 6	$57,750,000	5.2%	$75,350,000	$66,900,000	$200,000,000	Pari Passu-AB	Outside Serviced
Moffett Towers Buildings A, B & C	$53,100,000	4.8%	$389,900,000	$327,000,000	$770,000,000	Pari Passu-AB	Outside Serviced
333 South Wabash	$50,000,000	4.5%	$190,000,000	N/A	$240,000,000	Pari Passu	Serviced
1633 Broadway	$45,000,000	4.1%	$956,000,000	$249,000,000	$1,250,000,000	Pari Passu-AB	Outside Serviced
USAA Plano	$38,600,000	3.5%	$25,000,000	N/A	$63,600,000	Pari Passu	Serviced
Redmond Town Center	$30,000,000	2.7%	$71,500,000	N/A	$101,500,000	Pari Passu	Serviced
675 Creekside Way	$25,000,000	2.3%	$58,400,000	N/A	$83,400,000	Pari Passu	Outside Serviced
420 Taylor Street	$21,560,639	1.9%	$66,315,986	N/A	$87,876,625	Pari Passu	Outside Serviced
The Shoppes at Blackstone Valley	$19,000,000	1.7%	$145,000,000	N/A	$164,000,000	Pari Passu	Outside Serviced
Brass Professional Center	$12,500,000	1.1%	$45,200,000	N/A	$57,700,000	Pari Passu	Outside Serviced
280 North Bernardo	$11,000,000	1.0%	$60,000,000	N/A	$71,000,000	Pari Passu	Outside Serviced
711 Fifth Avenue	$10,000,000	0.9%	$535,000,000	N/A	$545,000,000	Pari Passu	Outside Serviced

There are no Serviced AB Loan Combinations or Servicing Shift Loan Combinations related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of Loan Combination(s) or any related terms should be disregarded.

See “Description of the Mortgage Pool—The Loan Combinations” for further information with respect to each Loan Combination, the related Companion Loans and the identity of the Companion Loan Holders.

Certain Considerations Regarding the Outside Serviced Loan Combinations

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Loan Combination or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Loan Combinations” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Loan Combinations” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the Certificateholders and the Uncertificated VRR Interest Owner.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates and the Uncertificated VRR Interest evidencing the beneficial ownership interests in the Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders and the Uncertificated VRR Interest Owner the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the

Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions”.

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan and Serviced Loan Combination in trust for the benefit of all Certificateholders, the Uncertificated VRR Interest Owner and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Enforcing Servicer determines that a Material Document Defect exists, the Enforcing Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the affected Mortgage Loan from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the affected Mortgage Loan. This substitution or repurchase obligation or the making of a Loss of Value Payment will constitute the sole remedy available to the Certificateholders or the Issuing Entity for an uncured Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

Each of the Master Servicer and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with the terms of the Pooling and Servicing Agreement and in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

●	with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.       in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Loan Combination) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Loan Combination) to the Certificateholders and the Uncertificated VRR Interest Owner (as if they were one lender) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on such Serviced Loan Combination to the Certificateholders, the Uncertificated VRR Interest Owner and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.       any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.       the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)       the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, beyond 60 days after the date that payment was due; or

●	solely in the case of a delinquent balloon payment, (A) 30 days after the date on which that balloon payment was due (except as described in clause B below) or (B) if (i) the related borrower has delivered to the Master Servicer or the Special Servicer (each of whom will be required to promptly deliver a copy to the other and any applicable Directing Holder and Consulting Party), on or before the date on which that balloon payment was due, a refinancing commitment, letter of intent or otherwise binding application or other similar binding document for refinancing from an acceptable lender or signed purchase agreement related to the sale of the related Mortgaged Property reasonably acceptable to the Special Servicer, (ii) the borrower continued to make its Monthly Payments on each Due Date, and (iii) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days after the date on which the balloon payment was due and (2) the termination of the refinancing commitment, letter of intent or otherwise binding application or similar refinancing document or the purchase agreement; or

(b)       there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders and the Uncertificated VRR Interest Owner in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders, the Uncertificated VRR Interest Owner and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders and the Uncertificated VRR Interest Owner in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders, the Uncertificated VRR Interest Owner and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination); or

(c)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered into against the related borrower; or

(d)       the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)       the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)        the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)       the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders and the Uncertificated VRR Interest Owner in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders, the Uncertificated VRR Interest Owner or the related Serviced Companion Loan Holder(s) in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 60 days.

Notwithstanding the foregoing, for purposes of clauses (a) (but solely with respect to delinquent monthly debt service payments), (b), (e) and (g) above, neither (i) a Payment Accommodation with respect to any Serviced Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a Servicing Transfer Event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, in the event a borrower fails to comply with the terms of a Payment Accommodation (as determined by the Special Servicer in accordance with the Servicing Standard), a determination as to whether any applicable event specified in the preceding sentence constitutes a Servicing Transfer Event will be made as though the Payment Accommodation never occurred.

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the applicable Directing Holder and after non-binding consultation with any applicable Consulting Parties), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the applicable Directing Holder will be required to respond to the Special Servicer’s request for such consent (or be deemed to have provided such consent) within the time period described under “—Directing Holder—General”) with respect to Acceptable Insurance Defaults; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the applicable Consulting Parties, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the subject Serviced Mortgage Loan or any related Serviced Companion Loan to be characterized as a “Specially Serviced Loan”.

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Loan Combination, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Loan Combination). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Loan Combination under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

With respect to any Serviced Loan that is not a Specially Serviced Loan, the determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan will be made by the Special Servicer or (if (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any such request by a borrower or make any such determination or (ii) in the case of a Special Servicer Decision described in clause (b), clause (c) or sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below) will be made by the Master Servicer subject to the Special Servicer’s consent. The Special Servicer will also be required to obtain the consent of any applicable Directing Holder and will be required to consult with any applicable Consulting Parties in connection with any Major Decisions, to the extent described under “—Directing Holder” and “—Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision” to the extent it is not a Major Decision):

(a)       approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(b)       approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(c)       approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Loan Combination);

(d)       approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(e)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Loan Combination in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Loan Combination documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(f)        in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)       in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Loan Combination in connection with a defeasance of such collateral;

(h)       any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Co-Lender Agreement as to which the consent of the Issuing Entity is not required) related to a Serviced Mortgage Loan or Serviced Loan Combination, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(i)       any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(j)       any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related loan documents and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied), and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property; and

(k)      fundings or disbursements of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves that (i) exceed, in the aggregate, 10% of the initial principal balance of the related Serviced Loan, regardless of whether such funding or disbursement may be characterized as routine or customary in nature or (ii) regardless of the aggregate percentage of the initial principal balance of the related Serviced Loan represented by such holdbacks, escrows or reserves, that are not routine or customary in nature.

With respect to non-Specially Serviced Loans, if the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any Special Servicer Decision or Major Decision or in the case of a Special Servicer Decision described in clause (b), clause (c) or sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” above, the Master Servicer, prior to taking any action with respect to such Special Servicer Decision or Major Decision, will be required, unless otherwise agreed by the Master Servicer and the Special Servicer, to prepare and submit its written analysis and recommendation to the Special Servicer, together with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from any applicable Directing Holder and Consulting Party (to the extent such Consulting Party has consultation rights as described under “—Directing Holder” or “—Operating Advisor”, as applicable, below, or under “Credit Risk Retention” above) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders, the Uncertificated VRR Interest Owner and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

Each sub-servicing agreement between the Master Servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer, or by any successor Master Servicer without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be required to be terminated (unless such default is waived by the Depositor) if the sub-servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to the Pooling and Servicing Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to take (or determine not to take) action with respect to (a) Major Decisions or Special Servicer Decisions without the consent of the Master Servicer (who will, in turn, be required to obtain the consent of the Special Servicer as described under “—Directing Holder” below and as provided in the Pooling and Servicing Agreement) or (b) servicing decisions that are not Major Decisions or Special Servicer Decisions without the consent of the Master Servicer.

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, if applicable, any Excess Interest) due or deemed due (without regard to any grace period) on each Mortgage Loan (including the Outside Serviced Mortgage Loans, and notwithstanding that the related Mortgaged Property has become an REO Property) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may, in its sole discretion, make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on any Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on the related Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues, subject to a non-recoverability determination, through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Property or Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Loan Combination and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property (or, in the case of a Servicing Advance on a Serviced Loan Combination, from such collections with respect to such Serviced Loan Combination and the related REO Property), as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates or the Uncertificated VRR Interest, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

●	neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Serviced Loan Combination or REO Property, as the case may be, as to which such Advance was made;

●	the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party, notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;

●	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;

●	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

●	notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and any applicable Directing Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to recoverability or nonrecoverability, and the Special Servicer may make its own independent determination as to non-recoverability, notwithstanding any determination of recoverability or nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Loan Combination, with interest at a prime lending rate.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Trustee, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan or Serviced Loan Combination, as applicable by the borrower and any other collections thereon, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or Serviced Loan Combination, as applicable, or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account out of general collections relating to the Mortgage Loans (first from principal collections and then from any other collections).

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and the Uncertificated VRR Interest Owner (and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders, the Uncertificated VRR Interest Owner and/or the related Serviced

Companion Loan Holder(s) constituted a single lender) (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s)).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal of the Mortgage Loans and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the applicable Directing Holder; and provided, further, that, if it is an applicable Consulting Party, the Controlling Class Representative must be consulted with. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and the Uncertificated VRR Interest Owner and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders or the Uncertificated VRR Interest Owner to the detriment of other Classes of Certificateholders or the Uncertificated VRR Interest Owner will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders or the Uncertificated VRR Interest Owner.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Loan Combination Custodial Account”) with respect to each Serviced Loan Combination (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Loan Combination in the related Loan Combination Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Loan Combination Custodial Account to the extent these funds are not otherwise payable to the holder of a related Companion Loan or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Loan Combination Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, and (ii) the “Upper-Tier REMIC Distribution Account” (collectively, the “Distribution Account”).

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent on deposit in the Collection Account, the Aggregate Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and the Uncertificated VRR Interest and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account. See “Description of the Certificates—Distributions”.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2021) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if the final Distribution Date occurs in such month) of each calendar year (commencing in 2021), the Certificate Administrator will be required to withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein, and deposit such amount into the Lower-Tier REMIC Distribution Account.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the applicable one-month collection period. Distributions of Excess Interest on the Class S Certificates and the Combined VRR Interest will be made from the Excess Interest Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on liquidations of defaulted Mortgage Loans and, to the extent allocable to the Issuing Entity, on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account. In connection with each Distribution Date, the Certificate Administrator will be required to determine if the Non-Vertically Retained Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated applicable Realized Losses reimbursable to, the holders of the Non-Vertically Retained Regular Certificates on such Distribution Date. If the Certificate Administrator determines that such Non-Vertically Retained Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator will be required to withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Aggregate Available Funds for the related Distribution Date for allocation between the Combined VRR Interest and the Non-Vertically Retained Regular Certificates) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency in such Non-Vertically Retained Available Funds and (B) the Vertical Risk Retention Allocation Percentage of the amount described in the immediately preceding sub-clause (A). In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and other shortfalls in payments on the Regular Certificates and the Uncertificated VRR Interest, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Non-Vertically Retained Regular Certificates and the Combined VRR Interest on the final Distribution Date.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties and one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

The Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Loan Combination Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates and the Uncertificated VRR Interest Owner. Each of the Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Loan Combination Custodial Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Loan Combination Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

If with respect to any Serviced Loan the related loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Loan Combination Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account an amount equal to the sum of (I) the Aggregate Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (II) any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master

Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any,(D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)	to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”);

(iii)	to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee (or to pay Midland, if Midland is no longer the Master Servicer, any excess servicing strip to which it is entitled in accordance with the Pooling and Servicing Agreement) earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period);

(iv)	to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee;

(v)	to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity);

(vi)	to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

(vii)	to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement;

(viii)	to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC;

(ix)	to pay the CREFC® Intellectual Property Royalty License Fee;

(x)	to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below;

(xi)	to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account; and

(xii)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

However, certain of the foregoing withdrawals of items specifically related to a Serviced Loan Combination or related REO Property will first be made out of the related Loan Combination Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Loan Combination Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Loan Combination (taking into account the subordinate nature of any related Subordinate Companion Loan(s)), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Serviced Companion Loan.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related REO Property, then upon direction from the Master Servicer (subject to any notice required to be provided by the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement), the Special Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account (or, in the case of clause (v) below, to the applicable Sponsors) for the following purposes:

(i)        to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related REO Property (together with interest on such Advance);

(ii)       (A) to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and (B) to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payments;

(iii)      to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan or any related successor REO Mortgage Loan;

(iv)       following the liquidation of such Mortgage Loan or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan to cover the items contemplated by the immediately preceding clauses (i) to (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)       on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses that are attributable to such Mortgage Loan or any related REO Property for which the contribution was made, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan or any related REO Property for which the contribution was made.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The servicing fee (the “Servicing Fee”) payable in respect of each related Mortgage Loan (including any Mortgage Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan will be paid monthly from amounts received on such Mortgage Loan. With respect to each such Mortgage Loan (including each Mortgage Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan; and (c) be prorated for partial periods. The Servicing Fee is generally payable to the Master Servicer, but includes (i) all amounts required to be paid to any primary servicer or sub-servicer, and (ii) with respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for Serviced Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), and will be 0% for Specially Serviced Loans, 0% for any Serviced Loan in respect of a Payment Accommodation processed by the Special Servicer, whether or not it is a Specially Serviced Loan, and 100% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer (with the agreement of the Special Servicer as described under “—Directing Holder—General” below)) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan (if the related assumption was processed by the Master Servicer) and any defeasance fee received in connection with the defeasance of a Serviced Loan (which defeasance fee will not include the Special Servicer’s portion of any Modification Fees in connection with a defeasance to which the Special Servicer is entitled under the Pooling and Servicing Agreement), (c) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer and (d) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer. With respect to Excess Penalty Charges, the Master Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and any Loan Combination Custodial

Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to any non-Specially Serviced Loan as to which the borrower request does not relate to a Major Decision or a Special Servicer Decision or in connection with any borrower request that relates to a Major Decision or Special Servicer Decision being processed by the Master Servicer with the mutual agreement of the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Special Servicer will not be permitted to waive any such review fee without the Master Servicer’s consent. Notwithstanding the foregoing, the Master Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard. “Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees), and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Loan Combination, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12- month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Any fees or other charges charged in connection with processing any Payment Accommodation with respect to any Serviced Loan (in the aggregate with each other such Payment Accommodation with respect to such Serviced Loan) may not exceed an amount equal to $60,000 (excluding attorneys’ fees and out-of-pocket third party expenses) (the “Payment Accommodation Fee Cap”) and may only be borne by the borrower, not the Issuing Entity. For the avoidance of doubt, in the event of a borrower default under a Payment Accommodation, the Payment Accommodation Fee Cap would only apply to the initial processing of such Payment Accommodation, and, in such event, the Master Servicer or the Special Servicer, as applicable, would be entitled to all fees that would be payable to it pursuant to the terms of the Pooling and Servicing Agreement with respect to further servicing actions with respect to the related Mortgage Loan.

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly: (i) in the case of a Serviced Loan Combination, from collections on such Serviced Loan Combination; and (ii) in the case of a Mortgage Loan (including a Mortgage Loan that is part of a Serviced Loan Combination, if the fee remains unpaid as described in the immediately preceding clause (i)), from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan (or related Serviced Loan Combination, if applicable) or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $5,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Specially Serviced Loan (or the related Serviced Loan Combination, if applicable) or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or related Serviced Loan Combination, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, with respect to any Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable), no Liquidation Fee will be less than $25,000. Notwithstanding the foregoing, in the event a party to the Pooling and Servicing Agreement is required to enforce the obligations of a Mortgage Loan Seller under its related Mortgage Loan Purchase Agreement with respect to an Outside Serviced Mortgage Loan, such party may be entitled to receive a liquidation fee (similar to the Liquidation Fee) in the amount and under the circumstances set forth in the Pooling and Servicing Agreement.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% or (b) with respect to any Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) such lesser rate as would result in a Liquidation Fee of $1,000,000.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for Serviced Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 100% for Specially Serviced Loans and in respect of a Payment Accommodation processed by the Special Servicer with respect to any Serviced Mortgage Loan, whether or not it is a Specially Serviced Loan, and will be 0% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer (with the agreement of the Special Servicer as described under “—Directing Holder--General” below) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (i) Specially Serviced Loans and (ii) Serviced Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer); (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor in connection with a Material Defect, (d) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer; and (e) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer. With respect to Excess Penalty Charges, the Special Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to a Specially Serviced Loan or any non-Specially Serviced Loan as to which the borrower request relates to a Major Decision or a Special Servicer Decision, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Master Servicer will not be permitted to waive any such review fee without the Special Servicer’s consent. Notwithstanding the foregoing, the Special Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

Any fees or other charges charged in connection with processing any Payment Accommodation with respect to any Serviced Loan (in the aggregate with each other such Payment Accommodation with respect to such Serviced Loan) may not exceed the Payment Accommodation Fee Cap and may only be borne by the borrower, not the Issuing Entity. For the avoidance of doubt, in the event of a borrower default under a Payment Accommodation, the Payment Accommodation Fee Cap would only apply to the initial processing of such Payment Accommodation, and, in such event, the Master Servicer or the Special Servicer, as applicable, would be entitled to all fees that would be payable to it pursuant to the terms of the Pooling and Servicing Agreement with respect to further servicing actions with respect to the related Mortgage Loan.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan. For the avoidance of doubt, the foregoing is not intended to act as a prohibition on the right of any entity acting in the capacities of both Master Servicer and Special Servicer from receiving or retaining any fees, compensation or other remuneration it is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Loan Combinations, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement and that is set forth in a report that is part of the CREFC® Investor Reporting Package, and (2) any Permitted Special Servicer/Affiliate Fees. For the avoidance of doubt, any compensation or other remuneration that an entity acting in the capacities of both the Master Servicer and Special Servicer is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement will not constitute Disclosable Special Servicer Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received or advanced in respect of the Mortgage Loans and will accrue at 0.0067% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Mortgage Loan, will be a rate equal to 0.00125% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates and the Uncertificated VRR Interest as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates and the Uncertificated VRR Interest as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan (including any REO Mortgage Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the Uncertificated VRR Interest Owner, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate” is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property

Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate.

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.00028% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as such Mortgage Loan and prorated for any partial periods.

In connection with each Asset Review with respect to one or more Delinquent Loans, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance equal to or greater than $20,000,000 but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance equal to or greater than $40,000,000.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates and the Uncertificated VRR Interest as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer will be required to determine whether to, pursue (and, if it so determines to do so, to pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

Fees and Expenses

The amounts available for distribution on the Certificates and the Uncertificated VRR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds
Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections on the related Mortgage Loan, or if unpaid after final recovery of the related Mortgage Loan, out of general collections on the other Mortgage Loans
Additional Servicing Compensation(3)(4) / Master Servicer	– a specified percentage (which may be either 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 0% for Specially Serviced Loans, will be 0% for any Serviced Mortgage Loan in respect of a Payment Accommodation processed by the Special Servicer, whether or not it is a Specially Serviced Loan, and 100% for any Serviced Mortgage Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee / investment income
	– 100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Master Servicer) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer	from time to time
	– all investment income earned on amounts on deposit in the collection account, loan combination custodial account(s) and certain reserve accounts	monthly

Type/Recipient	Amount(1)	Frequency	Source of Funds
Special Servicing Fee(3)(5) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or any related Serviced Loan Combination, if applicable) that would be less than $5,000 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Mortgage Loan (or any related Serviced Loan Combination, if applicable)) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Workout Fee(3)(5) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan (or any related Serviced Loan Combination, if applicable) from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan (or any related Serviced Loan Combination, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan (or any related Serviced Loan Combination, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date); and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest
Liquidation Fee(3)(5) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan (or any related Serviced Loan Combination, if applicable) will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Type/Recipient	Amount(1)	Frequency	Source of Funds
Additional Special Servicing Compensation(3)(4) / Special Servicer	– a specified percentage (which may be either 0% or 50% for Serviced Mortgage Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 100% for Specially Serviced Loans and in respect of a Payment Accommodation processed by the Special Servicer with respect to any Serviced Mortgage Loan, whether or not it is a Specially Serviced Loan, and will be 0% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee / investment income
	– 100% of assumption application fees on (i) Specially Serviced Loans and (ii) Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer)	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer	from time to time
	– all investment income received on funds in any REO account	from time to time
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.0067% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00125% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable)	from time to time	to the extent paid by the related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period
Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00028% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool

Type/Recipient	Amount(1)	Frequency	Source of Funds
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers
Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer	With respect to each Asset Review, (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance equal to or greater than $20,000,000 but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance equal to or greater than $40,000,000	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within the specified period, such fee will be paid by the Issuing Entity out of general collections
Property Advances(3)(6) / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related Mortgage Loan (or any related Loan Combination, if applicable), or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool
Interest on Property Advances(3)(6) / Master Servicer, Special Servicer and Trustee	at Prime Rate, compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or any related Loan Combination, if applicable), then from general collections on the Mortgage Pool

Type/Recipient	Amount(1)	Frequency	Source of Funds
P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool, subject to certain limitations
Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate, compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or, in the case of a Mortgage Loan that is part of a Serviced Loan Combination, collections on any related Subordinate Companion Loan), then from general collections on the Mortgage Pool
Indemnification Expenses(3)(6)(7) / Depositor, Certificate Administrator, paying agent, custodian, certificate registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the certificate registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections on the Mortgage Pool

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans. In general, each of the Master Servicer and the Special Servicer would be entitled to fees on a Serviced Companion Loan similar to those payable to such parties on a Serviced Mortgage Loan.

(2)	With respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, includes the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate) (each, an “Outside Servicer Fee Rate”) indicated in the table below titled “Outside Serviced Mortgage Loan Fees” in the column headed “Outside (Primary) Servicer Fee Rate”.

(3)	With respect to any Servicing Shift Loan Combination, the Master Servicer and the Special Servicer will generally be entitled to payment/reimbursement of the subject fees and expenses for so long as the related Loan Combination is serviced under the Pooling and Servicing Agreement. In connection with the securitization of the related Controlling Pari Passu Companion Loan, the servicing of a Servicing Shift Loan Combination will shift to the applicable Outside Servicing Agreement and such Loan Combination will become an Outside Serviced Loan Combination.

(4)	With respect to any Outside Serviced Mortgage Loan, the allocations of additional servicing/special servicing compensation between the related Outside Servicer and the related Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.

(5)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Special Servicer will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. The rights to compensation for any Outside Special Servicer will be governed by the applicable Outside Servicing Agreement. See the table entitled “Outside Serviced Mortgage Loan Fees” below. Also see “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Loan Combinations” above and “—Servicing of the Outside Serviced Mortgage Loans” below.

(6)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), outside asset representations reviewer (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Loan Combinations” above and “—Servicing of the Outside Serviced Mortgage Loans” below.

(7)	May be payable out of collections on a Serviced Loan Combination to the extent allocable thereto.

With respect to each of the Outside Serviced Mortgage Loans (including, after the related shift in servicing occurs, any Servicing Shift Mortgage Loan) set forth in the table below, the Outside Servicer under the Outside Servicing Agreement governing the servicing of that Mortgage Loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the Outside Special Servicer under the related Outside Servicing Agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below.

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(1) (per annum)	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate	Outside Liquidation Fee Rate
BX Industrial Portfolio	0.00125%	0.25000%	1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate	1.00%, subject to a maximum liquidation fee of $1,000,000 in the aggregate
MGM Grand & Mandalay Bay	0.000625%	0.25000%, subject to a maximum special servicing fee of $250,000	0.50%, subject to a maximum workout fee of $2,500,000	0.50%, subject to a maximum liquidation fee of $2,500,000
Agellan Portfolio	0.00125%	0.25000%	0.50%	0.50%
Moffett Place - Building 6	0.02000%	0.25000%	0.50%	0.50%
Moffett Towers Buildings A, B & C	0.00125%	0.125000%	0.25%, subject to a maximum workout fee of $1,000,000.	0.25%, subject to a maximum liquidation fee of $1,000,000.
1633 Broadway	0.00125%	0.125000%	0.37500%, subject to a maximum workout fee of $1,000,000	0.37500%, subject to a maximum liquidation fee of $1,000,000
675 Creekside Way	0.00125%	0.25000%	1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate and a minimum workout fee of $25,000 in the aggregate	1.00%, subject to a maximum liquidation fee of $1,000,000 in the aggregate and a minimum liquidation fee of $25,000 in the aggregate
420 Taylor Street	0.00125%	0.25000%	1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate, and further to a minimum workout fee of $25,000 in the aggregate, and further subject to an aggregate cap on liquidation fees and workout fees of $1,000,000	1.00%, subject to a maximum liquidation fee of $1,000,000 in the aggregate, and further subject to a minimum liquidation fee of $25,000 in the aggregate, and further subject to an aggregate cap on liquidation fees and workout fees of $1,000,000
The Shoppes at Blackstone Valley	0.00125%	0.25000%	1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate, and further to a minimum workout fee of $25,000 in the aggregate	1.00%, subject to a maximum liquidation fee of $1,000,000 in the aggregate, and further subject to a minimum liquidation fee of $25,000 in the aggregate
Brass Professional Center	0.02125%	0.25000%	1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate, and further to a minimum workout fee of $25,000 in the aggregate, and further subject to an aggregate cap on liquidation and workout fees of $1,000,000	1.00%, subject to a maximum liquidation fee of $1,000,000 in the aggregate, and further subject to a minimum liquidation fee of $25,000 in the aggregate, and further subject to an aggregate cap on liquidation and workout fees of $1,000,000

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(1) (per annum)	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate	Outside Liquidation Fee Rate
280 North Bernardo	0.00125%	0.25000%	1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate, and further to a minimum workout fee of $25,000 in the aggregate, and further subject to an aggregate cap on liquidation and workout fees of $1,000,000	1.00%, subject to a maximum liquidation fee of $1,000,000 in the aggregate, and further subject to a minimum liquidation fee of $25,000 in the aggregate, and further subject to an aggregate cap on liquidation and workout fees of $1,000,000
711 Fifth Avenue	0.00250%	0.25000%	1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate, and further to a minimum workout fee of $25,000 in the aggregate	1.00%, subject to a maximum liquidation fee of $1,000,000 in the aggregate, and further subject to a minimum liquidation fee of $25,000 in the aggregate

(1)	Includes any applicable sub-servicing fee rate.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Loan Combination (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan Combination previously paid from the Collection Account or Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or Loan Combination Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Loan Combination are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Loan Combinations” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Upon receipt of any request for a waiver or consent in respect of a due-on-sale provision under the Mortgage Loan documents (which will include, without limitation, requests regarding sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-sale provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-sale provision to accelerate payment of that Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-sale provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Due-On-Encumbrance

Upon receipt of any request for a waiver or consent in respect of a due-on-encumbrance provision under the Mortgage Loan documents (which will include, without limitation, requests regarding any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-encumbrance provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-encumbrance provision to accelerate payment of that Serviced Loan (with any recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent (i) to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement), and (ii) to the release, substitution or addition of collateral securing any Serviced Loan in connection with a defeasance of such collateral (provided that the proposed defeasance collateral is of a type permitted under the related Mortgage Loan documents and provided further that, with respect to the Master Servicer, such defeasance does not require any modification, waiver or amendment of such documents as described in clauses (e)(i) and (ii) of the definition of “Special Servicer Decision”).

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;

●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●	solely in the case of a delinquent balloon payment, (A) the date occurring 30 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B)) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 30 days after the maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or

●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, for purposes of the first two bullets of the definition of “Appraisal Reduction Event” above, neither (i) a Payment Accommodation with respect to any Serviced Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Loan Combination.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Non-Vertically Retained Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards or conduct an internal valuation as described under this “—Appraisal Reduction Amounts” section. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the receipt of the appraisal or the conducting of an internal valuation, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal or internal valuation and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal or conducted an internal valuation within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan will be deemed to be an amount equal to 25% of the current Stated Principal Balance of such related Serviced Mortgage Loan until the appraisal is received or valuation conducted. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

A “Payment Accommodation” for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) means the entering into any temporary forbearance agreement as a result of the COVID-19 emergency (as reasonably determined by the Master Servicer (if the Master Servicer and Special Servicer agree that the Master Servicer will determine) or the Special Servicer in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related Mortgage Loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related Mortgage Loan documents, that in each case (i) is entered into prior to the date that is 6 months following the Closing Date, (ii) defers no greater than 3 monthly debt service payments and (ii) requires full repayment of deferred payments, reserves and escrows by the earlier of (a) the date that is 12 months following the date of the Payment Accommodation for such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and (b) the maturity date for such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable).

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will generally be equal to (subject to the discussion in the prior paragraph) the excess of:

(a)  the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over

(b)  the excess of:

(i)   the sum of:

(A)  90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by (1) the appraisal, or (2) an internal valuation performed by the Special Servicer with respect to any Serviced Mortgage Loan (or Serviced Loan Combination) with an outstanding principal balance less than $2,000,000 (provided that the Special Servicer may elect to obtain an appraisal with respect to such Serviced Mortgage Loan (or Serviced Loan Combination) as contemplated by the preceding clause (1)), minus, with respect to any appraisal, such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and

(B)  all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of calculation over

(ii)  the sum as of the Due Date occurring in the month of the date of determination of:

(A)  to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate),

(B)  all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Loan Combination) and

(C)  all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Loan Combination) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).

The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount. In the case of an Outside Serviced Loan Combination, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (although, in the case of an Outside Serviced Pari Passu-AB Loan Combination, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loan(s)) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Loan Combination.

An “Appraiser“ is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating the Non-Vertically Retained Percentage of one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the most subordinate Class of Non-Vertically Retained Regular Certificates then outstanding (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates) (to the extent of the Non-Vertically Retained Percentage of the reduction in such P&I Advance). See “—Advances” in this prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance or, if applicable, conduct an internal valuation. Based upon the appraisal or internal valuation, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Loan Combination).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained, or, if applicable, internal valuation performed, by the Special Servicer with respect to such Serviced Mortgage Loan and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to the Pooling and Servicing Agreement obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount“, as of any date of determination by the Special Servicer, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify any Cumulative Appraisal Reduction Amount.

“AB Modified Loan“ means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount“ means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Loan Combination, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special

Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—General Obligations” below) will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to each Class of Non-Vertically Retained Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class H Certificates and then to the Class G Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated the Non-Vertically Retained Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the preceding two sentences.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or, for the express purposes described in this prospectus, allocating Voting Rights, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class or the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator and the Master Servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

Any Class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class“. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property securing any Serviced Loan as to which there exists an Appraisal Reduction Amount or a Collateral Deficiency Amount (such holders, the “Requesting Holders“). The Special Servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second appraisal and receipt of information requested by the Special Servicer from the Master Servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

Any Appraised-Out Class as to which one or more holders are Requesting Holders challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and no Control Termination Event exists, and the rights of the Controlling

Class will be exercised by the most subordinate Class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Appraisals that are to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2021; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date each year (commencing in 2021) specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (only in the case of the Special

Servicer) and the Depositor, a report (an “Assessment of Compliance“) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report“) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

“Regulation AB“ means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act“), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant“ is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates, the Uncertificated VRR Interest Owner, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the

Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred in connection with, or relating to, the Pooling and Servicing Agreement, the Certificates or the Uncertificated VRR Interest, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including any such legal fees and expenses): (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Trust or in the interests of the Certificateholders or the Uncertificated VRR Interest Owner any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates and the Uncertificated VRR Interest Owner under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement, the Certificates or the Uncertificated VRR Interest, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates or the Uncertificated VRR Interest issued to it or of the proceeds of the sale of such Certificates or the Uncertificated VRR Interest, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations under the Pooling and Servicing Agreement.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders or the Uncertificated VRR Interest Owner, unless those Certificateholders or the Uncertificated VRR Interest Owner have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, paying agent and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “loan combination custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Loan Combination provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Loan Combination as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events“ under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Loan Combination Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)       any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Loan Combination Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)       any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders, the Uncertificated VRR Interest Owner or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)       the Master Servicer or the Special Servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)       Kroll Bond Rating Agency, LLC (“KBRA“) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by KBRA (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(h)       the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch“) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(i)       the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities“ mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Issuing Entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency“ means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction to the Trustee from (A) the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificates, or (B) an affected Serviced Companion Loan Holder (but, subject to the discussion below, solely in the case of the related Serviced Loan Combination and a Servicer Termination Event with respect to the Special Servicer), the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special

Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the applicable Directing Holder will have the right to approve any successor Special Servicer with respect to any Serviced Loan or Serviced Loan Combination. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, the Trustee will be required to consult with any applicable Directing Holder and Consulting Party prior to the appointment of a successor Master Servicer or Special Servicer with respect to any Serviced Loan or Serviced Loan Combination at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Loan Combination. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f), (g) or (h) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Loan Combination.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of

Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of all Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Loan Combination only, by the related Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Loan Combination, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event

General

The Special Servicer may be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, with respect to any Serviced Mortgage Loan or Serviced Loan Combination, as follows:

(a)       with or without cause, at the direction of the applicable Directing Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation);

(b)       if a Control Termination Event has occurred and is continuing, pursuant to a vote of applicable Certificateholders, with or without cause, in accordance with the procedures described below under “—Removal of the Special Servicer by Certificateholders Following a Control Termination Event”, upon the affirmative vote of (a) the holders of Regular Certificates, evidencing at least a 66-2/3% of the Voting Rights allocable to the Regular Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each Class of Non-Reduced Certificates; and

(c)       if a Consultation Termination Event has occurred and is continuing, if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the Certificateholders and the Uncertificated VRR Interest Owner (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the Serviced Loans, and (ii) the holders of Non-Reduced Certificates evidencing at least a majority of the Voting Rights allocable to each Class of Non-Reduced Certificates affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”.

“Certificateholder Quorum“ means a quorum that, for purposes of a vote to terminate and replace the Special Servicer or the Asset Representations Reviewer at the request of the holders of Certificates evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Regular Certificates evidencing at least 50% of the Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Principal Balance Certificates) of all Regular Certificates, on an aggregate basis.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate of such current or former Operating Advisor or Asset Representations Reviewer.

Excluded Special Servicer Mortgage Loans

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, becomes a Borrower Party with respect to any Mortgage Loan or Loan Combination (any such Mortgage Loan or Loan Combination, an “Excluded Special Servicer Mortgage Loan“), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. The applicable Directing Holder will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer“) for the related Excluded Special Servicer Mortgage Loan.

If there is no applicable Directing Holder entitled to appoint an Excluded Mortgage Loan Special Servicer for an Excluded Special Servicer Mortgage Loan (or if there is an applicable Directing Holder so entitled but it has not appointed a replacement Special Servicer within 30 days), then the Certificate Administrator will so notify the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. In the event that the resigning Special Servicer is required to appoint an Excluded Mortgage Loan Special Servicer, the resigning Special Servicer will not have any liability for the actions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents will be entitled to be indemnified by the Issuing Entity against any and all losses or liability incurred in connection with any legal action resulting from the actions of the Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Loan Combination, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the Special Servicer again for such Serviced Mortgage Loan or Serviced Loan Combination, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Serviced Mortgage Loan or Serviced Loan Combination, as the case may be, earned during such time on and after such Serviced Mortgage Loan or Serviced Loan Combination, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Loan Combinations that are not Excluded Special Servicer Mortgage Loans during such time.

Notwithstanding the foregoing discussion under this “—Excluded Special Servicer Mortgage Loans” sub-heading, in the case of any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder will have the right to appoint an Excluded Mortgage Loan Special Servicer.

Removal of the Special Servicer by Certificateholders Following a Control Termination Event

The procedures for removing a Special Servicer (other than with respect to any Serviced Outside Controlled Loan Combination) if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Regular Certificates evidencing at least 25% of the Voting Rights of the Regular Certificates requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Loan Combination) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Regular Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Regular Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans (other than any Serviced Outside Controlled Loan Combination) and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Loan Combination) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor

After the occurrence and during the continuance of a Consultation Termination Event, with respect to the Serviced Loans, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Non-Reduced Certificates evidencing at least a majority of the Voting Rights allocable to each Class of Non-Reduced Certificates, and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans, and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If any Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement, any applicable Directing Holder and any applicable Consulting Parties; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event that, at any time following the date that the Credit Risk Retention Rules are no longer applicable to this securitization transaction and there are no Classes of Certificates or Uncertificated VRR Interests outstanding other than the Control Eligible Certificates, the Combined VRR Interest, the Class S Certificates and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the Operating Advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain (A) a rating on its unsecured long-term debt of at least “BBB+” by S&P, (B) a rating on its unsecured long term-debt of at least “A-” by Fitch or a rating on its short-term debt of at least “F1” by Fitch and (C) if rated by KBRA, a rating on its unsecured long-term debt of at least “A-” by KBRA; provided, however, that Wilmington Trust, National Association as the initial trustee will be deemed to have met the eligibility requirements in (A) through (C) above for so long as (a) it has a rating on its unsecured long-term debt of at least “BBB” from S&P and a short term debt rating of at least “A-2” from S&P, (b) it has a rating on its unsecured long-term debt of at least “BBB” by Fitch or a rating on its short-term debt of at least “F2” by Fitch and (c) the master servicer has (i) a rating on its unsecured long-term debt of at least “A” by S&P and a rating on its short-term debt of at least “A-1” from S&P and (ii) a rating on its unsecured long-term debt of a least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch (or such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain a rating on its unsecured long term debt of at least (A) “BBB+” by S&P (or “BBB” by S&P if the Certificate Administrator’s unsecured short term debt is rated at least “A-2” by S&P), (B) “BBB+” by Fitch and (C) if rated by KBRA, “A-” by KBRA (or in the case of any Rating Agency’s requirement set forth above in this sentence, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the Issuing Entity.

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (in the case of the Trustee) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the

Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or the Uncertificated VRR Interest Owner:

(a)       to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Uncertificated VRR Interest Owner;

(b)       to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the Uncertificated VRR Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)       to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or the Uncertificated VRR Interest Owner, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations, or (iv) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the Uncertificated VRR Interest Owner, as evidenced by an opinion of counsel;

(f)       to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the Uncertificated VRR Interest Owner; and

(g)       to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5“); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer

without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or the Uncertificated VRR Interest without the consent of the holder of that Certificate or the Uncertificated VRR Interest Owner, as applicable, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class or of the Uncertificated VRR Interest the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class or of the Uncertificated VRR Interest then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders and the Uncertificated VRR Interest Owner or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates or the Uncertificated VRR Interest Owner, that is adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”) or, with respect to any Serviced Loan with an outstanding principal balance less than $2,000,000, conduct an internal valuation as contemplated under “—Appraisal Reduction Amounts” in this prospectus unless the Special Servicer elects to obtain an Updated Appraisal with respect to such Serviced Loan. However, the Special Servicer will not be required to obtain an Updated Appraisal or conduct an internal valuation of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, and any applicable Directing Holder and Consulting Party.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates, the Uncertificated VRR Interest Owner or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of the Certificateholders and the Uncertificated VRR Interest Owner and, if applicable, any related Serviced Companion Loan Holder(s). Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders, the Uncertificated VRR Interest Owner and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the Uncertificated VRR Interest Owner to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to the holders of Certificates and the Uncertificated VRR Interest Owner. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Loan Combination, prior to the distribution of those Liquidation Proceeds to Certificateholders, the Uncertificated VRR Interest Owner or the Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Loan Combination, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Loan Combination and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Loan Combination. In addition, amounts otherwise distributable on the Certificates and the Uncertificated VRR Interest will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan or Serviced Loan Combination becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders, the Uncertificated VRR Interest Owner and, in the case of a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and the Uncertificated VRR Interest Owner and, in the case of a Serviced Loan Combination, any related Serviced Companion Loan Holder(s), constituted a single lender) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders, the Uncertificated VRR Interest Owner and, if applicable, any related Serviced Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, any applicable Directing Holder and Consulting Party of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer) received regarding the sale of any Defaulted Mortgage Loan, in each case to the extent requested by any such party.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan or Serviced Loan Combination and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Loan Combination that, pursuant to the terms of the related Co-Lender Agreement, becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the applicable Directing Holder and the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. The Special Servicer will not be permitted to sell any such Serviced Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Loan Combination, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Directing Holder and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Loan Combination unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced AB Loan Combination that includes a Subordinate Companion Loan held outside the Issuing Entity, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will not be permitted or required to sell such Subordinate Companion Loan(s) together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as a single whole loan except as required by the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Loan Combination, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations” with respect to the Outside Serviced Loan Combinations.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders, the Uncertificated VRR Interest Owner and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with any applicable Directing Parties and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, the Uncertificated VRR Interest Owner and, in the case of a sale of a Serviced Loan Combination (or applicable portion thereof), the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Uncertificated VRR Interest Owner and, if applicable, any such related Serviced Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders, the Uncertificated VRR Interest Owner and, in the case of a Serviced Loan Combination, any related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Uncertificated VRR Interest Owner and, if applicable, any such related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with the applicable Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, the Uncertificated VRR Interest Owner and, in the case of a sale of an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Uncertificated VRR Interest Owner and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders, the Uncertificated VRR Interest Owner and, in the case of an REO Property related to a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Uncertificated VRR Interest Owner and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))).

An “Interested Person“ is any party to the Pooling and Servicing Agreement, any Sponsor, any applicable Directing Holder or Consulting Party, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Loan Combination, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (if the related modification, waiver or amendment does not constitute a Special Servicer Decision or Major Decision, as discussed under “—Servicing of the Mortgage Loans” above), or (b) with respect to any Specially Serviced Loan or any non-Specially Serviced Mortgage Loan if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision, the Special Servicer, in each case subject to any consent rights of any applicable Directing Holder and/or the consultation rights of any applicable Consulting Party (to the extent any such Directing Holder or Consulting Party has consent or consultation rights, as applicable, as described under the Risk Retention Consultation Party discussion under “Credit Risk Retention”, “—Directing Holder” and “—Operating Advisor” below and this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Notwithstanding the foregoing, (i) if the Master Servicer and the Special Servicer mutually agree, the Master Servicer may modify, waive or amend any term of any non-Specially Serviced Loan that would constitute a Special Servicer Decision or Major Decision with the consent of the Special Servicer and (ii) the

Master Servicer may, with respect to a non-Specially Serviced Loan, agree to a modification, waiver or amendment contemplated by clause (b), clause (c) or subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” with the consent of the Special Servicer.

The Special Servicer will be required to obtain the consent of the applicable Directing Holder for Major Decisions to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the applicable Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”. When the Special Servicer’s consent is required to a modification, waiver or amendment that is a Major Decision or a Special Servicer Decision (e.g., when the Master Servicer and Special Servicer have mutually agreed that the Master Servicer will process such modification, waiver or amendment), the Master Servicer is required, in a manner consistent with the Servicing Standard, to provide the Special Servicer with written notice of any request for such modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the applicable Directing Holder may reasonably request to grant or withhold such consent. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the applicable Directing Holder, which consent will be deemed given if such Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan beyond a date that is five years prior to the Rated Final Distribution Date, or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

In addition to the foregoing, the Master Servicer or the Special Servicer, as applicable, will be allowed to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to the 2021 calendar year, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Issuing Entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-26), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26, (ii) such forbearance is permitted under another provision of the Pooling and Servicing Agreement and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not endanger the status of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or result in the imposition of a tax upon either Trust REMIC, the Grantor Trust or the Issuing Entity (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions as defined in Code Section 860G(d)).

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Loan Combinations”. No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, will be permitted without the prior written consent of the Master Servicer or the Special Servicer, as applicable.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any applicable Directing Holder, any applicable Consulting Parties and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any applicable Directing Holder and any applicable Consulting Parties), and the original to the Certificate Administrator or other custodian under the Pooling and Servicing Agreement (the “Custodian“), of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Loan Combination, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative or, following a Control Termination Event (in the case of consent rights) or a Consultation Termination Event (in the case of consultation rights) or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan, by the Special Servicer. The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request to the Controlling Class Representative except if a Control Termination Event or Consultation Termination Event, as applicable, has occurred and is continuing or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The applicable Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will take such action, subject to the consent of the Special Servicer, and (b) the Special Servicer will not be permitted to take or to consent to the Master Servicer’s taking, any of the following actions as to which the applicable Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 20-day period, such applicable Directing Holder will be deemed to have approved such action (each of the following, a “Major Decision“):

(A)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)       any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, any Payment Accommodation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)       any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)       any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, unless such action is otherwise required pursuant to the specific terms of the related Serviced Loan and there is no lender discretion;

(F)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(G)       any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Serviced Loan documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $10,000,000, or (ii) the successor property manager is affiliated with the borrower;

(H)       any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(I)        any acceleration of a Serviced Loan following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(J)        the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)       any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the Issuing Entity is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates; and

(L)       any determination of an Acceptable Insurance Default;

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and the Uncertificated VRR Interest Owner (and, with respect to any Serviced Loan Combination, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders, the Uncertificated VRR Interest Owner and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

Notwithstanding the foregoing, with respect to the 333 South Wabash Mortgage Loan, “Major Decisions” will mean the matters identified as major decisions pursuant to the related Co-Lender Agreement.

“Major Decision Reporting Package“ means, with respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Special Servicer, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer’s possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under the Pooling and Servicing Agreement.

In addition to the foregoing, the Special Servicer will be required to consult with any applicable Consulting Parties (including, with respect to the Operating Advisor when it is an applicable Consulting Party, under the circumstances described under “—The Operating Advisor—Consultation Rights” below and, with respect to the Risk Retention Consultation Parties when they are applicable Consulting Parties, under the circumstances described under “Credit Risk Retention—The VRR Interest—The Risk Retention Consultation Parties”) and to consider alternative actions recommended by such Consulting Parties, but, in the case of the Controlling Class Representative when it is a Consulting Party, only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that each such consultation is not binding on the Special Servicer.

Furthermore, any applicable Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder“ with respect to any Serviced Mortgage Loan or, if applicable, Serviced Loan Combination will be:

●	except (i) with respect to an Excluded Mortgage Loan, (ii) with respect to a Serviced Outside Controlled Loan Combination, and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●	with respect to any Serviced Outside Controlled Loan Combination (which will include the 333 South Wabash Loan Combination and may include a Servicing Shift Loan Combination or a Serviced Loan Combination with a Controlling Subordinate Companion Loan held outside the Issuing Entity), if and for so long as such holder or its representative is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note or its representative (during any such period, the “Outside Controlling Note Holder“);

provided, that with respect to any Serviced Loan Combination, the rights of the Directing Holder will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt: (A) the Controlling Class Representative will not be the Directing Holder if and for so long as (1) a Control Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, and/or (3) the related serviced Loan Combination is a Serviced Outside Controlled Loan Combination; (B) there will be no Directing Holder with respect to an Excluded Mortgage Loan; and (C) with respect to any Serviced Outside Controlled Loan Combination, the Outside Controlling Noteholder will be the Directing Holder only if and for so long as such holder is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative.

Further for the avoidance of doubt, with respect to any Mortgage Loan or Loan Combination, if none of the Controlling Class Representative or an Outside Controlling Note Holder is a Directing Holder in accordance with the foregoing definition, then there will be no Directing Holder for that Serviced Mortgage Loan or Serviced Loan Combination.

Each Directing Holder may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Directing Holder under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

The “Controlling Class Representative“ is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be RREF IV Debt AIV, LP or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) and the Uncertificated VRR Interest Owner will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder“ is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class“ will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that (except under the circumstances set forth in the following proviso) if no Class of Control Eligible Certificates meets the preceding requirement, then Class G will be the Controlling Class; provided, further, however, that if, at any time, the aggregate outstanding Certificate Balance of the Classes of Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be the Class H Certificates.

The “Control Eligible Certificates“ will be any of the Class G and Class H Certificates.

A “Control Termination Event“ will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts). With respect to Excluded Mortgage Loans, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event“ will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts). With respect to Excluded Mortgage Loans, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan“ is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

An “Excluded Controlling Class Mortgage Loan“ is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

A “Borrower Party“ means either (i) a borrower or mortgagor under a Mortgage Loan or Loan Combination or a manager of a related Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

An “Accelerated Mezzanine Loan“ means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a mortgage loan or loan combination) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the Serviced Loan(s) as to which it is a Consulting Party.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Loan Combination that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Loan Combination and (ii) certain servicing decisions and other matters relating to any Outside Serviced Loan Combination, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder or a Consulting Party. However, each Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Controlling Class Mortgage Loans).

If, with respect to any Serviced Outside Controlled Loan Combination, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the applicable Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The applicable Directing Holder has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class G Certificates are the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class G Certificates until such time as either (x) the Class G Certificates are no longer the Controlling Class or (y) that Certificateholder has (i) sold a majority of the Class G Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class G Certificates that it transferred, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class G Certificates that it transferred. Following any such transfer, and assuming that the Class G Certificates are still the Controlling Class, the successor holder of more than 50% of the Controlling Class (by Certificate Balance) will again have the right to act as or appoint a Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or, subject to any such limitations described in this prospectus (including by reason of a Control Termination Event or a Consultation Termination Event otherwise existing), to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class G Certificates that had not also become a Corrected Loan prior to such acquisition until such Serviced Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and be continuing; and

●	the rights of the holder of more than 50% of the Class G Certificates (by Certificate Balance), if the Class G Certificates are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Limitation on Liability of the Directing Holder

Any applicable Directing Holder will not be liable to the Issuing Entity, the Certificateholders or the Uncertificated VRR Interest Owner for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or the Uncertificated VRR Interest Owner;

(b)       may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)       does not have any liability or duties to the holders of any Class of Certificates or the Uncertificated VRR Interest Owner (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)       may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates or the Uncertificated VRR Interest Owner; and

(e)       will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder or the Uncertificated VRR Interest Owner may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the applicable Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Consulting Parties

As used in this prospectus, a “Consulting Party“, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Loan Combination will be, each of:

(i)	except with respect to a Serviced Outside Controlled Loan Combination, solely (a) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and (b) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;

(ii)	with respect to any Serviced Outside Controlled Loan Combination (which will include the 333 South Wabash Loan Combination and may include a Servicing Shift Loan Combination or a Serviced Loan Combination with a Controlling Subordinate Companion Loan held outside the Issuing Entity), (a) if and for so long as the holder of the Mortgage Loan included in this securitization transaction is entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Loan Combination, (b) solely prior to the occurrence and continuance of a Consultation Termination Event, and (c) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;

(iii)	with respect to any Serviced Loan Combination that includes a Pari Passu Companion Loan, the holder of such Pari Passu Companion Loan if and to the extent such holder (a) is not the applicable Directing Holder, and (b) is entitled to exercise consultation rights under the related Co-Lender Agreement;

(iv)	solely after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor; and

(v)	except with respect to any Excluded RRCP Mortgage Loan, (a) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and (b) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan, each Risk Retention Consultation Party.

provided, that with respect to any Serviced Loan Combination, the rights of any Consulting Party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt, (A) the Controlling Class Representative will not be a Consulting Party if and for so long as (1) a Consultation Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, and/or (3) with respect to any Serviced Outside Controlled Loan Combination, it is not entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Loan Combination, (B) the Operating Advisor will not be a Consulting Party if and for so long as no Control Termination Event has occurred and is continuing, (C) none of the Risk Retention Consultation Parties will be a Consulting Party with respect to any Mortgage Loan that is an Excluded RRCP Mortgage Loan with respect to such party, or with respect to any Mortgage Loans other than as described in the immediately preceding clause (v), and (D) the consultation rights of the holder of a Pari Passu Companion Loan with respect to any related Serviced Loan Combination will be subject to the terms of the related Co-Lender Agreement.

Further for the avoidance of doubt, with respect to any Serviced Mortgage Loan or Serviced Loan Combination, if none of the Controlling Class Representative, the Operating Advisor, a Risk Retention Consultation Party, or a holder of a Pari Passu Companion Loan is a Consulting Party in accordance with the foregoing definition, then there will be no Consulting Party for that Serviced Mortgage Loan or Serviced Loan Combination.

Each Consulting Party may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Consulting Party under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will generally review the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and with respect to certain Major Decisions regarding non-Specially Serviced Loans as to which the Operating Advisor has consultation rights, in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, to formulate an opinion as to whether or not the Special Servicer is operating in compliance with the Servicing Standard. In addition, the Operating Advisor (i) after the occurrence and during the continuance of a Control Termination Event, will be entitled to consult with the Special Servicer as described under “—Operating Advisor—Consultation Rights” below, (ii) after the occurrence and during the continuance of a Control Termination Event, upon the occurrence of certain events, will be required to prepare an annual report as described under “—Operating Advisor—Annual Report” below, and (iii) after the occurrence and during the continuance of a Consultation Termination Event, under certain circumstances, may recommend the replacement of the Special Servicer as described under “—Operating Advisor—Replacement of the Special Servicer” below. The Operating Advisor will be required to act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder or the Uncertificated VRR Interest Owner. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a non-Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. See “Risk Factors—Potential Conflicts of Interest of the Operating Advisor”.

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan or any related REO Properties.

The “Operating Advisor Standard“ means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and the Uncertificated VRR Interest Owner (as a collective whole), and not any particular Class of those Certificateholders or the Uncertificated VRR Interest Owner (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, any Risk Retention Consultation Party or any of their respective affiliates.

In no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Review Materials

With respect to each Serviced Loan, the Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor: (i) if prior to the occurrence and continuance of a Control Termination Event and with respect to any Specially Serviced Loan, promptly after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; and (ii) if following the occurrence and continuance of a Control Termination Event and with respect to any Serviced Loan, simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision.

The Special Servicer will also deliver to the Operating Advisor each related Final Asset Status Report and, if a Control Termination Event exists, each other asset status report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the applicable Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

A “Final Asset Status Report“ with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to any applicable Directing Holder or Consulting Party or, if different, the Operating Advisor or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, on the one hand, and any applicable Directing Holder or Consulting Party, on the other hand, with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any applicable Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent or has been deemed to have approved or consented to such action or the asset status report is otherwise being implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list, Specially Serviced Loans and, if a Control Termination Event exists, Major Decisions on non-Specially Serviced Loans, (ii) each related Final Asset Status Report, (iii) if a Control Termination Event exists, each other asset status report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor (A) in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if a Control Termination Event exists, and (B) with respect to the subject Major Decision regarding each Specially Serviced Loan when a Control Termination Event does not exist, after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package, and (v) if specifically required to be delivered to the Operating Advisor under the Pooling and Servicing Agreement, such other reports, documents, certificates and other information prepared by the Special Servicer and received by the Operating Advisor, as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, non-Specially Serviced Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders and the Uncertificated VRR Interest Owner other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, and directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special Servicer. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information“ means (i) any correspondence or other communications between any Directing Holder or Consulting Party, on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder or Consulting Party under the Pooling and Servicing Agreement or any Co-Lender Agreement, as applicable, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) any information subject to attorney-client privilege (that has been identified or otherwise communicated as being subject to such privilege).

“Privileged Information Exception“ means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an officer’s certificate (which will include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the applicable Consulting Parties, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Consultation Rights

Following the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Major Decisions (and such other matters as are set forth in the Pooling and Servicing Agreement) with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Loan Combinations”. The Special Servicer will be obligated to consider any alternative courses of action and any other feedback provided by the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event).

With respect to any particular Major Decision and related Major Decision Reporting Package and any asset status report provided to the Operating Advisor, the Special Servicer will be required to make available to the Operating Advisor servicing officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or asset status report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or asset status report and potential conflicts of interest and compensation with respect to such Major Decision and/or asset status report.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform with respect to such Serviced Mortgage Loans under the Pooling and Servicing Agreement.

Reviewing Certain Calculations

The Special Servicer will be required to forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount, Collateral Deficiency Amount and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer of such error.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer and provided to the Operating Advisor by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s website): any annual compliance statement and any Assessment of Compliance; any Attestation Report; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of a Control Termination Event, any other asset status report; any other reports made available to Privileged Persons on the Certificate Administrator’s website during the prior calendar year that the Operating Advisor is required to review pursuant to the Pooling and Servicing Agreement; and any other information (other than any communications between the applicable Directing Holder, any Risk Retention Consultation Party or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) prepared by the Special Servicer and delivered to the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor will if, during the prior calendar year, any Serviced Mortgage Loans were Specially Serviced Loans, and there existed a Control Termination Event, prepare an annual report substantially in the form attached as an exhibit to the Pooling and Servicing Agreement (the “Operating Advisor Annual Report“) to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such Operating Advisor Annual Report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (who is required to promptly post such Operating Advisor Annual Report to the Certificate Administrator’s website) within 120 days of the end of the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. Notwithstanding the foregoing, no Operating Advisor Annual Report will be required from the Operating Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property or was otherwise in the process of being implemented in connection with a Specially Serviced Loan or REO Property.

In the event the Special Servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing an Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

In connection with the Operating Advisor Annual Report and the review provided for in the Pooling and Servicing Agreement, following the occurrence and continuance of a Control Termination Event, the Operating Advisor will be required to perform its review on the basis of the Special Servicer’s performance of its duties as they relate to Specially Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Final Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the applicable Directing Holder, a Risk Retention Consultation Party or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) that the Operating Advisor was required to review on the Certificate Administrator’s website or that was prepared by the Special Servicer and delivered or made available to the Operating Advisor pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any Operating Advisor Annual Report (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) the applicable Directing Holder, and (c) the Controlling Class Representative (at any time that it is an applicable Directing Holder or Consulting Party). The Operating Advisor may, but will not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each Operating Advisor Annual Report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement, and (B) identify any material deviations from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under the Pooling and Servicing Agreement. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders and the Uncertificated VRR Interest Owner (as a collective whole), the Operating Advisor may recommend the replacement of the Special Servicer with respect to the Serviced Loans in the manner described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” above.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event“) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and

the Trustee by the holders of Certificates having greater than 25% of the Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)       any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)       the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)       the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and the Uncertificated VRR Interest Owner electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied. An Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of the Certificates.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause”, the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Uncertificated VRR Interest Owner, the Depositor, and each Directing Holder and Consulting Party. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

Eligibility of Operating Advisor

The Operating Advisor is required to be at all times an Eligible Operating Advisor. “Eligible Operating Advisor“ means an entity (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar, but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (X) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, including to the effect that it possesses sufficient financial strength to fulfil its duties and responsibilities pursuant to the Pooling and Servicing Agreement over the life of the Issuing Entity, (iv) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, any Risk Retention Consultation Party, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates, (v) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer and (vi) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, the Uncertificated VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Operating Advisor is acting in such capacity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice of the requested vote to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the affirmative vote of the holders of Certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Operating Advisor (but only Final Asset Status Reports unless a Control Termination Event exists), any applicable Directing Holder, and any applicable Consulting Parties, and (ii) made available to the Rating Agencies. A summary of each Final Asset Status Report will be provided to the Certificate Administrator. If any applicable Directing Holder does not disapprove of a related asset status report within 10 business days of receipt, such Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the applicable Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and the Uncertificated VRR Interest Owner (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders and the Uncertificated VRR Interest Owner (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the applicable Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the applicable Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until such Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the Uncertificated VRR Interest Owner (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)). If the applicable Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by such Directing Holder, provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer is required to take such action as was reflected in the most recent asset status report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such asset status report will be deemed a Final Asset Status Report).

Any applicable Consulting Party will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by such Consulting Party. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of any applicable Consulting Party.

The asset status report is not intended to replace or satisfy any specific consent or approval right which the applicable Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by a Directing Holder or Consulting Party that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Loan or Serviced Loan Combination, expose any Certificateholder, the Uncertificated VRR Interest Owner or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer, all Certificateholders and the Uncertificated VRR Interest Owner by (i) posting a notice of its determination on its internet website and (ii) including in the distribution report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders and the Uncertificated VRR Interest Owner, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

An “Asset Review Trigger“ will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Static Pool Data Would Not Be Indicative of the Performance of This Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool (i.e. the Mortgage Loans identified by control numbers 1, 2 and 3 on Annex A) represent approximately 22.6% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool (i.e. the Mortgage Loans identified by control numbers 1, 2 and 3 on Annex A) as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if

15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans) held by the Issuing Entity as of the end of the applicable Collection Period.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. Notwithstanding the foregoing, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 97 prior pools of commercial mortgage loans for which CREFI (or its predecessors and/or affiliates) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008, the highest percentage of mortgage loans (based on aggregate outstanding principal balance) in an individual CMBS transaction that were delinquent at least 60 days at the end of any reporting period between July 1, 2015 and June 30, 2020 was approximately 12.60%; however, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of delinquent mortgage loans) in each of the 97 reviewed transactions (taking into account all reporting periods between July 1, 2015 and June 30, 2020 for each such transaction) in the identified reporting periods was approximately 1.49%.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to the Asset Representations Reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the applicable Directing Holder, the Risk Retention Consultation Parties and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Certificates evidencing at least 5.0% of the Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset

Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)	any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a)       Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents are in the possession of the Mortgage Loan Seller.

(b)       Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Special Servicer, who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required to provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Special Servicer, and the Special Servicer will be required to promptly, but in no event later than 10 business days after receipt from the applicable Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the applicable Mortgage Loan Seller given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(c)       Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset

Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the applicable Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P or DBRS Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, S&P or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, a Directing Holder, any Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, a Directing Holder, or any Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, the Uncertificated VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and the Uncertificated VRR Interest Owner), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates or the Uncertificated VRR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

●	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

●	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;

●	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

●	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or

●	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and the Uncertificated VRR Interest Owner electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such requested vote to all Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the Voting Rights allocable to the Certificates of those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. In the event that holders of the required Certificates elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

Repurchase Request Delivered by a Certificateholder

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the Class VRR Certificates) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request in respect of a Mortgage Loan, the provisions described below under “—Dispute Resolution Provisions—Resolution of a Repurchase Request” will apply.

The “Enforcing Servicer” means the Special Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Holder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event a Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders, Certificate Owners and the Uncertificated VRR Interest Owner (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice“) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than a holder of the Class VRR Certificates) that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

A “Dispute Resolution Requesting Holder” means either a Requesting Certificateholder or a Consultation Requesting Certificateholder, as applicable.

The “Enforcing Party” means, in connection with a Repurchase Request, (i) in the event one or more Dispute Resolution Requesting Holders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Dispute Resolution Requesting Holder(s), or (ii) in all other cases, the Enforcing Servicer.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder or applicable Consulting Party.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that each such Dispute Resolution Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Dispute Resolution Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the applicable Directing Holder.

If a Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Dispute Resolution Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If there is more than one Dispute Resolution Requesting Holder that timely delivers a Final Dispute Resolution Election Notice, then such Dispute Resolution Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Dispute Resolution Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Dispute Resolution Requesting Holder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Dispute Resolution Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the Uncertificated VRR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Dispute Resolution Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, none of the Depositor, the Mortgage Loan Sellers or any of their respective affiliates will be entitled to be a Dispute Resolution Requesting Holder or otherwise vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolutions Provisions” heading.

The Dispute Resolution Requesting Holders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Dispute Resolution Requesting Holder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the Dispute Resolution Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Controlling Class Representative (provided that no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Dispute Resolution Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Dispute Resolution Requesting Holder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Dispute Resolution Requesting Holder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party“) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)       with respect to any condition in any Serviced Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Mortgage Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) will be required to determine (with the consent of the applicable Directing Holder (but only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if such Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Serviced Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, will in any event review the other conditions required under the related Serviced Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)       with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	the applicable replacement master servicer or special servicer, as applicable, is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency;

(2)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)	KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(z)       with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation“ means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination“), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property (including but not limited to the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders and the Uncertificated VRR Interest Owner of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property, (2) the voluntary exchange of all the then outstanding Regular Certificates and the Uncertificated VRR Interest as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates and cancellation of the Uncertificated VRR Interest at the office of the certificate registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of any Serviced Loan Combinations, subject to certain rights of the related

Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates and the Uncertificated VRR Interest, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (including REO Mortgage Loans) remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of the pool of Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The “Termination Purchase Amount“ will equal the sum of (1) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of any successor REO Mortgage Loans) included in the Issuing Entity and (2) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (2) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class S and R Certificates) and the Uncertificated VRR Interest for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Servicing of the Outside Serviced Mortgage Loans

General

The Outside Serviced Mortgage Loans (including any Servicing Shift Mortgage Loan that becomes an Outside Serviced Mortgage Loan) will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related Companion Loans. The identity of, and certain other items of information regarding, the Mortgage Loans that will be (or, with respect to the Servicing Shift Mortgage Loans, are expected to become) Outside Serviced Mortgage Loans are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians”.

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make property protection advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to any non-recoverability determination. Each Outside Servicing Agreement will (or, if the terms thereof are not yet definitively known, is expected to) address similar servicing matters (and, subject to the discussion below, in a substantially similar manner) as the Pooling and Servicing Agreement, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the applicable Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the applicable Mortgage Loan(s); servicing reports; servicer liability and indemnification; servicer resignation rights; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. However, the servicing arrangements under each Outside Servicing Agreement will differ (or, if not yet definitively known, are expected to differ) in certain respects from the servicing arrangements under the Pooling and Servicing Agreement, including as regards one or more of the following: timing; control or consultation triggers or thresholds; terminology; allocation of ministerial duties between multiple servicers or other service providers; certificateholder or investor voting or consent thresholds; master servicer and special servicer termination events; rating requirements for servicers, trustees and other service providers, as well as for eligible accounts and permitted investments; and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Specified Servicing Matters

With respect to those Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loans, subject to any exceptions set forth below, the respective Outside Servicing Agreements provide (or, in the case of any such Outside Servicing Agreements as to which the related terms thereof are not definitively known, are expected to provide) generally to the following effect:

●	Although payments and other collections on an Outside Serviced Mortgage Loan may initially be deposited into a clearing account and commingled with the related Outside Servicer’s own funds or funds related to other mortgage loans serviced by such related Outside Servicer, the related Outside Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on the related Outside Serviced Loan Combination are to be deposited and maintained by the related Outside Servicer pending remittance to the related Outside Certificate Administrator, the holder of such Outside Serviced Mortgage Loan and any other related Companion Loan Holder(s). Similarly, the Outside Special Servicer for each Outside Serviced Loan Combination is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to such Outside Serviced Loan Combination; provided, however, that the related Outside Servicing Agreement may not require the related Outside Special Servicer to establish and maintain a separate account with respect to REO Property acquired with respect to each such Outside Serviced Loan Combination.

●	The Outside Servicer for each Outside Serviced Mortgage Loan will earn a primary servicing fee calculated at the per annum rate described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” above with respect to such Outside Serviced Mortgage Loan.

●	The liquidation fee, the special servicing fee and the workout fee with respect to each Outside Serviced Mortgage Loan will be calculated in a manner similar (although not identical) to the manner in which the corresponding fees are calculated under the Pooling and Servicing Agreement and, in any event, are generally payable at the rates or in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

●	No party to any Outside Servicing Agreement will be obligated to make P&I Advances with respect to the related Outside Serviced Mortgage Loan.

●	The related Outside Servicer will be obligated to make property protection advances with respect to each Outside Serviced Loan Combination. The related Outside Servicer will be entitled to be reimbursed for any such property protection advances (with interest thereon at a prime rate), first (after reimbursement from collections on, and proceeds of, any related Subordinate Companion Loan(s) (if any)), from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata and pari passu basis (based on each such loan’s outstanding principal balance), and then if the related Outside Servicer determines that a property protection advance it made with respect to the subject Outside Serviced Loan Combination or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the related Outside Servicing Agreement and from general collections on the mortgage loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s)); provided that, in the case of the Outside Servicing Agreement for each of the MGM Grand & Mandalay Bay Loan Combination, the Agellan Portfolio Loan Combination, the Moffett Place - Building 6 Loan Combination, the Moffett Towers Buildings A, B & C Loan Combination and the 1633 Broadway Loan Combination, there are no mortgage loans other than the related Outside Serviced Loan Combination serviced under such Outside Servicing Agreement.

●	The related Outside Servicing Agreement may vary from the Pooling and Servicing Agreement as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the Issuing Entity. The extent to which any such items collected on any Outside Serviced Loan Combination will, in turn, be applied to cover or offset expenses may be materially less under the related Outside Servicing Agreement than would have been the case under the Pooling and Servicing Agreement.

●	With respect to each Outside Serviced Loan Combination, provided that the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement, the related Outside Controlling Class Representative will generally have the right to terminate the related Outside Special Servicer, with or without cause, and appoint a successor thereto that meets the requirements of the related Outside Servicing Agreement; provided, that, in the case of a Loan Combination with one or more Subordinate Loan Combinations, such termination right will instead belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Loan Combination.

●	With respect to each Outside Serviced Loan Combination, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the related Outside Servicing Agreement, at the written direction or affirmative vote of holders of the applicable classes of certificates (evidencing the requisite percentage of voting rights) issued under the related Outside Servicing Agreement, the related Outside Special Servicer may be replaced. Notwithstanding the foregoing, in the case of certain Outside Serviced Loan Combinations, the related Outside Special Servicer may be replaced by the holders of the applicable certificates (evidencing the requisite percentage of voting rights) based on the recommendation of the related Outside Operating Advisor at any time.

●	If an Outside Serviced Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the related Outside Controlling Class Representative, the related Outside Operating Advisor (if any), the holder of such Outside Serviced Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the related Outside Servicing Agreement) the related Outside Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of the related Outside Serviced Loan Combination that affects the timing and/or amount of payments on such Outside Serviced Mortgage Loan; or (iii) sell such Outside Serviced Mortgage Loan and the related Companion Loan(s) as notes evidencing one whole loan in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement.

●	With respect to each Outside Serviced Loan Combination, the related Outside Controlling Class Representative will generally have the right under the related Outside Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement) or consult (if the equivalent of a Control Termination Event does exist, but the equivalent of a Consultation Termination Event does not exist, under the related Outside Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the Pooling and Servicing Agreement); provided that, in the case of any Loan Combination with one or more Subordinate Companion Loans, such approval right may belong to the holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Loan Combination.

●	The actions that the related Outside Servicer is permitted to take with respect to an Outside Serviced Loan Combination without obtaining the consent of the related Outside Special Servicer under the related Outside Servicing Agreement will likely differ to some extent from the actions that the Master Servicer is permitted to take with respect to Serviced Loans without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.

●	The Mortgaged Property securing each Outside Serviced Loan Combination will be subject to inspection (A) at least once per calendar year with respect to any Outside Serviced Loan Combination with a stated principal balance of $2,000,000 or more or (b) at least once every other calendar year with respect to any Outside Serviced Loan Combination with a stated principal balance less than $2,000,000 in a manner substantially similar to that under the Pooling and Servicing Agreement.

●	The requirement of the related Outside Servicer to make compensating interest payments in respect of each Outside Serviced Mortgage Loan will be substantially similar (although such payments may be calculated by reference to a different servicing fee rate) to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the Pooling and Servicing Agreement, provided that, certain Outside Servicing Agreements may not require the related Outside Servicer to make Compensating Interest Payments.

●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and Outside Special Servicer (a) will have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will be liable in accordance with the related Outside Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, with respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the related Outside Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Outside Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Outside Servicing Agreement.

●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization involves the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement may provide for one or more “risk retention consultation parties” with certain consultation rights.

●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization does not involve the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement does not provide for any “risk retention consultation party”.

●	With respect to each of the MGM Grand & Mandalay Bay Loan Combination, the Moffett Place - Building 6 Loan Combination and the Moffett Towers Buildings A, B & C Loan Combination, there is no operating advisor under the related Outside Servicing Agreement.

●	With respect to the MGM Grand & Mandalay Bay Loan Combination, the Moffett Place - Building 6 Loan Combination, the Moffett Towers Buildings A, B & C Loan Combination and the 1633 Broadway Loan Combination , (i) there is no asset representations reviewer under the related Outside Servicing

Agreement and (ii) there are no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Outside Servicing Agreement.

●	Appraisal reduction amounts in respect of the related Outside Serviced Mortgage Loan will be calculated by the related Outside Special Servicer under the related Outside Servicing Agreement in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the Pooling and Servicing Agreement in respect of Serviced Mortgage Loans; except that, in the case of the Outside Servicing Agreement for each of the MGM Grand & Mandalay Bay Loan Combination, the Moffett Place - Building 6 Loan Combination, the Moffett Towers Buildings A, B & C Loan Combination, the 1633 Broadway Loan Combination and The Shoppes at Blackstone Valley Loan Combination, the related Outside Servicing Agreement does not contain an express exception in the definition of “Appraisal Reduction Event” (or equivalent term) for the entering into of any temporary forbearance agreement (such as a Payment Accommodation) as a result of the COVID-19 emergency.

●	With respect to each of the MGM Grand & Mandalay Bay Loan Combination, the Moffett Place - Building 6 Loan Combination, the Moffett Towers Buildings A, B & C Loan Combination, the 1633 Broadway Loan Combination and The Shoppes at Blackstone Valley Loan Combination, the related Outside Servicing Agreement does not contain an express exception to any servicing transfer events for the entering into of any temporary forbearance agreement (such as a Payment Accommodation) as a result of the COVID-19 emergency.

The trust fund created under each Outside Servicing Agreement, together with the related Outside Servicer, the related Outside Special Servicer and various other parties to such Outside Servicing Agreement and certain related persons and entities, will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with the related Outside Serviced Loan Combination, all in accordance with the terms and conditions of the related Co-Lender Agreement.

For further information, see the discussion of each Outside Serviced Loan Combination under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus.

Prospective investors are encouraged to review the full provisions of each Outside Servicing Agreement, which is available (or, if applicable, is expected to be available following the closing of the related commercial mortgage securitization) either: (a) online at www.sec.gov; or (b) by requesting a copy from the underwriters.

Servicing Shift Mortgage Loans

The servicing of a Servicing Shift Loan Combination is expected to be governed by the Pooling and Servicing Agreement only temporarily, until the securitization of the related Controlling Pari Passu Companion Loan. Thereafter, such Servicing Shift Loan Combination will be serviced by the related Outside Servicer and, if and to the extent necessary, the related Outside Special Servicer under and pursuant to the terms of the related Outside Servicing Agreement governing such future securitization. Although the related Co-Lender Agreement imposes some requirements regarding the terms of the related Outside Servicing Agreement governing such future securitization, the securitization to which the related Controlling Pari Passu Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Outside Servicing Agreement are unknown. There are no Servicing Shift Loan Combinations with respect to the Mortgage Pool. See “Description of the Mortgage Pool—The Loan Combinations”.

Related Provisions of the Pooling and Servicing Agreement

With respect to each Outside Serviced Mortgage Loan, the Pooling and Servicing Agreement will provide that:

●	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority under the Pooling and Servicing Agreement to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make

Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.

●	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing and such Outside Serviced Mortgage Loan is not an Excluded Mortgage Loan) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), as applicable, and the Controlling Class Representative or the Special Servicer, as applicable, will be entitled to exercise any such consent and/or consultation right; provided, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained or received such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder, the Uncertificated VRR Interest Owner or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if such requesting party is a Certificateholder, the Uncertificated VRR Interest Owner or a party to the Pooling and Servicing Agreement, and otherwise payable from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.

●	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

●	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event Exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Use of Proceeds

The Depositor expects to receive from this offering approximately 113.78% of the aggregate principal balance of the Offered Certificates, plus accrued interest from September 1, 2020, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates and the Uncertificated VRR Interest not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans may require prepayment in connection with an economic holdback or earnout if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses with respect to the Non-Vertically Retained Principal Balance Certificates, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, Realized Losses with respect to the Non-Vertically Retained Principal Balance Certificates and the Combined VRR Interest occur when the principal balance of a Mortgage Loan is reduced without an equal distribution (taking into account the allocation of amounts among the Non-Vertically Retained Principal Balance Certificates, on the one hand, and the Combined VRR Interest, on the other hand) to applicable Certificateholders and the Uncertificated VRR Interest Owner in reduction of the Certificate Balances of the Principal Balance Certificates and the Uncertificated VRR Interest Balance. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Trustee of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Non-Vertically Retained Principal Balance Certificates as a result of the application of applicable Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Applicable Realized Losses will be allocated to the respective Classes of the Non-Vertically Retained Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Principal Balance Certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates were outstanding.

Any changes in the weighted average lives of your Non-Vertically Retained Principal Balance Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates. See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. Holders of the Non-Vertically Retained Principal Balance Certificates will be affected to the extent of the Non-Vertically Retained Percentage of any such reimbursement. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Offered Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates that are also Principal Balance Certificates and that are purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X-A Certificates and any Offered Certificates that are also Principal Balance Certificates and that are purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of any such ARD Loan that is a Serviced Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. Investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions“):

(i)       each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR“), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium;

(ii)       there are no delinquencies or defaults;

(iii)      scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates;

(iv)      no prepayment premiums or yield maintenance charges are collected;

(v)       no party exercises its right of optional termination of the Issuing Entity described in this prospectus;

(vi)      no Mortgage Loan is required to be repurchased from the Issuing Entity;

(vii)     the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan;

(viii)     there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates;

(ix)      distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in October 2020;

(x)      the Certificates will be issued on September 30, 2020;

(xi)      the Pass-Through Rate with respect to each Class of Non-Vertically Retained Regular Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates”;

(xii)     the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates;

(xiii)    all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification;

(xiv)    with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan;

(xv)     the initial Certificate Balances or Notional Amounts of the respective Classes of Regular Certificates are as set forth in the table under “Certificate Summary” subject to any applicable variance set forth in the footnotes to such table;

(xvi)        there are no property releases requiring payment of a yield maintenance charge or other prepayment premium; and

(xvii)       with respect to each Mortgage Loan that is part of a Loan Combination that includes one or more Subordinate Companion Loans, for purposes of assumed CPR prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only, without regard to the related Subordinate Companion Loan(s).

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates that are Principal Balance Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates that are Principal Balance Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2021	86%	86%	86%	86%	86%
September 15, 2022	65%	65%	65%	65%	65%
September 15, 2023	40%	40%	40%	40%	40%
September 15, 2024	14%	14%	14%	14%	14%
September 15, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.53	2.52	2.52	2.52	2.52
First Principal Payment Date	October 2020	October 2020	October 2020	October 2020	October 2020
Last Principal Payment Date	March 2025	January 2025	December 2024	December 2024	December 2024

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	100%	100%	100%	100%	100%
September 15, 2023	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
September 15, 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.82	4.81	4.79	4.76	4.54
First Principal Payment Date	March 2025	January 2025	December 2024	December 2024	December 2024
Last Principal Payment Date	September 2025	September 2025	September 2025	September 2025	September 2025

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	100%	100%	100%	100%	100%
September 15, 2023	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
September 15, 2026	100%	90%	77%	61%	23%
September 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.14	6.10	6.06	6.00	5.69
First Principal Payment Date	October 2026	April 2026	April 2026	April 2026	April 2026
Last Principal Payment Date	March 2027	March 2027	March 2027	March 2027	December 2026

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	100%	100%	100%	100%	100%
September 15, 2023	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
September 15, 2026	100%	100%	100%	100%	100%
September 15, 2027	100%	100%	100%	100%	100%
September 15, 2028	59%	59%	59%	59%	59%
September 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	8.45	8.41	8.36	8.29	7.98
First Principal Payment Date	September 2028	April 2028	April 2028	April 2028	April 2028
Last Principal Payment Date	July 2029	July 2029	July 2029	July 2029	January 2029

Percentages of the Initial Certificate Balance
of the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	100%	100%	100%	100%	100%
September 15, 2023	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
September 15, 2026	100%	100%	100%	100%	100%
September 15, 2027	100%	100%	100%	100%	100%
September 15, 2028	100%	100%	100%	100%	100%
September 15, 2029	98%	95%	91%	86%	43%
September 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.50	9.46	9.40	9.34	9.05
First Principal Payment Date	July 2029	July 2029	July 2029	July 2029	January 2029
Last Principal Payment Date	August 2030	August 2030	August 2030	July 2030	March 2030

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	100%	100%	100%	100%	100%
September 15, 2023	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
September 15, 2026	80%	80%	80%	80%	80%
September 15, 2027	59%	59%	59%	59%	59%
September 15, 2028	37%	37%	37%	37%	37%
September 15, 2029	15%	15%	15%	15%	15%
September 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.38	7.38	7.38	7.38	7.38
First Principal Payment Date	September 2025	September 2025	September 2025	September 2025	September 2025
Last Principal Payment Date	June 2030	June 2030	June 2030	June 2030	March 2030

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	100%	100%	100%	100%	100%
September 15, 2023	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
September 15, 2026	100%	100%	100%	100%	100%
September 15, 2027	100%	100%	100%	100%	100%
September 15, 2028	100%	100%	100%	100%	100%
September 15, 2029	100%	100%	100%	100%	100%
September 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.95	9.93	9.90	9.84	9.53
First Principal Payment Date	August 2030	August 2030	August 2030	July 2030	March 2030
Last Principal Payment Date	September 2030	September 2030	September 2030	August 2030	May 2030

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	100%	100%	100%	100%	100%
September 15, 2023	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
September 15, 2026	100%	100%	100%	100%	100%
September 15, 2027	100%	100%	100%	100%	100%
September 15, 2028	100%	100%	100%	100%	100%
September 15, 2029	100%	100%	100%	100%	100%
September 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.96	9.96	9.94	9.63
First Principal Payment Date	September 2030	September 2030	September 2030	August 2030	May 2030
Last Principal Payment Date	September 2030	September 2030	September 2030	September 2030	May 2030

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
September 15, 2021	100%	100%	100%	100%	100%
September 15, 2022	100%	100%	100%	100%	100%
September 15, 2023	100%	100%	100%	100%	100%
September 15, 2024	100%	100%	100%	100%	100%
September 15, 2025	100%	100%	100%	100%	100%
September 15, 2026	100%	100%	100%	100%	100%
September 15, 2027	100%	100%	100%	100%	100%
September 15, 2028	100%	100%	100%	100%	100%
September 15, 2029	100%	100%	100%	100%	100%
September 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.71
First Principal Payment Date	September 2030	September 2030	September 2030	September 2030	May 2030
Last Principal Payment Date	September 2030	September 2030	September 2030	September 2030	June 2030

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
94.99835	2.697%	2.705%	2.706%	2.706%	2.706%
95.99835	2.269%	2.275%	2.276%	2.276%	2.276%
96.99835	1.847%	1.852%	1.853%	1.853%	1.853%
97.99835	1.432%	1.435%	1.436%	1.436%	1.436%
98.99835	1.023%	1.025%	1.025%	1.025%	1.025%
99.99835	0.620%	0.620%	0.620%	0.620%	0.620%
100.99835	0.222%	0.221%	0.220%	0.220%	0.220%
101.99835	-0.170%	-0.173%	-0.173%	-0.173%	-0.173%
102.99835	-0.556%	-0.561%	-0.562%	-0.562%	-0.562%
103.99835	-0.937%	-0.943%	-0.945%	-0.945%	-0.945%
104.99835	-1.313%	-1.321%	-1.322%	-1.322%	-1.322%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.99595	2.124%	2.125%	2.127%	2.129%	2.149%
98.99595	1.902%	1.903%	1.904%	1.905%	1.915%
99.99595	1.684%	1.683%	1.683%	1.683%	1.683%
100.99595	1.467%	1.467%	1.466%	1.464%	1.454%
101.99595	1.253%	1.252%	1.250%	1.248%	1.227%
102.99595	1.042%	1.040%	1.037%	1.033%	1.003%
103.99595	0.833%	0.830%	0.827%	0.821%	0.781%
104.99595	0.626%	0.623%	0.618%	0.612%	0.562%
105.99595	0.421%	0.417%	0.412%	0.405%	0.345%
106.99595	0.218%	0.214%	0.208%	0.199%	0.131%
107.99595	0.018%	0.013%	0.007%	-0.004%	-0.081%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.99974	2.132%	2.134%	2.136%	2.140%	2.157%
98.99974	1.956%	1.957%	1.958%	1.959%	1.968%
99.99974	1.782%	1.782%	1.782%	1.781%	1.781%
100.99974	1.609%	1.608%	1.607%	1.605%	1.596%
101.99974	1.439%	1.437%	1.435%	1.431%	1.413%
102.99974	1.270%	1.267%	1.264%	1.259%	1.232%
103.99974	1.103%	1.100%	1.095%	1.089%	1.053%
104.99974	0.938%	0.934%	0.928%	0.920%	0.875%
105.99974	0.775%	0.770%	0.763%	0.754%	0.700%
106.99974	0.614%	0.608%	0.600%	0.589%	0.527%
107.99974	0.454%	0.447%	0.438%	0.425%	0.355%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95.99504	2.064%	2.066%	2.069%	2.073%	2.092%
96.99504	1.932%	1.933%	1.936%	1.939%	1.953%
97.99504	1.801%	1.802%	1.804%	1.806%	1.815%
98.99504	1.672%	1.672%	1.673%	1.674%	1.678%
99.99504	1.544%	1.544%	1.544%	1.544%	1.544%
100.99504	1.418%	1.417%	1.416%	1.415%	1.410%
101.99504	1.293%	1.291%	1.290%	1.288%	1.278%
102.99504	1.169%	1.167%	1.165%	1.162%	1.148%
103.99504	1.046%	1.044%	1.041%	1.037%	1.019%
104.99504	0.925%	0.923%	0.919%	0.914%	0.891%
105.99504	0.806%	0.802%	0.798%	0.792%	0.765%

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.99543	2.083%	2.084%	2.085%	2.087%	2.094%
98.99543	1.966%	1.966%	1.967%	1.967%	1.971%
99.99543	1.849%	1.849%	1.849%	1.849%	1.849%
100.99543	1.734%	1.734%	1.733%	1.732%	1.729%
101.99543	1.621%	1.620%	1.618%	1.617%	1.610%
102.99543	1.508%	1.507%	1.505%	1.502%	1.492%
103.99543	1.397%	1.395%	1.392%	1.389%	1.376%
104.99543	1.287%	1.284%	1.281%	1.277%	1.261%
105.99543	1.178%	1.175%	1.171%	1.167%	1.147%
106.99543	1.070%	1.067%	1.062%	1.057%	1.034%
107.99543	0.963%	0.959%	0.955%	0.949%	0.922%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.99611	2.037%	2.037%	2.037%	2.037%	2.037%
98.99611	1.889%	1.889%	1.889%	1.889%	1.889%
99.99611	1.742%	1.742%	1.742%	1.742%	1.742%
100.99611	1.597%	1.597%	1.597%	1.597%	1.597%
101.99611	1.454%	1.454%	1.454%	1.454%	1.454%
102.99611	1.312%	1.312%	1.312%	1.312%	1.312%
103.99611	1.172%	1.172%	1.172%	1.172%	1.172%
104.99611	1.034%	1.034%	1.034%	1.034%	1.033%
105.99611	0.897%	0.897%	0.897%	0.897%	0.896%
106.99611	0.761%	0.761%	0.761%	0.761%	0.761%
107.99611	0.627%	0.627%	0.627%	0.627%	0.626%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
7.30748	18.819%	18.755%	18.675%	18.560%	17.938%
8.30748	14.531%	14.462%	14.374%	14.248%	13.576%
9.30748	11.027%	10.953%	10.858%	10.722%	10.007%
10.30748	8.088%	8.008%	7.907%	7.762%	7.010%
11.30748	5.570%	5.487%	5.380%	5.228%	4.442%
12.30748	3.379%	3.292%	3.181%	3.021%	2.205%
13.30748	1.446%	1.356%	1.240%	1.074%	0.231%
14.30748	-0.278%	-0.372%	-0.492%	-0.664%	-1.532%
15.30748	-1.831%	-1.927%	-2.051%	-2.229%	-3.119%
16.30748	-3.240%	-3.340%	-3.467%	-3.649%	-4.561%
17.30748	-4.529%	-4.630%	-4.761%	-4.948%	-5.879%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.99215	2.377%	2.377%	2.378%	2.379%	2.386%
98.99215	2.262%	2.263%	2.263%	2.263%	2.266%
99.99215	2.149%	2.149%	2.149%	2.149%	2.149%
100.99215	2.037%	2.037%	2.037%	2.036%	2.032%
101.99215	1.926%	1.926%	1.925%	1.924%	1.917%
102.99215	1.817%	1.816%	1.815%	1.813%	1.803%
103.99215	1.708%	1.708%	1.707%	1.704%	1.691%
104.99215	1.601%	1.600%	1.599%	1.596%	1.579%
105.99215	1.495%	1.494%	1.492%	1.489%	1.469%
106.99215	1.390%	1.389%	1.387%	1.383%	1.360%
107.99215	1.286%	1.285%	1.283%	1.278%	1.252%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.99294	2.583%	2.583%	2.583%	2.583%	2.590%
98.99294	2.467%	2.467%	2.467%	2.467%	2.471%
99.99294	2.353%	2.353%	2.353%	2.353%	2.353%
100.99294	2.240%	2.240%	2.240%	2.240%	2.236%
101.99294	2.128%	2.128%	2.128%	2.128%	2.121%
102.99294	2.017%	2.017%	2.017%	2.017%	2.007%
103.99294	1.908%	1.908%	1.908%	1.907%	1.894%
104.99294	1.800%	1.800%	1.800%	1.799%	1.783%
105.99294	1.693%	1.693%	1.693%	1.692%	1.672%
106.99294	1.587%	1.587%	1.587%	1.586%	1.563%
107.99294	1.482%	1.482%	1.482%	1.481%	1.455%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.99778	3.459%	3.459%	3.459%	3.459%	3.463%
98.99778	3.338%	3.338%	3.338%	3.338%	3.340%
99.99778	3.218%	3.218%	3.218%	3.218%	3.218%
100.99778	3.100%	3.100%	3.100%	3.100%	3.097%
101.99778	2.983%	2.983%	2.983%	2.983%	2.977%
102.99778	2.867%	2.867%	2.867%	2.867%	2.859%
103.99778	2.753%	2.753%	2.753%	2.753%	2.743%
104.99778	2.640%	2.640%	2.640%	2.640%	2.627%
105.99778	2.529%	2.529%	2.529%	2.529%	2.513%
106.99778	2.418%	2.418%	2.418%	2.418%	2.400%
107.99778	2.309%	2.309%	2.309%	2.309%	2.288%

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, collectively, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of any Excess Interest) and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H Certificates and a regular interest that corresponds to the Combined VRR Interest, excluding the right to receive Excess Interest (the “VRR REMIC Regular Interest”), each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, (i) the portions of the Issuing Entity consisting of (a) collections of Excess Interest (and the related amounts in the Excess Interest Distribution Account) and (b) the VRR REMIC Regular Interest and distributions thereon, will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii)(a) the Class S Certificates and the Combined VRR Interest will represent undivided beneficial interests in the portion of the Grantor Trust described in (i)(a) above and (b) the Combined VRR Interest will represent undivided beneficial interests in the portion of the Grantor Trust described in (i)(b) above.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates and the Uncertificated VRR Interest may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Certificates and the Uncertificated VRR Interest Owner qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans .. . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Taxation of the Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Under legislation enacted on December 22, 2017, taxpayers that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described under this section. However, recent proposed Treasury regulations exclude from the application of this rule any item of income for which a taxpayer uses a special method of accounting, including among other things, income subject to original issue discount timing rules. Prospective investors are urged to consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the Combined VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the Combined VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the

Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than any accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the Certificate Administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, the respective Classes of the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of a Class of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B and Class C Certificates will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

The Non-Vertically Retained Percentage of prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of the respective Classes of Non-Vertically Retained Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a debt instrument. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of the Combined VRR Interest, the related Certificateholder or Uncertificated VRR Interest Owner must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the right to receive Excess Interest.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the rules that applied for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under the rules that applied for taxable years before 2018.

The parties responsible for the tax administration of the Trust REMICs described in this prospectus will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets.

Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Offered Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Offered Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. No assurance can be given that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA“), imposes various requirements on—

●	ERISA Plans, and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest“) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, “Plans” include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

●	a fiduciary of a Plan, or

●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations“). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception would need to be tested immediately after each acquisition or disposition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers, any co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager”;

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and substantially identical prohibited transaction exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E (December 9, 1996), Goldman Sachs & Co. LLC, PTE 89-88 (October 17, 1989) and J.P. Morgan Securities LLC, PTE 2002-19 (March 28, 2002), each as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption“). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency“);

●	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

●	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group“ means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	must be recognized by the SEC as a NRSRO,

2.	must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.	must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

●	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;

●	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan,

●	having a specified relationship to this person, or

●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than BBB- (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

●	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA“).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO“) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

California. Eleven (11) of the Mortgaged Properties (27.3%) are located in California.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property.

The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans underlying the Offered Certificates are non-recourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

●	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

●	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments.

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition“), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act“) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA“) which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Offered Certificates, and would not be covered by advances or any form of credit support provided in connection with the Offered Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related Mortgaged Property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by Certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements“). Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency“ and, collectively, the “Rating Agencies“). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the mortgage pool, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, represent any assessment of or constitute a statement regarding—

●	whether the price paid for those certificates is fair;

●	whether those certificates are a suitable investment for any particular investor;

●	the tax attributes of those certificates or of the trust;

●	the yield to maturity or, if they have principal balances, the average life of those certificates;

●	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying mortgage loans;

●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

●	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;

●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans;

●	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or

●	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and/or Class A-S Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered

Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

Plan of Distribution (Underwriter Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement“) among the Depositor and the underwriters, the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each Class of Offered Certificates set forth below.

Class	Citigroup Global Markets Inc.	Goldman Sachs & Co. LLC	Deutsche Bank Securities Inc.	J.P. Morgan Securities LLC	Academy Securities, Inc.	Drexel Hamilton, LLC
Class A-1	$2,494,985	$3,731,471	$4,839,065	$2,087,479	$0	$0
Class A-2	$25,632,736	$38,336,018	$49,715,108	$21,446,138	$0	$0
Class A-3	$19,822,547	$29,646,370	$38,446,154	$16,584,929	$0	$0
Class A-4	$21,814,287	$32,625,191	$42,309,165	$18,251,357	$0	$0
Class A-5	$67,177,000	$100,469,135	$130,290,890	$56,204,975	$0	$0
Class A-AB	$3,160,796	$4,727,248	$6,130,414	$2,644,542	$0	$0
Class X-A	$161,368,055	$241,340,173	$312,975,977	$135,011,795	$0	$0
Class A-S	$21,265,705	$31,804,739	$41,245,181	$17,792,375	$0	$0
Class B	$9,757,056	$14,592,539	$18,923,970	$8,163,435	$0	$0
Class C	$8,256,044	$12,347,642	$16,012,731	$6,907,583	$0	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $4,903,666.

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately 113.78% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from September 1, 2020, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. Although the Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of (i) the Depositor, (ii) Citibank, N.A. (the Certificate Administrator and Custodian), and (iii) CREFI (the Retaining Sponsor, an originator, and an initial Risk Retention Consultation Party). Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GSMC (a Sponsor and an initial Risk Retention Consultation Party) and Goldman Sachs Bank USA (an originator and a Retaining Party). Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of GACC (a Sponsor), DBR Investments Co. Limited (an originator and a Retaining Party) and Deutsche Bank AG, New York Branch (an originator, a Retaining Party and an initial Risk Retention Consultation Party). J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB (a Sponsor and an originator). See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus. CREFI, GS Bank, DBRI and JPMCB (or affiliates thereof) each hold one or more Companion Loans or interests therein. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Loan Combinations and Mezzanine Loan Arrangements” and “Description of the Mortgage Pool—The Loan Combinations”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, Goldman Sachs & Co. LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, Deutsche Bank Securities Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and J.P. Morgan Securities LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CREFI Mortgage Loans, (ii) the payment by the Depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a Sponsor, of the purchase price for the GSMC Mortgage Loans, (iii) the payment by the Depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a Sponsor, of the purchase price for the GACC Mortgage Loans, and (iv) the payment by the Depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a Sponsor, of the purchase price for the JPMCB Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

As a result of the circumstances described above, each of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the Depositor with respect to the Issuing Entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any current report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the Depositor with respect to the Issuing Entity will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 388 Greenwich Street, 6th Floor, New York, New York 10013, or by telephone at (212) 816-6000.

Where You Can Find More Information

The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-228597) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of this prospectus and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR“) system.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The Issuing Entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

Index of Certain Defined Terms

1633 Broadway Co-Lender Agreement	304
1633 Broadway Control Shift Event	306
1633 Broadway Directing Holder	306
1633 Broadway Master Servicer	304
1633 Broadway Mortgage Loan	303
1633 Broadway Non-Standalone Pari Passu Companion Loans	303
1633 Broadway Pari Passu Companion Loans	303
1633 Broadway Special Servicer	304
1633 Broadway Standalone Companion Loans	303
1633 Broadway Standalone Pari Passu Companion Loans	303
1633 Broadway Subordinate Companion Loans	303
17g-5 Information Provider	395
1986 Act	526
2015 Budget Act	533
30/360 Basis	375
AB Loan Combination	167
AB Modified Loan	452
Accelerated Mezzanine Loan	479
Acceptable Insurance Default	418
Accrued and Deferred Principal	225
Accrued Interest	225
Actual/360 Basis	223
Additional USAA Premises	206, 214
Administrative Fee Rate	438
ADR	171
Advance Rate	424
Advances	423
Affected Investors	76
Affirmative Asset Review Vote	492
Agellan Portfolio Control Appraisal Period	282
Agellan Portfolio Controlling Noteholder	285
Agellan Portfolio Intercreditor Agreement	281
Agellan Portfolio Loan Combination	281
Agellan Portfolio Major Decision	286
Agellan Portfolio Pari Passu Companion Loans	281
Agellan Portfolio Sequential Pay Event	282
Agellan Portfolio Subordinate Companion Loan	281
Aggregate Available Funds	369
Aggregate Principal Distribution Amount	376
AIG	248
Allocated Cut-off Date Loan Amount	171
Ancillary Fees	433
Annual Debt Service	171
Anticipated Repayment Date	224
Applied Realized Loss Amount	362
Appraisal Reduction Amount	450
Appraisal Reduction Event	449
Appraised Value	171
Appraised-Out Class	453
Appraiser	451

Approved Exchange	15
Approximate Initial Credit Support	3
ARD	172
ARD Loan	224
Assessment of Compliance	455
Asset Representations Reviewer	354
Asset Representations Reviewer Asset Review Fee	439
Asset Representations Reviewer Ongoing Fee	439
Asset Representations Reviewer Ongoing Fee Rate	439
Asset Representations Reviewer Termination Event	496
Asset Representations Reviewer Upfront Fee	439
Asset Review	493
Asset Review Notice	492
Asset Review Quorum	492
Asset Review Report	495
Asset Review Report Summary	495
Asset Review Standard	493
Asset Review Trigger	491
Asset Review Vote Election	492
Assumed Final Distribution Date	383
Assumption Fees	433
Attestation Report	455
Available Funds	369
Balloon Balance	172
Bankruptcy Code	79
Base Interest Fraction	382
BCBS	77
BEA	199
Benchmark 2020-B18 Asset Representations Reviewer	282
Benchmark 2020-B18 Certificate Administrator	282
Benchmark 2020-B18 Consultation Termination Event	288
Benchmark 2020-B18 Control Termination Event	288
Benchmark 2020-B18 Operating Advisor	282
Benchmark 2020-B18 PSA	282
Benchmark 2020-B18 Servicer	282
Benchmark 2020-B18 Special Servicer	282
Benchmark 2020-B18 Trustee	282
Benchmark 2020-IG3 PSA	255
Borrower Delayed Reimbursements	432
Borrower Party	479
Boyd	236
Boyd Defaulted Individual Property	235
Boyd Defaulted Individual Property Conditions	235
B-Piece Buyer	154
BWAY 2019-1633 TSA	304
BWAY Trust 2019-1633 Securitization	304
BX 2020-VIVA Servicer	268

BX 2020-VIVA Special Servicer	268
BX 2020-VIVA TSA	268
BX Industrial Portfolio Control Appraisal Period	264
BX Industrial Portfolio Controlling Noteholder	262
BX Industrial Portfolio Fixed Rate Loan	244, 254
BX Industrial Portfolio Floating Rate Loan	244, 254
BX Industrial Portfolio Intercreditor Agreement	254
BX Industrial Portfolio Lead Securitization	264
BX Industrial Portfolio Loan Combination	254
BX Industrial Portfolio Major Decision	265
BX Industrial Portfolio Mortgage Loan	254
BX Industrial Portfolio Mortgaged Properties	254
BX Industrial Portfolio Non-Controlling Note A Holder	264
BX Industrial Portfolio Non-Controlling Note A Subordinate Class Representative	264
BX Industrial Portfolio Non-Lead Securitization	264
BX Industrial Portfolio Note	254
BX Industrial Portfolio Note A-1-A-1	254
BX Industrial Portfolio Note A-1-A-8	254
BX Industrial Portfolio Note B	134, 254
BX Industrial Portfolio Note B Control Appraisal Period	265
BX Industrial Portfolio Note C	254
BX Industrial Portfolio Note C Control Appraisal Period	264
BX Industrial Portfolio Note D	135, 254
BX Industrial Portfolio Note D Control Appraisal Period	264
BX Industrial Portfolio Noteholders	254
BX Industrial Portfolio senior fixed rate loan	134
BX Industrial Portfolio Senior Fixed Rate Loan	244, 254
BX Industrial Portfolio Sequential Pay Event	261, 266
BX Industrial Portfolio Subordinate Fixed Rate Companion Loans	254
BX Industrial Portfolio subordinate fixed rate loan	134
BX Industrial Portfolio Subordinate Fixed Rate Loan	244
BX Industrial Portfolio Workout	257, 259
CBE	520
CDI 202.01	78
Certificate Administrator	343
Certificate Balance	361, 368
Certificate Owner	390
Certificate Summary	10
Certificateholder	390
Certificateholder Quorum	462
Certificateholder Repurchase Request	498
Certificates	367
Certificates	367
Citibank	343

Class	367
Class A-AB Scheduled Principal Balance	371
Class VRR Certificates	360, 368
Class X Certificates	367
Class X Strip Rate	375
Clearstream	396
Clearstream Participants	398
Closing Date	169, 367
CMBS	75, 345
Code	524
Coleman Highline PLL Policy	198
Co-Lender Agreement	248
Collateral Deficiency Amount	452
Collection Account	426
Collection Period	371
Collective Investment Scheme	11
Combined VRR Available Funds	362
Combined VRR Interest	4, 359, 368
Combined VRR Interest Balance	361
Combined VRR Interest Owner	360
Combined VRR Interest Owners	360
Communication Request	399
Companion Loan	167
Companion Loan Holder	411
Companion Loan Rating Agency	460
Companion Note	244
Compensating Interest Payment	383
Consent Fees	432
Consultation Election Notice	500
Consultation Requesting Certificateholder	500
Consultation Termination Event	479
Consulting Party	482
Control Eligible Certificates	478
Control Shift Note	248
Control Termination Event	479
Controlling Class	478
Controlling Class Certificateholder	478
Controlling Class Representative	478
Controlling Companion Loan	413
Controlling Note	245
Controlling Note Holder	245
Controlling Noteholder	262
Controlling Pari Passu Companion Loan	413
Controlling Pari Passu Companion Loan Securitization Date	413
Corrected Loan	419
Corresponding Principal Balance Certificates	3, 368
COVID-19	65
CPR	515
CREC	199
Credit Risk Retention	359
Credit Risk Retention Rules	359
CREFC®	387
CREFC® Intellectual Property Royalty License Fee	438
CREFC® Intellectual Property Royalty License Fee Rate	438
CREFC® Reports	387

CREFI	4, 168, 308
CREFI Data File	309
CREFI MGM Grand & Mandalay Bay Note	168
CREFI Mortgage Loans	168
CREFI Securitization Database	309
CREFI VRR Interest Portion	360
Crossed Group	173
Cross-Over Date	374
CRR	76
Cumulative Appraisal Reduction Amount	452
Cure Event	297
Cure Payment	296
Cure/Contest Period	494
Custodian	343, 475
Cut-off Date	167
Cut-off Date Balance	167
Cut-off Date DSCR	174
Cut-off Date Loan-to-Value Ratio	173
Cut-off Date LTV Ratio	173
DB VRR Interest Portion	333, 359
DBNY	325, 359
DBRI	316, 325, 359
DBRS Morningstar	355
Debt Service Coverage Ratio	174
Debt Yield on Underwritten NCF	173
Debt Yield on Underwritten Net Cash Flow	173
Debt Yield on Underwritten Net Operating Income	174
Debt Yield on Underwritten NOI	174
Defaulted Mortgage Loan	436
Defeasance Option	229
Defective Mortgage Loan	409
Definitive Certificate	396
Delegated Directive	13
Delinquent Loan	492
Depositaries	397
Depositor	169, 341
Determination Date	369
Deutsche Bank	325
Diligence File	403
Directing Holder	477
Disclosable Special Servicer Fees	437
Dispute Resolution Consultation	500
Dispute Resolution Cut-off Date	500
Dispute Resolution Requesting Holder	500
Distribution Account	427
Distribution Date	369
Document Defect	403
Dodd-Frank Act	77
DSCR	174
DTC	396
DTC Participants	397
DTC Rules	398
Due Date	223, 371
Due Diligence Questionnaire	310
Due Period	371
EDGAR	569
EEA	12
Eligible Asset Representations Reviewer	495

Eligible Operating Advisor	489
Enforcing Party	500
Enforcing Servicer	499
Environmental Condition	559
ERISA	536
ESA	196, 329, 337
Escrow/Reserve Mitigating Circumstances	332, 339
Euroclear	396
Euroclear Operator	398
Euroclear Participants	398
European Risk Retention and Due Diligence Requirements	76
Excess Interest	122, 224
Excess Interest Distribution Account	427
Excess Liquidation Proceeds Reserve Account	427
Excess Modification Fees	432
Excess Penalty Charges	433
Excess Prepayment Interest Shortfall	384
Exchange Act	307, 332
Excluded Controlling Class Holder	154, 393
Excluded Controlling Class Mortgage Loan	154, 479
Excluded Information	154, 393
Excluded Mortgage Loan	479
Excluded Mortgage Loan Special Servicer	463
Excluded RRCP Mortgage Loan	365
Excluded Special Servicer	149
Excluded Special Servicer Information	394
Excluded Special Servicer Mortgage Loan	463
Exemption Rating Agency	539
FATCA	534
FDIC	139
FETL	15
FIEL	16
Final Asset Status Report	484
Final Dispute Resolution Election Notice	500
Financial Promotion Order	11
FIRREA	329, 337
Fitch	460
FMC	198
Form 8-K	307
FPO Persons	11
FSCMA	15
FSMA	11
Funds	348
Future Outside Servicing Agreement	413
GACC	168, 325
GACC 1633 Broadway Note	168
GACC Data Tape	326
GACC Deal Team	326
GACC MGM Grand & Mandalay Bay Note	168
GACC Moffett Place - Building 6 Note	168
GACC Mortgage Loans	168, 326
Goldman Originator	318
Grantor Trust	524
GS	359
GS Bank	168, 316
GSMC	168, 316
GSMC 1633 Broadway Note	168

GSMC Data Tape	317
GSMC Deal Team	317
GSMC Mortgage Loans	168, 316
Guarantor	242
Hard Lockbox	175
High Net Worth Companies, Unincorporated Associations, Etc.	11
Indirect Participants	397
Individual Borrower	233
Individual Property	233
Initial Month’s Interest Deposit Amount	371
Initial Pool Balance	167
Initial Rate	224
Initial Requesting Certificateholder	498
In-Place Cash Management	175
Institutional Investor	15
Interest Accrual Amount	376
Interest Accrual Period	376
Interest Distribution Amount	376
Interest Reserve Account	427
Interest Shortfall	376
Interested Person	473
Interest-Only Certificates	367
Investment Company Act	1
Investor Certification	389
IRS	525
Issuing Entity	167
Japanese Retention Requirement	16
JFSA	16
Joint-Seller Mortgage Loan	401
JPMCB	168, 316, 333
JPMCB Data Tape	334
JPMCB Deal Team	334
JPMCB Moffett Place - Building 6 Note	168
JPMCB Mortgage Loans	168, 334
JPMCCMSC	333
JRR Rule	16
KBRA	460
Largest Tenant	175
Largest Tenant Lease Expiration	175
Lender Liability Act	560
Lennar	348
LIBOR	133
Life Company Lenders	248
Liquidation Fee	435
Liquidation Fee Rate	435
Liquidation Proceeds	436
Loan Combination	167
Loan Combination Custodial Account	426
Loan Per Unit	175
Loss of Value Payment	407
Loss of Value Reserve Fund	428
Lower-Tier Regular Interests	524
Lower-Tier REMIC	524
Lower-Tier REMIC Distribution Account	427
LTV Ratio at Maturity/ARD	175
MAI	449
Major Decision	475
Major Decision Reporting Package	477

Majority B Note Holder	301
MAS	14
Master Servicer	345
Master Servicer Remittance Date	422
Master Tenant	190
Material Breach	406
Material Defect	406
Material Document Defect	403
Maturity Date/ARD Loan-to-Value Ratio	175
Maturity Date/ARD LTV Ratio	175
MGM Grand & Mandalay Bay A Notes	267
MGM Grand & Mandalay Bay B Notes	268
MGM Grand & Mandalay Bay C Note Control Appraisal Period	280
MGM Grand & Mandalay Bay C Notes	268
MGM Grand & Mandalay Bay Co-Lender Agreement	268
MGM Grand & Mandalay Bay Companion Loans	268
MGM Grand & Mandalay Bay Controlling Noteholder	278
MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period	280
MGM Grand & Mandalay Bay Junior B Notes	268
MGM Grand & Mandalay Bay Loan Combination	267
MGM Grand & Mandalay Bay Major Decision	280
MGM Grand & Mandalay Bay Pari Passu Companion Loans	267
MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period	280
MGM Grand & Mandalay Bay Subordinate Companion Loans	267, 268
MGM Tenant	183
MGM/Mandalay Operating Subtenant	183
Midland	345
MIFID II	12
MOA	360
Modeling Assumptions	515
Modification Fees	433
Moffett Place - Building 6 Association	191
Moffett Place - Building 6 Campus	191
Moffett Place - Building 6 CCR	191
Moffett Place - Building 6 Common Area Spaces	191
Moffett Place - Building 6 Common Area Subdivision and Release	191
Moffett Place - Building 6 Companion Loans	290
Moffett Place - Building 6 Directing Certificateholder	296
Moffett Place - Building 6 Intercreditor Agreement	290
Moffett Place - Building 6 Loan Combination	290
Moffett Place - Building 6 Mortgage Loan	289

Moffett Place - Building 6 Non-Standalone Pari Passu Companion Loans	289
Moffett Place - Building 6 Noteholders	290
Moffett Place - Building 6 Pari Passu Companion Loans	289
Moffett Place - Building 6 Servicer	290
Moffett Place - Building 6 Special Servicer	290
Moffett Place - Building 6 Standalone Companion Loans	290
Moffett Place - Building 6 Standalone Pari Passu Companion Loans	289
Moffett Place - Building 6 Subordinate Companion Loans	289
Moffett Place - Building 6 Triggering Event of Default	290
Moffett Place - Building 6 Trustee	290
Moffett Towers Buildings A, B & C Co-Lender Agreement	299
Moffett Towers Buildings A, B & C Control Appraisal Period	302
Moffett Towers Buildings A, B & C Controlling Noteholder	301
Moffett Towers Buildings A, B & C Loan Combination	298
Moffett Towers Buildings A, B & C Major Decision	302
Moffett Towers Buildings A, B & C Master Servicer	299
Moffett Towers Buildings A, B & C Mortgage Loan	298
Moffett Towers Buildings A, B & C Mortgaged Property	298
Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans	298
Moffett Towers Buildings A, B & C Pari Passu Companion Loans	298
Moffett Towers Buildings A, B & C Special Servicer	299
Moffett Towers Buildings A, B & C Standalone Companion Loans	298
MOFT 2020-ABC TSA	298
MOFT 2020-B6 Securitization	290
MOFT 2020-B6 TSA	290
Monthly Payment	370
Moody’s	218
Mortgage	167
Mortgage File	401
Mortgage Loan Purchase Agreement	401
Mortgage Loan Schedule	415
Mortgage Loan Sellers	168
Mortgage Loans	167
Mortgage Note	167
Mortgage Pool	167
Mortgage Rate	376
Mortgaged Property	167
Most Recent NOI	176
Net Cash Flow	177
Net Mortgage Pass-Through Rate	375

Net Mortgage Rate	376
NI 33-105	16
Non-Controlling Note	245
Non-Controlling Note Holder	286
Non-Controlling Note Holders	245
Non-Offered Certificates	367
Nonrecoverable Advance	424
Non-Reduced Certificates	390
Non-U.S. Tax Person	534
Non-Vertically Retained Available Funds	370
Non-Vertically Retained Certificates	368
Non-Vertically Retained Percentage	362
Non-Vertically Retained Principal Balance Certificates	368
Non-Vertically Retained Regular Certificates	368
Note A-1-A Percentage Interest	261
Note A-1-A Rate	261
Note A-1-A Relative Spread	261
Note A-1-B Percentage Interest	261
Note A-1-B Rate	261
Note A-1-B Relative Spread	261
Note A-1-C Percentage Interest	261
Note A-1-C Rate	261
Note A-1-C Relative Spread	261
Note A-1-D Percentage Interest	261
Note A-1-D Rate	261
Note A-1-D Relative Spread	261
Note A-2 Special Decisions	265
Notice of Foreclosure/DIL	297
Notional Amount	368
NRSRO	389, 544
NRSRO Certification	390
Occupancy	176
Occupancy Date	176
Offer	13
Offered Certificates	367
OID Regulations	527
Operating Advisor	354
Operating Advisor Annual Report	486
Operating Advisor Consulting Fee	438
Operating Advisor Fee	438
Operating Advisor Fee Rate	438
Operating Advisor Standard	483
Operating Advisor Termination Event	487
Operating Company	190
Operative FMC Documents	198
Original Balance	177
Outside Certificate Administrator	413
Outside Controlling Class Representative	413
Outside Controlling Note Holder	412, 477
Outside Custodian	413
Outside Depositor	413
Outside Operating Advisor	413
Outside Securitization	413
Outside Serviced Companion Loan	412
Outside Serviced Loan Combination	412
Outside Serviced Mortgage Loan	413

Outside Serviced Pari Passu Companion Loan	412
Outside Serviced Pari Passu Loan Combination	412
Outside Serviced Pari Passu-AB Loan Combination	413
Outside Serviced Subordinate Companion Loan	413
Outside Servicer	413
Outside Servicer Fee Rate	444
Outside Servicing Agreement	413
Outside Special Servicer	413
Outside Trustee	413
P&I Advance	422
PACE	122
PAR	330, 338
Pari Passu Companion Loan	167
Pari Passu Loan Combination	167
Pari Passu-AB Loan Combination	167
Participants	396
Party in Interest	536
Pass-Through Rate	375
Payment Accommodation	450
PCR	315, 323
Penalty Charges	433
Pentalpha Surveillance	354
Percentage Allocation Entitlement	362
Percentage Interest	369
Permitted Special Servicer/Affiliate Fees	437
Phase I Space	214
Phase II Space	214
Phase III Space	214
PILOT	128
PIPs	202
Plan Asset Regulations	537
PLL	198
PLL Policy	219, 220
PML	323
Pooling and Servicing Agreement	411
PPP Loan	195, 243
PRC	14
Preliminary Dispute Resolution Election Notice	500
Prepayment Assumption	528
Prepayment Interest Excess	383
Prepayment Interest Shortfall	383
Prepayment Penalty Description	177
Prepayment Provision	177
PRIIPS Regulation	12
Prime Rate	424
Principal Balance Certificates	4
Principal Balance Certificates	367
Principal Distribution Amount	377
Principal Shortfall	377
Privileged Information	485
Privileged Information Exception	485
Privileged Person	389
Professional Investors	14

Promotion of Collective Investment Schemes Exemptions Order	12
Property Advances	423
Proposed Course of Action Notice	499
Prospectus	14
Prospectus Regulation	12
Prosper Portfolio Release DSCR	234
Prosper Portfolio Release LTV	234
PTC	222
Qualified Mortgage	403
Qualified Substitute Mortgage Loan	408
Qualifying CRE Loan Percentage	360
Rated Final Distribution Date	383
Rating Agencies	565
Rating Agency	565
Rating Agency Confirmation	504
Rating Agency Declination	504
RAW	197
RCA	348
RCM	348
RCRA	197, 560
Realized Loss	362, 385
REC	196
Recognized Collective Investment Scheme	11
Record Date	369
Regular Certificates	367
Regular Interestholder	527
Regular Interests	524
Regulation AB	455
Regulation RR	359
Related Group	177
Release Amount	232
Release Debt Yield	231
Relevant Persons	12
REMIC	524
REMIC Regulations	524
REO Account	428
REO Companion Loan	378
REO Loan	378
REO Mortgage Loan	378
REO Property	367
Repurchase Election Notice	297
Repurchase Option Notice	297
Repurchase Price	406
Repurchase Request	498
Requesting Certificateholder	500
Requesting Holders	453
Requesting Investor	399
Requesting Party	502
Required Credit Risk Retention Percentage	360
Required PLL Period	220
Requirements	564
Resolution Failure	499
Restricted Group	540
Retail Investor	13
Retaining Parties	360
Retaining Sponsor	359
Review Materials	493
Revised Rate	224

Revolving Advance	135, 225
RevPAR	177
Risk Factors	10
Risk Retention Consultation Parties	365
Roku	181
Rooms	178
Rule 15Ga-1	340
Rule 17g-5	390, 467
S&P	218
Scheduled Principal Distribution Amount	377
SEC	307, 332
Securities Act	455
Securitization Accounts	367
Securitization Regulation	13, 76
SEL	323
Senior Certificates	367
Serviced AB Loan Combination	411
Serviced Companion Loan	411
Serviced Companion Loan Holder	411
Serviced Companion Loan Securities	149, 460
Serviced Loan Combination	411
Serviced Loans	411
Serviced Mortgage Loans	411
Serviced Outside Controlled Companion Loan	412
Serviced Outside Controlled Loan Combination	411
Serviced Outside Controlled Mortgage Loan	412
Serviced Pari Passu Companion Loan	411
Serviced Pari Passu Companion Loan Holder	411
Serviced Pari Passu Loan Combination	411
Serviced Subordinate Companion Loan	411
Serviced Subordinate Companion Loan Holder	411
Servicer Termination Events	459
Servicing Fee	431
Servicing Fee Rate	431
Servicing Function Participant	455
Servicing Shift Companion Loan	413
Servicing Shift Loan Combination	413
Servicing Shift Mortgage Loan	413
Servicing Standard	416
Servicing Transfer Event	417
SFA	14
SFO	14
Situs	352
Situs Holdings	352
SMMEA	543
Soft Lockbox	177
Soft Springing Lockbox	177
Special Servicer	348
Special Servicer Decision	420
Special Servicing Fee	434
Special Servicing Fee Rate	434
Specially Serviced Loan	417
Split Mortgage Loan	167
Sponsors	169, 308

Springing Cash Management	177
Springing Lockbox	177
Startup Day	525
Stated Principal Balance	378
Stone Point	348, 352
Structured Product	14
Subordinate Certificates	367
Subordinate Companion Loan	167
Sub-Servicing Agreement	422
Summary of Terms	10
TCE	199
Termination Purchase Amount	505
Tests	493
Third Party Report	170
TIA	78
Trailing 12 NOI	176
Transition Period	13, 77
Triggering Event of Default	269
TRIPRA	137
Trust REMICs	524
Trustee	342
Trustee/Certificate Administrator Fee	437
Trustee/Certificate Administrator Fee Rate	437
U.S. Tax Person	534
UK Securitization Rules	77
Uncertificated VRR Interest	359, 368
Uncertificated VRR Interest Balance	361
Uncertificated VRR Interest Owner	356, 360
Underwriter Entities	145
Underwriter Exemption	539
Underwriting Agreement	567
Underwritten EGI	178
Underwritten Expenses	177
Underwritten NCF	177
Underwritten NCF DSCR	174
Underwritten Net Cash Flow	177
Underwritten Net Operating Income	178
Underwritten NOI	178
Underwritten Revenues	178
Units	178
Unscheduled Principal Distribution Amount	377
Unsolicited Information	493
Upper-Tier REMIC	524
Upper-Tier REMIC Distribution Account	427
UST	196, 200
UW NCF DSCR	174
Vertical Risk Retention Allocation Percentage	364
Vertically Retained Percentage	362
Volcker Rule	78
Voting Rights	396
VRR Interest Distribution Amount	364
VRR Principal Distribution Amount	364
VRR Realized Loss Interest Distribution Amount	364
VRR REMIC Regular Interest	524
WAC Rate	375
Weighted Average Mortgage Rate	178
Wells Fargo Bank	316

Withheld Amounts	427
Workout Fee	434
Workout Fee Rate	434

Workout-Delayed Reimbursement Amount	426
WTNA	342

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built
1	Loan	8, 9, 10, 11, 12, 13, 14, 15	GACC	Deutsche Bank AG, acting through its New York Branch	BX Industrial Portfolio	Group 1	NAP					Various	Various
1.01	Property				Bridgewater Center 1			1120 US Highway 22	Bridgewater	New Jersey	08807	Industrial	Warehouse/Storage	1951
1.02	Property				401 E Laraway Rd			401 East Laraway Road	Joliet	Illinois	60433	Industrial	Warehouse/Distribution	2005
1.03	Property				Rochelle 1			501 South Steward Road	Rochelle	Illinois	61068	Industrial	Warehouse/Distribution	2005
1.04	Property				350A Salem Church Rd			350A Salem Church Road	Mechanicsburg	Pennsylvania	17050	Industrial	Warehouse/Distribution	1990
1.05	Property				Romeoville Bldg 1			208-214 South Pinnacle Drive	Romeoville	Illinois	60446	Industrial	Warehouse/Distribution	2016
1.06	Property				251 E Laraway Rd			251 East Laraway Road	Joliet	Illinois	60433	Industrial	Warehouse/Distribution	2005
1.07	Property				7940 Kentucky			7940 Kentucky Drive	Florence	Kentucky	41042	Industrial	Flex	1992
1.08	Property				Mountain Top Distribution Center 2			1 Philips Drive	Mountain Top	Pennsylvania	18707	Industrial	Warehouse/Distribution	1992
1.09	Property				Enterprise Parkway			2000 Enterprise Parkway	Hampton	Virginia	23666	Industrial	Flex	1996
1.1	Property				Cavalier I			1400 Cavalier Boulevard	Chesapeake	Virginia	23323	Industrial	Warehouse/Distribution	1969
1.11	Property				1910 International			1910 International Way	Hebron	Kentucky	41048	Industrial	Warehouse/Distribution	1990
1.12	Property				Glen Dale			7100 Holladay Tyler Road	Glen Dale	Maryland	20769	Industrial	Warehouse/Distribution	1968
1.13	Property				Romeoville Bldg 2			208-214 South Pinnacle Drive	Romeoville	Illinois	60446	Industrial	Warehouse/Distribution	2016
1.14	Property				Enterprise Distribution Center 1			10550 Toebben Drive	Independence	Kentucky	41051	Industrial	Warehouse/Distribution	2005
1.15	Property				2270 Woodale			2270-2280 Woodale Drive	Mounds View	Minnesota	55112	Industrial	Warehouse	1990
1.16	Property				2950 Lexington Ave South			2950 Lexington Avenue South	Eagan	Minnesota	55121	Industrial	Warehouse/Storage	1979
1.17	Property				Rivers Bend Center 1B			801 Liberty Way	Chester	Virginia	23836	Industrial	Warehouse/Distribution	1998
1.18	Property				DFW Logistics Center (Bldg 4)			2701 Esters Boulevard	Dallas	Texas	75261	Industrial	Warehouse/Distribution	2018
1.19	Property				Rivers Bend Center 1C			12730 Kingston Avenue	Chester	Virginia	23836	Industrial	Flex	2001
1.2	Property				Territorial			3 Territorial Court	Bolingbrook	Illinois	60440	Industrial	Manufacturing	2001
1.21	Property				Diamond Hill 2			1920 Campostella Road	Chesapeake	Virginia	23324	Industrial	Warehouse/Distribution	1997
1.22	Property				Rivers Bend Center 2A			500 HP Way	Chester	Virginia	23836	Industrial	Warehouse/Distribution	1997
1.23	Property				Rivers Bend Center 1A			701 Liberty Way	Chester	Virginia	23836	Industrial	Flex	1998
1.24	Property				Diamond Hill 3			1960 Diamond Hill Road	Chesapeake	Virginia	23324	Industrial	Warehouse/Distribution	1974
1.25	Property				Whippany Business Center 1			One Apollo Drive	Whippany	New Jersey	07981	Industrial	Warehouse	1975
1.26	Property				The Colony Land			NWQ of Memorial Drive and Main Street	The Colony	Texas	75056	Other	Leased Fee	NAP
1.27	Property				Shawnee Distribution Center 1			8515 Hedge Lane Terrace	Shawnee	Kansas	66227	Industrial	Warehouse/Distribution	2003
1.28	Property				Rivers Bend Center 2B			600 HP Way	Chester	Virginia	23836	Industrial	Warehouse/Distribution	1997
1.29	Property				7930 Kentucky			7930 Kentucky Drive	Florence	Kentucky	41042	Industrial	Warehouse/Distribution	1999
1.3	Property				Dues Dr Distribution Center 1			4225 Dues Drive	West Chester	Ohio	45246	Industrial	Warehouse/Distribution	1972
1.31	Property				Gibraltar			455 Gibraltar Drive	Bolingbrook	Illinois	60440	Industrial	Manufacturing	2002
1.32	Property				Diamond Hill 1			1910 Campostella Road	Chesapeake	Virginia	23324	Industrial	Warehouse/Distribution	1980
1.33	Property				DFW Logistics Center (Bldg 3)			2650 Esters Boulevard	Dallas	Texas	75261	Industrial	Warehouse/Distribution	2018
1.34	Property				Elk Grove Distribution Center 1			1325 Pratt Boulevard	Elk Grove Village	Illinois	60007	Industrial	Warehouse/Distribution	1970
1.35	Property				1000 Lucas Way			1000 Lucas Way	Hampton	Virginia	23666	Industrial	Warehouse/Distribution	1992
1.36	Property				Lakeview			100-130 Lakeview Parkway	Vernon Hills	Illinois	60061	Industrial	Warehouse/Distribution	1998
1.37	Property				DFW Logistics Center (Bldg 5)			750 Royal Lane	Dallas	Texas	75261	Industrial	Warehouse/Distribution	2017
1.38	Property				9756 International			9756 International Boulevard	West Chester	Ohio	45246	Industrial	Warehouse/Distribution	1990
1.39	Property				350B Salem Church Rd			350B Salem Church Road	Mechanicsburg	Pennsylvania	17050	Industrial	Warehouse/Distribution	1990
1.4	Property				6105 Trenton Ln			6105 Trenton Lane North	Plymouth	Minnesota	55442	Industrial	Warehouse/Distribution	1994
1.41	Property				300 Salem Church Rd			300 Salem Church Road	Mechanicsburg	Pennsylvania	17050	Industrial	Warehouse/Distribution	1991
1.42	Property				Tower			161 Tower Drive	Burr Ridge	Illinois	60527	Industrial	Manufacturing	1982
1.43	Property				1940 Fernbrook Ln			1940 Fernbrook Lane North	Plymouth	Minnesota	55447	Industrial	Flex	1974
1.44	Property				Production Distribution Center 1			100 Production Drive	Harrison	Ohio	45030	Industrial	Warehouse/Distribution	1965
1.45	Property				Culpeper			13129 Airpark Drive	Elkwood	Virginia	22718	Industrial	Warehouse/Distribution	1990
1.46	Property				Fairfield Distribution Center 1			375 Northpointe Drive	Fairfield	Ohio	45014	Industrial	Warehouse/Distribution	1989
1.47	Property				Cavalier II			3732 Cook Boulevard	Chesapeake	Virginia	23323	Industrial	Warehouse/Distribution	2007
1.48	Property				World Park II			10083-10095 International Boulevard	West Chester	Ohio	45246	Industrial	Warehouse/Distribution	1981
1.49	Property				Diamond Hill 4			2115 Portlock Road	Chesapeake	Virginia	23324	Industrial	Warehouse/Distribution	2000
1.5	Property				2290-2298 Woodale			2290-2298 Woodale Drive	Mounds View	Minnesota	55112	Industrial	Flex	1992
1.51	Property				514 Butler Rd			514 Butler Farm Road	Hampton	Virginia	23666	Office	Suburban	1992
1.52	Property				Northridge II			10446-10456 Lakeridge Parkway	Ashland	Virginia	23005	Industrial	Flex	1998
1.53	Property				2222 Woodale			2222 Woodale Drive	Mounds View	Minnesota	55112	Industrial	Flex	1989
1.54	Property				Northridge I			10430-10444 Lakeridge Parkway	Ashland	Virginia	23005	Industrial	Flex	1991
1.55	Property				Romeoville Distribution Center 1			815 Forestwood Drive	Romeoville	Illinois	60446	Industrial	Manufacturing	1993
1.56	Property				1825 Airport Exchange			1825 Airport Exchange Boulevard	Erlanger	Kentucky	41018	Industrial	Flex	1997
1.57	Property				7453 Empire - Bldg C			7453 Empire Drive C	Florence	Kentucky	41042	Industrial	Warehouse/Distribution	1994
1.58	Property				Rivers Bend Center 1D			13001 Kingston Avenue	Chester	Virginia	23836	Industrial	Flex	1997
1.59	Property				Heathrow			616 Heathrow Drive	Lincolnshire	Illinois	60069	Industrial	R&D/Flex	1988
1.6	Property				2240-2250 Woodale			2240-2250 Woodale Drive	Mounds View	Minnesota	55112	Industrial	Flex	1992
1.61	Property				273 Industrial Way			273 Industrial Way	Benicia	California	94510	Other	Leased Fee	NAP
1.62	Property				7453 Empire - Bldg B			7453 Empire Drive Building B	Florence	Kentucky	41042	Industrial	Warehouse/Distribution	1993
1.63	Property				7453 Empire - Bldg A			7453 Empire Drive Building A	Florence	Kentucky	41042	Industrial	Warehouse/Distribution	1993
1.64	Property				Rivers Bend Center - Land			800 HP Way, 501 & 531 HP Way, 12900 Kingston Avenue, 413, 429, 513, 519, 601 & 620 Meadowville Road	Chester	Virginia	23836	Other	Leased Fee	NAP
1.65	Property				Production Distribution Center 1B			100b Production Drive	Harrison	Ohio	45030	Industrial	Warehouse/Distribution	1998
1.66	Property				Bridgewater Center 2			1120 US Highway 22	Bridgewater	New Jersey	08807	Industrial	Warehouse/Storage	1954
1.67	Property				Laraway Land 1			251 East Laraway Road	Joliet	Illinois	60433	Other	Leased Fee	NAP
1.68	Property				Laraway Land 2			401 East Laraway Road	Joliet	Illinois	60433	Other	Leased Fee	NAP
2	Loan	8, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	Coleman Highline	NAP	NAP	1161, 1167 & 1173 Coleman Avenue	San Jose	California	95110	Office	Suburban	2020
3	Loan	8, 22, 23, 24	GSMC	Goldman Sachs Bank USA	Amazon Industrial Portfolio	NAP	NAP					Industrial	Warehouse/Distribution
3.01	Property				12900 Pecan Park Road			12900 Pecan Park Road	Jacksonville	Florida	32218	Industrial	Warehouse/Distribution	2017
3.02	Property				6925 Riverview Avenue			6925 Riverview Avenue	Kansas City	Kansas	66102	Industrial	Warehouse/Distribution	2017
4	Loan	8, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	Group 1	NAP					Hospitality	Full Service
4.01	Property				MGM Grand			3799 South Las Vegas Boulevard	Las Vegas	Nevada	89109	Hospitality	Full Service	1993
4.02	Property				Mandalay Bay			3950 South Las Vegas Boulevard	Las Vegas	Nevada	89119	Hospitality	Full Service	1999

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built
5	Loan	8, 36, 37, 38, 39, 40	JPMCB	JPMorgan Chase Bank, National Association	Agellan Portfolio	NAP	NAP					Various	Various
5.01	Property				Sarasota Distribution Hub			6100 McIntosh Road	Sarasota	Florida	34238	Industrial	Warehouse/Distribution	1981
5.02	Property				Naperville Woods Office Center			1000 & 1100 East Warrenville Road	Naperville	Illinois	60563	Office	Suburban	1981, 1988
5.03	Property				Southpark Business Park FOP			2130, 2150 & 2170 Woodward Street	Austin	Texas	78744	Industrial	Flex	1982
5.04	Property				Supervalu			1201 John Burgess Drive	Fort Worth	Texas	76140	Industrial	Warehouse/Distribution	1996
5.05	Property				Plainfield Business Center IV			2151 Airwest Boulevard	Plainfield	Indiana	46168	Industrial	Warehouse/Distribution	1999
5.06	Property				Beltway III			10900 Corporate Centre Drive	Houston	Texas	77041	Office	CBD	2005
5.07	Property				4405 Continental Dr			4405 Continental Drive	Flint	Michigan	48507	Industrial	Warehouse/Distribution	1999
5.08	Property				Beltway IV			4920 Westway Park Boulevard	Houston	Texas	77041	Office	CBD	2006
5.09	Property				Sandy Plains Business Park			1800 Sandy Plains Industrial Parkway	Marietta	Georgia	30066	Industrial	Flex	1986
5.1	Property				Coliseum Distribution Center #1			1143 AT&T Center Parkway	San Antonio	Texas	78219	Industrial	Warehouse/Distribution	1978
5.11	Property				Silber Industrial Park			2055, 2105 & 2155 Silber Road	Houston	Texas	77055	Industrial	Warehouse/Distribution	1978
5.12	Property				Southpark Business Park M			4120 Freidrich Lane	Austin	Texas	78744	Industrial	Flex	1983
5.13	Property				West by Northwest Business Blvd			6100 & 6120 West by Northwest Boulevard	Houston	Texas	77040	Industrial	Flex	1983
5.14	Property				Norcross Center			2100 & 2200 Norcross Parkway	Norcross	Georgia	30071	Industrial	Flex	1988
5.15	Property				Goshen Springs			5801 & 5901 Goshen Springs Road	Norcross	Georgia	30071	Industrial	Flex	1986
5.16	Property				Long Point Center			6500 & 6600 Long Point Road	Houston	Texas	77055	Industrial	Warehouse/Distribution	1979
5.17	Property				Corridor Park D			100 Michael Angelo Way	Austin	Texas	78728	Industrial	Flex	1999
5.18	Property				Southport 1-4			5975-6049 South Loop East	Houston	Texas	77033	Industrial	Flex	1980
5.19	Property				Jameel			9001 & 9101 Jameel Road	Houston	Texas	77040	Industrial	Flex	1983
5.2	Property				Beltway II			11000 Corporate Centre Drive	Houston	Texas	77041	Office	CBD	2003
5.21	Property				Braker Center 4			2120 West Braker Lane	Austin	Texas	78758	Industrial	Flex	1984
5.22	Property				Northgreen 1-4			1400-1412 North Sam Houston Parkway East	Houston	Texas	77032	Industrial	Flex	1982
5.23	Property				Minimax			2301 Minimax Drive	Houston	Texas	77008	Industrial	Warehouse/Distribution	1967
5.24	Property				Southpark Business Park E			2100 East Saint Elmo Road	Austin	Texas	78744	Industrial	Flex	1982
5.25	Property				9385 Washington Blvd			9385 Washington Boulevard	Laurel	Maryland	20723	Industrial	Flex	1988
5.26	Property				Rothway			6300, 6310 & 6320 Rothway Street	Houston	Texas	77040	Industrial	Flex	1983
5.27	Property				2730 Pinnacle			2730 Pinnacle Drive	Elgin	Illinois	60124	Industrial	Warehouse/Distribution	2005
5.28	Property				Columbus West - Interchange Rd			3671-3701 & 3707-3743 Interchange Road	Columbus	Ohio	43204	Industrial	Flex	1974
5.29	Property				1346 Oakbrook Drive			1346 Oakbrook Drive	Norcross	Georgia	30093	Industrial	Flex	1985
5.3	Property				1230-1236 Hardt Circle			1230-1236 Hardt Circle	Bartlett	Illinois	60103	Industrial	Warehouse/Distribution	2008
5.31	Property				Pine Forest Business Park			232 & 302-350 West 38th Street	Houston	Texas	77018	Industrial	Warehouse/Distribution	1980
5.32	Property				Rittiman East Industrial Park #23 & 24			5032-5042 & 5100-5128 Service Center Drive	San Antonio	Texas	78218	Industrial	Flex	1983
5.33	Property				1351 Oakbrook Drive			1351 Oakbrook Drive	Norcross	Georgia	30093	Industrial	Flex	1985
5.34	Property				1325 Oakbrook Drive			1325 Oakbrook Drive	Norcross	Georgia	30093	Industrial	Flex	1986
5.35	Property				490 Heartland Drive			490 North Heartland Drive	Sugar Grove	Illinois	60554	Industrial	Warehouse/Distribution	2002
5.36	Property				1265 Oakbrook Drive			1265 Oakbrook Drive	Norcross	Georgia	30093	Industrial	Flex	1985
5.37	Property				Columbus West - Business Park			3949 Business Park Drive	Columbus	Ohio	43204	Industrial	Flex	1996
5.38	Property				1155 Bowes Road			1155 Bowes Road	Elgin	Illinois	60123	Industrial	Warehouse/Distribution	2006
5.39	Property				1280 Oakbrook Drive			1280 Oakbrook Drive	Norcross	Georgia	30093	Industrial	Flex	1986
5.4	Property				Cox Business Center			1300, 1310, 1320 & 1330 Cox Avenue	Erlanger	Kentucky	41018	Industrial	Warehouse/Distribution	1987
5.41	Property				2002 Bloomingdale			2002 Bloomingdale Road	Glendale Heights	Illinois	60139	Industrial	Warehouse/Distribution	1998
5.42	Property				333 Charles Court			333 Charles Court	West Chicago	Illinois	60185	Industrial	Warehouse/Distribution	2007
5.43	Property				483 Heartland Drive			483 North Heartland Drive	Sugar Grove	Illinois	60554	Industrial	Warehouse/Distribution	2010
5.44	Property				1256 Oakbrook Drive			1256 Oakbrook Drive	Norcross	Georgia	30093	Industrial	Flex	1985
5.45	Property				550 Heartland			550 North Heartland Drive	Sugar Grove	Illinois	60554	Industrial	Warehouse	2000
5.46	Property				Rittiman East Industrial Park #22			5008-5030 Service Center Drive	San Antonio	Texas	78218	Industrial	Warehouse/Distribution	1983
6	Loan	8, 41, 42, 43, 44, 45	GACC, JPMCB	DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Place - Building 6	Group 2	NAP	1195 Borregas Avenue	Sunnyvale	California	94089	Office	CBD	2020
7	Loan	8, 46, 47, 48, 49, 50	GSMC	Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Towers Buildings A, B & C	Group 2	NAP					Office	Suburban
7.01	Property				Moffett Towers Building B			1020 Enterprise Way	Sunnyvale	California	94089	Office	Suburban	2008
7.02	Property				Moffett Towers Building C			1050 Enterprise Way	Sunnyvale	California	94089	Office	Suburban	2008
7.03	Property				Moffett Towers Building A			1000 Enterprise Way	Sunnyvale	California	94089	Office	Suburban	2008
8	Loan	8, 51, 52, 53, 54, 55, 56, 57	GSMC	Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.	333 South Wabash	Group 3	NAP	333 South Wabash Avenue	Chicago	Illinois	60604	Office	CBD	1972
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65	GSMC, GACC	Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association	1633 Broadway	NAP	NAP	1633 Broadway	New York	New York	10019	Office	CBD	1972
10	Loan	8, 66, 67, 68, 69	GSMC	Goldman Sachs Bank USA	USAA Plano	NAP	NAP	5543 Legacy Drive	Plano	Texas	75024	Office	Suburban	2012
11	Loan	70, 71, 72, 73, 74, 75	GACC	DBR Investments Co. Limited	Prosper Portfolio	NAP	NAP					Office	Various
11.01	Property				3812 North Elm Street			3812 North Elm Street	Greensboro	North Carolina	27455	Office	Medical	2002
11.02	Property				3700 Northwest Cary Parkway			3700 Northwest Cary Parkway	Cary	North Carolina	27513	Office	Medical	1999
11.03	Property				8757 Red Oak Boulevard			8757 Red Oak Boulevard	Charlotte	North Carolina	28217	Office	Suburban	1982
11.04	Property				2400 Freeman Mill Road			2400 Freeman Mill Road	Greensboro	North Carolina	27406	Office	Suburban	2003
11.05	Property				3135 Springbank Lane			3135 Springbank Lane	Charlotte	North Carolina	28226	Office	Medical	2000
11.06	Property				1084 Vinehaven Drive Northeast			1084 Vinehaven Drive Northeast	Concord	North Carolina	28025	Office	Medical	2005
11.07	Property				224, 226 & 228 Riverstone Drive			224, 226 & 228 Riverstone Drive	Canton	Georgia	30114	Office	Medical	2004
11.08	Property				125 Kinard Street			125 Kinard Street	Orangeburg	South Carolina	29118	Office	Medical	2018
11.09	Property				5301 U.S. 321			5301 Highway 321	Gaston	South Carolina	29053	Office	Medical	2019
11.1	Property				10 Eastbrook Bend			10 Eastbrook Bend	Peachtree City	Georgia	30269	Office	Medical	1986
11.11	Property				1795 Devinney Road			1795 Devinney Road	York	South Carolina	29745	Office	Medical	2008
11.12	Property				2915 Lyndhurst Avenue			2915 Lyndhurst Avenue	Winston-Salem	North Carolina	27103	Office	Medical	1980
11.13	Property				822 Broad Street			822 Broad Street	Kingsport	Tennessee	37660	Office	Medical	1985
12	Loan	76, 77, 78, 79, 80	GACC	DBR Investments Co. Limited	Bridgewater Place	NAP	NAP	333 Bridge Street Northwest	Grand Rapids	Michigan	49504	Office	CBD	1991
13	Loan	81, 82, 83, 84, 85, 86	JPMCB	JPMorgan Chase Bank, National Association	Brewery Park	NAP	NAP					Office	CBD
13.01	Property				Brewery Park Phase II			1155 Brewery Park Boulevard	Detroit	Michigan	48207	Office	CBD	1989
13.02	Property				Brewery Park Phase I			1333 Brewery Park Boulevard	Detroit	Michigan	48207	Office	CBD	1987
14	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Redmond Town Center	NAP	NAP	7330, 7530 & 7345 164th Avenue Northeast	Redmond	Washington	98052	Mixed Use	Retail/Office	1996, 1999, 2013
15	Loan	92, 93, 94, 95, 96, 97, 98	JPMCB	JPMorgan Chase Bank, National Association	El Segundo	NAP	NAP	2401 East El Segundo Boulevard	El Segundo	California	90245	Office	CBD	1982

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built
16	Loan	99, 100, 101, 102, 103	GACC	DBR Investments Co. Limited	Boyd Manufacturing Portfolio	NAP	NAP					Industrial	Manufacturing
16.01	Property				55 Dragon Court			55 Dragon Court	Woburn	Massachusetts	01801	Industrial	Manufacturing	1984
16.02	Property				1 Aavid Circle			1 Aavid Circle	Laconia	New Hampshire	03246	Industrial	Manufacturing	1980
16.03	Property				217 Weis Street			217 Weis Street	Allenton	Wisconsin	53002	Industrial	Manufacturing	1969, 2015
16.04	Property				3315 Haseley Drive			3315 Haseley Drive	Niagara Falls	New York	14304	Industrial	Manufacturing	1985
17	Loan	8, 104, 105, 106, 107, 108	GACC	DBR Investments Co. Limited	675 Creekside Way	NAP	NAP	675 Creekside Way	Campbell	California	95008	Office	Suburban	2016
18	Loan	8, 109, 110, 111, 112, 113, 114, 115, 116	CREFI	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.	420 Taylor Street	NAP	NAP	420 Taylor Street	San Francisco	California	94102	Office	CBD	1942
19	Loan	117, 118, 119	CREFI	Citi Real Estate Funding Inc.	112 7th Avenue	NAP	NAP	112-116 7th Avenue	New York	New York	10011	Mixed Use	Retail/Office	2019
20	Loan		GACC	DBR Investments Co. Limited	West LA Storage	NAP	NAP	2290 South Centinela Avenue	Los Angeles	California	90064	Self Storage	Self Storage	1954, 1989
21	Loan	8, 120	GSMC	Goldman Sachs Bank USA	The Shoppes at Blackstone Valley	NAP	NAP	70 Worcester Providence Turnpike	Millbury	Massachusetts	01527	Retail	Anchored	2003-2004
22	Loan	121, 122, 123	JPMCB	JPMorgan Chase Bank, National Association	Peninsula Town Center	NAP	NAP	4410 Claiborne Square East	Hampton	Virginia	23666	Office	Suburban	2009
23	Loan	124	GSMC	Goldman Sachs Bank USA	Varsity Brands	NAP	NAP	14460 Varsity Brands Way	Farmers Branch	Texas	75244	Office	Suburban	2012
24	Loan	125	CREFI	Citi Real Estate Funding Inc.	Bloomfield Center	NAP	NAP	39533 Woodward Avenue	Bloomfield Hills	Michigan	48304	Office	Suburban	1989
25	Loan	126	JPMCB	JPMorgan Chase Bank, National Association	Germantown Plaza	NAP	NAP	2015 Exeter Road	Germantown	Tennessee	38138	Retail	Anchored	1978
26	Loan	8, 127, 128	GSMC	Goldman Sachs Bank USA	Brass Professional Center	NAP	NAP	4400 Northwest Loop 410	San Antonio	Texas	78229	Office	Suburban	1968-1998
27	Loan	129, 130	CREFI	Citi Real Estate Funding Inc.	Williamsburg Multifamily Portfolio	Group 4	NAP					Multifamily	Mid Rise
27.01	Property				245 North 8th Street			245 North 8th Street	Brooklyn	New York	11211	Multifamily	Mid Rise	1900
27.02	Property				178 Skillman Avenue			178 Skillman Avenue	Brooklyn	New York	11211	Multifamily	Mid Rise	2019
28	Loan	8, 131, 132, 133, 134	GACC	DBR Investments Co. Limited	280 North Bernardo	NAP	NAP	280 North Bernardo Avenue	Mountain View	California	94043	Office	Suburban	1978-1980
29	Loan	135	CREFI	Citi Real Estate Funding Inc.	Holiday Inn Express Buckeye	NAP	NAP	445 South Watson Road	Buckeye	Arizona	85326	Hospitality	Limited Service	2016
30	Loan	8, 136, 137, 138, 139, 140, 141	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	Group 3	NAP	711 5th Avenue	New York	New York	10022	Mixed Use	Office/Retail	1927
31	Loan	142, 143	CREFI	Citi Real Estate Funding Inc.	Whole Foods at The Ellington	NAP	NAP	115 Mack Avenue and 3670 Woodward Avenue	Detroit	Michigan	48201	Retail	Anchored	2005, 2012
32	Loan		CREFI	Citi Real Estate Funding Inc.	Extra Space Self Storage - Chapel Hill	NAP	NAP	12330 US 15 501 North	Chapel Hill	North Carolina	27517	Self Storage	Self Storage	2015, 2018
33	Loan	144	CREFI	Citi Real Estate Funding Inc.	99 North 4th Street	Group 4	NAP	99 North 4th Street	Brooklyn	New York	11249	Multifamily	Mid Rise	1901
34	Loan	145, 146	GSMC	Goldman Sachs Bank USA	WoodSpring Nashville Rivergate	NAP	NAP	122 Liberty Lane	Madison	Tennessee	37115	Hospitality	Extended Stay	2017
35	Loan	147	CREFI	Citi Real Estate Funding Inc.	Grand & Thomas St Apartments	NAP	NAP					Multifamily	Garden
35.01	Property				Grand Apartments			2810 & 2840 Grand Avenue, 2034, 2056 & 2058 Canal Street and 2041 & 2057 Linhart Avenue	Fort Myers	Florida	33901	Multifamily	Garden	1955, 1959, 1973, 1978
35.02	Property				Thomas Street Apartments			2930 Thomas Street	Fort Myers	Florida	33916	Multifamily	Garden	1965
36	Loan	148, 149	CREFI	Citi Real Estate Funding Inc.	Orangewood Place	NAP	NAP	3690 Orange Place	Beachwood	Ohio	44122	Office	Suburban	1974
37	Loan		CREFI	Citi Real Estate Funding Inc.	SSCP Port St. Lucie	NAP	NAP	1849 Southwest South Macedo Boulevard	Port St. Lucie	Florida	34984	Self Storage	Self Storage	1986-1999
38	Loan	150	GACC	DBR Investments Co. Limited	Wisconsin Walgreens Portfolio	NAP	NAP					Retail	Single Tenant Retail
38.01	Property				Platteville			675 South Water Street	Platteville	Wisconsin	53818	Retail	Single Tenant Retail	2008
38.02	Property				Cross Plains			2575 Main Street	Cross Plains	Wisconsin	53528	Retail	Single Tenant Retail	2008
39	Loan	151	GACC	DBR Investments Co. Limited	Mount Zion Retail	NAP	NAP	1500 Mount Zion Road	Morrow	Georgia	30260	Retail	Unanchored	2002
40	Loan		CREFI	Citi Real Estate Funding Inc.	CityLine Allen St	NAP	NAP	114 Allen Street	Clinton	Massachusetts	01510	Self Storage	Self Storage	1995, 1997

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)
1	Loan	8, 9, 10, 11, 12, 13, 14, 15	GACC	Deutsche Bank AG, acting through its New York Branch	BX Industrial Portfolio		11,097,713	SF	34.30	Various	85,000,000	85,000,000	85,000,000	7.7%	85,000,000	3.55000%	0.01123%	3.53877%	254,950.81	3,059,409.72	808,087.35
1.01	Property				Bridgewater Center 1	1994	437,117	SF		Fee Simple			5,779,214	0.5%
1.02	Property				401 E Laraway Rd	NAP	475,104	SF		Fee Simple			3,778,373	0.3%
1.03	Property				Rochelle 1	NAP	579,575	SF		Fee Simple			3,090,584	0.3%
1.04	Property				350A Salem Church Rd	NAP	405,100	SF		Fee Simple			2,947,667	0.3%
1.05	Property				Romeoville Bldg 1	NAP	199,924	SF		Fee Simple			2,688,630	0.2%
1.06	Property				251 E Laraway Rd	NAP	374,460	SF		Fee Simple			2,599,306	0.2%
1.07	Property				7940 Kentucky	NAP	128,077	SF		Fee Simple			2,590,374	0.2%
1.08	Property				Mountain Top Distribution Center 2	NAP	400,000	SF		Fee Simple			2,152,690	0.2%
1.09	Property				Enterprise Parkway	NAP	402,652	SF		Fee Simple			2,090,164	0.2%
1.1	Property				Cavalier I	NAP	300,117	SF		Fee Simple			2,063,367	0.2%
1.11	Property				1910 International	2004	300,000	SF		Fee Simple			1,857,923	0.2%
1.12	Property				Glen Dale	NAP	314,590	SF		Fee Simple			1,715,006	0.2%
1.13	Property				Romeoville Bldg 2	NAP	199,924	SF		Fee Simple			1,688,209	0.2%
1.14	Property				Enterprise Distribution Center 1	NAP	275,000	SF		Fee Simple			1,563,157	0.1%
1.15	Property				2270 Woodale	NAP	144,783	SF		Fee Simple			1,527,427	0.1%
1.16	Property				2950 Lexington Ave South	NAP	184,545	SF		Fee Simple			1,500,631	0.1%
1.17	Property				Rivers Bend Center 1B	NAP	170,800	SF		Fee Simple			1,491,698	0.1%
1.18	Property				DFW Logistics Center (Bldg 4)	NAP	144,000	SF		Leasehold			1,464,901	0.1%
1.19	Property				Rivers Bend Center 1C	NAP	158,400	SF		Fee Simple			1,411,307	0.1%
1.2	Property				Territorial	NAP	125,448	SF		Fee Simple			1,384,510	0.1%
1.21	Property				Diamond Hill 2	NAP	224,620	SF		Fee Simple			1,375,578	0.1%
1.22	Property				Rivers Bend Center 2A	NAP	144,000	SF		Fee Simple			1,357,713	0.1%
1.23	Property				Rivers Bend Center 1A	NAP	123,980	SF		Fee Simple			1,339,849	0.1%
1.24	Property				Diamond Hill 3	NAP	267,010	SF		Fee Simple			1,330,916	0.1%
1.25	Property				Whippany Business Center 1	1985	120,000	SF		Fee Simple			1,313,052	0.1%
1.26	Property				The Colony Land	NAP	NAP	NAP		Fee Simple			1,268,390	0.1%
1.27	Property				Shawnee Distribution Center 1	NAP	223,200	SF		Fee Simple			1,259,458	0.1%
1.28	Property				Rivers Bend Center 2B	NAP	158,400	SF		Fee Simple			1,241,593	0.1%
1.29	Property				7930 Kentucky	NAP	219,300	SF		Fee Simple			1,232,661	0.1%
1.3	Property				Dues Dr Distribution Center 1	NAP	303,000	SF		Fee Simple			1,214,796	0.1%
1.31	Property				Gibraltar	NAP	110,000	SF		Fee Simple			1,205,864	0.1%
1.32	Property				Diamond Hill 1	NAP	152,600	SF		Fee Simple			1,205,864	0.1%
1.33	Property				DFW Logistics Center (Bldg 3)	NAP	120,000	SF		Leasehold			1,205,864	0.1%
1.34	Property				Elk Grove Distribution Center 1	2018	150,700	SF		Fee Simple			1,170,135	0.1%
1.35	Property				1000 Lucas Way	NAP	120,000	SF		Fee Simple			1,170,135	0.1%
1.36	Property				Lakeview	2015	132,851	SF		Fee Simple			1,161,202	0.1%
1.37	Property				DFW Logistics Center (Bldg 5)	NAP	116,157	SF		Leasehold			1,098,676	0.1%
1.38	Property				9756 International	NAP	192,000	SF		Fee Simple			1,045,082	0.1%
1.39	Property				350B Salem Church Rd	NAP	134,500	SF		Fee Simple			982,556	0.1%
1.4	Property				6105 Trenton Ln	NAP	122,032	SF		Fee Simple			982,556	0.1%
1.41	Property				300 Salem Church Rd	NAP	120,000	SF		Fee Simple			973,623	0.1%
1.42	Property				Tower	NAP	118,101	SF		Fee Simple			964,691	0.1%
1.43	Property				1940 Fernbrook Ln	NAP	107,812	SF		Fee Simple			964,691	0.1%
1.44	Property				Production Distribution Center 1	NAP	232,880	SF		Fee Simple			937,894	0.1%
1.45	Property				Culpeper	NAP	150,000	SF		Fee Simple			928,962	0.1%
1.46	Property				Fairfield Distribution Center 1	NAP	203,500	SF		Fee Simple			920,029	0.1%
1.47	Property				Cavalier II	NAP	94,325	SF		Fee Simple			902,165	0.1%
1.48	Property				World Park II	NAP	167,270	SF		Fee Simple			803,909	0.1%
1.49	Property				Diamond Hill 4	NAP	75,700	SF		Fee Simple			786,045	0.1%
1.5	Property				2290-2298 Woodale	NAP	78,180	SF		Fee Simple			732,451	0.1%
1.51	Property				514 Butler Rd	NAP	61,488	SF		Fee Simple			714,586	0.1%
1.52	Property				Northridge II	NAP	70,118	SF		Fee Simple			678,857	0.1%
1.53	Property				2222 Woodale	NAP	55,742	SF		Fee Simple			652,060	0.1%
1.54	Property				Northridge I	NAP	69,185	SF		Fee Simple			625,263	0.1%
1.55	Property				Romeoville Distribution Center 1	NAP	75,250	SF		Fee Simple			589,533	0.1%
1.56	Property				1825 Airport Exchange	NAP	67,749	SF		Fee Simple			535,939	0.0%
1.57	Property				7453 Empire - Bldg C	NAP	101,250	SF		Fee Simple			518,075	0.0%
1.58	Property				Rivers Bend Center 1D	NAP	40,460	SF		Fee Simple			464,481	0.0%
1.59	Property				Heathrow	Various	38,504	SF		Fee Simple			437,684	0.0%
1.6	Property				2240-2250 Woodale	NAP	42,551	SF		Fee Simple			375,158	0.0%
1.61	Property				273 Industrial Way	NAP	NAP	NAP		Fee Simple			326,030	0.0%
1.62	Property				7453 Empire - Bldg B	NAP	47,842	SF		Fee Simple			312,631	0.0%
1.63	Property				7453 Empire - Bldg A	NAP	47,840	SF		Fee Simple			272,436	0.0%
1.64	Property				Rivers Bend Center - Land	NAP	NAP	NAP		Fee Simple			35,729	0.0%
1.65	Property				Production Distribution Center 1B	NAP	76,000	SF		Fee Simple			0	0.0%
1.66	Property				Bridgewater Center 2	1994	102,000	SF		Fee Simple			0	0.0%
1.67	Property				Laraway Land 1	NAP	NAP	NAP		Fee Simple			0	0.0%
1.68	Property				Laraway Land 2	NAP	NAP	NAP		Fee Simple			0	0.0%
2	Loan	8, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	Coleman Highline	NAP	380,951	SF	406.88	Fee Simple	85,000,000	85,000,000	85,000,000	7.7%	85,000,000	2.80000%	0.01123%	2.78877%	201,087.96	2,413,055.52	165,601.85
3	Loan	8, 22, 23, 24	GSMC	Goldman Sachs Bank USA	Amazon Industrial Portfolio		1,713,210	SF	81.19	Fee Simple	80,000,000	80,000,000	80,000,000	7.2%	80,000,000	3.25000%	0.01123%	3.23877%	219,675.93	2,636,111.16	162,285.59
3.01	Property				12900 Pecan Park Road	NAP	856,605	SF		Fee Simple			40,299,065	3.6%
3.02	Property				6925 Riverview Avenue	NAP	856,605	SF		Fee Simple			39,700,935	3.6%
4	Loan	8, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay		9,748	Rooms	167,644.65	Fee Simple	80,000,000	80,000,000	80,000,000	7.2%	80,000,000	3.55800%	0.01061%	3.54740%	240,494.44	2,885,933.28	4,672,205.83
4.01	Property				MGM Grand	NAP	4,998	Rooms		Fee Simple			43,600,000	3.9%
4.02	Property				Mandalay Bay	NAP	4,750	Rooms		Fee Simple			36,400,000	3.3%

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)
5	Loan	8, 36, 37, 38, 39, 40	JPMCB	JPMorgan Chase Bank, National Association	Agellan Portfolio		6,094,177	SF	37.91	Fee Simple	60,000,000	60,000,000	60,000,000	5.4%	60,000,000	4.62820%	0.01123%	4.61697%	234,624.03	2,815,488.36	668,678.47
5.01	Property				Sarasota Distribution Hub	2007	906,449	SF		Fee Simple			7,561,787	0.7%
5.02	Property				Naperville Woods Office Center	2007	482,497	SF		Fee Simple			7,509,677	0.7%
5.03	Property				Southpark Business Park FOP	NAP	187,075	SF		Fee Simple			3,809,926	0.3%
5.04	Property				Supervalu	NAP	253,800	SF		Fee Simple			2,874,938	0.3%
5.05	Property				Plainfield Business Center IV	NAP	434,354	SF		Fee Simple			2,630,769	0.2%
5.06	Property				Beltway III	NAP	130,566	SF		Fee Simple			2,194,541	0.2%
5.07	Property				4405 Continental Dr	2006	400,000	SF		Fee Simple			2,047,146	0.2%
5.08	Property				Beltway IV	NAP	131,702	SF		Fee Simple			1,877,419	0.2%
5.09	Property				Sandy Plains Business Park	NAP	167,329	SF		Fee Simple			1,735,980	0.2%
5.1	Property				Coliseum Distribution Center #1	NAP	208,000	SF		Fee Simple			1,713,648	0.2%
5.11	Property				Silber Industrial Park	NAP	198,970	SF		Fee Simple			1,539,454	0.1%
5.12	Property				Southpark Business Park M	NAP	72,550	SF		Fee Simple			1,429,280	0.1%
5.13	Property				West by Northwest Business Blvd	NAP	122,750	SF		Fee Simple			1,396,526	0.1%
5.14	Property				Norcross Center	NAP	169,951	SF		Fee Simple			1,342,928	0.1%
5.15	Property				Goshen Springs	NAP	152,319	SF		Fee Simple			1,167,246	0.1%
5.16	Property				Long Point Center	NAP	189,680	SF		Fee Simple			1,134,491	0.1%
5.17	Property				Corridor Park D	2016	56,100	SF		Fee Simple			1,124,069	0.1%
5.18	Property				Southport 1-4	NAP	149,401	SF		Fee Simple			1,091,315	0.1%
5.19	Property				Jameel	NAP	94,900	SF		Fee Simple			1,091,315	0.1%
5.2	Property				Beltway II	NAP	101,039	SF		Fee Simple			1,058,561	0.1%
5.21	Property				Braker Center 4	1999	45,913	SF		Fee Simple			1,025,806	0.1%
5.22	Property				Northgreen 1-4	NAP	118,736	SF		Fee Simple			937,965	0.1%
5.23	Property				Minimax	NAP	119,821	SF		Fee Simple			884,367	0.1%
5.24	Property				Southpark Business Park E	1992	49,966	SF		Fee Simple			818,859	0.1%
5.25	Property				9385 Washington Blvd	2007	57,590	SF		Fee Simple			796,526	0.1%
5.26	Property				Rothway	NAP	75,460	SF		Fee Simple			786,104	0.1%
5.27	Property				2730 Pinnacle	2007	44,990	SF		Fee Simple			665,509	0.1%
5.28	Property				Columbus West - Interchange Rd	NAP	91,200	SF		Fee Simple			616,377	0.1%
5.29	Property				1346 Oakbrook Drive	NAP	71,591	SF		Fee Simple			589,578	0.1%
5.3	Property				1230-1236 Hardt Circle	NAP	60,080	SF		Fee Simple			567,246	0.1%
5.31	Property				Pine Forest Business Park	NAP	80,091	SF		Fee Simple			534,491	0.0%
5.32	Property				Rittiman East Industrial Park #23 & 24	NAP	50,806	SF		Fee Simple			422,829	0.0%
5.33	Property				1351 Oakbrook Drive	NAP	36,489	SF		Fee Simple			419,851	0.0%
5.34	Property				1325 Oakbrook Drive	NAP	53,120	SF		Fee Simple			415,385	0.0%
5.35	Property				490 Heartland Drive	NAP	39,520	SF		Fee Simple			409,429	0.0%
5.36	Property				1265 Oakbrook Drive	NAP	51,200	SF		Fee Simple			399,007	0.0%
5.37	Property				Columbus West - Business Park	2005	92,618	SF		Fee Simple			382,630	0.0%
5.38	Property				1155 Bowes Road	NAP	34,400	SF		Fee Simple			376,675	0.0%
5.39	Property				1280 Oakbrook Drive	NAP	46,400	SF		Fee Simple			370,720	0.0%
5.4	Property				Cox Business Center	NAP	52,040	SF		Fee Simple			366,253	0.0%
5.41	Property				2002 Bloomingdale	NAP	31,919	SF		Fee Simple			333,499	0.0%
5.42	Property				333 Charles Court	NAP	36,623	SF		Fee Simple			327,543	0.0%
5.43	Property				483 Heartland Drive	NAP	36,426	SF		Fee Simple			327,543	0.0%
5.44	Property				1256 Oakbrook Drive	NAP	40,392	SF		Fee Simple			321,588	0.0%
5.45	Property				550 Heartland	2007	30,328	SF		Fee Simple			288,834	0.0%
5.46	Property				Rittiman East Industrial Park #22	NAP	37,026	SF		Fee Simple			284,367	0.0%
6	Loan	8, 41, 42, 43, 44, 45	GACC, JPMCB	DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Place - Building 6	NAP	314,352	SF	423.41	Fee Simple	57,750,000	57,750,000	57,750,000	5.2%	57,750,000	3.36928%	0.02998%	3.33930%	164,398.59	1,972,783.08	214,501.01
7	Loan	8, 46, 47, 48, 49, 50	GSMC	Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Towers Buildings A, B & C		951,498	SF	465.58	Fee Simple	53,100,000	53,100,000	53,100,000	4.8%	53,100,000	3.49000%	0.01123%	3.47877%	156,577.40	1,878,928.80	1,149,708.60
7.01	Property				Moffett Towers Building B	NAP	317,166	SF		Fee Simple			18,274,675	1.6%
7.02	Property				Moffett Towers Building C	NAP	317,166	SF		Fee Simple			18,274,675	1.6%
7.03	Property				Moffett Towers Building A	NAP	317,166	SF		Fee Simple			16,550,649	1.5%
8	Loan	8, 51, 52, 53, 54, 55, 56, 57	GSMC	Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.	333 South Wabash	2019	1,207,380	SF	198.78	Fee Simple	50,000,000	50,000,000	50,000,000	4.5%	50,000,000	3.53000%	0.04298%	3.48702%	147,083.33	1,764,999.96	558,916.67
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65	GSMC, GACC	Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association	1633 Broadway	2013	2,561,512	SF	390.78	Fee Simple	45,000,000	45,000,000	45,000,000	4.1%	45,000,000	2.99000%	0.01123%	2.97877%	113,682.29	1,364,187.48	2,415,117.14
10	Loan	8, 66, 67, 68, 69	GSMC	Goldman Sachs Bank USA	USAA Plano	NAP	230,621	SF	275.78	Fee Simple	38,600,000	38,600,000	38,600,000	3.5%	38,600,000	3.62400%	0.01123%	3.61277%	118,191.06	1,418,292.72	76,548.61
11	Loan	70, 71, 72, 73, 74, 75	GACC	DBR Investments Co. Limited	Prosper Portfolio		189,683	SF	196.64	Fee Simple	37,300,000	37,300,000	37,300,000	3.4%	37,300,000	3.44400%	0.01123%	3.43277%	108,537.82	1,302,453.84
11.01	Property				3812 North Elm Street	NAP	17,156	SF		Fee Simple			6,250,695	0.6%
11.02	Property				3700 Northwest Cary Parkway	2012	17,330	SF		Fee Simple			4,774,400	0.4%
11.03	Property				8757 Red Oak Boulevard	2016	36,946	SF		Fee Simple			4,460,295	0.4%
11.04	Property				2400 Freeman Mill Road	NAP	36,939	SF		Fee Simple			4,114,779	0.4%
11.05	Property				3135 Springbank Lane	NAP	16,117	SF		Fee Simple			3,423,747	0.3%
11.06	Property				1084 Vinehaven Drive Northeast	NAP	15,036	SF		Fee Simple			3,046,821	0.3%
11.07	Property				224, 226 & 228 Riverstone Drive	2019	9,625	SF		Fee Simple			2,135,916	0.2%
11.08	Property				125 Kinard Street	NAP	5,237	SF		Fee Simple			1,963,158	0.2%
11.09	Property				5301 U.S. 321	NAP	7,355	SF		Fee Simple			1,853,221	0.2%
11.1	Property				10 Eastbrook Bend	2005	5,860	SF		Fee Simple			1,444,884	0.1%
11.11	Property				1795 Devinney Road	2016	5,280	SF		Fee Simple			1,319,242	0.1%
11.12	Property				2915 Lyndhurst Avenue	NAP	8,187	SF		Fee Simple			1,287,832	0.1%
11.13	Property				822 Broad Street	NAP	8,615	SF		Fee Simple			1,225,011	0.1%
12	Loan	76, 77, 78, 79, 80	GACC	DBR Investments Co. Limited	Bridgewater Place	NAP	353,353	SF	105.48	Fee Simple	37,270,000	37,270,000	37,270,000	3.4%	37,270,000	3.89000%	0.01123%	3.87877%	122,494.93	1,469,939.16
13	Loan	81, 82, 83, 84, 85, 86	JPMCB	JPMorgan Chase Bank, National Association	Brewery Park		366,669	SF	83.18	Fee Simple	30,500,000	30,500,000	30,500,000	2.7%	24,255,477	4.03500%	0.01123%	4.02377%	146,227.76	1,754,733.12
13.01	Property				Brewery Park Phase II	NAP	223,922	SF		Fee Simple			19,966,030	1.8%
13.02	Property				Brewery Park Phase I	NAP	142,747	SF		Fee Simple			10,533,970	0.9%
14	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Redmond Town Center	NAP	386,415	SF	262.67	Fee Simple	30,000,000	30,000,000	30,000,000	2.7%	28,362,230	3.85000%	0.01123%	3.83877%	140,642.47	1,687,709.64	335,197.89
15	Loan	92, 93, 94, 95, 96, 97, 98	JPMCB	JPMorgan Chase Bank, National Association	El Segundo	2005	107,884	SF	278.08	Fee Simple	30,000,000	30,000,000	30,000,000	2.7%	30,000,000	3.35000%	0.01123%	3.33877%	84,913.19	1,018,958.28

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)
16	Loan	99, 100, 101, 102, 103	GACC	DBR Investments Co. Limited	Boyd Manufacturing Portfolio		451,920	SF	56.25	Fee Simple	25,419,737	25,419,737	25,419,737	2.3%	25,419,737	3.52500%	0.01123%	3.51377%	75,707.57	908,490.84
16.01	Property				55 Dragon Court	2006	112,464	SF		Fee Simple			14,712,958	1.3%
16.02	Property				1 Aavid Circle	2012	195,360	SF		Fee Simple			5,152,490	0.5%
16.03	Property				217 Weis Street	NAP	95,000	SF		Fee Simple			3,427,115	0.3%
16.04	Property				3315 Haseley Drive	NAP	49,096	SF		Fee Simple			2,127,174	0.2%
17	Loan	8, 104, 105, 106, 107, 108	GACC	DBR Investments Co. Limited	675 Creekside Way	NAP	177,815	SF	469.03	Fee Simple	25,000,000	25,000,000	25,000,000	2.3%	25,000,000	3.69000%	0.01123%	3.67877%	77,942.71	935,312.52	182,074.17
18	Loan	8, 109, 110, 111, 112, 113, 114, 115, 116	CREFI	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.	420 Taylor Street	2020	116,216	SF	756.15	Fee Simple	21,590,909	21,560,639	21,560,639	1.9%	19,509,808	3.75000%	0.01123%	3.73877%	99,990.87	1,199,890.44	307,550.85
19	Loan	117, 118, 119	CREFI	Citi Real Estate Funding Inc.	112 7th Avenue	NAP	13,594	SF	1,581.58	Fee Simple	21,500,000	21,500,000	21,500,000	1.9%	21,500,000	3.50000%	0.01123%	3.48877%	63,579.28	762,951.36
20	Loan		GACC	DBR Investments Co. Limited	West LA Storage	NAP	36,932	SF	541.54	Fee Simple	20,000,000	20,000,000	20,000,000	1.8%	18,006,018	3.54400%	0.01123%	3.53277%	90,300.88	1,083,610.56
21	Loan	8, 120	GSMC	Goldman Sachs Bank USA	The Shoppes at Blackstone Valley	NAP	787,071	SF	208.37	Fee Simple	19,000,000	19,000,000	19,000,000	1.7%	15,934,251	3.84430%	0.01123%	3.83307%	89,011.73	1,068,140.76	679,300.02
22	Loan	121, 122, 123	JPMCB	JPMorgan Chase Bank, National Association	Peninsula Town Center	NAP	130,569	SF	126.37	Fee Simple	16,500,000	16,500,000	16,500,000	1.5%	15,037,739	4.25000%	0.01123%	4.23877%	81,170.08	974,040.96
23	Loan	124	GSMC	Goldman Sachs Bank USA	Varsity Brands	2018	135,999	SF	110.29	Fee Simple	15,000,000	15,000,000	15,000,000	1.4%	15,000,000	4.00500%	0.01123%	3.99377%	50,757.81	609,093.72
24	Loan	125	CREFI	Citi Real Estate Funding Inc.	Bloomfield Center	2019	138,580	SF	100.87	Fee Simple	14,000,000	13,978,772	13,978,772	1.3%	10,862,141	3.37000%	0.05998%	3.31002%	61,854.73	742,256.76
25	Loan	126	JPMCB	JPMorgan Chase Bank, National Association	Germantown Plaza	2015	137,179	SF	92.94	Fee Simple	12,750,000	12,750,000	12,750,000	1.1%	10,649,368	3.70000%	0.01123%	3.68877%	58,686.08	704,232.96
26	Loan	8, 127, 128	GSMC	Goldman Sachs Bank USA	Brass Professional Center	NAP	575,771	SF	100.21	Fee Simple	12,500,000	12,500,000	12,500,000	1.1%	10,475,798	4.75000%	0.03123%	4.71877%	65,205.92	782,471.04	235,784.59
27	Loan	129, 130	CREFI	Citi Real Estate Funding Inc.	Williamsburg Multifamily Portfolio		15	Units	780,000.00	Fee Simple	11,700,000	11,700,000	11,700,000	1.1%	11,700,000	3.89000%	0.01123%	3.87877%	38,454.27	461,451.24
27.01	Property				245 North 8th Street	2019	8	Units		Fee Simple			6,680,000	0.6%
27.02	Property				178 Skillman Avenue	NAP	7	Units		Fee Simple			5,020,000	0.5%
28	Loan	8, 131, 132, 133, 134	GACC	DBR Investments Co. Limited	280 North Bernardo	2020	111,154	SF	638.75	Fee Simple	11,000,000	11,000,000	11,000,000	1.0%	11,000,000	3.95000%	0.01123%	3.93877%	36,711.23	440,534.76	200,243.05
29	Loan	135	CREFI	Citi Real Estate Funding Inc.	Holiday Inn Express Buckeye	NAP	88	Rooms	123,837.67	Fee Simple	11,000,000	10,897,715	10,897,715	1.0%	8,544,916	3.40000%	0.05998%	3.34002%	48,782.94	585,395.28
30	Loan	8, 136, 137, 138, 139, 140, 141	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	2013-2019	340,024	SF	1,602.83	Fee Simple	10,000,000	10,000,000	10,000,000	0.9%	10,000,000	3.16000%	0.01248%	3.14752%	26,699.07	320,388.84	1,428,400.47
31	Loan	142, 143	CREFI	Citi Real Estate Funding Inc.	Whole Foods at The Ellington	NAP	34,436	SF	264.26	Fee Simple	9,100,000	9,100,000	9,100,000	0.8%	7,266,716	4.15000%	0.05998%	4.09002%	44,235.40	530,824.80
32	Loan		CREFI	Citi Real Estate Funding Inc.	Extra Space Self Storage - Chapel Hill	NAP	76,086	SF	107.77	Fee Simple	8,200,000	8,200,000	8,200,000	0.7%	8,200,000	3.93000%	0.01123%	3.91877%	27,227.99	326,735.88
33	Loan	144	CREFI	Citi Real Estate Funding Inc.	99 North 4th Street	2019	8	Units	975,000.00	Fee Simple	7,800,000	7,800,000	7,800,000	0.7%	7,800,000	3.89000%	0.01123%	3.87877%	25,636.18	307,634.16
34	Loan	145, 146	GSMC	Goldman Sachs Bank USA	WoodSpring Nashville Rivergate	NAP	123	Rooms	56,026.24	Fee Simple	7,000,000	6,891,228	6,891,228	0.6%	5,019,083	3.89800%	0.05123%	3.84677%	36,555.48	438,665.76
35	Loan	147	CREFI	Citi Real Estate Funding Inc.	Grand & Thomas St Apartments		89	Units	75,842.70	Fee Simple	6,750,000	6,750,000	6,750,000	0.6%	5,418,767	4.30000%	0.05998%	4.24002%	33,403.82	400,845.84
35.01	Property				Grand Apartments	2019-2020	57	Units		Fee Simple			4,050,000	0.4%
35.02	Property				Thomas Street Apartments	2020	32	Units		Fee Simple			2,700,000	0.2%
36	Loan	148, 149	CREFI	Citi Real Estate Funding Inc.	Orangewood Place	2018-2019	109,319	SF	59.46	Fee Simple	6,500,000	6,500,000	6,500,000	0.6%	5,323,991	4.01000%	0.01123%	3.99877%	31,069.48	372,833.76
37	Loan		CREFI	Citi Real Estate Funding Inc.	SSCP Port St. Lucie	NAP	69,219	SF	89.57	Fee Simple	6,200,000	6,200,000	6,200,000	0.6%	6,200,000	3.93000%	0.01123%	3.91877%	20,587.01	247,044.12
38	Loan	150	GACC	DBR Investments Co. Limited	Wisconsin Walgreens Portfolio		28,470	SF	180.89	Fee Simple	5,150,000	5,150,000	5,150,000	0.5%	5,150,000	3.65100%	0.01123%	3.63977%	15,886.50	190,638.00
38.01	Property				Platteville	NAP	14,820	SF		Fee Simple			2,683,367	0.2%
38.02	Property				Cross Plains	NAP	13,650	SF		Fee Simple			2,466,633	0.2%
39	Loan	151	GACC	DBR Investments Co. Limited	Mount Zion Retail	NAP	28,820	SF	158.98	Fee Simple	4,620,000	4,581,787	4,581,787	0.4%	3,669,979	4.00000%	0.01123%	3.98877%	22,056.59	264,679.08
40	Loan		CREFI	Citi Real Estate Funding Inc.	CityLine Allen St	NAP	33,281	SF	94.95	Fee Simple	3,160,000	3,160,000	3,160,000	0.3%	2,758,485	4.38000%	0.01123%	4.36877%	15,786.73	189,440.76

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date
1	Loan	8, 9, 10, 11, 12, 13, 14, 15	GACC	Deutsche Bank AG, acting through its New York Branch	BX Industrial Portfolio	9,697,048.15	Interest Only	Actual/360	4	77	73	77	73	0	0	5/13/2020	9
1.01	Property				Bridgewater Center 1
1.02	Property				401 E Laraway Rd
1.03	Property				Rochelle 1
1.04	Property				350A Salem Church Rd
1.05	Property				Romeoville Bldg 1
1.06	Property				251 E Laraway Rd
1.07	Property				7940 Kentucky
1.08	Property				Mountain Top Distribution Center 2
1.09	Property				Enterprise Parkway
1.1	Property				Cavalier I
1.11	Property				1910 International
1.12	Property				Glen Dale
1.13	Property				Romeoville Bldg 2
1.14	Property				Enterprise Distribution Center 1
1.15	Property				2270 Woodale
1.16	Property				2950 Lexington Ave South
1.17	Property				Rivers Bend Center 1B
1.18	Property				DFW Logistics Center (Bldg 4)
1.19	Property				Rivers Bend Center 1C
1.2	Property				Territorial
1.21	Property				Diamond Hill 2
1.22	Property				Rivers Bend Center 2A
1.23	Property				Rivers Bend Center 1A
1.24	Property				Diamond Hill 3
1.25	Property				Whippany Business Center 1
1.26	Property				The Colony Land
1.27	Property				Shawnee Distribution Center 1
1.28	Property				Rivers Bend Center 2B
1.29	Property				7930 Kentucky
1.3	Property				Dues Dr Distribution Center 1
1.31	Property				Gibraltar
1.32	Property				Diamond Hill 1
1.33	Property				DFW Logistics Center (Bldg 3)
1.34	Property				Elk Grove Distribution Center 1
1.35	Property				1000 Lucas Way
1.36	Property				Lakeview
1.37	Property				DFW Logistics Center (Bldg 5)
1.38	Property				9756 International
1.39	Property				350B Salem Church Rd
1.4	Property				6105 Trenton Ln
1.41	Property				300 Salem Church Rd
1.42	Property				Tower
1.43	Property				1940 Fernbrook Ln
1.44	Property				Production Distribution Center 1
1.45	Property				Culpeper
1.46	Property				Fairfield Distribution Center 1
1.47	Property				Cavalier II
1.48	Property				World Park II
1.49	Property				Diamond Hill 4
1.5	Property				2290-2298 Woodale
1.51	Property				514 Butler Rd
1.52	Property				Northridge II
1.53	Property				2222 Woodale
1.54	Property				Northridge I
1.55	Property				Romeoville Distribution Center 1
1.56	Property				1825 Airport Exchange
1.57	Property				7453 Empire - Bldg C
1.58	Property				Rivers Bend Center 1D
1.59	Property				Heathrow
1.6	Property				2240-2250 Woodale
1.61	Property				273 Industrial Way
1.62	Property				7453 Empire - Bldg B
1.63	Property				7453 Empire - Bldg A
1.64	Property				Rivers Bend Center - Land
1.65	Property				Production Distribution Center 1B
1.66	Property				Bridgewater Center 2
1.67	Property				Laraway Land 1
1.68	Property				Laraway Land 2
2	Loan	8, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	Coleman Highline	1,987,222.20	Interest Only	Actual/360	0	120	120	120	120	0	0	8/7/2020	6
3	Loan	8, 22, 23, 24	GSMC	Goldman Sachs Bank USA	Amazon Industrial Portfolio	1,947,427.08	Interest Only	Actual/360	1	107	106	107	106	0	0	7/30/2020	6
3.01	Property				12900 Pecan Park Road
3.02	Property				6925 Riverview Avenue
4	Loan	8, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	56,066,469.96	Interest Only - ARD	Actual/360	6	120	114	120	114	0	0	2/14/2020	5
4.01	Property				MGM Grand
4.02	Property				Mandalay Bay

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date
5	Loan	8, 36, 37, 38, 39, 40	JPMCB	JPMorgan Chase Bank, National Association	Agellan Portfolio	8,024,141.64	Interest Only	Actual/360	1	60	59	60	59	0	0	7/15/2020	7
5.01	Property				Sarasota Distribution Hub
5.02	Property				Naperville Woods Office Center
5.03	Property				Southpark Business Park FOP
5.04	Property				Supervalu
5.05	Property				Plainfield Business Center IV
5.06	Property				Beltway III
5.07	Property				4405 Continental Dr
5.08	Property				Beltway IV
5.09	Property				Sandy Plains Business Park
5.1	Property				Coliseum Distribution Center #1
5.11	Property				Silber Industrial Park
5.12	Property				Southpark Business Park M
5.13	Property				West by Northwest Business Blvd
5.14	Property				Norcross Center
5.15	Property				Goshen Springs
5.16	Property				Long Point Center
5.17	Property				Corridor Park D
5.18	Property				Southport 1-4
5.19	Property				Jameel
5.2	Property				Beltway II
5.21	Property				Braker Center 4
5.22	Property				Northgreen 1-4
5.23	Property				Minimax
5.24	Property				Southpark Business Park E
5.25	Property				9385 Washington Blvd
5.26	Property				Rothway
5.27	Property				2730 Pinnacle
5.28	Property				Columbus West - Interchange Rd
5.29	Property				1346 Oakbrook Drive
5.3	Property				1230-1236 Hardt Circle
5.31	Property				Pine Forest Business Park
5.32	Property				Rittiman East Industrial Park #23 & 24
5.33	Property				1351 Oakbrook Drive
5.34	Property				1325 Oakbrook Drive
5.35	Property				490 Heartland Drive
5.36	Property				1265 Oakbrook Drive
5.37	Property				Columbus West - Business Park
5.38	Property				1155 Bowes Road
5.39	Property				1280 Oakbrook Drive
5.4	Property				Cox Business Center
5.41	Property				2002 Bloomingdale
5.42	Property				333 Charles Court
5.43	Property				483 Heartland Drive
5.44	Property				1256 Oakbrook Drive
5.45	Property				550 Heartland
5.46	Property				Rittiman East Industrial Park #22
6	Loan	8, 41, 42, 43, 44, 45	GACC, JPMCB	DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Place - Building 6	2,574,012.12	Interest Only	Actual/360	1	120	119	120	119	0	0	8/6/2020	6
7	Loan	8, 46, 47, 48, 49, 50	GSMC	Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Towers Buildings A, B & C	13,796,503.20	Interest Only	Actual/360	7	120	113	120	113	0	0	2/6/2020	6
7.01	Property				Moffett Towers Building B
7.02	Property				Moffett Towers Building C
7.03	Property				Moffett Towers Building A
8	Loan	8, 51, 52, 53, 54, 55, 56, 57	GSMC	Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.	333 South Wabash	6,707,000.04	Interest Only	30/360	0	96	96	96	96	0	0	8/12/2020	1
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65	GSMC, GACC	Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association	1633 Broadway	28,981,405.68	Interest Only	Actual/360	9	120	111	120	111	0	0	11/25/2019	6
10	Loan	8, 66, 67, 68, 69	GSMC	Goldman Sachs Bank USA	USAA Plano	918,583.32	Interest Only - ARD	Actual/360	0	120	120	120	120	0	0	8/31/2020	6
11	Loan	70, 71, 72, 73, 74, 75	GACC	DBR Investments Co. Limited	Prosper Portfolio		Interest Only	Actual/360	0	120	120	120	120	0	0	8/20/2020	6
11.01	Property				3812 North Elm Street
11.02	Property				3700 Northwest Cary Parkway
11.03	Property				8757 Red Oak Boulevard
11.04	Property				2400 Freeman Mill Road
11.05	Property				3135 Springbank Lane
11.06	Property				1084 Vinehaven Drive Northeast
11.07	Property				224, 226 & 228 Riverstone Drive
11.08	Property				125 Kinard Street
11.09	Property				5301 U.S. 321
11.1	Property				10 Eastbrook Bend
11.11	Property				1795 Devinney Road
11.12	Property				2915 Lyndhurst Avenue
11.13	Property				822 Broad Street
12	Loan	76, 77, 78, 79, 80	GACC	DBR Investments Co. Limited	Bridgewater Place		Interest Only	Actual/360	0	60	60	60	60	0	0	8/31/2020	6
13	Loan	81, 82, 83, 84, 85, 86	JPMCB	JPMorgan Chase Bank, National Association	Brewery Park		Amortizing	Actual/360	0	0	0	120	120	360	360	9/1/2020	1
13.01	Property				Brewery Park Phase II
13.02	Property				Brewery Park Phase I
14	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Redmond Town Center	4,022,374.68	Interest Only, Then Amortizing	Actual/360	6	24	18	60	54	360	360	2/21/2020	6
15	Loan	92, 93, 94, 95, 96, 97, 98	JPMCB	JPMorgan Chase Bank, National Association	El Segundo		Interest Only	Actual/360	0	121	121	121	121	0	0	9/3/2020	1

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date
16	Loan	99, 100, 101, 102, 103	GACC	DBR Investments Co. Limited	Boyd Manufacturing Portfolio		Interest Only	Actual/360	0	120	120	120	120	0	0	8/31/2020	6
16.01	Property				55 Dragon Court
16.02	Property				1 Aavid Circle
16.03	Property				217 Weis Street
16.04	Property				3315 Haseley Drive
17	Loan	8, 104, 105, 106, 107, 108	GACC	DBR Investments Co. Limited	675 Creekside Way	2,184,890.04	Interest Only	Actual/360	6	84	78	84	78	0	0	3/2/2020	6
18	Loan	8, 109, 110, 111, 112, 113, 114, 115, 116	CREFI	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.	420 Taylor Street	3,690,610.20	Amortizing, Then Interest Only	Actual/360	1	60	60	120	119	360	359	7/7/2020	6
19	Loan	117, 118, 119	CREFI	Citi Real Estate Funding Inc.	112 7th Avenue		Interest Only	Actual/360	6	120	114	120	114	0	0	2/28/2020	6
20	Loan		GACC	DBR Investments Co. Limited	West LA Storage		Interest Only, Then Amortizing	Actual/360	0	60	60	120	120	360	360	8/11/2020	6
21	Loan	8, 120	GSMC	Goldman Sachs Bank USA	The Shoppes at Blackstone Valley	8,151,600.24	Interest Only, Then Amortizing	Actual/360	10	24	14	120	110	360	360	11/1/2019	1
22	Loan	121, 122, 123	JPMCB	JPMorgan Chase Bank, National Association	Peninsula Town Center		Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	6/30/2020	1
23	Loan	124	GSMC	Goldman Sachs Bank USA	Varsity Brands		Interest Only	Actual/360	0	60	60	60	60	0	0	8/20/2020	6
24	Loan	125	CREFI	Citi Real Estate Funding Inc.	Bloomfield Center		Amortizing	Actual/360	1	0	0	120	119	360	359	8/6/2020	6
25	Loan	126	JPMCB	JPMorgan Chase Bank, National Association	Germantown Plaza		Interest Only, Then Amortizing	Actual/360	6	24	18	120	114	360	360	2/14/2020	1
26	Loan	8, 127, 128	GSMC	Goldman Sachs Bank USA	Brass Professional Center	2,829,415.08	Interest Only, Then Amortizing	Actual/360	1	12	11	120	119	360	360	7/10/2020	6
27	Loan	129, 130	CREFI	Citi Real Estate Funding Inc.	Williamsburg Multifamily Portfolio		Interest Only	Actual/360	0	120	120	120	120	0	0	9/1/2020	6
27.01	Property				245 North 8th Street
27.02	Property				178 Skillman Avenue
28	Loan	8, 131, 132, 133, 134	GACC	DBR Investments Co. Limited	280 North Bernardo	2,402,916.60	Interest Only	Actual/360	2	120	118	120	118	0	0	6/29/2020	6
29	Loan	135	CREFI	Citi Real Estate Funding Inc.	Holiday Inn Express Buckeye		Amortizing	Actual/360	6	0	0	120	114	360	354	3/4/2020	6
30	Loan	8, 136, 137, 138, 139, 140, 141	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	17,140,805.64	Interest Only	Actual/360	6	120	114	120	114	0	0	3/6/2020	6
31	Loan	142, 143	CREFI	Citi Real Estate Funding Inc.	Whole Foods at The Ellington		Amortizing	Actual/360	0	0	0	120	120	360	360	9/2/2020	6
32	Loan		CREFI	Citi Real Estate Funding Inc.	Extra Space Self Storage - Chapel Hill		Interest Only	Actual/360	0	120	120	120	120	0	0	8/27/2020	6
33	Loan	144	CREFI	Citi Real Estate Funding Inc.	99 North 4th Street		Interest Only	Actual/360	0	120	120	120	120	0	0	9/1/2020	6
34	Loan	145, 146	GSMC	Goldman Sachs Bank USA	WoodSpring Nashville Rivergate		Amortizing	Actual/360	8	0	0	120	112	300	292	12/11/2019	6
35	Loan	147	CREFI	Citi Real Estate Funding Inc.	Grand & Thomas St Apartments		Amortizing	Actual/360	0	0	0	120	120	360	360	8/13/2020	6
35.01	Property				Grand Apartments
35.02	Property				Thomas Street Apartments
36	Loan	148, 149	CREFI	Citi Real Estate Funding Inc.	Orangewood Place		Interest Only, Then Amortizing	Actual/360	0	12	12	120	120	360	360	8/18/2020	6
37	Loan		CREFI	Citi Real Estate Funding Inc.	SSCP Port St. Lucie		Interest Only	Actual/360	0	120	120	120	120	0	0	8/27/2020	6
38	Loan	150	GACC	DBR Investments Co. Limited	Wisconsin Walgreens Portfolio		Interest Only	Actual/360	0	120	120	120	120	0	0	8/18/2020	6
38.01	Property				Platteville
38.02	Property				Cross Plains
39	Loan	151	GACC	DBR Investments Co. Limited	Mount Zion Retail		Amortizing	Actual/360	6	0	0	120	114	360	354	2/14/2020	6
40	Loan		CREFI	Citi Real Estate Funding Inc.	CityLine Allen St		Interest Only, Then Amortizing	Actual/360	0	36	36	120	120	360	360	8/14/2020	6

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2017 EGI ($)	2017 Expenses ($)	2017 NOI ($)
1	Loan	8, 9, 10, 11, 12, 13, 14, 15	GACC	Deutsche Bank AG, acting through its New York Branch	BX Industrial Portfolio	6/9/2020	10/9/2026		10/9/2026	No		0	0	YM1%/70_0%/7	58,906,928	15,685,910	43,221,019
1.01	Property				Bridgewater Center 1										N/A	N/A	N/A
1.02	Property				401 E Laraway Rd										N/A	N/A	N/A
1.03	Property				Rochelle 1										N/A	N/A	N/A
1.04	Property				350A Salem Church Rd										N/A	N/A	N/A
1.05	Property				Romeoville Bldg 1										N/A	N/A	N/A
1.06	Property				251 E Laraway Rd										N/A	N/A	N/A
1.07	Property				7940 Kentucky										N/A	N/A	N/A
1.08	Property				Mountain Top Distribution Center 2										N/A	N/A	N/A
1.09	Property				Enterprise Parkway										N/A	N/A	N/A
1.1	Property				Cavalier I										N/A	N/A	N/A
1.11	Property				1910 International										N/A	N/A	N/A
1.12	Property				Glen Dale										N/A	N/A	N/A
1.13	Property				Romeoville Bldg 2										N/A	N/A	N/A
1.14	Property				Enterprise Distribution Center 1										N/A	N/A	N/A
1.15	Property				2270 Woodale										N/A	N/A	N/A
1.16	Property				2950 Lexington Ave South										N/A	N/A	N/A
1.17	Property				Rivers Bend Center 1B										N/A	N/A	N/A
1.18	Property				DFW Logistics Center (Bldg 4)										N/A	N/A	N/A
1.19	Property				Rivers Bend Center 1C										N/A	N/A	N/A
1.2	Property				Territorial										N/A	N/A	N/A
1.21	Property				Diamond Hill 2										N/A	N/A	N/A
1.22	Property				Rivers Bend Center 2A										N/A	N/A	N/A
1.23	Property				Rivers Bend Center 1A										N/A	N/A	N/A
1.24	Property				Diamond Hill 3										N/A	N/A	N/A
1.25	Property				Whippany Business Center 1										N/A	N/A	N/A
1.26	Property				The Colony Land										N/A	N/A	N/A
1.27	Property				Shawnee Distribution Center 1										N/A	N/A	N/A
1.28	Property				Rivers Bend Center 2B										N/A	N/A	N/A
1.29	Property				7930 Kentucky										N/A	N/A	N/A
1.3	Property				Dues Dr Distribution Center 1										N/A	N/A	N/A
1.31	Property				Gibraltar										N/A	N/A	N/A
1.32	Property				Diamond Hill 1										N/A	N/A	N/A
1.33	Property				DFW Logistics Center (Bldg 3)										N/A	N/A	N/A
1.34	Property				Elk Grove Distribution Center 1										N/A	N/A	N/A
1.35	Property				1000 Lucas Way										N/A	N/A	N/A
1.36	Property				Lakeview										N/A	N/A	N/A
1.37	Property				DFW Logistics Center (Bldg 5)										N/A	N/A	N/A
1.38	Property				9756 International										N/A	N/A	N/A
1.39	Property				350B Salem Church Rd										N/A	N/A	N/A
1.4	Property				6105 Trenton Ln										N/A	N/A	N/A
1.41	Property				300 Salem Church Rd										N/A	N/A	N/A
1.42	Property				Tower										N/A	N/A	N/A
1.43	Property				1940 Fernbrook Ln										N/A	N/A	N/A
1.44	Property				Production Distribution Center 1										N/A	N/A	N/A
1.45	Property				Culpeper										N/A	N/A	N/A
1.46	Property				Fairfield Distribution Center 1										N/A	N/A	N/A
1.47	Property				Cavalier II										N/A	N/A	N/A
1.48	Property				World Park II										N/A	N/A	N/A
1.49	Property				Diamond Hill 4										N/A	N/A	N/A
1.5	Property				2290-2298 Woodale										N/A	N/A	N/A
1.51	Property				514 Butler Rd										N/A	N/A	N/A
1.52	Property				Northridge II										N/A	N/A	N/A
1.53	Property				2222 Woodale										N/A	N/A	N/A
1.54	Property				Northridge I										N/A	N/A	N/A
1.55	Property				Romeoville Distribution Center 1										N/A	N/A	N/A
1.56	Property				1825 Airport Exchange										N/A	N/A	N/A
1.57	Property				7453 Empire - Bldg C										N/A	N/A	N/A
1.58	Property				Rivers Bend Center 1D										N/A	N/A	N/A
1.59	Property				Heathrow										N/A	N/A	N/A
1.6	Property				2240-2250 Woodale										N/A	N/A	N/A
1.61	Property				273 Industrial Way										N/A	N/A	N/A
1.62	Property				7453 Empire - Bldg B										N/A	N/A	N/A
1.63	Property				7453 Empire - Bldg A										N/A	N/A	N/A
1.64	Property				Rivers Bend Center - Land										N/A	N/A	N/A
1.65	Property				Production Distribution Center 1B										N/A	N/A	N/A
1.66	Property				Bridgewater Center 2										N/A	N/A	N/A
1.67	Property				Laraway Land 1										N/A	N/A	N/A
1.68	Property				Laraway Land 2										N/A	N/A	N/A
2	Loan	8, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	Coleman Highline	10/6/2020	9/6/2030		9/6/2030	No		0	0	Lockout/24_Defeasance/89_0%/7	N/A	N/A	N/A
3	Loan	8, 22, 23, 24	GSMC	Goldman Sachs Bank USA	Amazon Industrial Portfolio	9/6/2020	7/6/2029		7/6/2029	No		0	0	Lockout/25_Defeasance/75_0%/7	N/A	N/A	N/A
3.01	Property				12900 Pecan Park Road										N/A	N/A	N/A
3.02	Property				6925 Riverview Avenue										N/A	N/A	N/A
4	Loan	8, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	4/5/2020	3/5/2030		3/5/2030	Yes	3/5/2032	0	0	YM0.5%/30_Defeasance or YM0.5%/83_0%/7	2,161,960,165	1,556,922,957	605,037,208
4.01	Property				MGM Grand										1,179,680,639	834,995,842	344,684,797
4.02	Property				Mandalay Bay										982,279,526	721,927,115	260,352,411

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2017 EGI ($)	2017 Expenses ($)	2017 NOI ($)
5	Loan	8, 36, 37, 38, 39, 40	JPMCB	JPMorgan Chase Bank, National Association	Agellan Portfolio	9/7/2020	8/7/2025		8/7/2025	No		3	0	Lockout/25_Defeasance/31_0%/4	53,679,748	19,917,149	33,762,598
5.01	Property				Sarasota Distribution Hub										7,406,160	2,739,497	4,666,663
5.02	Property				Naperville Woods Office Center										11,389,307	5,730,623	5,658,684
5.03	Property				Southpark Business Park FOP										3,033,240	931,542	2,101,698
5.04	Property				Supervalu										1,807,491	241,114	1,566,378
5.05	Property				Plainfield Business Center IV										1,907,215	574,471	1,332,744
5.06	Property				Beltway III										2,474,086	1,321,115	1,152,972
5.07	Property				4405 Continental Dr										1,520,286	167,141	1,353,145
5.08	Property				Beltway IV										2,807,985	1,327,711	1,480,274
5.09	Property				Sandy Plains Business Park										1,224,196	304,062	920,134
5.1	Property				Coliseum Distribution Center #1										N/A	N/A	N/A
5.11	Property				Silber Industrial Park										1,271,131	422,514	848,616
5.12	Property				Southpark Business Park M										1,110,392	329,850	780,542
5.13	Property				West by Northwest Business Blvd										1,056,180	320,321	735,859
5.14	Property				Norcross Center										1,034,811	255,226	779,585
5.15	Property				Goshen Springs										835,265	245,665	589,600
5.16	Property				Long Point Center										1,021,122	380,837	640,285
5.17	Property				Corridor Park D										N/A	N/A	N/A
5.18	Property				Southport 1-4										997,736	432,557	565,180
5.19	Property				Jameel										1,007,140	305,967	701,173
5.2	Property				Beltway II										2,570,292	966,982	1,603,310
5.21	Property				Braker Center 4										797,505	246,428	551,077
5.22	Property				Northgreen 1-4										986,758	402,730	584,028
5.23	Property				Minimax										607,608	192,832	414,776
5.24	Property				Southpark Business Park E										740,437	218,917	521,519
5.25	Property				9385 Washington Blvd										N/A	N/A	N/A
5.26	Property				Rothway										1,018,807	362,692	656,115
5.27	Property				2730 Pinnacle										277,754	53,751	224,003
5.28	Property				Columbus West - Interchange Rd										556,678	180,038	376,641
5.29	Property				1346 Oakbrook Drive										383,252	123,607	259,645
5.3	Property				1230-1236 Hardt Circle										259,899	72,388	187,511
5.31	Property				Pine Forest Business Park										474,613	165,208	309,405
5.32	Property				Rittiman East Industrial Park #23 & 24										N/A	N/A	N/A
5.33	Property				1351 Oakbrook Drive										278,250	78,703	199,547
5.34	Property				1325 Oakbrook Drive										315,511	86,630	228,881
5.35	Property				490 Heartland Drive										185,302	41,285	144,017
5.36	Property				1265 Oakbrook Drive										293,387	87,934	205,453
5.37	Property				Columbus West - Business Park										465,194	126,226	338,968
5.38	Property				1155 Bowes Road										153,631	42,105	111,526
5.39	Property				1280 Oakbrook Drive										321,273	82,313	238,960
5.4	Property				Cox Business Center										150,775	72,348	78,427
5.41	Property				2002 Bloomingdale										190,224	60,646	129,578
5.42	Property				333 Charles Court										230,730	76,704	154,026
5.43	Property				483 Heartland Drive										136,282	44,086	92,196
5.44	Property				1256 Oakbrook Drive										247,333	68,959	178,374
5.45	Property				550 Heartland										134,509	33,425	101,083
5.46	Property				Rittiman East Industrial Park #22										N/A	N/A	N/A
6	Loan	8, 41, 42, 43, 44, 45	GACC, JPMCB	DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Place - Building 6	9/6/2020	8/6/2030		8/6/2030	No		0	0	Lockout/24_YM1%/1_Defeasance or YM1%/88_0%/7	N/A	N/A	N/A
7	Loan	8, 46, 47, 48, 49, 50	GSMC	Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Towers Buildings A, B & C	3/6/2020	2/6/2030		2/6/2030	No		0	0	Lockout/24_YM1%/7_Defeasance or YM1%/82_0%/7	43,554,008	12,008,858	31,545,149
7.01	Property				Moffett Towers Building B										N/A	N/A	N/A
7.02	Property				Moffett Towers Building C										N/A	N/A	N/A
7.03	Property				Moffett Towers Building A										N/A	N/A	N/A
8	Loan	8, 51, 52, 53, 54, 55, 56, 57	GSMC	Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.	333 South Wabash	10/1/2020	9/1/2028		9/1/2028	No		5 days grace, once per 12-month period	5 days grace, once per 12-month period	Lockout/47_Defeasance/43_0%/6	32,751,800	17,917,991	14,833,810
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65	GSMC, GACC	Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association	1633 Broadway	1/6/2020	12/6/2029		12/6/2029	No		0	0	Lockout/33_Defeasance/80_0%/7	159,464,803	65,274,796	94,190,007
10	Loan	8, 66, 67, 68, 69	GSMC	Goldman Sachs Bank USA	USAA Plano	10/6/2020	9/6/2030		9/6/2030	Yes	8/6/2031	0	0	Lockout/11_YM1%/105_0%/4	N/A	N/A	N/A
11	Loan	70, 71, 72, 73, 74, 75	GACC	DBR Investments Co. Limited	Prosper Portfolio	10/6/2020	9/6/2030		9/6/2030	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A
11.01	Property				3812 North Elm Street										N/A	N/A	N/A
11.02	Property				3700 Northwest Cary Parkway										N/A	N/A	N/A
11.03	Property				8757 Red Oak Boulevard										N/A	N/A	N/A
11.04	Property				2400 Freeman Mill Road										N/A	N/A	N/A
11.05	Property				3135 Springbank Lane										N/A	N/A	N/A
11.06	Property				1084 Vinehaven Drive Northeast										N/A	N/A	N/A
11.07	Property				224, 226 & 228 Riverstone Drive										N/A	N/A	N/A
11.08	Property				125 Kinard Street										N/A	N/A	N/A
11.09	Property				5301 U.S. 321										N/A	N/A	N/A
11.1	Property				10 Eastbrook Bend										N/A	N/A	N/A
11.11	Property				1795 Devinney Road										N/A	N/A	N/A
11.12	Property				2915 Lyndhurst Avenue										N/A	N/A	N/A
11.13	Property				822 Broad Street										N/A	N/A	N/A
12	Loan	76, 77, 78, 79, 80	GACC	DBR Investments Co. Limited	Bridgewater Place	10/6/2020	9/6/2025		9/6/2025	No		0	0	Lockout/12_YM1%/12_Defeasance or YM1%/30_0%/6	6,291,460	2,602,657	3,688,803
13	Loan	81, 82, 83, 84, 85, 86	JPMCB	JPMorgan Chase Bank, National Association	Brewery Park	10/1/2020		10/1/2020	9/1/2030	No		0	5 (Once per 12 Month Period)	Lockout/24_Defeasance/91_0%/5	6,399,800	3,239,400	3,160,400
13.01	Property				Brewery Park Phase II										N/A	N/A	N/A
13.02	Property				Brewery Park Phase I										N/A	N/A	N/A
14	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Redmond Town Center	4/6/2020	3/6/2022	4/6/2022	3/6/2025	No		0	0	Lockout/30_Defeasance/26_0%/4	12,572,296	3,843,706	8,728,590
15	Loan	92, 93, 94, 95, 96, 97, 98	JPMCB	JPMorgan Chase Bank, National Association	El Segundo	10/1/2020	10/1/2030		10/1/2030	No		5	5	Lockout/24_Defeasance/2_Defeasance or YM1%/90_YM1%/1_0%/4	4,158,056	1,248,623	2,909,433

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2017 EGI ($)	2017 Expenses ($)	2017 NOI ($)
16	Loan	99, 100, 101, 102, 103	GACC	DBR Investments Co. Limited	Boyd Manufacturing Portfolio	10/6/2020	9/6/2030		9/6/2030	No		0	0	Lockout/23_YM1%/1_Defeasance or YM1%/91_0%/5	N/A	N/A	N/A
16.01	Property				55 Dragon Court										N/A	N/A	N/A
16.02	Property				1 Aavid Circle										N/A	N/A	N/A
16.03	Property				217 Weis Street										N/A	N/A	N/A
16.04	Property				3315 Haseley Drive										N/A	N/A	N/A
17	Loan	8, 104, 105, 106, 107, 108	GACC	DBR Investments Co. Limited	675 Creekside Way	4/6/2020	3/6/2027		3/6/2027	No		0	0	Lockout/30_Defeasance/50_0%/4	N/A	N/A	N/A
18	Loan	8, 109, 110, 111, 112, 113, 114, 115, 116	CREFI	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.	420 Taylor Street	9/6/2020	8/6/2030	9/6/2020	8/6/2030	No		0	0	Lockout/25_Defeasance/90_0%/5	N/A	N/A	N/A
19	Loan	117, 118, 119	CREFI	Citi Real Estate Funding Inc.	112 7th Avenue	4/6/2020	3/6/2030		3/6/2030	No		0	0	Lockout/30_Defeasance/85_0%/5	N/A	N/A	N/A
20	Loan		GACC	DBR Investments Co. Limited	West LA Storage	10/6/2020	9/6/2025	10/6/2025	9/6/2030	No		0	0	Lockout/23_YM1%/90_0%/7	1,712,380	423,451	1,288,929
21	Loan	8, 120	GSMC	Goldman Sachs Bank USA	The Shoppes at Blackstone Valley	12/1/2019	11/1/2021	12/1/2021	11/6/2029	No		0	5 days grace, other than the payment due on the Maturity Date	Lockout/34_Defeasance/79_0%/7	19,150,138	4,783,415	14,366,723
22	Loan	121, 122, 123	JPMCB	JPMorgan Chase Bank, National Association	Peninsula Town Center	8/1/2020	7/1/2025	8/1/2025	7/1/2030	No		0	0	Lockout/25_YM1%/1_Defeasance or YM1%/91_0%/3	2,227,010	938,622	1,288,389
23	Loan	124	GSMC	Goldman Sachs Bank USA	Varsity Brands	10/6/2020	9/6/2025		9/6/2025	No		0	0	Lockout/24_Defeasance/33_0%/3	N/A	N/A	N/A
24	Loan	125	CREFI	Citi Real Estate Funding Inc.	Bloomfield Center	9/6/2020		9/6/2020	8/6/2030	No		0	0	Lockout/25_Defeasance/91_0%/4	2,886,993	1,416,567	1,470,426
25	Loan	126	JPMCB	JPMorgan Chase Bank, National Association	Germantown Plaza	4/1/2020	3/1/2022	4/1/2022	3/1/2030	No		0	0	Lockout/30_Defeasance/87_0%/3	1,553,813	519,119	1,034,694
26	Loan	8, 127, 128	GSMC	Goldman Sachs Bank USA	Brass Professional Center	9/6/2020	8/6/2021	9/6/2021	8/6/2030	No		0	0	Lockout/25_Defeasance/91_0%/4	9,563,491	4,660,672	4,902,820
27	Loan	129, 130	CREFI	Citi Real Estate Funding Inc.	Williamsburg Multifamily Portfolio	10/6/2020	9/6/2030		9/6/2030	No		0	0	Lockout/24_Defeasance/93_0%/3	N/A	N/A	N/A
27.01	Property				245 North 8th Street										N/A	N/A	N/A
27.02	Property				178 Skillman Avenue										N/A	N/A	N/A
28	Loan	8, 131, 132, 133, 134	GACC	DBR Investments Co. Limited	280 North Bernardo	8/6/2020	7/6/2030		7/6/2030	No		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A
29	Loan	135	CREFI	Citi Real Estate Funding Inc.	Holiday Inn Express Buckeye	4/6/2020		4/6/2020	3/6/2030	No		0	0	Lockout/30_Defeasance/87_0%/3	N/A	N/A	N/A
30	Loan	8, 136, 137, 138, 139, 140, 141	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	4/6/2020	3/6/2030		3/6/2030	No		0	0	Lockout/30_Defeasance/83_0%/7	62,723,555	17,358,037	45,365,518
31	Loan	142, 143	CREFI	Citi Real Estate Funding Inc.	Whole Foods at The Ellington	10/6/2020		10/6/2020	9/6/2030	No		0	0	Lockout/24_Defeasance/92_0%/4	1,404,332	477,980	926,352
32	Loan		CREFI	Citi Real Estate Funding Inc.	Extra Space Self Storage - Chapel Hill	10/6/2020	9/6/2030		9/6/2030	No		0	0	Lockout/24_Defeasance/93_0%/3	581,499	213,193	368,306
33	Loan	144	CREFI	Citi Real Estate Funding Inc.	99 North 4th Street	10/6/2020	9/6/2030		9/6/2030	No		0	0	Lockout/24_Defeasance/93_0%/3	N/A	N/A	N/A
34	Loan	145, 146	GSMC	Goldman Sachs Bank USA	WoodSpring Nashville Rivergate	2/6/2020		2/6/2020	1/6/2030	No		0	0	Lockout/23_YM1%/93_0%/4	N/A	N/A	N/A
35	Loan	147	CREFI	Citi Real Estate Funding Inc.	Grand & Thomas St Apartments	10/6/2020		10/6/2020	9/6/2030	No		0	0	Lockout/24_Defeasance/93_0%/3	N/A	N/A	N/A
35.01	Property				Grand Apartments										N/A	N/A	N/A
35.02	Property				Thomas Street Apartments										N/A	N/A	N/A
36	Loan	148, 149	CREFI	Citi Real Estate Funding Inc.	Orangewood Place	10/6/2020	9/6/2021	10/6/2021	9/6/2030	No		0	0	Lockout/24_Defeasance/92_0%/4	1,324,332	625,777	698,555
37	Loan		CREFI	Citi Real Estate Funding Inc.	SSCP Port St. Lucie	10/6/2020	9/6/2030		9/6/2030	No		0	0	Lockout/24_Defeasance/91_0%/5	881,065	305,523	575,543
38	Loan	150	GACC	DBR Investments Co. Limited	Wisconsin Walgreens Portfolio	10/6/2020	9/6/2030		9/6/2030	No		0	0	Lockout/36_YM2%/80_0%/4	N/A	N/A	N/A
38.01	Property				Platteville										N/A	N/A	N/A
38.02	Property				Cross Plains										N/A	N/A	N/A
39	Loan	151	GACC	DBR Investments Co. Limited	Mount Zion Retail	4/6/2020		4/6/2020	3/6/2030	No		0	0	Lockout/30_Defeasance/85_0%/5	648,816	157,196	491,620
40	Loan		CREFI	Citi Real Estate Funding Inc.	CityLine Allen St	10/6/2020	9/6/2023	10/6/2023	9/6/2030	No		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2018 EGI ($)	2018 Expenses ($)	2018 NOI ($)	2019 EGI ($)	2019 Expenses ($)	2019 NOI ($)	Most Recent EGI (if past 2019) ($)	Most Recent Expenses (if past 2019) ($)	Most Recent NOI (if past 2019) ($)	Most Recent NOI Date (if past 2019)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
1	Loan	8, 9, 10, 11, 12, 13, 14, 15	GACC	Deutsche Bank AG, acting through its New York Branch	BX Industrial Portfolio	58,809,513	16,639,572	42,169,941	66,763,069	18,447,435	48,315,634	68,047,168	17,089,007	50,958,160	3/31/2020	12	Trailing 12	68,219,859	19,321,765
1.01	Property				Bridgewater Center 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.02	Property				401 E Laraway Rd	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.03	Property				Rochelle 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.04	Property				350A Salem Church Rd	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.05	Property				Romeoville Bldg 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.06	Property				251 E Laraway Rd	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.07	Property				7940 Kentucky	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.08	Property				Mountain Top Distribution Center 2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.09	Property				Enterprise Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.1	Property				Cavalier I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.11	Property				1910 International	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.12	Property				Glen Dale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.13	Property				Romeoville Bldg 2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.14	Property				Enterprise Distribution Center 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.15	Property				2270 Woodale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.16	Property				2950 Lexington Ave South	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.17	Property				Rivers Bend Center 1B	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.18	Property				DFW Logistics Center (Bldg 4)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.19	Property				Rivers Bend Center 1C	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.2	Property				Territorial	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.21	Property				Diamond Hill 2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.22	Property				Rivers Bend Center 2A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.23	Property				Rivers Bend Center 1A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.24	Property				Diamond Hill 3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.25	Property				Whippany Business Center 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.26	Property				The Colony Land	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.27	Property				Shawnee Distribution Center 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.28	Property				Rivers Bend Center 2B	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.29	Property				7930 Kentucky	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.3	Property				Dues Dr Distribution Center 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.31	Property				Gibraltar	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.32	Property				Diamond Hill 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.33	Property				DFW Logistics Center (Bldg 3)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.34	Property				Elk Grove Distribution Center 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.35	Property				1000 Lucas Way	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.36	Property				Lakeview	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.37	Property				DFW Logistics Center (Bldg 5)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.38	Property				9756 International	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.39	Property				350B Salem Church Rd	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.4	Property				6105 Trenton Ln	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.41	Property				300 Salem Church Rd	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.42	Property				Tower	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.43	Property				1940 Fernbrook Ln	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.44	Property				Production Distribution Center 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.45	Property				Culpeper	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.46	Property				Fairfield Distribution Center 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.47	Property				Cavalier II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.48	Property				World Park II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.49	Property				Diamond Hill 4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.5	Property				2290-2298 Woodale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.51	Property				514 Butler Rd	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.52	Property				Northridge II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.53	Property				2222 Woodale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.54	Property				Northridge I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.55	Property				Romeoville Distribution Center 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.56	Property				1825 Airport Exchange	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.57	Property				7453 Empire - Bldg C	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.58	Property				Rivers Bend Center 1D	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.59	Property				Heathrow	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.6	Property				2240-2250 Woodale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.61	Property				273 Industrial Way	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.62	Property				7453 Empire - Bldg B	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.63	Property				7453 Empire - Bldg A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.64	Property				Rivers Bend Center - Land	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.65	Property				Production Distribution Center 1B	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.66	Property				Bridgewater Center 2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.67	Property				Laraway Land 1	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
1.68	Property				Laraway Land 2	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
2	Loan	8, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	Coleman Highline	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	21,806,104	5,806,707
3	Loan	8, 22, 23, 24	GSMC	Goldman Sachs Bank USA	Amazon Industrial Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	13,375,374	2,281,427
3.01	Property				12900 Pecan Park Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
3.02	Property				6925 Riverview Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
4	Loan	8, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	2,191,540,530	1,574,171,264	617,369,266	2,106,295,488	1,586,215,135	520,080,353	1,542,534,742	1,161,377,839	381,156,903	6/30/2020	12	Trailing 12	2,106,295,488	1,586,215,135
4.01	Property				MGM Grand	1,226,105,346	854,539,115	371,566,231	1,161,850,748	879,242,083	282,608,665	874,139,277	653,818,258	220,321,020	6/30/2020	12	Trailing 12	1,161,850,748	879,242,083
4.02	Property				Mandalay Bay	965,435,184	719,632,149	245,803,035	944,444,740	706,973,052	237,471,688	668,395,465	507,559,582	160,835,883	6/30/2020	12	Trailing 12	944,444,740	706,973,052

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2018 EGI ($)	2018 Expenses ($)	2018 NOI ($)	2019 EGI ($)	2019 Expenses ($)	2019 NOI ($)	Most Recent EGI (if past 2019) ($)	Most Recent Expenses (if past 2019) ($)	Most Recent NOI (if past 2019) ($)	Most Recent NOI Date (if past 2019)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
5	Loan	8, 36, 37, 38, 39, 40	JPMCB	JPMorgan Chase Bank, National Association	Agellan Portfolio	60,700,041	21,738,754	38,961,287	63,486,372	23,013,221	40,473,151	N/A	N/A	N/A	NAV	NAV	Not Available	60,350,250	24,159,826
5.01	Property				Sarasota Distribution Hub	7,670,233	2,937,926	4,732,307	8,667,076	3,826,998	4,840,078	N/A	N/A	N/A	NAV	NAV	Not Available	8,006,744	3,583,505
5.02	Property				Naperville Woods Office Center	12,083,301	5,589,481	6,493,820	12,433,338	5,958,534	6,474,805	N/A	N/A	N/A	NAV	NAV	Not Available	13,114,742	6,065,177
5.03	Property				Southpark Business Park FOP	3,196,891	984,124	2,212,767	3,262,196	946,984	2,315,211	N/A	N/A	N/A	NAV	NAV	Not Available	3,352,508	1,050,754
5.04	Property				Supervalu	1,679,544	254,739	1,424,805	1,822,008	250,678	1,571,331	N/A	N/A	N/A	NAV	NAV	Not Available	1,873,904	389,739
5.05	Property				Plainfield Business Center IV	1,891,007	594,804	1,296,204	1,913,185	586,757	1,326,428	N/A	N/A	N/A	NAV	NAV	Not Available	2,029,974	750,961
5.06	Property				Beltway III	3,516,342	1,485,310	2,031,032	3,449,593	1,454,757	1,994,836	N/A	N/A	N/A	NAV	NAV	Not Available	3,436,783	1,538,276
5.07	Property				4405 Continental Dr	2,387,108	365,458	2,021,650	2,454,022	380,753	2,073,269	N/A	N/A	N/A	NAV	NAV	Not Available	2,525,258	560,922
5.08	Property				Beltway IV	2,444,016	1,351,073	1,092,943	2,500,287	1,342,028	1,158,259	N/A	N/A	N/A	NAV	NAV	Not Available	2,558,926	1,395,999
5.09	Property				Sandy Plains Business Park	1,310,152	321,405	988,747	1,373,252	332,977	1,040,275	N/A	N/A	N/A	NAV	NAV	Not Available	1,487,417	363,265
5.1	Property				Coliseum Distribution Center #1	1,162,988	368,460	794,528	1,159,557	338,794	820,763	N/A	N/A	N/A	NAV	NAV	Not Available	1,226,106	347,981
5.11	Property				Silber Industrial Park	1,275,183	406,461	868,722	1,223,646	363,570	860,076	N/A	N/A	N/A	NAV	NAV	Not Available	1,246,286	405,968
5.12	Property				Southpark Business Park M	1,174,767	366,843	807,924	1,189,281	346,524	842,758	N/A	N/A	N/A	NAV	NAV	Not Available	1,294,996	384,842
5.13	Property				West by Northwest Business Blvd	1,131,126	349,481	781,644	1,050,317	307,652	742,665	N/A	N/A	N/A	NAV	NAV	Not Available	1,151,909	345,410
5.14	Property				Norcross Center	1,075,754	256,545	819,210	1,129,734	242,766	886,967	N/A	N/A	N/A	NAV	NAV	Not Available	1,173,228	280,901
5.15	Property				Goshen Springs	799,244	218,129	581,115	785,935	251,030	534,905	N/A	N/A	N/A	NAV	NAV	Not Available	970,773	270,791
5.16	Property				Long Point Center	1,156,406	409,301	747,105	1,166,108	370,381	795,727	N/A	N/A	N/A	NAV	NAV	Not Available	1,121,405	414,360
5.17	Property				Corridor Park D	219,211	60,308	158,903	919,083	279,002	640,082	N/A	N/A	N/A	NAV	NAV	Not Available	912,456	286,158
5.18	Property				Southport 1-4	1,072,677	449,239	623,438	1,043,587	408,071	635,516	N/A	N/A	N/A	NAV	NAV	Not Available	1,008,255	447,199
5.19	Property				Jameel	1,044,882	312,631	732,251	994,616	293,286	701,330	N/A	N/A	N/A	NAV	NAV	Not Available	956,717	311,211
5.2	Property				Beltway II	2,608,806	1,002,724	1,606,082	2,710,140	1,052,047	1,658,093	N/A	N/A	N/A	NAV	NAV	Not Available	345,215	985,989
5.21	Property				Braker Center 4	790,552	281,942	508,610	880,039	284,009	596,030	N/A	N/A	N/A	NAV	NAV	Not Available	849,308	300,337
5.22	Property				Northgreen 1-4	1,004,734	450,162	554,572	912,088	405,616	506,472	N/A	N/A	N/A	NAV	NAV	Not Available	752,238	454,109
5.23	Property				Minimax	741,124	228,055	513,068	766,323	222,922	543,402	N/A	N/A	N/A	NAV	NAV	Not Available	775,076	244,517
5.24	Property				Southpark Business Park E	605,888	76,428	529,460	625,886	77,241	548,645	N/A	N/A	N/A	NAV	NAV	Not Available	787,979	241,852
5.25	Property				9385 Washington Blvd	337,745	96,839	240,906	559,955	155,845	404,110	N/A	N/A	N/A	NAV	NAV	Not Available	541,947	137,510
5.26	Property				Rothway	1,006,249	334,398	671,851	695,389	299,234	396,155	N/A	N/A	N/A	NAV	NAV	Not Available	415,134	294,125
5.27	Property				2730 Pinnacle	552,011	107,691	444,320	552,302	112,886	439,415	N/A	N/A	N/A	NAV	NAV	Not Available	557,337	132,026
5.28	Property				Columbus West - Interchange Rd	617,707	207,187	410,520	629,778	191,462	438,316	N/A	N/A	N/A	NAV	NAV	Not Available	608,246	230,717
5.29	Property				1346 Oakbrook Drive	443,611	129,254	314,357	521,627	129,489	392,138	N/A	N/A	N/A	NAV	NAV	Not Available	548,668	135,883
5.3	Property				1230-1236 Hardt Circle	492,089	155,493	336,596	553,143	197,296	355,846	N/A	N/A	N/A	NAV	NAV	Not Available	414,856	169,923
5.31	Property				Pine Forest Business Park	512,978	192,327	320,651	496,975	166,758	330,216	N/A	N/A	N/A	NAV	NAV	Not Available	164,663	189,368
5.32	Property				Rittiman East Industrial Park #23 & 24	412,440	142,622	269,817	421,567	146,471	275,097	N/A	N/A	N/A	NAV	NAV	Not Available	436,510	141,248
5.33	Property				1351 Oakbrook Drive	322,882	76,626	246,256	350,467	79,762	270,705	N/A	N/A	N/A	NAV	NAV	Not Available	245,403	84,210
5.34	Property				1325 Oakbrook Drive	345,319	79,725	265,594	345,827	79,518	266,309	N/A	N/A	N/A	NAV	NAV	Not Available	370,097	90,104
5.35	Property				490 Heartland Drive	362,811	73,141	289,671	374,794	89,836	284,958	N/A	N/A	N/A	NAV	NAV	Not Available	374,187	89,177
5.36	Property				1265 Oakbrook Drive	293,148	81,301	211,847	300,836	83,435	217,401	N/A	N/A	N/A	NAV	NAV	Not Available	350,043	92,566
5.37	Property				Columbus West - Business Park	465,319	124,607	340,712	632,896	137,492	495,404	N/A	N/A	N/A	NAV	NAV	Not Available	0	129,100
5.38	Property				1155 Bowes Road	301,327	82,156	219,171	302,245	82,007	220,238	N/A	N/A	N/A	NAV	NAV	Not Available	0	77,531
5.39	Property				1280 Oakbrook Drive	313,163	67,047	246,116	325,735	71,894	253,841	N/A	N/A	N/A	NAV	NAV	Not Available	325,037	81,026
5.4	Property				Cox Business Center	85,008	72,934	12,074	253,893	84,109	169,783	N/A	N/A	N/A	NAV	NAV	Not Available	306,220	64,509
5.41	Property				2002 Bloomingdale	259,389	121,737	137,653	218,345	107,781	110,564	N/A	N/A	N/A	NAV	NAV	Not Available	296,359	117,080
5.42	Property				333 Charles Court	467,213	163,055	304,157	408,819	139,182	269,636	N/A	N/A	N/A	NAV	NAV	Not Available	397,852	141,351
5.43	Property				483 Heartland Drive	289,331	95,678	193,653	313,731	108,619	205,111	N/A	N/A	N/A	NAV	NAV	Not Available	263,482	108,557
5.44	Property				1256 Oakbrook Drive	257,044	65,952	191,092	280,108	73,017	207,091	N/A	N/A	N/A	NAV	NAV	Not Available	258,090	76,234
5.45	Property				550 Heartland	257,714	59,159	198,554	271,775	68,070	203,705	N/A	N/A	N/A	NAV	NAV	Not Available	257,816	67,685
5.46	Property				Rittiman East Industrial Park #22	263,606	88,793	174,813	244,870	85,681	159,189	N/A	N/A	N/A	NAV	NAV	Not Available	260,104	89,674
6	Loan	8, 41, 42, 43, 44, 45	GACC, JPMCB	DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Place - Building 6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	18,990,159	2,692,414
7	Loan	8, 46, 47, 48, 49, 50	GSMC	Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Towers Buildings A, B & C	49,341,867	11,771,512	37,570,355	50,292,627	12,255,535	38,037,092	N/A	N/A	N/A	NAV	NAV	Not Available	69,255,640	11,194,319
7.01	Property				Moffett Towers Building B	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
7.02	Property				Moffett Towers Building C	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
7.03	Property				Moffett Towers Building A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
8	Loan	8, 51, 52, 53, 54, 55, 56, 57	GSMC	Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.	333 South Wabash	21,999,071	18,059,960	3,939,112	11,924,085	13,207,574	(1,283,489)	10,248,756	15,122,901	(4,874,145)	5/31/2020	12	Trailing 12	41,578,718	17,347,570
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65	GSMC, GACC	Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association	1633 Broadway	179,219,236	70,120,786	109,098,450	182,760,348	71,951,033	110,809,315	184,447,000	73,621,000	110,826,000	5/31/2020	12	Trailing 12	190,585,947	71,435,784
10	Loan	8, 66, 67, 68, 69	GSMC	Goldman Sachs Bank USA	USAA Plano	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	6,908,279	209,748
11	Loan	70, 71, 72, 73, 74, 75	GACC	DBR Investments Co. Limited	Prosper Portfolio	N/A	N/A	N/A	4,137,974	475,824	3,662,151	4,204,282	352,302	3,851,980	5/31/2020	5	Annualized	4,141,728	654,896
11.01	Property				3812 North Elm Street	N/A	N/A	N/A	603,080	10,109	592,970	602,419	485	601,934	5/31/2020	5	Annualized	597,910	18,518
11.02	Property				3700 Northwest Cary Parkway	618,094	172,510	445,583	637,519	172,582	464,938	709,100	169,104	539,995	5/31/2020	5	Annualized	600,828	175,237
11.03	Property				8757 Red Oak Boulevard	482,898	50,307	432,590	513,800	73,059	440,741	466,381	17,346	449,035	5/31/2020	5	Annualized	501,709	93,245
11.04	Property				2400 Freeman Mill Road	454,128	2,007	452,121	463,146	11,175	451,971	459,742	2,146	457,596	5/31/2020	5	Annualized	449,243	22,890
11.05	Property				3135 Springbank Lane	422,667	100,869	321,797	431,924	94,690	337,234	453,512	61,467	392,045	5/31/2020	5	Annualized	419,431	112,403
11.06	Property				1084 Vinehaven Drive Northeast	306,422	3,914	302,508	314,322	6,122	308,200	312,120	362	311,758	5/31/2020	5	Annualized	335,709	54,629
11.07	Property				224, 226 & 228 Riverstone Drive	N/A	N/A	N/A	215,951	28,349	187,603	217,419	20,168	197,252	5/31/2020	5	Annualized	245,164	37,809
11.08	Property				125 Kinard Street	N/A	N/A	N/A	180,982	7,640	173,342	202,577	14,735	187,842	2/29/2020	2	Annualized	178,449	5,353
11.09	Property				5301 U.S. 321	N/A	N/A	N/A	173,342	N/A	173,342	173,342	N/A	173,342	5/31/2020	5	Annualized	164,675	4,940
11.1	Property				10 Eastbrook Bend	168,586	22,578	146,008	171,532	21,927	149,605	176,261	20,411	155,850	5/31/2020	5	Annualized	167,940	24,763
11.11	Property				1795 Devinney Road	N/A	N/A	N/A	154,435	36,025	118,410	157,660	36,389	121,271	5/31/2020	5	Annualized	170,485	40,872
11.12	Property				2915 Lyndhurst Avenue	60,212	20,088	40,123	141,914	7,978	133,936	140,879	3,365	137,514	5/31/2020	5	Annualized	159,842	39,332
11.13	Property				822 Broad Street	91,592	11,181	80,412	136,027	6,168	129,859	132,870	6,325	126,545	5/31/2020	5	Annualized	150,344	24,905
12	Loan	76, 77, 78, 79, 80	GACC	DBR Investments Co. Limited	Bridgewater Place	6,525,822	2,718,601	3,807,221	6,934,488	2,833,684	4,100,804	7,002,654	2,783,374	4,219,280	5/31/2020	12	Trailing 12	7,403,033	2,675,882
13	Loan	81, 82, 83, 84, 85, 86	JPMCB	JPMorgan Chase Bank, National Association	Brewery Park	6,266,000	3,307,000	2,959,000	6,748,000	3,402,000	3,346,000	6,640,100	3,551,600	3,088,500	6/30/2020	12	Trailing 12	7,180,100	3,545,563
13.01	Property				Brewery Park Phase II	4,215,000	2,120,000	2,095,000	4,577,000	2,036,000	2,541,000	N/A	N/A	N/A	NAV	NAV	Not Available	5,177,374	2,557,430
13.02	Property				Brewery Park Phase I	2,051,000	1,187,000	864,000	2,171,000	1,366,000	805,000	N/A	N/A	N/A	NAV	NAV	Not Available	2,002,726	988,133
14	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Redmond Town Center	12,945,809	3,914,837	9,030,971	13,766,778	4,065,369	9,701,409	N/A	N/A	N/A	NAV	NAV	Not Available	15,096,303	4,207,821
15	Loan	92, 93, 94, 95, 96, 97, 98	JPMCB	JPMorgan Chase Bank, National Association	El Segundo	4,258,303	1,288,398	2,969,905	4,449,514	1,430,494	3,019,020	4,602,934	1,491,773	3,111,161	6/30/2020	12	Trailing 12	4,648,812	1,401,724

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2018 EGI ($)	2018 Expenses ($)	2018 NOI ($)	2019 EGI ($)	2019 Expenses ($)	2019 NOI ($)	Most Recent EGI (if past 2019) ($)	Most Recent Expenses (if past 2019) ($)	Most Recent NOI (if past 2019) ($)	Most Recent NOI Date (if past 2019)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
16	Loan	99, 100, 101, 102, 103	GACC	DBR Investments Co. Limited	Boyd Manufacturing Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	2,912,598	87,378
16.01	Property				55 Dragon Court	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
16.02	Property				1 Aavid Circle	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
16.03	Property				217 Weis Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
16.04	Property				3315 Haseley Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
17	Loan	8, 104, 105, 106, 107, 108	GACC	DBR Investments Co. Limited	675 Creekside Way	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	10,300,299	2,397,845
18	Loan	8, 109, 110, 111, 112, 113, 114, 115, 116	CREFI	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.	420 Taylor Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	9,325,388	1,035,842
19	Loan	117, 118, 119	CREFI	Citi Real Estate Funding Inc.	112 7th Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	1,938,431	204,327
20	Loan		GACC	DBR Investments Co. Limited	West LA Storage	1,962,922	472,018	1,490,904	2,195,873	523,168	1,672,705	2,496,338	579,541	1,916,797	8/31/2020	12	Trailing 12	2,496,338	579,588
21	Loan	8, 120	GSMC	Goldman Sachs Bank USA	The Shoppes at Blackstone Valley	18,936,797	4,833,324	14,103,473	18,578,998	4,518,587	14,060,411	18,724,927	4,474,270	14,250,657	7/31/2020	12	Trailing 12	19,047,577	4,228,958
22	Loan	121, 122, 123	JPMCB	JPMorgan Chase Bank, National Association	Peninsula Town Center	2,258,804	958,948	1,299,856	2,291,653	1,027,533	1,264,120	2,332,457	1,047,434	1,285,023	7/31/2020	12	Trailing 12	2,529,262	955,983
23	Loan	124	GSMC	Goldman Sachs Bank USA	Varsity Brands	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	2,370,159	8,000
24	Loan	125	CREFI	Citi Real Estate Funding Inc.	Bloomfield Center	3,016,856	1,492,601	1,524,255	3,201,643	1,445,728	1,755,915	3,144,420	1,348,798	1,795,622	5/31/2020	12	Trailing 12	3,060,344	1,350,602
25	Loan	126	JPMCB	JPMorgan Chase Bank, National Association	Germantown Plaza	1,840,344	547,363	1,292,981	1,940,609	548,700	1,391,909	1,854,475	425,448	1,429,027	5/31/2020	12	Trailing 12	1,674,449	529,541
26	Loan	8, 127, 128	GSMC	Goldman Sachs Bank USA	Brass Professional Center	9,900,571	4,958,082	4,942,489	10,044,256	4,929,005	5,115,251	10,124,420	4,753,403	5,371,017	5/31/2020	12	Trailing 12	10,236,052	4,911,444
27	Loan	129, 130	CREFI	Citi Real Estate Funding Inc.	Williamsburg Multifamily Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	933,534	99,218
27.01	Property				245 North 8th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	543,660	59,381
27.02	Property				178 Skillman Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	389,874	39,837
28	Loan	8, 131, 132, 133, 134	GACC	DBR Investments Co. Limited	280 North Bernardo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	6,781,414	203,442
29	Loan	135	CREFI	Citi Real Estate Funding Inc.	Holiday Inn Express Buckeye	3,777,277	2,022,426	1,754,851	4,531,126	2,159,741	2,371,385	4,245,230	2,125,838	2,119,391	4/30/2020	12	Trailing 12	4,207,528	2,203,930
30	Loan	8, 136, 137, 138, 139, 140, 141	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	63,038,695	18,950,129	44,088,566	69,563,590	20,967,241	48,596,349	69,060,254	21,771,999	47,288,255	3/31/2020	12	Trailing 12	74,193,553	22,888,769
31	Loan	142, 143	CREFI	Citi Real Estate Funding Inc.	Whole Foods at The Ellington	1,380,502	483,110	897,392	1,422,997	446,477	976,520	1,397,356	432,575	964,782	6/30/2020	12	Trailing 12	1,273,334	443,122
32	Loan		CREFI	Citi Real Estate Funding Inc.	Extra Space Self Storage - Chapel Hill	787,830	281,713	506,117	1,076,848	315,782	761,066	1,097,810	319,243	778,567	7/31/2020	12	Trailing 12	1,097,810	320,685
33	Loan	144	CREFI	Citi Real Estate Funding Inc.	99 North 4th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	737,976	94,797
34	Loan	145, 146	GSMC	Goldman Sachs Bank USA	WoodSpring Nashville Rivergate	N/A	N/A	N/A	2,062,140	1,102,700	959,441	1,881,060	975,543	905,517	6/30/2020	12	Trailing 12	1,875,897	996,119
35	Loan	147	CREFI	Citi Real Estate Funding Inc.	Grand & Thomas St Apartments	N/A	N/A	N/A	N/A	N/A	N/A	743,520	259,250	484,270	6/30/2020	3	Annualized	954,628	339,421
35.01	Property				Grand Apartments	N/A	N/A	N/A	N/A	N/A	N/A	454,920	161,659	293,261	6/30/2020	3	Annualized	589,618	229,781
35.02	Property				Thomas Street Apartments	N/A	N/A	N/A	N/A	N/A	N/A	288,600	97,591	191,009	6/30/2020	3	Annualized	365,010	109,640
36	Loan	148, 149	CREFI	Citi Real Estate Funding Inc.	Orangewood Place	1,374,181	845,003	529,178	1,458,732	790,013	668,719	1,439,138	784,988	654,151	6/30/2020	12	Trailing 12	1,560,142	831,630
37	Loan		CREFI	Citi Real Estate Funding Inc.	SSCP Port St. Lucie	904,359	358,895	545,463	904,738	341,949	562,788	899,118	381,734	517,383	6/30/2020	12	Trailing 12	896,927	352,035
38	Loan	150	GACC	DBR Investments Co. Limited	Wisconsin Walgreens Portfolio	678,000	N/A	678,000	678,000	N/A	678,000	N/A	N/A	N/A	NAV	NAV	Not Available	644,100	21,568
38.01	Property				Platteville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
38.02	Property				Cross Plains	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	NAV	NAV	Not Available	N/A	N/A
39	Loan	151	GACC	DBR Investments Co. Limited	Mount Zion Retail	684,547	152,575	531,972	706,560	178,966	527,595	538,967	114,026	424,941	6/30/2020	6	Annualized	730,734	170,610
40	Loan		CREFI	Citi Real Estate Funding Inc.	CityLine Allen St	473,227	190,558	282,669	484,920	205,393	279,527	480,151	169,415	310,737	6/30/2020	12	Trailing 12	480,151	187,697

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date
1	Loan	8, 9, 10, 11, 12, 13, 14, 15	GACC	Deutsche Bank AG, acting through its New York Branch	BX Industrial Portfolio	48,898,094	12.8%	1,109,771	2,219,543	45,568,781	3.57	12.0%	960,750,000	Various	39.6%	39.6%	87.3%	3/31/2020
1.01	Property				Bridgewater Center 1	N/A		N/A	N/A	N/A			52,700,000	7/29/2019			0.5%	3/31/2020
1.02	Property				401 E Laraway Rd	N/A		N/A	N/A	N/A			42,300,000	7/22/2019			100.0%	3/31/2020
1.03	Property				Rochelle 1	N/A		N/A	N/A	N/A			34,600,000	8/1/2019			100.0%	3/31/2020
1.04	Property				350A Salem Church Rd	N/A		N/A	N/A	N/A			33,000,000	7/15/2019			100.0%	3/31/2020
1.05	Property				Romeoville Bldg 1	N/A		N/A	N/A	N/A			30,100,000	7/24/2019			100.0%	3/31/2020
1.06	Property				251 E Laraway Rd	N/A		N/A	N/A	N/A			28,400,000	7/22/2019			100.0%	3/31/2020
1.07	Property				7940 Kentucky	N/A		N/A	N/A	N/A			29,000,000	7/15/2019			94.7%	3/31/2020
1.08	Property				Mountain Top Distribution Center 2	N/A		N/A	N/A	N/A			24,100,000	8/1/2019			100.0%	3/31/2020
1.09	Property				Enterprise Parkway	N/A		N/A	N/A	N/A			23,400,000	7/19/2019			76.6%	3/31/2020
1.1	Property				Cavalier I	N/A		N/A	N/A	N/A			23,100,000	7/19/2019			77.0%	3/31/2020
1.11	Property				1910 International	N/A		N/A	N/A	N/A			20,800,000	7/16/2019			100.0%	3/31/2020
1.12	Property				Glen Dale	N/A		N/A	N/A	N/A			19,200,000	7/12/2019			53.5%	3/31/2020
1.13	Property				Romeoville Bldg 2	N/A		N/A	N/A	N/A			18,900,000	7/24/2019			30.9%	3/31/2020
1.14	Property				Enterprise Distribution Center 1	N/A		N/A	N/A	N/A			17,500,000	7/15/2019			100.0%	3/31/2020
1.15	Property				2270 Woodale	N/A		N/A	N/A	N/A			17,100,000	7/12/2019			100.0%	3/31/2020
1.16	Property				2950 Lexington Ave South	N/A		N/A	N/A	N/A			16,800,000	7/12/2019			100.0%	3/31/2020
1.17	Property				Rivers Bend Center 1B	N/A		N/A	N/A	N/A			16,700,000	7/16/2019			100.0%	3/31/2020
1.18	Property				DFW Logistics Center (Bldg 4)	N/A		N/A	N/A	N/A			16,400,000	7/12/2019			100.0%	3/31/2020
1.19	Property				Rivers Bend Center 1C	N/A		N/A	N/A	N/A			15,800,000	7/16/2019			100.0%	3/31/2020
1.2	Property				Territorial	N/A		N/A	N/A	N/A			15,500,000	7/24/2019			100.0%	3/31/2020
1.21	Property				Diamond Hill 2	N/A		N/A	N/A	N/A			15,400,000	7/19/2019			100.0%	3/31/2020
1.22	Property				Rivers Bend Center 2A	N/A		N/A	N/A	N/A			15,200,000	7/16/2019			100.0%	3/31/2020
1.23	Property				Rivers Bend Center 1A	N/A		N/A	N/A	N/A			15,000,000	7/16/2019			100.0%	3/31/2020
1.24	Property				Diamond Hill 3	N/A		N/A	N/A	N/A			14,900,000	7/19/2019			62.6%	3/31/2020
1.25	Property				Whippany Business Center 1	N/A		N/A	N/A	N/A			14,700,000	7/29/2019			74.6%	3/31/2020
1.26	Property				The Colony Land	N/A		N/A	N/A	N/A			14,200,000	7/21/2019			NAP	NAP
1.27	Property				Shawnee Distribution Center 1	N/A		N/A	N/A	N/A			14,100,000	7/10/2019			100.0%	3/31/2020
1.28	Property				Rivers Bend Center 2B	N/A		N/A	N/A	N/A			13,900,000	8/1/2019			100.0%	3/31/2020
1.29	Property				7930 Kentucky	N/A		N/A	N/A	N/A			13,800,000	7/15/2019			100.0%	3/31/2020
1.3	Property				Dues Dr Distribution Center 1	N/A		N/A	N/A	N/A			13,600,000	7/16/2019			40.3%	3/31/2020
1.31	Property				Gibraltar	N/A		N/A	N/A	N/A			13,500,000	7/24/2019			100.0%	3/31/2020
1.32	Property				Diamond Hill 1	N/A		N/A	N/A	N/A			13,500,000	7/19/2019			100.0%	3/31/2020
1.33	Property				DFW Logistics Center (Bldg 3)	N/A		N/A	N/A	N/A			13,500,000	7/12/2019			100.0%	3/31/2020
1.34	Property				Elk Grove Distribution Center 1	N/A		N/A	N/A	N/A			13,100,000	7/11/2019			100.0%	3/31/2020
1.35	Property				1000 Lucas Way	N/A		N/A	N/A	N/A			13,100,000	7/19/2019			100.0%	3/31/2020
1.36	Property				Lakeview	N/A		N/A	N/A	N/A			13,000,000	7/11/2019			100.0%	3/31/2020
1.37	Property				DFW Logistics Center (Bldg 5)	N/A		N/A	N/A	N/A			12,300,000	7/12/2019			100.0%	3/31/2020
1.38	Property				9756 International	N/A		N/A	N/A	N/A			11,700,000	7/16/2019			100.0%	3/31/2020
1.39	Property				350B Salem Church Rd	N/A		N/A	N/A	N/A			11,000,000	7/15/2019			100.0%	3/31/2020
1.4	Property				6105 Trenton Ln	N/A		N/A	N/A	N/A			11,000,000	7/11/2019			77.4%	3/31/2020
1.41	Property				300 Salem Church Rd	N/A		N/A	N/A	N/A			10,900,000	7/15/2019			100.0%	3/31/2020
1.42	Property				Tower	N/A		N/A	N/A	N/A			10,600,000	7/24/2019			77.0%	3/31/2020
1.43	Property				1940 Fernbrook Ln	N/A		N/A	N/A	N/A			10,800,000	7/11/2019			97.1%	3/31/2020
1.44	Property				Production Distribution Center 1	N/A		N/A	N/A	N/A			7,916,472	7/16/2019			100.0%	3/31/2020
1.45	Property				Culpeper	N/A		N/A	N/A	N/A			10,400,000	7/16/2019			100.0%	3/31/2020
1.46	Property				Fairfield Distribution Center 1	N/A		N/A	N/A	N/A			10,300,000	7/16/2019			100.0%	3/31/2020
1.47	Property				Cavalier II	N/A		N/A	N/A	N/A			10,100,000	7/19/2019			100.0%	3/31/2020
1.48	Property				World Park II	N/A		N/A	N/A	N/A			9,000,000	7/16/2019			53.7%	3/31/2020
1.49	Property				Diamond Hill 4	N/A		N/A	N/A	N/A			8,800,000	7/19/2019			100.0%	3/31/2020
1.5	Property				2290-2298 Woodale	N/A		N/A	N/A	N/A			8,200,000	7/12/2019			100.0%	3/31/2020
1.51	Property				514 Butler Rd	N/A		N/A	N/A	N/A			8,000,000	7/19/2019			12.6%	3/31/2020
1.52	Property				Northridge II	N/A		N/A	N/A	N/A			7,600,000	7/18/2019			100.0%	3/31/2020
1.53	Property				2222 Woodale	N/A		N/A	N/A	N/A			7,300,000	7/12/2019			68.2%	3/31/2020
1.54	Property				Northridge I	N/A		N/A	N/A	N/A			7,000,000	7/18/2019			100.0%	3/31/2020
1.55	Property				Romeoville Distribution Center 1	N/A		N/A	N/A	N/A			6,600,000	7/24/2019			100.0%	3/31/2020
1.56	Property				1825 Airport Exchange	N/A		N/A	N/A	N/A			6,000,000	7/16/2019			100.0%	3/31/2020
1.57	Property				7453 Empire - Bldg C	N/A		N/A	N/A	N/A			5,800,000	7/15/2019			100.0%	3/31/2020
1.58	Property				Rivers Bend Center 1D	N/A		N/A	N/A	N/A			5,200,000	7/16/2019			100.0%	3/31/2020
1.59	Property				Heathrow	N/A		N/A	N/A	N/A			4,900,000	7/11/2019			100.0%	3/31/2020
1.6	Property				2240-2250 Woodale	N/A		N/A	N/A	N/A			4,200,000	7/12/2019			100.0%	3/31/2020
1.61	Property				273 Industrial Way	N/A		N/A	N/A	N/A			3,650,000	7/18/2019			NAP	NAP
1.62	Property				7453 Empire - Bldg B	N/A		N/A	N/A	N/A			3,500,000	7/15/2019			100.0%	3/31/2020
1.63	Property				7453 Empire - Bldg A	N/A		N/A	N/A	N/A			3,050,000	7/15/2019			100.0%	3/31/2020
1.64	Property				Rivers Bend Center - Land	N/A		N/A	N/A	N/A			3,350,000	7/16/2019			NAP	NAP
1.65	Property				Production Distribution Center 1B	N/A		N/A	N/A	N/A			2,583,528	7/16/2019			100.0%	3/31/2020
1.66	Property				Bridgewater Center 2	N/A		N/A	N/A	N/A			12,000,000	7/29/2019			100.0%	3/31/2020
1.67	Property				Laraway Land 1	N/A		N/A	N/A	N/A			700,000	8/1/2019			NAP	NAP
1.68	Property				Laraway Land 2	N/A		N/A	N/A	N/A			6,400,000	7/22/2019			NAP	NAP
2	Loan	8, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	Coleman Highline	15,999,397	10.3%	0	0	15,999,397	3.64	10.3%	305,100,000	10/1/2020	50.8%	50.8%	100.0%	9/6/2020
3	Loan	8, 22, 23, 24	GSMC	Goldman Sachs Bank USA	Amazon Industrial Portfolio	11,093,948	8.0%	171,321	0	10,922,627	2.38	7.9%	215,000,000	7/13/2020	64.7%	64.7%	100.0%	9/1/2020
3.01	Property				12900 Pecan Park Road	N/A		N/A	N/A	N/A			108,000,000	7/13/2020			100.0%	9/1/2020
3.02	Property				6925 Riverview Avenue	N/A		N/A	N/A	N/A			107,000,000	7/13/2020			100.0%	9/1/2020
4	Loan	8, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	520,080,353	17.9%	32,774,592	0	487,305,761	4.95	17.9%	4,600,000,000	1/10/2020	35.5%	35.5%	87.5%	6/30/2020
4.01	Property				MGM Grand	282,608,665		16,011,953	0	266,596,712			2,505,000,000	1/10/2020			83.9%	6/30/2020
4.02	Property				Mandalay Bay	237,471,688		16,762,639	0	220,709,049			2,095,000,000	1/10/2020			91.7%	6/30/2020

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date
5	Loan	8, 36, 37, 38, 39, 40	JPMCB	JPMorgan Chase Bank, National Association	Agellan Portfolio	36,190,424	15.7%	693,998	2,623,997	32,872,429	3.03	14.2%	551,000,000	Various	41.9%	41.9%	90.4%	Various
5.01	Property				Sarasota Distribution Hub	4,423,239		90,645	221,915	4,110,679			70,200,000	2/17/2020			100.0%	6/1/2020
5.02	Property				Naperville Woods Office Center	7,049,566		96,499	763,904	6,189,162			68,800,000	2/20/2020			95.4%	6/1/2020
5.03	Property				Southpark Business Park FOP	2,301,754		18,708	45,799	2,237,247			34,900,000	2/18/2020			100.0%	6/1/2020
5.04	Property				Supervalu	1,484,165		25,380	62,135	1,396,650			26,720,000	3/2/2020			100.0%	9/7/2020
5.05	Property				Plainfield Business Center IV	1,279,013		43,435	106,338	1,129,240			24,100,000	2/17/2020			100.0%	6/1/2020
5.06	Property				Beltway III	1,898,507		26,113	206,716	1,665,678			20,100,000	2/20/2020			100.0%	6/1/2020
5.07	Property				4405 Continental Dr	1,964,336		40,000	97,927	1,826,409			18,750,000	2/12/2020			100.0%	9/7/2020
5.08	Property				Beltway IV	1,162,927		26,340	208,515	928,072			17,200,000	2/20/2020			72.6%	6/1/2020
5.09	Property				Sandy Plains Business Park	1,124,152		16,733	40,965	1,066,454			15,700,000	2/14/2020			94.3%	6/1/2020
5.1	Property				Coliseum Distribution Center #1	878,124		20,800	50,922	806,402			15,900,000	3/13/2020			100.0%	9/7/2020
5.11	Property				Silber Industrial Park	840,318		19,897	48,711	771,710			14,100,000	2/12/2020			90.4%	6/1/2020
5.12	Property				Southpark Business Park M	910,154		7,255	17,762	885,137			13,100,000	2/18/2020			100.0%	6/1/2020
5.13	Property				West by Northwest Business Blvd	806,500		12,275	30,051	764,174			12,800,000	2/12/2020			91.5%	6/1/2020
5.14	Property				Norcross Center	892,328		16,995	41,607	833,725			12,300,000	2/14/2020			100.0%	6/1/2020
5.15	Property				Goshen Springs	699,982		15,232	37,290	647,460			10,700,000	2/14/2020			95.3%	6/1/2020
5.16	Property				Long Point Center	707,044		18,968	46,437	641,639			10,400,000	2/12/2020			94.3%	6/1/2020
5.17	Property				Corridor Park D	626,298		5,610	13,734	606,954			10,300,000	2/18/2020			100.0%	9/7/2020
5.18	Property				Southport 1-4	561,056		14,940	36,576	509,540			10,000,000	2/21/2020			77.7%	6/1/2020
5.19	Property				Jameel	645,505		9,490	23,233	612,782			10,000,000	2/12/2020			87.5%	6/1/2020
5.2	Property				Beltway II	(640,774)		20,208	159,968	(820,949)			9,700,000	2/20/2020			13.3%	6/1/2020
5.21	Property				Braker Center 4	548,971		4,591	11,240	533,140			9,400,000	2/18/2020			90.3%	6/1/2020
5.22	Property				Northgreen 1-4	298,129		11,874	29,069	257,187			8,600,000	2/18/2020			61.7%	6/1/2020
5.23	Property				Minimax	530,559		11,982	29,334	489,242			8,100,000	2/18/2020			100.0%	6/1/2020
5.24	Property				Southpark Business Park E	546,128		4,997	12,233	528,898			7,500,000	2/18/2020			100.0%	9/7/2020
5.25	Property				9385 Washington Blvd	404,437		5,759	14,099	384,579			7,300,000	2/20/2020			92.2%	6/1/2020
5.26	Property				Rothway	121,009		7,546	18,474	94,989			7,200,000	2/12/2020			43.8%	6/1/2020
5.27	Property				2730 Pinnacle	425,311		4,499	11,014	409,798			6,100,000	2/21/2020			100.0%	9/7/2020
5.28	Property				Columbus West - Interchange Rd	377,529		9,120	22,327	346,082			5,650,000	2/18/2020			89.5%	6/1/2020
5.29	Property				1346 Oakbrook Drive	412,785		7,159	17,527	388,099			5,400,000	2/14/2020			100.0%	6/1/2020
5.3	Property				1230-1236 Hardt Circle	244,932		6,008	14,709	224,216			5,200,000	2/21/2020			75.1%	6/1/2020
5.31	Property				Pine Forest Business Park	(24,706)		8,009	19,608	(52,323)			4,900,000	2/12/2020			30.9%	6/1/2020
5.32	Property				Rittiman East Industrial Park #23 & 24	295,262		5,081	12,438	277,743			3,870,000	3/13/2020			90.6%	6/1/2020
5.33	Property				1351 Oakbrook Drive	161,193		3,649	8,933	148,611			3,850,000	2/14/2020			68.5%	6/1/2020
5.34	Property				1325 Oakbrook Drive	279,993		5,312	13,005	261,677			3,800,000	2/14/2020			100.0%	6/1/2020
5.35	Property				490 Heartland Drive	285,010		3,952	9,675	271,383			3,750,000	2/21/2020			100.0%	9/7/2020
5.36	Property				1265 Oakbrook Drive	257,476		5,120	12,535	239,821			3,650,000	2/14/2020			100.0%	6/1/2020
5.37	Property				Columbus West - Business Park	(129,100)		9,262	22,675	(161,036)			3,500,000	2/18/2020			0.0%	9/7/2020
5.38	Property				1155 Bowes Road	(77,531)		3,440	8,422	(89,393)			3,450,000	2/21/2020			0.0%	9/7/2020
5.39	Property				1280 Oakbrook Drive	244,011		4,640	11,360	228,011			3,400,000	2/14/2020			100.0%	9/7/2020
5.4	Property				Cox Business Center	241,711		5,204	12,740	223,767			3,350,000	3/13/2020			100.0%	6/1/2020
5.41	Property				2002 Bloomingdale	179,279		3,192	7,814	168,273			3,050,000	2/21/2020			100.0%	6/1/2020
5.42	Property				333 Charles Court	256,501		3,662	8,966	243,873			3,000,000	2/21/2020			100.0%	6/1/2020
5.43	Property				483 Heartland Drive	154,925		3,643	8,918	142,365			3,000,000	2/21/2020			84.1%	6/1/2020
5.44	Property				1256 Oakbrook Drive	181,856		4,039	9,889	167,928			2,950,000	2/14/2020			87.5%	6/1/2020
5.45	Property				550 Heartland	190,131		3,033	7,425	179,673			2,650,000	2/21/2020			100.0%	9/7/2020
5.46	Property				Rittiman East Industrial Park #22	170,430		3,703	9,065	157,662			2,610,000	3/13/2020			83.8%	6/1/2020
6	Loan	8, 41, 42, 43, 44, 45	GACC, JPMCB	DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Place - Building 6	16,297,746	12.2%	64,620	323,102	15,910,023	3.50	12.0%	359,200,000	5/1/2021	37.1%	37.1%	100.0%	9/6/2020
7	Loan	8, 46, 47, 48, 49, 50	GSMC	Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Towers Buildings A, B & C	58,061,321	13.1%	190,300	1,020,990	56,850,031	3.63	12.8%	1,145,000,000	10/1/2021	38.7%	38.7%	100.0%	1/1/2021
7.01	Property				Moffett Towers Building B	N/A		N/A	N/A	N/A			390,000,000	10/1/2021			100.0%	1/1/2021
7.02	Property				Moffett Towers Building C	N/A		N/A	N/A	N/A			383,000,000	5/1/2021			100.0%	1/1/2021
7.03	Property				Moffett Towers Building A	N/A		N/A	N/A	N/A			348,000,000	1/3/2020			100.0%	1/1/2021
8	Loan	8, 51, 52, 53, 54, 55, 56, 57	GSMC	Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.	333 South Wabash	24,231,148	10.1%	241,476	662,184	23,327,488	2.75	9.7%	382,000,000	7/1/2020	62.8%	62.8%	90.5%	8/1/2020
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65	GSMC, GACC	Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association	1633 Broadway	119,150,163	11.9%	461,072	2,011,364	116,677,727	3.84	11.7%	2,400,000,000	10/24/2019	41.7%	41.7%	98.4%	10/31/2019
10	Loan	8, 66, 67, 68, 69	GSMC	Goldman Sachs Bank USA	USAA Plano	6,698,530	10.5%	55,349	0	6,643,181	2.84	10.4%	119,900,000	8/2/2020	53.0%	53.0%	100.0%	9/1/2020
11	Loan	70, 71, 72, 73, 74, 75	GACC	DBR Investments Co. Limited	Prosper Portfolio	3,486,832	9.3%	36,040	189,683	3,261,109	2.50	8.7%	62,343,750	7/15/2020	59.8%	59.8%	100.0%	Various
11.01	Property				3812 North Elm Street	579,392		3,260	17,156	558,977			9,950,000	7/10/2020			100.0%	9/6/2020
11.02	Property				3700 Northwest Cary Parkway	425,592		3,293	17,330	404,969			7,600,000	7/9/2020			100.0%	8/12/2020
11.03	Property				8757 Red Oak Boulevard	408,463		7,020	36,946	364,498			7,100,000	6/30/2020			100.0%	9/6/2020
11.04	Property				2400 Freeman Mill Road	426,353		7,018	36,939	382,396			6,550,000	7/10/2020			100.0%	9/6/2020
11.05	Property				3135 Springbank Lane	307,028		3,062	16,117	287,848			5,450,000	6/30/2020			100.0%	8/12/2020
11.06	Property				1084 Vinehaven Drive Northeast	281,080		2,857	15,036	263,187			4,850,000	7/1/2020			100.0%	9/6/2020
11.07	Property				224, 226 & 228 Riverstone Drive	207,354		1,829	9,625	195,900			3,400,000	6/30/2020			100.0%	9/6/2020
11.08	Property				125 Kinard Street	173,096		995	5,237	166,864			3,125,000	6/30/2020			100.0%	9/6/2020
11.09	Property				5301 U.S. 321	159,734		1,397	7,355	150,982			2,950,000	6/30/2020			100.0%	9/6/2020
11.1	Property				10 Eastbrook Bend	143,177		1,113	5,860	136,204			2,300,000	6/30/2020			100.0%	9/6/2020
11.11	Property				1795 Devinney Road	129,613		1,003	5,280	123,330			2,100,000	6/29/2020			100.0%	9/6/2020
11.12	Property				2915 Lyndhurst Avenue	120,510		1,556	8,187	110,768			2,050,000	7/10/2020			100.0%	9/6/2020
11.13	Property				822 Broad Street	125,438		1,637	8,615	115,187			1,950,000	6/27/2020			100.0%	9/6/2020
12	Loan	76, 77, 78, 79, 80	GACC	DBR Investments Co. Limited	Bridgewater Place	4,727,152	12.7%	88,338	530,030	4,108,784	2.80	11.0%	63,600,000	7/9/2020	58.6%	58.6%	90.0%	8/20/2020
13	Loan	81, 82, 83, 84, 85, 86	JPMCB	JPMorgan Chase Bank, National Association	Brewery Park	3,634,538	11.9%	135,668	475,670	3,023,200	1.72	9.9%	44,010,000	3/31/2020	69.3%	55.1%	83.6%	8/31/2020
13.01	Property				Brewery Park Phase II	2,619,944		82,851	324,115	2,212,978			28,810,000	3/31/2020			90.9%	8/31/2020
13.02	Property				Brewery Park Phase I	1,014,593		52,816	151,555	810,222			15,200,000	3/31/2020			72.0%	8/31/2020
14	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Redmond Town Center	10,888,482	10.7%	57,962	637,089	10,193,431	1.79	10.0%	151,000,000	8/4/2020	67.2%	63.5%	92.9%	1/15/2020
15	Loan	92, 93, 94, 95, 96, 97, 98	JPMCB	JPMorgan Chase Bank, National Association	El Segundo	3,247,087	10.8%	21,577	107,884	3,117,626	3.06	10.4%	55,000,000	7/13/2020	54.5%	54.5%	100.0%	8/2/2020

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date
16	Loan	99, 100, 101, 102, 103	GACC	DBR Investments Co. Limited	Boyd Manufacturing Portfolio	2,825,220	11.1%	80,688	0	2,744,532	3.02	10.8%	43,020,000	6/30/2020	59.1%	59.1%	100.0%	9/6/2020
16.01	Property				55 Dragon Court	N/A		N/A	N/A	N/A			24,900,000	6/30/2020			100.0%	9/6/2020
16.02	Property				1 Aavid Circle	N/A		N/A	N/A	N/A			8,720,000	6/30/2020			100.0%	9/6/2020
16.03	Property				217 Weis Street	N/A		N/A	N/A	N/A			5,800,000	6/30/2020			100.0%	9/6/2020
16.04	Property				3315 Haseley Drive	N/A		N/A	N/A	N/A			3,600,000	6/30/2020			100.0%	9/6/2020
17	Loan	8, 104, 105, 106, 107, 108	GACC	DBR Investments Co. Limited	675 Creekside Way	7,902,454	9.5%	35,563	0	7,866,891	2.52	9.4%	143,000,000	1/1/2021	58.3%	58.3%	100.0%	9/6/2020
18	Loan	8, 109, 110, 111, 112, 113, 114, 115, 116	CREFI	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.	420 Taylor Street	8,289,546	9.4%	23,243	116,216	8,150,087	1.67	9.3%	143,500,000	5/1/2021	61.2%	55.4%	99.6%	9/6/2020
19	Loan	117, 118, 119	CREFI	Citi Real Estate Funding Inc.	112 7th Avenue	1,734,104	8.1%	2,719	57,924	1,673,460	2.19	7.8%	36,000,000	1/1/2021	59.7%	59.7%	100.0%	2/28/2020
20	Loan		GACC	DBR Investments Co. Limited	West LA Storage	1,916,750	9.6%	3,831	0	1,912,919	1.77	9.6%	30,800,000	7/9/2020	64.9%	58.5%	82.6%	8/31/2020
21	Loan	8, 120	GSMC	Goldman Sachs Bank USA	The Shoppes at Blackstone Valley	14,818,619	9.0%	68,703	666,997	14,082,919	1.53	8.6%	238,700,000	8/14/2019	68.7%	57.6%	96.3%	10/31/2019
22	Loan	121, 122, 123	JPMCB	JPMorgan Chase Bank, National Association	Peninsula Town Center	1,573,279	9.5%	26,114	104,455	1,442,710	1.48	8.7%	23,500,000	11/15/2019	70.2%	64.0%	90.2%	7/1/2020
23	Loan	124	GSMC	Goldman Sachs Bank USA	Varsity Brands	2,362,159	15.7%	9,520	122,399	2,230,239	3.66	14.9%	35,500,000	7/22/2020	42.3%	42.3%	100.0%	9/1/2020
24	Loan	125	CREFI	Citi Real Estate Funding Inc.	Bloomfield Center	1,709,741	12.2%	27,716	90,198	1,591,827	2.14	11.4%	23,000,000	7/23/2020	60.8%	47.2%	80.5%	6/30/2020
25	Loan	126	JPMCB	JPMorgan Chase Bank, National Association	Germantown Plaza	1,144,908	9.0%	28,808	100,000	1,016,100	1.44	8.0%	20,400,000	1/14/2020	62.5%	52.2%	82.2%	5/31/2020
26	Loan	8, 127, 128	GSMC	Goldman Sachs Bank USA	Brass Professional Center	5,324,608	9.2%	115,154	488,725	4,720,729	1.31	8.2%	79,100,000	6/1/2020	72.9%	61.1%	84.8%	4/1/2020
27	Loan	129, 130	CREFI	Citi Real Estate Funding Inc.	Williamsburg Multifamily Portfolio	834,316	7.1%	3,750	0	830,566	1.80	7.1%	18,000,000	7/16/2020	65.0%	65.0%	100.0%	Various
27.01	Property				245 North 8th Street	484,279		2,000	0	482,279			10,100,000	7/16/2020			100.0%	7/1/2020
27.02	Property				178 Skillman Avenue	350,037		1,750	0	348,287			7,900,000	7/16/2020			100.0%	8/1/2020
28	Loan	8, 131, 132, 133, 134	GACC	DBR Investments Co. Limited	280 North Bernardo	6,577,971	9.3%	16,673	111,154	6,450,144	2.27	9.1%	120,000,000	4/1/2020	59.2%	59.2%	100.0%	9/6/2020
29	Loan	135	CREFI	Citi Real Estate Funding Inc.	Holiday Inn Express Buckeye	2,003,598	18.4%	168,301	0	1,835,297	3.14	16.8%	18,300,000	2/24/2020	59.6%	46.7%	84.2%	4/30/2020
30	Loan	8, 136, 137, 138, 139, 140, 141	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	51,304,783	9.4%	85,006	544,350	50,675,427	2.90	9.3%	1,000,000,000	1/23/2020	54.5%	54.5%	76.5%	1/31/2020
31	Loan	142, 143	CREFI	Citi Real Estate Funding Inc.	Whole Foods at The Ellington	830,213	9.1%	1,836	37,699	790,678	1.49	8.7%	17,500,000	7/21/2020	52.0%	41.5%	100.0%	7/1/2020
32	Loan		CREFI	Citi Real Estate Funding Inc.	Extra Space Self Storage - Chapel Hill	777,125	9.5%	7,609	0	769,516	2.36	9.4%	15,460,000	8/7/2020	53.0%	53.0%	98.6%	7/31/2020
33	Loan	144	CREFI	Citi Real Estate Funding Inc.	99 North 4th Street	643,179	8.2%	2,000	0	641,179	2.08	8.2%	12,600,000	7/16/2020	61.9%	61.9%	100.0%	7/1/2020
34	Loan	145, 146	GSMC	Goldman Sachs Bank USA	WoodSpring Nashville Rivergate	879,778	12.8%	75,036	0	804,742	1.83	11.7%	10,800,000	10/31/2019	63.8%	46.5%	75.3%	6/30/2020
35	Loan	147	CREFI	Citi Real Estate Funding Inc.	Grand & Thomas St Apartments	615,208	9.1%	22,250	0	592,958	1.48	8.8%	10,600,000	7/2/2020	63.7%	51.1%	100.0%	6/30/2020
35.01	Property				Grand Apartments	359,837		14,250	0	345,587			6,450,000	7/2/2020			100.0%	6/30/2020
35.02	Property				Thomas Street Apartments	255,370		8,000	0	247,370			4,150,000	7/2/2020			100.0%	6/30/2020
36	Loan	148, 149	CREFI	Citi Real Estate Funding Inc.	Orangewood Place	728,512	11.2%	22,398	74,831	631,284	1.69	9.7%	9,500,000	7/13/2020	68.4%	56.0%	72.5%	7/1/2020
37	Loan		CREFI	Citi Real Estate Funding Inc.	SSCP Port St. Lucie	544,892	8.8%	6,922	0	537,970	2.18	8.7%	9,950,000	8/7/2020	62.3%	62.3%	90.3%	7/31/2020
38	Loan	150	GACC	DBR Investments Co. Limited	Wisconsin Walgreens Portfolio	622,533	12.1%	5,694	0	616,839	3.24	12.0%	9,980,000	7/12/2020	51.6%	51.6%	100.0%	9/6/2020
38.01	Property				Platteville	N/A		N/A	N/A	N/A			5,200,000	7/12/2020			100.0%	9/6/2020
38.02	Property				Cross Plains	N/A		N/A	N/A	N/A			4,780,000	7/12/2020			100.0%	9/6/2020
39	Loan	151	GACC	DBR Investments Co. Limited	Mount Zion Retail	560,124	12.2%	5,764	34,673	519,686	1.96	11.3%	6,600,000	1/7/2020	69.4%	55.6%	95.1%	7/30/2020
40	Loan		CREFI	Citi Real Estate Funding Inc.	CityLine Allen St	292,454	9.3%	3,328	0	289,126	1.53	9.1%	4,500,000	7/15/2020	70.2%	61.3%	88.5%	6/30/2020

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant
1	Loan	8, 9, 10, 11, 12, 13, 14, 15	GACC	Deutsche Bank AG, acting through its New York Branch	BX Industrial Portfolio	NAP	NAP
1.01	Property				Bridgewater Center 1	NAP	NAP	Research Assist, Inc	2,179	12/31/2020	NAP			NAP
1.02	Property				401 E Laraway Rd	NAP	NAP	Amazon	475,104	7/31/2025	NAP			NAP
1.03	Property				Rochelle 1	NAP	NAP	Del Monte Foods, Inc.	312,750	4/30/2021	Clarkwestern Dietrich Building Systems LLC	266,825	10/14/2028	NAP
1.04	Property				350A Salem Church Rd	NAP	NAP	DHL	405,100	7/31/2021	NAP			NAP
1.05	Property				Romeoville Bldg 1	NAP	NAP	Sealed Air Corporation	106,876	7/31/2023	Amazon	93,048	7/31/2029	NAP
1.06	Property				251 E Laraway Rd	NAP	NAP	National Distribution Centers, LLC	374,460	6/30/2021	NAP			NAP
1.07	Property				7940 Kentucky	NAP	NAP	The United States of America	121,345	10/31/2028	NAP			NAP
1.08	Property				Mountain Top Distribution Center 2	NAP	NAP	Signify North America Corp	400,000	4/30/2022	NAP			NAP
1.09	Property				Enterprise Parkway	NAP	NAP	Tecnico Corporation	155,107	3/31/2022	E & J Acquisition, LLC	119,099	MTM	TRG Customer Solutions, Inc.
1.1	Property				Cavalier I	NAP	NAP	Philadelphia Truck Lines, Inc.	48,946	5/31/2027	Noble Sales Co., Inc.	33,385	1/31/2024	Lasership Inc
1.11	Property				1910 International	NAP	NAP	Qualis Automotive, L.L.C.	300,000	10/31/2022	NAP			NAP
1.12	Property				Glen Dale	NAP	NAP	Upper Crust Bakery Limited Partnership	118,315	10/31/2028	American Combustion Industries, Inc.	23,297	6/30/2024	Trinity Highway Rentals, Inc.
1.13	Property				Romeoville Bldg 2	NAP	NAP	DS Smith Extrusion USA, LLC	61,689	9/30/2027	NAP			NAP
1.14	Property				Enterprise Distribution Center 1	NAP	NAP	Verst Group Logistics Inc.	143,000	MTM	Commonwealth Warehouse, Inc.	132,000	4/30/2023	NAP
1.15	Property				2270 Woodale	NAP	NAP	Quanex Building Products Corp	94,148	2/28/2021	Coag Medical LLC	30,121	12/31/2021	The United States of America
1.16	Property				2950 Lexington Ave South	NAP	NAP	Bell International Laboratories, Incorporated	122,032	12/31/2026	UFP Eagan LLC	37,553	5/31/2021	Consolidated Precision Products Corp.
1.17	Property				Rivers Bend Center 1B	NAP	NAP	Merit Medical Systems, Inc.	79,652	12/31/2022	Wayfair, LLC	46,275	1/31/2021	Trident Graphics NA LLC
1.18	Property				DFW Logistics Center (Bldg 4)	NAP	NAP	The Coca-Cola Company	144,000	8/31/2023	NAP			NAP
1.19	Property				Rivers Bend Center 1C	NAP	NAP	Capital One Services, LLC	158,400	8/31/2023	NAP			NAP
1.2	Property				Territorial	NAP	NAP	Chicago Office Technology Group, Inc.	125,448	5/8/2023	NAP			NAP
1.21	Property				Diamond Hill 2	NAP	NAP	Transnational Foods, Inc.	148,640	10/31/2020	Amazon	75,980	9/30/2026	NAP
1.22	Property				Rivers Bend Center 2A	NAP	NAP	Nestor Imports, Inc.	61,504	7/31/2027	Bimbo Bakeries USA, Inc.	57,668	12/31/2025	Lidl US Trading, LLC
1.23	Property				Rivers Bend Center 1A	NAP	NAP	Maximus Federal Services, Inc.	123,980	6/30/2022	NAP			NAP
1.24	Property				Diamond Hill 3	NAP	NAP	Barton Mines Company, LLC	100,221	12/31/2020	Carroll’s, LLC	66,800	5/31/2026	NAP
1.25	Property				Whippany Business Center 1	NAP	NAP	State of New Jersey	28,211	MTM	Publishers Circulation Fulfillment, Inc.	19,476	2/28/2023	Samuels, Inc.
1.26	Property				The Colony Land	NAP	NAP	NAP			NAP			NAP
1.27	Property				Shawnee Distribution Center 1	NAP	NAP	Ford Motor Company	223,200	9/30/2023	NAP			NAP
1.28	Property				Rivers Bend Center 2B	NAP	NAP	Lidl US Trading, LLC	158,400	7/31/2027	NAP			NAP
1.29	Property				7930 Kentucky	NAP	NAP	Graham Packaging Pet Technologies, Inc.	109,650	12/31/2021	Aristech Surfaces, LLC	109,650	5/31/2021	NAP
1.3	Property				Dues Dr Distribution Center 1	NAP	NAP	Lasership Inc	64,640	4/30/2023	Hanna Paper Recycling (Midwest) Inc.	57,500	4/30/2024	NAP
1.31	Property				Gibraltar	NAP	NAP	Jernberg Industries, LLC	110,000	12/31/2020	NAP			NAP
1.32	Property				Diamond Hill 1	NAP	NAP	Eska USA B.V., Inc.	152,600	5/31/2024	NAP			NAP
1.33	Property				DFW Logistics Center (Bldg 3)	NAP	NAP	Siemens Postal, Parcel & Airport Logistics LLC	120,000	6/30/2023	NAP			NAP
1.34	Property				Elk Grove Distribution Center 1	NAP	NAP	Acme Industries, Inc.	150,700	8/31/2028	NAP			NAP
1.35	Property				1000 Lucas Way	NAP	NAP	Measurement Specialties, Inc.	120,000	7/31/2021	NAP			NAP
1.36	Property				Lakeview	NAP	NAP	ThredUp Inc.	132,851	1/31/2021	NAP			NAP
1.37	Property				DFW Logistics Center (Bldg 5)	NAP	NAP	Aramark Refreshment Services, LLC	52,557	12/31/2028	Newkirk Logistics, Inc.	42,600	12/31/2023	R.S. Hughes Co., Inc.
1.38	Property				9756 International	NAP	NAP	Taylor Logistics, Inc.	192,000	1/31/2024	NAP			NAP
1.39	Property				350B Salem Church Rd	NAP	NAP	DHL	134,500	7/31/2021	NAP			NAP
1.4	Property				6105 Trenton Ln	NAP	NAP	Amazon	51,648	5/31/2025	Parsons Electric LLC	42,822	3/31/2030	NAP
1.41	Property				300 Salem Church Rd	NAP	NAP	DHL	120,000	7/31/2021	NAP			NAP
1.42	Property				Tower	NAP	NAP	Fitzgerald Marketing and Comm	14,346	4/30/2022	Mistras Group, Inc.	14,200	12/31/2021	Panatrol Corporation
1.43	Property				1940 Fernbrook Ln	NAP	NAP	Signature Designer Services LLC	23,000	7/31/2023	Winfield Solutions, LLC	19,155	3/31/2022	Cheney, Inc.
1.44	Property				Production Distribution Center 1	NAP	NAP	Wayne/Scott Fetzer Company	232,880	4/30/2023	NAP			NAP
1.45	Property				Culpeper	NAP	NAP	UFP Elkwood, LLC	150,000	7/31/2022	NAP			NAP
1.46	Property				Fairfield Distribution Center 1	NAP	NAP	Innomark Communications LLC	123,524	12/31/2020	Midwest Container Corporation	79,976	12/31/2024	NAP
1.47	Property				Cavalier II	NAP	NAP	Cryomax U.S.A., Inc.	31,330	11/30/2023	Flowserve US Inc.	23,585	12/31/2020	Cost Business Services Corporation
1.48	Property				World Park II	NAP	NAP	Nu-Tech Polymers Co., Inc.	45,024	6/30/2023	Pitney Bowes Presort Services, Inc.	44,800	2/28/2021	NAP
1.49	Property				Diamond Hill 4	NAP	NAP	Serco Inc.	75,700	6/30/2022	Sprintcom, Inc.	0	5/31/2032	NAP
1.5	Property				2290-2298 Woodale	NAP	NAP	Magno International, L.P.	32,610	12/31/2024	Zero Gravity Trampoline Park	25,488	4/30/2022	Allina Health System
1.51	Property				514 Butler Rd	NAP	NAP	The United States of America	7,768	7/7/2033	NAP			NAP
1.52	Property				Northridge II	NAP	NAP	Remedi Seniorcare of Virginia, LLC	35,403	6/30/2028	Wells Fargo Bank N.A.	23,041	1/31/2022	Vogue Furniture Direct, Inc.
1.53	Property				2222 Woodale	NAP	NAP	Diversified Laboratory Testing, LLC	27,890	4/30/2024	UL LLC	10,116	11/30/2020	NAP
1.54	Property				Northridge I	NAP	NAP	Datamatx, Incorporated	24,755	1/31/2022	TruGreen Limited Partnership	13,671	1/31/2022	Niche Logistics, LLC
1.55	Property				Romeoville Distribution Center 1	NAP	NAP	US Hose Corporation	75,250	5/31/2022	NAP			NAP
1.56	Property				1825 Airport Exchange	NAP	NAP	MT Brothers Group, Inc.	23,791	5/31/2024	D&W International, Inc.	12,365	3/31/2023	Accelerated Courier, Inc.
1.57	Property				7453 Empire - Bldg C	NAP	NAP	New Era Industrial, LLC	101,250	12/31/2024	NAP			NAP
1.58	Property				Rivers Bend Center 1D	NAP	NAP	Carl Zeiss Vision, Inc.	40,460	11/30/2023	NAP			NAP
1.59	Property				Heathrow	NAP	NAP	SGS North America Inc	38,504	12/31/2024	NAP			NAP
1.6	Property				2240-2250 Woodale	NAP	NAP	Tacy, LLC	23,286	1/31/2024	Proguard Sports, Inc.	11,331	12/31/2024	Empirehouse Inc
1.61	Property				273 Industrial Way	NAP	NAP	NAP			NAP			NAP
1.62	Property				7453 Empire - Bldg B	NAP	NAP	North Bend Equipment LLC	20,175	MTM	AIT Worldwide Logistics, Inc.	16,177	1/31/2021	Equipment Solutions Group LLC
1.63	Property				7453 Empire - Bldg A	NAP	NAP	Freight Rite, Inc.	47,840	MTM	NAP			NAP
1.64	Property				Rivers Bend Center - Land	NAP	NAP	NAP			NAP			NAP
1.65	Property				Production Distribution Center 1B	NAP	NAP	Wayne/Scott Fetzer Company	76,000	4/30/2023	NAP			NAP
1.66	Property				Bridgewater Center 2	NAP	NAP	U.S.A. Container Co., Inc.	102,000	2/28/2025	NAP			NAP
1.67	Property				Laraway Land 1	NAP	NAP	NAP			NAP			NAP
1.68	Property				Laraway Land 2	NAP	NAP	NAP			NAP			NAP
2	Loan	8, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	Coleman Highline	NAP	NAP	Roku, Inc.	380,951	9/30/2030	NAP			NAP
3	Loan	8, 22, 23, 24	GSMC	Goldman Sachs Bank USA	Amazon Industrial Portfolio	NAP	NAP
3.01	Property				12900 Pecan Park Road	NAP	NAP	Amazon	856,605	7/31/2032	NAP			NAP
3.02	Property				6925 Riverview Avenue	NAP	NAP	Amazon	856,605	7/31/2032	NAP			NAP
4	Loan	8, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	196.52	180.94
4.01	Property				MGM Grand	190.29	173.85	NAP			NAP			NAP
4.02	Property				Mandalay Bay	202.98	188.40	NAP			NAP			NAP

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant
5	Loan	8, 36, 37, 38, 39, 40	JPMCB	JPMorgan Chase Bank, National Association	Agellan Portfolio	NAP	NAP
5.01	Property				Sarasota Distribution Hub	NAP	NAP	United Natural Foods, Inc.	463,172	7/31/2022	Beall’s, Inc.	200,000	9/30/2021	Access USA
5.02	Property				Naperville Woods Office Center	NAP	NAP	Health Care Service Corp.	177,114	11/30/2025	ALDI, Inc.	137,986	12/31/2028	U.S. Bank
5.03	Property				Southpark Business Park FOP	NAP	NAP	Life Technologies Corporation	103,645	6/30/2025	Asuragen	69,638	8/31/2023	Genotox Laboratories, Ltd.
5.04	Property				Supervalu	NAP	NAP	Moran Foods LLC	253,800	9/30/2025	NAP			NAP
5.05	Property				Plainfield Business Center IV	NAP	NAP	Ceva Freight LLC	333,397	8/31/2022	Burlington Mattress Co. LLC	100,957	12/31/2022	NAP
5.06	Property				Beltway III	NAP	NAP	Disa Global Solutions, Inc.	34,919	8/31/2027	Community Health Choice, Inc.	32,884	11/30/2023	Convergent Outsourcing, Inc.
5.07	Property				4405 Continental Dr	NAP	NAP	General Motors LLC	400,000	8/31/2021	NAP			NAP
5.08	Property				Beltway IV	NAP	NAP	Allstate Insurance Co.	75,623	5/31/2024	Walgreens Co.	19,982	9/6/2022	NAP
5.09	Property				Sandy Plains Business Park	NAP	NAP	Softtouch Medical LLC	22,624	4/30/2021	Dish Network Service LLC	19,848	1/31/2025	Kone, Inc
5.1	Property				Coliseum Distribution Center #1	NAP	NAP	VTech Communications, Inc.	208,000	7/31/2022	NAP			NAP
5.11	Property				Silber Industrial Park	NAP	NAP	RedCo Distribution, LLC.	53,663	5/31/2024	Veritrust Corporation	41,937	4/30/2023	Schindler Elevator Corporation
5.12	Property				Southpark Business Park M	NAP	NAP	Ideal Power, Inc.	14,782	5/31/2021	Kennedy Creative Company	14,361	1/31/2022	DunAn Microstaq, Inc.
5.13	Property				West by Northwest Business Blvd	NAP	NAP	AV8 MRO, LLC	28,933	12/31/2026	Compudata Products, Inc.	18,790	1/31/2023	Camfil USA, Inc.
5.14	Property				Norcross Center	NAP	NAP	MDI Creative Inc	19,848	5/31/2021	Heritage Food Srvc	19,178	7/31/2022	Marelli USA, Inc.
5.15	Property				Goshen Springs	NAP	NAP	Masada Bakery Inc	49,928	2/28/2024	Olympic Printing	19,740	11/30/2024	Advanced Home Care Inc
5.16	Property				Long Point Center	NAP	NAP	IT Remarketing, Inc.	47,700	12/31/2020	Stage 3 Separation, LLC	39,830	11/30/2020	Faber CNK Stone Corp.
5.17	Property				Corridor Park D	NAP	NAP	The Jewelry Channel, Inc.	56,100	6/30/2024	NAP			NAP
5.18	Property				Southport 1-4	NAP	NAP	Physicians Dialysis / DaVita	20,137	3/31/2024	EPMA / Johnstone Supply	14,268	MTM	Industrial Equipment Company
5.19	Property				Jameel	NAP	NAP	Audio Fidelity Communications	21,531	12/31/2020	Otis Elevator Company	12,958	7/31/2022	Indeco Sales, Inc.
5.2	Property				Beltway II	NAP	NAP	Principal Management Group	13,402	3/31/2023	NAP			NAP
5.21	Property				Braker Center 4	NAP	NAP	Motorola Solutions Inc	7,003	1/31/2023	Guardian Protection Services, Inc.	5,390	10/31/2023	Evermore Systems, Inc.
5.22	Property				Northgreen 1-4	NAP	NAP	Envir. Sampling Supply, Inc.	10,414	2/28/2021	Telecom Technicians, Inc.	8,846	10/31/2020	Viridis Energy (Texas), LP
5.23	Property				Minimax	NAP	NAP	AmericanStar Mattress LLC	39,430	4/30/2021	Ole Mexican Foods	22,600	9/30/2024	Mogen Industrial (USA), Inc.
5.24	Property				Southpark Business Park E	NAP	NAP	Harmony Public Schools	49,966	8/31/2021	NAP			NAP
5.25	Property				9385 Washington Blvd	NAP	NAP	Sell Your Car Here LLC	10,800	8/31/2021	Granix, LLC	10,800	9/30/2022	Facema
5.26	Property				Rothway	NAP	NAP	TestAmerica Laboratories, Inc.	29,230	2/28/2021	Jotron USA, Inc.	3,848	2/28/2027	NAP
5.27	Property				2730 Pinnacle	NAP	NAP	Fox Valley Fire & Safety Co	44,990	8/31/2028	NAP			NAP
5.28	Property				Columbus West - Interchange Rd	NAP	NAP	Essilor of America	16,000	9/30/2021	New Aqua LLC	14,400	3/31/2021	King Bee Delivery
5.29	Property				1346 Oakbrook Drive	NAP	NAP	Guardian of Georgia	30,530	8/31/2021	Ezwhelp, Inc.	12,764	5/31/2023	PWI Partners Inc
5.3	Property				1230-1236 Hardt Circle	NAP	NAP	Dener	15,060	5/31/2023	S&S Inspection	15,060	10/31/2025	TMC Supply Center Inc.
5.31	Property				Pine Forest Business Park	NAP	NAP	Alarmax Distributors, Inc.	14,759	8/31/2026	Camp Wampum, Ltd.	10,000	10/31/2020	NAP
5.32	Property				Rittiman East Industrial Park #23 & 24	NAP	NAP	Tri-Rep Sales, Inc.	8,200	6/30/2021	Fleetwash Inc.	7,200	12/31/2024	Kenneth Stanley d/b/a Colors Unlimited
5.33	Property				1351 Oakbrook Drive	NAP	NAP	M Southern Design Concept	5,439	4/30/2024	TNC Atlanta, LLC	4,587	7/31/2024	TLLW, Inc
5.34	Property				1325 Oakbrook Drive	NAP	NAP	Minton-Jones Company	16,640	1/31/2022	Vanguard Commercial Flooring, LLC	13,432	12/31/2024	Specialty Tile Products
5.35	Property				490 Heartland Drive	NAP	NAP	McNeilus Financial, Inc	39,520	12/31/2021	NAP			NAP
5.36	Property				1265 Oakbrook Drive	NAP	NAP	Carnett’s Management Company	26,200	2/28/2023	Sigma Foods, Inc	15,000	10/31/2022	Southern Sweepers & Scrub
5.37	Property				Columbus West - Business Park	NAP	NAP	NAP			NAP			NAP
5.38	Property				1155 Bowes Road	NAP	NAP	NAP			NAP			NAP
5.39	Property				1280 Oakbrook Drive	NAP	NAP	Southern Company Svcs	46,400	12/31/2020	NAP			NAP
5.4	Property				Cox Business Center	NAP	NAP	Intragenix, LLC	27,040	4/30/2024	TempFlex Industrial Solutions, LLC	10,000	1/31/2023	Amify, LLC
5.41	Property				2002 Bloomingdale	NAP	NAP	Service247 of Illinois, Inc.	16,596	7/31/2025	Arena Event Services, Inc.	15,323	9/30/2021	NAP
5.42	Property				333 Charles Court	NAP	NAP	Tacony Corporation	22,350	10/31/2021	Motion Industries, Inc.	7,450	MTM	ACI Plastics & Manufacturing, Inc.
5.43	Property				483 Heartland Drive	NAP	NAP	Tek Panel, Inc	12,625	2/28/2021	International Valve Manufacturing, LLC	11,032	12/31/2022	Tuskin Equipment Corporation
5.44	Property				1256 Oakbrook Drive	NAP	NAP	Hi-Tech Pharmaceuticals, Inc	15,162	11/30/2020	Crossville, Inc	10,126	9/30/2023	Americare, LLC
5.45	Property				550 Heartland	NAP	NAP	Deep Coat, LLC	30,328	12/31/2020	NAP			NAP
5.46	Property				Rittiman East Industrial Park #22	NAP	NAP	HEB Grocery Company, LP	16,226	11/30/2021	Peter Pan Novelty Co. Inc.	11,800	9/30/2020	BBMK, LLC d/b/a Blue Team Restoration
6	Loan	8, 41, 42, 43, 44, 45	GACC, JPMCB	DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Place - Building 6	NAP	NAP	Google	314,352	1/31/2029	NAP			NAP
7	Loan	8, 46, 47, 48, 49, 50	GSMC	Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Towers Buildings A, B & C	NAP	NAP
7.01	Property				Moffett Towers Building B	NAP	NAP	Google	317,166	12/31/2030	NAP			NAP
7.02	Property				Moffett Towers Building C	NAP	NAP	Google	181,196	9/30/2027	Comcast	111,707	10/31/2027	Level 10 Construction
7.03	Property				Moffett Towers Building A	NAP	NAP	Google	317,166	6/30/2026	NAP			NAP
8	Loan	8, 51, 52, 53, 54, 55, 56, 57	GSMC	Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.	333 South Wabash	NAP	NAP	The Northern Trust Company	547,719	8/31/2035	Chicago Housing Authority	222,141	12/31/2037	Continental Casualty Company
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65	GSMC, GACC	Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association	1633 Broadway	NAP	NAP	Allianz Asset Management of America L.P.	320,911	1/31/2031	WMG Acquisition Corp	293,888	7/31/2029	Showtime Networks Inc
10	Loan	8, 66, 67, 68, 69	GSMC	Goldman Sachs Bank USA	USAA Plano	NAP	NAP	USAA	230,621	7/31/2031	NAP			NAP
11	Loan	70, 71, 72, 73, 74, 75	GACC	DBR Investments Co. Limited	Prosper Portfolio	NAP	NAP
11.01	Property				3812 North Elm Street	NAP	NAP	Greensboro Specialty Surgery Center	17,156	7/31/2036	NAP			NAP
11.02	Property				3700 Northwest Cary Parkway	NAP	NAP	Private Diagnostic Clinic, PLLC	12,954	10/4/2026	Duke University Health System, Inc.	2,376	6/30/2024	Sports & More Physical Therapy : Jason Harloff & Flo Moses
11.03	Property				8757 Red Oak Boulevard	NAP	NAP	Technology Partners Inc	36,946	6/30/2030	NAP			NAP
11.04	Property				2400 Freeman Mill Road	NAP	NAP	Crumley Roberts LLP	36,939	1/31/2027	NAP			NAP
11.05	Property				3135 Springbank Lane	NAP	NAP	Novant Medical Group, Inc.	4,036	9/30/2022	Pediatric Urology Associates, P.A.	3,942	2/28/2030	Frederick Joubert DDS, PLLC
11.06	Property				1084 Vinehaven Drive Northeast	NAP	NAP	Carolina Urology Partners PLLC	15,036	7/18/2027	NAP			NAP
11.07	Property				224, 226 & 228 Riverstone Drive	NAP	NAP	Northside Hospital, Inc.	9,625	9/30/2026	NAP			NAP
11.08	Property				125 Kinard Street	NAP	NAP	Fresenius Medical Care	5,237	2/28/2033	NAP			NAP
11.09	Property				5301 U.S. 321	NAP	NAP	Fresenius Medical Care	7,355	6/30/2034	NAP			NAP
11.1	Property				10 Eastbrook Bend	NAP	NAP	Outpatient Imaging, LLC	5,860	8/31/2030	NAP			NAP
11.11	Property				1795 Devinney Road	NAP	NAP	Amisub of South Carolina, Inc.	5,280	9/30/2023	NAP			NAP
11.12	Property				2915 Lyndhurst Avenue	NAP	NAP	Novant Medical Group, Inc.	8,187	9/30/2025	NAP			NAP
11.13	Property				822 Broad Street	NAP	NAP	Mountain State Properties (Ballad Health)	8,615	6/30/2026	NAP			NAP
12	Loan	76, 77, 78, 79, 80	GACC	DBR Investments Co. Limited	Bridgewater Place	NAP	NAP	Varnum	86,397	2/28/2023	Spectrum Health	70,062	2/29/2024	New York Life
13	Loan	81, 82, 83, 84, 85, 86	JPMCB	JPMorgan Chase Bank, National Association	Brewery Park	NAP	NAP
13.01	Property				Brewery Park Phase II	NAP	NAP	Crain Communication Inc.	59,484	8/31/2035	Garan Lucow Miller P.C.	33,852	6/30/2026	Alcohol, Tobacco, and Firearms (US Government)
13.02	Property				Brewery Park Phase I	NAP	NAP	Detroit Area Agency on Aging	37,616	12/31/2028	Girl Scouts of Southeastern MI	18,250	11/30/2027	Aetna
14	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Redmond Town Center	NAP	NAP	iPic Theaters	38,858	9/30/2025	Guitar Center	15,393	5/31/2025	Haiku Seafood & Sushi Buffet
15	Loan	92, 93, 94, 95, 96, 97, 98	JPMCB	JPMorgan Chase Bank, National Association	El Segundo	NAP	NAP	Aerospace Corp	36,476	3/31/2029	The Mitre Corporation	18,816	1/31/2025	Lockheed Martin

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant
16	Loan	99, 100, 101, 102, 103	GACC	DBR Investments Co. Limited	Boyd Manufacturing Portfolio	NAP	NAP
16.01	Property				55 Dragon Court	NAP	NAP	Boyd Corporation	112,464	3/31/2040	NAP			NAP
16.02	Property				1 Aavid Circle	NAP	NAP	Boyd Corporation	195,360	3/31/2040	NAP			NAP
16.03	Property				217 Weis Street	NAP	NAP	Boyd Corporation	95,000	3/31/2040	NAP			NAP
16.04	Property				3315 Haseley Drive	NAP	NAP	Boyd Corporation	49,096	3/31/2040	NAP			NAP
17	Loan	8, 104, 105, 106, 107, 108	GACC	DBR Investments Co. Limited	675 Creekside Way	NAP	NAP	8x8	177,815	12/31/2030	NAP			NAP
18	Loan	8, 109, 110, 111, 112, 113, 114, 115, 116	CREFI	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.	420 Taylor Street	NAP	NAP	NextDoor, Inc.	115,766	4/30/2029	NAP			NAP
19	Loan	117, 118, 119	CREFI	Citi Real Estate Funding Inc.	112 7th Avenue	NAP	NAP	EQ3 Inc.	9,327	10/31/2029	35 Ventures LLC	4,267	7/31/2030	NAP
20	Loan		GACC	DBR Investments Co. Limited	West LA Storage	NAP	NAP	NAP			NAP			NAP
21	Loan	8, 120	GSMC	Goldman Sachs Bank USA	The Shoppes at Blackstone Valley	NAP	NAP	Target	127,000	1/31/2029	Kohl’s	87,141	2/3/2024	Cinema de Lux
22	Loan	121, 122, 123	JPMCB	JPMorgan Chase Bank, National Association	Peninsula Town Center	NAP	NAP	Bryant & Stratton College	42,558	8/31/2022	Faneuil	32,229	6/30/2026	Veterans Affairs
23	Loan	124	GSMC	Goldman Sachs Bank USA	Varsity Brands	NAP	NAP	BSN Sports LLC	135,999	6/30/2040	NAP			NAP
24	Loan	125	CREFI	Citi Real Estate Funding Inc.	Bloomfield Center	NAP	NAP	Dawda, Mann, Mulcahy & Sadler, PLC	33,558	8/30/2026	McDonald Hopkins PLC	16,654	11/30/2023	Ameriprise Holdings, Inc.
25	Loan	126	JPMCB	JPMorgan Chase Bank, National Association	Germantown Plaza	NAP	NAP	Hobby Lobby	68,337	8/31/2029	Planet Fitness	20,000	12/31/2031	Asian Urban Fusion
26	Loan	8, 127, 128	GSMC	Goldman Sachs Bank USA	Brass Professional Center	NAP	NAP	QTC Management	46,227	4/30/2025	Aetna Health Management, LLC	41,255	8/31/2021	MCNA Insurance Company
27	Loan	129, 130	CREFI	Citi Real Estate Funding Inc.	Williamsburg Multifamily Portfolio	NAP	NAP
27.01	Property				245 North 8th Street	NAP	NAP	NAP			NAP			NAP
27.02	Property				178 Skillman Avenue	NAP	NAP	NAP			NAP			NAP
28	Loan	8, 131, 132, 133, 134	GACC	DBR Investments Co. Limited	280 North Bernardo	NAP	NAP	Aurora Innovations	111,154	3/31/2030	NAP			NAP
29	Loan	135	CREFI	Citi Real Estate Funding Inc.	Holiday Inn Express Buckeye	157.33	129.21	NAP			NAP			NAP
30	Loan	8, 136, 137, 138, 139, 140, 141	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	NAP	NAP	SunTrust Banks	84,516	4/30/2024	Allen & Company	70,972	9/30/2033	Ralph Lauren
31	Loan	142, 143	CREFI	Citi Real Estate Funding Inc.	Whole Foods at The Ellington	NAP	NAP	Whole Foods Market Group Inc.	23,331	6/30/2028	FedEx Office	3,760	10/31/2023	Bank of America
32	Loan		CREFI	Citi Real Estate Funding Inc.	Extra Space Self Storage - Chapel Hill	NAP	NAP	NAP			NAP			NAP
33	Loan	144	CREFI	Citi Real Estate Funding Inc.	99 North 4th Street	NAP	NAP	NAP			NAP			NAP
34	Loan	145, 146	GSMC	Goldman Sachs Bank USA	WoodSpring Nashville Rivergate	53.53	40.30	NAP			NAP			NAP
35	Loan	147	CREFI	Citi Real Estate Funding Inc.	Grand & Thomas St Apartments	NAP	NAP
35.01	Property				Grand Apartments	NAP	NAP	NAP			NAP			NAP
35.02	Property				Thomas Street Apartments	NAP	NAP	NAP			NAP			NAP
36	Loan	148, 149	CREFI	Citi Real Estate Funding Inc.	Orangewood Place	NAP	NAP	Paul Mikhili D.D.S	7,583	5/31/2031	Todd Hochman	6,497	10/31/2025	Chattree & Associates
37	Loan		CREFI	Citi Real Estate Funding Inc.	SSCP Port St. Lucie	NAP	NAP	NAP			NAP			NAP
38	Loan	150	GACC	DBR Investments Co. Limited	Wisconsin Walgreens Portfolio	NAP	NAP
38.01	Property				Platteville	NAP	NAP	Walgreens	14,820	8/31/2033	NAP			NAP
38.02	Property				Cross Plains	NAP	NAP	Walgreens	13,650	10/31/2033	NAP			NAP
39	Loan	151	GACC	DBR Investments Co. Limited	Mount Zion Retail	NAP	NAP	Concentra Health	6,060	12/31/2022	Automation Personnel	3,760	12/31/2021	AAA Auto Club South
40	Loan		CREFI	Citi Real Estate Funding Inc.	CityLine Allen St	NAP	NAP	NAP			NAP			NAP

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date
1	Loan	8, 9, 10, 11, 12, 13, 14, 15	GACC	Deutsche Bank AG, acting through its New York Branch	BX Industrial Portfolio
1.01	Property				Bridgewater Center 1			NAP			NAP			7/19/2019	No	NAP
1.02	Property				401 E Laraway Rd			NAP			NAP			7/26/2019	No	NAP
1.03	Property				Rochelle 1			NAP			NAP			7/26/2019	No	NAP
1.04	Property				350A Salem Church Rd			NAP			NAP			7/26/2019	No	NAP
1.05	Property				Romeoville Bldg 1			NAP			NAP			7/26/2019	No	NAP
1.06	Property				251 E Laraway Rd			NAP			NAP			7/26/2019	No	NAP
1.07	Property				7940 Kentucky			NAP			NAP			7/26/2019	No	NAP
1.08	Property				Mountain Top Distribution Center 2			NAP			NAP			7/26/2019	No	NAP
1.09	Property				Enterprise Parkway	34,109	12/31/2022	NAP			NAP			9/24/2019	No	NAP
1.1	Property				Cavalier I	33,370	12/31/2021	Ann Sacks Tile and Stone, Inc.	33,205	6/30/2020	Pioneer Photo Albums, Inc.	33,025	7/31/2025	9/24/2019	No	NAP
1.11	Property				1910 International			NAP			NAP			7/26/2019	No	NAP
1.12	Property				Glen Dale	17,047	2/29/2024	Popowski Brothers, Inc.	9,537	MTM	NAP			7/26/2019	No	NAP
1.13	Property				Romeoville Bldg 2			NAP			NAP			7/26/2019	No	NAP
1.14	Property				Enterprise Distribution Center 1			NAP			NAP			7/26/2019	No	NAP
1.15	Property				2270 Woodale	20,514	MTM	NAP			NAP			7/26/2019	No	NAP
1.16	Property				2950 Lexington Ave South	24,960	5/31/2021	NAP			NAP			7/26/2019	No	NAP
1.17	Property				Rivers Bend Center 1B	44,873	8/31/2022	NAP			NAP			9/24/2019	No	NAP
1.18	Property				DFW Logistics Center (Bldg 4)			NAP			NAP			7/19/2019	No	NAP
1.19	Property				Rivers Bend Center 1C			NAP			NAP			9/24/2019	No	NAP
1.2	Property				Territorial			NAP			NAP			7/26/2019	No	NAP
1.21	Property				Diamond Hill 2			NAP			NAP			9/24/2019	No	NAP
1.22	Property				Rivers Bend Center 2A	21,583	7/31/2027	Johnson Brothers Liquor Company of California	1,000	7/31/2027	NAP			9/24/2019	No	NAP
1.23	Property				Rivers Bend Center 1A			NAP			NAP			9/24/2019	No	NAP
1.24	Property				Diamond Hill 3			NAP			NAP			9/24/2019	No	NAP
1.25	Property				Whippany Business Center 1	16,788	10/31/2023	DSN Associates, LLC	13,210	5/31/2021	OCI Group Inc	5,500	1/31/2021	7/19/2019	No	NAP
1.26	Property				The Colony Land			NAP			NAP			7/31/2019	No	NAP
1.27	Property				Shawnee Distribution Center 1			NAP			NAP			9/24/2019	No	NAP
1.28	Property				Rivers Bend Center 2B			NAP			NAP			9/24/2019	No	NAP
1.29	Property				7930 Kentucky			NAP			NAP			7/26/2019	No	NAP
1.3	Property				Dues Dr Distribution Center 1			NAP			NAP			7/26/2019	No	NAP
1.31	Property				Gibraltar			NAP			NAP			7/26/2019	No	NAP
1.32	Property				Diamond Hill 1			NAP			NAP			9/24/2019	No	NAP
1.33	Property				DFW Logistics Center (Bldg 3)			NAP			NAP			7/19/2019	No	NAP
1.34	Property				Elk Grove Distribution Center 1			NAP			NAP			7/26/2019	No	NAP
1.35	Property				1000 Lucas Way			NAP			NAP			9/24/2019	No	NAP
1.36	Property				Lakeview			NAP			NAP			7/26/2019	No	NAP
1.37	Property				DFW Logistics Center (Bldg 5)	21,000	5/31/2028	NAP			NAP			7/19/2019	No	NAP
1.38	Property				9756 International			NAP			NAP			7/26/2019	No	NAP
1.39	Property				350B Salem Church Rd			NAP			NAP			7/26/2019	No	NAP
1.4	Property				6105 Trenton Ln			NAP			NAP			7/26/2019	No	NAP
1.41	Property				300 Salem Church Rd			NAP			NAP			7/26/2019	No	NAP
1.42	Property				Tower	12,574	2/28/2025	Englert, Inc.	12,325	8/31/2021	Accel Entertainment	10,625	10/31/2023	7/26/2019	No	NAP
1.43	Property				1940 Fernbrook Ln	18,000	12/31/2021	The Rennebohm Company	17,964	7/31/2022	TSA Manufacturing Inc	9,854	8/31/2028	7/26/2019	No	NAP
1.44	Property				Production Distribution Center 1			NAP			NAP			7/26/2019	No	NAP
1.45	Property				Culpeper			NAP			NAP			9/24/2019	No	NAP
1.46	Property				Fairfield Distribution Center 1			NAP			NAP			7/26/2019	No	NAP
1.47	Property				Cavalier II	23,580	12/31/2024	Rentokil North America, Inc.	15,830	2/28/2023	NAP			9/24/2019	No	NAP
1.48	Property				World Park II			NAP			NAP			7/26/2019	No	NAP
1.49	Property				Diamond Hill 4			NAP			NAP			9/24/2019	No	NAP
1.5	Property				2290-2298 Woodale	20,082	7/31/2022	NAP			NAP			7/26/2019	No	NAP
1.51	Property				514 Butler Rd			NAP			NAP			9/24/2019	No	NAP
1.52	Property				Northridge II	11,674	2/28/2021	NAP			NAP			9/24/2019	No	NAP
1.53	Property				2222 Woodale			NAP			NAP			7/26/2019	No	NAP
1.54	Property				Northridge I	11,521	5/31/2021	C. R. H. Catering Co., Inc.	11,110	2/28/2025	Storefront Glass Door and More L.L.C.	8,128	12/31/2022	9/24/2019	No	NAP
1.55	Property				Romeoville Distribution Center 1			NAP			NAP			7/26/2019	No	NAP
1.56	Property				1825 Airport Exchange	12,215	6/30/2022	Concentra Health Services, Inc.	11,083	4/30/2026	Consolidated Electrical Distributors, Inc.	8,295	5/31/2023	7/26/2019	No	NAP
1.57	Property				7453 Empire - Bldg C			NAP			NAP			7/26/2019	No	NAP
1.58	Property				Rivers Bend Center 1D			NAP			NAP			9/24/2019	No	NAP
1.59	Property				Heathrow			NAP			NAP			7/26/2019	No	NAP
1.6	Property				2240-2250 Woodale	7,934	9/30/2028	NAP			NAP			7/26/2019	No	NAP
1.61	Property				273 Industrial Way			NAP			NAP			9/24/2019	No	NAP
1.62	Property				7453 Empire - Bldg B	7,360	12/31/2020	Maruka U.S.A. Inc.	4,130	11/30/2022	NAP			7/26/2019	No	NAP
1.63	Property				7453 Empire - Bldg A			NAP			NAP			7/26/2019	No	NAP
1.64	Property				Rivers Bend Center - Land			NAP			NAP			9/24/2019	No	NAP
1.65	Property				Production Distribution Center 1B			NAP			NAP			7/26/2019	No	NAP
1.66	Property				Bridgewater Center 2			NAP			NAP			7/19/2019	No	NAP
1.67	Property				Laraway Land 1			NAP			NAP			7/26/2019	No	NAP
1.68	Property				Laraway Land 2			NAP			NAP			7/26/2019	No	NAP
2	Loan	8, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	Coleman Highline			NAP			NAP			7/20/2020	No	NAP
3	Loan	8, 22, 23, 24	GSMC	Goldman Sachs Bank USA	Amazon Industrial Portfolio
3.01	Property				12900 Pecan Park Road			NAP			NAP			7/21/2020	No	NAP
3.02	Property				6925 Riverview Avenue			NAP			NAP			7/21/2020	No	NAP
4	Loan	8, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay
4.01	Property				MGM Grand			NAP			NAP			2/11/2020	No	NAP
4.02	Property				Mandalay Bay			NAP			NAP			2/11/2020	No	NAP

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date
5	Loan	8, 36, 37, 38, 39, 40	JPMCB	JPMorgan Chase Bank, National Association	Agellan Portfolio
5.01	Property				Sarasota Distribution Hub	163,277	9/30/2024	Albert’s Organics	80,000	2/28/2025	NAP			2/27/2020	No	NAP
5.02	Property				Naperville Woods Office Center	33,936	7/31/2027	IMEG Corp	32,205	5/31/2025	Equian, LLC	19,585	9/30/2028	2/27/2020	No	NAP
5.03	Property				Southpark Business Park FOP	13,792	9/30/2025	NAP			NAP			3/2/2020	No	NAP
5.04	Property				Supervalu			NAP			NAP			2/26/2020	No	NAP
5.05	Property				Plainfield Business Center IV			NAP			NAP			2/27/2020	No	NAP
5.06	Property				Beltway III	31,709	11/30/2027	BBVA Compass Bank	31,054	7/31/2022	NAP			2/26/2020	No	NAP
5.07	Property				4405 Continental Dr			NAP			NAP			2/26/2020	No	NAP
5.08	Property				Beltway IV			NAP			NAP			2/26/2020	No	NAP
5.09	Property				Sandy Plains Business Park	15,384	12/31/2024	Absolute Printing	13,928	10/31/2020	Vaperite Inc	13,194	3/31/2022	2/26/2020	No	NAP
5.1	Property				Coliseum Distribution Center #1			NAP			NAP			3/26/2020	No	NAP
5.11	Property				Silber Industrial Park	23,885	12/31/2022	Pilkington North America, Inc.	16,127	5/31/2021	Audio Visual Services Group	13,630	6/30/2022	2/28/2020	No	NAP
5.12	Property				Southpark Business Park M	12,062	10/31/2023	Macquarie Holdings (USA) Inc.	9,761	1/31/2023	Maidbot, Inc.	9,153	12/31/2020	3/2/2020	No	NAP
5.13	Property				West by Northwest Business Blvd	15,050	10/31/2024	TTTE dba Craters & Freighters	14,165	12/31/2022	ABM Janitorial Svcs. Inc.	11,435	12/31/2023	2/26/2020	No	NAP
5.14	Property				Norcross Center	18,775	7/31/2022	Systel	17,884	10/31/2020	ATL Courier Inc	16,902	6/30/2024	2/26/2020	No	NAP
5.15	Property				Goshen Springs	19,478	1/31/2025	Blanke Corporation	13,126	12/31/2022	Kenosha Beef International, Ltd	13,014	11/30/2023	2/26/2020	No	NAP
5.16	Property				Long Point Center	34,382	9/30/2022	Hugh M Cunningham, Inc.	18,000	1/31/2023	ACS Flooring Group, Inc.	16,468	12/31/2023	2/26/2020	No	NAP
5.17	Property				Corridor Park D			NAP			NAP			2/26/2020	No	NAP
5.18	Property				Southport 1-4	11,750	1/31/2024	C Bond Systems, LLC	8,385	5/31/2021	Regnah Industry, LLC	7,937	12/31/2022	2/27/2020	No	NAP
5.19	Property				Jameel	10,267	7/31/2023	Tubbesing Solutions, LLC	7,491	4/30/2022	Plant Interscapes, Inc.	7,302	3/31/2023	2/28/2020	No	NAP
5.2	Property				Beltway II			NAP			NAP			2/26/2020	No	NAP
5.21	Property				Braker Center 4	4,500	10/31/2020	Fastenal Company	4,490	1/31/2021	Roku, Inc.	3,086	1/31/2024	2/27/2020	No	NAP
5.22	Property				Northgreen 1-4	8,400	12/31/2020	CLMS Mgmt. Svcs. Ltd Partner.	8,040	7/31/2023	Evans Consoles, Inc.	4,560	12/31/2024	2/26/2020	No	NAP
5.23	Property				Minimax	17,500	11/30/2020	Pronto Vending, Ltd.	17,134	6/30/2021	Texas Receiving, LLC	13,094	9/30/2021	2/27/2020	No	NAP
5.24	Property				Southpark Business Park E			NAP			NAP			3/2/2020	No	NAP
5.25	Property				9385 Washington Blvd	9,000	6/30/2024	Revamped, LLC	9,000	4/30/2024	Tasty Shirt Company, Inc.	8,990	12/31/2022	2/27/2020	No	NAP
5.26	Property				Rothway			NAP			NAP			2/26/2020	No	NAP
5.27	Property				2730 Pinnacle			NAP			NAP			2/27/2020	No	NAP
5.28	Property				Columbus West - Interchange Rd	9,600	3/31/2021	Ocean Providence Columbus LLC	9,500	9/30/2023	Matthews International Corp	8,000	11/30/2020	2/26/2020	No	NAP
5.29	Property				1346 Oakbrook Drive	10,400	9/30/2021	Capital City Electrical	7,750	9/30/2023	Fabulous Picasso Brothers	5,200	MTM	2/26/2020	No	NAP
5.3	Property				1230-1236 Hardt Circle	15,020	1/31/2021	NAP			NAP			2/26/2020	No	NAP
5.31	Property				Pine Forest Business Park			NAP			NAP			2/27/2020	No	NAP
5.32	Property				Rittiman East Industrial Park #23 & 24	7,128	7/31/2024	Rbex, Inc.	5,550	8/31/2022	First Lan Corporation	4,800	5/31/2021	3/20/2020	No	NAP
5.33	Property				1351 Oakbrook Drive	2,700	7/31/2021	Fluid Engineering	2,333	9/30/2020	Water Restoration Pros, LLC	2,300	2/28/2022	2/26/2020	No	NAP
5.34	Property				1325 Oakbrook Drive	12,808	8/31/2022	Stone Center, LLC	10,240	12/31/2023	NAP			2/26/2020	No	NAP
5.35	Property				490 Heartland Drive			NAP			NAP			2/27/2020	No	NAP
5.36	Property				1265 Oakbrook Drive	10,000	9/30/2024	NAP			NAP			2/26/2020	No	NAP
5.37	Property				Columbus West - Business Park			NAP			NAP			2/26/2020	No	NAP
5.38	Property				1155 Bowes Road			NAP			NAP			2/26/2020	No	NAP
5.39	Property				1280 Oakbrook Drive			NAP			NAP			2/26/2020	No	NAP
5.4	Property				Cox Business Center	10,000	1/31/2022	Laptop Fix, LLC	5,000	3/31/2023	NAP			3/20/2020	No	NAP
5.41	Property				2002 Bloomingdale			NAP			NAP			2/26/2020	No	NAP
5.42	Property				333 Charles Court	6,823	2/28/2022	NAP			NAP			2/26/2020	No	NAP
5.43	Property				483 Heartland Drive	6,961	9/30/2020	NAP			NAP			2/27/2020	No	NAP
5.44	Property				1256 Oakbrook Drive	10,041	8/31/2021	NAP			NAP			2/26/2020	No	NAP
5.45	Property				550 Heartland			NAP			NAP			2/26/2020	No	NAP
5.46	Property				Rittiman East Industrial Park #22	3,000	8/31/2022	NAP			NAP			3/20/2020	No	NAP
6	Loan	8, 41, 42, 43, 44, 45	GACC, JPMCB	DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Place - Building 6			NAP			NAP			7/24/2020	No	NAP
7	Loan	8, 46, 47, 48, 49, 50	GSMC	Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Towers Buildings A, B & C
7.01	Property				Moffett Towers Building B			NAP			NAP			1/14/2020	No	NAP
7.02	Property				Moffett Towers Building C	12,944	2/29/2024	Acuitus, Inc.	11,319	8/31/2024	NAP			1/14/2020	No	NAP
7.03	Property				Moffett Towers Building A			NAP			NAP			1/14/2020	No	NAP
8	Loan	8, 51, 52, 53, 54, 55, 56, 57	GSMC	Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.	333 South Wabash	56,638	11/30/2024	Akuna Capital LLC	56,382	12/31/2029	United Way of Metro Chicago	28,892	4/30/2028	7/2/2020	No	NAP
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65	GSMC, GACC	Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association	1633 Broadway	261,196	1/31/2026	Morgan Stanley & Co	260,829	3/31/2032	Kasowitz Benson Torres	203,394	3/31/2037	10/30/2019	No	NAP
10	Loan	8, 66, 67, 68, 69	GSMC	Goldman Sachs Bank USA	USAA Plano			NAP			NAP			8/10/2020	No	NAP
11	Loan	70, 71, 72, 73, 74, 75	GACC	DBR Investments Co. Limited	Prosper Portfolio
11.01	Property				3812 North Elm Street			NAP			NAP			8/6/2020	No	NAP
11.02	Property				3700 Northwest Cary Parkway	2,000	6/30/2023	NAP			NAP			8/7/2020	No	NAP
11.03	Property				8757 Red Oak Boulevard			NAP			NAP			8/7/2020	No	NAP
11.04	Property				2400 Freeman Mill Road			NAP			NAP			8/6/2020	No	NAP
11.05	Property				3135 Springbank Lane	2,745	2/28/2022	Edwin S. Porter, DDS, PA	2,512	8/31/2026	The W Realty Group, Inc	1,456	10/31/2022	8/7/2020	No	NAP
11.06	Property				1084 Vinehaven Drive Northeast			NAP			NAP			8/7/2020	No	NAP
11.07	Property				224, 226 & 228 Riverstone Drive			NAP			NAP			8/6/2020	No	NAP
11.08	Property				125 Kinard Street			NAP			NAP			8/6/2020	No	NAP
11.09	Property				5301 U.S. 321			NAP			NAP			8/6/2020	No	NAP
11.1	Property				10 Eastbrook Bend			NAP			NAP			8/6/2020	No	NAP
11.11	Property				1795 Devinney Road			NAP			NAP			8/6/2020	No	NAP
11.12	Property				2915 Lyndhurst Avenue			NAP			NAP			8/6/2020	No	NAP
11.13	Property				822 Broad Street			NAP			NAP			8/6/2020	No	NAP
12	Loan	76, 77, 78, 79, 80	GACC	DBR Investments Co. Limited	Bridgewater Place	20,064	5/31/2024	Colliers International	17,598	10/31/2026	USI	14,980	3/31/2022	8/19/2020	No	NAP
13	Loan	81, 82, 83, 84, 85, 86	JPMCB	JPMorgan Chase Bank, National Association	Brewery Park
13.01	Property				Brewery Park Phase II	32,596	10/31/2021	UAW Retiree Medical Benefits Trust	32,071	1/31/2031	Navy (US Government)	15,187	3/31/2021	8/25/2020	No	NAP
13.02	Property				Brewery Park Phase I	17,245	1/31/2021	Leggett & Platt	14,142	11/30/2030	Wellplace	11,558	12/31/2021	8/25/2020	No	NAP
14	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Redmond Town Center	11,381	9/30/2021	Pediatric Associates, Inc. P.S.	10,996	9/30/2028	Gene Juarez Salon & Spa	9,568	5/31/2024	2/19/2020	Yes	12/12/2019
15	Loan	92, 93, 94, 95, 96, 97, 98	JPMCB	JPMorgan Chase Bank, National Association	El Segundo	18,466	7/31/2022	Big 5 Corporation	13,501	2/28/2026	Parsons Government	5,350	3/31/2026	8/18/2020	No	NAP

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date
16	Loan	99, 100, 101, 102, 103	GACC	DBR Investments Co. Limited	Boyd Manufacturing Portfolio
16.01	Property				55 Dragon Court			NAP			NAP			3/3/2020	No	NAP
16.02	Property				1 Aavid Circle			NAP			NAP			3/3/2020	No	NAP
16.03	Property				217 Weis Street			NAP			NAP			3/3/2020	No	NAP
16.04	Property				3315 Haseley Drive			NAP			NAP			3/3/2020	No	NAP
17	Loan	8, 104, 105, 106, 107, 108	GACC	DBR Investments Co. Limited	675 Creekside Way			NAP			NAP			12/19/2019	No	NAP
18	Loan	8, 109, 110, 111, 112, 113, 114, 115, 116	CREFI	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.	420 Taylor Street			NAP			NAP			3/26/2020	No	NAP
19	Loan	117, 118, 119	CREFI	Citi Real Estate Funding Inc.	112 7th Avenue			NAP			NAP			12/5/2019	No	NAP
20	Loan		GACC	DBR Investments Co. Limited	West LA Storage			NAP			NAP			7/22/2020	No	NAP
21	Loan	8, 120	GSMC	Goldman Sachs Bank USA	The Shoppes at Blackstone Valley	72,000	6/30/2024	Dick’s Sporting Goods	54,159	1/31/2024	Marshalls	42,000	5/31/2024	10/4/2019	No	NAP
22	Loan	121, 122, 123	JPMCB	JPMorgan Chase Bank, National Association	Peninsula Town Center	21,160	3/1/2025	Regus	10,270	8/31/2021	ARA	3,217	1/31/2025	11/26/2019	No	NAP
23	Loan	124	GSMC	Goldman Sachs Bank USA	Varsity Brands			NAP			NAP			5/4/2020	No	NAP
24	Loan	125	CREFI	Citi Real Estate Funding Inc.	Bloomfield Center	11,636	11/30/2022	Loomis Sayles & Co.	9,774	9/30/2025	Stifel, Nicolaus & Co., Inc.	6,988	5/31/2026	7/31/2020	No	NAP
25	Loan	126	JPMCB	JPMorgan Chase Bank, National Association	Germantown Plaza	3,400	2/29/2024	Los Cabos	3,100	3/31/2022	USA Karate	2,480	MTM	1/23/2020	No	NAP
26	Loan	8, 127, 128	GSMC	Goldman Sachs Bank USA	Brass Professional Center	32,686	4/30/2022	TNC (US) Holdings, Inc.	30,154	10/31/2028	MacAulay Brown, Inc.	20,628	11/30/2023	2/7/2020	No	NAP
27	Loan	129, 130	CREFI	Citi Real Estate Funding Inc.	Williamsburg Multifamily Portfolio
27.01	Property				245 North 8th Street			NAP			NAP			8/4/2020	No	NAP
27.02	Property				178 Skillman Avenue			NAP			NAP			3/23/2020	No	NAP
28	Loan	8, 131, 132, 133, 134	GACC	DBR Investments Co. Limited	280 North Bernardo			NAP			NAP			1/15/2020	No	NAP
29	Loan	135	CREFI	Citi Real Estate Funding Inc.	Holiday Inn Express Buckeye			NAP			NAP			2/14/2020	No	NAP
30	Loan	8, 136, 137, 138, 139, 140, 141	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	38,638	6/30/2029	Loro Piana USA	24,388	8/31/2025	Sandler Capital	17,200	6/30/2027	2/3/2020	No	NAP
31	Loan	142, 143	CREFI	Citi Real Estate Funding Inc.	Whole Foods at The Ellington	3,187	7/31/2021	Great Expression Dental	2,380	2/28/2023	Starbucks	1,778	8/31/2026	7/28/2020	No	NAP
32	Loan		CREFI	Citi Real Estate Funding Inc.	Extra Space Self Storage - Chapel Hill			NAP			NAP			8/17/2020	No	NAP
33	Loan	144	CREFI	Citi Real Estate Funding Inc.	99 North 4th Street			NAP			NAP			3/23/2020	No	NAP
34	Loan	145, 146	GSMC	Goldman Sachs Bank USA	WoodSpring Nashville Rivergate			NAP			NAP			11/11/2019	No	NAP
35	Loan	147	CREFI	Citi Real Estate Funding Inc.	Grand & Thomas St Apartments
35.01	Property				Grand Apartments			NAP			NAP			7/10/2020	No	NAP
35.02	Property				Thomas Street Apartments			NAP			NAP			7/10/2020	No	NAP
36	Loan	148, 149	CREFI	Citi Real Estate Funding Inc.	Orangewood Place	5,707	12/31/2029	Cleveland Med Spa	4,312	6/30/2024	Weinberger & Vizy	4,166	2/28/2021	2/19/2020	No	NAP
37	Loan		CREFI	Citi Real Estate Funding Inc.	SSCP Port St. Lucie			NAP			NAP			2/17/2020	No	NAP
38	Loan	150	GACC	DBR Investments Co. Limited	Wisconsin Walgreens Portfolio
38.01	Property				Platteville			NAP			NAP			7/21/2020	No	NAP
38.02	Property				Cross Plains			NAP			NAP			7/21/2020	No	NAP
39	Loan	151	GACC	DBR Investments Co. Limited	Mount Zion Retail	3,268	8/31/2025	Sushi China Café	2,700	10/31/2022	Fishers of Men LLC	1,782	8/31/2022	1/22/2020	No	NAP
40	Loan		CREFI	Citi Real Estate Funding Inc.	CityLine Allen St			NAP			NAP			7/9/2020	No	NAP

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)
1	Loan	8, 9, 10, 11, 12, 13, 14, 15	GACC	Deutsche Bank AG, acting through its New York Branch	BX Industrial Portfolio				No	0	0	0	0	0	0
1.01	Property				Bridgewater Center 1	7/12/2019	NAP	NAP	No
1.02	Property				401 E Laraway Rd	7/26/2019	NAP	NAP	No
1.03	Property				Rochelle 1	7/26/2019	NAP	NAP	No
1.04	Property				350A Salem Church Rd	7/26/2019	NAP	NAP	No
1.05	Property				Romeoville Bldg 1	7/26/2019	NAP	NAP	No
1.06	Property				251 E Laraway Rd	7/26/2019	NAP	NAP	No
1.07	Property				7940 Kentucky	7/26/2019	NAP	NAP	No
1.08	Property				Mountain Top Distribution Center 2	7/26/2019	NAP	NAP	No
1.09	Property				Enterprise Parkway	9/23/2019	NAP	NAP	No
1.1	Property				Cavalier I	9/23/2019	NAP	NAP	No
1.11	Property				1910 International	7/26/2019	NAP	NAP	No
1.12	Property				Glen Dale	7/29/2019	NAP	NAP	No
1.13	Property				Romeoville Bldg 2	7/26/2019	NAP	NAP	No
1.14	Property				Enterprise Distribution Center 1	7/26/2019	NAP	NAP	No
1.15	Property				2270 Woodale	7/26/2019	NAP	NAP	No
1.16	Property				2950 Lexington Ave South	7/26/2019	NAP	NAP	No
1.17	Property				Rivers Bend Center 1B	9/23/2019	NAP	NAP	No
1.18	Property				DFW Logistics Center (Bldg 4)	7/19/2019	NAP	NAP	No
1.19	Property				Rivers Bend Center 1C	9/23/2019	NAP	NAP	No
1.2	Property				Territorial	7/26/2019	NAP	NAP	No
1.21	Property				Diamond Hill 2	9/23/2019	NAP	NAP	No
1.22	Property				Rivers Bend Center 2A	9/23/2019	NAP	NAP	No
1.23	Property				Rivers Bend Center 1A	9/23/2019	NAP	NAP	No
1.24	Property				Diamond Hill 3	9/23/2019	NAP	NAP	No
1.25	Property				Whippany Business Center 1	7/19/2019	NAP	NAP	No
1.26	Property				The Colony Land	NAP	NAP	NAP	No
1.27	Property				Shawnee Distribution Center 1	9/23/2019	NAP	NAP	No
1.28	Property				Rivers Bend Center 2B	9/23/2019	NAP	NAP	No
1.29	Property				7930 Kentucky	7/26/2019	NAP	NAP	No
1.3	Property				Dues Dr Distribution Center 1	7/26/2019	NAP	NAP	No
1.31	Property				Gibraltar	7/26/2019	NAP	NAP	No
1.32	Property				Diamond Hill 1	9/23/2019	NAP	NAP	No
1.33	Property				DFW Logistics Center (Bldg 3)	7/19/2019	NAP	NAP	No
1.34	Property				Elk Grove Distribution Center 1	7/26/2019	NAP	NAP	No
1.35	Property				1000 Lucas Way	9/23/2019	NAP	NAP	No
1.36	Property				Lakeview	7/26/2019	NAP	NAP	No
1.37	Property				DFW Logistics Center (Bldg 5)	7/19/2019	NAP	NAP	No
1.38	Property				9756 International	7/26/2019	NAP	NAP	No
1.39	Property				350B Salem Church Rd	7/26/2019	NAP	NAP	No
1.4	Property				6105 Trenton Ln	7/26/2019	NAP	NAP	No
1.41	Property				300 Salem Church Rd	7/26/2019	NAP	NAP	No
1.42	Property				Tower	7/1/2019	NAP	NAP	No
1.43	Property				1940 Fernbrook Ln	7/26/2019	NAP	NAP	No
1.44	Property				Production Distribution Center 1	7/26/2019	NAP	NAP	No
1.45	Property				Culpeper	9/23/2019	NAP	NAP	No
1.46	Property				Fairfield Distribution Center 1	7/26/2019	NAP	NAP	No
1.47	Property				Cavalier II	9/23/2019	NAP	NAP	No
1.48	Property				World Park II	7/26/2019	NAP	NAP	No
1.49	Property				Diamond Hill 4	9/23/2019	NAP	NAP	No
1.5	Property				2290-2298 Woodale	7/26/2019	NAP	NAP	No
1.51	Property				514 Butler Rd	9/23/2019	NAP	NAP	No
1.52	Property				Northridge II	9/23/2019	NAP	NAP	No
1.53	Property				2222 Woodale	7/26/2019	NAP	NAP	No
1.54	Property				Northridge I	9/23/2019	NAP	NAP	No
1.55	Property				Romeoville Distribution Center 1	7/26/2019	NAP	NAP	No
1.56	Property				1825 Airport Exchange	7/26/2019	NAP	NAP	No
1.57	Property				7453 Empire - Bldg C	7/26/2019	NAP	NAP	No
1.58	Property				Rivers Bend Center 1D	9/23/2019	NAP	NAP	No
1.59	Property				Heathrow	7/26/2019	NAP	NAP	No
1.6	Property				2240-2250 Woodale	7/26/2019	NAP	NAP	No
1.61	Property				273 Industrial Way	NAP	NAP	NAP	No
1.62	Property				7453 Empire - Bldg B	7/26/2019	NAP	NAP	No
1.63	Property				7453 Empire - Bldg A	7/26/2019	NAP	NAP	No
1.64	Property				Rivers Bend Center - Land	NAP	NAP	NAP	No
1.65	Property				Production Distribution Center 1B	7/26/2019	NAP	NAP	No
1.66	Property				Bridgewater Center 2	7/19/2019	NAP	NAP	No
1.67	Property				Laraway Land 1	NAP	NAP	NAP	No
1.68	Property				Laraway Land 2	NAP	NAP	NAP	No
2	Loan	8, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	Coleman Highline	7/20/2020	7/20/2020	11%	No	814,077	203,519	0	0	0	0
3	Loan	8, 22, 23, 24	GSMC	Goldman Sachs Bank USA	Amazon Industrial Portfolio				No	0	0	0	0	0	0
3.01	Property				12900 Pecan Park Road	7/21/2020	NAP	NAP	No
3.02	Property				6925 Riverview Avenue	7/21/2020	NAP	NAP	No
4	Loan	8, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay				No	0	0	0	0	0	0
4.01	Property				MGM Grand	2/11/2020	NAP	NAP	No
4.02	Property				Mandalay Bay	2/11/2020	NAP	NAP	No

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)
5	Loan	8, 36, 37, 38, 39, 40	JPMCB	JPMorgan Chase Bank, National Association	Agellan Portfolio				No	0	0	0	0	0	101,570
5.01	Property				Sarasota Distribution Hub	2/27/2020	NAP	NAP	No
5.02	Property				Naperville Woods Office Center	2/27/2020	NAP	NAP	No
5.03	Property				Southpark Business Park FOP	2/28/2020	NAP	NAP	No
5.04	Property				Supervalu	2/26/2020	NAP	NAP	No
5.05	Property				Plainfield Business Center IV	2/27/2020	NAP	NAP	No
5.06	Property				Beltway III	2/28/2020	NAP	NAP	No
5.07	Property				4405 Continental Dr	2/26/2020	NAP	NAP	No
5.08	Property				Beltway IV	2/27/2020	NAP	NAP	No
5.09	Property				Sandy Plains Business Park	2/28/2020	NAP	NAP	No
5.1	Property				Coliseum Distribution Center #1	3/23/2020	NAP	NAP	No
5.11	Property				Silber Industrial Park	2/28/2020	NAP	NAP	No
5.12	Property				Southpark Business Park M	2/27/2020	NAP	NAP	No
5.13	Property				West by Northwest Business Blvd	2/28/2020	NAP	NAP	No
5.14	Property				Norcross Center	2/27/2020	NAP	NAP	No
5.15	Property				Goshen Springs	2/27/2020	NAP	NAP	No
5.16	Property				Long Point Center	2/28/2020	NAP	NAP	No
5.17	Property				Corridor Park D	2/27/2020	NAP	NAP	No
5.18	Property				Southport 1-4	2/27/2020	NAP	NAP	No
5.19	Property				Jameel	2/25/2020	NAP	NAP	No
5.2	Property				Beltway II	2/28/2020	NAP	NAP	No
5.21	Property				Braker Center 4	2/27/2020	NAP	NAP	No
5.22	Property				Northgreen 1-4	2/28/2020	NAP	NAP	No
5.23	Property				Minimax	2/26/2020	NAP	NAP	No
5.24	Property				Southpark Business Park E	2/28/2020	NAP	NAP	No
5.25	Property				9385 Washington Blvd	2/27/2020	NAP	NAP	No
5.26	Property				Rothway	2/28/2020	NAP	NAP	No
5.27	Property				2730 Pinnacle	3/4/2020	NAP	NAP	No
5.28	Property				Columbus West - Interchange Rd	2/26/2020	NAP	NAP	No
5.29	Property				1346 Oakbrook Drive	2/27/2020	NAP	NAP	No
5.3	Property				1230-1236 Hardt Circle	2/27/2020	NAP	NAP	No
5.31	Property				Pine Forest Business Park	2/28/2020	NAP	NAP	No
5.32	Property				Rittiman East Industrial Park #23 & 24	3/20/2020	NAP	NAP	No
5.33	Property				1351 Oakbrook Drive	2/26/2020	NAP	NAP	No
5.34	Property				1325 Oakbrook Drive	2/27/2020	NAP	NAP	No
5.35	Property				490 Heartland Drive	2/27/2020	NAP	NAP	No
5.36	Property				1265 Oakbrook Drive	2/27/2020	NAP	NAP	No
5.37	Property				Columbus West - Business Park	2/26/2020	NAP	NAP	No
5.38	Property				1155 Bowes Road	3/3/2020	NAP	NAP	No
5.39	Property				1280 Oakbrook Drive	2/27/2020	NAP	NAP	No
5.4	Property				Cox Business Center	3/20/2020	NAP	NAP	No
5.41	Property				2002 Bloomingdale	2/27/2020	NAP	NAP	No
5.42	Property				333 Charles Court	3/4/2020	NAP	NAP	No
5.43	Property				483 Heartland Drive	2/27/2020	NAP	NAP	No
5.44	Property				1256 Oakbrook Drive	2/28/2020	NAP	NAP	No
5.45	Property				550 Heartland	2/27/2020	NAP	NAP	No
5.46	Property				Rittiman East Industrial Park #22	3/20/2020	NAP	NAP	No
6	Loan	8, 41, 42, 43, 44, 45	GACC, JPMCB	DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Place - Building 6	7/24/2020	7/23/2020	6%	No	0	85,000	0	0	0	0
7	Loan	8, 46, 47, 48, 49, 50	GSMC	Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Towers Buildings A, B & C				No	0	282,271	0	0	0	15,858
7.01	Property				Moffett Towers Building B	1/14/2020	1/14/2020	6%	No
7.02	Property				Moffett Towers Building C	1/14/2020	1/14/2020	6%	No
7.03	Property				Moffett Towers Building A	1/14/2020	1/14/2020	6%	No
8	Loan	8, 51, 52, 53, 54, 55, 56, 57	GSMC	Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.	333 South Wabash	7/7/2020	NAP	NAP	No	1,582,185	527,395	94,591	47,296	0	0
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65	GSMC, GACC	Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association	1633 Broadway	10/30/2019	NAP	NAP	No	0	0	0	0	0	0
10	Loan	8, 66, 67, 68, 69	GSMC	Goldman Sachs Bank USA	USAA Plano	8/10/2020	NAP	NAP	No	0	0	0	0	0	0
11	Loan	70, 71, 72, 73, 74, 75	GACC	DBR Investments Co. Limited	Prosper Portfolio				No	59,843	22,546	0	0	0	3,003
11.01	Property				3812 North Elm Street	8/6/2020	NAP	NAP	No
11.02	Property				3700 Northwest Cary Parkway	8/7/2020	NAP	NAP	No
11.03	Property				8757 Red Oak Boulevard	8/7/2020	NAP	NAP	No
11.04	Property				2400 Freeman Mill Road	8/6/2020	NAP	NAP	No
11.05	Property				3135 Springbank Lane	8/7/2020	NAP	NAP	No
11.06	Property				1084 Vinehaven Drive Northeast	8/7/2020	NAP	NAP	No
11.07	Property				224, 226 & 228 Riverstone Drive	8/7/2020	NAP	NAP	No
11.08	Property				125 Kinard Street	8/7/2020	NAP	NAP	No
11.09	Property				5301 U.S. 321	8/7/2020	NAP	NAP	No
11.1	Property				10 Eastbrook Bend	8/7/2020	NAP	NAP	No
11.11	Property				1795 Devinney Road	8/7/2020	NAP	NAP	No
11.12	Property				2915 Lyndhurst Avenue	8/6/2020	NAP	NAP	No
11.13	Property				822 Broad Street	8/7/2020	NAP	NAP	No
12	Loan	76, 77, 78, 79, 80	GACC	DBR Investments Co. Limited	Bridgewater Place	7/16/2020	NAP	NAP	No	148,651	67,981	0	0	0	7,362
13	Loan	81, 82, 83, 84, 85, 86	JPMCB	JPMorgan Chase Bank, National Association	Brewery Park				No	183,213	74,004	0	0	100	11,307
13.01	Property				Brewery Park Phase II	8/5/2020	NAP	NAP	No
13.02	Property				Brewery Park Phase I	8/5/2020	NAP	NAP	No
14	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Redmond Town Center	2/20/2020	2/7/2020	10%	No	411,531	68,589	130,585	10,045	0	4,830
15	Loan	92, 93, 94, 95, 96, 97, 98	JPMCB	JPMorgan Chase Bank, National Association	El Segundo	8/18/2020	8/18/2020	16%	No	136,061	34,015	0	0	1,798	1,798

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)
16	Loan	99, 100, 101, 102, 103	GACC	DBR Investments Co. Limited	Boyd Manufacturing Portfolio				No	0	0	0	0	0	0
16.01	Property				55 Dragon Court	1/22/2020	NAP	NAP	No
16.02	Property				1 Aavid Circle	1/24/2020	NAP	NAP	No
16.03	Property				217 Weis Street	1/28/2020	NAP	NAP	No
16.04	Property				3315 Haseley Drive	1/28/2020	NAP	NAP	No
17	Loan	8, 104, 105, 106, 107, 108	GACC	DBR Investments Co. Limited	675 Creekside Way	12/16/2019	2/6/2020	9%	No	0	59,117	0	0	0	2,964
18	Loan	8, 109, 110, 111, 112, 113, 114, 115, 116	CREFI	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.	420 Taylor Street	3/26/2020	3/25/2020	13%	No	98,219	49,110	2,615	2,615	1,937	1,937
19	Loan	117, 118, 119	CREFI	Citi Real Estate Funding Inc.	112 7th Avenue	12/3/2019	NAP	NAP	No	44,230	11,058	0	0	0	227
20	Loan		GACC	DBR Investments Co. Limited	West LA Storage	7/22/2020	7/24/2020	19%	No	10,529	1,755	0	0	0	319
21	Loan	8, 120	GSMC	Goldman Sachs Bank USA	The Shoppes at Blackstone Valley	9/30/2019	NAP	NAP	No	0	0	0	0	0	13,118
22	Loan	121, 122, 123	JPMCB	JPMorgan Chase Bank, National Association	Peninsula Town Center	11/26/2019	NAP	NAP	No	68,533	22,844	0	0	2,176	2,176
23	Loan	124	GSMC	Goldman Sachs Bank USA	Varsity Brands	5/4/2020	NAP	NAP	No	0	0	0	0	0	0
24	Loan	125	CREFI	Citi Real Estate Funding Inc.	Bloomfield Center	7/31/2020	NAP	NAP	No	81,030	40,515	0	0	160,133	2,310
25	Loan	126	JPMCB	JPMorgan Chase Bank, National Association	Germantown Plaza	1/23/2020	NAP	NAP	No	29,000	29,000	0	0	2,400	2,400
26	Loan	8, 127, 128	GSMC	Goldman Sachs Bank USA	Brass Professional Center	2/7/2020	NAP	NAP	No	218,018	218,019	0	0	0	9,596
27	Loan	129, 130	CREFI	Citi Real Estate Funding Inc.	Williamsburg Multifamily Portfolio				No	22,926	3,821	11,182	1,398	0	250
27.01	Property				245 North 8th Street	7/23/2020	NAP	NAP	No
27.02	Property				178 Skillman Avenue	3/23/2020	NAP	NAP	No
28	Loan	8, 131, 132, 133, 134	GACC	DBR Investments Co. Limited	280 North Bernardo	1/15/2020	1/22/2020	13%	No	217,595	53,740	0	0	0	0
29	Loan	135	CREFI	Citi Real Estate Funding Inc.	Holiday Inn Express Buckeye	2/14/2020	NAP	NAP	No	26,855	13,427	0	1,875	0	An amount equal to the greater of (i) an amount equal to 1/12 of 4% of the greater of (x) the annual gross revenues for the hotel related operations at the Property for the immediately preceding calendar year as reasonably determined by the Lender and (y) the projected annual gross revenues for the hotel related operations at the Property for the calendar year in which such Monthly Payment Date occurs as set forth in the Approved Annual Budget and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement.
30	Loan	8, 136, 137, 138, 139, 140, 141	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	1/30/2020	NAP	NAP	No	0	0	0	0	0	0
31	Loan	142, 143	CREFI	Citi Real Estate Funding Inc.	Whole Foods at The Ellington	7/27/2020	NAP	NAP	No	13,955	3,489	2,888	1,444	0	157
32	Loan		CREFI	Citi Real Estate Funding Inc.	Extra Space Self Storage - Chapel Hill	8/17/2020	NAP	NAP	No	6,525	3,263	6,416	713	0	634
33	Loan	144	CREFI	Citi Real Estate Funding Inc.	99 North 4th Street	3/23/2020	NAP	NAP	No	17,488	4,372	1,404	351	0	133
34	Loan	145, 146	GSMC	Goldman Sachs Bank USA	WoodSpring Nashville Rivergate	11/11/2019	NAP	NAP	No	0	4,928	0	0	0	7,126
35	Loan	147	CREFI	Citi Real Estate Funding Inc.	Grand & Thomas St Apartments				No	75,119	6,829	18,178	6,059	100,000	1,875
35.01	Property				Grand Apartments	7/10/2020	NAP	NAP	No
35.02	Property				Thomas Street Apartments	7/10/2020	NAP	NAP	No
36	Loan	148, 149	CREFI	Citi Real Estate Funding Inc.	Orangewood Place	2/19/2020	NAP	NAP	No	32,656	10,885	4,140	2,070	0	1,866
37	Loan		CREFI	Citi Real Estate Funding Inc.	SSCP Port St. Lucie	2/17/2020	NAP	NAP	No	163,434	13,620	0	0	137,569	577
38	Loan	150	GACC	DBR Investments Co. Limited	Wisconsin Walgreens Portfolio				No	0	0	239	0	0	0
38.01	Property				Platteville	7/20/2020	NAP	NAP	No
38.02	Property				Cross Plains	7/21/2020	NAP	NAP	No
39	Loan	151	GACC	DBR Investments Co. Limited	Mount Zion Retail	1/14/2020	NAP	NAP	No	16,375	4,571	2,196	1,098	0	480
40	Loan		CREFI	Citi Real Estate Funding Inc.	CityLine Allen St	7/13/2020	NAP	NAP	No	10,013	2,503	0	0	0	277

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description
1	Loan	8, 9, 10, 11, 12, 13, 14, 15	GACC	Deutsche Bank AG, acting through its New York Branch	BX Industrial Portfolio	19,975,883	4,048,428	0	46,610,395	0	0	0	0	0	0	0	0
1.01	Property				Bridgewater Center 1
1.02	Property				401 E Laraway Rd
1.03	Property				Rochelle 1
1.04	Property				350A Salem Church Rd
1.05	Property				Romeoville Bldg 1
1.06	Property				251 E Laraway Rd
1.07	Property				7940 Kentucky
1.08	Property				Mountain Top Distribution Center 2
1.09	Property				Enterprise Parkway
1.1	Property				Cavalier I
1.11	Property				1910 International
1.12	Property				Glen Dale
1.13	Property				Romeoville Bldg 2
1.14	Property				Enterprise Distribution Center 1
1.15	Property				2270 Woodale
1.16	Property				2950 Lexington Ave South
1.17	Property				Rivers Bend Center 1B
1.18	Property				DFW Logistics Center (Bldg 4)
1.19	Property				Rivers Bend Center 1C
1.2	Property				Territorial
1.21	Property				Diamond Hill 2
1.22	Property				Rivers Bend Center 2A
1.23	Property				Rivers Bend Center 1A
1.24	Property				Diamond Hill 3
1.25	Property				Whippany Business Center 1
1.26	Property				The Colony Land
1.27	Property				Shawnee Distribution Center 1
1.28	Property				Rivers Bend Center 2B
1.29	Property				7930 Kentucky
1.3	Property				Dues Dr Distribution Center 1
1.31	Property				Gibraltar
1.32	Property				Diamond Hill 1
1.33	Property				DFW Logistics Center (Bldg 3)
1.34	Property				Elk Grove Distribution Center 1
1.35	Property				1000 Lucas Way
1.36	Property				Lakeview
1.37	Property				DFW Logistics Center (Bldg 5)
1.38	Property				9756 International
1.39	Property				350B Salem Church Rd
1.4	Property				6105 Trenton Ln
1.41	Property				300 Salem Church Rd
1.42	Property				Tower
1.43	Property				1940 Fernbrook Ln
1.44	Property				Production Distribution Center 1
1.45	Property				Culpeper
1.46	Property				Fairfield Distribution Center 1
1.47	Property				Cavalier II
1.48	Property				World Park II
1.49	Property				Diamond Hill 4
1.5	Property				2290-2298 Woodale
1.51	Property				514 Butler Rd
1.52	Property				Northridge II
1.53	Property				2222 Woodale
1.54	Property				Northridge I
1.55	Property				Romeoville Distribution Center 1
1.56	Property				1825 Airport Exchange
1.57	Property				7453 Empire - Bldg C
1.58	Property				Rivers Bend Center 1D
1.59	Property				Heathrow
1.6	Property				2240-2250 Woodale
1.61	Property				273 Industrial Way
1.62	Property				7453 Empire - Bldg B
1.63	Property				7453 Empire - Bldg A
1.64	Property				Rivers Bend Center - Land
1.65	Property				Production Distribution Center 1B
1.66	Property				Bridgewater Center 2
1.67	Property				Laraway Land 1
1.68	Property				Laraway Land 2
2	Loan	8, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	Coleman Highline	0	0	0	0	5,000,000	0	0	0	0	0	1,871,099	0	Unfunded Obligations Reserve
3	Loan	8, 22, 23, 24	GSMC	Goldman Sachs Bank USA	Amazon Industrial Portfolio	0	0	0	0	0	0	0	0	0	0	0	0
3.01	Property				12900 Pecan Park Road
3.02	Property				6925 Riverview Avenue
4	Loan	8, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	0	0	0	0	0	0	0	0	0	0	0	0
4.01	Property				MGM Grand
4.02	Property				Mandalay Bay

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description
5	Loan	8, 36, 37, 38, 39, 40	JPMCB	JPMorgan Chase Bank, National Association	Agellan Portfolio	3,656,506	6,410,963	431,671	15,540,151	0	0	2,985,266	0	0	0	2,172,050	0	Working Capital Reserve (Upfront: 2,000,000); Gap Rent Reserve (Upfront: 172,050); Common Charges Reserve (Monthly: Springing)
5.01	Property				Sarasota Distribution Hub
5.02	Property				Naperville Woods Office Center
5.03	Property				Southpark Business Park FOP
5.04	Property				Supervalu
5.05	Property				Plainfield Business Center IV
5.06	Property				Beltway III
5.07	Property				4405 Continental Dr
5.08	Property				Beltway IV
5.09	Property				Sandy Plains Business Park
5.1	Property				Coliseum Distribution Center #1
5.11	Property				Silber Industrial Park
5.12	Property				Southpark Business Park M
5.13	Property				West by Northwest Business Blvd
5.14	Property				Norcross Center
5.15	Property				Goshen Springs
5.16	Property				Long Point Center
5.17	Property				Corridor Park D
5.18	Property				Southport 1-4
5.19	Property				Jameel
5.2	Property				Beltway II
5.21	Property				Braker Center 4
5.22	Property				Northgreen 1-4
5.23	Property				Minimax
5.24	Property				Southpark Business Park E
5.25	Property				9385 Washington Blvd
5.26	Property				Rothway
5.27	Property				2730 Pinnacle
5.28	Property				Columbus West - Interchange Rd
5.29	Property				1346 Oakbrook Drive
5.3	Property				1230-1236 Hardt Circle
5.31	Property				Pine Forest Business Park
5.32	Property				Rittiman East Industrial Park #23 & 24
5.33	Property				1351 Oakbrook Drive
5.34	Property				1325 Oakbrook Drive
5.35	Property				490 Heartland Drive
5.36	Property				1265 Oakbrook Drive
5.37	Property				Columbus West - Business Park
5.38	Property				1155 Bowes Road
5.39	Property				1280 Oakbrook Drive
5.4	Property				Cox Business Center
5.41	Property				2002 Bloomingdale
5.42	Property				333 Charles Court
5.43	Property				483 Heartland Drive
5.44	Property				1256 Oakbrook Drive
5.45	Property				550 Heartland
5.46	Property				Rittiman East Industrial Park #22
6	Loan	8, 41, 42, 43, 44, 45	GACC, JPMCB	DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Place - Building 6	0	2,728,059	0	0	2,496,716	0	0	0	0	0	12,062,876	0	Free Rent Reserve
7	Loan	8, 46, 47, 48, 49, 50	GSMC	Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Towers Buildings A, B & C	0	53,688,909	0	0	0	0	0	0	0	0	34,016,766	0	Rent Concession Reserve
7.01	Property				Moffett Towers Building B
7.02	Property				Moffett Towers Building C
7.03	Property				Moffett Towers Building A
8	Loan	8, 51, 52, 53, 54, 55, 56, 57	GSMC	Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.	333 South Wabash	0	8,513,554	0	0	0	0	0	0	0	0	23,921,811	0	Rent Concession Reserve ($23,171,811); 55 E. Jackson Sublease Reserve ($750,000)
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65	GSMC, GACC	Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association	1633 Broadway	1,024,605	0	0	5,123,024	0	0	0	0	0	0	36,389,727	0	Unfunded Obligations Reserve
10	Loan	8, 66, 67, 68, 69	GSMC	Goldman Sachs Bank USA	USAA Plano	0	0	0	0	0	0	0	0	0	0	13,394,240	0	Unfunded Obligations Reserve ($9,410,363.95); nThrive Lease Reserve ($3,983,876)
11	Loan	70, 71, 72, 73, 74, 75	GACC	DBR Investments Co. Limited	Prosper Portfolio	0	0	15,807	$570,000 if DY is at least 8.0%	0	0	77,188	0	0	0	11,375	0	Common Charges Reserve
11.01	Property				3812 North Elm Street
11.02	Property				3700 Northwest Cary Parkway
11.03	Property				8757 Red Oak Boulevard
11.04	Property				2400 Freeman Mill Road
11.05	Property				3135 Springbank Lane
11.06	Property				1084 Vinehaven Drive Northeast
11.07	Property				224, 226 & 228 Riverstone Drive
11.08	Property				125 Kinard Street
11.09	Property				5301 U.S. 321
11.1	Property				10 Eastbrook Bend
11.11	Property				1795 Devinney Road
11.12	Property				2915 Lyndhurst Avenue
11.13	Property				822 Broad Street
12	Loan	76, 77, 78, 79, 80	GACC	DBR Investments Co. Limited	Bridgewater Place	0	0	44,169	0	734,970	0	0	0	0	0	1,163,059	95,700	Renovation Reserve (Upfront: $833,386); Unfunded Obligations Reserve (Upfront: $329,673); Varnum Rollover Funds (Monthly: $95,700)
13	Loan	81, 82, 83, 84, 85, 86	JPMCB	JPMorgan Chase Bank, National Association	Brewery Park	407,040	2,356,140	30,558	4,548,225	438,683	0	0	0	0	0	2,154,084	0	Outstanding TI Reserve ($1,824,160); Free Rent Reserve ($329,923.50)
13.01	Property				Brewery Park Phase II
13.02	Property				Brewery Park Phase I
14	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Redmond Town Center	0	0	53,090	2,750,000	0	0	0	0	0	0	2,809,532	0	Unfunded Obligations Reserve
15	Loan	92, 93, 94, 95, 96, 97, 98	JPMCB	JPMorgan Chase Bank, National Association	El Segundo	0	8,990	8,990	539,420	254,740	0	20,930	0	0	0	137,795	0	Outstanding TI/Free Rent Reserve

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description
16	Loan	99, 100, 101, 102, 103	GACC	DBR Investments Co. Limited	Boyd Manufacturing Portfolio	101,682	0	0	342,664	448,023	0	0	0	0	0	2,920,112	0	Credit Rating Reserve
16.01	Property				55 Dragon Court
16.02	Property				1 Aavid Circle
16.03	Property				217 Weis Street
16.04	Property				3315 Haseley Drive
17	Loan	8, 104, 105, 106, 107, 108	GACC	DBR Investments Co. Limited	675 Creekside Way	106,689	0	0	0	0	0	0	0	0	0	11,087,071	0	Free Rent Reserve ($8,527,538); Tenant Allowance ($2,559,534)
18	Loan	8, 109, 110, 111, 112, 113, 114, 115, 116	CREFI	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.	420 Taylor Street	0	9,685	9,685	581,080	1,222,625	0	0	0	0	0	17,092,990	0	Outstanding TI/LC Reserve (Upfront: 8,447,053.98); Lower Level Conversion Reserve (Upfront: 4,834,237.00); Bridge Rent Reserve (Upfront: 3,811,699.00); Letter of Credit Proceeds Reserve (Monthly: Springing)
19	Loan	117, 118, 119	CREFI	Citi Real Estate Funding Inc.	112 7th Avenue	0	0	0	0	0	0	0	0	0	0	307,796	0	Unfunded Obligations Reserve ($172,674); Free Rent Reserve ($135,121.68)
20	Loan		GACC	DBR Investments Co. Limited	West LA Storage	0	0	0	0	359,322	0	0	0	0	0	0	0
21	Loan	8, 120	GSMC	Goldman Sachs Bank USA	The Shoppes at Blackstone Valley	0	0	114,781	6,000,000	0	0	0	0	0	0	806,129	0	Unfunded Obligations Reserve
22	Loan	121, 122, 123	JPMCB	JPMorgan Chase Bank, National Association	Peninsula Town Center	0	8,705	8,705	523,000	177,747	0	0	0	0	0	754,953	0	Additional Leasing Reserve (Upfront: $750,000); Condominium Assessments Reserve (Upfront: $4,953)
23	Loan	124	GSMC	Goldman Sachs Bank USA	Varsity Brands	0	0	0	0	0	0	0	0	0	0	0	0
24	Loan	125	CREFI	Citi Real Estate Funding Inc.	Bloomfield Center	0	1,000,000	11,548	692,900	116,228	0	37,188	0	0	0	28,435	0	Unfunded Obligations Reserve
25	Loan	126	JPMCB	JPMorgan Chase Bank, National Association	Germantown Plaza	0	8,333	8,333	500,000	0	0	0	0	0	0	658,680	0	Bed Bath & Beyond Reserve ($650,000); Outstanding TI Reserve ($8,680)
26	Loan	8, 127, 128	GSMC	Goldman Sachs Bank USA	Brass Professional Center	0	0	143,309	2,000,000	1,203,962	0	78,265	0	0	0	648,214	0	Unfunded Obligations Reserve
27	Loan	129, 130	CREFI	Citi Real Estate Funding Inc.	Williamsburg Multifamily Portfolio	0	0	0	0	227,565	0	0	0	0	0	56,782	0	421(a) Reserve
27.01	Property				245 North 8th Street
27.02	Property				178 Skillman Avenue
28	Loan	8, 131, 132, 133, 134	GACC	DBR Investments Co. Limited	280 North Bernardo	50,019	9,756,740	0	0	1,402,250	0	0	0	0	0	1,185,887	0	Aurora Rent Reserve ($600,825.22); Landlord’s Work Reserve ($585,062)
29	Loan	135	CREFI	Citi Real Estate Funding Inc.	Holiday Inn Express Buckeye	0	0	0	0	585,395	0	0	0	0	0	0	0
30	Loan	8, 136, 137, 138, 139, 140, 141	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	170,012	0	0	1,020,072	0	0	0	0	0	0	3,048,024	0	TCO Renewal Reserve ($2,000,000); Unfunded Obligations Reserve ($1,048,024.18)
31	Loan	142, 143	CREFI	Citi Real Estate Funding Inc.	Whole Foods at The Ellington	0	0	4,305	258,270	0	0	0	0	0	0	0	0
32	Loan		CREFI	Citi Real Estate Funding Inc.	Extra Space Self Storage - Chapel Hill	30,434	0	0	0	0	0	0	0	0	0	0	0
33	Loan	144	CREFI	Citi Real Estate Funding Inc.	99 North 4th Street	0	0	0	0	151,710	0	0	0	0	0	0	0
34	Loan	145, 146	GSMC	Goldman Sachs Bank USA	WoodSpring Nashville Rivergate	0	0	0	0	0	0	0	0	0	0	0	0
35	Loan	147	CREFI	Citi Real Estate Funding Inc.	Grand & Thomas St Apartments	0	0	0	0	201,614	0	0	0	0	0	0	0
35.01	Property				Grand Apartments
35.02	Property				Thomas Street Apartments
36	Loan	148, 149	CREFI	Citi Real Estate Funding Inc.	Orangewood Place	0	200,000	9,110	350,000	0	0	418,438	0	0	0	870,817	0	Holdback Reserve ($700,000); Free Rent Reserve ($170,817)
37	Loan		CREFI	Citi Real Estate Funding Inc.	SSCP Port St. Lucie	0	0	0	0	0	0	2,562	0	0	0	0	0
38	Loan	150	GACC	DBR Investments Co. Limited	Wisconsin Walgreens Portfolio	0	0	0	0	0	0	0	0	0	0	0	0
38.01	Property				Platteville
38.02	Property				Cross Plains
39	Loan	151	GACC	DBR Investments Co. Limited	Mount Zion Retail	11,528	0	5,404	129,690	0	0	1,200	0	0	0	0	0
40	Loan		CREFI	Citi Real Estate Funding Inc.	CityLine Allen St	0	0	0	0	0	0	12,375	0	0	0	0	0

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor	Loan Purpose
1	Loan	8, 9, 10, 11, 12, 13, 14, 15	GACC	Deutsche Bank AG, acting through its New York Branch	BX Industrial Portfolio	Icon Mars Property Owner Pool 4 DC/VA, LLC; Icon The Colony Land Owner Pool 2, LLC; Icon RB Land B Owner Pool 2, LLC; Icon RB Land C Owner Pool 2, LLC; Icon 1940 Fernbrook Lane Owner Pool 2, LLC; Icon RB Land A Owner Pool 2, LLC; Icon 273 Industrial Crt Owner Pool 2, LLC; Icon US Industrial Owner Pool 2, LLC; Icon Mars Property Owner Pool 2, LLC; Icon Laraway Owner Pool 4 Northeast/Midwest, LLC; Icon Pac Owner Pool 4 Northeast/Midwest, LLC; Icon US Industrial Owner Pool 4 Northeast/Midwest, LLC; Icon Mars Property Owner Pool 4 Northeast/Midwest, LLC; Icon US Industrial Owner Pool 3 Midwest/Southeast, LLC; Icon Owner Pool 3 Midwest/Southeast, LLC; Icon IPV Cimmaron OH Owner Pool 3 Midwest/Southeast, LLC; Harvest C Romeoville B1, LLC; Harvest C Romeoville B2, LLC; Harvest C Logistics Center B3, LLC; Harvest C Logistics Center B4, LLC; Harvest C Logistics Center B5, LLC; Icon Keystone NJP IV Owner Pool 2, LLC; Icon Whippany Owner Pool 2, LLC	No	BREIT Industrial Holdings LLC	Refinance
1.01	Property				Bridgewater Center 1
1.02	Property				401 E Laraway Rd
1.03	Property				Rochelle 1
1.04	Property				350A Salem Church Rd
1.05	Property				Romeoville Bldg 1
1.06	Property				251 E Laraway Rd
1.07	Property				7940 Kentucky
1.08	Property				Mountain Top Distribution Center 2
1.09	Property				Enterprise Parkway
1.1	Property				Cavalier I
1.11	Property				1910 International
1.12	Property				Glen Dale
1.13	Property				Romeoville Bldg 2
1.14	Property				Enterprise Distribution Center 1
1.15	Property				2270 Woodale
1.16	Property				2950 Lexington Ave South
1.17	Property				Rivers Bend Center 1B
1.18	Property				DFW Logistics Center (Bldg 4)
1.19	Property				Rivers Bend Center 1C
1.2	Property				Territorial
1.21	Property				Diamond Hill 2
1.22	Property				Rivers Bend Center 2A
1.23	Property				Rivers Bend Center 1A
1.24	Property				Diamond Hill 3
1.25	Property				Whippany Business Center 1
1.26	Property				The Colony Land
1.27	Property				Shawnee Distribution Center 1
1.28	Property				Rivers Bend Center 2B
1.29	Property				7930 Kentucky
1.3	Property				Dues Dr Distribution Center 1
1.31	Property				Gibraltar
1.32	Property				Diamond Hill 1
1.33	Property				DFW Logistics Center (Bldg 3)
1.34	Property				Elk Grove Distribution Center 1
1.35	Property				1000 Lucas Way
1.36	Property				Lakeview
1.37	Property				DFW Logistics Center (Bldg 5)
1.38	Property				9756 International
1.39	Property				350B Salem Church Rd
1.4	Property				6105 Trenton Ln
1.41	Property				300 Salem Church Rd
1.42	Property				Tower
1.43	Property				1940 Fernbrook Ln
1.44	Property				Production Distribution Center 1
1.45	Property				Culpeper
1.46	Property				Fairfield Distribution Center 1
1.47	Property				Cavalier II
1.48	Property				World Park II
1.49	Property				Diamond Hill 4
1.5	Property				2290-2298 Woodale
1.51	Property				514 Butler Rd
1.52	Property				Northridge II
1.53	Property				2222 Woodale
1.54	Property				Northridge I
1.55	Property				Romeoville Distribution Center 1
1.56	Property				1825 Airport Exchange
1.57	Property				7453 Empire - Bldg C
1.58	Property				Rivers Bend Center 1D
1.59	Property				Heathrow
1.6	Property				2240-2250 Woodale
1.61	Property				273 Industrial Way
1.62	Property				7453 Empire - Bldg B
1.63	Property				7453 Empire - Bldg A
1.64	Property				Rivers Bend Center - Land
1.65	Property				Production Distribution Center 1B
1.66	Property				Bridgewater Center 2
1.67	Property				Laraway Land 1
1.68	Property				Laraway Land 2
2	Loan	8, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	Coleman Highline	CAP OZ 34, LLC	No	LDH, LLC; Sansome Guarantor LLC	Refinance
3	Loan	8, 22, 23, 24	GSMC	Goldman Sachs Bank USA	Amazon Industrial Portfolio	JDM AMZN KC, LLC and JDM AMZN JAX, LLC	No	JDM Real Estate Funds, LLC	Acquisition
3.01	Property				12900 Pecan Park Road
3.02	Property				6925 Riverview Avenue
4	Loan	8, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	MGM Grand PropCo, LLC; Mandalay PropCo, LLC	No	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP	Acquisition
4.01	Property				MGM Grand
4.02	Property				Mandalay Bay

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor	Loan Purpose
5	Loan	8, 36, 37, 38, 39, 40	JPMCB	JPMorgan Chase Bank, National Association	Agellan Portfolio	Chicago Industrial Properties 1 LP; Corridor Park LP; Norcross Springs LP; 6100 McIntosh LP; 6100 McIntosh Vacant LP; Agellan Commercial REIT U.S. L.P.; Continental Drive LP; 9385 Washington Blvd. L.P.; Agellan Warrenville L.P.; 1300 Cox Avenue LP; San Antonio Industrial One LP	No	Elad Genesis Limited Partnership	Refinance
5.01	Property				Sarasota Distribution Hub
5.02	Property				Naperville Woods Office Center
5.03	Property				Southpark Business Park FOP
5.04	Property				Supervalu
5.05	Property				Plainfield Business Center IV
5.06	Property				Beltway III
5.07	Property				4405 Continental Dr
5.08	Property				Beltway IV
5.09	Property				Sandy Plains Business Park
5.1	Property				Coliseum Distribution Center #1
5.11	Property				Silber Industrial Park
5.12	Property				Southpark Business Park M
5.13	Property				West by Northwest Business Blvd
5.14	Property				Norcross Center
5.15	Property				Goshen Springs
5.16	Property				Long Point Center
5.17	Property				Corridor Park D
5.18	Property				Southport 1-4
5.19	Property				Jameel
5.2	Property				Beltway II
5.21	Property				Braker Center 4
5.22	Property				Northgreen 1-4
5.23	Property				Minimax
5.24	Property				Southpark Business Park E
5.25	Property				9385 Washington Blvd
5.26	Property				Rothway
5.27	Property				2730 Pinnacle
5.28	Property				Columbus West - Interchange Rd
5.29	Property				1346 Oakbrook Drive
5.3	Property				1230-1236 Hardt Circle
5.31	Property				Pine Forest Business Park
5.32	Property				Rittiman East Industrial Park #23 & 24
5.33	Property				1351 Oakbrook Drive
5.34	Property				1325 Oakbrook Drive
5.35	Property				490 Heartland Drive
5.36	Property				1265 Oakbrook Drive
5.37	Property				Columbus West - Business Park
5.38	Property				1155 Bowes Road
5.39	Property				1280 Oakbrook Drive
5.4	Property				Cox Business Center
5.41	Property				2002 Bloomingdale
5.42	Property				333 Charles Court
5.43	Property				483 Heartland Drive
5.44	Property				1256 Oakbrook Drive
5.45	Property				550 Heartland
5.46	Property				Rittiman East Industrial Park #22
6	Loan	8, 41, 42, 43, 44, 45	GACC, JPMCB	DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Place - Building 6	MP B6 LLC	No	Paul Guarantor LLC	Refinance
7	Loan	8, 46, 47, 48, 49, 50	GSMC	Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Towers Buildings A, B & C	MT1 ABC LLC	No	Paul Guarantor LLC	Refinance
7.01	Property				Moffett Towers Building B
7.02	Property				Moffett Towers Building C
7.03	Property				Moffett Towers Building A
8	Loan	8, 51, 52, 53, 54, 55, 56, 57	GSMC	Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.	333 South Wabash	DF 333 Wabash PropCo LLC	No	Michael Shvo and Deutsche Finance America LLC	Acquisition
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65	GSMC, GACC	Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association	1633 Broadway	PGREF I 1633 Broadway Land, L.P., 1633 Broadway Owner I, LP and 1633 Broadway Owner II, LP	No	None	Refinance
10	Loan	8, 66, 67, 68, 69	GSMC	Goldman Sachs Bank USA	USAA Plano	US2A Property LLC	No	USRA Net Lease III Capital Corp.	Acquisition
11	Loan	70, 71, 72, 73, 74, 75	GACC	DBR Investments Co. Limited	Prosper Portfolio	PFI-Lyndhurst DE,LLC, PFI-North Elm Street DE, LLC, PFX-Highway 321 DE, LLC, Eastbrook Bend DE, LLC, 822 Broad Street DE, LLC, Vinehaven Partners DE, LLC, 3135 Springbank DE, LLC, Levy Partners II DE, LLC, CK of Charlotte DE, LLC, Freeman Mill DE, LLC, Northlite Commons III DE, LLC, PFI-Devinney Road DE, LLC, PFX-Kinard Street DE, LLC	No	Jay B. Levy and Rex K. Reynolds	Refinance/Acquisition
11.01	Property				3812 North Elm Street
11.02	Property				3700 Northwest Cary Parkway
11.03	Property				8757 Red Oak Boulevard
11.04	Property				2400 Freeman Mill Road
11.05	Property				3135 Springbank Lane
11.06	Property				1084 Vinehaven Drive Northeast
11.07	Property				224, 226 & 228 Riverstone Drive
11.08	Property				125 Kinard Street
11.09	Property				5301 U.S. 321
11.1	Property				10 Eastbrook Bend
11.11	Property				1795 Devinney Road
11.12	Property				2915 Lyndhurst Avenue
11.13	Property				822 Broad Street
12	Loan	76, 77, 78, 79, 80	GACC	DBR Investments Co. Limited	Bridgewater Place	Hertz Grand Rapids One, LLC	No	Hertz Group Realty Operating Partnership, LP	Refinance
13	Loan	81, 82, 83, 84, 85, 86	JPMCB	JPMorgan Chase Bank, National Association	Brewery Park	Brewery Park Realty LLC	No	Crain Communications Inc.	Refinance
13.01	Property				Brewery Park Phase II
13.02	Property				Brewery Park Phase I
14	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Redmond Town Center	FHR Main Retail Center, LLC	No	Fairbourne Partners, LLC	Recapitalization
15	Loan	92, 93, 94, 95, 96, 97, 98	JPMCB	JPMorgan Chase Bank, National Association	El Segundo	El Segundo Office Investors, LP	No	Stephen M. Zotovich	Refinance

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor	Loan Purpose
16	Loan	99, 100, 101, 102, 103	GACC	DBR Investments Co. Limited	Boyd Manufacturing Portfolio	NM BYD, L.L.C.	No	New Mountain Net Lease Partners Corporation	Acquisition
16.01	Property				55 Dragon Court
16.02	Property				1 Aavid Circle
16.03	Property				217 Weis Street
16.04	Property				3315 Haseley Drive
17	Loan	8, 104, 105, 106, 107, 108	GACC	DBR Investments Co. Limited	675 Creekside Way	675 Creekside Owner LLC	No	Larry Botel	Acquisition
18	Loan	8, 109, 110, 111, 112, 113, 114, 115, 116	CREFI	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.	420 Taylor Street	420 Taylor Ventures, LLC; NT 420 Taylor Owner LLC; 420 Taylor Holdings Owner LLC; NH 420 Taylor Owner LLC	No	Raymond Falack and Ralph Nakash	Refinance
19	Loan	117, 118, 119	CREFI	Citi Real Estate Funding Inc.	112 7th Avenue	717 Subsidiary LLC	No	Marcus Adjmi and Gary Barnett	Refinance
20	Loan		GACC	DBR Investments Co. Limited	West LA Storage	Los Angeles Fine Arts & Wine Storage Company, LLC	No	Probity International Corporation	Refinance
21	Loan	8, 120	GSMC	Goldman Sachs Bank USA	The Shoppes at Blackstone Valley	Route 146 Millbury Property LLC	No	SDM Holdings LLC, WV Holdings LLC and Raanan Katz	Refinance
22	Loan	121, 122, 123	JPMCB	JPMorgan Chase Bank, National Association	Peninsula Town Center	T Peninsula Office VA, LLC	No	The 2005 ZST/TBT Descendants’ Trust - T	Refinance
23	Loan	124	GSMC	Goldman Sachs Bank USA	Varsity Brands	14460 VB Property Corp.	No	Golden Eagle Group Inc. and GEG Investments LLC	Recapitalization
24	Loan	125	CREFI	Citi Real Estate Funding Inc.	Bloomfield Center	Bloomfield Centre, L.L.C.	No	Christine Jonna Piligian	Refinance
25	Loan	126	JPMCB	JPMorgan Chase Bank, National Association	Germantown Plaza	Farmex Rail LLC	No	Amy Stevens and David Weinstein	Refinance
26	Loan	8, 127, 128	GSMC	Goldman Sachs Bank USA	Brass Professional Center	Brass Centerview 11, LLC	No	Joe Richard Rodriguez	Refinance
27	Loan	129, 130	CREFI	Citi Real Estate Funding Inc.	Williamsburg Multifamily Portfolio	North 8 Holdings LLC and Skillman Ave Holdings LLC	No	Joel Schwartz	Refinance
27.01	Property				245 North 8th Street
27.02	Property				178 Skillman Avenue
28	Loan	8, 131, 132, 133, 134	GACC	DBR Investments Co. Limited	280 North Bernardo	Mingfat, LLC	No	Peter Pau	Refinance
29	Loan	135	CREFI	Citi Real Estate Funding Inc.	Holiday Inn Express Buckeye	LodgePros Buckeye, LLC	No	Jeffrey A. Stockert and Harvey C. Jewett, IV	Refinance
30	Loan	8, 136, 137, 138, 139, 140, 141	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	711 Fifth Ave Principal Owner LLC	No	None	Refinance
31	Loan	142, 143	CREFI	Citi Real Estate Funding Inc.	Whole Foods at The Ellington	Ellington Retail LLC and Ellington WFGL LLC	No	Southern Realty Group, Inc.	Refinance
32	Loan		CREFI	Citi Real Estate Funding Inc.	Extra Space Self Storage - Chapel Hill	Carolina Storage Partners, LLC	No	James F. Anderson Jr. and Warren D. Mitchell	Refinance
33	Loan	144	CREFI	Citi Real Estate Funding Inc.	99 North 4th Street	99 North 4th Street LLC	No	Joel Schwartz	Refinance
34	Loan	145, 146	GSMC	Goldman Sachs Bank USA	WoodSpring Nashville Rivergate	VP2 Music City LLC	No	Donald L. Howard, Jr., Timothy G. Howard and Jeffrey A. Yeary	Refinance
35	Loan	147	CREFI	Citi Real Estate Funding Inc.	Grand & Thomas St Apartments	Silvercreek Realty Investments 1 LLC and Silvercreek Realty Investments 2 LLC	No	Paul Turovsky	Refinance
35.01	Property				Grand Apartments
35.02	Property				Thomas Street Apartments
36	Loan	148, 149	CREFI	Citi Real Estate Funding Inc.	Orangewood Place	Orangewood Place LLC	No	Aron Rosenberg	Refinance
37	Loan		CREFI	Citi Real Estate Funding Inc.	SSCP Port St. Lucie	First Neck South Macedo LLC	No	Jacob Ramage	Refinance
38	Loan	150	GACC	DBR Investments Co. Limited	Wisconsin Walgreens Portfolio	675 Platteville LLC and 2575 Cross Plains LLC	No	James P. Dowd	Refinance
38.01	Property				Platteville
38.02	Property				Cross Plains
39	Loan	151	GACC	DBR Investments Co. Limited	Mount Zion Retail	Mt Zion Promenade LLC	No	Douglas Olsson	Acquisition
40	Loan		CREFI	Citi Real Estate Funding Inc.	CityLine Allen St	Allen Street Self Storage I, LLC	No	George Thacker, Lawrence Charles Kaplan and Richard Schontz	Acquisition

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Loan Amount (sources) ($)	Principal’s New Cash Contribution ($) (7)	Subordinate Debt ($)	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
1	Loan	8, 9, 10, 11, 12, 13, 14, 15	GACC	Deutsche Bank AG, acting through its New York Branch	BX Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	Hard	Springing
1.01	Property				Bridgewater Center 1
1.02	Property				401 E Laraway Rd
1.03	Property				Rochelle 1
1.04	Property				350A Salem Church Rd
1.05	Property				Romeoville Bldg 1
1.06	Property				251 E Laraway Rd
1.07	Property				7940 Kentucky
1.08	Property				Mountain Top Distribution Center 2
1.09	Property				Enterprise Parkway
1.1	Property				Cavalier I
1.11	Property				1910 International
1.12	Property				Glen Dale
1.13	Property				Romeoville Bldg 2
1.14	Property				Enterprise Distribution Center 1
1.15	Property				2270 Woodale
1.16	Property				2950 Lexington Ave South
1.17	Property				Rivers Bend Center 1B
1.18	Property				DFW Logistics Center (Bldg 4)
1.19	Property				Rivers Bend Center 1C
1.2	Property				Territorial
1.21	Property				Diamond Hill 2
1.22	Property				Rivers Bend Center 2A
1.23	Property				Rivers Bend Center 1A
1.24	Property				Diamond Hill 3
1.25	Property				Whippany Business Center 1
1.26	Property				The Colony Land
1.27	Property				Shawnee Distribution Center 1
1.28	Property				Rivers Bend Center 2B
1.29	Property				7930 Kentucky
1.3	Property				Dues Dr Distribution Center 1
1.31	Property				Gibraltar
1.32	Property				Diamond Hill 1
1.33	Property				DFW Logistics Center (Bldg 3)
1.34	Property				Elk Grove Distribution Center 1
1.35	Property				1000 Lucas Way
1.36	Property				Lakeview
1.37	Property				DFW Logistics Center (Bldg 5)
1.38	Property				9756 International
1.39	Property				350B Salem Church Rd
1.4	Property				6105 Trenton Ln
1.41	Property				300 Salem Church Rd
1.42	Property				Tower
1.43	Property				1940 Fernbrook Ln
1.44	Property				Production Distribution Center 1
1.45	Property				Culpeper
1.46	Property				Fairfield Distribution Center 1
1.47	Property				Cavalier II
1.48	Property				World Park II
1.49	Property				Diamond Hill 4
1.5	Property				2290-2298 Woodale
1.51	Property				514 Butler Rd
1.52	Property				Northridge II
1.53	Property				2222 Woodale
1.54	Property				Northridge I
1.55	Property				Romeoville Distribution Center 1
1.56	Property				1825 Airport Exchange
1.57	Property				7453 Empire - Bldg C
1.58	Property				Rivers Bend Center 1D
1.59	Property				Heathrow
1.6	Property				2240-2250 Woodale
1.61	Property				273 Industrial Way
1.62	Property				7453 Empire - Bldg B
1.63	Property				7453 Empire - Bldg A
1.64	Property				Rivers Bend Center - Land
1.65	Property				Production Distribution Center 1B
1.66	Property				Bridgewater Center 2
1.67	Property				Laraway Land 1
1.68	Property				Laraway Land 2
2	Loan	8, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	Coleman Highline	155,000,000	0	0	0	155,000,000	140,528,275	0	4,456,905	7,685,176	2,329,643	0	155,000,000	Hard	Springing
3	Loan	8, 22, 23, 24	GSMC	Goldman Sachs Bank USA	Amazon Industrial Portfolio	139,100,000	75,606,988	0	0	214,706,988	0	214,000,000	706,988	0	0	0	214,706,988	Hard	Springing
3.01	Property				12900 Pecan Park Road
3.02	Property				6925 Riverview Avenue
4	Loan	8, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	1,634,200,000	1,617,792,163	1,365,800,000	0	4,617,792,163	0	4,600,000,000	17,792,163	0	0	0	4,617,792,163	Hard	Springing
4.01	Property				MGM Grand
4.02	Property				Mandalay Bay

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Loan Amount (sources) ($)	Principal’s New Cash Contribution ($) (7)	Subordinate Debt ($)	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
5	Loan	8, 36, 37, 38, 39, 40	JPMCB	JPMorgan Chase Bank, National Association	Agellan Portfolio	231,000,000	2,163,638	203,000,000	0	436,163,638	418,924,922	0	5,670,436	11,568,279	0	0	436,163,638	Hard	In Place
5.01	Property				Sarasota Distribution Hub
5.02	Property				Naperville Woods Office Center
5.03	Property				Southpark Business Park FOP
5.04	Property				Supervalu
5.05	Property				Plainfield Business Center IV
5.06	Property				Beltway III
5.07	Property				4405 Continental Dr
5.08	Property				Beltway IV
5.09	Property				Sandy Plains Business Park
5.1	Property				Coliseum Distribution Center #1
5.11	Property				Silber Industrial Park
5.12	Property				Southpark Business Park M
5.13	Property				West by Northwest Business Blvd
5.14	Property				Norcross Center
5.15	Property				Goshen Springs
5.16	Property				Long Point Center
5.17	Property				Corridor Park D
5.18	Property				Southport 1-4
5.19	Property				Jameel
5.2	Property				Beltway II
5.21	Property				Braker Center 4
5.22	Property				Northgreen 1-4
5.23	Property				Minimax
5.24	Property				Southpark Business Park E
5.25	Property				9385 Washington Blvd
5.26	Property				Rothway
5.27	Property				2730 Pinnacle
5.28	Property				Columbus West - Interchange Rd
5.29	Property				1346 Oakbrook Drive
5.3	Property				1230-1236 Hardt Circle
5.31	Property				Pine Forest Business Park
5.32	Property				Rittiman East Industrial Park #23 & 24
5.33	Property				1351 Oakbrook Drive
5.34	Property				1325 Oakbrook Drive
5.35	Property				490 Heartland Drive
5.36	Property				1265 Oakbrook Drive
5.37	Property				Columbus West - Business Park
5.38	Property				1155 Bowes Road
5.39	Property				1280 Oakbrook Drive
5.4	Property				Cox Business Center
5.41	Property				2002 Bloomingdale
5.42	Property				333 Charles Court
5.43	Property				483 Heartland Drive
5.44	Property				1256 Oakbrook Drive
5.45	Property				550 Heartland
5.46	Property				Rittiman East Industrial Park #22
6	Loan	8, 41, 42, 43, 44, 45	GACC, JPMCB	DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Place - Building 6	133,100,000	0	115,900,000	0	249,000,000	164,454,172	0	10,096,430	17,287,652	57,161,746	0	249,000,000	Hard	In Place
7	Loan	8, 46, 47, 48, 49, 50	GSMC	Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Towers Buildings A, B & C	443,000,000	0	327,000,000	0	770,000,000	364,012,737	0	4,197,937	87,705,675	314,083,651	0	770,000,000	Hard	In Place
7.01	Property				Moffett Towers Building B
7.02	Property				Moffett Towers Building C
7.03	Property				Moffett Towers Building A
8	Loan	8, 51, 52, 53, 54, 55, 56, 57	GSMC	Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.	333 South Wabash	240,000,000	179,786,770	0	0	419,786,770	0	376,000,000	9,674,629	34,112,141	0	0	419,786,770	Hard	Springing
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65	GSMC, GACC	Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association	1633 Broadway	1,001,000,000	0	249,000,000	0	1,250,000,000	1,052,884,467	0	20,840,154	36,389,727	139,885,652	0	1,250,000,000	Hard	Springing
10	Loan	8, 66, 67, 68, 69	GSMC	Goldman Sachs Bank USA	USAA Plano	63,600,000	53,139,754	0	0	116,739,754	0	107,000,000	329,390	9,410,364	0	0	116,739,754	Hard	In Place
11	Loan	70, 71, 72, 73, 74, 75	GACC	DBR Investments Co. Limited	Prosper Portfolio	37,300,000	0	0	0	37,300,000	29,948,832	5,833,989	1,222,009	148,406	146,764	0	37,300,000	Springing	Springing
11.01	Property				3812 North Elm Street
11.02	Property				3700 Northwest Cary Parkway
11.03	Property				8757 Red Oak Boulevard
11.04	Property				2400 Freeman Mill Road
11.05	Property				3135 Springbank Lane
11.06	Property				1084 Vinehaven Drive Northeast
11.07	Property				224, 226 & 228 Riverstone Drive
11.08	Property				125 Kinard Street
11.09	Property				5301 U.S. 321
11.1	Property				10 Eastbrook Bend
11.11	Property				1795 Devinney Road
11.12	Property				2915 Lyndhurst Avenue
11.13	Property				822 Broad Street
12	Loan	76, 77, 78, 79, 80	GACC	DBR Investments Co. Limited	Bridgewater Place	37,270,000	0	0	0	37,270,000	32,567,477	0	1,077,666	2,046,680	1,578,177	0	37,270,000	Hard	Springing
13	Loan	81, 82, 83, 84, 85, 86	JPMCB	JPMorgan Chase Bank, National Association	Brewery Park	30,500,000	0	0	0	30,500,000	0	0	332,289	5,132,220	1,259,101	23,776,391	30,500,000	Hard	Springing
13.01	Property				Brewery Park Phase II
13.02	Property				Brewery Park Phase I
14	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Redmond Town Center	101,500,000	47,641,961	0	0	149,141,961	0	144,882,040	908,273	3,351,648	0	0	149,141,961	Hard	Springing
15	Loan	92, 93, 94, 95, 96, 97, 98	JPMCB	JPMorgan Chase Bank, National Association	El Segundo	30,000,000	0	0	0	30,000,000	19,196,846	0	461,220	560,314	9,781,620	0	30,000,000	Springing	Springing

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Loan Amount (sources) ($)	Principal’s New Cash Contribution ($) (7)	Subordinate Debt ($)	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
16	Loan	99, 100, 101, 102, 103	GACC	DBR Investments Co. Limited	Boyd Manufacturing Portfolio													Hard	Springing
16.01	Property				55 Dragon Court
16.02	Property				1 Aavid Circle
16.03	Property				217 Weis Street
16.04	Property				3315 Haseley Drive
17	Loan	8, 104, 105, 106, 107, 108	GACC	DBR Investments Co. Limited	675 Creekside Way													Hard	Springing
18	Loan	8, 109, 110, 111, 112, 113, 114, 115, 116	CREFI	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.	420 Taylor Street													Hard	In Place
19	Loan	117, 118, 119	CREFI	Citi Real Estate Funding Inc.	112 7th Avenue													Springing	Springing
20	Loan		GACC	DBR Investments Co. Limited	West LA Storage													Soft	Springing
21	Loan	8, 120	GSMC	Goldman Sachs Bank USA	The Shoppes at Blackstone Valley													Hard	Springing
22	Loan	121, 122, 123	JPMCB	JPMorgan Chase Bank, National Association	Peninsula Town Center													Hard	Springing
23	Loan	124	GSMC	Goldman Sachs Bank USA	Varsity Brands													Hard	Springing
24	Loan	125	CREFI	Citi Real Estate Funding Inc.	Bloomfield Center													Springing	Springing
25	Loan	126	JPMCB	JPMorgan Chase Bank, National Association	Germantown Plaza													Hard	Springing
26	Loan	8, 127, 128	GSMC	Goldman Sachs Bank USA	Brass Professional Center													Hard	Springing
27	Loan	129, 130	CREFI	Citi Real Estate Funding Inc.	Williamsburg Multifamily Portfolio													Springing	Springing
27.01	Property				245 North 8th Street
27.02	Property				178 Skillman Avenue
28	Loan	8, 131, 132, 133, 134	GACC	DBR Investments Co. Limited	280 North Bernardo													Hard	Springing
29	Loan	135	CREFI	Citi Real Estate Funding Inc.	Holiday Inn Express Buckeye													Springing	Springing
30	Loan	8, 136, 137, 138, 139, 140, 141	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue													Hard	Springing
31	Loan	142, 143	CREFI	Citi Real Estate Funding Inc.	Whole Foods at The Ellington													Hard	Springing
32	Loan		CREFI	Citi Real Estate Funding Inc.	Extra Space Self Storage - Chapel Hill													Soft	Springing
33	Loan	144	CREFI	Citi Real Estate Funding Inc.	99 North 4th Street													Springing	Springing
34	Loan	145, 146	GSMC	Goldman Sachs Bank USA	WoodSpring Nashville Rivergate													Springing	Springing
35	Loan	147	CREFI	Citi Real Estate Funding Inc.	Grand & Thomas St Apartments													Springing	Springing
35.01	Property				Grand Apartments
35.02	Property				Thomas Street Apartments
36	Loan	148, 149	CREFI	Citi Real Estate Funding Inc.	Orangewood Place													Springing	Springing
37	Loan		CREFI	Citi Real Estate Funding Inc.	SSCP Port St. Lucie													Springing	Springing
38	Loan	150	GACC	DBR Investments Co. Limited	Wisconsin Walgreens Portfolio													Springing	Springing
38.01	Property				Platteville
38.02	Property				Cross Plains
39	Loan	151	GACC	DBR Investments Co. Limited	Mount Zion Retail													Hard	Springing
40	Loan		CREFI	Citi Real Estate Funding Inc.	CityLine Allen St													Springing	Springing

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)
1	Loan	8, 9, 10, 11, 12, 13, 14, 15	GACC	Deutsche Bank AG, acting through its New York Branch	BX Industrial Portfolio	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.50% through 11/9/2022; Debt Yield is less than 6.75% thereafter	Various	Various
1.01	Property				Bridgewater Center 1		No
1.02	Property				401 E Laraway Rd		No
1.03	Property				Rochelle 1		No
1.04	Property				350A Salem Church Rd		No
1.05	Property				Romeoville Bldg 1		No
1.06	Property				251 E Laraway Rd		No
1.07	Property				7940 Kentucky		No
1.08	Property				Mountain Top Distribution Center 2		No
1.09	Property				Enterprise Parkway		No
1.1	Property				Cavalier I		No
1.11	Property				1910 International		No
1.12	Property				Glen Dale		No
1.13	Property				Romeoville Bldg 2		No
1.14	Property				Enterprise Distribution Center 1		No
1.15	Property				2270 Woodale		No
1.16	Property				2950 Lexington Ave South		No
1.17	Property				Rivers Bend Center 1B		No
1.18	Property				DFW Logistics Center (Bldg 4)		Yes	9/19/2056	50,400
1.19	Property				Rivers Bend Center 1C		No
1.2	Property				Territorial		No
1.21	Property				Diamond Hill 2		No
1.22	Property				Rivers Bend Center 2A		No
1.23	Property				Rivers Bend Center 1A		No
1.24	Property				Diamond Hill 3		No
1.25	Property				Whippany Business Center 1		No
1.26	Property				The Colony Land		No
1.27	Property				Shawnee Distribution Center 1		No
1.28	Property				Rivers Bend Center 2B		No
1.29	Property				7930 Kentucky		No
1.3	Property				Dues Dr Distribution Center 1		No
1.31	Property				Gibraltar		No
1.32	Property				Diamond Hill 1		No
1.33	Property				DFW Logistics Center (Bldg 3)		Yes	8/1/2056	42,000
1.34	Property				Elk Grove Distribution Center 1		No
1.35	Property				1000 Lucas Way		No
1.36	Property				Lakeview		No
1.37	Property				DFW Logistics Center (Bldg 5)		Yes	11/7/2056	36,750
1.38	Property				9756 International		No
1.39	Property				350B Salem Church Rd		No
1.4	Property				6105 Trenton Ln		No
1.41	Property				300 Salem Church Rd		No
1.42	Property				Tower		No
1.43	Property				1940 Fernbrook Ln		No
1.44	Property				Production Distribution Center 1		No
1.45	Property				Culpeper		No
1.46	Property				Fairfield Distribution Center 1		No
1.47	Property				Cavalier II		No
1.48	Property				World Park II		No
1.49	Property				Diamond Hill 4		No
1.5	Property				2290-2298 Woodale		No
1.51	Property				514 Butler Rd		No
1.52	Property				Northridge II		No
1.53	Property				2222 Woodale		No
1.54	Property				Northridge I		No
1.55	Property				Romeoville Distribution Center 1		No
1.56	Property				1825 Airport Exchange		No
1.57	Property				7453 Empire - Bldg C		No
1.58	Property				Rivers Bend Center 1D		No
1.59	Property				Heathrow		No
1.6	Property				2240-2250 Woodale		No
1.61	Property				273 Industrial Way		No
1.62	Property				7453 Empire - Bldg B		No
1.63	Property				7453 Empire - Bldg A		No
1.64	Property				Rivers Bend Center - Land		No
1.65	Property				Production Distribution Center 1B		No
1.66	Property				Bridgewater Center 2		No
1.67	Property				Laraway Land 1		No
1.68	Property				Laraway Land 2		No
2	Loan	8, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	Coleman Highline	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.00%, (iii) Lease Sweep Period, (iv) DS Reimbursement Period	No
3	Loan	8, 22, 23, 24	GSMC	Goldman Sachs Bank USA	Amazon Industrial Portfolio	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.22%, (iii) the occurrence of a Lease Sweep Period	No
3.01	Property				12900 Pecan Park Road		No
3.02	Property				6925 Riverview Avenue		No
4	Loan	8, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	(i) the occurrence of an Event of Default, (ii) DSCR is less than 2.50x, (iii) MGM/Mandalay Tenant Bankruptcy Event, (iv) OpCo Trigger Event, (v) ARD Failure Event	No
4.01	Property				MGM Grand		No
4.02	Property				Mandalay Bay		No

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)
5	Loan	8, 36, 37, 38, 39, 40	JPMCB	JPMorgan Chase Bank, National Association	Agellan Portfolio	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower or Manager, (iii) DSCR is less than 1.15x, (iv) the occurrence of a Mezzanine Loan Event of Default	No
5.01	Property				Sarasota Distribution Hub		No
5.02	Property				Naperville Woods Office Center		No
5.03	Property				Southpark Business Park FOP		No
5.04	Property				Supervalu		No
5.05	Property				Plainfield Business Center IV		No
5.06	Property				Beltway III		No
5.07	Property				4405 Continental Dr		No
5.08	Property				Beltway IV		No
5.09	Property				Sandy Plains Business Park		No
5.1	Property				Coliseum Distribution Center #1		No
5.11	Property				Silber Industrial Park		No
5.12	Property				Southpark Business Park M		No
5.13	Property				West by Northwest Business Blvd		No
5.14	Property				Norcross Center		No
5.15	Property				Goshen Springs		No
5.16	Property				Long Point Center		No
5.17	Property				Corridor Park D		No
5.18	Property				Southport 1-4		No
5.19	Property				Jameel		No
5.2	Property				Beltway II		No
5.21	Property				Braker Center 4		No
5.22	Property				Northgreen 1-4		No
5.23	Property				Minimax		No
5.24	Property				Southpark Business Park E		No
5.25	Property				9385 Washington Blvd		No
5.26	Property				Rothway		No
5.27	Property				2730 Pinnacle		No
5.28	Property				Columbus West - Interchange Rd		No
5.29	Property				1346 Oakbrook Drive		No
5.3	Property				1230-1236 Hardt Circle		No
5.31	Property				Pine Forest Business Park		No
5.32	Property				Rittiman East Industrial Park #23 & 24		No
5.33	Property				1351 Oakbrook Drive		No
5.34	Property				1325 Oakbrook Drive		No
5.35	Property				490 Heartland Drive		No
5.36	Property				1265 Oakbrook Drive		No
5.37	Property				Columbus West - Business Park		No
5.38	Property				1155 Bowes Road		No
5.39	Property				1280 Oakbrook Drive		No
5.4	Property				Cox Business Center		No
5.41	Property				2002 Bloomingdale		No
5.42	Property				333 Charles Court		No
5.43	Property				483 Heartland Drive		No
5.44	Property				1256 Oakbrook Drive		No
5.45	Property				550 Heartland		No
5.46	Property				Rittiman East Industrial Park #22		No
6	Loan	8, 41, 42, 43, 44, 45	GACC, JPMCB	DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Place - Building 6	(i) the occurrence of an Event of Default, (ii)(a) the property is not leased to (1) Google Tenant or (2) an Investment Grade Entity and (b) DSCR is less than 2.19x or the Combined DSCR is less than 1.50x, (iii) the commencement of a Lease Sweep Period, (iv) the occurrence of a Mezzanine Loan Default, (v) the commencement of a DS Reimbursement Period	No
7	Loan	8, 46, 47, 48, 49, 50	GSMC	Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Towers Buildings A, B & C	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the commencement of a Lease Sweep Period, (iv) the occurrence of a New Mezzanine Loan Default	No
7.01	Property				Moffett Towers Building B		No
7.02	Property				Moffett Towers Building C		No
7.03	Property				Moffett Towers Building A		No
8	Loan	8, 51, 52, 53, 54, 55, 56, 57	GSMC	Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.	333 South Wabash	(i) the occurrence of an Event of Default, (ii) from and after September 1, 2021, DSCR is less than 1.20x, (iii) the occurrence of a Material Tenant Trigger Event, (iv) the occurrence of a Litigation Trigger Event	No
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65	GSMC, GACC	Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association	1633 Broadway	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 5.75%, (iii) failure to deliver financial statements as required in the Loan Agreement	No
10	Loan	8, 66, 67, 68, 69	GSMC	Goldman Sachs Bank USA	USAA Plano	(i) the occurrence of an Event of Default, (ii) the occurrence of the Anticipated Repayment Date, (iii) prior to the Anticipated Repayment Date, (a) Net Operating Income is less than 85% of Closing Date NOI, (b) failure to deliver financial statements as required in the Loan Agreement, (c) the occurrence of an Event of Default by Borrower under the USAA Lease, (d) bankruptcy action of USAA Tenant, (e) the occurrence of a Tenant Vacancy Period, (f) commencing on July 31, 2030 if USAA Tenant has not delivered written notice to exercise its renewal option under the USAA Lease prior to such date	No
11	Loan	70, 71, 72, 73, 74, 75	GACC	DBR Investments Co. Limited	Prosper Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Bankruptcy Action with respect to Borrower, Guarantor, or Manager	No
11.01	Property				3812 North Elm Street		No
11.02	Property				3700 Northwest Cary Parkway		No
11.03	Property				8757 Red Oak Boulevard		No
11.04	Property				2400 Freeman Mill Road		No
11.05	Property				3135 Springbank Lane		No
11.06	Property				1084 Vinehaven Drive Northeast		No
11.07	Property				224, 226 & 228 Riverstone Drive		No
11.08	Property				125 Kinard Street		No
11.09	Property				5301 U.S. 321		No
11.1	Property				10 Eastbrook Bend		No
11.11	Property				1795 Devinney Road		No
11.12	Property				2915 Lyndhurst Avenue		No
11.13	Property				822 Broad Street		No
12	Loan	76, 77, 78, 79, 80	GACC	DBR Investments Co. Limited	Bridgewater Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Lease Sweep Period, (iv) the occurrence of a DS Reimbursement Period	No
13	Loan	81, 82, 83, 84, 85, 86	JPMCB	JPMorgan Chase Bank, National Association	Brewery Park	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower or Manager, (iii) DSCR is less than 1.20x, (iv) the occurrence of a Major Tenant Trigger Event	No
13.01	Property				Brewery Park Phase II		No
13.02	Property				Brewery Park Phase I		No
14	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Redmond Town Center	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.00%	No
15	Loan	92, 93, 94, 95, 96, 97, 98	JPMCB	JPMorgan Chase Bank, National Association	El Segundo	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower or Manager, (iii) DSCR is less than 2.00x, (iv) the occurrence of a Significant Tenant Trigger	No

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)
16	Loan	99, 100, 101, 102, 103	GACC	DBR Investments Co. Limited	Boyd Manufacturing Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Lease Sweep Period, (iv) the occurrence of a DS Reimbursement Period	No
16.01	Property				55 Dragon Court		No
16.02	Property				1 Aavid Circle		No
16.03	Property				217 Weis Street		No
16.04	Property				3315 Haseley Drive		No
17	Loan	8, 104, 105, 106, 107, 108	GACC	DBR Investments Co. Limited	675 Creekside Way	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.60x, (iii) Single Tenant Conditions are not met, (iv) the occurrence of a Lease Sweep Period	No
18	Loan	8, 109, 110, 111, 112, 113, 114, 115, 116	CREFI	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.	420 Taylor Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (ii) Bankruptcy action of Borrower or Manager; (iii) Specified Tenant Trigger Event	No
19	Loan	117, 118, 119	CREFI	Citi Real Estate Funding Inc.	112 7th Avenue	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.25%, (iii) the occurrence of a Specified Tenant Trigger Period	No
20	Loan		GACC	DBR Investments Co. Limited	West LA Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a DS Reimbursement Period	No
21	Loan	8, 120	GSMC	Goldman Sachs Bank USA	The Shoppes at Blackstone Valley	(i) the occurrence of an Event of Default, (ii) commencing with the fiscal quarter ending on December 31, 2019, Debt Yield is less than 7.75%, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Permitted Mezzanine Debt event of default	No
22	Loan	121, 122, 123	JPMCB	JPMorgan Chase Bank, National Association	Peninsula Town Center	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower or Manager, (iii) DSCR is less than 1.15x, (iv) the occurrence of a Major Tenant Trigger Event, (v) the occurrence of a Debt Service Reserve Trigger Event	No
23	Loan	124	GSMC	Goldman Sachs Bank USA	Varsity Brands	(i) the occurrence of an Event of Default, (ii) Adjusted Net Cash Flow is less than 75% of Closing Date Adjusted Net Cash Flow, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Lease Sweep Period	No
24	Loan	125	CREFI	Citi Real Estate Funding Inc.	Bloomfield Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Specified Tenant Trigger Period	No
25	Loan	126	JPMCB	JPMorgan Chase Bank, National Association	Germantown Plaza	(i) the occurrence of an Event of Default, (ii) the occurrence of a Bankruptcy Action of Borrower or Manager, (iii) DSCR is less than 1.25x, (iv) the occurrence of a Hobby Lobby Trigger Event, (v) the occurrence of a Hobby Lobby Non-Renewal Trigger Event	No
26	Loan	8, 127, 128	GSMC	Goldman Sachs Bank USA	Brass Professional Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) any monthly deposits are required to be made to the Debt Service Reserve Account	No
27	Loan	129, 130	CREFI	Citi Real Estate Funding Inc.	Williamsburg Multifamily Portfolio	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.25%	No
27.01	Property				245 North 8th Street		No
27.02	Property				178 Skillman Avenue		No
28	Loan	8, 131, 132, 133, 134	GACC	DBR Investments Co. Limited	280 North Bernardo	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Lease Sweep Period, (iv) the occurrence of a Mezzanine Loan Event of Default, (v) the occurrence of a Rebalance Trigger Period, (vi) the occurrence of a the occurrence of a Debt Service Reserve Account Shortfall Period	No
29	Loan	135	CREFI	Citi Real Estate Funding Inc.	Holiday Inn Express Buckeye	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 10.50%, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) any bankruptcy or similar insolvency of the Manager	No
30	Loan	8, 136, 137, 138, 139, 140, 141	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.0%, (iii) the occurrence of an Event of Default under any New Mezzanine Loan or Approved Mezzanine Loan, (iv) the occurrence of a Downgraded Tenant Sweep, (v) the occurrence of a Tenant Rollover Sweep, (vi) the occurrence of a TCO Renewal Failure	No
31	Loan	142, 143	CREFI	Citi Real Estate Funding Inc.	Whole Foods at The Ellington	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
32	Loan		CREFI	Citi Real Estate Funding Inc.	Extra Space Self Storage - Chapel Hill	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.70x	No
33	Loan	144	CREFI	Citi Real Estate Funding Inc.	99 North 4th Street	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.25%	No
34	Loan	145, 146	GSMC	Goldman Sachs Bank USA	WoodSpring Nashville Rivergate	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 70% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
35	Loan	147	CREFI	Citi Real Estate Funding Inc.	Grand & Thomas St Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x	No
35.01	Property				Grand Apartments		No
35.02	Property				Thomas Street Apartments		No
36	Loan	148, 149	CREFI	Citi Real Estate Funding Inc.	Orangewood Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period	No
37	Loan		CREFI	Citi Real Estate Funding Inc.	SSCP Port St. Lucie	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
38	Loan	150	GACC	DBR Investments Co. Limited	Wisconsin Walgreens Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.55x, (iii) 15 months prior to the stated expiration (including any renewal term) of any Lease Sweep Lease, (iv) upon the credit rating of any tenant under a Lease Sweep Lease falling below “BBB-” by Fitch or “BBB” or equivalent by any other rating agency, (v) the occurrence of a Lease Sweep Period	No
38.01	Property				Platteville		No
38.02	Property				Cross Plains		No
39	Loan	151	GACC	DBR Investments Co. Limited	Mount Zion Retail	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Lease Sweep Period	No
40	Loan		CREFI	Citi Real Estate Funding Inc.	CityLine Allen St	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Franchise Agreement Expiration	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
1	Loan	8, 9, 10, 11, 12, 13, 14, 15	GACC	Deutsche Bank AG, acting through its New York Branch	BX Industrial Portfolio		295,682,660.35	268,744,955.01	3.30504%			Yes	1
1.01	Property				Bridgewater Center 1							Yes	1.01
1.02	Property				401 E Laraway Rd							Yes	1.02
1.03	Property				Rochelle 1							Yes	1.03
1.04	Property				350A Salem Church Rd							Yes	1.04
1.05	Property				Romeoville Bldg 1							Yes	1.05
1.06	Property				251 E Laraway Rd							Yes	1.06
1.07	Property				7940 Kentucky							Yes	1.07
1.08	Property				Mountain Top Distribution Center 2							Yes	1.08
1.09	Property				Enterprise Parkway							Yes	1.09
1.1	Property				Cavalier I							Yes	1.1
1.11	Property				1910 International							Yes	1.11
1.12	Property				Glen Dale							Yes	1.12
1.13	Property				Romeoville Bldg 2							Yes	1.13
1.14	Property				Enterprise Distribution Center 1							Yes	1.14
1.15	Property				2270 Woodale							Yes	1.15
1.16	Property				2950 Lexington Ave South							Yes	1.16
1.17	Property				Rivers Bend Center 1B							Yes	1.17
1.18	Property				DFW Logistics Center (Bldg 4)							Yes	1.18
1.19	Property				Rivers Bend Center 1C							Yes	1.19
1.2	Property				Territorial							Yes	1.2
1.21	Property				Diamond Hill 2							Yes	1.21
1.22	Property				Rivers Bend Center 2A							Yes	1.22
1.23	Property				Rivers Bend Center 1A							Yes	1.23
1.24	Property				Diamond Hill 3							Yes	1.24
1.25	Property				Whippany Business Center 1							Yes	1.25
1.26	Property				The Colony Land							Yes	1.26
1.27	Property				Shawnee Distribution Center 1							Yes	1.27
1.28	Property				Rivers Bend Center 2B							Yes	1.28
1.29	Property				7930 Kentucky							Yes	1.29
1.3	Property				Dues Dr Distribution Center 1							Yes	1.3
1.31	Property				Gibraltar							Yes	1.31
1.32	Property				Diamond Hill 1							Yes	1.32
1.33	Property				DFW Logistics Center (Bldg 3)							Yes	1.33
1.34	Property				Elk Grove Distribution Center 1							Yes	1.34
1.35	Property				1000 Lucas Way							Yes	1.35
1.36	Property				Lakeview							Yes	1.36
1.37	Property				DFW Logistics Center (Bldg 5)							Yes	1.37
1.38	Property				9756 International							Yes	1.38
1.39	Property				350B Salem Church Rd							Yes	1.39
1.4	Property				6105 Trenton Ln							Yes	1.4
1.41	Property				300 Salem Church Rd							Yes	1.41
1.42	Property				Tower							Yes	1.42
1.43	Property				1940 Fernbrook Ln							Yes	1.43
1.44	Property				Production Distribution Center 1							Yes	1.44
1.45	Property				Culpeper							Yes	1.45
1.46	Property				Fairfield Distribution Center 1							Yes	1.46
1.47	Property				Cavalier II							Yes	1.47
1.48	Property				World Park II							Yes	1.48
1.49	Property				Diamond Hill 4							Yes	1.49
1.5	Property				2290-2298 Woodale							Yes	1.5
1.51	Property				514 Butler Rd							Yes	1.51
1.52	Property				Northridge II							Yes	1.52
1.53	Property				2222 Woodale							Yes	1.53
1.54	Property				Northridge I							Yes	1.54
1.55	Property				Romeoville Distribution Center 1							Yes	1.55
1.56	Property				1825 Airport Exchange							Yes	1.56
1.57	Property				7453 Empire - Bldg C							Yes	1.57
1.58	Property				Rivers Bend Center 1D							Yes	1.58
1.59	Property				Heathrow							Yes	1.59
1.6	Property				2240-2250 Woodale							Yes	1.6
1.61	Property				273 Industrial Way							Yes	1.61
1.62	Property				7453 Empire - Bldg B							Yes	1.62
1.63	Property				7453 Empire - Bldg A							Yes	1.63
1.64	Property				Rivers Bend Center - Land							Yes	1.64
1.65	Property				Production Distribution Center 1B							Yes	1.65
1.66	Property				Bridgewater Center 2							Yes	1.66
1.67	Property				Laraway Land 1							Yes	1.67
1.68	Property				Laraway Land 2							Yes	1.68
2	Loan	8, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	Coleman Highline		70,000,000.00					Yes	2
3	Loan	8, 22, 23, 24	GSMC	Goldman Sachs Bank USA	Amazon Industrial Portfolio		59,100,000.00					Yes	3
3.01	Property				12900 Pecan Park Road							Yes	3.01
3.02	Property				6925 Riverview Avenue							Yes	3.02
4	Loan	8, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay		1,554,200,000.00	1,365,800,000.00	3.55800%			Yes	4
4.01	Property				MGM Grand							Yes	4.01
4.02	Property				Mandalay Bay							Yes	4.02

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Franchise Agreement Expiration	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
5	Loan	8, 36, 37, 38, 39, 40	JPMCB	JPMorgan Chase Bank, National Association	Agellan Portfolio		171,000,000.00	172,000,000.00	4.40000%	31,000,000	9.00000%	Yes	5
5.01	Property				Sarasota Distribution Hub							Yes	5.01
5.02	Property				Naperville Woods Office Center							Yes	5.02
5.03	Property				Southpark Business Park FOP							Yes	5.03
5.04	Property				Supervalu							Yes	5.04
5.05	Property				Plainfield Business Center IV							Yes	5.05
5.06	Property				Beltway III							Yes	5.06
5.07	Property				4405 Continental Dr							Yes	5.07
5.08	Property				Beltway IV							Yes	5.08
5.09	Property				Sandy Plains Business Park							Yes	5.09
5.1	Property				Coliseum Distribution Center #1							Yes	5.1
5.11	Property				Silber Industrial Park							Yes	5.11
5.12	Property				Southpark Business Park M							Yes	5.12
5.13	Property				West by Northwest Business Blvd							Yes	5.13
5.14	Property				Norcross Center							Yes	5.14
5.15	Property				Goshen Springs							Yes	5.15
5.16	Property				Long Point Center							Yes	5.16
5.17	Property				Corridor Park D							Yes	5.17
5.18	Property				Southport 1-4							Yes	5.18
5.19	Property				Jameel							Yes	5.19
5.2	Property				Beltway II							Yes	5.2
5.21	Property				Braker Center 4							Yes	5.21
5.22	Property				Northgreen 1-4							Yes	5.22
5.23	Property				Minimax							Yes	5.23
5.24	Property				Southpark Business Park E							Yes	5.24
5.25	Property				9385 Washington Blvd							Yes	5.25
5.26	Property				Rothway							Yes	5.26
5.27	Property				2730 Pinnacle							Yes	5.27
5.28	Property				Columbus West - Interchange Rd							Yes	5.28
5.29	Property				1346 Oakbrook Drive							Yes	5.29
5.3	Property				1230-1236 Hardt Circle							Yes	5.3
5.31	Property				Pine Forest Business Park							Yes	5.31
5.32	Property				Rittiman East Industrial Park #23 & 24							Yes	5.32
5.33	Property				1351 Oakbrook Drive							Yes	5.33
5.34	Property				1325 Oakbrook Drive							Yes	5.34
5.35	Property				490 Heartland Drive							Yes	5.35
5.36	Property				1265 Oakbrook Drive							Yes	5.36
5.37	Property				Columbus West - Business Park							Yes	5.37
5.38	Property				1155 Bowes Road							Yes	5.38
5.39	Property				1280 Oakbrook Drive							Yes	5.39
5.4	Property				Cox Business Center							Yes	5.4
5.41	Property				2002 Bloomingdale							Yes	5.41
5.42	Property				333 Charles Court							Yes	5.42
5.43	Property				483 Heartland Drive							Yes	5.43
5.44	Property				1256 Oakbrook Drive							Yes	5.44
5.45	Property				550 Heartland							Yes	5.45
5.46	Property				Rittiman East Industrial Park #22							Yes	5.46
6	Loan	8, 41, 42, 43, 44, 45	GACC, JPMCB	DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Place - Building 6		75,350,000.00	66,900,000.00	3.369279%	49,000,000	6.35000%	Yes	6
7	Loan	8, 46, 47, 48, 49, 50	GSMC	Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association	Moffett Towers Buildings A, B & C		389,900,000.00	327,000,000.00	3.49000%			Yes	7
7.01	Property				Moffett Towers Building B							Yes	7.01
7.02	Property				Moffett Towers Building C							Yes	7.02
7.03	Property				Moffett Towers Building A							Yes	7.03
8	Loan	8, 51, 52, 53, 54, 55, 56, 57	GSMC	Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.	333 South Wabash		190,000,000.00					Yes	8
9	Loan	8, 58, 59, 60, 61, 62, 63, 64, 65	GSMC, GACC	Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association	1633 Broadway		956,000,000.00	249,000,000.00	2.99000%			Yes	9
10	Loan	8, 66, 67, 68, 69	GSMC	Goldman Sachs Bank USA	USAA Plano		25,000,000.00					Yes	10
11	Loan	70, 71, 72, 73, 74, 75	GACC	DBR Investments Co. Limited	Prosper Portfolio							Yes	11
11.01	Property				3812 North Elm Street							Yes	11.01
11.02	Property				3700 Northwest Cary Parkway							Yes	11.02
11.03	Property				8757 Red Oak Boulevard							Yes	11.03
11.04	Property				2400 Freeman Mill Road							Yes	11.04
11.05	Property				3135 Springbank Lane							Yes	11.05
11.06	Property				1084 Vinehaven Drive Northeast							Yes	11.06
11.07	Property				224, 226 & 228 Riverstone Drive							Yes	11.07
11.08	Property				125 Kinard Street							Yes	11.08
11.09	Property				5301 U.S. 321							Yes	11.09
11.1	Property				10 Eastbrook Bend							Yes	11.1
11.11	Property				1795 Devinney Road							Yes	11.11
11.12	Property				2915 Lyndhurst Avenue							Yes	11.12
11.13	Property				822 Broad Street							Yes	11.13
12	Loan	76, 77, 78, 79, 80	GACC	DBR Investments Co. Limited	Bridgewater Place							Yes	12
13	Loan	81, 82, 83, 84, 85, 86	JPMCB	JPMorgan Chase Bank, National Association	Brewery Park							Yes	13
13.01	Property				Brewery Park Phase II							Yes	13.01
13.02	Property				Brewery Park Phase I							Yes	13.02
14	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Redmond Town Center		71,500,000.00					Yes	14
15	Loan	92, 93, 94, 95, 96, 97, 98	JPMCB	JPMorgan Chase Bank, National Association	El Segundo							Yes	15

Benchmark 2020-B19 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Franchise Agreement Expiration	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
16	Loan	99, 100, 101, 102, 103	GACC	DBR Investments Co. Limited	Boyd Manufacturing Portfolio							Yes	16
16.01	Property				55 Dragon Court							Yes	16.01
16.02	Property				1 Aavid Circle							Yes	16.02
16.03	Property				217 Weis Street							Yes	16.03
16.04	Property				3315 Haseley Drive							Yes	16.04
17	Loan	8, 104, 105, 106, 107, 108	GACC	DBR Investments Co. Limited	675 Creekside Way		58,400,000.00					Yes	17
18	Loan	8, 109, 110, 111, 112, 113, 114, 115, 116	CREFI	JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.	420 Taylor Street		66,315,986.17					Yes	18
19	Loan	117, 118, 119	CREFI	Citi Real Estate Funding Inc.	112 7th Avenue							Yes	19
20	Loan		GACC	DBR Investments Co. Limited	West LA Storage							Yes	20
21	Loan	8, 120	GSMC	Goldman Sachs Bank USA	The Shoppes at Blackstone Valley		145,000,000.00					Yes	21
22	Loan	121, 122, 123	JPMCB	JPMorgan Chase Bank, National Association	Peninsula Town Center							Yes	22
23	Loan	124	GSMC	Goldman Sachs Bank USA	Varsity Brands							Yes	23
24	Loan	125	CREFI	Citi Real Estate Funding Inc.	Bloomfield Center							Yes	24
25	Loan	126	JPMCB	JPMorgan Chase Bank, National Association	Germantown Plaza							Yes	25
26	Loan	8, 127, 128	GSMC	Goldman Sachs Bank USA	Brass Professional Center		45,200,000.00					Yes	26
27	Loan	129, 130	CREFI	Citi Real Estate Funding Inc.	Williamsburg Multifamily Portfolio							Yes	27
27.01	Property				245 North 8th Street							Yes	27.01
27.02	Property				178 Skillman Avenue							Yes	27.02
28	Loan	8, 131, 132, 133, 134	GACC	DBR Investments Co. Limited	280 North Bernardo		60,000,000.00					Yes	28
29	Loan	135	CREFI	Citi Real Estate Funding Inc.	Holiday Inn Express Buckeye	12/19/2034						Yes	29
30	Loan	8, 136, 137, 138, 139, 140, 141	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue		535,000,000.00					Yes	30
31	Loan	142, 143	CREFI	Citi Real Estate Funding Inc.	Whole Foods at The Ellington							Yes	31
32	Loan		CREFI	Citi Real Estate Funding Inc.	Extra Space Self Storage - Chapel Hill							Yes	32
33	Loan	144	CREFI	Citi Real Estate Funding Inc.	99 North 4th Street							Yes	33
34	Loan	145, 146	GSMC	Goldman Sachs Bank USA	WoodSpring Nashville Rivergate	10/1/2037						Yes	34
35	Loan	147	CREFI	Citi Real Estate Funding Inc.	Grand & Thomas St Apartments							Yes	35
35.01	Property				Grand Apartments							Yes	35.01
35.02	Property				Thomas Street Apartments							Yes	35.02
36	Loan	148, 149	CREFI	Citi Real Estate Funding Inc.	Orangewood Place							Yes	36
37	Loan		CREFI	Citi Real Estate Funding Inc.	SSCP Port St. Lucie							Yes	37
38	Loan	150	GACC	DBR Investments Co. Limited	Wisconsin Walgreens Portfolio							Yes	38
38.01	Property				Platteville							Yes	38.01
38.02	Property				Cross Plains							Yes	38.02
39	Loan	151	GACC	DBR Investments Co. Limited	Mount Zion Retail							Yes	39
40	Loan		CREFI	Citi Real Estate Funding Inc.	CityLine Allen St							Yes	40

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date / ARD.

(4)	Underwritten NCF DSCR (x) is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy (%) reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field "Principal's New Cash Contribution" reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field "Principal's New Cash Contribution" reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Cut-off Date Balance ($) reflects only the Mortgage Loan included in the Issuing Entity (which may be evidenced by one or more promissory notes); however, such Mortgage Loan is part of a Loan Combination comprised of such Mortgage Loan and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by one or more separate promissory notes. With respect to each such Mortgage Loan that is part of a Loan Combination, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Debt Yield on Underwritten Net Operating Income (%), Debt Yield on Underwritten Net Cash Flow (%) and Loan Per Unit ($) calculations include any related Pari Passu Companion Loan(s) but exclude any related Subordinate Companion Loan. See “Description of the Mortgage Pool—The Loan Combinations” in the Prospectus for more information regarding the Loan Combination(s).

(9)	The related loan combination is split between (i) a 17-month revolving floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date Balance ($) of approximately $99.4 million, and (ii) a 77-month fixed rate componentized loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date Balance ($) of $322.4 million evidenced by eight A-Notes, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date Balance ($) of $227.6 million, evidenced by Notes A-1-B, A-1-C-1, A-1-C-2, and A-1-D, each of which is subordinate to all notes with a prior alphabetical designation. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan. The BX Industrial portfolio Fixed Rate Loan and BX Industrial Portfolio Floating Rate Loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio Floating Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of the debt service coverage ratio calculations herein, LIBOR is assumed to be 0.50000%. The BX Industrial Portfolio Loan Combination NCF DSCR, based on a LIBOR cap of 4.00000% for the BX Industrial Portfolio Floating Rate Loan, is 1.80x. With respect to the BX Industrial Portfolio Mortgage Loan, the debt service coverage ratios, loan-to-value ratios and debt yields include approximately $58,283,000 of the Cut-off Date Balance of the BX Industrial Portfolio Floating Rate Loan.

(10)	The Largest Tenant at the individual Mortgaged Property located at 500 HP Way, Nestor Imports, Inc. (“Nestor”), has the one–time option to terminate its lease (the "Termination Option"), effective as of the Early Termination Date (as hereinafter defined), provided that, among other things, no event of default is ongoing and prior written notice is given of Nestor’s exercise of the Termination Option (the "Early Termination Notice"), which termination will be effective on the last day of the calendar month that is 180 days after the date upon which the landlord receives such Early Termination Notice (the “Early Termination Date”). The sole tenant at the individual Mortgaged Property located at 7940 Kentucky Avenue, The United States of America, may terminate its lease, in whole or in part, at any time effective after the October 31, 2024, by providing not less than 120 days' prior written notice to the related landlord.

(11)	The sole tenant at the 1910 International Mortgaged Property and the Culpeper Mortgaged Property, and the Largest Tenant at the 7453 Empire Bldg B Mortgaged Property, has subleased its space at each such Mortgaged Property.

(12)	The subordinate debt is comprised of the following: $85,724,445 B Note $129,885,523 C Note and $53,134,987 D Note

(13)	The borrower may obtain the release of any individual Mortgaged Property in connection with a partial prepayment of the related Loan Combination in an amount equal to the sum of (i) the allocated loan amount for such Mortgaged Properties as reduced pursuant to certain prepayments permitted under the Mortgage Loan documents (the “Amortized Release Amount”) and (ii) a release price premium equal to 5% of the Amortized Release Amount for each applicable individual Mortgaged Property to be released (with such premium increasing to 10% upon 30% or more of the original principal balance of the related Loan Combination having been prepaid). The Mortgage Loan documents require that (1) after giving effect to such partial release, the debt yield must equal or exceed the greater of (a) 7.5% or (b) the lesser of 8.5% and the debt yield immediately prior to such release and (2) certain REMIC related conditions be satisfied. In the event that there is an undrawn Revolving Advance on the BX Industrial Portfolio Floating Rate Loan that is available for borrowing at the time of the partial release, the borrower may, in lieu of paying the Adjusted Release Amount, cause the amount of such undrawn Revolving Advance to be reduced by an amount equal to the Adjusted Release Amount; provided that the borrower has paid any spread maintenance premium then due. If such prepayments are applied to the BX Industrial Portfolio Fixed Rate Loan prior to April 9, 2026, an amount equal to the greater of (a) 1.00% of the amount prepaid and (b) a yield maintenance premium is required to be paid.

In addition, partial releases to cure an event of default related to an individual property or cure a ground lease default on a ground leased individual property without being required to satisfy the debt yield test above and without payment of any yield maintenance premium.

(14)	The Mortgage Loan documents provide that in the event of a voluntary or collusive bankruptcy action by or against the borrower, liability of the related non-recourse carveout guarantor is limited to 10% of the then-outstanding principal balance of the Loan Combination, plus the enforcement cost relating to such bankruptcy action. In addition, the Loan Combination documents provide that for so long as the borrower maintains the environmental insurance policy required under the loan agreement (the “BX Industrial PLL Policy”), the related guarantor will have no liability under the related environmental indemnity agreement, and that such guarantor’s liability relating to the borrower’s failure to maintain the BX Industrial PLL Policy pursuant to the Mortgage Loan documents is capped at the amount of coverage required for the BX Industrial PLL Policy.

(15)	The BX Industrial PLL Policy is required to be for a term of at least two years past the related maturity date (the “Required PLL Period”); provided, however, the borrower may obtain such BX Industrial PLL Policy for an initial policy term of five years so long as at least 10 business days prior to the expiration thereof, the borrower renews or extends such BX Industrial PLL Policy for a term not less than the Required PLL Period. The BX Industrial PLL Policy must include limits of liability of no less than

$5,000,000 per incident, and, with respect to Allied World Assurance Company (U.S.), Inc., $10,000,000 in the aggregate, and with respect to Steadfast Insurance Company, $25,000,000 in the aggregate, in each case with a self-insured retention amount of no more than $50,000 per pollution condition (except for clean-up claims for mold conditions, which may be $100,000). At loan origination, the borrower obtained policies from Steadfast Insurance Company and Allied World Assurance Company (U.S.), Inc. with the above coverage amounts, with each policy subject to a five-year term.

(16)	The sole tenant, Roku, Inc. ("Roku"), has free rent through the end of September 2020, which has been reserved for. Roku’s lease commenced in March 2020. The tenant has not yet taken full occupancy of the space.

(17)	The Appraised Value ($) represents the “As Stabilized” appraised value, which assumes free rent has burned off and rent commencement has begun. The sole tenant, Roku, Inc., has begun the buildout of its space and approximately $1.9 million was reserved upfront for tenant improvements and free rent. Based on the “As Is” appraised value as of July 13, 2020 equal to $301.1 million, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity (%) are 51.5%.

(18)	The Mortgaged Property is newly constructed, and historical financial information is not available.

(19)	The defeasance lockout period will be at least 24 payments beginning with and including the first payment date of October 6, 2020. The borrower has the option to defease the entire $155.0 million Coleman Highline Loan Combination in whole (but not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 7, 2023. The assumed defeasance lockout period of 24 months is based on the expected closing date of the BMARK 2020-B19 securitization in September 2020. The actual lockout period may be longer.

(20)	The two related non-recourse carveout guarantors are liable on a several, and not joint, basis, with one guarantor’s liability capped at 95%, and the other guarantor’s liability capped at 5%. In addition, the related non-recourse carveout guarantor is not liable under the related environmental indemnity to the extent that the related environmental party or a third party providing indemnity is liable for the related losses. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the prospectus for further information.

(21)	The borrowers obtained such a PLL insurance policy (the “Coleman Highline PLL Policy”) from Lloyd’s Syndicates 623/2623, with the borrower as named insured, with per incident and aggregate limits of $10,000,000 and a self-insured retention of $100,000 for each incident; the policy names the lender as additional insureds pursuant to a “Mortgagee Assignment” endorsement providing automatic rights of assignment in the event of default. The current Coleman Highline PLL Policy term expires in March 2028. The Mortgage Loan documents require that the policy term be for term of at least three years past the latest possible extended maturity date of the related Mortgage Loan (the “Coleman Highline Required PLL Period”); provided, however, such borrower may obtain the Coleman Highline PLL Policy for an initial policy term of ten years so long as at least ten business days prior to the expiration thereof, such borrower renews or extends the Coleman Highline PLL Policy for or a term not less than the Coleman Highline Required PLL Period.

(22)	The lockout period will be at least 25 payment dates beginning with and including the First Due Date in September 2020. For the purpose of this Prospectus, the assumed lockout period of 25 payment dates is based on the expected Benchmark 2020-B19 securitization closing date in September 2020. The actual lockout period may be longer.

(23)	JDM AMZN KC, LLC (the “Kansas Borrower”) acquired the Mortgaged Property from RELP Turner, LLC, the prior owner and developer of the Mortgaged Property (the “Developer”), as well as the Developer’s interests in certain industrial revenue bonds and the related documents in order to maintain a 100%, 10-year real property tax abatement relating to the Mortgaged Property through an industrial revenue bond and payment-in-lieu-of-taxes (“PILOT”) program with the Unified Government of Wyandotte County/Kansas City, Kansas (the “Municipality”). The Kansas Borrower is subject to a “Performance

Agreement”, which grants the Kansas Borrower a 100% abatement of ad valorem and personal property taxes on the Mortgaged Property for the period that the related bonds remain outstanding, provided that the Developer pays $5,000 per year in lieu of taxes (the “PILOT Payment”) for the duration of the tax abatement. The Kansas Borrower owns the fee interest in the Mortgaged Property and leases it to the Municipality pursuant to the “PILOT Base Lease”, which qualifies the Mortgaged Property for a tax exemption due to the Municipality’s lessee interest. Concurrently with the PILOT Base Lease, the Municipality leases the Mortgaged Property back to the Kansas Borrower for its occupancy and use pursuant to the “PILOT Lease Agreement”, which provides that the Kansas Borrower’s sole rent obligations are to pay interest and principal on the bonds as they become due. The Kansas Borrower is the sole holder of the bonds. No money changes hands to effect the Kansas Borrower’s rent obligations under the PILOT Lease Agreement because the Kansas Borrower, as owner of the bonds, has waived any actual payment of interest and principal otherwise due under the bonds.

(24)	Historical cash flow information is not available because each of the related Mortgaged Properties are subject to a triple-net lease with the related sole tenant.

(25)	Each of the related Mortgaged Properties consist of a resort and casino and, as of the trailing twelve months ending June 30, 2020 (i) with respect to the MGM Grand Mortgaged Property, approximately 26.2% of the revenues were from hotel rooms, approximately 27.4% of the revenues were from food and beverage sales, approximately 24.4% of the revenues were from gaming, and approximately 22.0% of the revenues were from other sources and (ii) with respect to the Mandalay Bay Mortgaged Property, approximately 33.8% of the revenues were from hotel rooms, approximately 29.8% of the revenues were from food and beverage sales, approximately 13.6% of the revenues were from gaming, and approximately 22.8% of the revenues were from other sources.

(26)	The MGM Grand & Mandalay Bay Loan Combination is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined in the related loan agreement) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the applicable note(s) comprising a portion of the MGM Grand & Mandalay Bay Loan Combination in the manner set forth in the MGM Grand & Mandalay Bay Loan Combination documents, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Loan Combination in the manner set forth in the MGM Grand & Mandalay Bay Loan Combination documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan(s)” in this Prospectus.

(27)	The Appraised Value ($) of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Mortgaged Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased–Sale–Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The Appraised Value of $7,352,600,000 (“Aggregate As Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Mortgaged Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Mortgaged Properties is owned by the MGM tenant or certain sublessees at the MGM Grand & Mandalay Bay Mortgaged Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the master lease), which granted a security interest in certain property of the MGM tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM tenant (as more particularly described in the master lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the master lease due to an event of default by the MGM tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the lender.

(28)	The Mortgage Loan Cut-off Date LTV Ratio (%) and the Mortgage Loan LTV Ratio at Maturity / ARD (%) are based on the "Aggregate As Is Appraised Value" are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The Mortgage Loan Cut-off Date LTV Ratio (%) (Other Than “As Is”) and the Mortgage Loan LTV Ratio at Maturity / ARD (%) are based on the Aggregate Real Property Appraised Value are 35.5% and 35.5%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan.

(29)	The defeasance lockout period will be at least 30 payment dates beginning with and including the First Due Date of April 5, 2020. The MGM Grand & Mandalay Bay Borrowers have the option to defease the MGM Grand & Mandalay Bay Loan Combination, in whole or in part, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 14, 2023. The MGM Grand & Mandalay Bay Loan Combination may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release or a Default Release (as defined in the Prospectus)). The assumed lockout period of 30 payment dates is based on the expected Benchmark 2020–B19 securitization closing date in September 2020. The actual lockout period may be longer.

(30)	Under the Master Lease, the MGM tenant is required to pay to the MGM Grand & Mandalay Bay Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, the MGM tenant will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five–year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Mortgaged Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. The Mortgaged Properties were acquired in a sale-leaseback transaction.

(31)	The lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, and (ii) in lieu of providing an indemnity or guaranty from a sponsor. The environmental policy has a maximum policy amount of $25,000,000 and an expiration date of February 14, 2025.

(32)	The Guarantors' liability for full recourse events is several and not joint, and is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Loan Combination as of the date of the event. In addition, only the MGM Grand & Mandalay Bay Borrowers are liable for breaches of environmental covenants; provided, however, that if the MGM Grand & Mandalay Bay Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Loan Combination documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

(33)	Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) is calculated using the appraised value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties.

(34)	The MGM Grand & Mandalay Bay Loan Combination was co–originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Société Générale Financial Corporation.

(35)	The increase by 10% or more from Most Recent NOI (if past 2019) ($) to Underwritten Net Operating Income ($) is a result of the temporary closure of the MGM Grand & Mandalay Bay Properties due to COVID-19. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things.

(36)	The Appraised Value is based on an aggregate “As Is” value of the Mortgaged Properties and is inclusive of excess land value that is defined in each individual Mortgaged Property appraisal and serves as collateral for the whole loan. The excess vacant land parcels are associated with the Sarasota Distribution Hub and Supervalu properties, and may be released pursuant to satisfying conditions set forth in the whole loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Prospectus.

(37)	The lockout period will be at least 25 payments beginning with and including the first payment date of September 7, 2020. The borrowers have the option to defease the full $403.0 million Agellan Portfolio Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The assumed lockout period of 25 payments is based on the expected Benchmark 2020-B19 securitization closing date in September 2020. The actual lockout period may be longer.

(38)	Under the Mortgage Loan documents, the borrowers have the right to the release an individual Mortgaged Property from the lien of the mortgage, provided that the borrowers satisfy certain terms and conditions set forth in the Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Prospectus.

(39)	The aggregate liability of the Guarantor with respect to the matters that constitute full recourse carveouts (each, a “Full Recourse Event”) under the Agellan Portfolio Whole Loan documents may not exceed an amount equal to (x) 20% of the outstanding principal balance of the Agellan Portfolio Whole Loan as of the first occurrence of a Full Recourse Event plus (y) any and all reasonable third–party costs incurred by the lender (including reasonable and out–of–pocket attorney’s fees and costs) in connection with the enforcement of the Full Recourse Event thereunder and the collection of amounts due thereunder.

(40)	With respect to the Agellan Portfolio – Rothway Mortgaged Property, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns.

(41)	The sole tenant at the Mortgaged Property, Google, is building out its space, and has not yet taken occupancy of the Mortgaged Property. In addition, Google is entitled to twelve months’ free rent through May 1, 2021. At origination, $12,062,876 was reserved in respect of such free rent.

(42)	The Appraised Value ($) represents the “As Stabilized” as of May 1, 2021. The appraiser also concluded an “As Is” appraised value of $333,000,000 as of August 1, 2020, which results in a Cut-off Date LTV and Maturity Date LTV of 40.0% for the Moffett Place – Building 6 Senior Notes, 60.1% for the Moffett Place – Building 6 Loan Combination and 74.8% for the Moffett Place – Building 6 Total Debt

(43)	The defeasance lockout period will be at least 24 payments beginning with and including the first payment date of September 6, 2020. The borrower has the option to defease the entire $200.0 million Moffett Place - Building 6 Loan Combination in whole (but not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 6, 2023. The assumed defeasance lockout period of 24 months is based on the expected closing date of the BMARK 2020-B19 securitization in September 2020. The actual lockout period may be longer.

(44)	The Moffett Place - Building 6 Mortgage Loan was co-originated by JPMorgan Chase Bank, National Association and DBR Investments Co. Limited.

(45)	The Mortgaged Property is newly constructed, and historical financial information is not available.

(46)	The Moffett Towers Buildings A, B & C Loan Combination was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association.

(47)	The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated utilizing the “As Stabilized” portfolio appraised value of $1,145,000,000 as of October 1, 2021, which assumes that both Google and Comcast take occupancy at the Mortgaged Properties and are paying unabated rent as of October 1, 2021. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated based on the “As Is” appraised value of $995,000,000, as of January 3, 2020, are both 44.5%.

(48)	The increase from 2019 NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to new recent leasing to Google and Comcast and includes the straight line average of contractual rent step increments over the lease term for investment grade tenants.

(49)	Google, representing 85.7% of net rentable area at the related Mortgaged Properties, has executed a lease for Building B but has not yet accepted delivery or begun paying rent. Google is expected to take possession of Building B in January 2021, provided that the ongoing COVID-19 pandemic may delay the delivery of the remaining space that Google is expected to take in Building B, which would impact and/or delay the rent commencement date for such space. We cannot assure you if or when the space will be delivered or when Google will begin paying rent on their delivered space. Google took possession of the initial phase of their space in Building C (96,282 SF of the total 181,196) on March 1, 2020 and took possession of the remaining space in Building C (84,914 SF of the total 181,196) on July 1, 2020.

(50)	Comcast, representing 11.7% of the net rentable area, has executed a lease extension and relocation for a total of 111,707 SF but has not yet accepted delivery or begun paying rent on 40,296 SF of such relocation space. Comcast is expected to begin paying rent on both the existing space and relocation premises in March 2021. We cannot assure you that Comcast will take occupancy and commence paying rent as expected or at all.

(51)	The 333 South Wabash Loan Combination was co-originated by Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, American Home Assurance Company and National Union Fire Insurance Company of Pittsburgh, PA.

(52)	At any time on or after September 1, 2024, the borrower has the right to voluntarily prepay, and defease, as applicable, the 333 South Wabash Loan Combination in full provided that (i) in respect of a prepayment of (a) note AGL, (b) note AGL-Fortitude, (c) note VALIC, (d) note NUFI-Fortitude, (e) note AHAC and (f) note AHAC-Fortitude (collectively, “Tranche A-1 Notes”), the borrower pays a prepayment premium equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance evidenced by the Tranche A-1 Notes as of the prepayment date, and (ii) the borrower defeases the portion of the 333 South Wabash Loan Combination evidenced by the (x) note Tranche A-2-A, (y) note Tranche A-2-B and (z) note Tranche A-2-C (collectively, “Tranche A-2 Notes”). For the avoidance of doubt, the Tranche A-1 Notes must be prepaid simultaneously as the Tranche A-2 Notes are defeased.

(53)	Commencing on the first payment date following the occurrence of an Amortization Trigger Event, combined payments of principal and interest will be payable, in arrears, on each monthly Payment Date in the amount of (a) $340,745.07 under the Note (AGL), (b) $69,411.03 under the Note (AGL-Fortitude), (c) $157,752.35 under the Note (VALIC), (d) $12,620.19 under the Note (NUFI-Fortitude), (e) $37,860.56 under the Note (AHAC), (f) $12,620.19 under the Note (AHAC-Fortitude), (g) $225,360.49 under the Note (Tranche A-2-A), (h) $135,216.30 under the Note (Tranche A-2-B), and (i) $90,144.20 under the Note (Tranche A-2-C). “Amortization Trigger Event” means, commencing on the Payment Date in August 2026 and on the Payment Date in August of each calendar year thereafter, (i) the Net Operating Income for the twelve (12) calendar months immediately preceding the date of determination does not exceed $21,000,000 or (ii) based on a lease-in-place analysis as of the date of determination, the aggregate portion of the Mortgaged Property demised pursuant to any lease with a stated termination date on or prior to the date that is thirty-six (36) months following the date of determination exceeds 241,348 square feet.

(54)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) at the Mortgaged Property is primarily attributable to The Northern Trust Company’s new 15-year direct lease for approximately 45.4% of the net rentable area at the Mortgaged Property that commences in September 2020. Leased occupancy changed from below 40% as of December 2019 to 90.5% in the underwriting due to recent leasing in previously vacant space.

(55)	The Largest Tenant, The Northern Trust Company, representing approximately 45.4% of the net rentable area, has signed a lease with respect to an additional approximately 4.7% of the net rentable area at the Mortgaged Property commencing in 2023.

(56)	The Largest Tenant, The Northern Trust Company, representing approximately 45.4% of the net rentable area, has the option to contract up to two full floors of its space on August 31 in 2027, 2030 or 2032 upon, among other conditions, (i) 12 months’ notice for the options in 2027 and 2032 and (ii) 18 months’ notice for the option in 2030. The Second Largest Tenant, Chicago Housing Authority, representing approximately 18.4% of net rentable area, has a one-time right to terminate its lease effective on December 31, 2031 with 18 months’ prior notice. The Third Largest Tenant, Continental Casualty Company, representing approximately 4.7% of net rentable area, has a one-time right to terminate its lease with respect to the fourth floor (28,172 SF) effective on May 31, 2023 with notice provided by May 31, 2022.

(57)	The Fourth Largest Tenant, Akuna Capital LLC, leases 28,466 SF with a lease expiration of December 31, 2029 and 27,916 SF with a lease expiration of December 31, 2025.

(58)	The 1633 Broadway Loan Combination was co-originated by Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association. GSMC is contributing note A-1-C-4-A with a Cut-off Date Balance of $30,000,000 and GACC is contributing note A-2-C-4-B with a Cut-off Date Balance of $15,000,000.

(59)	The Mortgaged Property includes 145,192 SF of theater space, constituting approximately 5.7% of the net rentable area at the Mortgaged Property, and approximately 80,000 SF of retail space, constituting approximately 3.1% of the net rentable area at the Mortgaged Property, of which approximately 40,000 SF is vacant.

(60)	The “As Is” appraised value of $2,400,000,000 as of October 24, 2019 includes the extraordinary assumption that the owner has provided a $55,980,670 capital expenditure budget, which was utilized to estimate the value set forth in the appraisal. Such capital expenditures are not required to be performed under the terms of the Mortgage Loan documents and have not been reserved for under the Mortgage Loan documents, and there can be no assurance that they will be made.

(61)	The Largest Tenant, Allianz Asset Management of America L.P., subleases 20,600 SF of suite 4600 (totaling 54,118 SF) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 SF of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 PSF through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease.

(62)	The Second Largest Tenant, WMG Acquisition Corp, subleases 3,815 SF of suite 0400 (totaling 36,854 SF) to Cooper Investment Partners LLC at a base rent of $58.37 PSF on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease.

(63)	The Fourth Largest Tenant, Morgan Stanley & Co, has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, by providing 18 months’ notice and payment of a termination fee.

(64)	The Fifth Largest Tenant, Kasowitz Benson Torres, subleases a collective 32,487 SF of Suite 2200 (totaling 50,718 SF) to three tenants. Delcath Systems, Inc. subleases 6,877 SF and pays a rent of $68.50 PSF through February 28, 2021; Avalonbay Communities subleases 12,145 SF through October 31, 2026 and pays a current rent of $74.00 PSF; Cresa New York subleases 13,195 SF and pays a rent of $65.00 PSF through April 30, 2021. Underwritten base rent is based on the contractual rent under the prime lease. Kasowitz Benson Torres has the right to terminate one full floor of its premises located on the uppermost or lowermost floors, effective as of March 31, 2024, by providing notice by March 31, 2023 and payment of a termination fee.

(65)	On the loan origination date, the borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations consisting of (a) $24,105,228 for certain outstanding tenant improvements, (b) $804,393 for certain outstanding leasing commissions and (c) $15,480,107 for certain outstanding free rent. Subsequently, the borrowers substituted a letter of credit for the cash on reserve in such reserve account. To reflect the amount of costs incurred and paid, the borrower has requested a reduction of the amount outstanding with regards to the letter of credit. The requested reduction amount is $15,988,258, which would reduce the letter of credit to $10,203,088.

(66)	Commencing on the Anticipated Repayment Date, the interest rate will increase to a per annum rate equal to the greater of (x) 3.624% plus 300 basis points, (y) 6.45% or (z) the 1-year Swap Rate as of the Anticipated Repayment Date plus 292 basis points.

(67)	The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated utilizing the “Hypothetical Market Value - Accelerated Occupancy” appraised value of $119,900,000 as of August 2, 2020, which assumes that the scheduled occupancy by USAA of the entire Mortgaged Property occurs as of August 2, 2020, which is contrary to the actual terms of the related lease. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated based on the “As Is” appraised value of $99,200,000, as of August 2, 2020, are both 64.1%.

(68)	Historical cash flow information is not available because the Mortgaged Property was recently acquired at origination.

(69)	The sole tenant, USAA, has executed a lease for the entire Mortgaged Property but currently only occupies 125,000 SF (the "Phase I Space") on floors 2 and 3 pending the scheduled surrender of the remaining space by its current occupant, nThrive. The USAA lease had a commencement date with respect to the Phase I Space of January 2020 and USAA is expected to commence paying rent on the Phase I Space in October 2020, following the expiration of a nine-month free rent period. USAA is expected to (i) take occupancy of floor 1 (the "Phase II Space") and floor 4 (the "Phase III Space") in July and September 2021, respectively, and (ii) commence paying rent for the Phase II Space and Phase III Space in January 2022. We cannot assure you that USAA will take possession of or begin paying rent on its space as expected or at all.

(70)	The Largest Tenant at the individual Mortgaged Property located at 224, 226, & 228 Riverstone Drive, has multiple expiration dates. There are 2 leases with 7,125 SF expiring on 9/30/2026 and the remaining 2,500 SF expiring on 4/30/2024.

(71)	The Mortgaged Property located at 3812 North Elm Street comprises 2 of 34 total units within a condominium and has an 18.6% ownership interest in the condominium.

(72)	The Mortgaged Property located at 224, 226 & 228 Riverstone Drive comprises 3 of 17 total units within a condominium and has an 26.1% ownership interest in the condominium.

(73)	After the lockout period, the borrower has the right to obtain the release of any individual Mortgaged Property in connection with a bona fide third party sale of such Mortgaged Property upon defeasance of a release amount equal to the greater of (x) 120% of the allocated loan amount of such Mortgaged Property and (y) 100% of the net sales proceeds of such Mortgaged Property, and satisfaction of certain conditions, including (i) after giving effect to such sale and defeasance, (A) the debt service coverage ratio of the remaining Mortgaged Properties is not less than the greater of the debt service coverage ratio immediately preceding such sale and defeasance and 1.63x (the “Prosper Portfolio Release DSCR”) and (B) the loan-to-value ratio of the remaining Mortgaged Properties is not more than the lesser of the loan-to-value ratio immediately preceding such sale and 60% (the “Prosper Portfolio Release LTV”), and (ii) satisfaction of certain REMIC related conditions. In addition, (i) in the event that any amendment, modification, cancellation or termination of any condominium document with respect to the condominium related to the 3812 North Elm Street Mortgaged Property occurs without the lender’s consent, and the lender determines that such action has a material adverse effect on the related Mortgaged Property or the borrower’s interest therein, the lender has the right to require the borrower to obtain the release of such Mortgaged Property within 45 days after such action, and (ii) in the event that any amendment, modification, cancellation or termination of any condominium document with respect to either the condominium related to the 3812 North Elm Street Mortgaged Property or the condominium related to the 224, 226 & 228 Riverstone Drive Mortgaged Property occurs without the lender’s consent (which action will constitute an event of default under such Mortgage Loan), the borrower has the right to cure such event of default by obtaining the release of the related Mortgaged Property within 45 days after such action, provided that in the case of each of (i) and (ii) the borrower is required to defease (or if such event is prior to the expiration of the defeasance lockout period, prepay, together with a prepayment fee equal to the greater of 2% of the amount prepaid and a yield maintenance premium) a release amount equal to the greater of (x) 120% of the allocated loan amount of such Mortgaged Property and (y) 100% of the net sales proceeds of such Mortgaged Property and to satisfy certain conditions, including (i) if after giving effect to the release, the debt service coverage ratio is less than the Prosper Portfolio Release DSCR or the loan-to-value ratio is greater than the Prosper Portfolio Release LTV, prepay (without payment of a prepayment fee) an additional amount such that the Proper Portfolio Release DSCR and/or Prosper Portfolio Release LTV is satisfied and (ii) satisfaction of REMIC related conditions.

(74)	The LTV is based on the "As Portfolio" value of $62,343,750. The value of each property was individually appraised totaling $59,375,000 and a 5% portfolio premium was added by the appraiser.

(75)	Mortgage Loan proceeds were used to (i) acquire 125 Kinard Street for approximately $3,012,002 and 5301 U.S. 321 for approximately $2,821,987 and (ii) refinance existing debt on the remaining properties of approximately $29.949 million

(76)	The Largest Tenant, Varnum, will have the right to terminate its lease with respect to the 13th floor (17,598 SF) of the building at any time after December 31, 2015 by providing twelve months prior written notice.

(77)	The Fourth Largest Tenant, Colliers International, has a termination option and contraction option. In the event that (i) the leasing contract between the landlord and Colliers International is terminated due to (A) (x) a sale or condemnation of the property, or total or partial destruction of the property, or (y) a petition in bankruptcy being filed by or against the landlord or Colliers International or if either the landlord or Colliers International makes an assignment for the benefit of creditors or take advantage of any insolvency act, or (B) if the landlord terminates such leasing contract upon 30 days’ prior written notice to Colliers International, or (ii) Colliers International is no longer the exclusive leasing agent for the building, Colliers International has the right to immediately (within five (5) business days) terminate the lease upon written notice to the landlord. Furthermore, Colliers International has the option to terminate its lease as to up to 4,400 SF of their premises, which portion is subject to the landlord’s prior approval in the landlord’s sole but good-faith judgment, as of the last day of the 84th calendar month of the term of its lease (October 2022) with 270 days’ notice

(78)	At loan origination, Hertz Group Realty Operating Partnership, LP (i.e. the non-recourse carveout guarantor), provided an additional $2.25 million principal guaranty. The guaranty will be reduced to $1.5 million once the borrower executes an acceptable Varnum lease renewal and/or replacement in accordance with the terms of the Bridgewater Place Mortgage Loan documents and will reduce to $0 upon the borrower executing both (i) an acceptable Varnum lease renewal and/or replacement in accordance with the terms of the Bridgewater Place loan documents and (ii) an acceptable Spectrum Health lease renewal and/or replacement in accordance with the terms of the Bridgewater Place Mortgage Loan documents.

(79)	The Varnum Rollover Funds require $95,700 monthly deposits ($3.25 PSF per annum) beginning with the monthly payment date in October 2020 through and including the earlier to occur of (i) (1) the date that (a) the Varnum lease is extended per the renewal option set forth in its lease, (b) the Varnum lease is extended for the entirety of its space for a period of no less than three years beyond the stated maturity date pursuant to a modification of the Varnum lease approved by the lender or (c) the entire space demised pursuant to the Varnum lease is leased pursuant to a combination of (x) one or more replacement leases entered into in accordance with the terms of the Bridgewater Place Mortgage Loan documents, each of which has a lease expiration date no earlier than three years beyond the stated maturity date and (y) an extension of the Varnum lease for a portion of its space (i.e. the portion not covered by the foregoing clause (i)(1)(c)(x)) for a period of no less than three years beyond the stated maturity date pursuant to a modification of the Varnum lease approved by the lender and (2) each such tenant under the foregoing lease(s) has, among other things, taken occupancy and commenced paying full contractual rent under the applicable lease(s) and any initial free rent period or period of partial rent abatements has expired or, alternatively, sufficient funds are on deposit in the Varnum Rollover Account and, to the extent applicable, the Lease Sweep Account (and the borrower requests that the lender retain the same for said purpose) to account for all remaining scheduled free rent periods or rent abatements (it being understood that the borrower will be permitted to make a voluntary deposit into the Varnum Rollover Account or Lease Sweep Account (as applicable) to the extent there are not sufficient funds on deposit to satisfy this clause (i)(2)), and (ii) the monthly payment date in January 2020. Upon the execution of a Varnum lease renewal and/or replacement in accordance with the terms of the loan documents, any funds in this reserve in excess of amounts used for approved leasing expenses with respect to such renewal are required to be released into the ongoing TILC Reserve.

(80)	The increase by 10% or more from Most Recent NOI ($) to UW NOI ($) is primarily attributable to new leases signed with Kreis, Enderle, Hudgins & Borsos PC as well as straight line rent and rent increases.

(81)	The borrower sponsor is the Largest Tenant, occupying approximately 17.3% of the net rentable area.

(82)	The Second Largest Tenant, Detroit Area Agency on Aging, has the option to terminate its lease effective as of the end of the 60th month of the lease term (December 2023) upon providing at least nine months' prior written notice and the payment of a termination fee equal to the sum of (i) the unamortized amount of the landlord’s costs for the premises improvements provided under the lease or otherwise made at the landlord’s cost at the request of the tenant, plus (ii) six months’ base rent and additional rent under the lease at the rates applicable when the tenant provides the written notice of its intent to exercise its termination option.

(83)	The Third Largest Tenant, Garan Lucow Miller, P.C., has the option to terminate its lease effective as of the end of the 96th month of the lease term (June 2023) upon providing at least six months' prior written notice by specifying the number of rentable square feet of the premises that the tenant desires to surrender which must be at least 10% of the rentable square footage of the premises, and the payment of a termination fee equal to the sum of (i) the unamortized amount of, the base rent abated under the lease, the landlord’s costs for the landlord improvements provided under the lease or otherwise made at the landlord’s cost at the request of the tenant, leasing commissions paid by the landlord to the brokers of record, and legal and architectural fees paid by the landlord, plus (ii) the landlord's costs to build a demising wall for the surrendered space and to return the surrendered space to white box condition.

(84)	The Fourth Largest Tenant, Alcohol, Tobacco, and Firearms (US Government), may terminate its leases, in whole or in part, at any time by providing not less than 90 days' prior written notice to the lessor.

(85)	The Fifth Largest Tenant, UAW Retiree Medical Benefits Trust, has the option to terminate its lease effective as of the end of the 89th month of the lease term (January 2028) upon providing at least 12 months' prior written notice and the payment of a termination fee equal to the sum of: (i) the unamortized amount of, the base rent abated under the lease, the premises improvement allowance under the lease, the landlord's costs for the premises improvements provided under the lease or otherwise made at the landlord's cost at the request of the tenant, leasing commissions paid by the landlord to the brokers of record, and legal and architectural fees paid by the landlord plus (ii) five months’ base rent and additional rent at the rates applicable when the tenant provides written notice to the landlord of its intent to exercise its termination option.

(86)	At loan origination, the borrower deposited into the Upfront Debt Service Reserve ($) the amount of $438,683.28 (the “Minimum Balance”), representing the aggregate amount of the monthly debt service payment amount for three months. If the borrower delivers a completed disbursement request and certification in accordance with the Mortgage Loan documents, or if the lender determines that rents from the Mortgaged Property may not be sufficient to pay the aggregate of the Required Payments (as defined below), the lender is required to disburse the requested amount to pay the monthly debt service payment amount, the monthly payments required to be deposited into the Ongoing Debt Service Reserve ($), Ongoing RE Tax Reserve ($), Ongoing Insurance Reserve ($), Ongoing Replacement Reserve ($), and Ongoing TI/LC Reserve ($) (such required payments, collectively, the “Required Payments”). On each Due Date following any application of the Debt Service Reserve Fund as described in the foregoing sentence, and until such time as the balance in the Ongoing Insurance Reserve ($) equals the Minimum Balance, the borrower is required to, among other things, deposit into the Ongoing Debt Service Reserve ($) an amount equal to gross income from operations of the Mortgaged Property for the immediately preceding month, minus (a) the operating expenses for such month as approved by the lender and (b) other required payments due in accordance with the Mortgage Loan documents on such Due Date.

(87)	The Mortgaged Property consists of 314,547 SF of retail space that is 91.7% occupied and accounts for 78.9% of underwritten gross potential rent. The Mortgaged Property also consists of 71,868 SF of office space that is 98.0% occupied and accounts for 17.2% of gross potential rent.

(88)	The increase from Most Recent NOI (if past 2019) ($) to Underwritten Net Operating Income ($) at the Redmond Town Center Mortgaged Property is primarily attributable to the inclusion of contractual rent steps through February 2021.

(89)	The lockout period will be at least 30 payment dates beginning with and including the First Due Date in April 2020. Defeasance of the Redmond Town Center Loan Combination is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) February 21, 2023. The assumed defeasance lockout period of 30 payment dates is based on the expected BMARK 2020-B19 securitization closing date in September 2020. The actual lockout period may be longer.

(90)	The Fourth Largest Tenant, Pediatric Associates, Inc. P.S., has the right to reduce its rent by 50% or terminate its lease after 12 months if a pediatric competitor leases space on the second floor of the building.

(91)	The Mortgaged Property obtained an environmental insurance policy to address environmental conditions or concerns with a maximum policy amount of $7,000,000 and an expiration date of February 21, 2028.

(92)	On the Closing Date, JPMCB is contributing the initial interest deposit amount to the Issuing Entity to cover one month’s interest that would have accrued with respect to the loan at the related interest rate, and each of the Original Term To Maturity / ARD (Mos.), Remaining Term To Maturity / ARD (Mos.) and First Due Date reflects the foregoing. The whole loan’s actual First Due Date under the related whole loan documents is November 1, 2020, with a loan term of 120 months.

(93)	The Largest Tenant, Aerospace Corp, may terminate at any time after (a) March 31, 2024 if (i) the U.S. Air Force Space and Missile System Center has been relocated from the Los Angeles Air Force Base, or (ii) Los Angeles Air Force Base has been closed, by providing a 270 days’ advance notice and the payment of a termination fee in the amount equal to the sum of (A) the unamortized amount of all brokerage commissions paid or incurred by the landlord, plus (B) the unamortized cost of the improvement allowance as described in the lease, and (b) as of March 31, 2026, so long as the tenant is not in default of its lease by providing a nine months’ advance notice and the payment of a termination fee of $300,524.34 plus unamortized broker commission and the tenant improvement allowance.

(94)	The Second Largest Tenant, The Mitre Corporation, has a one-time right to terminate its lease on January 31, 2023, with a written notice delivered by no later than January 31, 2022.

(95)	The Fourth Largest Tenant, Big 5 Corporation, has a one-time right to terminate its lease for Suites 202 and 120, on February 28, 2022, with a written notice delivered by no later than October 31, 2021.

(96)	The Fifth Largest Tenant, Parsons Government, has a one-time option to terminate its lease at the end of the 48th lease month (March 2025) of the extended term of the lease, with a 12 months’ advanced written notice and the payment of a termination fee equal to all unamortized brokerage commissions as of such termination date.

(97)	At loan origination, the borrower deposited into the Upfront Debt Service Reserve ($) the amount of $254,740 (the “Required Minimum”). Upon the borrower’s delivery of an officer’s certificate and supporting documents certifying that there is insufficient cash flow from the Mortgaged Property to pay (i) the monthly debt service payment amount then due and payable to the lender and/or (ii) all required deposits into the reserve funds other than the Debt Service Fund (any such shortfall, the “Monthly Shortfall”), the lender is required to apply amounts from the Debt Service Fund then on deposit in the Upfront Debt Service Reserve ($) to the payment of the monthly debt service payment amount and/or to the required deposits into the reserve funds, and the Debt Service Fund will be reduced by the aggregate amount so applied. If at any time the amount on deposit in the Upfront Debt Service Reserve ($) is less than the Required Minimum (a) if no cash sweep period is in effect, the borrower is required to cause all excess cash flow from the Mortgaged Property as calculated by the lender using the monthly financial reports required to be delivered pursuant to the Mortgage Loan documents (and after payment of the customary required items as set forth in the related cash management agreement) to be deposited into the Ongoing Debt Service Reserve ($) until such time as the amount on deposit in the Ongoing Debt Service Reserve ($) is equal to the Required Minimum or (b) during the continuance of a cash sweep period, amounts on deposit in the cash management account is required to be deposited into the Ongoing Debt Service Reserve ($) pursuant to the related cash management agreement until such time as the amount on deposit in the Ongoing Debt Service Reserve ($) is equal to the Required Minimum. Upon the occurrence of, among other things, the Third Largest Tenant, Lockheed Martin, renewing its lease for not less than five years or enters into a new lease or the borrower enters into a replacement lease with an acceptable replacement tenant, which is paying full and unabated rent under such replacement lease, the borrower’s obligations to maintain the Required Minimum on deposit in the Upfront Debt Service Reserve ($) will terminate and the full amount then on deposit in the Upfront Debt Service Reserve ($) will be disbursed to the borrower.

(98)	In connection with a transfer of the Mortgaged Property and the related assumption of the Mortgage Loan pursuant to the terms and conditions of the Mortgage Loan documents, the sole member of the transferee (the “Mezzanine Borrower”) may incur indebtedness (“Permitted Mezzanine Loan”) secured by its ownership interest in the transferee, provided all of the certain conditions set forth in the Mortgage Loan documents have been satisfied, including, without limitation: (a) the mezzanine lender is a qualified institutional lender, as more fully described in the Mortgage Loan documents, (b) the mezzanine lender is not an affiliate of the borrower, (c) the loan-to-value ratio with respect to the Loan and such Permitted Mezzanine Loan, as reasonably determined by the lender, does not exceed 54.5%, (h) the debt service coverage ratio with respect to the Mortgage Loan and the Permitted Mezzanine Loan, as reasonably determined by the lender, is not less than 3.06x, (d) the Permitted Mezzanine Loan is be co-terminus with the Mortgage Loan, (e) the lender and mezzanine lender execute a customary intercreditor agreement acceptable to the lender in the lender’s reasonable discretion, and (f) receipt of a ratings agency confirmation.

(99)	Borrower reserved with the lender at closing an amount equal to twelve (12) months base rent payable under the Boyd Corporation lease (the “Credit Rating Reserve”). The lender is required to release the Credit Rating Reserve upon confirmation that (i) Boyd Corporation’s long-term credit rating has been increased to at least B3 by both Moody’s and B- by S&P and (ii) such long-term credit rating is assigned a “stable” or “positive” outlook from both Moody’s and S&P.

(100)	The Mortgaged Properties are newly acquired, and some historical financial information is not available.

(101)	With respect to the Boyd Manufacturing Portfolio Mortgage Loan, the borrowers purchased a Lender Environmental Collateral Protection and Liability Insurance policy from Steadfast Insurance Company with respect to the related Mortgaged Properties, with the lender and its successors and assigns as named insured, with limits of $2 million per incident and $5 million in the aggregate, with a 13-year term expiring August 31, 2033.

(102)	The related master lease documents grant the master tenant of the related Mortgaged Properties, Boyd Corporation (“Boyd”) the one-time right to substitute another property for a Mortgaged Property subject to the related master lease, provided that the base rent allocable to such Mortgaged Property does not exceed 10% of base rent allocable to all Mortgaged Properties under the master lease. The master lease states that, for purposes of clarification, the base rent allocated to the Mortgaged Property located at 3315 Haseley Drive in Niagara Falls, New York does not exceed 10% of total base rent of all Mortgaged Properties. The master lease provides that, the tenant’s right to effect such a substitution is conditioned on, among other things, the released property and the substitute property being of “like kind and quality,” the substitute property having base rent not less than that of the released property, and having a value at least equal to the released property (as determined by appraisals), and satisfaction of any customary and commercially reasonable requirements of the borrower’s mortgagee (i.e., the lender).

In connection with such substitution rights under the master lease, the loan documents for the Boyd Manufacturing Portfolio Mortgage Loan grant the borrower the right to obtain the release of the 3315 Haseley Drive Mortgaged Property (the “Release Property”) and substitute such property with another premises of like kind and quality leased to the same single tenant (the “Substitute Property”) provided that certain conditions, among others, are satisfied: (i) no event of default is continuing (unless the Release Property is also a Boyd Defaulted Individual Property with respect to which the Boyd Defaulted Individual Property Conditions are satisfied (as such terms are defined in the Prospectus)); (ii) the fair market value of the Substitute Property, based on a current appraisal reasonably acceptable to the lender, is no less the fair market value of the Release Property; (iii) the loan-to-value ratio of all the related Mortgaged Properties after the substitution will be no more than the lesser of (x) the loan-to-value ratio immediately preceding the substitution and (y) 59.1% ; (iv) the underwritten net cash flow at the Substitute Property is not less than that of the Release Property both at origination and as of the date of substitution; (v) the debt service coverage ratio after giving effect to the substitution is no less than the greater of (x) the aggregate debt service coverage ratio immediately prior to such substitution and (y) 2.00x; (vi) the Release Property is removed from the master lease between the borrower and Boyd and the Substitute Property is added, and all of the terms and conditions of the master lease including the expiration date thereof, will apply to the Substitute Property, provided that the rent for the Substitute Property may not be materially greater than the rent for comparable space in the market in which the Substitute Property is located; (vii) rating confirmation is received; (viii) certain REMIC related conditions are satisfied and (ix) the borrower is required to have delivered to the lender such additional documents and information related to the substitution which would be reasonably acceptable to a reasonably prudent lender contemplating such a substitution as part of a transaction similar to the Mortgage Loan.

(103)	The borrower has the right to obtain the release of (x) any individual Mortgaged Property that constitutes a Boyd Defaulted Individual Property (as defined in the Prospectus) or as to which the sale of such Mortgaged Property relates solely to a default by the related master tenant under its master lease, and after giving effect to release of such Mortgaged Property there is no ongoing default under the master lease, or (y) the 3315 Haseley Drive Mortgaged Property in connection with the exercise of the master tenant’s purchase option with respect to such Mortgaged Property (as described under “—Purchase Options and Rights of First Refusal” in the Prospectus) upon defeasance of the Boyd Release Amount (as defined in the Prospectus) for such Mortgaged Property, or if such release occurs prior to the expiration of the defeasance lockout period, prepayment of such Boyd Release Amount, together with a prepayment.

(104)	The sole tenant, 8x8, representing 100.0% of the net rentable area at the Mortgaged Property, has a one-time option to terminate its lease effective on December 31, 2028 by providing no less than 12 months’ notice and paying a termination fee equal to 12 months of base rent plus percentage share of operating expenses payable through the 120th month of the lease term.

(105)	The Appraised Value ($) represents the “As Stabilized” appraised value, which assumes all free rent has burned off and rent commencement has begun. The sole tenant, 8x8, has fully taken possession of its space and approximately $8.5 million was reserved upfront in a free rent reserve. Based on the “As Is” appraised value as of December 16, 2019 equal to $131.0 million, the Cut-off Date LTV and Maturity Date LTV are 63.7%.

(106)	The Mortgaged Property is newly constructed, and some historical financial information is not available.

(107)	As of June 2, 2020, the 675 Creekside Way Mortgaged Property is open; however, most employees of the sole tenant, 8x8, if not all, are working remotely to follow the California stay-at-home directive due to the on-going COVID-19 pandemic.

(108)	The sole tenant, 8x8 has a free rent period from January 1, 2020 through December 31, 2020. At origination, approximately $8,527,538 was reserved with the lender in respect of remaining free rent and for tenant reimbursements that would typically be made absent such free rent period.

(109)	The Underwritten NCF DSCR (x) was calculated based on the amortizing payments commencing on September 6, 2020 and exclude the initial interest deposit amount.

(110)	The Appraised Value ($) reflects the “Prospective Value Upon Completion (TILC Funded) / Stabilization” value, which assumes all remaining construction and tenant improvements as of May 1, 2021 have been paid for or funded. At origination, the borrowers reserved approximately $8,447,054 for all outstanding tenant improvements. The “As Is” appraised value as of May 1, 2020 is $121.5 million, which results in a loan combination Cut–off Date LTV of approximately 72.4%.

(111)	The lockout period will be 25 payments beginning with and including the First Due Date of September 6, 2020. The borrowers may defease the loan combination in full after two years from the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2020–B19 securitization closing date in September 2020. The actual lockout period may be longer.

(112)	The borrowers were required at loan origination to deposit $1,222,625.16 (the “Minimum Balance”) into the Upfront Debt Service Reserve ($) (amount so deposited referred to as “Debt Service Reserve Funds”), which the lender (a) so long as the Minimum Balance is in the form of cash and provided the Letter of Credit Proceeds Reserve Funds (as defined below) are insufficient to pay the monthly debt service payment, is required to disburse the Debt Service Reserve Funds to satisfy the payment of the monthly debt service payment if the borrower makes a disbursement request in accordance with the loan combination documents or (b) may disburse the Debt Service Reserve Funds in its sole discretion to satisfy the payment of the monthly debt service payment if the lender determines that rents generated from the Mortgaged Property may not be sufficient to make the monthly debt service payment. On each payment date following any application of the Debt Service Reserve Funds pursuant to the foregoing sentence, the borrowers are required to deposit into the Ongoing Debt Service Reserve ($) all sums remaining in the cash management account after payment of debt service, required reserves, operating expenses, and approved extraordinary expenses until the balance therein equals the Minimum Balance or, on or after September 6, 2025, the amount equal to then–current monthly debt service payment amount multiplied by three. The “Letter of Credit Proceeds Reserve Funds” means the portion of the security deposit delivered by the sole tenant at the Mortgaged Property, including the proceeds resulting from the drawing upon a letter of credit, that the borrowers are permitted to hold and apply, including if the borrowers draw upon a letter of credit to cure a non–payment of such sole tenant, which such proceeds are required to be deposited with the lender.

(113)	During the term of the 420 Taylor Street Loan Combination, at any time that the borrowers draw on the letter of credit given by the sole tenant at the Mortgaged Property, NextDoor, to the borrowers as security for the NextDoor lease, the borrowers are required to cause such proceeds to be deposited into a letter of credit proceeds reserve account (such proceeds, the “Letter of Credit Proceeds Reserve Funds”).

(114)	The 420 Taylor Street Loan Combination was co–originated by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc.

(115)	The Mortgaged Property is newly renovated, and some historical financial information is not available.

(116)	The sole tenant, NextDoor, Inc., is in a free rent period as to at least a portion of its leased premises until January 2021, and has taken occupancy of the entire third and fourth floor and a portion of the second floor, but has yet to take occupancy of the lower level, grade level, and mezzanine level. At loan origination, the borrowers reserved $3,811,699 in a bridge rent reserve account.

(117)	The Mortgaged Property consists of 9,327 SF of retail space that is 100.0% occupied and accounts for 79.5% of gross potential rent. The Mortgaged Property also consists of 4,267 SF of office space that is 100.0% occupied and accounts for 20.5% of gross potential rent.

(118)	The Mortgaged Property's Appraised Value ($) represents the "As Stabilized" appraised value as of January 1, 2021, which assumes that the Mortgaged Property will have stabilized occupancy.

(119)	The Mortgaged Property is newly built, and some historical financial information is not available.

(120)	Commencing on January 1, 2024, from and after the date the Mortgaged Property has first achieved a Debt Yield in excess of 9.0%, the TI/LC Cap ($) will be reduced to $4,500,000.

(121)	The Mortgaged Property consists of two office condominium units, each of which comprises part of a separate condominium regime. In each case, the borrower has the right to appoint two out of the four members of the board of directors. In each case, the condominium documents and the related estoppel permit the borrower to, among other rights, consent to any modification and amendment to the condominium documents and prevent the levying of assessments against the Mortgaged Property which assessments are a material increase over the prior year's assessments. In addition, in each case, the owner of the remaining condominium unit is a borrower's affiliate.

(122)	The Mortgaged Property consists of two office condominium units that are part of a mixed-use shopping center, called Peninsula Town Center ("PTC"). To assist the development of PTC, a community development authority was created and issued bonds (the "PTC CDA Bonds"). In connection with the payment for the PTC CDA Bonds, each parcel of PTC is subject to special assessment, which shares the same priority as real estate taxes and is included in the tax bills for each individual condominium unit. The Mortgaged Property is responsible for 3.451% of the total PTC CDA Bonds, which for the assessment period ending in September of 2020 is $143,782. Each year, the PTC CDA Bonds payment is covered by (a) tax revenue, which is the incremental increase in real estate taxes over the base year taxes and is $150,951 for 2020, and (b) the PTC business improvement district payment (the "Bid Payment"), which is $43,203 for 2020. Therefore, there is a surplus of $50,372 over the PTC CDA Bonds payment for 2020 of $143,782. If the combination of the tax revenue and the Bid Payment is insufficient to pay the PTC CDA Bond payment, the borrower is responsible for paying the remaining amount of special assessments for that year and has provided a non-recourse carveout associated with any losses incurred by the lender associated with the failure of the borrower to pay any due and payable PTC CDA Bond payment.

(123)	At loan origination, the borrower deposited into the Upfront Debt Service Reserve ($) an amount of $177,747 (the “Debt Service Reserve Initial Deposit”). If the borrower delivers a completed disbursement request and certification in accordance with the Mortgage Loan documents, or if the lender determines that the net operating income from the Mortgaged Property will not be sufficient to pay the monthly debt service payment amount, the lender will disburse the Debt Service Reserve Fund to pay the monthly debt service payment amount. On each Due Date following any application of Debt Service Reserve Funds as described in the foregoing sentence, the borrower is required to deposit into the Ongoing Debt Service Reserve ($) an amount equal to all excess cash after payment of, among other things, the monthly debt service payment and reserve payments as required under the related cash management agreement until such time as the balance in the Ongoing Debt Service Reserve ($) equals (i) prior to the occurrence of a Minimum Balance Reduction Trigger (as defined below), $533,241 (which amount represents the aggregate amount of the monthly debt service payment amount for nine months) and (ii) following the occurrence of a Minimum Balance Reduction Trigger, $177,747 (which amount represents the aggregate amount of the monthly debt service payment amount for three months). If the Largest Tenant, Bryant & Stratton College, has renewed its lease or if 100% of the space demised pursuant to Bryant & Stratton College has been relet to an acceptable tenant pursuant to a lease approved in accordance with the Mortgage Loan documents, in each case with a lease providing for base rent equal to or greater than the base rent payable under the Bryant & Stratton College lease as of the date hereof (a “Minimum Balance Reduction Trigger”), the lender will release an amount from the Ongoing Debt Service Reserve ($) into the lockbox account such that the remaining Debt Service Reserve Funds are equal to the amount of the Debt Service Reserve Initial Deposit.

(124)	Historical cash flow information is not available because the Mortgaged Property was recently acquired in June 2020.

(125)	The Third Largest Tenant, Ameriprise Holdings, Inc., has the option to terminate its lease on or after the fourth full year of the term of the lease, provided that the tenant gives the landlord at least nine months prior notice indicating the early termination date. Upon the early termination date, the tenant is required to pay the landlord a termination fee equal to the unamortized portion of the tenant improvement allowance, free rent, and commissions.

(126)	The Second Largest Tenant, Planet Fitness, is replacing Bed Bath & Beyond, the previous tenant that occupied the same space and recently exercised its termination option. Planet Fitness’ lease commences in September 2020 at which point the tenant will commence their buildout. The tenant is expected to begin paying rent 12 months after the lease commencement. At loan origination, the borrower deposited $650,000 associated with the cost of re-tenanting the space previously demised to Bed Bath & Beyond.

(127)	The Largest Tenant, QTC Management, representing approximately 8.0% of net rentable area, has the right to terminate its lease with respect to (i) Suite 350 (12,297 SF) effective annually beginning on April 30, 2024, with 120 days’ prior notice and payment of a termination fee and (ii) Suite 100 (5,256 SF) at any time effective as of May 1, 2023 with 365 days’ prior notice and payment of a termination fee. The Fourth Largest Tenant, TNC (US) Holdings, Inc., representing approximately 5.2% of net rentable area, has the right to terminate its lease effective as of October 31, 2025 with 180 days’ prior notice and payment of a termination fee.

(128)	The borrower is required to deposit into the Tax reserve (i) approximately $218,019 on the payment dates occurring in September 2020 and October 2020 and (ii) approximately $109,010 on each payment date thereafter. The borrower is required to deposit into the TI/LC reserve (i) $143,309 on each payment date occurring from September 2020 to and including the payment date in August 2021 and (ii) approximately $59,977 on each payment date thereafter.

(129)	The Mortgaged Property is newly renovated, and some historical financial information is not available.

(130)	The Mortgaged Property is newly built, and some historical financial information is not available.

(131)	The Mortgaged Property is newly constructed, and some historical financial information is not available.

(132)	Aurora Innovations, representing 100.0% of the net rentable area has executed a lease and has taken possession of its space but has not yet completed the buildout of its space and therefore has not begun occupying. As a result of the COVID–19 pandemic, Aurora Innovations was offered and accepted a 3–month forbearance period until August 18, 2020.

(133)	On a monthly basis beginning with the payment date in August 2021, the borrower will be required to deposit approximately $1,389 into a replacement reserve account, capped at approximately $50,019, for capital expenditures, so long as no trigger period is in effect(and the borrower has not drawn down funds from the reserve to pay debt service). In the event funds in the Debt Service Reserve are not fully drawn down upon, the borrower is obligated to replenish such reserve up to an amount equal to approximately six months of debt service (or $1,402,250). In the event funds in the Debt Service Reserve are fully drawn down upon, the borrower is obligated to replenish such reserve up to an amount equal to approximately twelve months of debt service (or $2,804,500).

(134)	The Appraised Value ($) represents the “As Stabilized” appraised value, which assumes completion of tenant improvements, free rent has burned off and rent commencement has begun. The sole tenant, Aurora Innovations, has begun the buildout of its space and approximately $10.9 million was reserved upfront for TI/LCs, free rent and a landlord completion reserve. Based on the “As Is” appraised value as of October 29, 2019 equal to $98.7 million, the Cut-off Date LTV and Balloon LTV are 71.9%.

(135)	The borrower is required to make monthly deposits in the FF&E Reserve Account ($) of an amount equal to the greater of (i) an amount equal to 1/12 of 4% of the greater of (x) the annual gross revenues for the hotel related operations at the Mortgaged Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the Property for the calendar year in which such Monthly Payment Date occurs as set forth in the Approved Annual Budget and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement.

(136)	The 711 Fifth Avenue Loan Combination was co-originated by Goldman Sachs Bank USA and Bank of America, N.A.

(137)	The lockout period will be at least 30 payment dates beginning with and including the First Due Date in April 2020. For the purpose of this Prospectus, the assumed lockout period of 30 payment dates is based on the expected Benchmark 2020-B19 securitization closing date in September 2020. The actual lockout period may be longer.

(138)	The Mortgaged Property includes 286,226 SF of office space, constituting approximately 84.2% of the net rentable area at the Mortgaged Property, and 53,798 SF of retail space, constituting approximately 15.8% of the net rentable area at the Mortgaged Property.

(139)	The “As Is” appraised value of $1,000,000,000 as of January 23, 2020 includes the extraordinary assumption that the timely and workmanlike completion of certain scheduled renovations and improvements will be commensurate to similar Class A and Class B office buildings in the competitive marketplace.

(140)	The Third Largest Tenant, Ralph Lauren, representing approximately 11.4% of the net rentable area, is dark with respect to 31,202 SF of its space. The tenant continues to operate the 7,436 SF Polo Bar, which is open for takeout and delivery, at the Mortgaged Property.

(141)	The borrower funded $2,000,000 at origination for estimated costs in connection with obtaining a new temporary or permanent certificate of occupancy to replace the temporary certificate of occupancy that expired in November 2019. The borrower obtained a temporary certificate of occupancy that was effective as of March 24, 2020, and the $2,000,000 has been disbursed to the borrower.

(142)	The Fifth Largest Tenant, Starbucks, has the right to terminate its lease from any date on or after August 31, 2012, provided that the tenant provides the landlord written notice at least 120 days before the early termination date. Upon the tenant specified early termination date, the tenant is required to pay the landlord a termination fee equal to the sum of (a) six months of the then current base rent, plus (b) the then-unamortized allowance, plus the then-amortized brokerage commissions paid by the landlord, which amounts will be amortized on a straight-line basis without interest over a ten (10) year period.

(143)	The Mortgaged Property consists of three condominium units that collectively constitute the commercial units of a 58 unit a condominium regime. The borrower does not control the condominium board of directors. However, the borrower sponsor owns all of the commercial units and is entitled to 16.3646% of the total voting rights of the members of the condominium association. Please see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests” for additional information.

(144)	The Mortgaged Property is newly renovated, and some historical financial information is not available.

(145)	The Ongoing Replacement Reserve is an FF&E reserve in an amount equal to (i) for the Due Dates occurring in February 2020 through January 2021, $7,125.83 and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) 1/12th of 4% of the operating income of the Mortgaged Property for the previous 12-month period as determined on the anniversary of the last day of the calendar month in December.

(146)	The related borrower at the Mortgaged Property obtained an unsecured loan in the amount of $47,417.71 under the Coronavirus Aid, Relief and Economic Security Act’s Payment Protection Program (a “PPP Loan”). Pursuant to a Consent and Agreement, dated May 1, 2020, the lender consented to the PPP Loan and the PPP Loan was included as permitted debt under the related Mortgage Loan documents.

(147)	The increase by 10% or more from Most Recent NOI (if past 2019) ($) to Underwritten Net Operating Income ($) is primarily attributable to the recent leasing up of the units at the Grand Apartments Mortgaged Property and Thomas Street Apartments Mortgaged Property following the recent renovations at the Mortgaged Properties.

(148)	The Second Largest Tenant, Todd Hochman, has a one-time right to terminate its lease at any time after November 1, 2023 by providing the landlord written notice not less than 180 days prior to the date of termination of the lease. In the event that the tenant exercises the early termination right, the tenant is required to pay a termination fee that consists of the unamortized portion of the tenant improvement allowance used by the tenant and the unamortized portion of the real estate commissions paid at a 7% amortization rate, compounded monthly.

(149)	The increase by 10% or more from Most Recent NOI (if past 2019) ($) to Underwritten Net Operating Income ($) is primarily attributable to the recently signed leases by Cleveland Med Spa, Paul Mikhili D.D.S. expansion space, and Chattree & Associates as well as contractual rent steps at the Mortgaged Property.

(150)	The Mortgaged Property was acquired under a triple net lease, and some historical financial information is not available.

(151)	The increase by 10% or more from Most Recent NOI ($) to UW NOI ($) is primarily attributable to rent steps and the removal of one-time expenses in the Most Recent NOI ($).

ANNEX B

SIGNIFICANT LOAN SUMMARIES

LOAN #1: BX INDUSTRIAL PORTFOLIO

LOAN #1: BX INDUSTRIAL PORTFOLIO

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
Seattle
Portland
Helena
Boise
Bismarck
Minneapolis
Salt Lake City
Cheyenne
Denver
Des Moines
Omaha
Kansas City
St. Louis
Chicago
Detroit
Cleveland
Indianapolis
Columbus
Cincinnati
Mechanicsburg
Philadelphia
Baltimore
New York
Boston
Washington, D.C.
Norfolk
Sacramento
San Francisco
Oakland
San Jose
Las Vegas
Los Angeles
San Diego
Phoenix
Santa Fe
Oklahoma City
Little Rock
Memphis
Atlanta
Fort Worth
Dallas
San Antonio
Houston
New Orleans
Tampa
Miami
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
51 52 53 54 55 56 57
5 6 7 8 9 10 11 34 35 62 63 64 65
4
59 60 61
29
1 2 3
58
36 30
25 27
37 38 39 40 41 42 43 44 45 46 47 48 49 50
16 17 18 19 20 28 68
12 13 14 15 21 22 23 24 26
67
31 32 33 66

BX Industrial Portfolio

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	350A Salem Church Rd	350A Salem Church Road	Mechanicsburg	PA	17050
2	350B Salem Church Rd	350B Salem Church Road	Mechanicsburg	PA	17050
3	300 Salem Church Rd	300 Salem Church Road	Mechanicsburg	PA	17050
4	Rochelle 1	501 South Steward Road	Rochelle	IL	61068
5	Territorial	3 Territorial Court	Bolingbrook	IL	60440
6	Gibraltar	455 Gibraltar Drive	Bolingbrook	IL	60440
7	Elk Grove Distribution Center 1	1325 Pratt Boulevard	Elk Grove Village	IL	60007
8	Lakeview	100-130 Lakeview Parkway	Vernon Hills	IL	60061
9	Tower	161 Tower Drive	Burr Ridge	IL	60527
10	Romeoville Distribution Center 1	815 Forestwood Drive	Romeoville	IL	60446
11	Heathrow	616 Heathrow Drive	Lincolnshire	IL	60069
12	Enterprise Parkway	2000 Enterprise Parkway	Hampton	VA	23666
13	Cavalier I	1400 Cavalier Boulevard	Chesapeake	VA	23323
14	Diamond Hill 3	1960 Diamond Hill Road	Chesapeake	VA	23324
15	Diamond Hill 2	1920 Campostella Road	Chesapeake	VA	23324
16	Rivers Bend Center 1B	801 Liberty Way	Chester	VA	23836
17	Rivers Bend Center 2A	500 HP Way	Chester	VA	23836
18	Rivers Bend Center 1C	12730 Kingston Avenue	Chester	VA	23836
19	Rivers Bend Center 1A	701 Liberty Way	Chester	VA	23836
20	Rivers Bend Center 2B	600 HP Way	Chester	VA	23836
21	Diamond Hill 1	1910 Campostella Road	Chesapeake	VA	23324
22	1000 Lucas Way	1000 Lucas Way	Hampton	VA	23666
23	Cavalier II	3732 Cook Boulevard	Chesapeake	VA	23323
24	Diamond Hill 4	2115 Portlock Road	Chesapeake	VA	23324
25	Northridge II	10446-10456 Lakeridge Parkway	Ashland	VA	23005
26	514 Butler Rd	514 Butler Farm Road	Hampton	VA	23666
27	Northridge I	10430-10444 Lakeridge Parkway	Ashland	VA	23005
28	Rivers Bend Center 1D	13001 Kingston Avenue	Chester	VA	23836
29	Mountain Top Distribution Center 2	1 Philips Drive	Mountain Top	PA	18707
30	Glen Dale	7100 Holladay Tyler Road	Glen Dale	MD	20769
31	DFW Logistics Center (Bldg 4)	2701 Esters Boulevard	Dallas	TX	75261
32	DFW Logistics Center (Bldg 3)	2650 Esters Boulevard	Dallas	TX	75261
33	DFW Logistics Center (Bldg 5)	750 Royal Lane	Dallas	TX	75261
34	Romeoville Bldg 2	208-214 South Pinnacle Drive	Romeoville	IL	60446
35	Romeoville Bldg 1	208-214 South Pinnacle Drive	Romeoville	IL	60446
36	Culpeper	13129 Airpark Drive	Elkwood	VA	22718
37	7940 Kentucky	7940 Kentucky Drive	Florence	KY	41042
38	1910 International	1910 International Way	Hebron	KY	41048
39	7930 Kentucky	7930 Kentucky Drive	Florence	KY	41042
40	Enterprise Distribution Center 1	10550 Toebben Drive	Independence	KY	41051
41	Dues Dr Distribution Center 1	4225 Dues Drive	West Chester	OH	45246
42	9756 International	9756 International Boulevard	West Chester	OH	45246
43	Fairfield Distribution Center 1	375 Northpointe Drive	Fairfield	OH	45014
44	World Park II	10083-10095 International Boulevard	West Chester	OH	45246
45	Production Distribution Center 1	100 Production Drive	Harrison	OH	45030
46	Production Distribution Center 1B	100b Production Drive	Harrison	OH	45030
47	1825 Airport Exchange	1825 Airport Exchange Boulevard	Erlanger	KY	41018
48	7453 Empire - Bldg C	7453 Empire Drive C	Florence	KY	41042
49	7453 Empire - Bldg B	7453 Empire Drive Building B	Florence	KY	41042
50	7453 Empire - Bldg A	7453 Empire Drive Building A	Florence	KY	41042
51	2270 Woodale	2270-2280 Woodale Drive	Mounds View	MN	55112
52	2950 Lexington Ave South	2950 Lexington Avenue South	Eagan	MN	55121
53	1940 Fernbrook Ln	1940 Fernbrook Lane North	Plymouth	MN	55447
54	6105 Trenton Ln	6105 Trenton Lane North	Plymouth	MN	55442
55	2290-2298 Woodale	2290-2298 Woodale Drive	Mounds View	MN	55112
56	2222 Woodale	2222 Woodale Drive	Mounds View	MN	55112
57	2240-2250 Woodale	2240-2250 Woodale Drive	Mounds View	MN	55112
58	Shawnee Distribution Center 1	8515 Hedge Lane Terrace	Shawnee	KS	66227
59	Whippany Business Center 1	One Apollo Drive	Whippany	NJ	07981
60	Bridgewater Center 1	1120 US Highway 22	Bridgewater	NJ	08807
61	Bridgewater Center 2	1120 US Highway 22	Bridgewater	NJ	08807
62	401 E Laraway Rd	401 East Laraway Road	Joliet	IL	60433
63	251 E Laraway Rd	251 East Laraway Road	Joliet	IL	60433
64	Laraway Land 1	251 East Laraway Road	Joliet	IL	60433
65	Laraway Land 2	401 East Laraway Road	Joliet	IL	60433
66	The Colony Land	NWQ of Memorial Drive and Main Street	The Colony	TX	75056
67	273 Industrial Way	273 Industrial Way	Benicia	CA	94510
68	Rivers Bend Center - Land	800 HP Way, 501 & 531 HP Way, 12900 Kingston Avenue, 413, 429, 513, 519, 601 & 620 Meadowville Road	Chester	VA	23836

LOAN #1: BX INDUSTRIAL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	68	Loan Seller		GACC
Location (City/State)	Various	Cut-off Date Balance(1)		$85,000,000
Property Type	Various	Cut-off Date Balance per SF(1)		$34.30
Size (SF)	11,097,713	Percentage of Initial Pool Balance		7.7%
Total Occupancy as of 3/31/2020	87.3%	Number of Related Mortgage Loans		2
Owned Occupancy as of 3/31/2020	87.3%	Type of Security	Fee Simple/Leasehold
Year Built / Latest Renovation	Various / Various	Mortgage Rate(2)		3.55000%
Appraised Value	$960,750,000	Original Term to Maturity (Months)		77
Appraisal Date	Various	Original Amortization Term (Months)		NAP
Borrower Sponsor	BREIT Industrial Holdings LLC	Original Interest Only Period (Months)		77
Property Management	Link Industrial Management LLC	First Payment Date		6/9/2020
		Maturity Date		10/9/2026

Underwritten Revenues	$68,219,859
Underwritten Expenses	$19,321,765	Escrows(3)
Underwritten Net Operating Income (NOI)	$48,898,094		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$45,568,781	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	39.6%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	39.6%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	3.83x / 3.57x	TI/LC	$4,048,428	$0
Debt Yield Based on Underwritten NOI / NCF(1)	12.8% / 12.0%	Other	$0	$0

(1)	The BX Industrial Portfolio Loan (as defined below) is part of a Loan Combination (the “BX Industrial Portfolio Loan Combination”) evidenced by 13 notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $649.4 million. The BX Industrial Portfolio Loan Combination is split between (i) a 17-month revolving floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.4 million, and (ii) a 77-month fixed rate componentized loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million evidenced by eight A-Notes, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $227.6 million, evidenced by Note A-1-B, Note A-1-C-1 and Note A-1-C-2, and Note A-1-D, each of which is subordinate to all notes with a prior alphabetical designation. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR plus a spread of 1.45000%. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI/NCF, Debt Yield Based on NOI/NCF and Cut-off Date Balance Per SF information presented in the table above reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date balance of the BX Industrial Portfolio Floating Rate Loan (which is assumed to pay pro rata with the BX Industrial Portfolio Senior Fixed Rate Loan). The financial information herein related to the B-Note, C-Notes and D-Note calculations, include a pro-rata Cut-off Date Balance of the BX Industrial Portfolio Floating Rate Loan for each respective note. For purposes of the debt service coverage ratio calculations above and herein, LIBOR is assumed to be 0.50000%. See “—The Mortgage Loan” and “—Current Mezzanine or Subordinate Indebtedness” herein.
(2)	The Mortgage Rate is reflective of the BX Industrial Portfolio Fixed Rate Loan interest rate. The applicable interest rate for the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio Loan Combination DSCR Based on Underwritten NOI and DSCR Based on Underwritten NCF are 1.93x and 1.80x, respectively.
(3)	See “—Escrows” below.

■	Sources and Uses. In November 2019, Blackstone Group acquired assets from three Global Logistics Properties (“GLP”) funds for a total purchase price of $18.7 billion. The overall acquisition encompasses approximately 179.0 million SF of urban, infill logistics assets located across the United States. The acquisition of industrial assets from GLP (including properties that are part of the BX Industrial Portfolio) by certain Blackstone entities includes, among other things, the following (i) an acquisition purchase price of approximately $10.6 billion, (ii) total transaction closings costs of approximately $543.6 million and (iii) approximately $2.6 billion of borrower sponsor equity. The BX Industrial Portfolio Loan Combination is a refinance of part of the existing debt used to finance the overall acquisition.

■	The Mortgage Loan. The BX Industrial Portfolio mortgage loan (the “BX Industrial Portfolio Loan”) is part of a fixed and floating rate Loan Combination (the “BX Industrial Portfolio Loan Combination”) secured by the borrowers’ fee simple or leasehold interests in 68 industrial properties totaling approximately 11.1 million SF (the “BX Industrial Portfolio Property” or “BX Industrial Portfolio Properties”, and the portfolio comprised of all such properties, the “BX Industrial Portfolio”). The BX Industrial Portfolio Loan Combination is evidenced by 13 notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $649.4 million. The BX Industrial Portfolio Loan is evidenced by the fixed rate Note A-1-A-4, Note A-1-A-6 and Note A-1-A-7, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $85.0 million. The BX Industrial Portfolio Loan Combination is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.4 million, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million evidenced by eight A-Notes, including the BX Industrial Portfolio Loan, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”) consisting of a B-Note in the Cut-off Date principal balance of $72.6 million (the “BX Industrial Portfolio B-Note”), two C-Notes in the aggregate Cut-off Date principal balance of $110.0 million (the “BX Industrial Portfolio C-Notes”) and a D-Note in the Cut-off Date principal balance of $45.0 million (the “BX Industrial Portfolio D-Note”), with an aggregate Cut-off Date principal balance of $227.6 million.

LOAN #1: BX INDUSTRIAL PORTFOLIO

The loan documents permit the borrowers to prepay the BX Industrial Portfolio Floating Rate Loan and, subject to the satisfaction of certain conditions set forth in the loan agreement, subsequently re-borrow such amounts pursuant to a request for an additional advance (a “Revolving Advance”)  from the holder of the BX Industrial Portfolio Floating Rate Loan up to the initial principal balance of the BX Industrial Portfolio Floating Rate Loan; provided that prepayments in connection with the following are considered permanent and may not be re-borrowed:  (a) individual BX Industrial Portfolio Property releases, including both regular releases and releases upon an event of default,  (b) mandatory prepayments and/or releases made in connection with casualty or condemnation, (c) prepayments to avoid a cash management period caused by failure to satisfy a debt yield test, (d) a voluntary prepayment for which the borrowers have elected that such prepayment will permanently reduce the available amount of the BX Industrial Portfolio Floating Rate Loan and (e) any prepayment made during the continuance of an event of default.  In the event that the holder of the BX Industrial Portfolio Floating Rate Loan does not fund a Revolving Advance, the loan documents provide that the borrowers may not reduce, discharge or release any obligations due on the BX Industrial Portfolio Fixed Rate Loan via offset of the disputed amount associated with the Revolving Advance.

Loan Combination Summary
Note	Original Balance (Fixed)	Cut-off Date Balance (Fixed)	Note Holder	Controlling Piece	Cut-off Date Balance (Floating)(3)
A-1-A-1	$80,000,000	$80,000,000	Benchmark 2020-IG3	No(1)	A-2 $99,427,615 Floating Rate Loan
A-1-A-2	70,000,000	70,000,000	Benchmark 2020-B18	No
A-1-A-5, A-1-A-8	37,400,000	37,400,000	JPMDB 2020-COR7	No
A-1-A-3	50,000,000	50,000,000	DBJPM 2020-C9	No
A-1-A-4, A-1-A-6, A-1-A-7	85,000,000	85,000,000	Benchmark 2020-B19	No
Senior Fixed Rate Notes	$322,400,000	$322,400,000
A-1-B	72,600,000	72,600,000	Benchmark 2020-IG3 (loan-specific certificates)	No(1)
A-1-C-1, A-1-C-2	110,000,000	110,000,000	Unaffiliated Third Party Investor	No(1)
A-1-D	45,000,000	45,000,000	Unaffiliated Third Party Investor	Yes(1)
Loan Combination(2)	$649,427,615	$649,427,615

(1)	The initial controlling note is the BX Industrial Portfolio A-1-D note, so long as no control appraisal period with respect to the A-1-D note is continuing. If and for so long as a control appraisal period with respect to the A-1-D note has occurred and is continuing, then the controlling notes will be the A-1-C-1 and A-1-C-2 notes. If a control appraisal period with respect to the A-1-C-1 and A-1-C-2 notes has occurred and is continuing, then the controlling note will be the A-1-B note. If a control appraisal period with respect to the A-1-B note has occurred and is continuing, then the controlling note will be the A-1-A-1 note. See “Description of the Mortgage Pool—The Loan Combinations—BX Industrial Portfolio Pari Passu AB Loan Combination” in the Prospectus.
(2)	The Loan Combination amount represents the sum of the balances of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Fixed Rate Loan.
(3)	Note A-2 is held by Deutsche Bank AG, London Branch.

The BX Industrial Portfolio Fixed Rate Loan has a 77-month interest-only term and will accrue interest at a fixed rate of 3.55000% per annum. The BX Industrial Portfolio Floating Rate Loan has a 17-month interest-only term with five, one-year extension options and will accrue interest at a rate of one-month LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000% per annum. The BX Industrial Portfolio Loan Combination was primarily used to refinance existing debt secured by the BX Industrial Portfolio Properties, fund upfront reserves and pay closing costs. The scheduled maturity date of the BX Industrial Portfolio Loan is October 9, 2026. The BX Industrial Portfolio Fixed Rate Loan may be voluntarily prepaid in whole or in part with a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date. The BX Industrial Portfolio Fixed Rate Loan is voluntarily prepayable, in whole or in part, without penalty on or after the payment date in April 2026. All voluntary prepayments on the BX Industrial Portfolio Loan Combination are required to be allocated to the BX Industrial Portfolio Floating Rate Loan until repaid in full, and then to the BX Industrial Portfolio Fixed Rate Loan. The first $57.8 million of the BX Industrial Portfolio Floating Rate Loan may be prepaid without any yield maintenance premium or prepayment fee.

LOAN #1: BX INDUSTRIAL PORTFOLIO

■	The Mortgaged Properties. The BX Industrial Portfolio consists of 68 industrial properties totaling approximately 11.1 million SF located throughout 11 states. The largest state concentrations are in Virginia (25.1% of total net rentable area, 28.7% of UW Base Rent) and Illinois (23.2% of total net rentable area, 22.8% of UW Base Rent), with no other state comprising more than 10.7% of the total net rentable area or more than 14.0% of the UW Base Rent. On a property level, no single BX Industrial Portfolio Property comprises more than 6.8% of the allocated loan amount or more than 6.0% of the UW Base Rent. In addition, five of the BX Industrial Portfolio Properties are leased fee and account for 1.9% of the total allocated loan amount. These five properties are not included in square footage calculations and do not comprise any UW Base Rent.

As of March 31, 2020, the BX Industrial Portfolio was 87.3% leased to over 125 tenants with no single tenant accounting for more than 6.3% of the BX Industrial Portfolio’s net rentable area. The BX Industrial Portfolio’s ten largest tenants based on UW Base Rent comprise 27.9% of net rentable area and 37.4% of the UW Base Rent. The top three tenants based on UW Base Rent in the BX Industrial Portfolio, which comprise 13.6% of total net rentable area and 19.3% of UW Base Rent, have an investment grade credit rating.

COVID-19 Update. As of September 1, 2020, the BX Industrial Portfolio Properties have remained open. For July and August of 2020, tenants representing approximately 96.6% and 95.1% of the net rentable area, respectively, have paid rent in-full, with the borrowers having collected approximately 97.9% and 88.0% of the underwritten base rent, respectively, based on the underwritten rent roll dated March 31, 2020. Due to lease signings, renewals or rent steps since the underwritten rent roll dated March 31, 2020, the borrower sponsor reported actual collections in July and August of 103.4% and 95.8%, respectively, of the lender’s underwritten base rent. The BX Industrial Portfolio Loan Combination is current through the September 9, 2020 payment date. As of August 9, 2020, the BX Industrial Portfolio Loan Combination is not subject to any modification or forbearance requests.

Portfolio Summary – Top 20(1)(2)
Property Name	City, State	Property Sub-Type	Year Built / Renovated	SF	Clear Height	Occupancy	% of Allocated Loan Amount	% of Total UW Base Rent
Bridgewater Center 1(3)	Bridgewater, NJ	Warehouse/Storage	1951 / 1994	437,117	29	0.5%	6.8%	0.1%
401 E Laraway Rd	Joliet, IL	Warehouse/Distribution	2005 / NAP	475,104	30	100.0%	4.4%	3.7%
Rochelle 1	Rochelle, IL	Warehouse/Distribution	2005 / NAP	579,575	32	100.0%	3.6%	3.9%
350A Salem Church Rd	Mechanicsburg, PA	Warehouse/Distribution	1990 / NAP	405,100	28	100.0%	3.5%	4.0%
Romeoville Bldg 1	Romeoville, IL	Warehouse/Distribution	2016 / NAP	199,924	32	100.0%	3.2%	2.0%
251 E Laraway Rd	Joliet, IL	Warehouse/Distribution	2005 / NAP	374,460	30	100.0%	3.1%	3.0%
7940 Kentucky	Florence, KY	Flex	1992 / NAP	128,077	18	94.7%	3.0%	6.0%
Mountain Top Distribution Center 2	Mountain Top, PA	Warehouse/Distribution	1992 / NAP	400,000	29	100.0%	2.5%	3.6%
Enterprise Parkway	Hampton, VA	Flex	1996 / NAP	402,652	49	76.6%	2.5%	2.2%
Cavalier I	Chesapeake, VA	Warehouse/Distribution	1969 / NAP	300,117	28	77.0%	2.4%	2.6%
1910 International	Hebron, KY	Warehouse/Distribution	1990 / 2004	300,000	24	100.0%	2.2%	2.3%
Glen Dale	Glen Dale, MD	Warehouse/Distribution	1968 / NAP	314,590	21	53.5%	2.0%	1.4%
Romeoville Bldg 2	Romeoville, IL	Warehouse/Distribution	2016 / NAP	199,924	32	30.9%	2.0%	0.8%
Enterprise Distribution Center 1	Independence, KY	Warehouse/Distribution	2005 / NAP	275,000	28	100.0%	1.8%	2.0%
2270 Woodale	Mounds View, MN	Warehouse	1990 / NAP	144,783	22	100.0%	1.8%	2.0%
2950 Lexington Ave South	Eagan, MN	Warehouse/Storage	1979 / NAP	184,545	24	100.0%	1.8%	1.8%
Rivers Bend Center 1B	Chester, VA	Warehouse/Distribution	1998 / NAP	170,800	24	100.0%	1.8%	1.8%
DFW Logistics Center (Bldg 4)	Dallas, TX	Warehouse/Distribution	2018 / NAP	144,000	28	100.0%	1.7%	1.8%
Rivers Bend Center 1C	Chester, VA	Flex	2001 / NAP	158,400	24	100.0%	1.7%	2.5%
Territorial	Bolingbrook, IL	Manufacturing	2001 / NAP	125,448	24	100.0%	1.6%	2.1%
Subtotal				5,719,616			53.4%	49.4%
Remaining Properties				5,378,097			46.6%	50.6%
Total				11,097,713			100.0%	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any UW Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount.
(3)	The largest tenant at Bridgewater Center 1 property, Baker & Taylor (410,350 SF) recently vacated in March 2020. On April 28, 2020, the borrower sponsor executed a 6-month lease with Salson Logistics to occupy 349,054 SF at a monthly base rent of $289,424 and a lease expiration date of October 31, 2020. The Salson Logistics base rent is not included in the lender’s underwriting.

LOAN #1: BX INDUSTRIAL PORTFOLIO

Property Sub-Type Summary(1)(2)
Property Sub-Type	# of Properties	SF	% of Total	Occupancy	Allocated Loan Amount	% of Total	UW Base Rent	% of Total
Warehouse/Distribution	40	8,235,571	74.2%	91.0%	$423,977,413	65.3%	$32,470,428	65.6%
Flex	12	1,344,906	12.1%	90.9%	$95,202,976	14.7%	$10,102,835	20.4%
Warehouse/Storage	3	723,662	6.5%	39.9%	$55,620,377	8.6%	$1,546,381	3.1%
Manufacturing	4	428,799	3.9%	93.7%	$31,666,080	4.9%	$2,910,094	5.9%
Warehouse	2	264,783	2.4%	88.5%	$21,702,184	3.3%	$1,936,291	3.9%
Suburban	1	61,488	0.6%	12.6%	$5,459,669	0.8%	$124,430	0.3%
R&D/Flex	1	38,504	0.3%	100.0%	$3,344,047	0.5%	$387,350	0.8%
Leased Fee	5	NAP	0.0%	0.0%	$12,454,870	1.9%	$0	0.0%
Total	68	11,097,713	100.0%	87.3%	$649,427,615	100.0%	$49,477,809	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any UW Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount.

The following table presents certain information relating to the major tenants at the BX Industrial Portfolio:

Largest Owned Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Property Name	Credit Rating (Fitch/MIS/S&P)(3)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
The United States of America	Various	AAA / Aaa /AA+	149,627	1.3%	$3,426,075	6.9%	$22.90	Various(4)(5)	None
DHL	Various	BBB+ / A3 / NR	659,600	5.9%	$3,106,077	6.3%	$4.71	7/31/2021	1, 3-year option
Amazon	Various	A+ / A2 / AA-	695,780	6.3%	$2,998,950	6.1%	$4.31	Various(6)	Various
Signify North America Corp	Mountain Top Distribution Center 2	NR / Baa3 / BBB-	400,000	3.6%	$1,792,000	3.6%	$4.48	4/30/2022	1, 3-year option
National Distribution Centers, LLC	251 E Laraway Rd	NR / NR / NR	374,460	3.4%	$1,460,394	3.0%	$3.90	6/30/2021	2, 1-year options
Maximus Federal Services, Inc.	Rivers Bend Center 1A	NR / NR / NR	123,980	1.1%	$1,319,472	2.7%	$10.64	6/30/2022	2, 3-year options
Capital One Services, LLC	Rivers Bend Center 1C	A- / Baa1 / BBB	158,400	1.4%	$1,253,768	2.5%	$7.92	8/31/2023	1, 5-year option
Qualis Automotive, L.L.C.	1910 International	NR / NR / NR	300,000	2.7%	$1,125,000	2.3%	$3.75	10/31/2022	1, 3-year option
Chicago Office Technology Group, Inc.	Territorial	NR / NR / NR	125,448	1.1%	$1,041,051	2.1%	$8.30	5/8/2023	None
Jernberg Industries, LLC	Gibraltar	NR / NR / NR	110,000	1.0%	$980,666	2.0%	$8.92	12/31/2020	3, 5-year options
Ten Largest Tenants			3,097,295	27.9%	$18,503,453	37.4%	$5.97
Remaining Tenants			6,592,711	59.4%	$30,974,356	62.6%	$4.70
Vacant			1,407,707	12.7%	0	0.00%	$0.00
Total / Wtd. Avg. All Owned Tenants			11,097,713	100.0%	$49,477,809	100.00%	$5.11

(1)	Based on the rent roll dated March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any UW Base Rent.
(3)	Certain ratings are those of the parent company or government whether or not the parent guarantees the lease.
(4)	The United States of America occupies (i) 7,768 SF at the 514 Butler Rd property with a lease expiration date of July 7, 2033, (ii) 121,345 SF at the 7940 Kentucky property with a lease expiration date of October 31, 2028 and (iii) 20,514 SF at the 2270 Woodale property on a month-to-month lease.
(5)	The United States of America has the option to terminate its lease in whole or in part at any time after October 31, 2024 with 120 days’ written notice.
(6)	Amazon occupies (i) 475,104 SF at the 401 E Laraway Rd property with a lease expiration date of July 31, 2025, (ii) 93,048 SF at the Romeoville Bldg 1 with a lease expiration date of July 31, 2029, (iii) 75,980 SF at the Diamond Hill 2 property with a lease expiration date of September 30, 2026 and (iv) 51,648 SF at the 6105 Trenton Ln property with a lease expiration date of May 31, 2025.

LOAN #1: BX INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the BX Industrial Portfolio, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	429,581	3.9%	3.9%	$2,129,577	4.3%	$4.96	13
2020	525,625	4.7%	8.6%	$2,908,521	5.9%	$5.53	9
2021	2,232,795	20.1%	28.7%	$10,146,476	20.5%	$4.54	28
2022	1,688,748	15.2%	43.9%	$8,805,626	17.8%	$5.21	29
2023	1,649,237	14.9%	58.8%	$8,286,303	16.7%	$5.02	22
2024	846,761	7.6%	66.4%	$3,851,983	7.8%	$4.55	18
2025	758,426	6.8%	73.3%	$3,582,462	7.2%	$4.72	10
2026	275,895	2.5%	75.8%	$1,484,009	3.0%	$5.38	6
2027	355,367	3.2%	79.0%	$1,720,296	3.5%	$4.84	9
2028	783,933	7.1%	86.0%	$5,669,869	11.5%	$7.23	11
2029	93,048	0.8%	86.9%	$465,240	0.9%	$5.00	1
2030	42,822	0.4%	87.2%	$284,766	0.6%	$6.65	1
2031 & Thereafter	7,768	0.1%	87.3%	$142,681	0.3%	$18.37	2
Vacant	1,407,707	12.7%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	11,097,713	100.0%		$49,477,809	100.0%	$5.11	159

(1)	Based on the underwritten rent roll dated March 31, 2020.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the BX Industrial Portfolio:

Historical Leased %(1)

	2017	2018	2019	As of 3/31/2020(2)
Owned Space	84.7%	89.4%	92.4%	87.3%

(1)	Represents the occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Based on the underwritten rent roll dated March 31, 2020.

LOAN #1: BX INDUSTRIAL PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the BX Industrial Portfolio:

Cash Flow Analysis

	2017	2018	2019	T-12 3/31/2020	Underwritten	Underwritten PSF
Base Rent	$43,755,073	$43,647,125	$50,879,764	$51,531,584	$49,477,809	$4.46
Contractual Rent Steps(1)	0	0	0	0	1,340,873	$0.12
Value of Vacant Space	0	0	0	0	11,899,234	$1.07
Total Reimbursement Revenue	14,024,977	14,425,751	16,951,400	16,820,366	17,301,645	$1.56
Other Income	1,961,648	2,043,742	309,016	330,389	99,533	$0.01
Less: Bad Debt/Abatements	(834,770)	(1,307,105)	(1,377,111)	(635,171)	0	$0.00
Less: Vacancy	0	0	0	0	(11,899,234)	($1.07)
Effective Gross Income	$58,906,928	$58,809,513	$66,763,069	$68,047,168	$68,219,859	$6.15

Real Estate Taxes	$8,152,906	$8,193,458	$8,932,002	$8,705,953	$10,366,547	$0.93
Insurance	656,152	636,196	668,401	665,525	611,507	$0.06
Management Fees	807,687	813,304	1,679,835	789,265	907,868	$0.08
Total Other Expenses	6,069,165	6,996,614	7,167,196	6,928,265	7,435,842	$0.67
Total Operating Expenses	$15,685,910	$16,639,572	$18,447,435	$17,089,007	$19,321,765	$1.74

Net Operating Income	$43,221,019	$42,169,941	$48,315,634	$50,958,160	$48,898,094	$4.41
TI/LC	0	0	0	0	2,219,543	$0.20
Capital Expenditures	0	0	0	0	1,109,771	$0.10
Net Cash Flow	$43,221,019	$42,169,941	$48,315,634	$50,958,160	$45,568,781	$4.11

Occupancy	84.7%	89.4%	92.4%	87.3%	87.3%
NOI Debt Yield(2)	11.4%	11.1%	12.7%	13.4%	12.8%
NCF DSCR(3)	3.39x	3.31x	3.79x	3.99x	3.57x

(1)	Represents rent steps taken through June 2021.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date balance of the BX Industrial Portfolio Floating Rate Loan (which is assumed to pay pro rata with the BX Industrial Portfolio Senior Fixed Rate Loan).
(3)	Based on the interest only debt service payments of the BX Industrial Portfolio Senior Fixed Rate Loan and on approximately $58.283 million of the Cut-off Date balance of the BX Industrial Portfolio Floating Rate Loan (which is assumed to pay pro rata with the BX Industrial Portfolio Senior Fixed Rate Loan). The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR plus a spread of 1.45000%. For purposes of the debt service coverage ratio calculations above and herein, LIBOR is assumed to be 0.50000%.

■	Appraisal. According to the appraisal, the BX Industrial Portfolio has an aggregate “as-is” appraised value of $960,750,000 as of an effective date ranging from July 10, 2019 to August 1, 2019.

■	Environmental Matters. The Phase I environmental reports dated from between July 19, 2019 and September 24, 2019 identified recognized environmental conditions at certain of the BX Industrial Portfolio Properties. Please see “Description of the Mortgage Pool-Environmental Considerations” in the Prospectus for more information.

LOAN #1: BX INDUSTRIAL PORTFOLIO

■	Market Overview and Competition. The BX Industrial Portfolio Properties are located throughout 11 states which include the following top five states by SF, Virginia (25.1% of NRA; 28.7% of UW Base Rent), Illinois (23.2% of NRA; 22.8% of UW Base Rent), Kentucky (10.7% of NRA; 14.0% of UW Base Rent), Ohio (10.6% of NRA; 5.5% of UW Base Rent) and Pennsylvania (9.5% of NRA; 9.9% of UW Base Rent).

Geographic Summary(1)(2)
State	# of Properties	SF	% of Total	Occupancy	Allocated Loan Amount	% of Total	UW Base Rent	% of Total
VA	19	2,783,855	25.1%	88.6%	$162,083,920	25.0%	$14,178,600	28.7%
IL	14	2,579,841	23.2%	93.6%	$158,603,381	24.4%	$11,279,283	22.8%
KY	8	1,187,058	10.7%	99.4%	$67,870,509	10.5%	$6,921,518	14.0%
OH	6	1,174,650	10.6%	78.0%	$37,603,470	5.8%	$2,743,658	5.5%
PA	4	1,059,600	9.5%	100.0%	$53,914,230	8.3%	$4,898,077	9.9%
MN	7	735,645	6.6%	93.4%	$51,457,379	7.9%	$4,015,681	8.1%
NJ	3	659,117	5.9%	29.4%	$54,187,214	8.3%	$1,614,361	3.3%
TX	4	380,157	3.4%	100.0%	$38,490,666	5.9%	$2,212,521	4.5%
MD	1	314,590	2.8%	53.5%	$13,103,205	2.0%	$707,917	1.4%
KS	1	223,200	2.0%	100.0%	$9,622,666	1.5%	$906,192	1.8%
CA	1	NAP	0.0%	0.0%	$2,490,974	0.4%	$0	0.0%
Total	68	11,097,713	100.0%	87.3%	$649,427,615	100.0%	$49,477,809	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any UW Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount.

Market Summary(1)(2)
Market	# of Properties	SF	% of Total	Allocated Loan Amount	% of Total	UW Base Rent	Occupancy	Market Rent Per SF(2)	Market Vacancy(2)
South Virginia	19	2,783,855	25.1%	$162,083,920	25.0%	$14,178,600	88.6%	$7.42	3.6%
Chicago	14	2,579,841	23.2%	$158,603,381	24.4%	$11,279,283	93.6%	$7.37	6.1%
Cincinnati	14	2,361,708	21.3%	$105,473,979	16.2%	$9,665,176	88.8%	$5.32	5.2%
Northern NJ	3	659,117	5.9%	$54,187,214	8.3%	$1,614,361	29.4%	$10.12	4.1%
Eastern / Central PA	4	1,059,600	9.5%	$53,914,230	8.3%	$4,898,077	100.0%	$5.78	8.0%
Minneapolis	7	735,645	6.6%	$51,457,379	7.9%	$4,015,681	93.4%	$6.98	3.4%
Dallas/Fort Worth	4	380,157	3.4%	$38,490,666	5.9%	$2,212,521	100.0%	$6.77	6.3%
Washington DC	1	314,590	2.8%	$13,103,205	2.0%	$707,917	53.5%	$12.05	6.1%
Kansas City	1	223,200	2.0%	$9,622,666	1.5%	$906,192	100.0%	$5.43	4.9%
Bay Area	1	NAP	NAP	$2,490,974	0.4%	$0	NAP	NAP	NAP
Total	68	11,097,713	100.0%	$649,427,615	100.0%	$49,477,809	87.3%	$7.01	5.2%

(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any UW Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount. The Bay Area Market includes the 273 Industrial Way property which is a leased fee property with no attributable rent or SF.

LOAN #1: BX INDUSTRIAL PORTFOLIO

Top 20 Properties - Submarket Analysis(1)
Property Name	Allocated Loan Amount	% of Total	UW Base Rent	% of Total	Market(2)	Submarket(2)	Submarket Rent Per SF(2)	Submarket Vacancy(2)
Bridgewater Center 1	$44,155,072	6.8%	$28,567	0.1%	Northern NJ	Central New Jersey Warehouse/Distribution	$7.28	1.9%
401 E Laraway Rd	$28,867,999	4.4%	$1,824,886	7.5%	Chicago	Interstate 80 Corridor	$3.85	10.0%
Rochelle 1	$23,613,068	3.6%	$1,934,972	7.9%	Chicago	Interstate 39 Corridor	$3.08	4.9%
350A Salem Church Rd	$22,521,134	3.5%	$1,972,837	8.1%	Eastern / Central PA	I-81/I-78 Corridor	$4.82	6.8%
Romeoville Bldg 1	$20,542,004	3.2%	$985,726	4.0%	Chicago	Interstate 55	$4.72	9.7%
251 E Laraway Rd	$19,859,546	3.1%	$1,460,394	6.0%	Chicago	Interstate 80 Corridor	$3.85	10.0%
7940 Kentucky	$19,791,300	3.0%	$2,951,805	12.1%	Cincinnati	Florence/Richwood Industrial	$4.02	1.3%
Mountain Top Distribution Center 2	$16,447,253	2.5%	$1,792,000	7.3%	Eastern / Central PA	Mountain Top	$4.95	4.2%
Enterprise Parkway	$15,969,532	2.5%	$1,077,433	4.4%	South Virginia	Copeland	$6.64	1.9%
Cavalier I	$15,764,794	2.4%	$1,272,656	5.2%	South Virginia	Cavalier	$7.51	4.7%
1910 International	$14,195,139	2.2%	$1,125,000	4.6%	Cincinnati	Airport Industrial	$4.51	3.9%
Glen Dale	$13,103,205	2.0%	$707,917	2.9%	Washington DC	Suburban Maryland Industrial	$8.30	8.8%
Romeoville Bldg 2	$12,898,468	2.0%	$396,043	1.6%	Chicago	Interstate 55	$4.72	9.7%
Enterprise Distribution Center 1	$11,943,026	1.8%	$975,150	4.0%	Cincinnati	Florence/Richwood Industrial	$4.02	1.3%
2270 Woodale	$11,670,042	1.8%	$987,996	4.0%	Minneapolis	North Central	$6.69	4.2%
2950 Lexington Ave South	$11,465,305	1.8%	$880,314	3.6%	Minneapolis	South Central	$5.24	4.9%
Rivers Bend Center 1B	$11,397,059	1.8%	$890,195	3.6%	South Virginia	Southeast Richmond	$5.18	3.6%
DFW Logistics Center (Bldg 4)	$11,192,321	1.7%	$885,773	3.6%	Dallas/Fort Worth	DFW Airport Industrial	$4.63	4.4%
Rivers Bend Center 1C	$10,782,846	1.7%	$1,253,768	5.1%	South Virginia	Southeast Richmond	$5.18	3.6%
Territorial	$10,578,108	1.6%	$1,041,051	4.3%	Chicago	Interstate 55	$4.72	9.7%
Total	$346,757,221	53.4%	$24,444,483	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	Source: Appraisal.

■	The Borrowers. The borrowers, listed in Annex-A-1 to the Prospectus, are each a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in the organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the BX Industrial Portfolio Loan Combination. The borrower sponsor and nonrecourse carve-out guarantor is BREIT Industrial Holdings LLC, an affiliate of the Blackstone Group, L.P. The liability of the non-recourse carveout guarantor in the event of a bankruptcy action by or against the related borrowers or guarantor is limited to 10% of the then-outstanding principal balance of the BX Industrial Portfolio Loan Combination, plus the enforcement cost relating to such bankruptcy action. In addition, for so long as the borrowers maintain the environmental insurance policy required under the loan agreement, the non-recourse carveout guarantor will have no liability under the related environmental indemnity agreement, and such guarantor’s liability relating to the borrowers’ failure to maintain the environmental insurance policy is capped at the amount of coverage required for such policy.

The Blackstone Group, L.P. (NYSE: BX) is an investment firm with approximately $538 billion of assets under management as of March 31, 2020 across real estate funds, private equity funds, credit businesses and hedge fund solutions. Blackstone Group’s Real Estate group was founded in 1991 and has over $161 billion of real estate assets under management. The global team consists of over 550 Blackstone Real Estate professionals around the world, with both investments and people in North America, Europe, Asia, and Latin America.

The borrower sponsor is affiliated with the borrowers of the mortgage loan identified on Annex A-1 to the Prospectus as MGM Grand & Mandalay Bay, which has a Cut-off Date Balance of $80.0 million.

■	Escrows. At loan origination, the borrowers deposited approximately $4,048,428 into a rollover reserve account for existing tenant improvements and leasing costs.

On each payment date during the continuance of a Trigger Period (as defined below), the borrowers are required to deposit (i) 1/12 of the estimated annual real estate taxes payable during the next 12 months into a real estate tax reserve, (ii) 1/12 of the estimated annual insurance premiums into an insurance reserve, (iii) $0.15 per SF into a replacement reserve, subject to a cap of twelve times the monthly deposit amount, (iv) $0.35 per SF into a rollover reserve for tenant improvements and leasing commissions, subject to a cap of twelve times the monthly deposit amount and (v) the applicable ground rent amount required under the ground leases into a ground rent reserve.

LOAN #1: BX INDUSTRIAL PORTFOLIO

■	Lockbox and Cash Management. The BX Industrial Portfolio Loan Combination is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be deposited directly into a lender approved lockbox account. All funds received by such borrowers or the manager are required to be deposited in the lockbox account within two business days following receipt. During the continuance of a Trigger Period, all funds on deposit in the lockbox account are required to be swept not less than twice per week into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the loan agreement. Provided no Trigger Period is continuing, funds on deposit in the lockbox accounts will be disbursed to the borrowers’ operating account.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default under the BX Industrial Portfolio Loan Combination or (ii) a Low Debt Yield Period (as defined below).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, and (b) with respect to clause (ii) above, the Low Debt Yield Period has been cured as set forth below.

A “Low Debt Yield Period” will commence upon (i) the debt yield of the BX Industrial Portfolio Loan Combination being less than 6.50% as of the last day of any calendar quarter during the period up to and including November 9, 2022 and (ii) the debt yield of the BX Industrial Portfolio Loan Combination being less than 6.75% as of the last day of two consecutive calendar quarters at any time after November 9, 2022 (collectively, the “Debt Yield Threshold”), and will end if (i) the BX Industrial Portfolio Loan Combination exceeds the applicable Debt Yield Threshold for two consecutive quarters or (ii) the borrowers make a prepayment such that the debt yield is at least equal to the Debt Yield Threshold in accordance with the terms of the loan agreement.

■	Property Management. The BX Industrial Portfolio Property is managed by Link Industrial Management LLC, an affiliate of the borrowers, and sub-managed by third party sub-managers.

■	Current Mezzanine or Subordinate Indebtedness. The BX Industrial Portfolio Subordinate Fixed Rate Loan is comprised of (i) the BX Industrial Portfolio B-Note in the amount of $72.6 million, the BX Industrial Portfolio C-Notes in the amount of $110.0 million and the BX Industrial Portfolio D-Note in the amount of $45.0 million. The BX Industrial Portfolio B-Note will accrue interest at a fixed rate of 3.55000% per annum. The BX Industrial Portfolio C-Notes will accrue interest at a fixed rate of 3.55000% per annum and were sold to an unaffiliated third party investor. The BX Industrial Portfolio D-Note will accrue interest at a fixed rate of 3.55000% per annum and was sold to an unaffiliated third party investor.

■	Permitted Future Mezzanine or Subordinate Indebtedness. None.

For additional information, see “Description of the Mortgage Pool—The Loan Combinations—The BX Industrial Portfolio Pari Passu-AB Loan Combination” in the Prospectus.

Financial Information(1)
Tranche (Fixed Rate)	Cut-off Date Balance	Tranche (Floating Rate)	LTV Cut-off	U/W DSCR NCF	U/W Debt Yield NOI
Mortgage Loan	$85,000,000	$99,427,615 Floating Rate Debt
Pari Passu Notes	$237,400,000
Total Senior Fixed Rate Notes	$322,400,000		39.6%	3.57x	12.8%
B-Note	$72,600,000		48.5%	2.92x	10.5%
C-Notes	$110,000,000		62.1%	2.28x	8.2%
D-Note	$45,000,000		67.6%	2.09x	7.5%
Whole Loan	$649,427,615		67.6%	2.09x	7.5%

(1)	The financial information presented in the table above relating to the Senior Fixed Rate Notes reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date balance of the BX Industrial Portfolio Floating Rate Loan (which is assumed to pay pro rata with the BX Industrial Portfolio Senior Fixed Rate Loan). The financial information above related to the B-Note, C-Notes and D-Note calculations, include a pro-rata Cut-off Date Balance of the BX Industrial Portfolio Floating Rate Loan for each respective note. For purposes of the debt service coverage ratio calculations above, LIBOR is assumed to be 0.50000%.

LOAN #1: BX INDUSTRIAL PORTFOLIO

■	Release of Collateral. The borrowers are permitted to prepay a portion of the BX Industrial Portfolio Floating Rate Loan in an aggregate amount not to exceed $57,800,000 at any time without a spread maintenance payment. Any voluntary prepayment will first be allocated to the BX Industrial Portfolio Floating Rate Loan until it is prepaid in full and then to the BX Industrial Portfolio Fixed Rate Loan.

The borrowers may obtain the release of an individual property upon, among other terms and conditions outlined in the loan documents, (i) prepayment by the borrowers of the Adjusted Release Amount (as defined below) for the individual property to be released, (ii) no event of default is continuing; (iii) the debt yield with respect to the remaining properties following the release must be equal to or greater than the greater of (1) 7.5% and (2) the lesser of (a) the debt yield immediately prior to such release and (b) 8.5%, and (iv) satisfaction of REMIC related conditions. Any such prepayment allocable to the BX Industrial Portfolio Floating Rate Loan prior to October 9, 2020, will require a spread maintenance premium equal to the product of (x) 1.450%, (y) the amount prepaid and (z) a fraction, the numerator of which is the number of days from the date of prepayment to and including October 9, 2020, and the denominator of which is 360. Any such prepayment allocable to the BX Industrial Portfolio Fixed Rate Loan prior to March 9, 2026 will require a yield maintenance premium in an amount equal to the greater of (a) 1.00% of the amount prepaid and (b) a yield maintenance premium. In the event that there is an undrawn Revolving Advance on the BX Industrial Portfolio Floating Rate Loan that is available for borrowing at the time of the partial release, the borrowers may, in lieu of paying the Adjusted Release Amount, cause the available amount of such undrawn Revolving Advance to be reduced by an amount equal to the Adjusted Release Amount; provided that the borrowers have paid any spread maintenance payment then due. In addition, the borrowers are permitted to obtain the release of an individual BX Industrial Portfolio Property in order to (a) cure an event of default relating to such property or (b) for a ground leased BX Industrial Portfolio Property, cure an event of default relating to a default under such a ground lease. In each instance, satisfaction of the debt yield requirement above is not required to obtain such a release, and such a release will not trigger any prepayment or yield maintenance premiums. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Prospectus.

“Adjusted Release Amount” means for any individual BX Industrial Portfolio Property to be released, the sum of (a) the Amortized Release Amount for such property and (b) the applicable Release Price Premium for such property.

“Amortized Release Amount” means, for any individual BX Industrial Portfolio Property, the original allocated loan amount for such property, as such amount may be reduced by certain prepayments permitted under the loan documents.

“Release Price Premium” means, for each individual BX Industrial Portfolio Property, an amount equal to (a) 5% of the Amortized Release Amount for the applicable property until 30% of the original principal balance of the BX Industrial Portfolio Loan Combination has been prepaid in accordance with the loan documents and (b) thereafter, 10% of the Amortized Release Amount for the applicable property.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the BX Industrial Portfolio, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, reauthorization or extension thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. In the event (A) TRIPRA is no longer in effect or (B) is modified resulting in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event occurring which results in a material increase in terrorism insurance premiums, the borrower will not be required to pay insurance premiums in order to obtain terrorism coverage in excess of two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the Loan Combination documents (without giving effect to the cost of terrorism, flood, wind and earthquake components of such insurance) at the time that such terrorism coverage is excluded from the applicable insurance policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN #2: COLEMAN HIGHLINE

LOAN #2: COLEMAN HIGHLINE

Coleman Highline
1161, 1167 & 1173 Coleman Avenue
San Jose, CA 95110
SAN JOSE INTERNATIONAL AIRPORT (SJC)
Santa Clara
San Jose
Milpitas
Cupertino
Campbell
ALVISO
NORTH VALLEY
NORTH SAN JOSE
BERRYESSA
ROSE GARDEN
BURBANK
WEST SAN JOSE
WILLOW GLEN
CALTRAIN
AMTRAK
ACE
VTA
VTA LIGHT RAIL
FUTURE BART RAIL
San Francisco
Oakland

LOAN #2: COLEMAN HIGHLINE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GACC
Location (City/State)	San Jose, California	Cut-off Date Balance(3)	$85,000,000
Property Type	Office	Cut-off Date Balance per SF(2)	$406.88
Size (SF)	380,951	Percentage of Initial Pool Balance	7.7%
Total Occupancy as of 9/6/2020	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/6/2020	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2020 / NAP	Mortgage Rate	2.80000%
Appraised Value(1)	$305,100,000	Original Term to Maturity (Months)	120
Appraisal Date	10/1/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor	LDH, LLC; Sansome Guarantor LLC	Original Interest Only Period (Months)	120
Property Management	Hunter Properties, Inc.	First Payment Date	10/6/2020
Maturity Date	9/6/2030

Underwritten Revenues	$21,806,104
Underwritten Expenses	$5,806,707	Escrows(4)
Underwritten Net Operating Income (NOI)	$15,999,397	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,999,397	Taxes	$814,077	$203,519
Cut-off Date LTV Ratio(1)(2)	50.8%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	50.8%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	3.64x / 3.64x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.3% / 10.3%	Other	$6,871,099	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$155,000,000	100.0%	Loan Payoff	$140,528,275	90.7%
Upfront Reserves	7,685,176	5.0
Closing Costs	4,456,905	2.9
Return of Equity	2,329,643	1.5
Total Sources	$155,000,000	100.0%	Total Uses	$155,000,000	100.0%

(1)	The appraised value represents the “As Stabilized” appraised value, which assumes free rent has burned off and rent commencement has begun. The sole tenant, Roku, has begun the buildout of its space and approximately $1.9 million was reserved upfront for tenant improvements and free rent. Based on the “As-Is” appraised value as of July 13, 2020 equal to $301.1 million, the Cut-off Date LTV Ratio and Balloon LTV Ratio are 51.5%. In addition, the appraisal concluded to a “Hypothetical Go Dark” appraised value of $242.9 million as of July 13, 2020. Based on the “Hypothetical Go Dark” appraised value, the Cut-off Date LTV and Balloon LTV are 63.8%.

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Coleman Highline Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $85,000,000 represents the controlling Note A-1 and non-controlling Note A-3 and Note A-5, and is part of the Coleman Highline Loan Combination, which is evidenced by six pari passu senior notes and has an aggregate outstanding principal balance as of the Cut-off Date of $155,000,000. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Coleman Highline Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a newly constructed Class A office building located in San Jose, California (the “Coleman Highline Property”), and is part of a loan combination (the “Coleman Highline Loan Combination”) evidenced by six pari passu notes with an aggregate initial principal balance of $155,000,000. The Coleman Highline Loan is evidenced by the controlling Note A-1 and non-controlling Note A-3 and Note A-5, which have an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000, and represents approximately 7.7% of the Initial Pool Balance.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-3, A-5	$85,000,000	$85,000,000	Benchmark 2020-B19	Yes
A-2	$30,000,000	$30,000,000	DBJPM 2020-C9	No
A-4, A-6	$40,000,000	$40,000,000	DBRI(1)	No
Total	$155,000,000	$155,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Coleman Highline Loan Combination, which accrues interest at an interest rate of 2.80000% per annum, has an original principal balance and an outstanding principal balance as of the Cut-off Date of $155.0 million. The Coleman Highline Loan Combination had an initial term of 120 months, has a remaining term of 120 months and is interest only for the full term. The scheduled maturity date of the Coleman Highline Loan Combination is the due date in September 2030. Voluntary prepayment of the Coleman Highline Loan Combination is permitted on or after March 6, 2030 without a payment of any prepayment premium. Provided no event of default under the Coleman Highline Loan Combination documents is continuing, defeasance of the Coleman Highline Loan Combination with direct, non-callable obligations of the United States of America or other obligations, which are “government securities” permitted under the Coleman Highline Loan Combination documents is permitted at any time after the earlier of (a) the second anniversary of the closing date of the final securitization that holds any portion of the Coleman Highline Loan Combination and (b) August 7, 2023.

LOAN #2: COLEMAN HIGHLINE

■	The Mortgaged Property. The Coleman Highline Property is a newly developed three-building, 380,951 SF Class A office complex situated on an 8.82-acre site in San Jose, California. The Coleman Highline Property is the second phase of the greater Coleman Highline mixed-use development, which is expected to include on-site retail, a mix of restaurants, a public market, and a collection of food trucks and caterers. Built in 2020, the Coleman Highline Property features architecture with expansive glass line, large 32,000 SF floorplates and 14’ slab-to-slab heights. The Coleman Highline Property is comprised of Building 3 (194,790 SF; the “Building 3 Space”), Building 4 (163,272 SF; the “Building 4 Space”), and Building A2 (22,889 SF; the “Building A2 Space”), all of which are fully leased to Roku (as defined below). Buildings 3 and 4 are office buildings, and Building A2 is an amenities building which is expected to feature dining options, conference rooms and an auditorium. The Coleman Highline Property also includes a parking garage (the “Collateral Parking Structure”) with 1,219 parking spaces, for a parking ratio of approximately 3.2 parking spaces per 1,000 SF of NRA. The Collateral Parking Structure is subject to a Declaration of Covenants, Conditions and Restrictions (the “CCR”), pursuant to which: (i) all parking structures on the Coleman Highline Property and the neighboring phase of the development (“Phase I”) are to be utilized for shared parking among the Coleman Highline Property and Phase I and (ii) all parking structures throughout the Coleman Highline development are subject to various control rights of a “Declarant” which is an affiliate of the borrower sponsor. The Declarant has agreed that, notwithstanding anything to the contrary contained in the CCR: (i) the parking structure on the Coleman Highline Property will be insured in accordance with the terms of the Coleman Highline Loan Combination documents, (ii) any proceeds of the foregoing insurance will be held by the lender and made available for restoration, (iii) the Coleman Highline Property will always have access to sufficient parking to satisfy all legal requirements (including zoning requirements) as well as all requirements relating to parking set forth in the Roku lease at the Coleman Highline Property, and (iv) the Coleman Highline Property will always have access to no less than (x) 65 parking spaces in the parking structures and surface parking located on the Coleman Highline Property on an exclusive basis and (y) 1,116 parking spaces in the parking structures and surface parking located on the Coleman Highline Property and Phase I on a non-exclusive basis. As of September 6, 2020, the Coleman Highline Property was 100.0% leased to Roku as its United States headquarters location.

Roku, Inc. (“Roku”) (380,951 SF; 100.0% of NRA; 100.0% of UW Base Rent) was founded in 2002 and is a leading television streaming platform in the United States by base installed, representing 39% of the market share. Roku operates in two segments: Player and Platform, the first of which is a hardware-based purchase, the second of which is an ongoing paid subscription to platform access. Roku engages in “over the top” (OTT) television streaming with approximately 40 million global users as of March 2020. The platform offers approximately 5,000 domestic streaming channels and approximately 3,000 international streaming channels. Roku has expanded as a result of the increase in demand for streaming services and as of 2019, had 1,650 employees, doubling its employee count over the prior two years. The Coleman Highline Property is expected to serve as Roku’s United States headquarters, spread between the Coleman Highline Property and Coleman Highline Phase I, which includes two additional office buildings and an amenities building 100% leased to Roku. As of March 31, 2020, Roku had 39.8 million active accounts and streaming hours of 13.2 billion, increases over the prior year quarter of 37% and 49%, respectively, which helped increase revenues by 55% in the same quarter. Roku expects its new account growth, streaming hours, and employee headcount to accelerate as a result of the COVID-19 pandemic as demand for streaming content from home increases. As of December 31, 2019, Roku reported a net loss of $59.9 million and total revenue of $1.1 billion, representing an increase of 52.0% from December 31, 2018, with $515.5 million of cash and cash equivalents. In the second quarter of 2020, Roku reported a net loss of $43.1 million and added 3.2 million incremental active accounts to reach 43.0 million total accounts.

Roku recently signed a 10-year, seven-month NNN lease that will expire on September 30, 2030, with an initial annual base rent of $44.50 per SF. In addition, Roku received six months of free rent, and its official rent commencement date is October 1, 2020. Roku has a one-time option to extend its lease for seven years at 97.5% of fair market value with 15-18 months’ notice. Roku does not have any termination or contraction options.

As of March 2020, Building 3 is fully built out and Roku began moving employees into the space prior to the start of the COVID-19 pandemic. Building 4 is fully built out except for floor coverings and cubicles, which Roku is expected to hold off on installing in the near term as they evaluate the post-COVID work environment. The landlord has satisfied all of its tenant improvement obligations and provided Roku an $82.50 per SF tenant improvement allowance of which approximately $458,533 remained outstanding as of the origination date of the Coleman Highline Loan Combination. The borrower sponsor indicated that Roku intends to move roughly 30% of its workforce back into Building 3 by the end of 2020 assuming the current shelter in place order in Santa Clara County is lifted. The work remaining on Building 4 is expected to be completed and furnished by the end of 2020, with Roku taking occupancy by the end of the first quarter of 2021. We cannot assure you that Roku will take occupancy as expected or at all.

LOAN #2: COLEMAN HIGHLINE

COVID-19 Update. As of the September 6, 2020 underwritten rent roll, the Coleman Highline Property is 100.0% leased. The sole tenant is currently in a free rent period with rent commencing in October 2020 and has not requested any lease modifications. The first payment date of the Coleman Highline Loan Combination is October 6, 2020, based on the loan documents. As of September 6, 2020, the Coleman Highline Loan Combination is not subject to any modification or forbearance requests.

The following table presents certain information relating to the sole tenant at the Coleman Highline Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Roku, Inc.(2)(3)	NR / NR / NR	380,951	100.0%	$16,950,792	100.0%	$44.50	9/30/2030	1, 7-year option
All Tenants		380,951	100.0%	$16,950,792	100.0%	$44.50
Vacant		0	0.0%	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		380,951	100.0%	$16,950,792	100.0%	$44.50

(1)	Based on the rent roll dated September 6, 2020.

(2)	Roku has no termination or contraction options.

(3)	Roku is expected to take occupancy of Building 4 (163,272 SF) of the Coleman Highline Property in the first quarter of 2021. We cannot assure you that Roku will take occupancy as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the Coleman Highline Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	380,951	100.0%	100.0%	$16,950,792	100.0%	$44.50	1
2031 & Thereafter	0	0.0%	100.0%	$0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	380,951	100.0%		$16,950,792	100.0%	$44.50	1

(1)       Based on the underwritten rent roll dated September 6, 2020.

The following table presents certain information relating to historical leasing at the Coleman Highline Property:

Historical Leased %(1)

	2018	2019	As of 9/6/2020(2)
Owned Space	NAP	NAP	100.0%

(1)	Historical information is not available because the property was recently built in 2020.

(2)	Based on the underwritten rent roll dated September 6, 2020.

LOAN #2: COLEMAN HIGHLINE

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Coleman Highline Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$16,950,792	$44.50
Rent Steps(2)	512,002	1.34
Reimbursements	5,491,000	14.41
Vacancy & Credit Loss(3)	(1,147,690)	(3.01)
Effective Gross Income	$21,806,104	$57.24

Real Estate Taxes	2,394,345	$6.29
Insurance	419,997	$1.10
Management Fee	654,183	$1.72
Other Operating Expenses	2,338,182	$6.14
Total Operating Expenses	$5,806,707	$15.24

Net Operating Income	$15,999,397	$42.00
TI/LC	0	0.00
Capital Expenditures	0	0.00
Net Cash Flow	$15,999,397	$42.00

Occupancy	100.0%
NOI Debt Yield(4)	10.3%
NCF DSCR(5)	3.64x

(1)	Historical financial information is not available because the Coleman Highline Property was recently built in 2020 with the sole tenant taking occupancy in March 2020

(2)	Represents 12 months of rent steps.

(3)	Represents an underwritten economic vacancy of 5.0%.

(4)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Coleman Highline Loan Combination.

(5)	Based on the interest only debt service payments of the Coleman Highline Loan Combination.

■	Appraisal. According to the appraisal, the Coleman Highline Property has an “as stabilized” appraised value of $305,100,000 as of an effective date of October 1, 2020, which assumes free rent has burned off and rent commencement has begun. The “as-is” appraised value is $301,100,000 as of July 13, 2020.

Appraisal Approach	“As Stabilized” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$303,900,000	N/A	5.25%
Discounted Cash Flow Approach	$305,100,000	6.75%	5.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. The Phase I environmental report dated July 20, 2020 identified a recognized environmental condition at the Coleman Highline Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus for more information. In addition, an environmental indemnity agreement was entered into between the borrower, lender and related guarantors upon loan origination. See “—The Borrower” below.

■	Market Overview and Competition. The Coleman Highline Property is located within the San Jose Airport submarket, which is adjacent to the Mineta San Jose International Airport, and a 15-minute drive north of Downtown San Jose.

The Coleman Highline Property is positioned across a pedestrian bridge from the Santa Clara Caltrain station, the most widely used mode of public transit between San Francisco and San Jose. The Santa Clara station also serves as a “Baby Bullet” stop with transit times of roughly 60 and 15 minutes to San Francisco and Palo Alto, respectively. The Coleman Highline Property is the second phase of the greater Coleman Highline mixed-use development. Phase I includes two additional office buildings, both fully leased to Roku, with a total Roku SF at the Coleman Highline mixed-use development of 738,057 SF. A fourth phase of the greater Coleman Highline mixed-use development is scheduled to be completed by 2021 and is expected to feature additional office space that is 100% leased to Verizon. The Coleman Highline Property is located in an area with a concentration of major technology companies including Google, Apple, Netflix and Facebook. According to a third-party market research report, the estimated 2020 population within a one-, three-, and five-mile radius was projected to be 10,205, 176,399, and 642,978, respectively. The population within the same radii is expected to grow 0.37%, 2.31%, and 2.14%, respectively, over the next five years. The 2020 average household income within a one-, three-, and five-mile radius was $130,114, $135,262, and $140,271.

LOAN #2: COLEMAN HIGHLINE

According to the appraisal, as of the first quarter of 2020, the San Jose Airport submarket consisted of approximately 5.5 million SF of office space with an overall market vacancy of 8.6% and average asking rents of approximately $3.69 per SF.

The following chart displays six lease comparables for the Coleman Highline Property. Comparable buildings were built between 1984 and 2021 and range in size from 42,188 SF to 643,990 SF. Initial asking rents at the comparable properties ranged between $42.00 and $49.20 per SF (net leases) with a weighted average of approximately $46.71 per SF. The appraisal concluded a market rent at the Coleman Highline Property of $46.20 per SF. The Coleman Highline Property has an in-place rent of $44.50 per SF.

Summary of Comparable Office Leases(1)

Property Name	Tenant Name	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (years)	Base Rent Per SF
Coleman Highline, San Jose, CA	Roku	380,951	Aug 2018(2)	10.6(2)	$44.50(2)
2390 Mission College Boulevard, Santa Clara, CA	InfoBlox, Inc.	42,188	May 2020	10.5	$42.00
4301-4401 Great America Parkway, Santa Clara, CA	Airbnb	301,163	Dec 2019	11.0	$45.00
6220 America Center Drive, San Jose, CA	Bill.com	232,253	Dec 2019	10.0	$45.00
Coleman Highline Phase 4, San Jose, CA	Verizon	643,990	Jul 2019	15.0	$49.20
675 Creekside Way, Campbell, CA	8x8, Inc.	177,815	Jul 2019	11.0	$44.40
3315 Scott Boulevard, Santa Clara, CA	Edelman Financial	157,205	Jul 2019	6.1	$46.20

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll.

■	The Borrower. The borrower is CAP OZ 34, LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in the organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Coleman Highline Loan Combination. The borrower sponsor and nonrecourse carve-out guarantors are Sansome Guarantor LLC (an affiliate of Sansome Partners) and LDH, LLC (an affiliate of Hunter Properties), which are liable on a several basis, at 95% and 5%, respectively. Along with the borrower and related lender, Sansome Guarantor LLC and LDH, LLC entered into an environmental indemnity agreement upon loan origination; pursuant to such agreement, the indemnitee will not seek recourse for any indemnified matters against Sansome Guarantor LLC and LDH, LLC to the extent the applicable matters (the “Indemnified Obligations”) are either covered pursuant to the environmental insurance policy required pursuant to Coleman Highline Loan Combination documents (the “PLL Insurance”) or are the obligation of the former occupant at the Coleman Highline Property, and such former occupant is in compliance with the operative documents requiring its adherence to certain environmental covenants, obligations and restrictions applicable to the Coleman Highline Property (said covenants, obligations, and restrictions, the “Prior Owner Documents”). Notwithstanding the foregoing, Sansome Guarantor LLC and LDH, LLC will become fully liable for the foregoing Indemnified Obligations in the event that either: (a) Sansome Guarantor LLC and LDH, LLC fail to diligently pursue payment and satisfaction of the Indemnified Obligations under the PLL Insurance and/or the Prior Owner Documents (as applicable) or (b) the Indemnified Obligations are not paid and satisfied by the insurance company providing the PLL Insurance or the applicable party pursuant to the Prior Owner Documents, in either case for any reason whatsoever, within 180 days of the indemnitee making demand of Sansome Guarantor LLC and LDH, LLC for the applicable Indemnified Obligation(s).

Founded in 1997 by Sandy Dean, Sansome Partners is a San Francisco-based investment firm, with offices in Seattle, Boston, and New York, that makes long-term investments in businesses and assets. Sansome Partners is one of the main investment vehicles for the Fisher Family, the founders of both GAP and Banana Republic, and has deployed over $3.0 billion of private equity capital since inception. Additionally, Sansome Partners manages an over $1.0 billion long-only fund, targeting 10 positions in publicly-traded companies. Over the last 20 years, Hunter Properties, through the development arm Hunter Storm, LLC, has leveraged its multiple product-type development experience with its entitlement experience to complete several real estate projects. More recently, the firm has focused on transit-oriented development (TOD) and mixed-use development.

LOAN #2: COLEMAN HIGHLINE

■	Escrows. At loan origination of the Coleman Highline Loan Combination, the borrower funded reserves of (i) approximately $814,077 for real estate taxes (equivalent to 48 months of tax payments), (ii) approximately $5,000,000 for a debt service reserve, and (iii) approximately $1,871,099 related to the remaining free rent (in the amount of $1,412,566) and tenant improvement allowance (in the amount of $458,533) pursuant to the Roku lease.

On each due date, the borrower is required to deposit (i) 1/12 of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to $203,519), (ii) 1/12 of the estimated annual insurance premiums into an insurance reserve, unless an acceptable blanket insurance policy is in place (an acceptable blanket policy is currently in place), (iii) solely to the extent the Single Tenant Condition (as defined below) fails to be satisfied as of the applicable due date, approximately $6,350 into a replacement reserve account for annual capital expenditures and (iv) solely to the extent the Single Tenant Condition fails to be satisfied as of the applicable due date, $47,620 into a rollover account for tenant improvements and leasing commissions that may be incurred.

A “Single Tenant Condition” means (i) a single tenant lease is in full force and effect and (ii) no Coleman Highline Trigger Period (as defined below) has occurred and is then continuing.

■	Lockbox and Cash Management. The Coleman Highline Loan Combination is structured with a hard lockbox and springing cash management. The borrower is required to cause tenants to deposit rents directly into a lender-approved lockbox account (the “Clearing Account”). In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the Coleman Highline Property into the Clearing Account within one business day of receipt. Provided no Coleman Highline Trigger Period exists, funds deposited into the Clearing Account are required to be swept on a daily basis into the borrower’s operating account. Once a Coleman Highline Trigger Period occurs, such funds are required to be swept on a daily basis into the deposit account and applied and disbursed in accordance with the loan documents.

A “Coleman Highline Trigger Period” will commence upon the occurrence of (i) an event of default under the Coleman Highline Loan Combination, (ii) the debt yield is less than 8.0% on the last day of any calendar quarter, (iii) the commencement of a Lease Sweep Period (as defined below), or (iv) the disbursement of funds from the debt service reserve account; and will end if, (A) with respect to clause (i), the event of default under the Coleman Highline Loan Combination has been cured and such cure has been accepted by the lender (and no other event of default under the Coleman Highline Loan Combination is then continuing) or (B) with respect to clause (ii), the debt yield is at least 8.0% on the last day of any calendar quarter or (C) with respect to clause (iii), such Lease Sweep Period has ended pursuant to the terms thereof (and no other Lease Sweep Period is then continuing) or (D) with respect to clause (iv), the earliest to occur of (x) the satisfaction of all Debt Service Reserve Release Conditions (as defined below) and (y) the reimbursement of any portion of the debt service reserve funds that have been allocated to the monthly debt service payment.

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (a) the earliest of (i) the date that is 12 months prior to the stated maturity date of the Coleman Highline Loan Combination, (ii) the date that is 15 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of the Roku lease (or a replacement lease that covers all or any portion of the Roku premises) (a “Lease Sweep Lease”), provided, however, if the entirety of any “dark” portion is demised to a subtenant that is reasonably approved by the lender (which subtenant must be open and operating in the entirety of said space and must either (x) be of a credit quality and reputation that is not materially less as compared with the tenant pursuant to the applicable Lease Sweep Lease (as determined by the lender in its reasonable discretion) or (y) have an investment grade rating) pursuant to a sublease that is co-terminous with the applicable Lease Sweep Lease (the “Sublease Conditions”), the foregoing 15 month period will be extended to 24 months or (iii) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date); (c) the occurrence of a Go Dark Trigger (as defined below); (d) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (e) the occurrence of a Lease Sweep Tenant (as defined below) insolvency proceeding.

LOAN #2: COLEMAN HIGHLINE

A Lease Sweep Period will end upon the first to occur of the following: (A) in the case of clauses (a), (b), and (c) above, (I) either (x) the entirety of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases or (y) a portion of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases so as to cause the Coleman Highline Property to achieve a debt yield of 8.0% and (II) sufficient funds have been accumulated (or otherwise deposited) in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods with respect to such qualified leases and any shortfalls in required payments under the loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases; (B) in the case of clause (a) above, the date on which the applicable tenant (I) irrevocably exercises its renewal or extension option with respect to either (x) all of its premises or (y) a portion of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases so as to cause the Coleman Highline Property to achieve a debt yield of 8.0%, and (II) sufficient funds have been accumulated (or deposited) in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods and/or rent abatement periods with respect to such renewal or extension; (C) in the case of clause (d) above, the date on which the subject default has been cured, and no other monetary or material non-monetary default under the Lease Sweep Lease occurs for a period of six consecutive months following such cure; (D) in the case of clause (c) above, (x) Roku (or a replacement tenant that occupies all or any portion of the Roku premises) resumes operation of its business in the entirely of the applicable premises and continuously operates for at least 30 days or (y) the date on which the lease sweep funds in the lease sweep account in connection with the Go Dark Trigger (as defined below) pursuant to clause (c) above equals or exceeds the Lease Sweep Go Dark Deposit Amount (as defined below) or the borrower delivers a letter of credit (which satisfies the requirements set forth in the loan documents) in an amount equal to the Lease Sweep Go Dark Deposit Amount or (z) the date on which either the Sublease Conditions are satisfied, or the tenant achieves an investment grade rating; (E) in the case of clause (e) above, either (a) the applicable Lease Sweep Tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; and (F) in the case of clauses (a), (b), (d), and (e) above, the date on which (x) the funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (including any lease termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) is equal to the Lease Sweep Deposit Amount (as defined below) applicable to such space, (y) the borrower delivers to the lender a letter of credit in the foregoing amount or (z) the borrower deposits an amount equal to the deficient amount for deposit into the lease sweep account, unless, in any such case, the applicable premises has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed the Lease Sweep Deposit Amount applicable to such premises (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (A) above).

A “Lease Sweep Go Dark Deposit Amount” means: (x) solely with respect to a Lease Sweep Period commencing upon the occurrence of a Go Dark Trigger prior to August 7, 2026, an amount equal to the portion of the rentable square feet of the applicable Lease Sweep Lease in which the applicable tenant has “gone dark” multiplied by $60.00 and (y) for the period from and after August 7, 2026, an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $60.00.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $60.00.

A “Lease Sweep Tenant” means a tenant under a Lease Sweep Lease or, if such tenant’s obligations are guaranteed by its direct or indirect parent company (if any), such parent company.

LOAN #2: COLEMAN HIGHLINE

A “Go Dark Trigger” will be deemed to occur on the date on which any Lease Sweep Tenant discontinues its business (i.e., “goes dark”) in more than 50% of its space at the Coleman Highline Property, not including the Building A2 Space, or gives notice that it intends to discontinue its business in greater than 50% of its applicable premises at the Coleman Highline Property, not including the Building A2 Space, provided, however, for so long as any such discontinuation of operations by a Lease Sweep Tenant satisfies any of the following conditions, no Go Dark Trigger will be deemed to occur in connection with any of the following (each a “Go Dark Exception”): (i) either: (A) such discontinuation is effectuated in order to comply with governmental restrictions which restrict the use or occupancy of the Coleman Highline Property in connection with the COVID-19 pandemic or any other pandemic or epidemic (a “SIP Order”), and the applicable Lease Sweep Tenant resumes operations in its space within 90 days after such SIP Order is lifted or (B) such discontinuation occurs prior to August 7, 2022 in connection with such Lease Sweep Tenant’s commercially reasonable safety protocols relating to the COVID-19 pandemic; provided further that the applicable Lease Sweep Tenant resumes operations in its applicable premises no later than August 7, 2022; (ii) such discontinuation is related to upgrades or renovations to the premises pursuant to the Lease Sweep Lease and lasts for a period of no longer than 180 days; (iii) such discontinuation is in connection with an ongoing restoration of the Coleman Highline Property following a casualty and lasts for a period of no longer than 12 months after receipt of all applicable governmental permits and approvals necessary to complete the applicable restoration; (iv) any cessation by the Lease Sweep Tenant of all or some of the applicable premises so long as during the period that such discontinuation of operations continues, such Lease Sweep Tenant (or any parent entity that has guaranteed all of such Lease Sweep Tenant’s obligations pursuant to the Lease Sweep Lease) maintains an investment grade rating; or (v) the Sublease Conditions are satisfied with respect to the applicable Lease Sweep Lease. In addition to the Go Dark Exceptions identified in the above, no Go Dark Trigger will have occurred with respect to Roku not yet having commenced operating in the Building B4 Space in connection with Roku performing the initial buildout and occupancy of its space (provided that the initial buildout and occupancy have completed and operations commence on or before the earlier to occur of (x) August 7, 2022 and (y) one year after the termination of any SIP Order in place as of the origination date).

A “Debt Service Reserve Release Conditions” will be met so long as each of the following conditions is satisfied after July 7, 2021: (i) no Coleman Highline Trigger Period is then continuing (other than pursuant to clause (iv) in the definition of Coleman Highline Trigger Period set forth above); (ii) each tenant under a Lease Sweep Lease has timely made all rental payments (including, without limitation, any payments of additional rent, common area maintenance expenses, tax assessments) due under any Lease Sweep Lease for the immediately preceding three full calendar month period; (iii) the debt service coverage ratio is equal to or exceeds 3.42x; and (iv) no portion of the debt service reserve funds has been allocated to the monthly debt service payment during the immediately preceding 11 full calendar month period.

■	Property Management. The Coleman Highline Property is managed by Hunter Properties, Inc., an affiliate of the borrower.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Coleman Highline Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 6-month extended period of indemnity following restoration. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. In the event TRIPRA is no longer in effect, the borrower will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the Coleman Highline Loan Combination documents (without giving effect to the cost of terrorism and earthquake components of such insurance) at the time that such terrorism coverage is excluded from the applicable insurance policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

Platte City
Kearny
KANSAS CITY INTERNATIONAL AIRPORT
Richmond
North Kansas City
NS - KANSAS CITY INTERMODAL TERMINAL
Lexington
CHARLES B. WHEELER DOWNTOWN AIRPORT
UP - NEFF YARD INTERMODAL TERMINAL
Kansas City
Bonner Springs
UP - ARMOURDALE INTERMODAL TERMINAL
Odessa
Lawrence
Overland Park
LEE'S SUMMIT MUNICIPAL AIRPORT
Lee's Summit
Olathe

JACKSONVILLE INTERNATIONAL AIRPORT
JAXPORT CRUISE TERMINAL
ICTF RAIL TERMINAL
MAYPORT NAVAL STATION
CSX RAIL TERMINAL
NS RAIL TERMINAL
Jacksonville
CRAIG MUNICIPAL AIRPORT
HERLONG AIRPORT

Amazon Industrial Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE	ZIP CODE
1	6925 Riverview Avenue	6925 Riverview Avenue	Kansas City, KS	66102
2	12900 Pecan Park Road	12900 Pecan Park Road	Jacksonville, FL	32218

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	GSMC
Location (City/State)	Various / Various	Cut-off Date Principal Balance(3)	$80,000,000
Property Type	Industrial	Cut-off Date Principal Balance per SF(2)	$81.19
Size (SF)	1,713,210	Percentage of Initial Pool Balance	7.2%
Total Occupancy as of 9/1/2020	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2020	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2017 / NAP	Mortgage Rate	3.25000%
Appraised Value(1)	$215,000,000	Original Term to Maturity (Months)	107
Appraisal Date	7/13/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor	JDM Real Estate Funds, LLC	Original Interest Only Period (Months)	107
Property Management	CBRE, Inc.	First Payment Date	9/6/2020
Maturity Date	7/6/2029

Underwritten Revenues	$13,375,374
Underwritten Expenses	$2,281,427	Escrows(4)
Underwritten Net Operating Income (NOI)	$11,093,948	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,922,627	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	64.7%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	64.7%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.42x / 2.38x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	8.0% / 7.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$139,100,000	64.8%	Purchase Price	$214,000,000	99.7%
Principal’s New Cash Contribution	75,606,988	35.2	Closing Costs	706,988	0.3

Total Sources	$214,706,988	100.0%	Total Uses	$214,706,988	100.0%

(1)	The Appraised Value is based on an aggregate “as-is” value of the Amazon Industrial Portfolio Properties (as defined below).

(2)	Calculated based on the aggregate outstanding balance of the Amazon Industrial Portfolio Loan Combination (as defined below).

(3)	The Cut-off Date Principal Balance of $80,000,000 represents the controlling Note A-1 of the $139,100,000 Amazon Industrial Portfolio Loan Combination, which is evidenced by three pari passu notes. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Amazon Industrial Portfolio Loan”) is part of a loan combination (the “Amazon Industrial Portfolio Loan Combination”) consisting of three pari passu notes with an outstanding aggregate principal balance of $139,100,000 and is secured by first mortgages encumbering the fee simple interests in a portfolio of two warehouse/distribution industrial properties located in Kansas City, Kansas (the “6925 Riverview Avenue Property”) and Jacksonville, Florida (the “12900 Pecan Park Road Property”, and together with the 6925 Riverview Avenue Property, each, individually, an “Amazon Industrial Portfolio Property”, and, collectively, the “Amazon Industrial Portfolio Properties”). The Amazon Industrial Portfolio Loan, evidenced by the controlling Note A-1, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and represents approximately 7.2% of the Initial Pool Balance. The related pari passu companion loans are evidenced by the non-controlling Note A-2 (with an outstanding principal balance as of the Cut-off Date of $35,000,000) and the non-controlling Note A-3 (with an outstanding principal balance as of the Cut-off Date of $24,100,000). The Amazon Industrial Portfolio Loan Combination was originated by Goldman Sachs Bank USA on July 30, 2020. The Amazon Industrial Portfolio Loan Combination has an interest rate of 3.25000% per annum. The borrowers utilized the proceeds of the Amazon Industrial Portfolio Loan Combination to acquire the Amazon Industrial Portfolio Properties and pay origination costs.

The Amazon Industrial Portfolio Loan Combination had an initial term of 107 months and has a remaining term of 106 months as of the Cut-off Date. The Amazon Industrial Portfolio Loan Combination requires payments of interest only for the entire term of the Amazon Industrial Portfolio Loan Combination. The stated maturity date is the due date in July 2029. Voluntary prepayment of the Amazon Industrial Portfolio Loan Combination is prohibited prior to January 6, 2029. The borrowers have the option to defease the entire $139.1 million principal balance of the Amazon Industrial Portfolio Loan Combination in whole (but not in part) on or after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 30, 2023.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

The table below summarizes the promissory notes that comprise the Amazon Industrial Portfolio Loan Combination. The relationship between the holders of the Amazon Industrial Portfolio Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

Note A-1	$80,000,000	$80,000,000	BMARK 2020-B19	Yes
Note A-2	35,000,000	35,000,000	DBJPM 2020-C9	No
Note A-3	24,100,000	24,100,000	GSBI(1)	No
Total Senior Notes	$139,100,000	$139,100,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Properties. The Amazon Industrial Portfolio Properties consist of two, single-story single tenant industrial buildings totaling 1,713,210 SF located in Kansas City, Kansas and Jacksonville, Florida. As of September 1, 2020, the Amazon Industrial Portfolio Properties were 100.0% occupied by Amazon.com Services, LLC (“Amazon Services”). The Amazon Industrial Portfolio Properties were built-to-suit for Amazon Services and are each similar in nature.

The following table presents certain information relating to the Amazon Industrial Portfolio Properties:

Property Name	City	State	% of Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW Base Rent
6925 Riverview Avenue	Kansas City	Kansas	49.6%	856,605	2017	$107,000,000	$5,139,080
12900 Pecan Park Road	Jacksonville	Florida	50.4	856,605	2017	108,000,000	5,216,359
Total			100.0%	1,713,210		$215,000,000	$10,355,439

The 6925 Riverview Avenue Property is an 856,605 SF, Class A industrial warehouse/distribution property located on an approximately 126.95-acre site in Kansas City, Kansas. Interstate 70 provides access to the 6925 Riverview Avenue Property, which also provides access to the Kansas City metro area. Kansas City International Airport is located approximately 24 miles north of the 6925 Riverview Avenue Property. The 6925 Riverview Avenue Property was built-to-suit for Amazon Services in 2017 and serves as an automatic robotic sort facility. The 6925 Riverview Avenue Property includes 8.1% of office space and features 47 dock doors, two drive-in doors and 41-ft clear heights. The 6925 Riverview Avenue Property includes 200 trailer parking spaces and 2,500 car parking spaces for a total of 2,700 parking spaces, resulting in a parking ratio of approximately 3.2 spaces per 1,000 SF.

The 12900 Pecan Park Road Property is an 856,605 SF, Class A industrial warehouse/distribution property located on an approximately 180.56-acre site in Jacksonville, Florida. Interstate 95 and Interstate 295 provides access to the 12900 Pecan Park Road Property, which also provides access to the Jacksonville metro area. Jacksonville International Airport is located within 2.8 miles of the 12900 Pecan Park Road Property. The 12900 Pecan Park Road Property was built-to-suit for Amazon Services in 2017 and serves as an automatic robotic sort facility. The 12900 Pecan Park Road Property includes 8.0% of office space and features 47 dock doors, two drive-in doors and 41-ft clear heights. The 12900 Pecan Park Road Property includes 200 trailer parking spaces and 2,500 parking spaces for a total of 2,700 parking spaces, resulting in a parking ratio of approximately 3.2 spaces per 1,000 SF.

The 6925 Riverview Avenue Property is subject to an industrial revenue bond (the “IRB”) and PILOT lease structure. In July 2016, the previous owner of the 6925 Riverview Avenue Property, RELP Turner, LLC (“RELP”), and the Unified Government of Wyandotte County/Kansas City, Kansas (the “Municipality”) entered into a development agreement (the “Development Agreement”) pursuant to which the Municipality agreed to issue an IRB with a maximum principal amount of $138.01 million, maturing in December 1, 2027. RELP entered into a performance agreement, which granted RELP a 100% abatement of taxes on the 6925 Riverview Avenue Property for calendar years 2018-2027, provided that the IRB remains outstanding, provided that RELP pays $5,000 per year in lieu of taxes for the duration of the tax abatement. RELP leased the 6925 Riverview Avenue Property to the Municipality pursuant to a base lease (the “PILOT Base Lease”); the Municipality leased the 6925 Riverview Avenue Property to RELP pursuant to a lease (the “PILOT Lease” and together with the PILOT Base Lease, the “PILOT Leases”), and RELP subleased the 6925 Riverview Avenue Property to Amazon Services. JDM AMZN KC, LLC’s (the “Kansas Borrower”) sole rent obligations under the PILOT Lease are to pay principal and interest when due under the IRB. RELP purchased the IRB at issuance for $138.01 million and the proceeds were disbursed to RELP as reimbursement for the development costs of the 6925 Riverview Avenue Property. The Kansas Borrower acquired RELP’s interests in the IRB, the IRB bond indenture, the performance agreement, the PILOT Leases and the Development Agreement (collectively, the “PILOT Documents”).

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

Since the Kansas Borrower is the owner of the IRB, there are no cash payments due to any third party under the IRB. The Kansas Borrower has pledged the IRB to the lender as collateral, and a foreclosure on the IRB is subject to the procedures set forth in the PILOT Documents.

As successor-in-interest to RELP under the Development Agreement, the Kansas Borrower will be required to satisfy certain ongoing covenants in order to maintain the tax abatement, including: (1) Amazon Services is required to continuously operate and employ at least 1,000 full time employees until July 31, 2032 at the 6925 Riverview Avenue Property, subject to major casualty and condemnation; and (2) Amazon Services and the borrowers will be required to become dues paying members of the KCK Area Chamber of Commerce and the Wyandotte Econ Dev Corp. If there is a default under the Development Agreement that remains uncured following 90 days’ notice from the Municipality, then the Municipality will be entitled to: (1) receive $1.5 million of liquidated damages from the borrowers, (2) terminate the Development Agreement, and (3) recover the amount of any tax abatement previously received by RELP or the borrowers, including any sales tax exemptions received by RELP, the borrowers or Amazon Services in connection with the IRB (the Development Agreement provided that personal property and services purchased entirely with the proceeds of the IRB for the construction of the 6925 Riverview Avenue Property were exempt from Kansas’s 6.5% sales tax). Potential liability for defaults under the Development Agreement could exceed $30 million, and, following a foreclosure the lender would assume the Kansas Borrower’s obligations under the Development Agreement, as well as the Kansas Borrower’s interests under the PILOT Documents and in the IRB. However, under the Amazon Services lease for the 6925 Riverview Avenue Property (the “Kansas Amazon Lease”), Amazon Services agrees to perform those obligations of the Kansas Borrower under the Development Agreement that are under the tenant’s control, and Amazon Services indemnifies the Kansas Borrower for all liability arising from a default by the Kansas Borrower under the Development Agreement, except to the extent the same relates to a default by the landlord under the Amazon Lease. This indemnity is guaranteed by Amazon Services’ guarantor, Amazon.com, Inc.

Amazon.com Services, Inc. (1,713,210 SF; 100.0% of NRA; 100.0% of UW Base Rent). Incorporated in 2002 and based in Seattle, Washington, Amazon Services distributes consumer products, which are later sold by Amazon through its website. Amazon Services operates as a wholly owned subsidiary of Amazon.com (“Amazon”). Founded in 1994, Amazon is a multinational technology company focusing in e-commerce, cloud computing, and artificial intelligence, and is headquartered in Seattle, Washington. At the Amazon Industrial Portfolio Properties, Amazon Services leases in aggregate 1,713,210 SF under triple net leases (except for certain landlord obligations as set forth in the Amazon Industrial Portfolio Loan Combination documents) expiring on July 31, 2032. The Amazon Services leases are guaranteed by Amazon.com, Inc. and each has four, five-year renewal options remaining.

COVID-19 Update. As of September 1, 2020 the Amazon Industrial Portfolio Properties are open. For June, July, and August 2020, 100% of the UW Base Rent payments were collected. As of September 1, 2020, the Amazon Industrial Portfolio Loan Combination is not subject to any modification or forbearance requests.

The following table presents certain information relating to the tenants at the Amazon Industrial Portfolio Properties:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Amazon (Kansas City)	A+ / A2 / AA-	856,605	50.0%	$5,139,080	49.6%	$6.00	7/31/2032	4, 5-year options
Amazon (Jacksonville)	A+ / A2 / AA-	856,605	50.0	5,216,359	50.4	6.09	7/31/2032	4, 5-year options
Total Occupied		1,713,210	100.0%	$10,355,439	100.0%	$6.04
Vacant		0	0.0	0	0.0	0.00
Totals / Wtd. Avg.		1,713,210	100.0%	$10,355,439	100.0%	$6.04

(1)	Based on the underwritten rent roll dated as of September 1, 2020 with rent steps through September 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule for the Amazon Industrial Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$ 0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030	0	0.0	0.0%	0	0.0	0.00	0
2031 & Thereafter	1,713,210	100.0	100.0%	10,355,439	100.0	6.04	2
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total	1,713,210	100.0%		$10,355,439	100.0%	$6.04	2

(1)	Based on the underwritten rent roll dated as of September 1, 2020 with rent steps through September 2021.

The following table presents certain information relating to historical occupancy for the Amazon Industrial Portfolio Properties:

Historical Leased %(1)

2018	2019	As of 9/1/2020(2)
100.0%	100.0%	100.0%

(1)	As provided by the borrowers and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated as of September 1, 2020.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the Amazon Industrial Portfolio Properties:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rental Revenue	$10,355,439	$6.04
Contractual Rent Steps(4)	1,011,476	0.59
Reimbursement Revenue	2,281,427	1.33
Gross Revenue	$13,648,341	$7.97
Vacancy Loss	(272,967)	(0.16)
Effective Gross Revenue	$13,375,374	$7.81

Real Estate Taxes	$1,445,951	$0.84
Insurance	539,304	0.31
Management Fee	155,332	0.09
Other Operating Expenses	140,840	0.08
Total Operating Expenses	$2,281,427	$1.33

Net Operating Income	$11,093,948	$6.48
Replacement Reserves	171,321	0.10
TI/LC	0	0.00
Net Cash Flow	$10,922,627	$6.38

Occupancy	100.0%
NOI Debt Yield(5)	8.0%
NCF DSCR(5)	2.38x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical financials are unavailable as the Amazon Industrial Portfolio Properties were acquired at origination.

(3)	Underwritten cash flow is based on the underwritten rent roll dated September 1, 2020 inclusive of rent steps through September 2021.

(4)	Rent steps reflect the present value of rent steps through the entire lease term.

(5)	Calculated based on the aggregate outstanding balance of the Amazon Industrial Portfolio Loan Combination.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

■	Appraisals. According to the appraisals, the Amazon Industrial Portfolio Properties had an aggregate “as-is” portfolio appraised value of $215,000,000 as of July 13, 2020.

■	Environmental Matters. According to the Phase I environmental reports dated as of July 21, 2020, there are no recognized environmental conditions or recommendations for further action at the Amazon Industrial Portfolio Properties.

■	Market Overview and Competition. The Amazon Industrial Portfolio Properties consist of two properties in two states.

Kansas City Industrial Market (49.6% of Portfolio Underwritten Base Rent): According to the appraisal, the 6925 Riverview Avenue Property is located within the Kansas City industrial market and the Kansas City, Kansas submarket. As of first quarter 2020, the Kansas City industrial market had approximately 312.1 million SF of industrial space with a vacancy rate of 4.7% and asking rent of approximately $5.66 per SF. As of first quarter 2020, the Kansas City industrial market reported positive absorption of 2.8 million SF, 6.6 million SF under construction and 434,000 SF completed. The Kansas City, Kansas submarket reported 1.8 million SF of space with a vacancy rate of 0.8% and asking rent of approximately $5.61 per SF, as of first quarter 2020. The Kansas City, Kansas submarket reported negative absorption of 14,500 SF, 406,000 under construction and no new completions.

Jacksonville Industrial Market (50.4% of Portfolio Underwritten Base Rent): According to the appraisal, the 12900 Pecan Park Road Property is located within the Jacksonville industrial market and the Northeast submarket. As of first quarter 2020, the Jacksonville industrial market had approximately 143.0 million SF of industrial space with a vacancy rate of 5.0% and asking rent of approximately $7.64 per SF. As of first quarter 2020, the Jacksonville industrial market reported positive absorption of 401,446 SF, 704,581 SF under construction and 1.4 million SF completed. The Northeast submarket reported 4.7 million SF of space with a vacancy rate of 6.2% and asking rent of approximately $5.90 per SF, as of first quarter 2020. The Northeast submarket reported positive absorption of 700 SF, no new construction and 279,000 SF completed.

6925 Riverview Avenue Comparable Industrial Leases(1)
Property Name / Location	Year Built	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent per SF
6925 Riverview Avenue Kansas City, KS	2017	Amazon.com Services, LLC(2)	856,605(2)	Jul 17(2)	15.1(2)	$6.00(2)
14901 Andrews Road Kansas City, MO	2016	Honeywell International	275,193	Jun 20	5.0	$4.20
Inland Port V Gardner, KS	2016	Hostess	765,000	Dec 19	6.5	$3.92
I-35 Logistics Park Building C Olathe, KS	2018	IT Renew	315,000	Dec 19	12.0	$3.90
Lenexa Logistics Centre North 1 Lenexa, KS	2017	Turns5 Inc.	363,063	Aug 18	5.0	$3.87
ELHC VIII Edgerton, KS	2017	Hopkins Manufacturing	406,426	Jun 18	16.0	$3.72
I-35 Logistics Park Building C Olathe, KS	2018	KGP	251,873	Jan 18	7.0	$4.05
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated as of September 1, 2020. Base Rent per SF includes rent steps through September 2021.

12900 Pecan Park Road Comparable Industrial Leases(1)
Property Name / Location	Year Built	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent per SF
12900 Pecan Park Road Jacksonville, FL	2017	Amazon.com Services, LLC(2)	856,605(2)	Aug 17(2)	15.0(2)	$6.09(2)
13483 103rd Street Jacksonville, FL	2019	Wayfair	1,012,570	Jan 20	10.3	$4.10
6282 Imeson Road – Bld 1 Jacksonville, FL	2019	Winsupply	272,480	Aug 19	10.3	$4.73
10501 Cold Storage Road – Building C Jacksonville, FL	2019	Larose Industrial	300,000	Jul 19	10.7	$4.75
Sears Logistics Services Jacksonville, FL	2008	GE Appliances	815,203	Jun 19	10.0	$4.24
11530 New Berlin Road Jacksonville, FL	2009	Gildan	305,000	Nov 18	5.0	$3.75
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated as of September 1, 2020. Base Rent per SF includes rent steps through September 2021.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

■	The Borrowers. The borrowers are JDM AMZN KC, LLC and JDM AMZN JAX, LLC, each a Delaware limited liability company. Each borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Amazon Industrial Portfolio Loan Combination.

The borrower sponsor and non-recourse carveout guarantor is JDM Real Estate Funds, LLC (“JDM REF”), a real estate investment fund manager that primarily acquires and holds properties leased to credit tenants through triple-net leases throughout the United States. JDM REF focuses on real estate that is operated by a single tenant, and its diversified portfolio of triple-net leased assets includes corporate offices, data centers, and an industrial facility. JDM REF was founded and is controlled by Jerry Colangelo, David Eaton and Mel Shultz, who have led the business together for over 37 years and who collectively possess over 125 years of real estate, sports and entertainment, development and operational experience.

■	Escrows.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis during the continuance of an Amazon Industrial Portfolio Trigger Period, 1/12 of the estimated annual real estate taxes (initially estimated at $120,496), unless Amazon Services pays the real estate taxes directly as required by the Amazon Industrial Portfolio Loan Combination documents or reimburses the borrowers for the same. If such Amazon Industrial Portfolio Trigger Period is caused solely by an Amazon Industrial Portfolio Lease Sweep Period, then the borrowers will only be required to deposit the portion of taxes attributable to the Amazon Industrial Portfolio Properties or property causing such Amazon Industrial Portfolio Lease Sweep Period, and in each case, the amount required to be deposited with take into account the PILOT documents.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis during the continuance of an Amazon Industrial Portfolio Trigger Period, 1/12 of estimated insurance premiums, unless Amazon Services has obtained the insurance policies required by the Amazon Industrial Portfolio Loan Combination documents and is paying the insurance premiums or reimbursing the borrowers for the same. If such Amazon Industrial Portfolio Trigger Period is caused solely by an Amazon Industrial Portfolio Lease Sweep Period, then the borrowers will only be required to deposit the portion of insurance premiums attributable to the Amazon Industrial Portfolio Properties or Property causing such Amazon Industrial Portfolio Lease Sweep Period.

TI/LC Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis during the continuance of an Amazon Industrial Portfolio Trigger Period, an amount equal to approximately $71,383.75 in the aggregate for TI/LC reserves. If such Amazon Industrial Portfolio Trigger Period is caused solely by an Amazon Industrial Portfolio Lease Sweep Period, then the borrowers will only be required to deposit the portion of the TI/LC reserve attributable to the Amazon Industrial Portfolio Properties or Property causing such Amazon Industrial Portfolio Lease Sweep Period.

Capital Expenditure Reserve. The borrowers are required to deposit into a rollover reserve, on a monthly basis during the continuance of an Amazon Industrial Portfolio Trigger Period, an amount equal to approximately $14,276.75 in the aggregate for Capital Expenditure reserves. If such Amazon Industrial Portfolio Trigger Period is caused solely by an Amazon Industrial Portfolio Lease Sweep Period, then the borrowers will only be required to deposit the portion of the Capital Expenditure reserves attributable to the Amazon Industrial Portfolio Properties or Property causing such Amazon Industrial Portfolio Lease Sweep Period.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

■	Lockbox and Cash Management. The Amazon Industrial Portfolio Loan Combination is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver notices to each tenant within five business days following the opening of the lockbox account directing each tenant to remit all payments under the applicable lease directly to the lockbox account. On each business day during the continuance of an Amazon Industrial Portfolio Trigger Period (as defined below), all amounts in the deposit account are required to be remitted to a lender-controlled cash management account. Upon the occurrence and during the continuance of an Amazon Industrial Portfolio Trigger Period, all funds in the cash management account are to be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the Amazon Industrial Portfolio Loan Combination documents, in each case, as and to the extent required by the terms of the Amazon Industrial Portfolio Loan Combination documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Amazon Industrial Portfolio Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Amazon Industrial Portfolio Loan Combination but may be subject to certain disbursements to the borrowers for tenant improvements and leasing commissions in accordance with the terms of the Amazon Industrial Portfolio Loan Combination documents. Upon the occurrence and during the continuance of an event of default under the Amazon Industrial Portfolio Loan Combination documents, the lender may apply funds to the debt in such priority as it may determine.

An “Amazon Industrial Portfolio Trigger Period” means any period during which (i) the debt yield for the Amazon Industrial Portfolio Properties falls below 6.22% as of the end of any fiscal quarter, until the debt yield exceeds 6.22% as of the end of two consecutive fiscal quarters thereafter; or (ii) an Amazon Industrial Portfolio Lease Sweep Period (as defined below) is continuing or (iii) a default is continuing under any new mezzanine loan. The borrowers will be permitted to avoid an Amazon Industrial Portfolio Trigger Period by releasing an Amazon Industrial Portfolio Property in connection with a partial defeasance of the Amazon Industrial Portfolio Loan Combination, in accordance with the conditions described in “—Release of Collateral” herein.

An “Amazon Industrial Portfolio Lease Sweep Period” means any period (x) commencing on the date (i) Amazon Services surrenders, cancels, terminates or materially modifies an applicable lease (other than pursuant to a unilateral right granted to it under such lease as of the origination date or an amendment to such lease in accordance with the Amazon Industrial Portfolio Loan Combination documents after the origination date); (ii) Amazon Services defaults in the payment of rent, property taxes or insurance premiums (after the expiration of any notice and cure periods) under an applicable lease; (iii) Amazon Services or its lease guarantor files or is the subject of, any bankruptcy or similar insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court; (iv) Amazon Services is no longer rated at least “BBB+” (or the equivalent) by at least one of S&P, Moody’s or Fitch; or (v) the borrowers receive a written notice of default under the PILOT Leases or any documents relating to the IRB that is also a PILOT document under the Amazon Industrial Portfolio Loan Combination documents, which default is not cured or waived within 30 days of such receipt, at any time during which Amazon Services has gone dark in all or substantially all of the space demised by the lease at the 6925 Riverview Avenue Property. An Amazon Industrial Portfolio Lease Sweep Period will not occur if Amazon Services continues to pay unabated rent, while vacant or dark in its leased premises, not operating in all or some of its leased premises, or subleasing or licensing any of the space demised within the applicable lease. An Amazon Industrial Portfolio Lease Sweep Period will end on the date (a) in the case of clause (i) above, the borrowers enter into one or more Qualified Replacement Leases (as defined below) for at least 90% of the applicable premises or for at least 90% of the net effective rent attributable to such premises; (b) in the case of clause (ii) above, either (x) such default has been cured and accepted by the borrowers or (y) the conditions described under clause (a) above are satisfied; (c) in the case of clause (iii) above, either (x) Amazon Services assumes the applicable lease or (y) the conditions described under clause (a) above are satisfied; (d) in the case of clause (iv) above, Amazon Services has a rating of at least “BBB+” or the equivalent from at least one of S&P, Moody’s or Fitch; and (e) in the case of clause (v) above, the default under the applicable PILOT lease or document relating to the IRB has been waived by the Municipality or cured by the borrowers or Amazon Services, or the borrowers or Amazon Services have paid all penalties and/or damages relating to such default.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

“Qualified Replacement Lease” means a lease that (i) has a term of no less than 10 years; (ii) is entered into on an arms-length basis with a tenant unaffiliated with the borrowers that is either (x) rated at least “BBB-” by S&P or Fitch (or is guaranteed by an entity with such ratings), or (y) otherwise reasonably acceptable to the lender; (iii) contains economic terms that are not less favorable than market terms prevailing at the time such lease is entered into; (iv) does not contain an option or preferential right to purchase all or any portion of the applicable Amazon Industrial Portfolio Property, unless such option is subordinate to the mortgage as defined within the Amazon Industrial Portfolio Loan Combination documents. Provided that no event of default under the Amazon Industrial Portfolio Loan Combination documents is ongoing, any lease that does not cover more than 10% of the net rentable area at an Amazon Industrial Portfolio Property will not require the lender’s consent or approval so long as it complies with the requirements above (other than clause (ii)). Any lease that does not require the lender’s approval is required to be with a tenant whose identity and creditworthiness is appropriate for tenancy in a property of comparable quality as the applicable Amazon Industrial Portfolio Property (as reasonably determined by the borrowers).

■	Property Management. The Amazon Industrial Portfolio Properties are managed on behalf of the borrowers by CBRE, Inc.

■	Release of Collateral. At any time (x) on or after the first payment date following the earlier to occur of (i) July 30, 2023 and (ii) the second anniversary of the date on which the last note of the Amazon Industrial Portfolio Loan Combination is to be securitized and (y) prior to August 1, 2027, the borrowers are permitted to obtain the release of the 6925 Riverview Avenue Property from the lien of the mortgage upon, among other conditions, (a) payment of the applicable Release Price (as defined below), (b) no event of default under the Amazon Industrial Portfolio Loan Combination documents is continuing, (c) after giving effect to the release, the debt yield is no less than the greater of (x) the debt yield immediately prior to such release and (y) 7.44%, and (d) delivery of a customary REMIC opinion as and to the extent that the same is required pursuant to the terms of the Amazon Industrial Portfolio Loan Combination documents.

“Release Price” means an amount equal to the greater of (x) 110% of the allocated loan amount for the applicable Amazon Industrial Portfolio Property or (y) the portion of the net proceeds received by the applicable borrower in connection with the sale of such Amazon Industrial Portfolio Property that, when applied to the repayment of the Amazon Industrial Portfolio Loan Combination, would result in a loan-to-value ratio of no greater than 65% (based on a new appraisal).

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Amazon Industrial Portfolio Properties, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of insurance premiums payable in respect of the property and business interruption/rental loss insurance required under the related Amazon Industrial Portfolio Loan Combination documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN #4: MGM GRAND & MANDALAY BAY

MGM
MGM GRAND

MGM GRAND
CONFERENCE CENTER

DELANO
MANDALAY BAY

LOAN #4: MGM GRAND & MANDALAY BAY

LOAN #4: MGM GRAND & MANDALAY BAY

LOAN #4: MGM GRAND & MANDALAY BAY

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties(1)	2	Loan Seller(8)	CREFI/GACC
Location (City/State)	Las Vegas, Nevada	Cut-off Date Balance(6)	$80,000,000
Property Type	Hospitality	Cut-off Date Balance per Room(6)	$8,206.81
Size (Rooms)(2)	9,748	Percentage of Initial Pool Balance	7.2%
Total TTM Occupancy as of 6/30/2020(2)	87.5%	Number of Related Mortgage Loans(5)	2
Owned TTM Occupancy as of 6/30/2020(2)	87.5%	Type of Security	Fee Simple
Year Built / Latest Renovation(3)	Various / NAP	Mortgage Rate	3.55800%
Appraised Value(4)	$4,600,000,000	Original Term to Maturity (Months)(7)	120
Appraisal Date(4)	1/10/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor(5)	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP	Original Interest Only Period (Months)	120
Property Management	Self-Managed	First Payment Date	4/5/2020
Anticipated Repayment Date(7)	3/5/2030
Final Maturity Date(7)	3/5/2032
Underwritten Revenues	$2,106,295,488
Underwritten Expenses	$1,586,215,135
Underwritten Net Operating Income (NOI)	$520,080,353	Escrows(9)
Underwritten Net Cash Flow (NCF)	$487,305,761	Upfront	Monthly
Cut-off Date LTV Ratio(4)(6)	35.5%	Taxes	$0	$0
Maturity Date LTV Ratio(4)(6)(7)	35.5%	Insurance	$0	$0
DSCR Based on Master Lease Rent(1)(6)	4.95x	Replacement Reserve	$0	$0
Debt Yield Based on Master Lease Rent(1)(6)	17.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$1,634,200,000	35.4%	Purchase Price	$4,600,000,000	99.6%
Subordinate Loan Amount	1,365,800,000	29.6	Closing Costs	17,792,163	0.4
Principal’s New Cash Contribution(10)	1,617,792,163	35.0

Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%

(1)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Sponsors”, or the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion ($471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Master Lease Rent, and Debt Yield Based on Master Lease Rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The DSCR Based on NCF, and the Debt Yield based on NCF for the MGM Grand & Mandalay Bay A Notes (based on the U/W NCF of $487.3 million) are 8.27x and 29.8%, respectively. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively). The adjusted June 2020 TTM EBITDAR of $381.2 million takes into account an adjustment for a combined net extraordinary loss add-back of approximately $82.4 million during the June 2020 TTM period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Cash Flow Analysis” and “Historical Performance” tables herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Size (Rooms) and Total TTM Occupancy as of 6/30/2020 and Owned TTM Occupancy as of 6/30/2020 are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing 12 months ending June 30, 2020, approximately 29.5% of revenues were generated by rooms, 19.7% of revenues were from gaming, 28.4% from food & beverage and 22.4% from other sources.

(3)	The MGM Grand Property (as defined below) was built in 1993 and the Mandalay Bay Property (as defined below) was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms’ renovation from 2010 to 2013. Additionally, approximately $118.9 million was recently spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,500 per room) of capital investment since 2010.

(4)	The Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan (as defined below). The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Loan Combination (as defined below).

(5)	The Borrower Sponsors are affiliated with the borrowers of the mortgage loan identified on Annex A to the Prospectus as BX Industrial Portfolio, which has a Cut-off Date Balance of $85.0 million.

(6)	The MGM Grand & Mandalay Bay Loan (as defined below) is part of the MGM Grand & Mandalay Bay Loan Combination (as defined below), which is comprised of (i) 24 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 consisting of multiple subordination levels, which are subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Junior Notes”). The MGM Grand Property has an allocated mortgage loan amount (“ALA”) of $1,635,000,000 and the Mandalay Bay Property has an ALA equal to $1,365,000,000.

(7)	The MGM Grand & Mandalay Bay Loan Combination is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate (as defined below), the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Loan Combination, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Loan Combination. The metrics presented above are calculated based on the ARD.

(8)	The MGM Grand & Mandalay Bay Loan Combination was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), Deutsche Bank AG, acting through its New York Branch (“DBNY”) and Société Générale Financial Corporation (“SGFC”). CREFI will be contributing Note A-13-2 with an outstanding principal balance of $53,333,333 and GACC will be contributing Note A-15-3 with an outstanding principal balance of $26,666,667 to the Benchmark 2020-B19 securitization trust.

(9)	See “—Escrows” below.

(10)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Loan Combination.

LOAN #4: MGM GRAND & MANDALAY BAY

■	The Mortgage Loan. The mortgage loan (the “The MGM Grand & Mandalay Bay Loan”) is part of a loan combination (the “The MGM Grand & Mandalay Bay Loan Combination”) in the aggregate original principal balance of $3,000,000,000. The MGM Grand & Mandalay Bay Loan Combination is secured by a first mortgage encumbering the borrowers’ fee simple interest in two full service luxury resort and casinos located in Las Vegas, Nevada (the “MGM Grand Property,” and the “Mandalay Bay Property,” and collectively “The MGM Grand & Mandalay Bay Properties”). The MGM Grand & Mandalay Bay Loan Combination was co-originated by CREFI, DBNY, BCREI, and SGFC on February 14, 2020. The MGM Grand & Mandalay Bay Loan Combination is comprised of (i) the MGM Grand & Mandalay Bay Senior Loan, comprised of 24 MGM Grand & Mandalay Bay Senior Notes with an aggregate principal balance of $1,634,200,000, and (ii) the MGM Grand & Mandalay Bay Junior Notes comprised of 24 notes of multiple subordination levels, which are subordinate to the MGM Grand & Mandalay Bay Senior Loan with an aggregate principal balance of $1,365,800,000, each as described in the table below. The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes to the extent described in “Description of the Mortgage Pool–The Loan Combinations–The MGM Grand & Mandalay Bay Pari Passu-AB Loan Combination” in the Prospectus. The MGM Grand & Mandalay Bay Loan, which is evidenced by the non-controlling notes A-13-2 and A-15-3, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and represents approximately 7.2% of the Initial Pool Balance. Each note evidenced in the MGM Grand & Mandalay Bay Loan Combination has an interest rate of 3.55800% per annum. The borrowers utilized the proceeds of the MGM Grand & Mandalay Bay Loan Combination to acquire the MGM Grand & Mandalay Bay Properties and pay closing costs.

The MGM Grand & Mandalay Bay Loan Combination has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Loan Combination, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Loan Combination. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Loan Combination proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

The MGM Grand & Mandalay Bay Loan Combination had an initial term of 120 months and has a remaining term of 114 months as of the Cut-off Date. The MGM Grand & Mandalay Bay Loan Combination requires payments of interest only until the ARD in March 2030 or the final maturity date in March 2032. Voluntary prepayment of The MGM Grand & Mandalay Bay Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in September 2029. Defeasance of the MGM Grand & Mandalay Bay Loan Combination with certain direct full faith and credit obligations of the United States of America is permitted under the MGM Grand & Mandalay Bay Loan Combination documents at any time after the earlier of (i) February 14, 2023 or (ii) the second anniversary of the securitization of the last note of the MGM Grand & Mandalay Bay Loan Combination.

LOAN #4: MGM GRAND & MANDALAY BAY

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19(1)	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-13-3	$556,027,334	$556,027,334	CREFI(2)	No
A-14-1, A-14-2, A-14-3	$326,347,000	$326,347,000	Barclays Bank PLC(2)	No
A-15-4	$228,013,666	$228,013,666	DBRI(2)	No
A-16-1, A-16-2	$326,347,000	$326,347,000	SGFC(2)	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(4)	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(4)	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A(4)	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4(4)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(3)
Total	$3,000,000,000	$3,000,000,000

(1)	CREFI will be contributing Note A-13-2, which has an outstanding principal balance of $53,333,333 to the Benchmark 2020-B19 securitization trust. GACC will be contributing Note A-15-3, which has an outstanding principal balance of $26,666,667 to the Benchmark 2020-B19 securitization trust.

(2)	Expected to be contributed to one or more future securitization transactions.

(3)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Loan Combinations—The MGM Grand & Mandalay Bay Pari Passu-AB Loan Combination” in the Prospectus.

(4)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

■	The Mortgaged Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to World Atlas, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet (“SF”) of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 SF of meeting space, 18 restaurants, an approximately 22,858 SF spa, four swimming pools and approximately 41,800 SF of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 SF to 11,517 SF and the MGM Grand Property offers one to four bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 SF per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 SF per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

LOAN #4: MGM GRAND & MANDALAY BAY

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million SF of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s (“NFL”) Raiders, which was substantially completed on July 31, 2020 and is expected to start being utilized in September 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 SF of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 SF spa, ten swimming pools and approximately 54,000 SF of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, the Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 SF and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort's 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 SF.

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties scheduled through September 30, 2020 have been cancelled. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a SISP supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties which are not part of the collateral for the MGM Grand & Mandalay Bay Loan Combination) were effectively generating no revenue. In addition, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021, and it indicated that when it is able to re-open its domestic properties, it expects weakened demand in light of continued domestic and international travel restrictions or warnings, consumer fears and reduced consumer discretionary spending and general economic uncertainty. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 28, 2020, several news outlets reported that MGM is expected to lay off

LOAN #4: MGM GRAND & MANDALAY BAY

approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID-19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million SF of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, F&B, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical Performance
EBITDAR ($ Millions)(1)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(1)	June 2020 TTM(1)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$520
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	17.3%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	1.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during the June 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see “Cash Flow Analysis” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Loan Combination Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.

(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)
RevPAR	$154	$162	$145	$112	$112	$128	$136	$138	$151	$155	$162	$167	$169	$174	$172	$161
Net Revenue ($ bns)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%
(1)	Any financial information contained in this Term Sheet for the MGM Grand Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

LOAN #4: MGM GRAND & MANDALAY BAY

Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$188	$186
Net Revenue ($ bns)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	25%	24%
(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Master Lease.  The MGM Grand & Mandalay Bay Properties are master leased to MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM under a 30-year, triple-net master and operating lease with two, ten-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (“Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (“Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a MGM/Mandalay Operating sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each a “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of the MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Loan Combination and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations).

No intellectual property is licensed to the Borrowers and the Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/BB- by Moody’s, Fitch and S&P) guarantees to the Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of the mortgage lenders for the MGM Grand & Mandalay Bay Loan, pursuant to which MGM has guaranteed to the mortgage lenders the unpaid portion of the initial principal amount of the MGM Grand & Mandalay

LOAN #4: MGM GRAND & MANDALAY BAY

Bay Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of an unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the Borrowers for any purpose under the MGM Grand & Mandalay Bay Loan documents so long as such person does not control the Borrowers. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Loan, neither MGM nor MGM Tenant controlled the Borrowers.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019, which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2).

MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

(1)	Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York, New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

(2)	Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management's estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

LOAN #4: MGM GRAND & MANDALAY BAY

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at The MGM Grand & Mandalay Bay Properties:

Cash Flow Analysis(1)

	2015	2016	2017	2018	2019	TTM June 2020	Underwritten	Underwritten $ per Room(2)
Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$454,847,334	$635,408,160	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	304,523,632	379,532,959	$38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	438,092,332	629,566,379	$64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	345,071,444	461,787,990(3)	$47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$1,542,534,742	$2,106,295,488	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	205,510,281	265,201,312	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	189,641,029	223,320,361	$22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	329,402,047	449,487,794	$46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	225,847,118	304,747,043	$31,263
Total Departmental Expense	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$950,400,475	$1,242,756,510	$127,488
Total Undistributed Expense(4)	278,305,919	261,847,999	247,318,999	257,487,307	258,119,417	215,257,835	258,119,417	$26,479
Fixed Charges	69,781,283	82,874,666	74,715,564	81,271,729	85,339,208	160,474,389(5)	85,339,208	$8,755
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$375,732,224	$343,458,625	$35,234

EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$381,156,903(7)	$520,080,353	$53,353
FF&E(6)	0	0	0	0	0	0	32,774,592	3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$381,156,903(7)	$487,305,761	$49,990

Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	87.5%	92.1%
EBITDAR Debt Yield	16.2%	19.0%	20.2%	20.6%	17.3%	12.7%	17.3%
EBITDAR DSCR	1.66x	1.95x	2.07x	2.11x	1.78x	1.31x	1.78x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on 9,748 guest rooms.

(3)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(4)	2018 property administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at a country concert in Las Vegas.

(5)	Fixed Charges includes a net extraordinary loss add-back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the TTM June 2020 period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The TTM June 2020 EBITDAR of approximately $381.2 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the TTM June 2020 period).

(6)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the closing date Four Seasons Management Agreement.

(7)	The TTM June 2020 financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The TTM June 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

■	Appraisal. The Appraised Value of $4,600,000,000 as of January 10, 2020, is the Aggregate Real Property Appraised Value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The appraisal also includes an As Leased-Sale-Leaseback Appraised Value, which is equal to the Aggregate Real Property Appraised Value. The Aggregate As-Is Appraised Value of $7,352,600,000 as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or the MGM/Mandalay Operating Subtenants (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease) in favor of the MGM Grand & Mandalay Bay Borrowers and provided that the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder. Such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lenders.

■	Environmental. According to a Phase I environmental report, dated February 11, 2020, the environmental consultant identified underground storage tanks at the MGM Grand & Mandalay Bay Properties. Due to the presence of

LOAN #4: MGM GRAND & MANDALAY BAY

underground storage tanks, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Loan agreement, an environmental insurance policy.

■	Market Overview and Competition. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

Since 2010, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% CAGR). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity has increased steadily since the 2009 trough. In Clark County, gaming revenue has increased approximately 17.2% through 2019 since the gaming revenue trough in 2009.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%
(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip hotel average occupancy has been approximately 90% over the last three years. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Historical Occupancy, ADR, RevPAR – Competitive Set
	MGM Grand Resort(1)			Competitive Set(2)(3)			MGM Grand Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
December 31, 2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
December 31, 2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR – Competitive Set
	Mandalay Bay Resort(1)			Competitive Set(2)(3)			Mandalay Bay Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
December 31, 2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
December 31, 2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property) which will serve as the home stadium for the Raiders NFL team. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-

LOAN #4: MGM GRAND & MANDALAY BAY

themed mega resort under construction at the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 according to the appraisal. The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022.

Comparable Properties(1)
Property Name	No. of Rooms	Year Opened	Meeting Space (sq. ft.)	Casino Space (sq. ft.)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20
(1)	Source: Appraisal, unless otherwise indicated.

(2)	Source: Underwriting and Borrower Sponsor provided information.

■	The Borrowers. On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Sponsors”, as more particularly referred to as the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion ($471,892 per room). The borrowers under the MGM Grand & Mandalay Bay Loan Combination are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (individually, a “MGM Grand & Mandalay Bay Borrower” and, collectively, the “MGM Grand & Mandalay Bay Borrowers” or the “Borrowers”), which are subsidiaries of the Joint Venture. The MGM Grand & Mandalay Bay Borrowers are Delaware limited liability companies and single purpose entities with two independent directors. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $161.0 billion as of March 31, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

The BREIT OP borrower sponsor is affiliated with the borrowers of the mortgage loan identified on Annex A-1 to the Prospectus as BX Industrial Portfolio, which has a Cut-off Date Balance of $85.0 million.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than one hundred percent (100%). For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a twenty-five percent (25%) indirect equity interest in Borrower to a third party that is not an Affiliate of MGP OP and subsequently transfers a ten percent (10%) indirect equity interest in Borrower to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP's Liability Percentage and (ii) an increase of ten percentage points to MGP OP's Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Loan Combination as of the date of the event. In addition, only

LOAN #4: MGM GRAND & MANDALAY BAY

the Borrowers are liable for breaches of environmental covenants; provided, however, that if the Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Loan Combination documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

■	Escrows.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account, and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Real Estate Taxes Reserve: For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve: For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve: For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each Payment Date during a MGM Grand & Mandalay Bay Trigger Period, the Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first Payment Date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual MGM Grand & Mandalay Bay Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

LOAN #4: MGM GRAND & MANDALAY BAY

A “Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

A “Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

A “Replacement Reserve Five Year Lookback Period” means each five (5) year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

■	Lockbox and Cash Management. The MGM Grand & Mandalay Bay Loan Combination is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the Borrower’s operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period (as defined below), the Borrowers will establish a cash management account and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Loan Combination documents, with the remaining excess cash flow (“Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Loan Combination (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Loan Combination).

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (“DSCR Threshold”) for two consecutive quarters (“DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (“OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Loan Combination has occurred and is continuing (“EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the Borrowers fail to repay the MGM Grand & Mandalay Bay Loan Combination in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Loan Combination in accordance with the terms of the MGM Grand & Mandalay Bay Loan Combination documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Loan Combination documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Loan Combination in accordance with the terms of the MGM Grand & Mandalay Bay Loan Combination documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the Borrowers of such event of default. For the avoidance of doubt, in no instance will a MGM Grand & Mandalay Bay Trigger Period caused by the failure of the Borrowers to repay the MGM Grand & Mandalay Bay Loan Combination in full on or before the ARD be capable of being cured or deemed to expire.

LOAN #4: MGM GRAND & MANDALAY BAY

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Loan Combination documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the Borrowers.

A “Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Loan Combination and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Loan Combination documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

■	Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees related thereto are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

■	Current Mezzanine or Subordinate Indebtedness. In addition to the MGM Grand & Mandalay Bay Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B19 securitization trust, which have an aggregate Cut-off Date principal balance of $1,554,200,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B19 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Loan. The MGM Grand & Mandalay Bay Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B19 securitization trust. The MGM Grand & Mandalay Bay Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B19 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. The MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Loan Combination (“Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Loan Combination documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Loan Combination and the initial principal amount of the Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Loan Combination documents) of the Borrowers or mezzanine borrower (“Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late

LOAN #4: MGM GRAND & MANDALAY BAY

charges, principal (other than the pro rata prepayment of the Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Loan Combination in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Loan Combination documents and the Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Loan Combination documents), for so long as the whole Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Mezzanine Loan, funds sufficient to pay any other amounts then due under the Mezzanine Loan and the Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Mezzanine Loan on the maturity date of the Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

■	Release of Collateral. So long as no event of default has occurred and is continuing (other than as set forth below), the Borrowers may at any time release an individual Property from the MGM Grand & Mandalay Bay Loan Combination by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual Property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Loan Combination documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Loan Combination documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000.00); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the Property is subject to the Master Lease, the Borrowers removing the released individual Property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual Property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

A “Release Percentage” means, with respect to any individual Property, 105.0% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Loan Combination is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110.0% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be one hundred and five percent (105%) until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be one hundred and ten percent (110%).

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the Borrowers will be permitted to release the subject Property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) one hundred percent (100.0%) of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

LOAN #4: MGM GRAND & MANDALAY BAY

The Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Loan Combination documents (including, without limitation, Release Conditions (other than clause (i)) (“Default Release”). In addition, the Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its ALA, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Loan Combination documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Loan Combination in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (“Special Release”).

■	Terrorism Insurance. The MGM Grand & Mandalay Bay Loan Combination documents require that the “all risk” insurance policy required to be maintained by the MGM Grand & Mandalay Bay Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the MGM Grand & Mandalay Bay Properties, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the MGM Grand & Mandalay Bay Properties is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers are permitted to rely on terrorism insurance provided by the MGM Tenant. The permitted deductible for terrorism insurance for the MGM Grand & Mandalay Bay Borrowers under the MGM Grand & Mandalay Bay Loan Combination documents is $500,000 (provided, however, the MGM Grand & Mandalay Bay Borrowers are not required to maintain the coverages on the MGM Grand & Mandalay Bay Properties as required in the MGM Grand & Mandalay Bay Loan Combination documents for long as (A) the Master Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the Master Lease and (C) MGM Tenant maintains insurance policies on each Property that satisfies the requirements set forth in the MGM Grand & Mandalay Bay Loan Combination documents (the “MGM/Mandalay Policies”) (except the lender acknowledged and agreed in the MGM Grand & Mandalay Bay Loan Combination documents that the MGM/Mandalay Policies are permitted to vary from MGM Grand & Mandalay Bay Loan Combination documents with respect to (x) the named storm sublimit which shall be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $5,000,000) including without limitation, naming the lender as mortgagee/loss payee and additional insured, as applicable (collectively, conditions (A) through (C) are the “MGM/Mandalay Tenant Insurance Conditions”). If the MGM/Mandalay Tenant Insurance Conditions are not met and TRIPRA is no longer in effect, but terrorism insurance is commercially available, then the MGM Grand & Mandalay Bay Borrowers will be required to maintain terrorism insurance but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium payable in respect of the MGM Grand & Mandalay Bay Properties and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance) and if the cost of terrorism insurance exceeds such amount, Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, so long as the MGM/Mandalay Tenant Insurance Conditions are satisfied, terrorism insurance for the MGM Grand & Mandalay Bay Properties may be written by a non-rated captive insurer subject to certain conditions set forth in the Master Lease, including, among other things: (i) TRIPRA shall be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Master Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer shall be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the MGM Grand & Mandalay Bay Loan Combination and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers shall be subject to the reasonable approval of the lender; and (v) such captive insurer shall be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN #5: AGELLAN PORTFOLIO

LOAN #5: AGELLAN PORTFOLIO

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
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IA
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MI
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NY
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Jacksonville
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Gulf of Mexico
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Tampa
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FL
Atlantic Ocean

Agellan Industrial Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE
1	Sarasota Distribution Hub	6100 McIntosh Road	Sarasota, FL
2	Southpark Business Park FOP	2130, 2150 & 2170 Woodward Street	Austin, TX
3	Supervalu	1201 John Burgess Drive	Fort Worth, TX
4	Plainfield Business Center IV	2151 Airwest Boulevard	Plainfield, IN
5	4405 Continental Dr	4405 Continental Drive	Flint, MI
6	Sandy Plains Business Park	1800 Sandy Plains Industrial Parkway	Marietta, GA
7	Silber Industrial Park	2055, 2105 & 2155 Silber Road	Houston, TX
8	Southpark Business Park M	4120 Freidrich Lane	Austin, TX
9	Coliseum Distribution Center #1	1143 AT&T Center Parkway	San Antonio, TX
10	West by Northwest Business Blvd	6100 & 6120 West by Northwest Boulevard	Houston, TX
11	Norcross Center	2100 & 2200 Norcross Parkway	Norcross, GA
12	Goshen Springs	5801 & 5901 Goshen Springs Road	Norcross, GA
13	Long Point Center	6500 & 6600 Long Point Road	Houston, TX
14	Corridor Park D	100 Michael Angelo Way	Austin, TX
15	Jameel	9001 & 9101 Jameel Road	Houston, TX
16	Southport 1-4	5975-6049 South Loop East	Houston, TX
17	Braker Center 4	2120 West Braker Lane	Austin, TX
18	Northgreen 1-4	1400-1412 North Sam Houston Parkway East	Houston, TX
19	Minimax	2301 Minimax Drive	Houston, TX
20	Southpark Business Park E	2100 East Saint Elmo Road	Austin, TX
21	9385 Washington Blvd	9385 Washington Boulevard	Laurel, MD
22	Rothway	6300, 6310 & 6320 Rothway Street	Houston, TX
23	2730 Pinnacle	2730 Pinnacle Drive	Elgin, IL
24	Columbus West - Interchange Rd	3671-3701 & 3707-3743 Interchange Road	Columbus, OH
25	1346 Oakbrook Drive	1346 Oakbrook Drive	Norcross, GA
26	1230-1236 Hardt Circle	1230-1236 Hardt Circle	Bartlett, IL
27	Pine Forest Business Park	232 & 302-350 West 38th Street	Houston, TX
28	1351 Oakbrook Drive	1351 Oakbrook Drive	Norcross, GA
29	1325 Oakbrook Drive	1325 Oakbrook Drive	Norcross, GA
30	490 Heartland Drive	490 North Heartland Drive	Sugar Grove, IL
31	1265 Oakbrook Drive	1265 Oakbrook Drive	Norcross, GA
32	Columbus West - Business Park	3949 Business Park Drive	Columbus, OH
33	1155 Bowes Road	1155 Bowes Road	Elgin, IL
34	1280 Oakbrook Drive	1280 Oakbrook Drive	Norcross, GA
35	Rittiman East Industrial Park #23 & 24	5032-5042 & 5100-5128 Service Center Drive	San Antonio, TX
36	2002 Bloomingdale	2002 Bloomingdale Road	Glendale Heights, IL
37	333 Charles Court	333 Charles Court	West Chicago, IL
38	483 Heartland Drive	483 North Heartland Drive	Sugar Grove, IL
39	Cox Business Center	1300, 1310, 1320 & 1330 Cox Avenue	Erlanger, KY
40	1256 Oakbrook Drive	1256 Oakbrook Drive	Norcross, GA
41	550 Heartland	550 North Heartland Drive	Sugar Grove, IL
42	Rittiman East Industrial Park #22	5008-5030 Service Center Drive	San Antonio, TX

Agellan Office Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE
1	Naperville Woods Office Center	1000 & 1100 East Warrenville Road	Naperville, IL
2	Beltway III	10900 Corporate Centre Drive	Houston, TX
3	Beltway IV	4920 Westway Park Boulevard	Houston, TX
4	Beltway II	11000 Corporate Centre Drive	Houston, TX

LOAN #5: AGELLAN PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	46	Loan Seller	JPMCB
Location (City/State)	Various, Various	Cut-off Date Balance(7)	$60,000,000
Property Type	Various	Cut-off Date Balance per SF(7)	$37.91
Size (SF)(1)	6,094,177	Percentage of Initial Pool Balance	5.4%
Total Occupancy as of 6/1/2020(2)	90.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2020(2)	90.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.62820%
Appraised Value(3)	$551,000,000	Original Term to Maturity (Months)	60
Appraisal Date	Various	Original Amortization Term (Months)	NAP
Borrower Sponsor(4)	Elad Canada Realty Inc.	Original Interest Only Period (Months)	60
Property Management(5)	Various	First Payment Date	9/7/2020
Maturity Date	8/7/2025

Underwritten Revenues	$60,350,250
Underwritten Expenses	$24,159,826	Escrows(8)
Underwritten Net Operating Income (NOI)(6)	$36,190,424	Upfront	Monthly
Underwritten Net Cash Flow (NCF)(6)	$32,872,429	Taxes	$0	$0
Cut-off Date LTV Ratio(6)	41.9%	Insurance	$0	$0
Maturity Date LTV Ratio(6)	41.9%	Replacement Reserves	$0	$101,570
DSCR Based on Underwritten NOI / NCF(6)	3.34x / 3.03x	TI/LC	$6,410,963	$431,671
Debt Yield Based on Underwritten NOI / NCF(6)	15.7% / 14.2%	Other(9)	$5,157,316	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$403,000,000	92.4%	Loan Payoff(10)	$418,924,922	96.0%
Mezzanine Loan	31,000,000	7.1	Upfront Reserves	11,568,279	2.7%
Sponsor Equity	2,163,638	0.5	Closing Costs	5,670,436	1.3%

Total Sources	$436,163,638	100.0%	Total Uses	$436,163,638	100.0%

(1)	Size (SF) is exclusive of 344 SF associated with re-measurements.

(2)	Total Occupancy as of 6/1/2020 and Owned Occupancy as of 6/1/2020 are reflective of the exclusion of known vacancies and tenants that have gone dark at the Agellan Properties (as defined below). Occupancy inclusive of such tenant spaces is approximately 93.4%.

(3)	The Appraised Value is based on an aggregate “as is” value of the Agellan Properties and is inclusive of excess land value that is defined in each individual Agellan Property appraisal and serves as collateral for the Agellan Portfolio Loan Combination (as defined below). The excess vacant land parcels are associated with the Sarasota Distribution Hub and Supervalu properties may be released pursuant to satisfying conditions set forth in “—Partial Releases” below.

(4)	For a description of the Borrowers (as defined below) and the borrower sponsor, see “—The Borrowers” below.

(5)	For a description of Property Management (as defined below) see “—Property Management” below.

(6)	Underwritten Net Operating Income (NOI) and Underwritten Net Cash Flow (NCF) are inclusive of contractual rent steps taken through June 1, 2021 and includes the ALDI, Inc. expansion of approximately 24,597 SF and HCSC (as defined below) relocation at the Naperville Woods Office Center property. Underwritten Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial rent payments in April, May and/or June or have requested rent relief during the COVID-19 pandemic. The total stress to Underwritten Base Rent is $223,074. An additional stress loss adjustment of 10.0% was applied to total reimbursements for any tenants that missed full rent payments in April, May and/or June. The total stress to reimbursements is $79,032. All Underwritten Base Rent figures herein are exclusive of rent attributable to vacant space.

(7)	The Cut-off Date Balance of $60,000,000 represents the non-controlling note A-3 and note A-4, and is part of the Agellan Portfolio Loan Combination, which is evidenced by seven pari passu Senior Notes (as defined below) and one Subordinate Note (as defined below), and has an aggregate outstanding principal balance as of the Cut-off Date of $403,000,000. See “—The Mortgage Loan” below.

(8)	For a full description of Escrows, please refer to “—Escrows” below.

(9)	The Upfront Other reserve consists of $2,985,266 for deferred maintenance, $2,000,000 for a working capital reserve and $172,050 for a gap rent reserve.

(10)	Represents the refinance of 42 of the Agellan Properties that were previously securitized in the MSC 2019-AGLN transaction and the balance sheet financing associated with the borrower sponsors’ recent acquisition of four of the Agellan Properties.

■	The Mortgage Loan. The mortgage loan (the “Agellan Portfolio Loan”) is part of a loan combination (the “Agellan Portfolio Loan Combination”) evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $231,000,000 (the “Agellan Portfolio Senior Notes”) and a controlling subordinate fixed rate note with an aggregate outstanding principal balance as of the Cut-off Date of $172,000,000 (the “Agellan Portfolio Subordinate Note”). The aggregate outstanding principal balance as of the Cut-off Date of all notes evidencing the Agellan Portfolio Loan Combination is $403,000,000. The Agellan Portfolio Loan Combination encumbers the Borrowers’ fee simple interests in a 46-property portfolio of industrial and office properties in the aggregate comprising approximately 6,094,177 SF located throughout nine states (the “Agellan Portfolio” or the “Agellan Properties”). The Agellan Portfolio Loan, which is evidenced by non-controlling notes A-3 and A-4, has an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 5.4% of the Initial Pool Balance. The “Loan Combination Summary” table below summarizes the remaining promissory notes. The Agellan Portfolio Loan Combination has a 60-month interest-only term. The Agellan Portfolio Senior Notes accrue interest at a fixed rate of approximately 4.62820% per annum and the Agellan Portfolio Subordinate Note accrues interest at a fixed rate of approximately 4.40000% per annum. The proceeds of the Agellan Portfolio Loan Combination were used to pay off existing debt encumbering 46 of the Agellan Properties of approximately $418.9 million, pay origination costs of approximately $5.7 million and fund escrows of approximately $11.6 million. As of year-end 2019, the borrower sponsor had a cost basis of approximately $507.8 million. The borrower sponsor’s total cash equity in the Agellan Portfolio is approximately $185.5 million.

LOAN #5: AGELLAN PORTFOLIO

The lockout period of the Agellan Portfolio Loan Combination will be at least 25 payments beginning with and including the first payment date of September 7, 2020. The Borrowers have the option to defease the full $403.0 million Agellan Portfolio Loan Combination after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date occurring in September 2023. The lockout period of 25 payments is based on the expected Benchmark 2020-B19 transaction closing date occurring in September 2020. The actual lockout period may be longer.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$75,000,000	$75,000,000	Benchmark 2020-B18	No
Note A-2, A-6	61,000,000	61,000,000	DBJPM 2020-C9	No
Note A-3, A-4	60,000,000	60,000,000	Benchmark 2020-B19	No
Note A-5	25,000,000	25,000,000	JPMCB(1)	No
Note A-7	10,000,000	10,000,000	JPMCB(1)	No
Total Senior Notes	$231,000,000	$231,000,000
Note B(2)	172,000,000	172,000,000	Benchmark 2020-B18	Yes(3)
Loan Combination	$403,000,000	$403,000,000
Mezzanine Loan	$31,000,000	$31,000,000	Third Party	No
Total Debt	$434,000,000	$434,000,000

(1)	Expected to be contributed to one or more future securitizations.

(2)	The Agellan Portfolio Subordinate Note will be subordinate in right of payment to the Agellan Portfolio Senior Notes.

(3)	The initial controlling note is Note B, for so long as no control appraisal period with respect to Note B is continuing. See “Description of the Mortgage Pool—The Loan Combinations—The Agellan Portfolio Pari Passu-AB Loan Combination” in the Prospectus. The Agellan Portfolio Loan Combination will be serviced under the pooling and servicing agreement for the Benchmark 2020-B18 transaction.

■	COVID-19 Update. As of August 26, 2020, the Agellan Properties have remained open; however, many office tenants have chosen to work remotely. Based on the underwritten rent rolls as of June 1, 2020, the Agellan Properties were approximately 93.4% occupied (inclusive of dark tenants and known vacates). For May, June, July and August of 2020, the borrower sponsor collected approximately 98.9%, 98.5%, 98.3% and 98.0% of underwritten base rent, respectively. The top ten tenants, representing 38.6% of NRA and 41.0% of underwritten rent, had no issues with rent payment. 32 tenants representing approximately 5.5% of the underwritten base rent and 5.4% of the Agellan Properties net rentable have requested rent relief or have partial or no collections for the months of May, June, July and August. The five largest tenants that have put in formal requests for relief in aggregate represent approximately 2.0% of NRA and approximately 1.8% of Underwritten Base Rent. As of August 2020, one of the tenants representing 0.1% of NRA and 0.1% of Underwritten Base Rent has been granted a two month rent deferral agreement to be paid back in six installments from September 2020 to February 2021. 24 tenants (totaling 5.3% of NRA) are in discussions with the Borrowers for rent relief.

■	The Mortgaged Properties. The Agellan Portfolio consists of the fee simple interests in a 46 property portfolio of industrial and office properties comprising approximately 6,094,177 SF in the aggregate located throughout nine states and 12 different markets. The Agellan Portfolio is comprised of 42 industrial properties (5,248,373 SF; 86.1% of NRA; 71.3% of Underwritten Base Rent) and four office properties (845,804 SF; 13.9% of NRA; 28.7% of Underwritten Base Rent). The tenancy spans a variety of industries including health care, food services, automotive parts, insurance, and technology.

As of June 1, 2020, the Agellan Portfolio is 93.4% leased (90.4% leased excluding dark tenants and known vacates) to 250 unique tenants with no single tenant accounting for more than 6.9% of Underwritten Base Rent. Four of the top ten tenants (Health Care Service Corp., General Motors LLC, Life Technologies Corporation and  Allstate Insurance Co.) have investment grade credit ratings by one or more of Moody’s, Fitch or S&P and account for approximately 12.4% and 18.2% of the Agellan Portfolio’s Total NRA and Underwritten Base Rent, respectively. The Agellan Properties have a weighted average remaining lease term of approximately 2.8 years.

LOAN #5: AGELLAN PORTFOLIO

Portfolio Summary

No.	Property Name	City, State	Property Type	Net Rentable Area	Allocated Loan Amount	% Allocated Loan Amount	Underwritten Base Rent(1)	% of Underwritten Base Rent	Appraised Value	% of Appraised Value
1	Sarasota Distribution Hub	Sarasota, FL	Industrial	906,449	$7,561,787	12.6%	$4,804,386	11.7%	$70,200,000	12.7%
2	Naperville Woods Office Center	Naperville, IL	Office	482,497	7,509,677	12.5%	$7,480,569	18.2%	68,800,000	12.5%
3	Southpark Business Park FOP	Austin, TX	Industrial	187,075	3,809,926	6.3%	$2,478,202	6.0%	34,900,000	6.3%
4	Supervalu	Fort Worth, TX	Industrial	253,800	2,874,938	4.8%	$1,573,560	3.8%	26,720,000	4.8%
5	Plainfield Business Center IV	Plainfield, IN	Industrial	434,354	2,630,769	4.4%	$1,385,853	3.4%	24,100,000	4.4%
6	Beltway III	Houston, TX	Office	130,566	2,194,541	3.7%	$2,347,444	5.7%	20,100,000	3.6%
7	4405 Continental Dr	Flint, MI	Industrial	400,000	2,047,146	3.4%	$2,097,244	5.1%	18,750,000	3.4%
8	Beltway IV	Houston, TX	Office	131,702	1,877,419	3.1%	$1,714,514	4.2%	17,200,000	3.1%
9	Sandy Plains Business Park	Marietta, GA	Industrial	167,329	1,735,980	2.9%	$1,141,184	2.8%	15,700,000	2.8%
10	Silber Industrial Park	Houston, TX	Industrial	198,970	1,539,454	2.6%	$882,818	2.2%	14,100,000	2.6%
11	Southpark Business Park M	Austin, TX	Industrial	72,550	1,429,280	2.4%	$958,626	2.3%	13,100,000	2.4%
12	Coliseum Distribution Center #1	San Antonio, TX	Industrial	208,000	1,713,648	2.9%	$942,656	2.3%	15,900,000	2.9%
13	West by Northwest Business Blvd	Houston, TX	Industrial	122,750	1,396,526	2.3%	$835,905	2.0%	12,800,000	2.3%
14	Norcross Center	Norcross, GA	Industrial	169,951	1,342,928	2.2%	$942,051	2.3%	12,300,000	2.2%
15	Goshen Springs	Norcross, GA	Industrial	152,319	1,167,246	1.9%	$718,035	1.7%	10,700,000	1.9%
16	Long Point Center	Houston, TX	Industrial	189,680	1,134,491	1.9%	$741,097	1.8%	10,400,000	1.9%
17	Corridor Park D	Austin, TX	Industrial	56,100	1,124,069	1.9%	$674,322	1.6%	10,300,000	1.9%
18	Southport 1-4	Houston, TX	Industrial	149,401	1,091,315	1.8%	$684,408	1.7%	10,000,000	1.8%
19	Jameel	Houston, TX	Industrial	94,900	1,091,315	1.8%	$664,060	1.6%	10,000,000	1.8%
20	Beltway II	Houston, TX	Office	101,039	1,058,561	1.8%	$214,432	0.5%	9,700,000	1.8%
21	Braker Center 4	Austin, TX	Industrial	45,913	1,025,806	1.7%	$579,872	1.4%	9,400,000	1.7%
22	Northgreen 1-4	Houston, TX	Industrial	118,736	937,965	1.6%	$474,118	1.2%	8,600,000	1.6%
23	Minimax	Houston, TX	Industrial	119,821	884,367	1.5%	$568,098	1.4%	8,100,000	1.5%
24	Southpark Business Park E	Austin, TX	Industrial	49,966	818,859	1.4%	$587,600	1.4%	7,500,000	1.4%
25	9385 Washington Blvd	Laurel, MD	Industrial	57,590	796,526	1.3%	$426,784	1.0%	7,300,000	1.3%
26	Rothway	Houston, TX	Industrial	75,460	786,104	1.3%	$297,597	0.7%	7,200,000	1.3%
27	2730 Pinnacle	Elgin, IL	Industrial	44,990	665,509	1.1%	$454,404	1.1%	6,100,000	1.1%
28	Columbus West - Interchange Rd	Columbus, OH	Industrial	91,200	616,377	1.0%	$404,218	1.0%	5,650,000	1.0%
29	1346 Oakbrook Drive	Norcross, GA	Industrial	71,591	589,578	1.0%	$441,662	1.1%	5,400,000	1.0%
30	1230-1236 Hardt Circle	Bartlett, IL	Industrial	60,080	567,246	0.9%	$287,187	0.7%	5,200,000	0.9%
31	Pine Forest Business Park	Houston, TX	Industrial	80,091	534,491	0.9%	$106,122	0.3%	4,900,000	0.9%
32	1351 Oakbrook Drive	Norcross, GA	Industrial	36,489	419,851	0.7%	$188,866	0.5%	3,850,000	0.7%
33	1325 Oakbrook Drive	Norcross, GA	Industrial	53,120	415,385	0.7%	$299,472	0.7%	3,800,000	0.7%
34	490 Heartland Drive	Sugar Grove, IL	Industrial	39,520	409,429	0.7%	$304,704	0.7%	3,750,000	0.7%
35	1265 Oakbrook Drive	Norcross, GA	Industrial	51,200	399,007	0.7%	$287,275	0.7%	3,650,000	0.7%
36	Columbus West - Business Park(2)	Columbus, OH	Industrial	92,618	382,630	0.6%	$0	0.0%	3,500,000	0.6%
37	1155 Bowes Road(3)	Elgin, IL	Industrial	34,400	376,675	0.6%	$0	0.0%	3,450,000	0.6%
38	1280 Oakbrook Drive	Norcross, GA	Industrial	46,400	370,720	0.6%	$261,118	0.6%	3,400,000	0.6%
39	Rittiman East Industrial Park #23 & 24	San Antonio, TX	Industrial	50,806	422,829	0.7%	$308,606	0.8%	3,870,000	0.7%
40	2002 Bloomingdale	Glendale Heights, IL	Industrial	31,919	333,499	0.6%	$194,877	0.5%	3,050,000	0.6%
41	333 Charles Court	West Chicago, IL	Industrial	36,623	327,543	0.5%	$277,441	0.7%	3,000,000	0.5%
42	483 Heartland Drive	Sugar Grove, IL	Industrial	36,426	327,543	0.5%	$172,234	0.4%	3,000,000	0.5%
43	Cox Business Center	Erlanger, KY	Industrial	52,040	366,253	0.6%	$247,686	0.6%	3,350,000	0.6%
44	1256 Oakbrook Drive	Norcross, GA	Industrial	40,392	321,588	0.5%	$191,411	0.5%	2,950,000	0.5%
45	550 Heartland	Sugar Grove, IL	Industrial	30,328	288,834	0.5%	$203,700	0.5%	2,650,000	0.5%
46	Rittiman East Industrial Park #22	San Antonio, TX	Industrial	37,026	284,367	0.5%	$184,961	0.5%	2,610,000	0.5%
	Total	6,094,177			$60,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

(1)	Underwritten Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial rent payments in April, May and/or June or have requested rent relief during the COVID-19 pandemic. The total stress to Underwritten Base Rent is $223,074. An additional stress loss adjustment of 10.0% was applied to reimbursements for any tenants that missed full rent payments in April, May and/or June. The total stress to reimbursements is $79,032.

(2)	The Columbus West – Business Park property is currently 100.0% vacant and has been underwritten as such.

(3)	The 1155 Bowes Road property is leased to a single tenant that is currently dark. The tenant is underwritten as vacant.

LOAN #5: AGELLAN PORTFOLIO

Portfolio Summary (continued)

No.	Property Name	Market	Property Type	Property Sub-Type	Net Rentable Area	Property Occupancy	Year Built	Year Renovated	Ceiling Height	Percent Office	Appraisal Cap Rate(1)
1	Sarasota Distribution Hub	Tampa	Industrial	Warehouse/Distribution	906,449	100.0%	1981	2007	28'	5.0%	6.75%
2	Naperville Woods Office Center	Chicago	Office	Suburban	482,497	95.4%	1981, 1988	2007	NAP	100.0%	8.25%
3	Southpark Business Park FOP	Austin	Industrial	Flex	187,075	100.0%	1982	NAP	16'	96.0%	6.25%
4	Supervalu	Dallas	Industrial	Warehouse/Distribution	253,800	100.0%	1996	NAP	32'	7.0%	6.50%
5	Plainfield Business Center IV	Indianapolis	Industrial	Warehouse/Distribution	434,354	100.0%	1999	NAP	30'	3.5%	5.75%
6	Beltway III	Houston	Office	CBD	130,566	100.0%	2005	NAP	NAP	100.0%	8.00%
7	4405 Continental Dr	Flint	Industrial	Warehouse/Distribution	400,000	100.0%	1999	2006	30'	2.0%	9.50%
8	Beltway IV	Houston	Office	CBD	131,702	72.6%	2006	NAP	NAP	100.0%	8.50%
9	Sandy Plains Business Park	Atlanta	Industrial	Flex	167,329	94.3%	1986	NAP	20'	40.0% - 95.0%	7.00%
10	Silber Industrial Park	Houston	Industrial	Warehouse/Distribution	198,970	90.4%	1978	NAP	21' - 24'	13.0%	6.50%
11	Southpark Business Park M	Austin	Industrial	Flex	72,550	100.0%	1983	NAP	16'	96.0%	6.75%
12	Coliseum Distribution Center #1	San Antonio	Industrial	Warehouse/Distribution	208,000	100.0%	1978	NAP	26.5'	5.0%	6.00%
13	West by Northwest Business Blvd	Houston	Industrial	Flex	122,750	91.5%	1983	NAP	19'	34.0%	7.00%
14	Norcross Center	Atlanta	Industrial	Flex	169,951	100.0%	1988	NAP	20'	33.0%	7.00%
15	Goshen Springs	Atlanta	Industrial	Flex	152,319	95.3%	1986	NAP	26'	33.0%	6.25% / 6.75%
16	Long Point Center	Houston	Industrial	Warehouse/Distribution	189,680	94.3%	1979	NAP	24'	11.0%	7.50% / 7.25%
17	Corridor Park D	Austin	Industrial	Flex	56,100	100.0%	1999	2016	24'	100.0%	6.50%
18	Southport 1-4	Houston	Industrial	Flex	149,401	77.7%	1980	NAP	16'	33.0%	8.00%
19	Jameel	Houston	Industrial	Flex	94,900	87.5%	1983	NAP	19'	50.0%	6.75%
20	Beltway II	Houston	Office	CBD	101,039	13.3%	2003	NAP	NAP	100.0%	9.00%
21	Braker Center 4	Austin	Industrial	Flex	45,913	90.3%	1984	1999	16'	95.0%	6.50%
22	Northgreen 1-4	Houston	Industrial	Flex	118,736	61.7%	1982	NAP	12’ - 18’	35.0%	8.00%
23	Minimax	Houston	Industrial	Warehouse/Distribution	119,821	100.0%	1967	NAP	20'	13.0%	6.50%
24	Southpark Business Park E	Austin	Industrial	Flex	49,966	100.0%	1982	1992	16'	100.0%	6.75%
25	9385 Washington Blvd	Baltimore	Industrial	Flex	57,590	92.2%	1988	2007	18'	20.0%	6.00%
26	Rothway	Houston	Industrial	Flex	75,460	43.8%	1983	NAP	14'	90.0%	7.00%
27	2730 Pinnacle	Chicago	Industrial	Warehouse/Distribution	44,990	100.0%	2005	2007	20'	45.0%	7.50%
28	Columbus West - Interchange Rd	Columbus	Industrial	Flex	91,200	89.5%	1974	NAP	22'	20.0%	8.00%
29	1346 Oakbrook Drive	Atlanta	Industrial	Flex	71,591	100.0%	1985	NAP	14'	85.0%	7.25%
30	1230-1236 Hardt Circle	Chicago	Industrial	Warehouse/Distribution	60,080	75.1%	2008	NAP	24'	10.0%	6.25%
31	Pine Forest Business Park	Houston	Industrial	Warehouse/Distribution	80,091	30.9%	1980	NAP	20' - 22'	14.0%	7.00%
32	1351 Oakbrook Drive	Atlanta	Industrial	Flex	36,489	68.5%	1985	NAP	12'	72.0%	7.00%
33	1325 Oakbrook Drive	Atlanta	Industrial	Flex	53,120	100.0%	1986	NAP	20'	21.0%	7.00%
34	490 Heartland Drive	Chicago	Industrial	Warehouse/Distribution	39,520	100.0%	2002	NAP	20'	20.0%	7.50%
35	1265 Oakbrook Drive	Atlanta	Industrial	Flex	51,200	100.0%	1985	NAP	18'	21.0%	7.00%
36	Columbus West - Business Park	Columbus	Industrial	Flex	92,618	0.0%	1996	2005	25'	20.0%	8.00%
37	1155 Bowes Road	Chicago	Industrial	Warehouse/Distribution	34,400	0.0%	2006	NAP	26'	20.0%	6.50%
38	1280 Oakbrook Drive	Atlanta	Industrial	Flex	46,400	100.0%	1986	NAP	19'	27.0%	7.25%
39	Rittiman East Industrial Park #23 & 24	San Antonio	Industrial	Flex	50,806	90.6%	1983	NAP	16’ - 18'	19.0%	7.50%
40	2002 Bloomingdale	Chicago	Industrial	Warehouse/Distribution	31,919	100.0%	1998	NAP	23'	15.0%	6.00%
41	333 Charles Court	Chicago	Industrial	Warehouse/Distribution	36,623	100.0%	2007	NAP	20'	20.0%	7.25%
42	483 Heartland Drive	Chicago	Industrial	Warehouse/Distribution	36,426	84.1%	2010	NAP	24'	10.0%	6.50%
43	Cox Business Center	Cincinnati	Industrial	Warehouse/Distribution	52,040	100.0%	1987	NAP	15' - 19'	10.0%	7.25%
44	1256 Oakbrook Drive	Atlanta	Industrial	Flex	40,392	87.5%	1985	NAP	20'	28.0%	7.00%
45	550 Heartland	Chicago	Industrial	Warehouse	30,328	100.0%	2000	2007	20'	15.0%	6.50%
46	Rittiman East Industrial Park #22	San Antonio	Industrial	Warehouse/Distribution	37,026	83.8%	1983	NAP	18'	14.0%	7.50%

(1)	The Naperville Woods Office Center, Goshen Springs and Long Point Center properties have multiple buildings that were appraised separately.

LOAN #5: AGELLAN PORTFOLIO

Property Distribution

Property Type	No. of Properties	Total SF	% of Total SF	Allocated Loan Amount	% Allocated Loan Amount	Underwritten Base Rent	% of Underwritten Base Rent	Appraised Value	% of Appraised Value
Industrial	42	5,248,373	86.1%	$47,359,801	78.9%	$29,274,423	71.3%	$435,200,000	79.0%
Warehouse / Distribution	18	3,164,189	51.9%	24,579,156	41.0%	15,225,330	37.1%	226,680,000	41.1%
Flex	23	2,053,856	33.7%	22,491,811	37.5%	13,845,394	33.7%	205,870,000	37.4%
Warehouse	1	30,328	0.5%	288,834	0.5%	203,700	0.5%	2,650,000	0.5%
Office	4	845,804	13.9%	$12,640,199	21.1%	$11,756,958	28.7%	115,800,000	21.0%
Suburban	1	482,497	7.9%	7,509,677	12.5%	7,480,569	18.2%	$68,800,000	12.5%
CBD	3	363,307	6.0%	5,130,521	8.6%	4,276,389	10.4%	$47,000,000	8.5%
Portfolio Total	46	6,094,177	100.0%	$60,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

Since May 2019, the borrower sponsor has executed 38 new, renewal and expansion leases for approximately 470,218 SF Renewal leases totaled approximately 342,447 SF and had weighted average rent increases of approximately 8.7%. Renewal and expansion leases totaled approximately 43,983 SF and had weighted average rent increases of 16.1%. New leases accounted for approximately 78,344 SF and had weighted average rent increases of 8.3%.

Portfolio Leasing Spreads(1)

Lease Type	Expiring SF	Expiring Rent per SF	New SF	Rent per SF	Leasing Spread $	Leasing Spread %
Renew	342,447	$8.58	342,447	$9.32(2)	$0.75	8.7%
Renew & Expansion	28,284	$6.23	43,983	$7.24	$1.01	16.1%
Expansion	11,252	$6.00	5,444	$5.84	($0.16)(3)	(2.7%)(3)
New	109,848	$6.71	78,344	$7.27	$0.56	8.3%

(1)	Since May 2019.

(2)	The leasing spread for Dish Network Service LLC is calculated based a gross renewal rent of $8.70 PSF.

(3)	International Valve at the 483 Heartland Drive property expanded and took 5,444 SF of the 11,252 SF of vacated space. The expansion increased the tenant’s footprint to 11,032 SF and the rent for the NRA occupied prior to the expansion (5,588 SF) also increased $0.16 PSF or 2.4%.

Historical and Current Portfolio Occupancy(1)(2)(3)

	2013	2014	2015	2016	2017	2018	2019	Current(4)	Current With Dark Tenants(5)	Current With Dark Tenants and Known Vacates(6)
# of Assets(7)	21	21	28	31	40	42	42	46	46	46
Portfolio NRA SF (mns)	3,224	3,224	3,689	4,917	5,631	5,745	5,745	6,094	6,094	6,094
% Occupancy	91.8%	91.0%	94.4%	93.3%	94.7%	96.1%	96.2%	90.4%	92.1%	93.4%

(1)	Historical occupancy data for the four recent acquisitions is not available.

(2)	Historical occupancy for 2013 – 2019 is reflective of quarterly averages for each respective year.

(3)	Historical occupancy for 2013 – 2019 includes any applicable leased dark space.

(4)	Current occupancy is based on the underwritten rent roll and excludes dark, known vacate, and bankrupt tenants.

(5)	Current With Dark Tenants occupancy is inclusive of dark tenants.

(6)	Current With Dark Tenants and Known Vacates occupancy is inclusive of dark and known vacate tenants.

(7)	# of Assets may vary from the “Portfolio Operating History” below as certain properties have not provided occupancy history.

LOAN #5: AGELLAN PORTFOLIO

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant	Property Type	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF(3)	Lease Expiration	Renewal / Extension Options
Health Care Service Corp.(4)	Office	A-/A3/AA-	177,114	2.9%	$2,833,824	6.9%	$16.00	11/30/2025	1, 5-year option
United Natural Foods Inc.	Industrial	NR/B2/B	463,172	7.6%	2,621,553	6.4%	$5.66	7/31/2022	1, 5-year option
ALDI, Inc.(4)	Office	NR/NR/NR	137,986	2.3%	2,220,074	5.4%	$16.09	12/31/2028	1, 5-year option
General Motors LLC	Industrial	BBB-/Baa3/BBB	400,000	6.6%	2,097,244	5.1%	$5.24	8/31/2021	2, 5-year options
Moran Foods LLC	Industrial	NR/NR/B-	253,800	4.2%	1,573,560	3.8%	$6.20	9/30/2025	2, 7-year options
Life Technologies Corporation	Industrial	BBB/Baa1/BBB+	103,645	1.7%	1,347,385	3.3%	$13.00	6/30/2025	1, 5-year option
Allstate Insurance Co.	Office	A+/Aa3/AA-	75,623	1.2%	1,209,968	2.9%	$16.00	5/31/2024	2, 5-year options
Ceva Freight LLC	Industrial	NR/B1/B+	333,397	5.5%	1,028,844	2.5%	$3.09	8/31/2022	2, 5-year options
Beall's, Inc. (5)	Industrial	NR/NR/NR	200,000	3.3%	960,000	2.3%	$4.80	9/30/2021	1, 3-year option
VTech Communications, Inc.	Industrial	NR/NR/NR	208,000	3.4%	942,656	2.3%	$4.53	7/31/2022	1, 5-year option
Ten Largest Owned Tenants			2,352,737	38.6%	$16,835,110	41.0%	$7.16
Remaining Owned Tenants			3,156,625	51.8%	24,196,272	59.0%	$7.67
Vacant			584,815	9.6%	0	0.0%	$0.00
Total / Wtd. Avg.			6,094,177	100.0%	$41,031,381	100.0%	$7.45

(1)	Based on the underwritten rent roll.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF is inclusive of contractual rent steps taken through June 1, 2021.

(4)	ALDI, Inc. reflects an expansion option for 24,597 SF that was exercised in February 2020. The expansion space is currently occupied by Health Care Services Corp. (“HCSC”). HCSC will be relocated within the Naperville Wood Office Center property as part of the ALDI, Inc. expansion, which will allow HCSC to have all of its office space in one building. Additionally, HCSC’s overall footprint will increase slightly with the relocation space from 175,080 SF to 177,114 SF. The expansion and relocation are estimated to occur in June/July 2021.

(5)	In May 2018 Beall’s Inc. vacated and subleased its space to United Natural Foods Inc.

Lease Expiration Schedule(1)(2)

Year Ending December 31	# of Leases Expiring	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% Total UW Base Rent	UW Base Rent $ per SF(3)
2020 & MTM	43	460,033	7.5%	7.5%	$2,699,461	6.6%	$5.87
2021(4)	61	1,264,748	20.8%	28.3%	7,900,783	19.3%	$6.25
2022(5)	45	1,523,829	25.0%	53.3%	8,589,113	20.9%	$5.64
2023	38	470,932	7.7%	61.0%	4,123,559	10.0%	$8.76
2024	33	633,520	10.4%	71.4%	4,505,835	11.0%	$7.11
2025	18	786,447	12.9%	84.3%	7,935,153	19.3%	$10.09
2026	3	50,301	0.8%	85.2%	453,559	1.1%	$9.02
2027	5	112,643	1.8%	87.0%	1,750,362	4.3%	$15.54
2028	3	202,643	3.3%	90.3%	2,958,461	7.2%	$14.60
2029	0	0	0.0%	90.3%	$0	0.0%	$0.00
2030 & Thereafter	1	4,266	0.1%	90.4%	115,097	0.3%	$26.98
Vacant	NAP	584,815	9.6%	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	250	6,094,177	100.0%		$41,031,381	100.0%	$7.45

(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	UW Base Rent and UW Base Rent $ per SF are inclusive of (i) contractual rent steps taken through June 1, 2021 and includes the ALDI, Inc. expansion of approximately 24,597 SF and the HCSC relocation at the Naperville Woods Office Center property. UW Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial April, May and/or June rent payments and/or have requested rent relief during the COVID-19 pandemic. The total stress to UW Base Rent is $223,074.

(4)	General Motors, LLC leases will expire in 2021 and has two, five-year renewal options at the greater of market rent or 90% of the then-current base rent. General Motors, LLC has occupied the property since 1998. General Motors has expressed interest to renew and is expecting to receive a formal proposal with renewal terms from the borrower sponsor.

(5)	Both United Natural Foods, Inc. and Ceva Freight LLC leases will expire in 2022. United Natural Foods, Inc. has one, five-year renewal option at market rent. Ceva Freight LLC has two, five-year renewal options at market rent. United Natural Foods Inc. and Ceva Freight have both engaged the borrower sponsor about potentially expanding at expiration if any space were to become vacant at the respective properties.

LOAN #5: AGELLAN PORTFOLIO

Major Tenants. The top five tenants occupying the Agellan Properties by Underwritten Base Rent are Health Care Service Corp. (177,114 SF; 2.9% of NRA; 6.9% of Underwritten Base Rent), United Natural Foods, Inc. (463,172 SF; 7.6% of NRA; 6.4% of Underwritten Base Rent), ALDI, Inc. (137,986 SF; 2.3% of NRA; 5.4% of Underwritten Base Rent), General Motors LLC (400,000 SF; 6.6% of NRA; 5.1% of Underwritten Base Rent) and Moran Foods LLC (253,800 SF; 4.2% of NRA; 3.8% of Underwritten Base Rent).

Health Care Service Corp. (177,114 SF; 2.9% of NRA; 6.9% of Underwritten Base Rent). Health Care Service Corp. (“HCSC”) is an independent licensee of the Blue Cross and Blue Shield Association. HCSC is the largest customer-owned health insurer in the United States and fifth largest overall. Health Care Service Corp operates through Blue Cross and Blue Shield Plans in Illinois, Montana, New Mexico, Oklahoma and Texas. HCSC affiliates and subsidiaries such as Dearborn National, Medecision and Dental Network of America offer group life, disability and dental solutions, as well as a range of other individual solutions. The company, founded in 1936, serves more than 16 million members across five states and employs more than 23,000 people in over 60 local offices. A portion of the space occupied by HCSC is expected to be relocated within the Naperville Wood Office Center property in conjunction with the ALDI, Inc. expansion, which will allow HCSC to have all of its office space in one building. Additionally, HCSC’s overall footprint will increase slightly with the relocation space from 175,080 SF to 177,114 SF. The expansion and relocation are estimated to occur in June/July 2021. Health Care Service Corp. has one, five-year renewal option at market rent.

United Natural Foods, Inc. (463,172 SF; 7.6% of NRA; 6.4% of Underwritten Base Rent). United Natural Foods, Inc. engages in the distribution of natural, organic, and specialty foods and non-food products. The company is headquartered in Providence, Rhode Island. United Natural Foods, Inc. has one, five-year renewal option at market rent.

ALDI, Inc. (137,986 SF; 2.3% of NRA; 5.4% of Underwritten Base Rent). ALDI, Inc. owns and operates grocery stores throughout the United States. ALDI, Inc. offers grocery, meat, fresh produce, wine and beer, beverages, and other home products. ALDI, Inc. is located in Batavia, Illinois. ALDI, Inc. has approximately 3,000 total employees across all of its locations and generates approximately $4.32 billion in sales annually. ALDI, Inc. operated more than 1,900 stores across 36 states. In February 2020, ALDI, Inc. exercised an expansion option for an additional 24,597 SF. ALDI, Inc. has one, five-year renewal option at market rent.

General Motors LLC (400,000 SF; 6.6% of NRA; 5.1% of Underwritten Base Rent). General Motors LLC is the fourth largest automaker globally and the largest in the United States with approximately $246.6 billion in total assets as of March 31, 2020. Headquartered in Detroit, Michigan, General Motors LLC’s brands include Chevrolet, Buick, GMC and Cadillac. General Motors LLC has two, five-year renewal options at the greater of market rent or 90% of the then-current base rent.

Moran Foods LLC (253,800 SF; 4.2% of NRA; 3.8% of Underwritten Base Rent). Moran Foods LLC is the parent company of Save-A-Lot Holdings, LLC (“Save-A-Lot”). Save-A-Lot is an American discount grocery store chain with approximately 1,300 stores across 36 states with over $4.0 billion in annual sales. Headquartered in St. Louis, Missouri, Save-A-Lot’s stores carry most grocery products, including an assortment of fresh, canned and frozen produce as well as meat, meal products, household items and everyday groceries. Moran Foods LLC has two, seven-year renewal options at $6.75 PSF and market rent, respectively.

LOAN #5: AGELLAN PORTFOLIO

■	Operating History and Underwritten Net Cash Flow.

Portfolio Operating History

	2015	2016	2017	2018	2019	2020 Budget
2015 Reporting Assets
Number of Properties	27	27	27	27	27	27
Effective Gross Revenue	$40,377,590	$41,938,945	$40,607,440	$42,687,111	$43,265,751	$44,216,063
Operating Expenses	$15,493,935	$15,426,605	$15,832,843	$16,065,442	$16,124,634	$16,800,898
Net Operating Income	$24,883,655	$26,512,341	$24,774,596	$26,621,670	$27,141,118	$27,415,165
Year-over-Year Change	-	6.5%	-6.6%	7.5%	2.0%	1.0%

2016 Reporting Assets
Number of Properties		31	31	31	31	31
Effective Gross Revenue		$43,483,706	$50,440,354	$52,850,050	$54,478,273	$55,355,348
Operating Expenses		$15,881,067	$19,253,268	$19,685,230	$20,636,890	$20,967,544
Net Operating Income		$27,602,639	$31,187,086	$33,164,820	$33,841,384	$34,387,804
Year-over-Year Change		-	13.0%	6.3%	2.0%	1.6%

2017 Reporting Assets
Number of Properties			41	41	41	41
Effective Gross Revenue			$53,679,748	$58,304,052	$60,181,340	$61,115,986
Operating Expenses			$19,917,149	$20,981,732	$22,007,429	$22,423,094
Net Operating Income			$33,762,598	$37,322,320	$38,173,911	$38,692,892
Year-over-Year Change			-	10.5%	2.3%	1.4%

2018 Reporting Assets
Number of Properties				46	46	46
Effective Gross Revenue				$60,700,041	$63,486,372	$64,626,262
Operating Expenses				$21,738,754	$23,013,221	$23,452,522
Net Operating Income				$38,961,287	$40,473,151	$41,173,740
Year-over-Year Change				-	3.9%	1.7%

LOAN #5: AGELLAN PORTFOLIO

Cash Flow Analysis

	2016	2017	2018	2019(1)	Underwritten(1)(2)	Underwritten PSF
Agellan Properties Included	31	41	46	46	46

Base Rent	$30,444,923	$36,778,978	$40,209,368	$42,047,666	$41,031,381	$6.73
Vacant Income(3)	0	0	0	0	5,221,640	$0.86
Total Reimbursements Revenue(4)	12,782,653	16,793,058	19,551,436	21,118,949	20,640,034	$3.39
Gross Revenue	$43,227,576	$53,572,036	$59,760,803	$63,166,615	$66,893,055	$10.98
Vacancy & Credit Loss(5)	(53,002)	(16,561)	(50,095)	(101,504)	(7,113,805)	($1.17)
Other Income	309,133	124,273	989,333	421,261	571,000	$0.09
Effective Gross Income	$43,483,706	$53,679,748	$60,700,041	$63,486,372	$60,350,250	$9.90
Real Estate Taxes	$6,527,446	$7,914,494	$9,096,417	$9,395,160	$10,132,966	$1.66
Insurance	$804,315	$1,067,025	$1,051,392	$1,083,269	$1,517,682	$0.25
Management Fee	$949,089	$1,149,678	$1,278,484	$1,389,804	$1,810,508	$0.30
Other Operating Expenses	$7,600,216	$9,785,953	$10,312,461	$11,144,988	$10,698,670	$1.76
Total Operating Expenses	$15,881,067	$19,917,149	$21,738,754	$23,013,221	$24,159,826	$3.96

Net Operating Income	$27,602,639	$33,762,598	$38,961,287	$40,473,151	$36,190,424	$5.94
TI/LC	0	0	0	0	2,623,997	$0.43
Capital Expenditures	0	0	0	0	693,998	$0.11
Net Cash Flow	$27,602,639	$33,762,598	$38,961,287	$40,473,151	$32,872,429	$5.39

(1)	The change from 2019 Net Operating Income to Underwritten Net Operating Income is largely attributable to adjustments made in relation to dark and known to be vacating tenants.

(2)	Underwritten Base Rent is inclusive of contractual rent steps taken through June 1, 2021 and includes the ALDI, Inc. expansion of approximately 24,597 SF and HCSC relocation at the Naperville Woods Office Center property. Underwritten Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial rent payments in April, May and/or June or have requested rent relief during the COVID-19 pandemic. The total stress to Underwritten Base Rent is $223,074.

(3)	Vacant Income includes all applicable dark tenants as well as known vacates.

(4)	Total Reimbursements Revenue includes reimbursements to lease terms of each tenant. An additional stress loss adjustment of 10.0% was applied to any tenants that missed full rent payments in April, May and/or June. The total stress to reimbursements is $79,032.

(5)	Vacancy is underwritten to 10.6%, which represents the sum of economic vacancy of the Agellan Portfolio, inclusive of a minimum vacancy of 5.0% for all Agellan Properties.

■	Appraisal. According to the appraisal, the appraised value is based on an aggregate “as is” value of the Agellan Properties and is inclusive of excess land value that is defined in each individual Agellan Property appraisal and serves as collateral for the Agellan Portfolio Loan Combination. The excess vacant land parcels associated with the Sarasota Distribution Hub and Supervalu properties may be released pursuant to satisfying conditions set forth in “—Partial Releases” below.

■	Environmental Matters. The Phase I environmental reports provided prior to loan origination identified certain environmental conditions, including, among other conditions, groundwater contamination from the release of chlorinated solvents, and recommended follow-up actions. For additional information with respect to environmental conditions, please see “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

■	Market Overview and Conditions. The Agellan Portfolio includes properties located across nine states. The top five states by UW Base Rent are Texas (46.7% of allocated loan amount (“ALA”); 43.4% of UW Base Rent), Illinois (18.0% of ALA; 22.8% of UW Base Rent), Florida (12.6% of ALA; 11.7% of UW Base Rent), Georgia (11.3% of ALA; 10.9% of UW Base Rent) and Michigan (3.4% of ALA; 5.1% of UW Base Rent).

Geographic Distribution

State	Number of Properties	Total SF	% of Total SF	Allocated Loan Amount	(%) Allocated Loan Amount	UW Base Rent	% of UW Base Rent	Appraised Value	% of Appraised Value
Texas	21	2,474,352	40.6%	$28,030,273	46.7%	$17,819,019	43.4%	$257,400,000	46.7%
Illinois	9	796,783	13.1%	10,805,955	18.0%	9,375,116	22.8%	99,000,000	18.0%
Florida	1	906,449	14.9%	7,561,787	12.6%	4,804,386	11.7%	70,200,000	12.7%
Georgia	9	788,791	12.9%	6,762,283	11.3%	4,471,074	10.9%	61,750,000	11.2%
Michigan	1	400,000	6.6%	2,047,146	3.4%	2,097,244	5.1%	18,750,000	3.4%
Indiana	1	434,354	7.1%	2,630,769	4.4%	1,385,853	3.4%	24,100,000	4.4%
Ohio	2	183,818	3.0%	999,007	1.7%	404,218	1.0%	9,150,000	1.7%
Maryland	1	57,590	0.9%	796,526	1.3%	426,784	1.0%	7,300,000	1.3%
Kentucky	1	52,040	0.9%	366,253	0.6%	247,686	0.6%	3,350,000	0.6%
Portfolio Total	46	6,094,177	100.0%	$60,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

LOAN #5: AGELLAN PORTFOLIO

The Agellan Portfolio is located across 12 U.S. markets. The top five markets by UW Base Rent are Houston (24.2% of ALA; 23.2% of UW Base Rent), Chicago (18.0% of; 22.8% of UW Base Rent), Austin (13.7% of ALA; 12.9% of UW Base Rent), Tampa (12.6% of ALA; 11.7% of UW Base Rent) and Atlanta (11.3% of ALA; 10.9% of UW Base Rent).

Market Overview

Market	Number of Properties	Total SF	% of Total SF	Allocated Loan Amount	% Allocated Loan Amount	UW Base Rent	% of UW Base Rent	Appraised Value	% of Appraised Value
Houston	12	1,513,116	24.8%	$14,526,551	24.2%	$9,530,614	23.2%	$133,100,000	24.2%
Chicago	9	796,783	13.1%	10,805,955	18.0%	9,375,116	22.8%	99,000,000	18.0%
Austin	5	411,604	6.8%	8,207,940	13.7%	5,278,622	12.9%	75,200,000	13.6%
Tampa	1	906,449	14.9%	7,561,787	12.6%	4,804,386	11.7%	70,200,000	12.7%
Atlanta	9	788,791	12.9%	6,762,283	11.3%	4,471,074	10.9%	61,750,000	11.2%
Flint	1	400,000	6.6%	2,047,146	3.4%	2,097,244	5.1%	18,750,000	3.4%
Dallas	1	253,800	4.2%	2,874,938	4.8%	1,573,560	3.8%	26,720,000	4.8%
San Antonio	3	295,832	4.9%	2,420,844	4.0%	1,436,224	3.5%	22,380,000	4.1%
Indianapolis	1	434,354	7.1%	2,630,769	4.4%	1,385,853	3.4%	24,100,000	4.4%
Baltimore	1	57,590	0.9%	796,526	1.3%	426,784	1.0%	7,300,000	1.3%
Columbus	2	183,818	3.0%	999,007	1.7%	404,218	1.0%	9,150,000	1.7%
Cincinnati	1	52,040	0.9%	366,253	0.6%	247,686	0.6%	3,350,000	0.6%
Portfolio Total	46	6,094,177	100.0%	$60,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

Major Markets.

Houston. According to a third party report, the Houston Industrial market ended the first quarter 2020 with a vacancy rate of 7.6%. The reported market vacancy rates for logistics and flex properties were 8.4% and 10.0%, respectively. The existing market inventory is made up of 74.6% logistics properties and 8.1% flex properties based on total SF. Rental rates ended the first quarter of 2020 at $7.42 PSF The average quoted rates for logistics and flex properties were $6.91 PSF and $10.61 PSF, respectively. The 12-month net absorption ending in the first quarter 2020 was 8,621,259 SF for logistics properties and -49,931 SF for flex properties.

According to a third party report, the Houston Office market ended the first quarter 2020 with a vacancy rate of 16.8%. The reported vacancy rates for Class A and Class B buildings were 19.6% and 17.1%, respectively. The existing market inventory is comprised of 44.5% Class A, 42.8% Class B, and 12.6% Class C based on total SF. The average quoted rental rate in the first quarter 2020 for all classes was $28.36 PSF. The average quoted rental rate for Class A and B was $34.07 PSF and $24.25 PSF, respectively. The 12-month net absorption ending in the first quarter 2020 for Class A & B in the market was 1,251,779 SF and -1,448,622 SF, respectively.

Historical Market Occupancy – Industrial(1)

2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
93.9%	93.1%	93.7%	94.3%	95.0%	94.5%	95.1%	94.9%	94.6%	94.8%	94.3%	93.3%

(1)	Source: Third party report.

Historical Market Occupancy – Office(1)

2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
88.4%	86.7%	86.9%	87.2%	88.4%	88.6%	89.4%	87.1%	85.5%	84.0%	83.8%	83.4%

(1)	Source: Third party report.

LOAN #5: AGELLAN PORTFOLIO

Chicago. According to a third party report, the Chicago Industrial market ended the first quarter 2020 with a vacancy rate of 6.2%. The reported market vacancy rates for logistics and flex properties were 7.1% and 7.6%, respectively. The existing market inventory is made up of 66.1% logistics properties and 5.8% flex properties based on total SF. Rental rates ended the first quarter of 2020 at $7.36 PSF. The average quoted rates for logistics and flex properties were $6.87 PSF and $12.24 PSF, respectively. The 12-month net absorption ending in the first quarter 2020 was 535,853 SF for flex properties and 14,631,591 SF for logistics properties.

According to a third party report, the Chicago Office market ended the first quarter 2020 with a vacancy rate of 12.2%. The reported vacancy rates for Class A and Class B buildings were 15.2% and 11.7%, respectively. The existing market inventory is comprised of 39.0% Class A, 44.2% Class B, and 16.7% Class C based on total SF. The average quoted rental rate in the first quarter 2020 for all classes was $29.44 PSF. The average quoted rental rate for Class A and B was $37.39 PSF and $25.20 PSF, respectively. The 12-month net absorption ending in the first quarter 2020 for Class A and B in the market was 3,566,358 SF and -457,122 SF, respectively.

Historical Market Occupancy – Industrial(1)

2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
89.8%	88.1%	88.2%	89.1%	90.6%	91.3%	92.6%	93.2%	93.8%	93.7%	94.2%	94.1%

(1)	Source: Third party report.

Historical Market Occupancy – Office(1)

2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
87.4%	85.0%	85.2%	85.6%	86.1%	86.6%	87.3%	88.0%	87.7%	88.0%	88.4%	87.9%

(1)	Source: Third party report.

Austin. According to a third party report, the market vacancy rates for logistics and flex properties were 9.8% and 7.3%, respectively. The existing market inventory is made up of 60.5% logistics properties and 20.9% flex properties based on total SF. Rental rates ended the first quarter of 2020 at $11.30 PSF. The average quoted rates for logistics and flex properties were $9.93 PSF and $14.31 PSF, respectively. The 12-month net absorption ending in the first quarter 2020 was 1,113,224 SF for logistics properties and 744,867 SF for flex properties. According to a third party report, Austin is expected to outperform the state of Texas and nation in 2020, with a high number of technology companies and housing at the forefront. Long term, Austin is viewed as a market with a well-educated labor force, high concentration of technology businesses and a relatively low cost of living compared to other high technology based industries which is anticipated to fuel a high population growth for the market.

Historical Market Occupancy – Industrial(1)

2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
90.2%	87.8%	88.5%	89.6%	91.3%	93.5%	93.5%	95.6%	95.6%	93.6%	93.6%	92.8%

(1)	Source: Third party report.

Tampa. According to a third party report, the Tampa Bay Industrial market ended the first quarter 2020 with a vacancy rate of 5.0%. The reported market vacancy rates for logistics properties was 5.4%. The existing market inventory is made up of 66.3% logistics properties based on total SF. Rental rates ended the first quarter at $7.72 PSF. The average quoted rates for logistics properties was $7.11 PSF. The 12-month net absorption ending in the first quarter 2020 for logistics properties was 2,025,279 SF. According to a third party report, as of year-end 2019, Tampa’s industrial sector outpaced the industrial sectors in the state of Florida in relation to demand growth at approximately 2.8 million SF of absorbed space. Tampa was the only market in the state that saw improved growth from approximately 2.7 million SF of positive net absorption year over year.

Historical Market Occupancy – Industrial(1)

2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
92.3%	89.4%	89.3%	89.8%	90.2%	91.6%	92.3%	93.8%	95.0%	95.1%	95.3%	95.1%

(1)	Source: Third party report.

LOAN #5: AGELLAN PORTFOLIO

Atlanta. According to a third party report, the Atlanta Industrial market ended the first quarter 2020 with a vacancy rate of 6.1%. The reported market vacancy rates for logistics and flex properties were 6.7% and 5.5%, respectively. The existing market inventory is made up of 77.4% logistics properties and 9.1% flex properties based on total SF. Rental rates ended the first quarter at $6.17 PSF. The average quoted rates for logistics and flex properties were $5.52 PSF and $11.03 PSF, respectively. The 12-month net absorption ending in the first quarter 2020 was 11,337,139 SF for logistics properties and -202,543 SF for flex properties. According to a third party report, the Atlanta market is seen as Georgia’s main growth engine and one of the strongest economies in the nation. Job growth, in the Atlanta market outsize business services and has averaged approximately 2.0% as of year-end 2019, which has been one of the best in the nation for nine consecutive years.

Historical Market Occupancy – Industrial(1)

2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
87.5%	86.4%	85.6%	86.9%	87.5%	88.7%	91.5%	93.1%	93.0%	94.1%	94.6%	94.4%

(1)	Source: Third party report.

■	The Borrowers. The borrowers are Chicago Industrial Properties 1 LP, a Delaware limited partnership, Corridor Park LP, a Delaware limited partnership, Norcross Springs LP, a Delaware limited partnership, 6100 McIntosh LP, a Delaware limited partnership, 6100 McIntosh Vacant LP, a Delaware limited partnership, Agellan Commercial REIT U.S. L.P., a Delaware limited partnership, Continental Drive LP, a Delaware limited partnership, 9385 Washington Blvd. L.P., a Delaware limited partnership, Agellan Warrenville L.P., a Delaware limited partnership, 1300 Cox Avenue LP, a Delaware limited partnership, and San Antonio Industrial One LP, a Delaware limited partnership each structured to be a bankruptcy-remote entity with two independent directors in its organizational structure (collectively, the “Borrowers”). Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Agellan Portfolio Loan Combination. The Borrowers are owned and controlled by Elad Canada Realty Inc. (“Elad Canada”), a privately held, commercial real estate company specializing in the acquisition and development of commercial and residential properties. ELAD Canada was founded in 1997 and is based in Toronto, Canada. The firm operates as a subsidiary of Elad US Holding, Inc. ELAD Canada has focused its business in central Canada, acquiring income producing properties, as well as development sites. As of 2020, ELAD Canada has 7.4 million SF of income producing space, as well as 4.4 million SF of construction in the pipeline and over 6,000 residential units under development. Under the terms of the Agellan Loan Combination documents, Elad Genesis Limited Partnership, a subsidiary of the borrower sponsor, is the non-recourse carveout guarantor for the Agellan Portfolio Loan Combination and is required to maintain a minimum net worth of $100 million during the term of the loan. ELAD Canada is a part of the ELAD Group. Founded in 1992, ELAD Group is a real estate conglomerate with development projects in North America, Europe and Israel. ELAD Group has developed successful condominiums, hotels and mixed-use projects making its mark as a significant developer of ultra-luxury properties in New York City, like the Plaza Hotel. ELAD Group is focused on the acquisition, development and conversion of architecturally significant residential and commercial properties in key markets throughout North America.

The aggregate liability of the Guarantor with respect to the matters that constitute full recourse carveouts (each, a “Full Recourse Event”) under the Agellan Portfolio Loan Combination documents may not exceed an amount equal to (x) 20% of the outstanding principal balance of the Agellan Portfolio Loan Combination as of the first occurrence of a Full Recourse Event plus (y) any and all reasonable third-party costs incurred by the lender (including reasonable and out-of-pocket attorney’s fees and costs) in connection with the enforcement of the Full Recourse Event thereunder and the collection of amounts due thereunder.

The borrower sponsor has notified JPMCB that, Elad Canada Operations Inc., the controlling shareholder of the entities that own ELAD Canada, has entered into a binding offer letter to sell 100% of ELAD Canada, reflecting holdings of ELAD Canada’s properties, including, among other properties, the Agellan Properties, but excluding certain assets of ELAD Canada (the “Excluded Properties”), to Rester Management Group (“Rester”). Rester is expected to pay approximately CAD 508 million, which, in addition to the value allotted to the Excluded Properties of approximately CAD 275 million, results in the total value of ELAD Canada of approximately CAD 783 million. By contrast, ELAD Canada’s equity value according to its financial statements as of the end of the first quarter was CAD 605 million. The transaction is still under negotiation, but the parties are expected to sign a binding acquisition agreement in September, and the transaction is expected to close within 45 days following the execution of such acquisition agreement. In the event the transaction moves forward, Rester is expected to continue to employ ELAD Canada’s current senior officers and key personnel. Rester Management is a Canadian family-owned real estate company that was established in early 1900s and owns, develops and manages office, retail and residential properties primarily in the greater Montreal area. Rester Management’s current portfolio includes residential, office, retail and industrial properties in Eastern Canada and the United States.

LOAN #5: AGELLAN PORTFOLIO

See “Risk Factors—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in the Prospectus.

■	Escrows. At loan origination, the Borrowers deposited (i) $6,410,963 for outstanding TI/LC obligations and free rent, (ii) $2,985,266 into the required repair reserve for deferred maintenance, (iii) $2,000,000 into a working capital reserve for shortfalls in debt service and operating expenses and the payment of any replacements, leasing costs, taxes, other charges and/or insurance premiums and (iv) $172,050 into the gap rent reserve.

Tax Reserve. The Borrowers are required to deposit into a tax reserve, on a monthly basis, 1/12 of the estimated (a) annual real estate taxes, and (b) during a Cash Sweep Period, annual maintenance charges, impositions and any other charges levied or assessed against the Agellan Portfolio Properties, unless the Borrowers deliver evidence reasonably acceptable to lender that such amounts required for real estate taxes and maintenance charges, impositions and any other charges have or will be paid directly by a tenant. As of the origination date, the requirement for the payment of monthly real estate taxes for tenants have been paid directly by the Borrowers, with the exception of a small portion of the Supervalu property which was paid directly by the tenant.

Insurance Reserve. The Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy that complies with the requirements of the Agellan Portfolio Loan Combination documents, the requirement for monthly deposits into the insurance reserve will be waived. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve. The Borrowers are required to deposit into the replacement reserve, on a monthly basis, approximately $101,570 (1/12 of $0.20 PSF), subject to a cap of the amount equal to 36 times the required monthly deposit (approximately $3.7 million).

TI/LC Reserve. The Borrowers are required to deposit into the TI/LC reserve, on a monthly basis, approximately $431,671 (1/12 of $0.85 PSF), subject to a cap of the amount equal to 36 times the required monthly deposit (approximately $15.5 million).

Working Capital Reserve. Provided no event of default exists, the lender will make disbursements from the working capital reserve for (i) the payment of shortfalls in the payment of debt service of mezzanine debt service, (ii) the payment of shortfalls for any documented operating expenses, (iii) the payment of any replacements at any Agellan Portfolio Property, (iv) the payment of any leasing costs at any Agellan Portfolio Property to the extent amounts in the TI/LC reserve are insufficient to pay such amounts and (v) the payment of taxes, other charges and insurance premiums at any Agellan Portfolio Property to the extent amounts in the taxes and insurance reserves are insufficient to pay such amounts.

Common Charges Funds Reserve. During the continuance of a Cash Sweep Period, the Borrowers are required to deposit into the common charges reserve, on a monthly basis, an amount equal to 1/12 of the fees, dues, charges and assessments payable under the condominium documents (the “Common Charges”) that the lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such Common Charges at least 30 days prior to their respective due dates.

LOAN #5: AGELLAN PORTFOLIO

■	Lockbox and Cash Management. The Agellan Portfolio Loan Combination documents require a hard lockbox and in-place cash management. At loan origination, the Borrowers were required to deliver tenant direction letters within 30 days following the loan origination date to the existing tenants at the Agellan Portfolio Properties, directing each tenant to remit its rent checks directly to the lender-controlled lockbox. All funds in the lockbox account are required to be swept to a lender-controlled cash management account every business day. Provided no Cash Sweep Period (as defined below) is continuing, all funds in the cash management account will be transferred into the Borrowers’ operating account. During a Cash Sweep Period, all excess cash in the cash management account after payment of debt service, required reserves, operating expenses, approved extraordinary expenses and mezzanine debt service will be retained by the lender as additional collateral for the Agellan Portfolio Loan Combination and disbursed to the Borrowers for payment of certain permitted amounts, including the payment of shortfalls in debt service and mezzanine debt service and payment of capital expenditure work.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default under the Agellan Portfolio Loan Combination documents, (ii) a bankruptcy action of any individual Borrower or any general partner or managing member, as applicable, of an individual Borrower, (iii) the date that is 30 days following any bankruptcy action of any property manager (unless as of such date the manager has been replaced in accordance with the Agellan Portfolio Loan Combination documents), (iv) the debt service coverage ratio for any calendar quarter (based upon Agellan Portfolio Loan Combination and Agellan Portfolio Mezzanine Loan (as defined below) assuming a 30-year amortization on the trailing three-month period immediately preceding the end of such calendar quarter) being less than 1.15x, or (v) an event of default under the Agellan Portfolio Mezzanine Loan documents.

A Cash Sweep Period will cease to exist upon the following events (each, a “Cash Sweep Event Cure”): with respect to (a) clause (i) or (v) above, a cure of such event of default, (b) clause (iii) above, the replacement of the property manager with a qualified manager under a replacement management agreement in accordance with the Agellan Portfolio Loan Combination documents, or (c) clause (iv) above, the achievement of a debt service coverage ratio of 1.15x or greater for any calendar quarter based upon a 30-year amortization on the trailing three-month period immediately preceding the end of such calendar quarter; provided (1) no other event of default is continuing under any Agellan Portfolio Loan Combination documents or Agellan Portfolio Mezzanine Loan documents, and (2) the Borrowers will have paid all of the lender’s reasonable and actual out-of-pocket costs and expenses and the mezzanine borrowers will have paid all of the Mezzanine Lender’s (as defined below) reasonable and actual out-of-pocket costs and expenses, in each case, incurred by the lender or Mezzanine Lender, as applicable, in connection with such Cash Sweep Event Cure including, reasonable and actual out-of-pocket attorney’s fees and expenses.

■	Property Management. The Agellan Portfolio is managed by 11 individual managers including Agellan Management LP, Colliers International Management - Atlanta, LLC, Adena Commercial LLC d/b/a Colliers International Greater Columbus Region, PCR Property Services, LLC d/b/a NAI Partners, Jones Lang LaSalle Americas, Inc., NAI Hiffman Asset Management, LLC, Stream Realty Partners-Austin, L.P., Stream Realty Partners-Houston, L.P., Stream Realty-Illinois, L.L.C., Hiffman Asset Management, LLC d/b/a Hiffman National, LLC, and Stream Realty Partners - Central TX, L.P.

■	Current Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Agellan Portfolio Loan Combination, the lender (in such capacity, the “Mezzanine Lender”) also funded a mezzanine loan in the amount of $31.0 million (the “Agellan Portfolio Mezzanine Loan”). The Agellan Portfolio Mezzanine Loan is secured by the pledge of the direct or indirect equity interest in the Borrowers and is coterminous with the Agellan Portfolio Loan Combination. The Agellan Portfolio Mezzanine Loan accrues interest at a rate of 9.00000% per annum. Based on the Agellan Portfolio Loan Combination and the Agellan Portfolio Mezzanine Loan, the cumulative Cut-off Date LTV is 78.8%, the cumulative UW NCF DSCR is 1.54x and the cumulative UW NOI Debt Yield is 8.3%. The rights of the Mezzanine Lender under the Agellan Portfolio Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Prospectus.

■	Permitted Future Mezzanine or Subordinate Indebtedness. None.

LOAN #5: AGELLAN PORTFOLIO

■	Other Indebtedness. Each of Agellan Commercial REIT U.S. L.P., 9385 Washington Blvd LP, 6100 McIntosh LP, Agellan Warrenville LP, Continental Drive LP, Norcross Springs LP, Corridor Park LP and Chicago Industrial Properties 1 LP (collectively, the “Intercompany Loan Lenders”) is a lender under a intercompany loan (each, an “Intercompany Loan”) to Piper Commercial Holdings LLC, an indirect parent company of the Intercompany Loan Lenders. The Intercompany Loans are fully funded, non-interest bearing, and collectively have an aggregate outstanding amount of $152,880,751. Each Intercompany Loan is unsecured and subject and subordinate to the Agellan Portfolio Loan in all respects. The borrower under each Intercompany Loan has agreed that so long as the Agellan Portfolio Loan remains outstanding, it will not (i) commence any legal or equitable proceedings against an Intercompany Loan Lender or otherwise in connection with such Intercompany Loan or (ii) assert any claims or demands whatsoever under applicable law against the Intercompany Loan Lender. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity and Preferred Return Arrangements” in the Prospectus.

■	Partial Releases. Under the Agellan Portfolio Loan Combination documents, the Borrowers have the right to the release an individual Agellan Portfolio Property (each, an “Individual Property”) from the lien of the mortgage, provided that the Borrowers satisfy certain terms and conditions set forth in the Agellan Portfolio Loan Combination documents, including among other things (i) no event of default under the Agellan Portfolio Loan Combination documents has occurred and is continuing (other than an event of default that would be cured by the release of such individual Agellan Portfolio Property); (ii) the applicable individual Borrower (each such Borrower, an “Individual Borrower”) will make a voluntary prepayment of the Agellan Portfolio Loan Combination in an amount equal to the Release Price (as defined below) for the Individual Property; (iii) after giving effect to the release of the applicable Individual Property (including the portion of the Agellan Portfolio Loan Combination prepaid pursuant to the terms of the Agellan Portfolio Loan Combination documents), the debt service coverage ratio for the Agellan Portfolio Properties then remaining subject to the liens of the mortgages (excluding the Individual Property requested to be released) based on the trailing 12-month period immediately preceding the release of the applicable Individual Property will be equal to or greater than the greater of (A) the Release Debt Service Coverage Ratio (as defined below), and (B) the debt service coverage ratio for all of the Agellan Portfolio Properties then remaining subject to the liens of the mortgages (including the Individual Property requested to be released) immediately preceding the release of the applicable Individual Property based on the trailing 12 month period immediately preceding the release of the applicable Individual Property (such greater amount, the “Required Release DSCR”), provided that the Borrowers will have the right to do any one or a combination of the following to achieve the Required Release DSCR in accordance with the Agellan Portfolio Loan Combination documents make a prepayment of the Agellan Portfolio Loan Combination, deliver a letter of credit or deposit cash collateral with the lender; and (iv) subsequent to such release, each Individual Borrower will continue to be a special purpose entity. The Agellan Portfolio Loan Combination documents also provide that if the loan-to-value ratio exceeds or would exceed 125% immediately after the release, no release will be permitted unless the principal balance of the Agellan Portfolio Loan Combination is prepaid by an amount set forth in the Agellan Portfolio Loan Combination documents or the borrower delivers a REMIC opinion.

“Release Debt Service Coverage Ratio” means the debt service coverage of 1.70x.

“Release Price” means, with respect to any Individual Property being released, (i) until an amount equal to $60,450,000 has been prepaid in connection with Partial Releases in accordance with the Agellan Portfolio Loan Combination documents, 110% of the Agellan Portfolio Loan Combination amount allocated to such Individual Property and (ii) thereafter, 115% of the Agellan Portfolio Loan Combination amount allocated to such Individual Property.

■	Outparcel Release. In addition, the Agellan Portfolio Loan Combination documents provide that the Borrowers may release certain non-income producing parcels comprising a portion of Sarasota Distribution Hub, Supervalu and Naperville Woods Office Center properties upon satisfaction of certain conditions set forth in the Agellan Portfolio Loan Combination documents, including, without limitation, the payment of a release price set forth herein.

■	Condominium Structure. One of the Agellan Properties, owned by Chicago Industrial Properties 1 LP (the “Chicago Industrial Borrower”), is subject to a condominium declaration. The Chicago Industrial Borrower has an approximately 81.15% ownership in common elements, and controls the condominium association’s board of directors. Please see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests” in the Prospectus for additional information.

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LOAN #6: MOFFETT PLACE - BUILDING 6

LOAN #6: MOFFETT PLACE - BUILDING 6

Moffett Place - Building 6
1195 Borregas Avenue
Sunnyvale, CA 94089
San Francisco Bay
Lucile Packard Children's Hospital
FAIR MEADOW
Intuit
Shoreline Golf Links
Google Headquarters
Microsoft
NASA
MOFFETT FEDERAL AIRFIELD
MOFFETT PARK
Yahoo!
Net App
Sunnyvale Baylands County Park
Dell Marvel
ALVISO
Ericsson
CHARLESTON GARDENS
CALTRAIN
CENTRAL EXPY
CALIFORNIA ST
San Antonio Center
W MIDDLEFIELD RD
Whisman Park
Symantec
WHISMAN STATION
Mountain View
VTA
Citrix
Santa Clara Golf Club
Levi's Stadium
California's Great America
Ulistac Natural Area
Oracle
Mission College
Broadcom
Lakewood Park
Fairwood Park
Columbia Park
N MATHILDA AVE
Walmart.com
Fair Oaks Park
Trimble Navigation
AMD
Intel
Ericsson
AMTRAK
ACE
Sylvan Park
Northrup Grumman
Sunnyvale Town Center
W EL CAMINO REAL
SCOTT BLVD
Applied Materials
Broadcom KPMG
Intel
Nvidia HQ
Renesas Roche
Sunnyvale
Cuesta Park
El Camino Hospital
FOOTHILL EXPY
Santa Clara
Heritage Oaks Park
Los Altos
W FREMONT AVE
Los Altos Golf & Country Club
EL CAMINO REAL
HOLLENBECK AVE
SUNNYVALE SARATOGA RD
S MARY AVE
S WOLFE RD
LAWRENCE EXPY
KIELY BLVD
SAN TOMAS EXPY
SCOTT BLVD
Serra Park
Ortega Park
Central Park
E HOMESTEAD RD
Apple Park
Kaiser Permanente-Santa Clara
Apple Infinite Loop
Pruneridge Golf Club
Cupertino
Vallco Shopping Mall
Agilent Technologies Headquarters
STEVENS CREEK BLVD
De Anza College
Seagate Technologies
Villa Shopping Center
Saratoga Square
WEST SAN JOSE
S DE ANZA BLVD
BOLLINGER RD
WILLIAMS RD
Calabazas Park
Rainbow Park
Oakland
San Francisco
San Jose
Palo Alto
Mountain View
Sunnyvale
Santa Clara
Cupertino
PACIFIC OCEAN
MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS

LOAN #6: MOFFETT PLACE - BUILDING 6

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GACC/JPMCB
Location (City/State)	Sunnyvale, California	Cut-off Date Balance(3)	$57,750,000
Property Type	Office	Cut-off Date Balance per SF(2)	$423.41
Size (SF)	314,352	Percentage of Initial Pool Balance	5.2%
Total Occupancy as of 9/6/2019	100.0%	Number of Related Mortgage Loans	2
Owned Occupancy as of 9/6/2019	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2020 / NAP	Mortgage Rate	3.369279%
Appraised Value(1)	$359,200,000	Original Term to Maturity (Months)	120
Appraisal Date	May 1, 2021	Original Amortization Term (Months)	NAP
Borrower Sponsor	Jay Paul	Original Interest Only Period (Months)	120
Property Management	Paul Holdings, Inc.	First Payment Date	9/6/2020
Maturity Date	8/6/2030

Underwritten Revenues	$18,990,159
Underwritten Expenses	$2,692,414	Escrows(4)
Underwritten Net Operating Income (NOI)	$16,297,746	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,910,023	Taxes	$0	$85,000
Cut-off Date LTV Ratio(1)(2)	37.1%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	37.1%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	3.58x / 3.50x	TI/LC	$2,728,059	$0
Debt Yield Based on Underwritten NOI / NCF(2)	12.2% / 12.0%	Other	$14,559,592	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$133,100,000	53.5%	Loan Payoff	$164,454,172	66.0%
Junior Loan Amount	66,900,000	26.9	Principal Equity Distribution	57,161,746	23.0
Mezzanine Loan	49,000,000	19.7	Reserves	17,287,652	6.9
Closing Costs	10,096,430	4.1
Total Sources	$249,000,000	100.0%	Total Uses	$249,000,000	100.0%

(1)	The appraised value represents the “Prospective Market Value Upon Stabilization” as of May 1, 2021. The appraiser also concluded an “As-Is” appraised value of $333,000,000 as of August 1, 2020, which results in a Cut-off Date LTV and Maturity Date LTV of 40.0% for the Moffett Place – Building 6 Senior Notes (as defined below), 60.1% for the Moffett Place – Building 6 Loan Combination (as defined below) and 74.8% for the Moffett Place – Building 6 Total Debt (as defined below).

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Moffett Place - Building 6 Senior Notes and excludes the Moffett Place - Building 6 Junior Notes (as defined below).

(3)	The Cut-off Date Balance of $57,750,000 represents the non-controlling Note A-1-C5-1 and Note A-2-C, and is part of the Moffett Place - Building 6 Loan Combination (as defined below), which is evidenced by nine pari passu senior notes and two junior notes, and has an aggregate outstanding principal balance as of the Cut-off Date of $200,000,000. See “—The Mortgage Loan” below. GACC will contribute Note A-1-C5-1 in the amount of $31,230,000 and JPMCB will contribute Note A-2-C in the amount of $26,520,000.

(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Moffett Place - Building 6 Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a newly constructed Class A office building located in Sunnyvale, California (the “Moffett Place - Building 6 Property”), and is part of a loan combination (the “Moffett Place - Building 6 Loan Combination”) evidenced by nine pari passu senior notes with an aggregate initial principal balance of $133,100,000 (collectively the “Moffett Place - Building 6 Senior Notes”) and two junior notes with an aggregate initial principal balance of $66,900,000 (collectively the “Moffett Place - Building 6 Junior Notes”). A portion of the Moffett Place - Building 6 Senior Notes, with an aggregate balance of $0.5 million and the Moffett Place - Building 6 Junior Notes were contributed to the MOFT 2020-B6 securitization trust. The Moffett Place - Building 6 Loan is evidenced by the non-controlling Note A-1-C5-1 and Note A-2-C, which has an aggregate outstanding principal balance as of the Cut-off Date of $57,750,000 and represents approximately 5.2% of the Initial Pool Balance. The remaining Moffett Place - Building 6 Senior Notes are currently held by DBRI, as presented in the chart below, and are expected to be contributed to one or more future commercial mortgage securitization transactions.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S, A-2-S	$500,000	$500,000	MOFT 2020-B6	No(1)
A-1-C5-1, A-2-C	$57,750,000	$57,750,000	Benchmark 2019-B19	No
A-1-C1, A-1-C2, A-1-C3, A-1-C4, A-1-C5-2	$74,850,000	$74,850,000	DBRI(2)	No
B-1, B-2	$66,900,000	$66,900,000	MOFT 2020-B6	Yes(1)
Total	$200,000,000	$200,000,000

(1)	The initial controlling notes are Note B-1 and B-2, so long as no Moffett Place – Building 6 control appraisal period has occurred and is continuing. If and for so long as a Moffett Place – Building 6 control appraisal period has occurred and is continuing, then the controlling note will be the Note A-1-S and A-2-S. See “Description of the Mortgage Pool—The Loan Combinations—The Moffett Place – Building 6 Pari Passu-AB Loan Combination” in the Prospectus. The Moffett Place - Building 6 Loan Combination is being serviced pursuant to the MOFT 2020-B6 trust and servicing agreement. For so long as no Moffett Place – Building 6 control appraisal period has occurred and is continuing, the control rights of the Moffett Place - Building 6 Junior Notes will be exercisable by the controlling class under the MOFT 2020-B6 trust and servicing agreement.

(2)	Expected to be contributed to one or more future securitization transactions.

LOAN #6: MOFFETT PLACE - BUILDING 6

The Moffett Place - Building 6 Senior Notes have an interest rate of 3.369279% per annum and the Moffett Place - Building 6 Junior Notes have an interest rate of 3.369279% per annum, resulting in a weighted average interest rate of 3.369279% per annum with respect to the Moffett Place - Building 6 Loan Combination. The proceeds of the Moffett Place - Building 6 Loan Combination were primarily used to refinance the existing debt, return equity to the borrower sponsor, fund upfront reserves and pay origination costs.

The Moffett Place - Building 6 Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires monthly payments of interest only for the term of the Moffett Place - Building 6 Loan Combination. The scheduled maturity date of the Moffett Place - Building 6 Loan Combination is August 6, 2030. On and after the payment date in September 2022, the Moffett Place - Building 6 Loan Combination may be voluntarily prepaid in whole (but not in part) with a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date. The Moffett Place - Building 6 Loan Combination is voluntarily prepayable, in whole but not in part, without penalty on or after the payment date in February 2030. In addition, the Moffett Place - Building 6 Loan Combination may be defeased in whole (but not in part) on or after the earlier of (i) two years after the date on which the entire Moffett Place - Building 6 Loan Combination has been securitized or (ii) three years after the origination date of the Moffett Place - Building 6 Loan Combination.

■	The Mortgaged Property. The Moffett Place - Building 6 Property is a newly-constructed eight-story, Class A LEED Gold Certified, office building totaling 314,352 SF located in Sunnyvale, California. The Moffett Place - Building 6 Property is part of a larger six building, 55 acre campus known as Moffett Place (the “Moffett Campus”), which in the aggregate (including the Moffett Place - Building 6 Property) includes approximately 1.9 million SF of Class A office space that is 100.0% leased to Google, an approximately 52,500 SF amenities building including a conference center, a swimming pool, an outdoor common area space, a café and three separate parking structures and surface parking. The overall parking ratio is 3.3 spaces per 1,000 SF of net rentable area. The rooftop level (level 3) on one of the parking structures is improved with the landlord's "High Garden" concept as a project amenity. The "High Garden" features walking and running trails, outdoor volleyball, bocce ball courts and other recreational features.

To govern access to the non-collateral common areas, conference facility and parking structures (the “Common Area Spaces”), the Moffett Place - Building 6 Property is subject to a declaration of covenants, conditions and restrictions (the “Moffett Place CCR”) with Moffett Place LLC (an affiliate of the borrower sponsor and an affiliate of the owner of the non-collateral buildings at Moffett Place). The Moffett Place CCR grants the borrower non-exclusive easement rights over the Common Area Spaces. Ownership of the Common Area Spaces governed by the Moffett Place CCR is held by Moffett Place Association LLC (the “Association”).

The Moffett Place - Building 6 Property is 100.0% leased to Google (Google’s parent company, Alphabet Inc. (NASDAQ: GOOG) is rated Aa2/AA+ by Moody’s/S&P) pursuant to a new 8.7-year triple net lease through January 2029, with two, seven-year extension options and no early termination rights. Google has an in place base rent of $49.56 PSF with approximately 2.2% annual rent escalations. The Google lease commenced May 21, 2020 and Google has fully accepted its space with no outs or remaining landlord work. Google is in the process of building out its space with an expected occupancy date by September/October of 2021. Google was provided $55.10 PSF in tenant improvements and approximately 12 months of free rent. At loan origination, approximately $2.7 million was reserved for the remaining outstanding tenant obligations and approximately $12.1 million for free rent.

Under the Google lease, so long as the landlord owns the Moffett Place - Building 6 Property, Google has a right of first offer to purchase all or any portion of the six building Moffett Campus which the landlord has determined in its sole discretion to sell. Such right excludes an offer to sell one or more buildings in the Moffett Campus to an affiliate of the landlord or to an entity or person that becomes the owner of the Moffett Place – Building 6 Property or the Moffett Campus through a foreclosure by trustee’s power of sale, judicially or otherwise, or as a purchaser at a foreclosure sale.

COVID-19 Update. On July 27, 2020, due to the COVID-19 pandemic, Google announced that it would extend its global voluntary work-from-home option through June of 2021 for roles of employees that are not needed in the office. Google had originally told employees to expect to return to the office in January of 2021. As of September 6, 2020, Google has not made any requests for rent relief. Google is in a free rent period through May 2021. As of September 6, 2020, the Moffett Place – Building 6 Loan Combination is not subject to any modification or forbearance requests related to the COVID-19 pandemic. The Moffett Place – Building 6 Loan Combination is current as of the September 2020 payment date.

LOAN #6: MOFFETT PLACE - BUILDING 6

The following table presents certain information relating to the sole tenant at the Moffett Place - Building 6 Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Google	NR / Aa2 / AA+	314,352	100.0%	$15,579,285	100.0%	$49.56	1/31/2029	2, 7-year options
All Tenants		314,352	100.0%	$15,579,285	100.0%	$49.56
Vacant		0	0.0%	0	0.0%	$0.00
Total / Wtd. Avg. All Owned Tenants		314,352	100.0%	$15,579,285	100.0%	$49.56

(1)	Based on the rent roll as of September 6, 2020.

(2)	Credit Ratings are those of the parent company. The tenant is the sole obligor with respect to the lease obligation.

The following table presents certain information relating to the lease rollover schedule at the Moffett Place - Building 6 Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	314,352	100.0%	100.0%	$15,579,285	100.0%	$49.56	1
2030	0	0.0%	100.0%	$0	0.0%	$0.00	0
2031 & Thereafter	0	0.0%	100.0%	$0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	$0	0.0%	$0.00	0
Total / Wtd. Avg.	314,352	100.0%		$15,579,285	100.0%	$49.56	1

(1)     Based on the rent roll as of September 6, 2020.

The following table presents certain information relating to historical leasing at the Moffett Place - Building 6 Property:

Historical Leased %(1)

	2017	2018	2019	As of 9/6/2020(2)
Owned Space	NAP	NAP	NAP	100.0%

(1)	Historical information is not available due the recent construction of the Moffett Place – Building 6 Property.

(2)	Based on the rent roll as of September 6, 2020.

LOAN #6: MOFFETT PLACE - BUILDING 6

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Moffett Place - Building 6 Property:

Cash Flow Analysis

	Underwritten	Underwritten $ per SF
Base Rent	$15,579,285	$49.56
Straight Line Rent Credit(1)	1,297,970	4.13
Amenities Rent	469,779	1.49
Reimbursements	2,642,608	8.41
Vacancy & Credit Loss(2)	(999,482)	(3.18)
Effective Gross Income	$18,990,159	$60.41

Real Estate Taxes	$592,541	$1.88
Insurance	221,528	0.70
Management Fee	168,773	0.54
Other Operating Expenses	1,709,572	5.44
Total Operating Expenses	$2,692,414	$8.56

Net Operating Income	$16,297,746	$51.85
TI/LC	323,102	1.03
Capital Expenditures	64,620	0.21
Net Cash Flow	$15,910,023	$50.61

Occupancy	100.0%
NOI Debt Yield(3)	12.2%
NCF DSCR(3)(4)	3.50x

(1)	Straight Line Rent Credit is given to Google through the lease term.

(2)	Represents an underwritten economic vacancy of 5.0%.

(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Moffett Place - Building 6 Senior Notes and excluding the Moffett Place – Building 6 Junior Notes.

(4)	Based on the interest only debt service payments of the Moffett Place - Building 6 Senior Notes.

■	Appraisal. According to the appraisal, the Moffett Place - Building 6 Property has a “Prospective Market Value Upon Stabilization” appraised value of $359,200,000 as of an effective date of May 1, 2021. The “As-Is” appraised value is $333,000,000 as of August 1, 2020. In addition, the appraisal concluded to a “Hypothetical As If Vacant” appraised value (“Go Dark” Value) equal to $289,100,000 as of August 1, 2020.

Appraisal Approach	“Prospective Market Value Upon Stabilization” Appraised Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$359,200,000	N/A	5.00%
Discounted Cash Flow Approach	$359,200,000	6.00%	5.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated July 24, 2020, the environmental consultant did not identify evidence of any recognized environmental conditions.

■	Market Overview and Competition. The Moffett Place – Building 6 Property is located in Moffett Park, a submarket of Sunnyvale in Silicon Valley, California. Moffett Park comprises 519 acres which has undergone significant redevelopment over the past 15 years. The area has grown into one of the San Francisco Bay Area’s technology hubs, with firms such as Amazon, Google, Facebook, Comcast, and Verizon (Yahoo!) leasing significant space. Moffett Park is located adjacent to State Highway 237, Interstate 680, Interstate 280, and U.S. Highway 101 and has access from both the northern peninsula and areas in San Jose and the East Bay, making it a convenient location for corporate users.

Regional commuter service is indirectly provided for Moffett Park. Shuttles from Downtown Sunnyvale Caltrain station and the Altamont Commuter Express Great America station provide morning and evening services to the park. Future indirect regional access may be provided by the Bay Area Rapid Transit (BART) to San Jose extension. The BART extension would provide service potential from East Bay cities to downtown San Jose where additional shuttle or VTA light rail connections would be necessary to serve Moffett Park.

LOAN #6: MOFFETT PLACE - BUILDING 6

The VTA light rail Borregas Station is located within a half mile of the Moffett Place – Building 6 Property along Java Drive, while the Java / Borregas bus stop is a five minute walk away. Access to major highways 101 and 237 is within a mile of the Moffett Place – Building 6 Property and the downtown Sunnyvale Caltrain station is approximately three miles to the south. The San Jose International Airport is located about nine miles from the Moffett Place – Building 6 Property.

According to the appraisal, the Moffett Park office submarket had a vacancy rate of 0.6% with an average asking rent of $69.60 PSF.

The following chart summarizes comparable office leases that range in base rent from $50.40 to $60.00 PSF.:

Summary of Comparable Office Leases(1)

Property	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Free Rent (mos.)	TI PSF
Moffett Place - Building 6	Google	May-20	105	NNN	314,352(2)	$49.56(2)	12	$55.10
Moffett Towers II - Building III	Facebook	Jan-20	180	NNN	1,087,689	$52.20	7	$60.00
520 Almanor Ave	Nokia, Inc	Apr-19	150	NNN	231,000	$50.40	6	$80.00
Grove 221	23 and Me	May-19	144	NNN	154,987	$60.00	9	$83.71
1001 North Shoreline	Google	Apr-18	144	NNN	132,960	$60.00	3	$50.00
Pathline Park	Synopsys	Nov-19	144	NNN	360,100	$51.00	0	$70.00
620 National View	Google	Dec-18	120	NNN	151,065	$59.40	0	$80.00
Total / Wtd. Avg.(3)			161		2,117,801	$53.37	5	$66.42

(1)	Source: Appraisal.

(2)	Based on the rent roll as of September 6, 2020.

(3)	Total / Wtd. Avg. excludes the Moffett Place - Building 6 Property.

Summary of Comparable Office Sales (1)

Property	City, State	NRA	Year Built / Renovated	Occupancy	Transaction Date	Sales Price	Sales Price PSF	Cap Rate
Moffett Place - Building 6	Sunnyvale, CA	314,352	2020	100.0%	NAP	NAP	NAP	NAP
620 National View	Mountain View, CA	151,065	2017	100.0%	Sep -19	$190,000,000	$1,258	4.8%
Grove 221	Sunnyvale, CA	154,987	2018	100.0%	Mar-19	$183,000,000	$1,181	5.1%
Shoreline Technology	Mountain View, CA	795,663	1985 / 2000	92.0%	Nov-18	$1,000,000,000	$1,257	3.5%
1001 North Shoreline	Mountain View, CA	132,960	2017	100.0%	Mar-18	$169,000,000	$1,158	4.4%
Menlo Gateway	Menlo Park, CA	772,983	2019	100.0%	Nov-17	$850,000,000	$1,100	5.0%
Total / Wtd. Avg.(2)		2,007,658		96.8%		$763,194,608	$1,184	4.4%

(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. excludes the Moffett Place - Building 6 Property.

■	The Borrower. The borrower is MP B6 LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Place - Building 6 Loan Combination. The borrower sponsor is Joseph K. Paul, also known as Jay Paul, and the non-recourse carveout guarantor is Paul Guarantor LLC.

The borrower sponsor is affiliated with the borrower of the mortgage loan identified on Annex A-1 to the Prospectus as Moffett Towers Buildings A, B & C, which has a Cut-off Date Balance of $53.1 million.

Jay Paul is the founder of Jay Paul Company, which is a privately-held real estate firm based in San Francisco, California that concentrates on the acquisition, development and management of commercial properties throughout California with a specific focus on creating projects for technology firms. Jay Paul Company has developed over 13.0 million square feet of institutional quality space including projects for Apple, Amazon, Facebook, Google, Microsoft, HP, Rambus, Nokia, Tencent and DreamWorks. Jay Paul Company owns over 25 office buildings in Moffett Park, totaling nearly 7.2 million SF including Moffett Place, Moffett Gateway, Technology Corner, Moffett Towers, Moffett Towers II and Moffett Towers Buildings A, B & C.

LOAN #6: MOFFETT PLACE - BUILDING 6

■	Escrows. At loan origination, the borrower was required to deposit the following into upfront reserves: (i) $2,728,059 into a TI/LC reserve for outstanding tenant obligations, (ii) $2,496,716 into a debt service reserve (equal to three months of Moffett Place – Building 6 Total Debt debt service payments) and (iii) $12,062,876 into a free rent reserve.

On each due date, the borrower is required to fund the following reserves with respect to the Moffett Place – Building 6 Loan Combination: (i) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates is necessary to pay taxes over the then succeeding 12-month period (initially estimated to be $85,000 per month), (ii) if an acceptable blanket policy is no longer in place, an insurance reserve in an amount equal to 1/12 of the amount of the annual insurance premiums, (iii) if a Lease Sweep Period (as defined below) has occurred and is continuing, (a) the Required Minimum Monthly Lease Sweep Deposit Amount (as defined below) and (b) all excess cash remaining after payment of debt service, required reserves and budgeted operating expenses to a lease sweep reserve until amounts on deposit equal the Lease Sweep Reserve Cap (as defined below).

A “Lease Sweep Period” will commence upon the earliest to occur of any of the following: (i) Google (or “Lease Sweep Tenant Party”) fails to give notice of its intent to renew or extend the Google lease by May 31, 2027, which is 20 months prior to the lease expiration date until Google has exercised a renewal or an extension under the Lease Sweep Lease (as defined below) or a replacement tenant acceptable to lender executes a replacement lease covering the Requisite Lease Sweep Space (as defined below) or the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap (as defined below); (ii) the date on which (a) a Lease Sweep Tenant Party cancels or terminates its Lease Sweep Lease with respect to all or at least 41,000 SF of the Lease Sweep Space prior to the then current expiration date or (b) a Lease Sweep Tenant Party delivers to borrower or manager a notice to terminate its Lease Sweep Lease with respect to all or at least 41,000 SF of the Lease Sweep Space until either a renewal or retenanting occurs or the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap; (iii) the Lease Sweep Tenant Party ceases operating its business in 20.0% or more of the space in a building subject to its leases (the “Dark Space”) (unless such tenant ceasing to operate (a) is Google, (b) one or more investment grade entities until a replacement tenant acceptable to lender executes a replacement lease covering the Requisite Lease Sweep Space or the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap (clauses (i) through (iv) collectively, a “Lease Sweep Trigger”); (iv) upon the occurrence of default under the lease by the Lease Sweep Tenant Party until either such default is cured and no other default occurs for three consecutive months or the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap; (v) a bankruptcy of Google or any parent entity under the applicable lease until the related bankruptcy proceedings have terminated and the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and (vi) with respect to the Google lease, the date on which neither Google nor its parent company is an investment grade entity (a “Google Downgrade Event”) until one of (a) such tenant (or its parent company) becomes an investment grade entity again, (b) a renewal or re-tenanting occurs or (c) the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap.

A “Lease Sweep Tenant Party” means any tenant under a Lease Sweep Lease or its direct or indirect parent company.

A “Lease Sweep Lease” means (i) the Google lease or (ii) any lease which is entered into by the borrower in replacement of any Google lease, and that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such replacement lease, demises Lease Sweep Space equal to or greater than the Requisite Lease Sweep Space.

The “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

The “Requisite Lease Sweep Space” means 75% or more of the rentable SF demised under the applicable Lease Sweep Lease.

A “Required Minimum Monthly Lease Sweep Deposit Amount” means on each monthly payment date during the continuance of a Lease Sweep Period, an amount equal to: (i) from the payment date in September 2020 through October 2021, $475,000, (ii) from the payment date in November 2021 through October 2022, $505,000, (iii) from the payment date in November 2022 through October 2023, $535,000, (iv) from the payment date in November 2023 through October 2024, $555,000, (v) from the payment date in November 2024 through October 2025, $585,000, (vi) from the payment date in November 2025 through October 2026, $615,000 and (vii) from the payment date in November 2026 and thereafter, $628,700; provided that with respect to a Lease Sweep Period pursuant to clause (v) of the definition of Lease Sweep Period, such amount will be $0.00 on the date that funds then on deposit in the lease sweep reserve equal or exceed $15,717,600.

LOAN #6: MOFFETT PLACE - BUILDING 6

A “Lease Sweep Reserve Cap” means:

(i) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) of the defined term “Lease Sweep Period”, an amount equal to $40.00 per rentable square foot that is leased pursuant to the Lease Sweep Lease in question;

(ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (iv) of the defined term “Lease Sweep Period”, $35.00 per rentable square foot that is leased pursuant to the Lease Sweep Lease in question;

(iii) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) of the defined term “Lease Sweep Period”, $40.00 per rentable square foot of the terminated space;

(iv) with respect to a Lease Sweep Period continuing pursuant to a Dark Period Event (clause (iii) of the defined term “Lease Sweep Period”), whether or not a Lease Sweep Trigger pursuant to clauses (i), (ii) and/or (iv) of the defined term “Lease Sweep Period” is concurrently continuing, $50.00 per rentable square foot of Dark Space;

(v) with respect to a Lease Sweep Period continuing pursuant to a Google Downgrade Event (clause (iv) of the defined term “Lease Sweep Period”), whether or not a Lease Sweep Trigger pursuant to clauses (i), (ii), (iii) and/or (iv) of the defined term “Lease Sweep Period” is concurrently continuing, $15,717,600 (i.e., $50.00 per rentable square foot that is leased pursuant to the Lease Sweep Lease in question)

■	Lockbox and Cash Management. The Moffett Place – Building 6 Loan Combination is structured with a hard lockbox and in place cash management. The borrower is required to direct all existing tenants of the Moffett Place – Building 6 Property to directly deposit all rents into a deposit account controlled by the lender. Funds in the deposit account are required to be applied and disbursed in accordance with the Moffett Place – Building 6 Loan Combination documents. During a Trigger Period (as defined below), all excess cash after payment of the monthly debt service on the Moffett Place – Building 6 Loan Combination, all required reserves and budgeted operating expenses, and certain other items in the payment waterfall described in the Moffett Place – Building 6 Loan Combination documents will be reserved (i) if a Lease Sweep Period is continuing, into the lease sweep reserve until the aggregate amount of funds transferred into such reserve during the Lease Sweep Period in question equal the applicable Lease Sweep Reserve Cap, if any, (ii) if a DS Reimbursement Period is continuing, into the debt service reserve account, and (iii) if no DS Reimbursement Period (as defined below) is continuing, into a cash collateral account as additional collateral for the Moffett Place – Building 6 Loan Combination.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the Moffett Place – Building 6 Loan Combination until cured, (ii) (A) the Moffett Place – Building 6 Property is not fully leased to either Google or an investment grade entity and (B) the debt service coverage ratio is less than (a) 2.19x based on the Moffett Place – Building 6 Loan Combination and (b) 1.50x based on the Moffett Place – Building 6 Total Debt (a “Low DSCR Period”) until the debt service coverage ratio based on the Moffett Place – Building 6 Loan Combination is equal to or greater than 2.19x and the debt service coverage ratio based on the Moffett Place – Building 6 Total Debt is equal to or greater than 1.50x, in each case, for one calendar quarter or (y) funds on deposit in the cash collateral account equal $15,717,600, (iii) the commencement of a Lease Sweep Period until such Lease Sweep Period is cured, (iv) the occurrence of a mezzanine loan default until the mezzanine lender notifies the lender that such mezzanine loan default has been cured or waived or (v) the commencement of a DS Reimbursement Period until such DS Reimbursement Period has ended.

A “DS Reimbursement Period” will commence upon (i) the allocation of any debt service reserve funds to any required debt service amounts pursuant to the Moffett Place – Building 6 Loan Combination documents and will end upon the earlier to occur of (a) the satisfaction of all DS Reserve Release Conditions (as defined below) and (b) all DS Reimbursement Obligations (as defined below) has been satisfied.

The “DS Reserve Release Conditions” means each of the following requirements has been satisfied: (i) no Trigger Period has occurred and is continuing (unless the Trigger Period is solely ongoing in connection with an ongoing DS Reimbursement Period) and (ii) with respect to the Google lease, the borrower has delivered evidence reasonably satisfactory to the lender that all contingencies under the Google lease have been satisfied and Google has actually commenced the payment of full contractual rent and any initial free rent period or period of partial rent abatements has expired.

LOAN #6: MOFFETT PLACE - BUILDING 6

The “DS Reimbursement Obligations” means the obligation of the borrower to reimburse to the lender all amounts disbursed from the lender-controlled debt service reserve.

■	Property Management. The Moffett Place - Building 6 Property is managed by Paul Holdings, Inc., an affiliate of the borrower.

■	Current Mezzanine or Subordinate Indebtedness. The Moffett Place - Building 6 Loan Combination consists of nine pari passu senior notes with an aggregate initial principal balance of $133,100,000 and two junior notes, with an aggregate initial principal balance of $66,900,000. In conjunction with the Moffett Place – Building 6 Loan Combination, on August 6, 2020, Security Benefit Life Insurance Company funded a $49.0 million mezzanine loan (and together with the Moffett Place – Building 6 Loan Combination, the “Moffett Place – Building 6 Total Debt”). The mezzanine loan has a fixed interest rate per annum of 6.3500% and maturity date of August 6, 2030. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI for the Moffett Place – Building 6 Total Debt are set forth below:

Financial Information

	Senior Notes	Loan Combination	Total Debt
Cut-off Date Balance	$133,100,000	$200,000,000	$249,000,000
Cut-off Date LTV Ratio	37.1%	55.7%	69.3%
Maturity Date LTV Ratio	37.1%	55.7%	69.3%
DSCR Based on Underwritten NCF	3.50x	2.33x	1.59x
Debt Yield Based on Underwritten NOI	12.2%	8.1%	6.5%

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Common Area Subdivision. The borrower, together with certain affiliates, may seek to reconfigure and reduce the Common Area Spaces and transfer a portion of the Common Area Spaces to an affiliate of the borrower or the Association to allow for the construction of one or more office buildings and associated common area improvements, to be owned in fee by an affiliate of borrower or of the Association (the “Common Area Subdivision and Release”). In connection with such transfer, the borrower and other members of the Association intend to amend the terms of the Moffett Place CCR to allow such Common Area Subdivision and Release. The Moffett Place – Building 6 Loan Combination documents permit the borrower to effectuate a Common Area Subdivision and Release subject to the satisfaction of certain terms and conditions, including, among others: (a) such subdivision and release (i) will not materially adversely interfere with any tenant’s use of its leased premises upon the Moffett Place - Building 6 Property pursuant to the terms of its lease, (ii) will not materially adversely affect the Moffett Place - Building 6 Property or its use or operation, (iii) does not violate the terms of any document or instrument relating to the Moffett Place - Building 6 Property or Common Area Spaces, including any lease, reciprocal easement agreement or the Moffett Place CCR, (iv) will not cause any portion of the Moffett Place - Building 6 Property and/or the reduced common area to be in violation of any legal requirements (including with respect to zoning and parking), and (v) does not create any liens on the Moffett Place - Building 6 Property or Common Area Spaces and (b) not less than 20 days prior to the date of the commencement of such Common Area Subdivision and Release, the borrower submits to the lender copies of all plans, specifications, permits and approvals (as well as drafts of any shared facilities, access, infrastructure or parking easements to be entered into in connection with such Common Area Subdivision and Release), each as reasonably requested by the lender. Notwithstanding the foregoing, no such Common Area Subdivision and Release will be permitted if at the time of the effectuation of such Common Area Subdivision and Release, and after giving effect thereto, in the lender’s good faith discretion, the ratio of the unpaid principal balance of the Moffett Place Building 6 Loan Combination to the value of the remaining Moffett Place - Building 6 Property is greater than 125%.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Moffett Place – Building 6 Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

Moffett Towers Buildings A, B & C
1000 Enterprise Way, 1020 Enterprise Way, and 1050 Enterprise Way
Sunnyvale, CA 94089
MOFFETT FEDERAL AIRFIELD
MOFFETT PARK
NASA
Microsoft
Google Headquarters
Intuit
Shoreline Golf Links
Lucile Packard Children's Hospital
FAIR MEADOW
CHARLESTON GARDENS
Mountain View
WHISMAN STATION
Whisman Park
Symantec
Yahoo!
Net App
Google Campus
Sunnyvale Baylands County Park
Dell
Marvel
ALVISO
Ericsson
Santa Clara Golf Club
Citrix
Levi's Stadium
California's Great America
Mission College
Broadcom
Oracle
Intel
Ericsson
Applied Materials
Broadcom
KPMG
Nvidia HQ
Renesas
Roche
AMD
Trimble Navigation
Walmart.com
Northrop Grumman
Sunnyvale Town Center
Sunnyvale
Santa Clara
CALTRAIN
VTA
AMTRAK
ACE
El Camino Hospital
Los Altos
Cupertino
Apple Future HQ
Apple Current HQ
Kaiser Permanente-Santa Clara
Agilent Technologies Headquarters
Vallco Shopping Mall
Seagate Technologies
De Anza College
Villa Shopping Center
Saratoga Square
WEST SAN JOSE
EL CAMINO REAL
W EL CAMINO REAL
CENTRAL EXPY
E HOMESTEAD RD
STEVENS CREEK BLVD
BOLLINGER RD
101
237
85
280
San Francisco
Oakland
San Jose
Mountain View
Sunnyvale
Santa Clara
Palo Alto
PACIFIC OCEAN
MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller	GSMC
Location (City/State)	Sunnyvale, California	Cut-off Date Principal Balance(3)	$53,100,000
Property Type	Office	Cut-off Date Principal Balance per SF(3)	$465.58
Size (SF)	951,498	Percentage of Initial Pool Balance	4.8%
Total Occupancy as of 1/1/2021	100.0%	Number of Related Mortgage Loans	2
Owned Occupancy as of 1/1/2021	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate	3.49000%
Appraised Value(1)(2)	$1,145,000,000	Original Term to Maturity (Months)	120
Borrower Sponsor	Jay Paul	Original Amortization Term (Months)	NAP
Property Management	Paul Holdings, Inc. d/b/a Jay Paul Company	Original Interest Only Period (Months)	120
First Payment Date	3/6/2020
Maturity Date	2/6/2030
Underwritten Revenues	$69,255,640
Underwritten Expenses	$11,194,319	Escrows(4)
Underwritten Net Operating Income (NOI)(2)	$58,061,321	Upfront	Monthly
Underwritten Net Cash Flow (NCF)(2)	$56,850,031	Taxes	$0	$282,271
Cut-off Date LTV Ratio(1)(2)(3)	38.7%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)(3)	38.7%	Replacement Reserves	$0	$15,858
DSCR Based on Underwritten NOI / NCF(2)(3)	3.70x / 3.63x	TI/LC	$53,688,909	$0
Debt Yield Based on Underwritten NOI / NCF(2)(3)	13.1% / 12.8%	Other(5)	$34,016,766	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$443,000,000	57.5%	Loan Payoff	$364,012,737	47.3%
Subordinate Loan Amount	327,000,000	42.5	Principal Equity Distribution	314,083,651	40.8
Reserves	87,705,675	11.4
Origination Costs	2,715,794	0.4
Leasing Commissions	1,482,143	0.2

Total Sources	$770,000,000	100.0%	Total Uses	$770,000,000	100.0%

(1)	Based on the “As Stabilized” portfolio value of $1,145,000,000 as of October 1, 2021. The “As Stabilized” value assumes that both Google and Comcast accept delivery at the Moffett Towers Buildings A, B & C Property (as defined below) and are paying unabated rent as of October 1, 2021. The appraisal also concluded an “As Is” portfolio appraised value of $995,000,000, which results in an LTV ratio of 44.5% for the Moffett Towers Buildings A, B & C Senior Loans (as defined below). We cannot assure you that Google and Comcast will accept delivery and commence paying rent as expected or at all.

(2)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Moffett Towers Buildings A, B &C Loan Combination (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(3)	The Moffett Towers Buildings A, B & C Loan (as defined below) is part of the Moffett Towers Buildings A, B & C Loan Combination evidenced by 21 senior pari passu notes and three subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $770.0 million. Calculated based on the aggregate outstanding principal balance of the Moffett Towers Buildings A, B & C Senior Loans and excludes Moffett Towers Buildings A, B & C Subordinate Loan (as defined below) unless otherwise specified. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.
(5)	Other reserves represent a free rent reserve ($11,268,221) and a gap rent reserve ($22,748,545).

■	The Mortgage Loan. The mortgage loan (the “Moffett Towers Buildings A, B & C Loan”) is part of a loan combination (the “Moffett Towers Buildings A, B & C Loan Combination”) with an aggregate outstanding principal balance as of the Cut-off Date of $770.0 million, which is secured by the borrower’s fee simple interest in three, eight-story Class A office buildings located in Sunnyvale, California (collectively, the “Moffett Towers Buildings A, B & C Property”). The Moffett Towers Buildings A, B & C Loan Combination is comprised of (i) a senior loan, comprised of 21 senior pari passu notes with an aggregate principal balance as of the Cut-off Date of $443.0 million (the “Moffett Towers Buildings A, B & C Senior Loans”), three of which (notes A-1-C-3, A-1-C-7, and A-1-C-10) with an aggregate outstanding principal balance as of the Cut-off Date of $53.1 million are being contributed to the Benchmark 2020-B19 trust and constitute the Moffett Towers Buildings A, B & C Loan, and (ii) three subordinate notes with an outstanding principal balance as of the Cut-off Date of $327.0 million (collectively, the “Moffett Towers Buildings A, B & C Subordinate Loans”) as detailed in the “Loan Combination” table below. The Moffett Towers Buildings A, B & C Loan Combination was co-originated by Goldman Sachs Bank USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”), and DBR Investments Co. Limited (“DBRI”). The Moffett Towers Buildings A, B & C Loan Combination has a 10-year term and will be interest-only for its entire term.

The Moffett Towers Buildings A, B & C Loan represents approximately 4.8% of the Initial Pool Balance. The Moffett Towers Buildings A, B & C Loan Combination had an initial term of 120 months and has a remaining term of 113 months as of the Cut-off Date. The scheduled maturity date of the Moffett Towers Buildings A, B & C Loan Combination is February 6, 2030. The borrower has the option to defease the $770.0 million Moffett Towers Buildings A, B & C Loan Combination in whole (and not in part) after two years after the closing date of the Benchmark 2020-B19 securitization trust. In addition, on and after the due date in March 2022, the Moffett Towers Buildings A, B & C Loan Combination may be voluntarily prepaid with a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

The Moffett Towers Buildings A, B & C Loan Combination proceeds were used to refinance the existing debt on the Moffett Towers Buildings A, B & C Property, return equity to the borrower sponsor, pay leasing commissions, fund upfront reserves and pay origination costs.

The table below summarizes the promissory notes that comprise the Moffett Towers Buildings A, B & C Loan Combination. The relationship between the holders of the Moffett Towers Buildings A, B & C Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Moffett Towers Buildings A, B & C Pari Passu-AB Loan Combination” in the Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

A-1-C-1	60,000,000	60,000,000	GSMS 2020-GC47	No
A-1-C-2	50,000,000	50,000,000	BMARK 2020-B18	No
A-1-C-3	40,000,000	40,000,000	BMARK 2020-B19	No
A-1-C-4	30,000,000	30,000,000	BMARK 2020-IG3	No
A-1-C-5	20,000,000	20,000,000	JPMDB 2020-COR7	No
A-1-C-6	20,000,000	20,000,000	BMARK 2020-B18	No
A-1-C-7	10,000,000	10,000,000	BMARK 2020-B19	No
A-1-C-8	5,000,000	5,000,000	GSMS 2020-GC47	No
A-1-C-9	5,000,000	5,000,000	BMARK 2020-B18	No
A-1-C-10	3,100,000	3,100,000	BMARK 2020-B19	No
A-1-S-1	550,000	550,000	MOFT 2020-ABC	No
A-2-C-1	50,000,000	50,000,000	BMARK 2020-IG3	No
A-2-C-2	30,000,000	30,000,000	BMARK 2020-IG2	No
A-2-C-3	10,000,000	10,000,000	BMARK 2020-B17	No
A-2-C-4	9,450,000	9,450,000	BMARK 2020-B17	No
A-2-S-1	225,000	225,000	MOFT 2020-ABC	No
A-3-C-1	50,000,000	50,000,000	BMARK 2020-B17	No
A-3-C-2	30,000,000	30,000,000	BMARK 2020-IG2	No
A-3-C-3	10,000,000	10,000,000	BMARK 2020-B17	No
A-3-C-4	9,450,000	9,450,000	BMARK 2020-IG2	No
A-3-S-1	225,000	225,000	MOFT 2020-ABC	No
Total Senior Notes	$443,000,000	$443,000,000
B-1, B-2 and B-3	327,000,000	327,000,000	MOFT 2020-ABC	Yes(1)
Total	$770,000,000	$770,000,000

(1)	The initial controlling notes are Notes B-1, B-2 and B-3, so long as no Moffett Towers Buildings A, B & C control appraisal period has occurred and is continuing. If and for so long as a Moffett Towers Buildings A, B & C control appraisal period has occurred and is continuing, then the controlling note will be the Note A-1-C-1. See “Description of the Mortgage Pool—The Loan Combinations—The Moffett Towers Buildings A, B & C Pari Passu – AB Loan Combination”. The Moffett Towers Buildings A, B & C Loan Combination will be serviced pursuant to the MOFT 2020-ABC trust and servicing agreement. For so long as no Moffett Towers Buildings A, B & C control appraisal period has occurred and is continuing, the control rights of the Moffett Towers Buildings A, B & C Subordinate Companion Notes will be exercisable by the controlling class under the MOFT 2020-ABC trust and servicing agreement.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

The capital structure for the Moffett Towers Buildings A, B & C Loan Combination is shown below:

Moffett Towers Buildings A, B & C Total Debt Capital Structure

(1)	The Moffett Towers Buildings A, B & C Loan Combination weighted average interest rate is 3.49000%.

(2)	Based on collateral square footage of the office components of 951,498 SF.

(3)	Based upon the “As Stabilized” portfolio value of $1.145 billion as determined by the appraisal as of October 1, 2021. The appraisal concluded an “As Is” value of $995.0 million as of January 3, 2020, which results in an LTV of 44.5%.

(4)	Cumulative UW NOI/NCF Debt Yield and Cumulative UW NOI/NCF DSCR are calculated based on an UW NOI and UW NCF of $58,061,321 and $56,850,031, respectively. See “—Operating History and Underwritten Cash Flow Analysis” below.

(5)	Based on the “As Stabilized” value of $1.145 billion, the Implied Borrower Sponsor Equity is $375.0 million.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

■	The Mortgaged Property. The Moffett Towers Buildings A, B & C Property consists of three, eight-story office buildings totaling 951,498 SF of Class A office space located in Sunnyvale, California. The buildings were built by the borrower sponsor in 2008. As of January 1, 2021, the Moffett Towers Buildings A, B & C Property is expected to have an UW occupancy of 100.0% and according to a third party market research report as of year-end 2019, has maintained an average historical occupancy of approximately 98.1% since 2014. The Moffett Towers Buildings A, B & C Property is a part of a larger seven-building campus known as Moffett Towers (the “Moffett Towers Campus”) which includes approximately 2.0 million SF of Class A office space, an approximately 48,207 SF amenities facility, a swimming pool, a café, an outdoor common area space and two parking structures.

The Moffett Towers Campus is 100.0% leased as of February 6, 2020 with Google leasing the entirety of Building A and Building B, four tenants leasing Building C (including Google), and Amazon leasing Buildings D, E, F and G, which are not part of the collateral. The Moffett Towers Buildings A, B & C Property features access to the amenities facility and the enclosed parking structure (the “Moffett Towers Common Area Spaces”). Use of and access to the Moffett Towers Common Area Spaces is governed by certain declaration of covenants, conditions, restrictions, easements and charges agreements (the “Moffett Towers Lot 1 CCR&Es”) made by the borrower as the sole member of the Moffett Towers Lot I Association LLC and a certain declaration of covenants, conditions, restrictions, easements and charges agreement (the “Moffett Towers Amenities Parcel CCR&E” and together with the Lot 1 CCR&E, collectively, the “Moffett Towers CCR&E”) made by the then-current members of the Moffett Towers Building H & Amenities Parcel Association LLC (each a “Moffett Towers Association” and collectively, the “Moffett Towers Associations”). The borrower is the sole member of the Moffett Towers Lot I Association LLC and the borrower and the owners of the non-collateral buildings at the Moffett Towers Campus are the members of the Moffett Towers Building H & Amenities Parcel Association LLC.

The Moffett Towers CCR&Es grant the borrower non-exclusive easement rights over the Moffett Towers Common Area Spaces. The Moffett Towers Associations are obligated to maintain insurance coverage over the Moffett Towers Common Area Spaces and are also responsible for maintenance of the Moffett Towers Common Area Spaces, subject to the terms of the leases. The Moffett Towers CCR&Es delineate shares of the voting interests in the Moffett Towers Associations based on the number of buildings at the Moffett Towers Campus, with each completed building entitled to a proportionate share of the voting interest. In the Moffett Towers Building H & Amenities Parcel Association LLC, the Moffett Towers Buildings A, B & C Property (collectively among all three buildings) is entitled to a 47.595% share of the voting interest in the applicable Moffett Towers Association as of the origination date. In the Moffett Towers Lot I Association LLC, each building is entitled to one-third share of the voting interest in the applicable Moffett Towers Association as of the loan origination date.

The largest tenant, Google (815,528 SF; 85.7% of NRA; 84.8% of Underwritten Base Rent) leases a total of 815,528 SF at the Moffett Towers Buildings A, B & C Property via three separate leases with a weighted average remaining lease term of 8.3 years as of the origination date. Google originally leased a portion of Building A via a subsidiary in 2012 and Google has since expanded, now leasing the entirety of Buildings A & B, and 57.1% of Building C. Each of Google’s leases is triple-net, features a seven-year extension option and does not include any early termination rights.

Google has executed a lease for Building B but has not yet accepted delivery or begun paying rent. Google is expected to take possession of Building B in January 2021. Additionally, the ongoing COVID-19 pandemic may delay the delivery of the remaining space that Google is expected to take in Building B, which would impact and/or delay the rent commencement date for such space. We cannot assure you if or when the space will be delivered or when Google will begin paying rent on their delivered space.

Google took possession of the initial phase of their space in Building C (96,282 SF of the total 181,196) on March 1, 2020 and took possession of the remaining space in Building C (84,914 SF of the total 181,196) on July 1, 2020.

Google, through an affiliate, has occupied the Moffett Towers Buildings A, B & C Property in some capacity since 2012 and is currently in the process of its third expansion. The Moffett Towers Buildings A, B & C Property is located just four miles east of Google’s world headquarters in Mountain View, California. Further, the Moffett Towers Buildings A, B & C Property is located across the street from the NASA-owned Moffett Naval Airfield. In 2014, Google entered into a 60-year lease of Moffett Naval Airfield, an approximate total obligation of more than $1.1 billion. Google reportedly is in the process of investing more than $200 million to renovate the airfield, including major renovations to the three hangars, and has expressed that it plans to use the facility for research, development, assembly and testing in various emerging technologies. Google also uses the facility as a private airport for its corporate planes for the founders and top executives.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

The second largest tenant, Comcast (111,707 SF; 11.7% of NRA; 12.5% of Underwritten Base Rent) leases 111,707 SF through October 31, 2027. Comcast’s lease is triple-net, includes 3.0% annual rent increases and features one five-year extension option and no early termination rights. Comcast began leasing space at the Moffett Towers Buildings A, B & C Property in 2011 via an affiliate (Plaxo, Inc.). Comcast has executed a lease extension and relocation for a total of 111,707 SF and has not yet accepted delivery or begun paying rent on the 40,296 SF of relocation space. Comcast is expected to begin paying rent on both the existing space and relocation premises in March 2021. We cannot assure you that Comcast will take occupancy and commence paying rent as expected or at all.

COVID-19 Update. As of August 13, 2020, the Moffett Towers Buildings A, B & C Property is open, however most, if not all, tenants are working remotely. On July 27, 2020, due to the COVID-19 pandemic, Google announced that it would extend its global voluntary work-from-home option through June of 2021 for roles of employees that are not needed in the office. Based on the underwritten rent roll, there are a total of 6 tenant leases at the Moffett Towers Buildings A, B & C Mortgaged Property and 4 of those tenant leases, owed rent for August 2020. Of those 4 tenant leases, 1 tenant lease, representing approximately 4% of the expected August 2020 rent collection, did not pay. Two tenants, Google and Comcast, have executed leases but had no rent due under those leases for August 2020. Google has accepted additional leased premises and Comcast is scheduled to relocate at the Moffett Towers Buildings A, B & C Mortgaged Property. Google has executed leases for Buildings B and C, representing approximately 56% of UW Base Rent. Google is expected to take possession of Building B in January 2021. Google has taken possession of its premises in Building C in 2 phases: 96,282 SF in March 2020 and 84,914 SF in July 2020. Google is expected to begin paying rent for Building B, Building C (Phase I) and Building C (Phase II) in October 2021, September 2020 and February 2021, respectively. Comcast has executed a lease extension and relocation for Building C and is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021, representing approximately 13% of UW Base Rent. Approximately 98.3% of the occupied SF paid rent for August 2020, representing 96.3% of the UW Base Rent. As of August 13, 2020, the Moffett Towers Buildings A, B & C Loan Combination is not subject to any modification or forbearance requests related to the COVID-19 pandemic.

The following table presents certain information relating to the tenants at the Moffett Towers Buildings A, B & C Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA(3)	% of GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent $ per SF(4)	Lease Expiration	Renewal / Extension Options
Google (Building B)(5)	NR / Aa2 / AA+	317,166	33.3%	$19,029,960	35.5%	$60.00	12/31/2030	1, 7-year option
Google (Building A)	NR / Aa2 / AA+	317,166	33.3	15,723,273	29.3	$49.57	6/30/2026	1, 7-year option
Google (Building C)(6)	NR / Aa2 / AA+	181,196	19.0	10,763,043	20.1	$59.40	9/30/2027	1, 7-year option
Comcast(7)	A- / A3 / A-	111,707	11.7	6,702,420	12.5	$60.00	10/31/2027	1, 5-year option
Level 10 Construction	NR / NR / NR	12,944	1.4	719,945	1.3	$55.62	2/29/2024	None
Acuitus, Inc	NR / NR / NR	11,319	1.2	720,500	1.3	$63.65	8/31/2024	None
Total / Wtd. Avg.		951,498	100.0%	$53,659,141	100.0%	$56.39
Vacant		0	0.0	0
Totals / Wtd. Avg. All Owned Tenants		951,498	100.0%	$53,659,141

(1)	Based on the underwritten rent roll dated as of January 1, 2021.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant GLA does not include each tenant’s pro-rata share of the amenities facility. The Moffett Towers Buildings A, B & C Property is part of the Moffett Towers Campus. The Moffett Towers Campus includes a certain common area amenities parcel, which is owned by the Moffett Towers Building H & Amenities Parcel Association LLC. The Moffett Towers Campus also includes a Lot 1 common area, which is owned by the Moffett Towers Lot 1 Association LLC. Building owners within the Moffett Towers Campus are members of the associations and share the right to use these areas by virtue of such membership. There is no allocation of the common area amenities to any particular building, and the common areas are not included in the collateral.
(4)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF excludes the base rent payable on each tenant’s pro-rata share of the amenities facility, with rent steps through February 28, 2021.
(5)	Google has executed a lease for Building B but has not yet accepted delivery or begun paying rent. Google is expected to take possession of Building B in January 2021. Additionally, the ongoing COVID-19 pandemic may delay the delivery of the space that Google is expected to take in Building B, which would impact and/ or delay the rent commencement date for the remaining space. We cannot assure you if or when Google will begin paying rent on their delivered space.
(6)	Google took possession of the initial phase of their space in Building C (96,282 SF of the total 181,196) on March 1, 2020 and took possession of the remaining space in Building C (84,914 SF of the total 181,196) on July 1, 2020. Google is expected to begin paying rent for Building C (Phase I) and Building C (Phase II) in September 2020 and February 2021, respectively.
(7)	Comcast has executed a lease extension and relocation for 111,707 SF. The relocation space consists of 40,296 SF and Comcast is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021. We cannot assure you that the tenant will execute a lease or occupy its space as expected or at all.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers Buildings A, B & C Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA(3)(4)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(4)(5)	% of Total UW Base Rent(5)	UW Base Rent $ per SF(4)(5)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	24,263	2.5	2.5%	1,440,445	2.7	$59.37	2
2025	0	0.0	2.5%	0	0.0	$0.00	0
2026	317,166	33.3	35.9%	15,723,273	29.3	$49.57	1
2027	292,903	30.8	66.7%	17,465,463	32.5	$59.63	2
2028	0	0.0	66.7%	0	0.0	$0.00	0
2029	0	0.0	66.7%	0	0.0	$0.00	0
2030	317,166	33.3	100.0%	19,029,960	35.5	$60.00	1
2031 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	0	NAP	NAP	NAP
Total / Wtd. Avg.	951,498	100.0%		$53,659,141	100.0%	$56.39	6

(1)	Calculated based on approximate square footage occupied by the tenants.
(2)	Based on the underwritten rent roll dated January 1, 2021.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(4)	Expiring Owned GLA does not include each tenant’s pro-rata share of the amenities facility. The Moffett Towers Campus includes a certain common area amenities parcel, which is owned by the Moffett Towers Building H & Amenities Parcel Association LLC. The Moffett Towers Campus also includes a Lot 1 common area, which is owned by the Moffett Towers Lot 1 Association LLC. Building owners within the Moffett Towers Campus are members of the associations and share the right to use these areas by virtue of such membership. There is no allocation of the common area amenities to any particular building, and the common areas are not included in the collateral.
(5)	Includes rent steps through February 28, 2021.

The following table presents certain information relating to historical occupancy at the Moffett Towers Buildings A, B & C Property:

Historical Leased %(1)

2017	2018	2019	As of 1/1/2021(2)
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated January 1, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Moffett Towers Buildings A, B & C Property:

Cash Flow Analysis(1)

	2017	2018	2019	UW(2)	UW PSF
Base Rent(3)	$31,760,276	$37,874,365	$37,993,927	$58,967,821	$61.97
Total Reimbursement Revenue	11,793,732	11,467,503	12,298,701	11,126,970	11.69
Total Other Income	0	0	0	1,302,777	1.37
Gross Revenue	$43,554,008	$49,341,867	$50,292,627	$71,397,567	$75.04
Vacancy Loss	0	0	0	(2,141,927)	(2.25)
Effective Gross Revenue	$43,554,008	$49,341,867	$50,292,627	$69,255,640	$72.79
Total Operating Expenses	12,008,858	11,771,512	12,255,535	11,194,319	11.76
Net Operating Income(4)	$31,545,149	$37,570,355	$38,037,092	$58,061,321	$61.02
Tenant Improvements	0	0	0	510,495	0.54
Leasing Commissions	0	0	0	510,495	0.54
Replacement Reserves	0	0	0	190,300	0.20
Net Cash Flow	$31,545,149	$37,570,355	$38,037,092	$56,850,031	$59.75

Occupancy	100.0%	100.0%	100.0%	100.0%
NOI Debt Yield	7.1%	8.5%	8.6%	13.1%
NCF DSCR	2.01 x	2.40 x	2.43 x	3.63 x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW cash flow based on annualized in-place rents as of January 1, 2021, with rent steps through February 28, 2021.
(3)	Base Rent includes $5,182,847 of straight line office rent steps over the lease term for investment grade tenants (Google and Comcast) and $125,834 of straight line amenities facility rent steps through February 28, 2021.
(4)	The increase in UW Net Operating Income is primarily attributable to the signing of four new leases since August 2019 and includes the straight line average of contractual rent step increments over the lease term for investment grade tenants.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

■	Appraisal. According to the appraisal, the Moffett Towers Buildings A, B & C Property has an “As Stabilized” appraised value of $1,145,000,000 as of October 1, 2021. The “As Stabilized” value assumes that both Google and Comcast accept delivery at the Moffett Towers Buildings A, B & C Property and are paying unabated rent as of October 1, 2021. The appraisal also concluded an “As Is” portfolio appraised value of $995,000,000, which results in a loan-to-value ratio of 44.5%. We cannot assure you that Google and Comcast will accept delivery and commence paying rent as expected or at all.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$1,155,000,000	N/A	4.75%
Discounted Cash Flow Approach	$1,145,000,000	6.00%	5.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated January 14, 2020, there are no recognized environmental conditions or recommendations for further action at the Moffett Towers Buildings A, B & C Property.
■	Market Overview and Competition. The Moffett Towers Buildings A, B & C Property is located in Moffett Park, in Sunnyvale, California, which is located in Silicon Valley. Moffett Park is an approximately 519-acre area comprised of office spaces and research and development buildings. Notable technology firms currently in Moffett Park include Google, Hewlett Packard, Juniper Networks, Amazon, Lockheed-Martin, Microsoft, NetApp and Rambus. The Moffett Towers Buildings A, B & C Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System station is located within approximately one mile from the Moffett Towers Campus and services the surrounding residential communities.

Per the appraisal, the Moffett Park office submarket contains 11.2 million SF and recorded an average asking rent of $67.80 PSF annually as of January 7, 2020. The submarket’s vacancy rate was noted at 3.4% and has not exceeded 7.1% since 2012. Per the appraisal, Moffett Park contains approximately 9.0 million SF of four- and five-star office properties which recorded an average asking rent of $71.64 PSF annually as of January 7, 2020. The Class A segment of the submarket features a vacancy rate of just 1.5%.

The appraisal identified five comparable office leases that had NNN base rents ranging from $50.40 to $72.00 PSF with a weighted average of $60.24 PSF. The appraisal concluded to a NNN market rent of $60.00 PSF.

The following table presents certain information relating to the primary office competition for the Moffett Towers Buildings A, B & C Property:

Competitive Set – Comparable Office Leases(1)

Location	Year Built	Stories	Tenant Name	Tenant Lease Space	Lease Date	Lease Term (Years)	Base Rent PSF
Moffett Towers Buildings A, B & C	2008	8	Various	951,498(2)	Various	Various	$56.39(2)
190 & 200 Mathilda Pl Sunnyvale, CA	2002	5	Uber Technologies, Inc.	290,926	June-20	10.5	$72.00
620 National Ave Mountain View, CA	2016	4	Google, Inc.	151,998	Dec-18	10.0	$59.40
625 N Mary Ave Sunnyvale, CA	2020	3	Proofpoint, Inc.	242,400	Nov-18	10.6	$57.60
520 Almanor Ave Sunnyvale, CA	2019	4	Nokia, Inc.	231,000	Sep-18	12.5	$50.40
221 N Mathilda Ave Sunnyvale, CA	2019	3	23andMe, Inc.	154,987	Jun-18	12.0	$60.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated January 1, 2021, with rent steps through February 28, 2021.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

■	The Borrower. The borrower is MT1 ABC LLC, a Delaware limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers Buildings A, B & C Loan Combination.

The borrower sponsor is Jay Paul and the non-recourse carveout guarantor is Paul Guarantor LLC. Founded in 1975, Jay Paul Company is a privately-held real estate firm based in San Francisco, California that concentrates on the acquisition, development and management of commercial properties throughout California with a specific focus on creating projects for technology firms. Jay Paul Company has developed over 13.0 million SF of institutional quality space including projects for Apple, Amazon, Facebook, Google, Microsoft, HP, Rambus, Nokia, Tencent and DreamWorks. Jay Paul Company owns 25 office buildings in Moffett Park, totaling nearly 7.2 million SF including Moffett Place, Moffett Gateway, Technology Corner, Moffett Towers and Moffett Towers II.

The borrower sponsor is affiliated with the borrowers of the mortgage loan identified on Annex A-1 to the Prospectus as Moffett Place – Building 6, which has a Cut-off Date Balance of $57.75 million.

■	Escrows. At loan origination, the borrower deposited approximately (i) $53,688,909 into a tenant improvement allowances and leasing commissions reserve, (ii) $11,268,221 for free rent, and (iii) $22,748,545 for gap rent.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $282,271).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $15,858 for replacement reserves.

Lease Sweep Reserve – During a Lease Sweep Period, all excess cash flow after payment of debt service, required reserves and budgeted operating expenses is required to be deposited into a lease sweep reserve until amounts on deposit equal the Lease Sweep Cap Amount. In the event that excess cash flow is not sufficient to meet the Required Minimum Monthly Lease Sweep Deposit Amount, the borrower is required to deposit such minimum required amount.

A “Required Minimum Monthly Lease Sweep Deposit Amount” means, during a Lease Sweep Period, an amount equal to (i) with respect to a Lease Sweep Period continuing due to a lease sweep trigger caused by the Google lease (Building A), $875,044.76, (ii) with respect to a Lease Sweep Period continuing due to a lease sweep trigger caused by the Google lease (Building B), $875,044.76 and (iii) with respect to a Lease Sweep Period continuing due to a lease sweep trigger caused by the Google lease (Building C), $499,910.49; provided, that, if a Lease Sweep Period is continuing due to a lease sweep trigger caused by more than one Google lease, such amounts set forth above are aggregated based on all Google leases then in a Lease Sweep Period on the due date in question (i.e., if, on a due date, one or more Lease Sweep Periods are continuing which affect all Google leases, the Required Minimum Monthly Lease Sweep Deposit Amount for such due date is $2,250,000.01).

Additionally, during the continuance of a Moffett Trigger Period other than a Lease Sweep Period, all amounts in excess of the monthly debt service payment, required reserves and budgeted operating expenses are required to be reserved in a cash collateral reserve, capped, if such Moffett Trigger Period was caused by a Low DSCR Event, at $47,574,900.

A “Moffett Trigger Period” will be continuing (i) upon an event of default under the Moffett Towers Buildings A, B & C Loan Combination until cured, (ii) upon the debt service coverage ratio as calculated in the Moffett Towers Buildings A, B & C Loan Combination documents being less than 1.15x (assuming amortization) (a “Low DSCR Event”) until the earlier of the date (a) the Moffett Towers Buildings A, B & C Property achieves a debt service coverage ratio of at least 1.15x (assuming amortization) for one calendar quarter or (b) amounts on deposit in the cash collateral reserve equal $47,574,900, or (iii) during the continuance of a Lease Sweep Period.

A “Lease Sweep Period” will be in effect upon the earliest to occur (a) of October 1, 2025 with respect to Building A or the date that is nine months prior to the date any Google Tenant (or any replacement tenant of space leased by the Google Tenant) lease expires with respect to Building B and Building C and Google Tenant (or any replacement tenant of space leased by the Google Tenant) has not given notice of its intent to renew until either the Reserve Requirement is met or a Renewal or Re-tenanting occurs, (b) the date on which the Google Tenant (or any replacement tenant of 75% or more of the space leased by the Google Tenant) surrenders, cancels or terminates or gives notice of its intent to surrender, cancel or terminate any of its leases at the Moffett Towers Buildings A, B & C Property unless a replacement lease to one or more entities (or subsidiary of such entity) that is rated investment grade by at least two of Moody’s, S&P or Fitch (an “Investment Grade Tenant”) has been entered into until either the Reserve Requirement is

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

met or a Renewal or Re-tenanting occurs, (c) the date on which the Google Tenant (or any replacement tenant of 75% or more of the space leased by the Google Tenant) ceases operating its business in 20.0% or more of the space in a building subject to its leases (the “Dark Space”) (unless such tenant ceasing to operate (1) is the Google Tenant, (2) is an Investment Grade Tenant or (3) has subleased such space to one or more Investment Grade Tenants who has accepted delivery of such space, and is paying unabated rent at a contract rate no less than the contract rate required under the applicable lease until either the Reserve Requirement is met or a Renewal or Re-tenanting occurs), (d) upon the occurrence of a default under any lease by the Google Tenant (or any replacement tenant of 75% or more of the space leased by the Google Tenant) until either such default is cured and no other default occurs for three consecutive months or the Reserve Requirement is met, (e) a bankruptcy of the Google Tenant or any parent entity under the applicable lease until the related bankruptcy proceedings have terminated and the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, and (f) the date on which the Google Tenant (or any replacement tenant of space leased by the Google Tenant) is no longer an Investment Grade Tenant until one of (1) such tenant becomes an Investment Grade Tenant again, (2) the Reserve Requirement is met or (3) a Renewal or Re-tenanting occurs.

The “Google Tenant” means the Google entity that is the tenant under the leases existing on the origination date.

A “Renewal or Re-tenanting” means the Google Tenant irrevocably renews its lease or at least 75% of the space demised under such lease has been re-tenanted pursuant to one or more leases meeting certain requirements under the mortgage loan agreement, as applicable.

A “Reserve Requirement” means funds equal to the applicable Lease Sweep Cap Amount have been deposited into the lease sweep reserve or the borrower has delivered an acceptable letter of credit in such applicable amount to the lender for such amount.

A “Lease Sweep Cap Amount” means the largest amount applicable to the Lease Sweep Periods then occurring as follows: with respect to a Lease Sweep Period continuing solely pursuant to clause (a) or (b), $45.00 per rentable square foot under the applicable lease (or if Building B has been released in accordance with the terms of the Moffett Towers Buildings A, B & C Loan Combination documents, $45.00 per rentable square foot that is leased pursuant to the applicable lease and every other lease existing at the Moffett Towers Buildings A, B & C Property with the same tenant or its affiliates, until such time as one of the remaining Google leases have been renewed or replaced, at which time, the Lease Sweep Cap Amount will revert back to $45.00 per rentable square foot under the applicable lease); with respect to a Lease Sweep Period continuing solely pursuant to clause (d), an amount equal to $35.00 per rentable square foot under the applicable lease); with respect to a Lease Sweep Period continuing pursuant to clause (c), whether or not a Lease Sweep Period pursuant to any other clause is concurrently continuing, $50.00 per rentable square foot of the dark space demised under the applicable lease; and with respect to a Lease Sweep Period continuing pursuant to a clause (f), whether or not a Lease Sweep Period pursuant to any other clause is concurrently continuing, an amount equal to $50.00 per rentable square foot under all leases with such downgraded tenant.

■	Lockbox and Cash Management. The Moffett Towers Buildings A, B & C Loan Combination is structured with a hard lockbox and in-place cash management. The borrower is required to direct all existing tenants of the Moffett Towers Buildings A, B & C Property to directly deposit all rents into an account controlled by the lender. Funds in the deposit account are required to be applied and disbursed in accordance with the Moffett Towers Buildings A, B & C Loan Combination documents. During a Moffett Trigger Period, all excess cash after payment of the monthly debt service on the Moffett Towers Buildings A, B & C Loan Combination, all required reserves and budgeted operating expenses, and certain other items in the payment waterfall described in the Moffett Towers Buildings A, B & C Loan Combination documents will be reserved as additional collateral for the Moffett Towers Buildings A, B & C Loan Combination.
■	Property Management. The Moffett Towers Buildings A, B & C Property is managed by Paul Holdings, Inc. d/b/a Jay Paul Company, the borrower sponsor, pursuant to a management agreement. Under the Moffett Towers Buildings A, B & C Loan Combination documents, the lender may require the borrower to terminate any management agreement and replace the applicable property manager if: (i) an event of default under the Moffett Towers Buildings A, B & C Loan Combination documents exists, (ii) there exists a material default by the property manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the Moffett Towers Buildings A, B & C Loan Combination documents, the borrower may, without the lender’s approval and without a Rating Agency Confirmation, terminate the management agreement and replace the manager with certain managers as set forth in the Moffett Towers Buildings A, B & C Loan Combination documents.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

■	Current Mezzanine or Subordinate Secured Indebtedness. The Moffett Towers Buildings A, B & C Subordinate Loans have an aggregate outstanding principal balance as of the Cut-off Date of $327.0 million, and accrue interest at a fixed rate of 3.49000% per annum. The Moffett Towers Buildings A, B & C Companion Loans have a 10-year term and are interest-only for the full term. For additional information, see “Description of the Mortgage Pool—The Loan Combinations—The Moffett Towers Buildings A, B & C - Pari Passu AB Loan Combination” in the Prospectus.
■	Permitted Future Mezzanine or Subordinate Indebtedness. None.
■	Release of Collateral. At any time on or after the due date in March 2022, the borrower is permitted to obtain the release of up to two (but not more than two) individual buildings that comprise the Moffett Towers Buildings A, B & C Property from the lien of the mortgage in connection with a bona fide third-party sale of such building or a transfer of such building to an affiliate for purposes of refinancing such building upon, among other conditions, (a) payment of the applicable Release Price, (b) no event of default under the Moffett Towers Buildings A, B & C Loan Combination documents is continuing, (c) after giving effect to the release, the debt service coverage ratio is no less than the greater of the debt service coverage ratio immediately prior to such release and 1.44x, (d) after giving effect to the release, the debt yield is no less than the greater of the debt yield immediately preceding such release and 7.75%, (e) after giving effect to the release, the loan to value ratio is not more than the lesser of the loan to value ratio immediately preceding such release and 70.0% and (f) delivery of customary REMIC opinions.

“Release Price” means an amount equal to (a) with respect to the release of Building A or Building C, the greater of (1) 100% of the net sales proceeds of a sale or refinance of such parcel and (2) 115% of the allocated loan amount and (b) with respect to the release of Building B, the greater of (1) 100% of the net sales proceeds of a sale or refinance of such parcel and (2) 125% of the allocated loan amount, in each case together with the payment of any accrued and unpaid interest and any applicable prepayment fee.

■	Common Area Subdivision. The borrower has the right to cause the Moffett Towers Lot I Association LLC to subdivide and release a portion of the Lot 1 Common Area in connection with the construction of another office building that may be no more than nine stories tall and contain no more than 326,666 rentable square feet so long as, among other conditions in the Moffett Towers Buildings A, B & C Loan Combination documents, such subdivision and release will not materially adversely affect the Moffett Towers Buildings A, B & C Property or its use or operation and is in compliance with the terms of other material documents related to the Moffett Towers Buildings A, B & C Property such as any leases or reciprocal easement agreements. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests” in the Prospectus.

The “Lot 1 Common Area” comprises all of the Moffett Towers Buildings A, B & C Property that makes up lot 1 of the Moffett Towers Campus, other than the three buildings that comprise the collateral for the Moffett Towers Buildings A, B & C Loan Combination. The Lot 1 Common Area includes two parking structures and certain surface parking spaces in lot 1 of the Moffett Towers Campus, together with the landscaping, sidewalks, driveways and roadways within lot 1 of the Moffett Towers Campus.

■	Terrorism Insurance. The Moffett Towers Buildings A, B & C Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Moffett Towers Buildings A, B & C Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Moffett Towers Buildings A, B & C Property until the completion of restoration or the expiration of 24 months, with a 12-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $50,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN #8: 333 SOUTH WABASH

LOAN #8: 333 SOUTH WABASH

CENTRAL LOOP
WEST LOOP
EAST LOOP
SOUTH LOOP
333 South Wabash
333 South Wabash Avenue
Chicago, IL 60604
Chicago

LOAN #8: 333 SOUTH WABASH

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Chicago, Illinois	Cut-off Date Balance(3)	$50,000,000
Property Type	Office	Cut-off Date Balance per SF(2)	$198.78
Size (SF)	1,207,380	Percentage of Initial Pool Balance	4.5%
Total Occupancy as of 8/1/2020	90.5%	Number of Related Mortgage Loans	2
Owned Occupancy as of 8/1/2020	90.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1972 / 2019	Mortgage Rate	3.53000%
Appraised Value(1)	$382,000,000	Original Term to Maturity (Months)	96
Appraisal Date	7/1/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor	Michael Shvo and Deutsche Finance America LLC	Original Interest Only Period (Months)	96
Property Management	SHVO Property Management LLC and Jones Lang LaSalle Americas (Illinois), L.P.	First Payment Date Maturity Date	10/1/2020 9/1/2028

Underwritten Revenues	$41,578,718
Underwritten Expenses	$17,347,570	Escrows(4)
Underwritten Net Operating Income (NOI)	$24,231,148	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$23,327,488	Taxes	$1,582,185	$527,395
Cut-off Date LTV Ratio(2)	62.8%	Insurance	$94,591	$47,296
Maturity Date LTV Ratio(2)	62.8%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.86x / 2.75x	TI/LC	$8,513,554	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.1% / 9.7%	Other(5)	$23,921,811	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$240,000,000	57.2%	Purchase Price(6)	$376,000,000	89.6%
Borrower Sponsor Equity	179,786,770	42.8	Upfront Reserves	34,112,141	8.1
Closing Costs	9,674,629	2.3
Total Sources	$419,786,770	100.0%	Total Uses	$419,786,770	100.0%

(1)	The Appraised Value is based on an “as-is” appraised value of $382,000,000 as of July 1, 2020.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 333 South Wabash Loan Combination (as defined below).
(3)	The Cut-off Date Balance of $50,000,000 represents the non-controlling note Tranche A-2-A, and is part of the 333 South Wabash Loan Combination (as defined below), which is evidenced by nine pari passu notes, and has an aggregate outstanding principal balance as of the Cut-off Date of $240,000,000. See “—The Mortgage Loan” below.
(4)	See “—Escrows” below.
(5)	At origination, the borrower reserved approximately $23.2 million for gap rent and rent concessions associated with Chicago Housing Authority, Akuna Capital LLC, Bright Horizons, The Northern Trust Company and Millhouse. Additionally, the borrower reserved $750,000 to be utilized in the re-tenanting of the 55 E. Jackson sublease space.
(6)	The Purchase Price includes seller credits totaling approximately $34.1 million, which was escrowed at origination, for outstanding obligations, including tenant improvements and leasing commissions, gap rent, rent concessions, and sublease rent.

■	The Mortgage Loan. The mortgage loan (the “333 South Wabash Loan”) is part of a loan combination (the “333 South Wabash Loan Combination”) consisting of nine pari passu promissory notes with an aggregate original principal balance of $240,000,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in an approximately 1.2 million SF office tower located in downtown Chicago, Illinois (the “333 South Wabash Property”).

The 333 South Wabash Loan is evidenced by the controlling note Tranche A-2-B and has an outstanding principal balance as of the Cut-off Date of $50,000,000, representing approximately 4.5% of the Initial Pool Balance. However, American International Group, Inc. (“AIG”) has been appointed as the controlling noteholder so long as certain AIG affiliates continue to hold notes aggregating at least $75,000,000 in outstanding principal balance of the 333 South Wabash Loan Combination and, accordingly, AIG will exercise control and consultation rights on behalf of the directing holder for the 333 South Wabash Loan Combination. The related pari passu companion loans, evidenced by the non-controlling notes A-1 (AGL), A-1 (AGL-Fortitude), A-1 (VALIC), A-1 (NUFI-Fortitude), A-1 (AHAC), A-1 (AHAC-Fortitude) (the “Tranche A-1 Notes”), Tranche A-2-A and Tranche A-2-C (together with Tranche A-2-B, the “Tranche A-2 Notes”), have an aggregate outstanding principal balance as of the Cut-off Date of $190,000,000.

The 333 South Wabash Loan Combination was co-originated by Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA., and American Home Assurance Company on August 12, 2020. Each note of the 333 South Wabash Loan Combination has an interest rate per annum of 3.53000%. The borrower utilized the proceeds of the 333 South Wabash Loan Combination to finance the acquisition of the 333 South Wabash Property, fund reserves and pay closing costs.

LOAN #8: 333 SOUTH WABASH

The 333 South Wabash Loan Combination had an initial term of 96 months and has a remaining term of 96 months as of the Cut-Off Date. The 333 South Wabash Loan Combination requires interest-only payments during its term; provided that, under the terms of the 333 South Wabash Loan Combination documents, principal and interest payments based on a 30-year amortization schedule may be triggered, commencing on the August 2026 payment date and the August payment date of each subsequent year, in the event that (i) net operating income (as calculated under the loan documents) for the preceding 12 calendar months does not exceed $21.0 million or (ii) the amount of aggregate SF of the 333 South Wabash Property that is subject to leases expiring in the following 36 month period exceeds 241,348 SF (an “Amortization Trigger Event”). The borrower can prevent the occurrence of an Amortization Trigger Event for 12 months by depositing cash or letter of credit in an amount equal to $4,582,500. The scheduled maturity date of the 333 South Wabash Loan Combination is September 1, 2028.

The borrower may obtain the release of the 333 South Wabash Property on or after the due date in September 2024 by defeasing the Tranche A-2 Notes and prepaying the Tranche A-1 Notes. Any such release prior to the due date in April 2028 requires a (i) prepayment of the Tranche A-1 Notes together with a premium payment equal to the greater of (x) 1% of the aggregate outstanding balance as of the prepayment date of the Tranche A-1 Notes and (y) the present value of the remaining 333 South Wabash Loan Combination debt service payments, less the aggregate outstanding balance of the Tranche A-1 Notes, each as of the prepayment date, and (ii) defeasance of the Tranche A-2 Notes with certain direct full faith and credit obligations of the United States of America of the entire outstanding balance of the Tranche A-2 Notes in accordance with the 333 South Wabash Loan Combination documents.

The table below summarizes the promissory notes that comprise the 333 South Wabash Loan Combination. The relationship between the holders of the 333 South Wabash Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Outside Serviced Loan Combinations” in the Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Tranche AGL	$75,600,000	$75,600,000	AGL(1)	No
Tranche AGL-Fortitude	$15,400,000	$15,400,000	AGL(1)	No
Tranche VALIC	$35,000,000	$35,000,000	VALIC(1)	No
Tranche A-2-A	$30,000,000	$30,000,000	GSBI(1)	No
Tranche A-2-B	$50,000,000	$50,000,000	BMARK 2020-B19	Yes(2)
Tranche A-2-C	$20,000,000	$20,000,000	DBJPM 2020-C9	No
Tranche AHAC	$8,400,000	$8,400,000	AHAC(1)	No
Tranche AHAC-Fortitude	$2,800,000	$2,800,000	AHAC(1)	No
Tranche NUFI-Fortitude	$2,800,000	$2,800,000	NUFI(1)	No
Total	$240,000,000	$240,000,000

(1)	Expected to be contributed to one or more future securitizations.
(2)	The controlling note is the 333 South Wabash note A-2-B; however, so long as certain AIG affiliates continue to hold notes aggregating at least $75,000,000 in outstanding principal balance of the 333 South Wabash Loan Combination, an AIG affiliate has been irrevocably appointed as the controlling note holder representative entitled to exercise all control rights.

■	The Mortgaged Property. The 333 South Wabash Property consists of a 45-story central business district office building totaling 1,207,380 SF located in Chicago, Illinois. The 333 South Wabash Property was built in 1972 on a 0.94-acre site, located at the intersection of South Wabash Avenue and East Van Buren Street in Chicago’s East Loop office submarket. In 2019, the prior owner completed a $167.5 million renovation and opened a new food hall, Hayden Hall, including eight quick-service restaurants plus two full-service dining experiences. Based on the underwritten rent roll dated August 1, 2020, the 333 South Wabash Property is currently 90.5% leased.

The Northern Trust Company (547,719 SF; 45.4% of NRA; 48.9% of Underwritten Base Rent) is the largest office tenant based on NRA at the 333 South Wabash Property, executing its lease in July 2017 to relocate its headquarters to the 333 South Wabash Property from the existing headquarters location at 50 South LaSalle Street, approximately a half mile west of the 333 South Wabash Property. The lease commenced on September 1, 2020 with The Northern Trust Company (“Northern Trust”) taking early occupancy of its space in phases beginning in February 2020 with an additional 56,932 SF expected to commence on two floors in 2023. Founded in Chicago in 1889, Northern Trust is a provider of wealth management, asset servicing, and banking to corporations, institutions, affluent families, and individuals. Northern Trust has a global presence with offices in 21 US states and Washington, DC, and across 22 locations in Canada, Europe, the Middle East, and the Asia-Pacific.

LOAN #8: 333 SOUTH WABASH

Chicago Housing Authority (222,141 SF; 18.4% of NRA; 17.0% of Underwritten Base Rent) is the second largest office tenant based on NRA at the 333 South Wabash Property and has occupied space in the 333 South Wabash Property since December 2006. The Chicago Housing Authority (“CHA”) is the third largest public housing agency in the nation in terms of households served and provides housing opportunities across Chicago. Through the provision of public housing apartments and the management of Housing Choice Vouchers, CHA serves more than 63,000 low-income families and individuals.

Continental Casualty Company (56,638 SF; 4.7% of NRA; 4.3% of Underwritten Base Rent) is the third largest office tenant based on NRA at the 333 South Wabash Property with the 333 South Wabash Property serving as the company’s headquarters from 1972 to 2018. Continental Casualty Company (“CNA”) is one of the largest commercial property and casualty insurance companies in the United States. CNA provides a range of standard and specialized property and casualty insurance products for businesses and professionals in the United States, Canada, and Europe.

COVID-19 Update. As of September 3, 2020, the 333 South Wabash Property is open, however most tenants have implemented a work from home policy for their employees, with a small group of employees coming to the 333 South Wabash Property daily. For July and August 2020, 98.3% and 98.3% of the occupied SF, and 97.6% and 97.6%, of the Underwritten Base Rent, respectively, were collected. As of September 3, 2020, the 333 South Wabash Loan Combination was not subject to any modification or forbearance requests.

The following table presents certain information relating to the tenants at the 333 South Wabash Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Northern Trust(3)	A+ / A2 / A+	547,719	45.4%	$11,520,244	48.9%	$21.03	8/31/2035	2, 5-10-year options
CHA(4)	NR / NR / NR	222,141	18.4	3,998,538	17.0	18.00	12/31/2037	1, 5-year option
Akuna Capital LLC(5)	NR / NR / NR	56,382	4.7	1,552,261	6.6	27.53	Various	1, 4-year option
CNA(6)	NR / NR / NR	56,638	4.7	1,020,072	4.3	18.01	11/30/2024	1, 5-year option
Hayden Hall	NR / NR / NR	26,137	2.2	1,000,000	4.2	38.26	8/31/2030	2, 5-year options
Hellmuth, Obata & Kassabaum	NR / NR / NR	27,034	2.2	875,902	3.7	32.40	1/31/2025	1, 5-year option
United Way of Metro Chicago(7)	NR / NR / NR	28,892	2.4	872,875	3.7	30.21	4/30/2028	1, 5-year option
IFF	NR / NR / NR	27,928	2.3	830,858	3.5	29.75	9/30/2030	1, 5-year option
Milhouse Engineering & Construction, Inc.(8)	NR / NR / NR	28,466	2.4	794,147	3.4	27.90	6/30/2030	1, 5-year option
Signature Office Centers, LLC(9)	NR / NR / NR	18,927	1.6	567,810	2.4	30.00	6/30/2030	1, 5-year option
Ten Largest Tenants		1,040,264	86.2%	$23,032,706	97.7%	$22.14
Remaining Tenants(10)		52,325	4.3	543,134	2.3	10.38
Vacant Space		114,791	9.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,207,380	100.0%	$23,575,841	100.0%	$21.58

(1)	Based on the underwritten rent roll dated August 1, 2020.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Northern Trust includes 56,932 SF on floors 20 and 21, commencing July 1, 2023. Northern Trust lease provides for contraction options effective on August 31, 2027, August 31, 2030, and August 31, 2032, allowing for the contraction of up to two full floors on either the bottom of the high-rise portion or any of its floors within the mid-rise portion of the 333 South Wabash Property. Each contraction option requires (i) (a) 12 months’ notice with respect to the options exercisable in 2027 and 2032 and (b) 18 months’ notice with respect to the option exercisable in 2030, and (ii) payment of a termination fee equal to the product of (x) any unamortized leasing costs, multiplied by (y) a fraction, the numerator of which is the Rentable Area of the applicable contraction space, the denominator of which is the Rentable Area of the premises, amortized at a rate of 8.0% per annum. Northern Trust has two extension options for periods of not less than five and not more than 10 years.

(4)	CHA has a one-time right to terminate its lease with respect to the entire premises effective December 31, 2031, with 18 months’ prior notice and payment of a termination fee. In addition, CHA has a free rent period until December 31, 2020 that is offset by distributions from the rent concessions reserve.
(5)	Akuna Capital LLC (“Akuna”) has 27,916 SF expiring on December 31, 2025 and 28,466 SF expiring on December 31, 2029. Akuna has a one-time right to terminate its lease with respect to the entire premises effective December 31, 2027, with prior notice on or before December 31, 2026 and payment of a termination fee. In addition, Akuna has a free rent period until December 31, 2020 that is offset by distributions from the rent concessions reserve. Akuna has one option to extend the lease on the 27,916 SF space for four years.
(6)	CNA has a one-time right to terminate its lease with respect to suite 400 (28,172 SF) effective May 31, 2023, with prior notice on or before May 31, 2022 and payment of a termination fee.
(7)	United Way of Metro Chicago has the right to terminate its lease beginning on April 30, 2023 with 12 months’ prior notice and payment of a termination fee.
(8)	Solely in the event that The Northern Trust exercises its expansion rights, the borrower has the right to terminate the lease of Milhouse Engineering & Construction, Inc. effective December 31, 2024, with prior notice on or before July 31, 2023.
(9)	Signature Office Centers, LLC has the option to terminate its lease effective June 30, 2027, with 12 months’ prior notice and payment of a termination fee.
(10)	Remaining Tenants is inclusive of 33,746 SF used as amenity space and 238 SF used as mechanical space, which has no attributable underwritten base rent.

LOAN #8: 333 SOUTH WABASH

The following table presents certain information relating to the lease rollover schedule at the 333 South Wabash Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	1,662	0.1%	0.1%	$44,043	0.2%	$26.50	1
2020	0	0.0	0.1%	0	0.0	0.00	0
2021	0	0.0	0.1%	0	0.0	0.00	0
2022	0	0.0	0.1%	0	0.0	0.00	0
2023	0	0.0	0.1%	0	0.0	0.00	0
2024	56,638	4.7	4.8%	1,020,072	4.3	18.01	2
2025	54,950	4.6	9.4%	1,713,382	7.3	31.18	2
2026	7,299	0.6	10.0%	217,691	0.9	29.82	2
2027	0	0.0	10.0%	0	0.0	0.00	0
2028	28,892	2.4	12.4%	872,875	3.7	30.21	2
2029	28,466	2.4	14.7%	714,781	3.0	25.11	1
2030	110,838	9.2	23.9%	3,474,215	14.7	31.34	6
2031 & Thereafter(3)	803,844	66.6	90.5%	15,518,782	65.8	19.31	9
Vacant	114,791	9.5	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,207,380	100.0%		$23,575,841	100.0%	$21.58	25

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll dated August 1, 2020.
(3)	2031 & Thereafter is inclusive of 33,746 SF used as amenity space and 238 SF used as mechanical space, which has no attributable underwritten base rent. This space was excluded from the # of Expiring Leases.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 333 South Wabash Property:

Cash Flow Analysis(1)

	2017	2018(2)	2019(2)	T-12 5/31/2020(2)	Underwritten(2)	Underwritten $ per SF
Base Rent(3)	$19,249,428	$14,262,067	$9,974,877	$8,526,667	$26,666,957	$22.09
Vacant Income	0	0	0	0	3,760,230	3.11
Reimbursements(4)	12,025,122	7,114,143	1,811,531	1,531,946	13,229,336	10.96
Vacancy & Credit Loss	0	0	0	0	(3,760,230)	(3.11)
Other Income(5)	1,477,249	622,862	137,677	190,143	1,682,425	1.39
Effective Gross Revenue	$32,751,800	$21,999,071	$11,924,085	$10,248,756	$41,578,718	$34.44
Total Operating Expenses	17,917,991	18,059,960	13,207,574	15,122,901	17,347,570	14.37
Net Operating Income	$14,833,810	$3,939,112	($1,283,489)	($4,874,145)	$24,231,148	$20.07
TI/LC	0	0	0	0	662,184	0.55
Capital Expenditures	0	0	0	0	241,476	0.20
Net Cash Flow	$14,833,810	$3,939,112	($1,283,489)	($4,874,145)	$23,327,488	$19.32

Occupancy	92.1%	69.2%	38.3%	90.5%(6)(7)	90.5%(6)
NOI Debt Yield	6.2%	1.6%	-0.5%	-2.0%	10.1%
NCF DSCR	1.75x	0.46x	-0.15x	-0.58x	2.75x

(1)	Certain items such as FASB13, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The decrease from 2018 Net Operating Income and Net Cash Flow to 2019 Net Operating Income and Net Cash Flow was due to the 2019 renovation and CNA vacating at the 333 South Wabash Property. The renovation included a new tenant build out for Northern Trust, which now occupies 45.4% of the net rentable SF. Northern Trust began to occupy their space in February of 2020. The increase in Underwritten Net Operating Income and Net Cash Flow from T-12 5/31/2020 Net Operating Income and Net Cash Flow is due to the recently completed $167.5 million renovation and execution of a new lease with Northern Trust Company at the 333 South Wabash Property. The 333 South Wabash Property is 90.5% leased as of August 1, 2020, compared to 38.3% leased as of December 31, 2019.
(3)	Underwritten Base Rent is based on the underwritten rent roll dated as of August 1, 2020 inclusive of the rent steps through August 2021 for investment grade tenants (CHA, CNA, and Northern Trust) through the lease term, utilizing a 7.0% discount rate ($3,091,117).
(4)	Underwritten Reimbursements include afterhours HVAC billing.
(5)	Underwritten Other Income includes parking revenue, tenant service income, telecom and storage income excluded from rent, and amenity income.
(6)	Based on the underwritten rent roll dated August 1, 2020.
(7)	The increase in occupancy between 2019 and T-12 5/31/2020 is primarily due to the new lease executed with Northern Trust.

■	Appraisal. According to the appraisal, the 333 South Wabash Property had an “as-is” appraised value of $382,000,000 as of July 1, 2020.

■	Environmental Matters. According to a Phase I environmental report, dated July 2, 2020, there are no recognized environmental conditions or recommendations for further action at the 333 South Wabash Property.

■	Market Overview and Competition. The 333 South Wabash Property is located at 333 South Wabash Avenue in Chicago, Illinois. According to a third party market research report, the 333 South Wabash Property is located within

LOAN #8: 333 SOUTH WABASH

Chicago’s Loop/central business district where there is a significant corporate and governmental presence. The 333 South Wabash Property is considered a Class A Office Building in this market whereas, the bulk of traditional office development in the subject neighborhood is Class C.

The 333 South Wabash Property is located in the East Loop submarket. During the first quarter of 2020, asking rents in the East Loop submarket declined by 0.3% to an average of $35.22, higher than eight of the metro area’s thirteen submarkets. Since the same reporting period last year, asking rents have increased by 1.7%, up from $34.63. The East Loop submarket's current asking rent levels are higher than the metro area average of $32.38, while asking rent growth in the first quarter compares unfavorably to the metro area average of 0.7%. Effective rents, which exclude the value of concessions offered to prospective tenants, declined by 0.2% during the first quarter to an average of $26.38.

A comprehensive overview of the Chicago office market suggests that the primary concentrations of competitive office space are located in the West Loop submarket, amounting to 46.4 million SF and 18.1% of the metropolitan inventory, followed by West, with a 15.7% share, and Northwest Suburbs with 15.1%. Since the beginning of the second quarter of 2010, the fastest growing area has been the West Loop submarket, adding 3.5 million SF over that period, or 29.7% of total metropolitan office completions. The East Loop submarket, one of thirteen distinct geographic concentrations within Chicago, contains 20.0 million market rate rental SF, or 7.8% of the metro area’s total inventory of office space.

The following table presents certain information relating to the primary office competition for the 333 South Wabash Property:

Competitive Set (1)

Property Name	Submarket	Building SF	Number of Stories	Year Built / Renovated	Occupancy
333 South Wabash	East Loop	1,207,380	45	1972 / 2019	90.5%
The Rookery	Central Loop	310,484	12	1888 / 2017	99.0%
161 North Clark	Central Loop	1,038,585	53	1992 / NAP	85.0%
Board of Trade	Central Loop	1,392,875	44	1930 / 2013	89.0%
180 North LaSalle Street	Central Loop	781,670	38	1971 / 1999	89.0%
AON Center	East Loop	2,737,902	83	1972 / NAP	98.0%
200 North LaSalle Street	Central Loop	629,040	30	1984 / NAP	88.0%

(1)	Source: Appraisal.

■	The Borrower. The borrower is DF 333 Wabash PropCo LLC, a Delaware limited liability company and single purpose entity with two independent directors (the “333 South Wabash Borrower”). Legal counsel to the 333 South Wabash Borrower delivered a non-consolidation opinion in connection with the origination of the 333 South Wabash Loan Combination.

The borrower sponsors and non-recourse carveout guarantors are Michael Shvo and Deutsche Finance America LLC (“DFA”). The non-recourse carveout guarantors have provided a limited non-recourse carveout guaranty that covers only certain existing litigation in which the borrower, the related borrower sponsors and several entities in the borrower’s ownership structure are defendants (the “Existing Litigation”) and, among other things, any voluntary bankruptcy as a result of such Existing Litigation. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Prospectus. Michael Shvo is the founder, chairman, and CEO of SHVO, a New York-based commercial real estate development firm with a portfolio valued at over $7 billion. DFA is the US real estate private equity platform of the Munich-based Deutsche Finance Group, a global investment management firm active since 2005 with over €6.5 billion of assets under management and investments across 49 markets as of September 2020. The partnership between SHVO and DFA has acquired seven other assets located in New York, Miami Beach, and Beverly Hills.

LOAN #8: 333 SOUTH WABASH

■	Escrows.

Tax Reserve – At origination, the borrower deposited into a real estate tax reserve approximately $1,582,185, representing 1/12 of the estimated annual real estate taxes multiplied by the number of whole or partial months that elapsed since the date one month prior to the most recent due date for the Property’s real estate taxes. On each payment date thereafter, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12 of the estimated annual real estate taxes.

Insurance Reserve – At origination, the borrower deposited into an insurance reserve $94,591, representing 1/12 of the estimated annual insurance premiums multiplied by the number of whole or partial months that elapsed since the date one month prior to the most recent policy anniversary date for each of Borrower’s insurance policies. On each payment date thereafter, the borrower is required to deposit into an insurance reserve 1/12 of estimated annual insurance premiums.

55 E. Jackson Sublease Reserve – At origination, the borrower deposited $750,000 for the purpose of re-tenanting certain space the borrower leases at a neighboring property.

Tenant Improvement Costs / Leasing Commissions Reserve – At origination, the borrower deposited $8,513,554 into a tenant improvement and leasing commissions reserve related to certain outstanding tenant improvements and leasing commissions for certain tenants, including The Northern Trust Company, Chicago Housing Authority, Akuna Capital LLC and Milhouse Engineering & Construction, Inc.

Rent Concession Reserve – At origination, the borrower deposited $23,171,811 into a rent concession reserve in connection with certain outstanding free rent, rent abatements or other rent concessions.

Cash Collateral Reserve – On each payment date following the occurrence of a Litigation Trigger Event and until the aggregate funds held by the lender in the cash collateral reserve (the “Cash Collateral Reserve Funds”) exceed $3,000,000 (the “Maximum Cash Collateral Reserve Amount”), the borrower is required to deposit the lesser of (x) $125,000 and (y) the Litigation Trigger Event Excess Cash Flow. In the event that the Litigation Trigger Event Excess Cash Flow is less than $125,000, then, on each such payment date, the borrower is required to deposit an amount equal to the excess of (a) $125,000 over (b) the amount of the Litigation Trigger Event Excess Cash Flow available to be paid to the Cash Collateral Reserve account on such payment date.

A “Litigation Trigger Event” means if a final settlement of the Existing Litigation including, among other things, either (x) a dismissal with prejudice of the Existing Litigation as it pertains to any borrower-related parties or (y) a final settlement and release of the Existing Litigation as it pertains to any borrower-related parties with the payment and performance in full of all settlement obligations is, in each instance, not received on or prior to February 12, 2022.

“Litigation Trigger Event Excess Cash Flow” all cash flow not in excess of $125,000 remaining after all prior reserve and other payments required under the loan agreement for the Loan have been paid.

Material Tenant Rollover Reserve – On each payment date following the occurrence of a Material Tenant Trigger Event, the borrower is required to deposit with the lender all Material Tenant Trigger Event Excess Cash Flow.

A “Material Tenant Trigger Event” means, among other things, (i) if a tenant leasing either individually, or with an affiliate, 20,000 or more square feet of space at the 333 South Wabash Property (a “Material Tenant”) gives written notice to the borrower of its intention to terminate or cancel its lease (a “Material Lease”) or not to extend or renew a Material Lease; (ii) if, on or prior to the date that is twelve (12) months prior to the then applicable stated expiration date under a Material Lease, a Material Tenant does not extend or renew such Material Tenant Lease on terms and conditions reasonably acceptable to the lender unless such Material Lease is a lease satisfying certain safe harbor requirements under the 333 South Wabash Loan Combination documents; (iii) if, on or prior to the date by which a Material Tenant is required under its Material Tenant Lease to notify the borrower of its election to extend or renew such Material Tenant Lease, such Material Tenant does not give such notice; (iv) subject to clause (v) below, if an event of default under a Material Tenant Lease occurs and continues beyond any applicable notice and/or cure period; (v) if a Material Tenant or any lease guarantor with respect to a Material Tenant Lease becomes a debtor under the Title 11 of the United States Code entitled “Bankruptcy,” or any other bankruptcy law, or files any other petition under applicable state or federal laws seeking protection from its creditors, or to liquidate, dissolve or take other similar action, due to insolvency; or (vi) if a Material Tenant Lease is terminated or is no longer in full force and effect.

LOAN #8: 333 SOUTH WABASH

A “Material Tenant Trigger Event Cure” means the aggregate amount of Material Tenant Trigger Event Cure Funds in the Material Tenant Rollover Reserve equals or exceeds $50.00 per SF of applicable Material Tenant space in respect of each Material Tenant for which a Material Tenant Trigger Event has occurred and is continuing.

“Material Tenant Trigger Event Cure Funds” means the aggregate amount of all funds held by Lender in the Material Tenant Rollover Reserve account collectively with all Material Tenant Trigger Event Excess Cash Flow and any interest actually earned on thereon.

■	Lockbox and Cash Management. The 333 South Wabash Loan Combination is structured with a hard lockbox and springing cash management. Under the 333 South Wabash Loan Combination documents, the borrower was required to establish and maintain a clearing account at an eligible institution in trust for the benefit of the lender, into which the borrower is required to deposit or cause to be deposited all revenues of the 333 South Wabash Property. The borrower was also required to deliver tenant direction letters instructing all tenants to deposit rents into the lender-controlled lockbox account. Funds on deposit in the clearing account are required to (x) during any Cash Management Period, be swept on a daily basis into the lender-controlled cash management account and applied and disbursed in accordance with the 333 South Wabash Loan Combination documents, first to pay servicing fees required to be paid by the borrower, tax and insurance reserves, and operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender, and is subject to certain deemed approval procedures, and subject to certain permitted operating expense deviations), in that order, then to pay amounts due under the 333 South Wabash Loan Combination, then to pay operating expense shortfalls funded by the borrower, then, during the continuance of a Material Tenant Trigger Event, the remaining amount to the Material Tenant Rollover Reserve as described above under “Escrows” (the “Material Tenant Trigger Event Excess Cash Flow”), then, during the continuance of a Litigation Trigger Event, the remaining amount (or a portion of the remaining amount not to exceed $125,000) to the Cash Collateral Reserve as described above under “Escrows” (the “Litigation Trigger Excess Cash Flow”) and finally the balance, if any, to the excess cash flow account to be held as additional collateral for the 333 South Wabash Loan Combination during the continuance of such Cash Management Period and (y) while no Cash Management Period is continuing, be swept on a daily basis into the borrower’s operating account.

A “Cash Management Period” means any period following the occurrence of a Cash Management Event and prior to the occurrence of a Return Event.

A “Cash Management Event” means each period (i) commencing upon the occurrence of an event of default under the 333 South Wabash Loan Combination documents until cured, (ii) commencing upon the occurrence of a DSCR Cash Management Event until the occurrence of a DSCR Return Event, (iii) commencing upon the occurrence of a Material Tenant Trigger Event until the occurrence of a Material Tenant Trigger Event Cure, or (iv) commencing upon the occurrence of a Litigation Trigger Event until the occurrence of a Litigation Trigger Event Cure.

A “DSCR Cash Management Event” means that, as of any date of determination from and after September 1, 2021, (i) the debt service coverage ratio on the 333 South Wabash Loan Combination is less than 1.20x (ii) (or the lender determines in its reasonable discretion, that the debt service coverage ratio will be less than 1.20x within the next twelve months based on projected net operating income).

A “DSCR Return Event” means that, as of any date of determination, (A) (i) the debt service coverage ratio is greater than or equal to 1.25x for each of the two immediately preceding consecutive calendar quarters and (ii) the lender has received reasonably satisfactory evidence that such debt service coverage ratio will be maintained for the succeeding twelve consecutive calendar months or (B) if a Cash Management Event is caused solely by a DSCR Cash Management Event, the borrower has delivered to the lender a cash deposit (a “DSCR Cash Deposit”) in an amount equal to $2,600,000 (to be released to the borrower upon request if the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters). The borrower is required to continue making the DSCR Cash Deposit on each twelve month anniversary of the date the borrower first received written notice that a DSCR Cash Management Event solely in respect of clause (ii) of the definition of “DSCR Cash Management Event” has occurred until the occurrence of a DSCR Return Event.

A “Return Event” means no event of default is then continuing and there is a Default Return Event, DSCR Return Event, Material Tenant Trigger Event Cure, or Litigation Trigger Event Cure with respect to any Cash Management Event that has occurred; provided that, no “Return Event” may occur (i) with respect to any Cash Management Event caused by an event of default (subject to waiver by the lender of such event of default in its sole and absolute discretion), or (ii) if, during the applicable Cash Management Period, any additional Cash Management Event has occurred and is continuing, or (iii) if a Cash Management Period has commenced an aggregate of three times (excluding a Cash Management Period triggered solely by a Litigation Trigger Event).

LOAN #8: 333 SOUTH WABASH

A “Default Return Event” means that the 333 South Wabash Borrower shall have cured the outstanding event of default or all of the outstanding events of default (which cure lender may accept in its sole and absolute discretion) that gave rise to the applicable Cash Management Event.

A “Litigation Trigger Event Cure” means the aggregate amount of Cash Collateral Reserve Funds in the Cash Collateral Reserve equals or exceeds the Maximum Cash Collateral Reserve Amount.

■	Property Management. The 333 South Wabash Property is currently managed by SHVO Property Management LLC, an affiliate of Michael Shvo, one of the related borrower sponsors, and sub-managed by Jones Lang LaSalle Americas (Illinois), L.P. The 333 South Wabash Property is required to be managed by a property manager and if applicable, a sub-manager, pursuant to a property management agreement, in each case approved by the lender, such approval not to be unreasonably withheld, conditioned or delayed so long as no monetary default, material non-monetary default or event of default under the 333 South Wabash Loan Combination documents then exists. The lender pre-approved (i) SHVO Property Management LLC as the initial property manager, so long as Jones Lang LaSalle America Inc. or a replacement sub-manager appointed and approved in accordance with the terms of the 333 South Wabash Loan Combination documents, is the sub-manager, and (ii) DFA or an affiliate of DFA, as a substitute or replacement property manager, if the borrower elects to replace SHVO Property Management LLC as the property manager, so long as Jones Lang LaSalle America Inc., or a substitute or replacement sub-manager appointed and approved in accordance with the terms of the 333 South Wabash Loan Combination documents, is the sub-manager. Any substitute or replacement property manager or any other change in property manager are subject to, among other things, (a) the prior written approval of the lender, not to be unreasonably withheld, conditioned or delayed so long as no monetary default, material non-monetary default or event of default under the 333 South Wabash Loan Combination documents then exists, (b) receipt by the lender of a rating agency confirmation from each applicable rating agency with respect to the replacement property manager and its replacement property management agreement, and (c) if such property manager is an affiliate of the borrower, the borrower delivers a new non-consolidation opinion with respect to such property manager and the related property management agreement reasonably acceptable to the lender.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 333 South Wabash Property, plus rental loss and/or business interruption coverage, for the longer of (a) 18 months or (b) the period of time it would take to rebuild the 333 South Wabash Property and a 6-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

LOAN #9: 1633 Broadway

LOAN #9: 1633 Broadway

Floor	Tenant
48	New Mountain Capital, LLC
47	New Mountain Capital, LLC
46	Allianz Asset Management of America L.P.
45	Allianz Asset Management of America L.P.
44	Allianz Asset Management of America L.P.
43	Allianz Asset Management of America L.P.
42	Allianz Asset Management of America L.P.
41	Allianz Asset Management of America L.P.
40	Charter Communications Holding
39	Charter Communications Holding
38	MongoDB, Inc
37	MongoDB, Inc
36	Travel Leaders Group, LLC
35	Travel Leaders Group, LLC
34	Mechanical
33	Morgan Stanley & Co
32	Sullivan & Worcester LLP
31	Vedder Price PC
30	Morgan Stanley & Co
29	Morgan Stanley & Co
28	Industrial and Commercial Bank of China
27	Morgan Stanley & Co
26	Morgan Stanley & Co
25	Gannett Co., Inc.
24	Assured Guaranty Municipal
23	Assured Guaranty Municipal
22	Kasowitz Benson Torres
21	Kasowitz Benson Torres
20	Kasowitz Benson Torres
19	Kasowitz Benson Torres
18	Paramount Group, Inc. Industrial and Commercial Bank of China
17	Showtime Networks Inc.
16	Showtime Networks Inc.
15	Showtime Networks Inc.
14	Showtime Networks Inc.
13	Showtime Networks Inc.
12	Mechanical
11	WMG Acquisition Corp
10	WMG Acquisition Corp
9	WMG Acquisition Corp
8	WMG Acquisition Corp
7	WMG Acquisition Corp
6	Extreme Reach Inc
5	Extreme Reach Inc
4	WMG Acquisition Corp
3	Bleacher Report
2	Bleacher Report
Ground	Princi Bakery TD Bank Azalea Restaurant Equinox Gateway News Property Management Office
Concourse Theater	U T Associates Thespian Theatre Inc.
Storage	
Parking	

Vacant

LOAN #9: 1633 Broadway

1633 Broadway
1633 Broadway
New York, NY 10019
New York
MANHATTAN
BROOKLYN
MIDTOWN
TIMES SQUARE
W 58TH STREET
W 57TH STREET
W 56TH STREET
W 55TH STREET
W 54TH STREET
W 53RD STREET
W 52ND STREET
W 51ST STREET
W 50TH STREET
W 49TH STREET
W 48TH STREET
W 47TH STREET
W 46TH STREET
W 45TH STREET
W 44TH STREET
W 43RD STREET
EIGHTH AVENUE
BROADWAY
SEVENTH AVENUE
SIXTH AVENUE
NINTH AVENUE
Museum Of Arts And Design
240 Central Park South
220 Central Park South
200 Central Park South
Essex House Apartment Hotel
Hearst Tower
Three Columbus Circle
Nordstrom Mens Store NYC
Central Park Tower
Nordstrom
The Osborne
Fisk Building
Symphony House
The Argonaut Building
Carnegie Mews
888 Seventh
Carnegie Hall
Metropolitan Tower
Carnegie House
1745 Broadway
1740 Broad
Park Central NY Hotel
City Spire
NY City Center
Wellington Hotel
Claridge's Apartments
250 W 55th
La Premiere
Courtyard Hotel
Woodward Hotel
1710 Broadway
Wyoming Apts
Ziegfeld Theater
1345 Sixth
Actor's Theatre
The Metro
Metropolitan Transportation Authority
The Marc
Ed Sullivan Theatre
1700 Broadway
The Alden
825 Seventh
1325 Sixth
New York Hilton Hotel
Museum of Modern Art (MOMA)
St Benedict Moor Church
Manhattan School
888 Eighth
1675 Broadway
810 Seventh
Earle Building
Sheraton New York Hotel & Towers
Calyon Building
CBS Building
The Ellington
Alvin Theatre
Novotel Hotel
Times Square Church
Sheraton City Square Inn
Post Office
Hampton Inn
787 Seventh
Equitable Life Assurance Society
Sperry Rand Building
Polyclinic Apartments
Long Acre House
Capitol Apts
Gershwin Theatre
1650
Winter Garden Theatre
Michelangelo Hotel
American Management Association
Time & Life Building
Radio City Music Hall
Two Worldwide Plaza
One Worldwide Plaza
Amsterdam Court
Brill Building
Ambassador Theatre
750 Seventh
745 Seventh
1251 Sixth
RCA Building
Elmsford Apts
Belvedere Hotel
Hilton Garden Inn
Eugene O'Neill Theater
Walter Kerr Theater
Crown Plaza Hotel
1600 Broad
McGraw-Hill Building
1230 Sixth
PS 17
The Biltmore
Longacre Theatre
Barrymore Theatre
Morgan Stanley
Renaissance Hotel
Celanese Building
1212 Sixth
Hotel Rin Plaza
Hotel Edison
W Hotel
Paramount Hotel
DoubleTree Guest Suites
Embassy Theatre
J.P. Stevens Company Tower
1180 Sixth
St Luke's Lutheran
Park View Hotel
Richard Rodgers Theatre
Music Box Theatre
Marriot Marquis
1540 Broadway
Lyceum Theatre
1177 Sixth
1166 Sixth
Davenport Theatre
Film Center Building
Comfort Inn
Al Hirschfeld Theatre
Row Nyc
Booth Theatre
Broadhurst Theatre
Shubert Theatre
PlayStation Theater
1530 Broadway
120 W 45th
1155 Sixth
Belasco Theatre
Algonquin Hotel
Intercontinental
Hakkasan
Second Stage
St James
Helen Hayes
Times Square Hotel
229 W 43rd
Paramount Building
1500 Broadway
The Town Hall
1133 Sixth
Hippodrome Building

LOAN #9: 1633 Broadway

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC, GACC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(3)		$45,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)		$390.78
Size (SF)	2,561,512	Percentage of Initial Pool Balance		4.1%
Total Occupancy as of 10/31/2019(1)	98.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/31/2019(1)	98.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1972 / 2013	Mortgage Rate		2.99000%
Appraised Value(1)	$2,400,000,000	Original Term to Maturity (Months)		120
Borrower Sponsor	Paramount Group Operating Partnership LP	Original Amortization Term (Months)		NAP
Property Management	Paramount Group Property-Asset Management LLC	Original Interest Only Period (Months)		120
		First Payment Date		1/6/2020
		Maturity Date		12/6/2029
Underwritten Revenues	$190,585,947
Underwritten Expenses	$71,435,784	Escrows(4)
Underwritten Net Operating Income (NOI) (1)	$119,150,163		Upfront	Monthly
Underwritten Net Cash Flow (NCF) (1)	$116,677,727	Taxes	$0	$0
Cut-off Date LTV Ratio(1)(2)	41.7%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	41.7%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1) (2)	3.93x / 3.84x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1) (2)	11.9% / 11.7%	Other(5)	$36,389,727	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$1,001,000,000	80.1%	Loan Payoff	$1,052,884,467	84.2%
Subordinate Loan Amount	249,000,000	19.9	Principal Equity Distribution	139,885,652	11.2
			Reserves	36,389,727	2.9
			Closing Costs	20,840,154	1.7

Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

(1)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 1633 Broadway Loan Combination was underwritten, based on such prior information. See “Risk Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(2)	Calculated based on the aggregate outstanding principal balance of the 1633 Broadway Senior Loans (as defined below) and excludes the 1633 Broadway Subordinate Loans (as defined below) unless otherwise specified. See “—The Mortgage Loan” below.

(3)	The 1633 Broadway Loan consists of the senior pari passu non-controlling notes A-1-C-4-A and A-2-C-4-B, and is part of the 1633 Broadway Loan Combination, evidenced by 40 senior pari passu notes and four subordinate notes, with an aggregate outstanding principal balance as of the Cut-Off Date of $1,250,000,000. For additional information, see “—The Mortgage Loan” below.
(4)	See “—Escrows” below.
(5)	Other reserve represents unfunded obligations related to multiple tenants. See “—Escrows” below

■	The Mortgage Loan. The mortgage loan (the “1633 Broadway Loan”) is part of a loan combination (the “1633 Broadway Loan Combination”) consisting of 40 senior pari passu promissory notes with an aggregate original and outstanding principal balance of $1,001,000,000 as of the Cut-off Date (the “1633 Broadway Senior Loans”) and four subordinate pari passu notes with an aggregate original and outstanding principal balance of $249,000,000 as of the Cut-off Date (the “1633 Broadway Subordinate Loans”). The 1633 Broadway Loan Combination has an aggregate original and outstanding principal balance of $1,250,000,000 as of the Cut-off Date and is secured by a first mortgage encumbering the borrowers’ fee simple interest in an office building in New York, New York (the “1633 Broadway Property”). The 1633 Broadway Loan, which will be included in the Benchmark 2020-B19 trust, is evidenced by the senior pari passu non-controlling notes A-1-C-4-A and A-2-C-4-B, and has an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 4.1% of the Initial Pool Balance.

The 1633 Broadway Loan Combination was co-originated by Goldman Sachs Bank USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”), DBR Investments Co. Limited (“DBRI”) and Wells Fargo Bank, National Association (“WFB”) on November 25, 2019. The 1633 Broadway Loan Combination has an interest rate of 2.99000% per annum. The borrowers utilized the proceeds of the 1633 Broadway Loan Combination to refinance existing debt on the 1633 Broadway Property, fund reserves, pay origination costs and return equity to the borrower sponsor.

The 1633 Broadway Loan Combination had an initial term of 120 months and has a remaining term of 111 months as of the Cut-off Date. The 1633 Broadway Loan Combination requires interest-only payments during its term. The scheduled maturity date of the 1633 Broadway Loan Combination is the due date in December 2029. Voluntary prepayment of the 1633 Broadway Loan is permitted on or after the due date in June 2029. At any time after the earlier to occur of (i) November 25, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last note of the 1633 Broadway Loan Combination is deposited, the 1633 Broadway Loan Combination may be defeased in whole (or in part) with direct, non-callable obligations of the United States of America.

LOAN #9: 1633 Broadway

The table below summarizes the promissory notes that comprise the 1633 Broadway Loan Combination. The relationship between the holders of the 1633 Broadway Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The 1633 Broadway Pari-Passu AB Loan Combination” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1-S-1	$250,000	$250,000	BWAY 2019-1633 (GSBI)	No
A-1-C-1	50,000,000	50,000,000	CGCMT 2020-GC46 (GSBI)	No(1)
A-1-C-2	45,000,000	45,000,000	GSMS 2020-GC45 (GSBI)	No
A-1-C-3	45,000,000	45,000,000	GSMS 2020-GC47 (GSBI)	No
A-1-C-4-A	30,000,000	30,000,000	BMARK 2020-B19 (GSBI)	No
A-1-C-4-B	10,000,000	10,000,000	JPMDB 2020-COR7 (GSBI)	No
A-1-C-5	32,500,000	32,500,000	CGCMT 2020-GC46 (GSBI)	No
A-1-C-6	20,000,000	20,000,000	GSMS 2020-GC47 (GSBI)	No
A-1-C-7	17,500,000	17,500,000	BMARK 2020-IG3 (GSBI)	No
A-2-S-1	250,000	250,000	BWAY 2019-1633 (DBRI)	No
A-2-C-1-A	27,500,000	27,500,000	CGCMT 2020-GC46 (DBRI)	No
A-2-C-1-B	22,500,000	22,500,000	BMARK 2020-B16 (DBRI)	No
A-2-C-2-A	30,000,000	30,000,000	BMARK 2020-IG2 (DBRI)	No
A-2-C-2-B	20,000,000	20,000,000	JPMDB 2020-COR7 (DBRI)	No
A-2-C-3-A	20,000,000	20,000,000	DBJPM 2020-C9 (DBRI)	No
A-2-C-3-B	15,000,000	15,000,000	BMARK 2020-IG1 (DBRI)	No
A-2-C-4-A	10,000,000	10,000,000	BMARK 2020-IG3 (DBRI)	No
A-2-C-4-B	15,000,000	15,000,000	BMARK 2020-B19 (DBRI)	No
A-2-C-4-C	10,000,000	10,000,000	DBJPM 2020-C9 (DBRI)	No
A-2-C-4-D	10,000,000	10,000,000	DBJPM 2020-C9 (DBRI)	No
A-2-C-5	15,000,000	15,000,000	GSMS 2020-GC45 (DBRI)	No
A-2-C-6	35,000,000	35,000,000	BMARK 2020-B18 (DBRI)	No
A-2-C-7	20,000,000	20,000,000	BMARK 2020-IG3 (DBRI)	No
A-3-S-1	250,000	250,000	BWAY 2019-1633 (JPMCB)	No
A-3-C-1-A	27,850,000	27,850,000	BMARK 2020-B18 (JPMCB)	No
A-3-C-1-B	22,500,000	22,500,000	BMARK 2020-B16 (JPMCB)	No
A-3-C-2	49,650,000	49,650,000	BMARK 2020-IG1 (JPMCB)	No
A-3-C-3	40,000,000	40,000,000	BMARK 2020-IG2 (JPMCB)	No
A-3-C-4	32,500,000	32,500,000	BMARK 2020-IG3 (JPMCB)	No
A-3-C-5	30,000,000	30,000,000	BMARK 2020-B17 (JPMCB)	No
A-3-C-6	20,000,000	20,000,000	BMARK 2020-B17 (JPMCB)	No
A-3-C-7	27,500,000	27,500,000	JPMDB 2020-COR7 (JPMCB)	No
A-4-S-1	250,000	250,000	BWAY 2019-1633 (WFB)	No
A-4-C-1	50,000,000	50,000,000	BANK 2020-BNK25 (WFB)	No
A-4-C-2	50,000,000	50,000,000	BANK 2020-BNK25 (WFB)	No
A-4-C-3	40,000,000	40,000,000	BANK 2020-BNK27 (WFB)	No
A-4-C-4	40,000,000	40,000,000	WFCM 2020-C55 (WFB)	No
A-4-C-5	30,000,000	30,000,000	WFCM 2020-C55 (WFB)	No
A-4-C-6	20,000,000	20,000,000	BANK 2020-BNK26 (WFB)	No
A-4-C-7	20,000,000	20,000,000	BANK 2020-BNK26 (WFB)	No
Total Senior Notes	$1,001,000,000	$1,001,000,000
B-1	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-2	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-3	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-4	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
Total	$1,250,000,000	$1,250,000,000

(1)	During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling note. See “Description of the Mortgage Pool—The Loan Combinations—The 1633 Broadway Pari-Passu AB Loan Combination” in the Prospectus.

LOAN #9: 1633 Broadway

The capital structure for the 1633 Broadway Loan Combination is shown below:

1633 Broadway Loan Combination Capital Structure

(1)	The 1633 Broadway Loan Combination interest rate is 2.99000%.
(2)	Based on the appraised value of $2.40 billion.
(3)	Cumulative UW NOI Debt Yield and Cumulative UW NCF DSCR are calculated based on an UW NOI and UW NCF of $119,150,163 and $116,677,727, respectively. See “Cash Flow Analysis” below.
(4)	Based on the appraised value of $2.40 billion, the Implied Borrower Sponsor Equity is $1.15 billion.

■	The Mortgaged Property. The 1633 Broadway Property is an approximately 2.6 million SF, 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 SF (the Gershwin Theatre and Circle in the Square Theatre) and storage space comprising 18,384 SF.

The 1633 Broadway Property is located on a 90,400 SF parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230 million in tenant improvements and leasing commissions since 2010. Going forward, the borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the Retail Cube. Such renovations are not required by the 1633 Broadway Loan Combination documents, and have not been reserved for. We cannot assure you that such renovation will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 SF and was 98.4% leased as of October 31, 2019. The 1633 Broadway Property office component is currently 100.0% leased to 18 tenants. The retail space within the 1633 Broadway Property totals approximately 80,000 SF of net rentable area and is anchored by Equinox (25,458 SF) through February 2040. Approximately 94.3% of the underwritten rent is from office tenants.

LOAN #9: 1633 Broadway

The largest tenant based on underwritten base rent, Allianz Asset Management of America L.P. (“Allianz”) (12.5% of NRA; 15.7% of underwritten base rent), occupies 320,911 SF. Allianz occupies six suites with leases expiring in January 2031. Allianz is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz.

The second largest tenant based on underwritten base rent, Morgan Stanley & Co (“Morgan Stanley”) (10.2% of NRA; 11.1% of underwritten base rent), occupies 260,829 SF of office space. Morgan Stanley occupies five suites with leases expiring in March 2032. Morgan Stanley, a financial holding company, provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. Morgan Stanley operates through three segments: Institutional Securities, Wealth Management and Investment Management.

The third largest tenant based on underwritten base rent, WMG Acquisition Corp (“Warner Music Group”) (11.5% of NRA; 10.4% of underwritten base rent), occupies 293,888 SF of office space. Warner Music Group is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is the U. T. Associates of the Gershwin Theatre (“Gershwin Theatre”), which is notable for hosting Wicked since 2003. The Gershwin theatre contains three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre, where Thespian Theatre, Inc. is the tenant, known as the Circle in the Square, which comprises approximately 800 seats and 34,570 SF and currently hosts the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. Thespian Theatre, Inc. currently pays a total contract rent of $864,250, or $25.00 per SF through September 2021.

The parking component within the 1633 Broadway Property consists of 250-space parking garage across three levels below grade and comprises 64,158 SF. The space is currently leased to ABM Parking Services, Inc., a parking garage operator, which has leased the space through July 2026. The operator is responsible for a contract rent of approximately $2.39 million, or $9,560 per space, which is anticipated to increase by 1.50% per annum throughout the remainder of the lease.

COVID-19 Update. As of August 28, 2020, the 1633 Broadway Property is open, however all retail tenants and the two theaters are closed and most, if not all, office tenants are working remotely. For July and August 2020, 89.5% and 89.5% of the occupied SF, respectively, and 93.6% and 93.6%, of the Underwritten Base Rent, respectively, were collected. One of those tenants, representing approximately 8% of underwritten base rent, paid reduced rent and has signed an amendment for reduced rent through year end 2020. The difference between the underwritten contractual rent per the original lease and the reduced rent pursuant to the signed amendment is required to be repaid over a 36-month period beginning on January 1, 2021 at an imputed interest rate of 3.75% (from April 1, 2020) on the amount of rent deferred. As of August 28, 2020, the 1633 Broadway Loan Combination is not subject to any modification or forbearance requests.

LOAN #9: 1633 Broadway

The following table presents certain information relating to the tenants at the 1633 Broadway Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Allianz(3)	AA- / Aa3 / AA	320,911	12.5%	$26,527,064	15.7%	$82.66	1/31/2031	5 or 10-year terms; 15 years max in aggregate
Morgan Stanley(4)	A / A3 / BBB+	260,829	10.2	18,677,050	11.1	$71.61	3/31/2032	2, 5-year or 1, 10-year option
WMG Acquisition Corp(5)	NR / NR / NR	293,888	11.5	17,520,179	10.4	$59.62	7/31/2029	1, 5 or 10-year option
Showtime Networks Inc	BBB / Baa2 / BBB	261,196	10.2	14,438,861	8.6	$55.28	1/31/2026	1, 5 or 10-year option
Kasowitz Benson Torres(6)	NR / NR / NR	203,394	7.9	13,830,452	8.2	$68.00	3/31/2037	2, 5-year options
New Mountain Capital, LLC(7)	NR / NR / NR	108,374	4.2	9,320,164	5.5	$86.00	10/15/2035	1, 5-year option
Charter Communications Holding	NR / Ba2 / BB+	106,176	4.1	8,918,784	5.3	$84.00	12/15/2025	None
MongoDB, Inc.	NR / NR / NR	106,230	4.1	8,073,480	4.8	$76.00	12/31/2029	1, 5-year option
Travel Leaders Group, LLC	NR / NR / B+	107,205	4.2	7,994,846	4.7	$74.58	12/31/2033	1, 5-year option
Assured Guaranty Municipal	NR / NR / A	103,838	4.1	7,256,550	4.3	$69.88	2/28/2032	1, 5-year option
Total / Wtd. Avg.		1,872,041	73.1%	$132,557,430	78.5%	$70.81
Remaining Owned Tenants		649,710	25.4	36,213,171	21.5	$55.74
Vacant Spaces (Owned Space)		39,761	1.6	NAP	NAP	NAP
Totals / Wtd. Avg. All Owned Tenants		2,561,512	100.0%	$168,770,601	100.0%	$66.93

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrowers’ owned space. Does not include non-owned anchors or outparcels.
(3)	Allianz subleases 20,600 SF of suite 4600 (totaling 54,118 SF) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 SF of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 per SF through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease.
(4)	Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.
(5)	WMG Acquisition Corp subleases 3,815 SF of suite 0400 (totaling 36,854 SF) to Cooper Investment Partners LLC at a base rent of $58.37 per SF on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease.

(6)	Kasowitz Benson Torres subleases a collective 32,487 SF of Suite 2200 (totaling 50,718 SF) to three tenants. Delcath Systems, Inc. subleases 6,877 SF and pays a rent of $68.50 per SF through February 28, 2021; Avalonbay Communities subleases 12,145 SF through October 31, 2026 and pays a current rent of $74.00 per SF; Cresa New York subleases 13,195 SF and pays a rent of $65.00 per SF through April 30, 2021. Kasowitz Benson Torres has the right to terminate all or any portion of one full floor of the premises located on the uppermost or lowermost floors, effective as of March 31, 2024, upon notice by March 31, 2023. Underwritten base rent is based on the contractual rent under the prime lease.

(7)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. New Mountain Capital, LLC is expected to take occupancy in the second quarter of 2020 and is expected to begin paying rent in October 2020. We cannot assure you that it will take occupancy or begin paying rent as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the 1633 Broadway Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	9,482	0.4%	0.4%	$638,145	0.4%	$67.30	10
2020	960	0.0	0.4%	28,800	0.0	$30.00	2
2021	34,570	1.3	1.8%	864,250	0.5	$25.00	2
2022	116,337	4.5	6.3%	2,813,374	1.7	$24.18	4
2023	38,550	1.5	7.8%	1,299,854	0.8	$33.72	2
2024	51,276	2.0	9.8%	4,666,116	2.8	$91.00	1
2025	106,176	4.1	14.0%	8,918,784	5.3	$84.00	1
2026	435,474	17.0	31.0%	24,289,491	14.4	$55.78	4
2027	55,247	2.2	33.1%	4,584,436	2.7	$82.98	2
2028	90,001	3.5	36.6%	6,043,229	3.6	$67.15	2
2029	399,717	15.6	52.2%	25,579,624	15.2	$63.99	3
2030	0	0.0	52.2%	0	0.0	$0.00	0
2031 & Thereafter	1,183,961	46.2	98.4%	89,044,498	52.8	$75.21	10
Vacant	39,761	1.6	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	2,561,512	100.0%		$168,770,601	100.0%	$66.93	43

(1)	Calculated based on approximate square footage occupied by the tenants.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent as of October 31, 2019.

LOAN #9: 1633 Broadway

The following table presents certain information relating to historical occupancy at the 1633 Broadway Property:

Historical Leased %(1)

2016	2017	2018	As of 10/31/2019(2)
86.3%	95.4%	95.4%	98.4%

(1)	As provided by the borrowers and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(1)	Based on the underwritten rent roll dated October 31, 2019.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1633 Broadway Property:

Cash Flow Analysis(1)

	2016		2017		2018		TTM 9/30/2019		TTM 5/31/2020		Underwritten		Underwritten $ per SF
Base Rent(2)	$141,156,682		$143,219,431		$160,621,035		$161,646,240		$164,097,000		$168,770,601		$65.89
Credit Tenant Rent Steps(3)	0		0		0		0		0		7,558,579		2.95
Potential Income from Vacant Space	0		0		0		0		0		2,879,875		1.12
Reimbursements	9,150,315		11,228,307		13,952,510		16,874,074		17,589,000		15,267,588		5.96
Gross Potential Rent	$150,306,997		$154,447,738		$174,573,545		$178,520,314		$181,686,000		$194,476,643		$75.92
Other Income(4)	5,692,549		5,017,065		4,645,691		4,240,034		2,761,000		4,279,853		1.67
Concessions	0		0		0		0		0		0		0.00
Vacancy & Credit Loss	(309,756)		0		0		0		0		(8,170,549)		(3.19)
Effective Gross Income	$155,689,790		$159,464,803		$179,219,236		$182,760,348		$184,447,000		$190,585,947		$74.40

Real Estate Taxes	$35,413,254		$38,391,946		$41,366,170		$43,693,114		$45,484,000		$45,478,153		$17.75
Insurance	1,061,417		908,564		1,009,544		1,082,131		1,170,000		1,069,190		0.42
Management Fee	2,507,162		2,981,306		3,149,432		3,287,347		3,413,000		1,000,000		0.39
Other Operating Expenses	22,886,571		22,992,980		24,595,640		23,888,441		23,554,000		23,888,441		9.33
Total Operating Expenses	$61,868,404		$65,274,796		$70,120,786		$71,951,033		$73,621,000		$71,435,784		$27.89

Net Operating Income	$93,821,386		$94,190,007		$109,098,450		$110,809,315		$110,826,000		$119,150,163		$46.52
TI/LC	0		0		0		0		0		2,011,364		0.79
Capital Expenditures	0		0		0		0		0		461,072		0.18
Net Cash Flow	$93,821,386		$94,190,007		$109,098,450		$110,809,315		$110,826,000		$116,677,727		$45.55

Occupancy	86.3%		95.4%		95.4%		98.4%		98.4%		98.4%
NOI Debt Yield	9.4%		9.4%		10.9%		11.1%		11.1%		11.9%
NCF DSCR	3.09	x	3.10	x	3.60	x	3.65	x	3.65	x	3.84	x

(1)	Non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent reflects annualized in-place rents as of October 31, 2019 ($167,497,806), with contractual rent steps through November 30, 2020 ($1,272,795).
(3)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).
(4)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.

■	Appraisal. According to the appraisal, the 1633 Broadway Property had an “as-is” appraised value of $2,400,000,000 as of October 24, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$2,450,000,000	N/A	4.50%
Discounted Cash Flow Approach	$2,400,000,000	5.75%	4.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated October 30, 2019, there are no recognized environmental conditions or recommendations for further action at the 1633 Broadway Property, other than the development and implementation of an asbestos operations and maintenance program.

LOAN #9: 1633 Broadway

■	Market Overview and Competition. The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a commercial corridor that produces approximately 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million SF, a vacancy rate of 5.4% and an average asking rent of $66.21 PSF. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million SF, a vacancy rate of 5.9% and an average asking rent of $79.25 PSF.

The following table presents certain information relating to the primary office competition for the 1633 Broadway Property:

Competitive Set – Comparable Office Leases(1)

Location	Total GLA (SF)	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent per SF	Lease Type
1633 Broadway New York, NY	2,561,512
1155 Avenue of the Americas New York, NY	752,996	BKD, LLC	September 2019 / 162 Mos.	20,899	$77.00	MG
1 Rockefeller Plaza New York, NY	603,397	Veteran Advisers, Inc.	September 2019 / 92 Mos.	2,552	$83.50	MG
1675 Broadway New York, NY	878,321	Davis & Gilbert LLP	August 2019 / 192 Mos.	85,852	$72.00	MG
142 West 57th Street New York, NY	255,586	Wedbush Securities Inc.	August 2019 / 130 Mos.	15,626	$65.00	MG
1251 Avenue of the Americas New York, NY	2,364,000	IHI Americas, Inc	July 2019 / 124 Mos.	9,438	$70.50	MG
1345 Avenue of the Americas New York, NY	1,998,994	Global Infrastructure Partners	June 2019 / 204 Mos.	84,856	$89.50	MG
810 Seventh Avenue New York, NY	765,000	Colonial Consulting LLC	May 2019 / 150 Mos.	17,320	$71.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	Greenhill & Company	May 2019 / 183 Mos.	77,622	$91.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	AIG - American International Group, Inc.	April 2019 / 198 Mos.	320,237	$97.13	MG
1700 Broadway New York, NY	625,000	Excel Sports Management, LLC	April 2019 / 91 Mos.	17,078	$79.00	MG
1325 Avenue of the Americas New York, NY	808,998	Dominus Capital, L.P.	March 2019 / 126 Mos.	9,361	$75.00	MG
1290 Avenue of the Americas New York, NY	2,113,000	Linklaters, LLP	March 2019 / 193 Mos.	90,508	$84.00	MG
1177 Avenue of the Americas New York, NY	1,000,000	Mill Point Capital	January 2019 / 126 Mos.	11,644	$87.00	MG
1700 Broadway New York, NY	625,000	M. Arthur Gensler, Jr. & Associates, Inc.	January 2019 / 119 Mos.	13,237	$71.00	MG
114 West 47th Street New York, NY	658,000	IFM Investments	October 2018 / 180 Mos.	18,000	$68.00	MG

(1)	Source: Appraisal.

LOAN #9: 1633 Broadway

The following table presents certain information relating to the primary retail competition for the 1633 Broadway Property:

Competitive Set – Comparable Retail Leases(1)

Location	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent per SF	Lease Type
1633 Broadway New York, NY
1740 Broadway New York, NY	Sweetgreen	Q2 2019 / 127 Mos.	2,706	$215.00	MG
1700 Broadway New York, NY	Confidential Restaurant	Q1 2019 / 150 Mos.	1,914	$235.11	MG
1290 Sixth Avenue New York, NY	Just Salad	Q1 2019 / 120 Mos.	1,795	$255.00	MG
1865 Broadway New York, NY	Target	Q4 2018 / 134 Mos.	Grd. Fl. 1,546 LL 20,125 Sub LL 13,930	$735.16 $100.00 $50.00	MG
1619 Broadway New York, NY	CVS	Q4 2018 / 186 Mos.	Grd. Fl. 4,299 LL 2,577 2nd Fl. 12,164	$531.80 $75.00 $125.00	MG
129 West 52nd New York, NY	Bulldozer Restaurant Group	Q4 2018 / 180 Mos.	5,200	$150.00	MG
120 West 55th New York, NY	Quality Branded	Q4 2018 / 120 Mos.	Grd. Fl. 6,500 LL 2,500	$175.00 $25.00	MG
850 Eighth Avenue New York, NY	Dunkin Donuts	Q2 2018 / 120 Mos.	Grd. Fl. 850 LL 250	$411.18 $30.00	MG
1674 Broadway New York, NY	Flash Dancers	Q2 2018 / 120 Mos.	1,800	$375.00	MG
1360 Avenue of the Americas New York, NY	Bank of America	Q1 2018 / 120 Mos.	1,346	$350.00	MG
1695 Broadway New York, NY	Hen Penny Chicken	Q4 2017 / 120 Mos.	Grd. Fl. 1,250 LL 1,000	$297.00 $25.00	MG
787 Seventh Avenue New York, NY	Citibank	Q3 2017 / 120 Mos.	3,874	$283.94	MG

(1)	Source: Appraisal.

■	The Borrowers. At the time of origination of the 1633 Broadway Loan Combination, PGREF I 1633 Broadway Land, L.P. owned the 1633 Broadway Property entirely in fee and also ground leased the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease were pledged as collateral, in addition to the fee interest in the 1633 Broadway Property); however, effective May 26, 2020, such ground lease was eliminated (such that collateral for the 1633 Broadway Loan Combination consists entirely of the fee interest in the 1633 Broadway Property) and PGREF I 1633 Broadway Land, L.P. transferred undivided tenant-in-common interests in the 1633 Broadway Property to each of the additional tenant-in-common borrowers. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Loan Combination. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Loan Combination.

The borrower sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 91.0% general partner of the borrower sponsor, is a real estate investment trust that owns and/or manages a 13.4 million SF portfolio of 18 Class A office and retail buildings in New York, Washington, D.C., and San Francisco as of December 31, 2019. Paramount Group, Inc. has a New York portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street.

LOAN #9: 1633 Broadway

■	Escrows. On the loan origination date, the borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations consisting of (a) $24,105,228 for certain outstanding tenant improvements, (b) $804,393 for certain outstanding leasing commissions and (c) $15,480,107 for certain outstanding free rent. Subsequently, the borrowers substituted a letter of credit for the cash on reserve in such reserve account. The current letter of credit has been reduced to $10,203,088.

On each due date during the continuance of a 1633 Broadway Trigger Period, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related 1633 Broadway Loan Combination documents; (ii) a tenant improvement and leasing commission reserve in an amount equal to $213,459.33 (capped at $5,123,024); and (iii) a capital expenditure reserve in an amount equal to $42,691.87 (capped at $1,024,604.80).

A “1633 Broadway Trigger Period” will be continuing (i) commencing when the debt yield (as calculated under the 1633 Broadway Loan Combination documents), determined as of the last day of each of two consecutive fiscal quarters, is less than 5.75%, until the debt yield (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters thereafter, is at least 5.75%, and (ii) commencing upon the borrowers’ failure to deliver annual, quarterly or monthly financial reports as and when required under the 1633 Broadway Loan Combination documents and concluding when such reports are delivered and indicate that no other 1633 Broadway Trigger Period is ongoing.

Provided no 1633 Broadway Loan Combination event of default is continuing, the borrowers have the right to avoid the commencement, or terminate the continuance, of a 1633 Broadway Trigger Period by delivering to the lender additional collateral in the form of a guaranty, letter of credit and/or cash that is reasonably acceptable to the lender and that would, when subtracted from the then-outstanding principal balance of the 1633 Broadway Loan Combination, result in a debt yield (as calculated under the 1633 Broadway Loan Combination documents) equal to or greater than 5.75%.

■	Lockbox and Cash Management. The 1633 Broadway Loan Combination is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant at the 1633 Broadway Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the 1633 Broadway Property and all other money received by the borrowers or the property manager with respect to the 1633 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a 1633 Broadway Trigger Period or an event of default under the 1633 Broadway Loan Combination, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no 1633 Broadway Trigger Period or event of default under the 1633 Broadway Loan Combination is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a 1633 Broadway Trigger Period or, at the lender’s discretion, during an event of default under the 1633 Broadway Loan Combination, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the 1633 Broadway Loan Combination.

LOAN #9: 1633 Broadway

■	Property Management. The 1633 Broadway Property is currently managed by Paramount Group Property-Asset Management LLC pursuant to a management agreement. Under the 1633 Broadway Loan Combination documents, the 1633 Broadway Property is required to be managed by (i) Paramount Group Property-Asset Management LLC or Paramount Group Property-Asset Management TRS LLC, (ii) any management company that is an affiliate of the borrower sponsor, (iii) any reputable management company that has, for at least five years prior to its engagement as property manager, managed at least five Class A office properties, and at the time of its engagement as property manager, manages at least 7,500,000 leasable square feet of Class A office space, and is not the subject of a bankruptcy or similar event, or (iv) any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been delivered. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the borrowers (or selected by the lender in the event of an event of default under the 1633 Broadway Loan Combination or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the 1633 Broadway Loan Combination, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy, or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. On or after November 25, 2020, the owner of the direct or indirect equity interests of the borrowers is permitted to incur mezzanine debt secured by a pledge of direct or indirect equity interests in the borrowers, provided that certain conditions set forth in the 1633 Broadway Loan Combination documents are satisfied, including, without limitation: (i) the loan-to-value ratio (as calculated under the 1633 Broadway Loan Combination documents and taking into account the mezzanine loan and the 1633 Broadway Loan Combination) is no greater than 52.08%, (ii) the debt service coverage ratio (as calculated under the 1633 Broadway Loan Combination documents and taking into account the mezzanine loan and the 1633 Broadway Loan Combination) is at least 3.08x, (iii) the debt yield (as calculated under the 1633 Broadway Loan Combination documents and taking into account the mezzanine loan and the 1633 Broadway Loan Combination) is at least 9.35%, (iv) the execution of a subordination and intercreditor agreement that is reasonably acceptable to the lender, and (v) receipt of a rating agency confirmation. The 1633 Broadway permitted mezzanine loan may bear a floating rate of interest (subject to an interest rate cap agreement with a “reasonable strike price”), and may alternately take the form of debt-like preferred equity.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the 1633 Broadway Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the 1633 Broadway Property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOAN #10: USAA PLANO

LOAN #10: USAA PLANO

LOAN #10: USAA PLANO

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
USAA Plano
5543 Legacy Drive
Plano, TX 75024
Frisco
The Colony
Plano
DALLAS/FORT WORTH INTERNATIONAL AIRPORT
Collin Community College-Frisco
Plantation Golf Club
Baylor Scott & White Medical Center - Centennial
Omni Hotel Frisco
Baylor Scott & White Medical Center - Frisco
Stonebriar Country Club
The Centre At Preston Ridge
South Frisco
Embassy Suites Dallas Frisco Hotel Conv. Center
Stonebriar Centre
Preston Village
Plano Crossing
Preston Creek
Headquarters Village
The Westin Stonebriar Hotel & Golf Club
Liberty Mutual Insurance
Hilton Dallas Plano Granite Park
Fannie Mae
Rent-A-Center
Mcafee
Intuit
Alliance Data
PepsiCo
Capital One
JP Morgan Chase
FedEx Office
Legacy West
Toyota Motor Corp.
JcPenney
The Shops at Legacy
nThrive
Children's Medical Center Plano
Keurig Dr Pepper Group
Bank of America
Frito-Lay
Yum!
Ericsson
Hewlett Packard
Russell Creek Park
Heritage Yards
Carpenter Park Recreation Center
Castle Hills Marketplace
Cinemark
Texas Health Presbyterian Hospital
The Clubs Of Prestonwood - The Hills
Lakes At Castle Hills
Gleneagles Queen Course
The Shops At Willow Bend
Park West Plaza
UPS Corp
Securus Technologies
Steeplechase Park
The Medical Center Of Plano
Baylor Scott & White Medical Center - Plano
The Arbors On Preston Road
Frankford Crossing
Preston Plaza
Preston Trail Golf Club
University of Texas At Dallas
DNT
PGBT
121
LEBANON RD
LEGACY DR
MAIN ST
MCDERMOTT RD
HEDGCOXE RD
COIT RD
INDEPENDENCE PKY
W SPRING CREEK PKWY
WINDHAVEN PKY
PLANO PKY
PARKER RD
PRESTON RD
W PARK BLVD
MIDWAY RD
Denton
Mckinney
Lewisville
Allen
Plano
Hebron
Carrollton
Flower Mound
Addison
Richardson
Southlake
Grapevine
Farmers Branch
Garland
University Park
Bedford
Irving
Sunnyvale
Fort Worth
Dallas
Mesquite
Grand Prairie
Arlington
Benbrook
Duncanville
Mansfield
Desoto
Lancaster
Cleburne
Waxahachie

LOAN #10: USAA PLANO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Plano, Texas	Cut-off Date Principal Balance(2)	$38,600,000
Property Type	Office	Cut-off Date Principal Balance per SF(3)	$275.78
Size (SF)	230,621	Percentage of Initial Pool Balance	3.5%
Total Occupancy as of 9/1/2020(1)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2020(1)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2012 / NAP	Mortgage Rate	3.62400%
Appraised Value(1)	$119,900,000	Original Term to Maturity (Months)	120
Borrower Sponsor	USRA Institutional Net Lease Fund III, LLC	Original Amortization Term (Months)	NAP
Property Management	Tenant Managed	Original Interest Only Period (Months)	120
First Payment Date	10/6/2020
Final ARD	9/6/2030
Final Maturity Date	8/6/2031
Underwritten Revenues	$ 6,908,279
Underwritten Expenses	$209,748	Escrows(4)
Underwritten Net Operating Income (NOI)	$6,698,530	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,643,181	Taxes	$0	$0
Cut-off Date LTV Ratio(1) (2)	53.0%	Insurance	$0	$0
ARD LTV Ratio(1) (2)	53.0%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	2.87x / 2.84x	TI/LC	$8,187,045.50	$0
Debt Yield Based on Underwritten NOI / NCF(3)	10.5% / 10.4%	Other(5)	$1,223,318.45	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$63,600,000	54.5%	Purchase Price	$107,000,000	91.7%
Principal New Cash Contribution	53,139,754	45.5%	Upfront Reserves	9,410,364	8.1
			Origination Costs	329,390	0.3
Total Sources	$116,739,754	100.0%	Total Uses	$116,739,754	100.0%

(1)	Based on the “Hypothetical Market Value - Accelerated Occupancy” value of $119,900,000 as of August 2, 2020. The “Hypothetical Market Value - Accelerated Occupancy” valuation assumes the contractual occupancy of USAA of the entire USAA Plano Property occurs as of the date of the valuation in August 2020, which is contrary to the actual lease terms as described under “—The Mortgaged Property” below. Thus, this premise reflects a hypothetical condition. The appraisal also concluded an “As Is” appraised value of $99,200,000, which results in a Cut-off Date LTV Ratio of 64.1% and an ARD LTV Ratio of 64.1%. We cannot assure you that USAA will take occupancy and commence paying rent as expected or at all. See “—Appraisal” below.

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the USAA Plano Loan Combination (as defined below).

(3)	The Cut-off Date Principal Balance of $38,600,000 represents the controlling note A-1 of the $63,600,000 USAA Plano Loan Combination, which is evidenced by two pari passu notes. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

(5)	Other reserves represent a free rent reserve ($266,667.67) and a gap rent reserve ($956,650.78).

■	The Mortgage Loan. The mortgage loan (the “USAA Plano Loan”) is part of a loan combination (the “USAA Plano Loan Combination”) consisting of two pari passu notes with an outstanding aggregate principal balance of $63,600,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 230,621 SF office building located in Plano, Texas (the “USAA Plano Property”). The USAA Plano Loan has an outstanding principal balance as of the Cut-off Date of $38,600,000 and represents approximately 3.5% of the Initial Pool Balance. Pursuant to an executed lease, the USAA Plano Property is expected to be 100.0% occupied by United Services Automobile Association (“USAA” or the “Tenant”) from January 2022. The USAA Plano Loan is structured with an Anticipated Repayment Date (“ARD”) of 120 months from closing and a final maturity date of August 6, 2031. After the ARD, the coupon will increase (i) by 300 basis points, (ii) to 6.45% or (iii) the 1-year Swap Rate as of the ARD, plus 292 basis points (whichever of (i) through (iii) is greater)), and all excess cash flow will be applied to repayment of the outstanding principal balance of the USAA Plano Loan.

The USAA Plano Loan was originated by Goldman Sachs Bank USA on August 31, 2020. The USAA Plano Loan Combination has an interest rate per annum of (i) prior to the ARD, 3.62400% (the “Initial Interest Rate”) and (ii) from and after the ARD (the “ARD Period”), the greater of (1) the sum of (a) the Initial Interest Rate and (b) 300 basis points, (2) 6.45%, and (3) the sum of (x) the rate for U.S. dollar swaps with a 1-year maturity as of the ARD and (y) 292 basis points. The borrower utilized the proceeds of the USAA Plano Loan along with seller credits and borrower sponsor equity to finance the borrower sponsor’s acquisition of the USAA Plano Property, fund upfront reserves and pay closing costs. The loan amount represents 59.4% of the borrower sponsor’s net purchase price of $107.0 million. Seller credits are provided to bridge to 100.0% occupancy by USAA.

The USAA Plano Loan had an initial term of 120 months to the ARD and has a remaining term of 120 months as of the Cut-off Date. The stated maturity date is the due date in August 2031 (the “USAA Plano Stated Maturity Date”). The USAA Plano Loan requires interest-only payments during its term until the ARD. During the ARD Period, all cash flow in excess of the monthly debt service payment, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the USAA Plano Loan.

LOAN #10: USAA PLANO

The USAA Plano Loan may be voluntarily prepaid in whole (but not in part) on or after the due date in September 2021. Any voluntary prepayments prior to the due date in June 2030 require a yield maintenance premium, which may be no less than 1% of the amount prepaid.

The table below summarizes the promissory notes that comprise the USAA Plano Loan Combination. The relationship between the holders of the USAA Plano Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$38,600,000	$38,600,000	BMARK 2020 B19	Yes
Note A-2	25,000,000	25,000,000	GSBI[1]	No
Total Senior Notes	$63,600,000	$63,600,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The USAA Plano Property is a 230,621 SF four story office space located in Plano, Texas approximately 20 miles from downtown Dallas. The USAA Plano Property features an on-site conference center, cafeteria and dining area, fitness center with a basketball and tennis court, car charging stations, mini-golf course, and Class A finishes throughout. As of August 2, 2020, the USAA Plano Property is leased to two tenants, USAA (125,000 SF / 54.2% NRA) and nThrive (105,621 SF / 45.8% NRA). nThrive is expected to vacate the USAA Plano Property in full by the end of 2021. Additionally, USAA has executed a lease for 105,621 SF that is currently occupied by nThrive at the USAA Plano Property. USAA has executed a lease (the “USAA Lease”) for 100.0% of the USAA Plano Property, commencing in phases. The Phase I space (floors 2 and 3) of 125,000 SF had a commencement date of January 2020. This space was subject to a nine-month free rent period, and USAA is expected to commence paying rent on this space in October 2020. USAA is expected to take occupancy of the Phase II (floor 1) and Phase III (floor 4) space in July and September 2021. We cannot assure you that USAA will execute take possession of or begin paying rent on its space as expected or at all.

USAA was founded in 1922 and is a financial services and insurance provider based in Texas with subsidiaries offering banking, investing, and insurance to people and families that serve, or served, in the United States military. With over 35,000 employees and 13.0 million members, USAA posted a profit of $2.4 billion in 2019 and entered the Fortune 100.

nThrive, previously known as MedAssets, is a revenue cycle management company that acts as a comprehensive Patient-to-Payment resource in health care. nThrive has approximately 3,000 employees.

The following table presents certain information relating to USAA, which is the sole tenant at the USAA Plano Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
USAA(3)	NR / Aa1 / AA	230,621	100.0%	$6,021,976	100.0%	$26.11	7/31/2031	2, 5-year options
Totals / Wtd. Avg.		230,621	100.0%	$6,021,976	100.0%	$26.11

(1)	Based on the underwritten rent roll dated September 1, 2020.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	USAA currently occupies 125,000 SF of the USAA Plano Property (Phase I space - floors 2 and 3) of 125,000 SF had a commencement date of January 2020. This space was subject to a nine-month free rent period, and USAA is expected to commence paying rent on this space in October 2020. USAA is expected to take occupancy of the Phase II (floor 1) and Phase III (floor 4) spaces in July and September 2021, respectively, and is expected to commence paying rent for the Phase II and Phase III space in January 2022. We cannot assure you that USAA will take possession of or begin paying rent on its space as expected or at all.

LOAN #10: USAA PLANO

The following table presents certain information relating to the lease rollover schedule at the USAA Plano Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0	0	0.0	0.00	0
2021	0	0.0	0.0	0	0.0	0.00	0
2022	0	0.0	0.0	0	0.0	0.00	0
2023	0	0.0	0.0	0	0.0	0.00	0
2024	0	0.0	0.0	0	0.0	0.00	0
2025	0	0.0	0.0	0	0.0	0.00	0
2026	0	0.0	0.0	0	0.0	0.00	0
2027	0	0.0	0.0	0	0.0	0.00	0
2028	0	0.0	0.0	0	0.0	0.00	0
2029	0	0.0	0.0	0	0.0	0.00	0
2030 & Thereafter	230,621	100.0	100.0	6,021,976	100.0	26.11	1
Vacant	0	0.0	100.0	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	230,621	100.0%	100.0%	$6,021,976	100.0%	$26.11	1

(1)	Calculated based on approximate square footage occupied by the sole tenant; assumes the contractual occupancy of USAA of the entire USAA Plano Property occurs as of the date of the underwritten rent roll, September 1, 2020, which is contrary to the actual lease terms as described under “—The Mortgaged Property” above.

The following table presents certain information relating to historical occupancy at the USAA Plano Property:

Historical Leased %(1)

As of 9/1/2020(2)
100.0%

(1)	Historical leasing information is not available as the USAA Plano Property was recently acquired at origination.

(2)	Based on the underwritten rent roll dated September 1, 2020.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the performance and the Underwritten Net Cash Flow at the USAA Plano Property:

Cash Flow Analysis(1)

	Underwritten(2)		Underwritten $ per SF
Base Rental Revenue	$6,021,976		$26.11
Contractual Rent Steps	856,190		3.71
Total Reimbursement Revenue	207,248		0.90
Gross Revenue	7,085,414		30.72
Vacancy Loss	177,135		0.77
Effective Gross Revenue	$6,908,279		$29.96

Total Operating Expenses	209,748		0.91

Net Operating Income	$6,698,530		$29.05

Replacement Reserves	55,349		0.24
Net Cash Flow	$6,643,181		$28.81

Occupancy(3)	100.0%
NOI Debt Yield	10.5%
NCF DSCR	2.84	x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flows are treated with USAA as the sole tenant based on contractual rents as of September 1, 2020 and contractual rent steps through September 30, 2021.

(3)	Accelerated occupancy as of September 1, 2020 per the underwritten rent roll and appraisal as described under “—Appraisal” below.

LOAN #10: USAA PLANO

■	Appraisal. According to the appraisal, the USAA Plano Property had an “As Is” appraised value of $99,200,000 as of August 2, 2020. The appraisal also provided a “Prospective Market Value Upon Stabilization” of $119,900,000 as of January 1, 2022, which value assumes that (i) the USAA occupies 100.0% of the USAA Plano Property, (ii) all tenant improvements have been completed and (iii) USAA pays full rent. The appraisal also provided a “Hypothetical Market Value - Accelerated Occupancy” of $119,900,000 as of August 2, 2020, which value assumes the contractual occupancy of USAA of the entire USAA Plano Property occurs as of the date of the valuation in August 2020, which is contrary to the actual lease terms as described under “—The Mortgage Property” above. Thus, this premise reflects a hypothetical condition. The appraisal also provided a “Hypothetical Market Value Go Dark” of $67,200,000 as of August 2, 2020, which results in an loan-to-value ratio of 94.6%.
Location	Appraisal Approach	Value[1]	Discount Rate	Capitalization Rate[2]
Plano, Texas	Direct Capitalization Approach	$117,000,000	N/A	5.25%

(1)	Represents the rounded as-stabilized value derived from the direct capitalization method.
(2)	Represents the terminal cap rate derived from the direct capitalization method.
■	Environmental Matters. According to a Phase I environmental report, dated August 10, 2020, there are no recognized environmental conditions or recommendations for further action at the USAA Plano Property.

■	COVID-19 Update. As of September 1, 2020 the USAA Plano Property is open and 98% of USAA’s employees across the company are working from home. USAA has executed a lease for 100.0% of the USAA Plano Property, commencing in phases. The Phase I space (floors 2 and 3) of 125,000 SF had a commencement date of January 2020. This space is subject to a 9-month free rent period, and USAA is expected to commence paying rent on this space in October 2020. USAA is expected to take occupancy of the Phase II (floor 1) and Phase III (floor 4) space in July and September 2021. We cannot assure you that USAA will execute take possession of or begin paying rent on its space as expected or at all. As of September 1, 2020, USAA Plano Loan is not subject to any modification or forbearance requests.

■	Market Overview and Competition. The USAA Plano Property is located in the Upper Tollway/West Plano submarket and approximately 20 miles north of downtown Dallas, Texas. According to residential development projections by the city’s planning department, population is projected to grow to 310,000 by 2040. According to the U.S. Census Bureau, the median household income of Plano is $88,578. The four largest job industries are management and business, sales and office, and service industries. The unemployment rate in Plano for fiscal year 2019 remained at 3.0%. Upper Tollway/West Plano serves as a corporate hub for Toyota's North American headquarters and is a regional location for Liberty Mutual, AmerisourceBergen, JPMorgan Chase, and USAA. Companies located here have access to a deep and well-educated labor pool. According to the U.S. Census Bureau, 58% of Plano residents have a bachelor’s degree or higher.

■	The Borrower. The borrower is US2A Property LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the USAA Plano Loan. The non-recourse carveout guarantor under the USAA Plano Loan is USRA Net Lease III Capital Corp., provided that it is controlled by USRA Institutional Net Lease Fund III, LLC (“USRA”).

The borrower sponsor is USRA, which was founded in 1989 and is a single-tenant real estate and asset management firm. As of August 2020, USRA’s current portfolio exceeds $3 billion of investments, including assets for USRA’s own account, institutional investors, corporate clients, and private families. USRA’s principals have acquired more than $3 billion of single-tenant assets ranging from individual properties to large portfolios involving numerous properties leased to a single tenant. USRA owns or manages over 1,500 net leased properties across almost every state. As of March 31, 2020, USRA Net Lease III Capital Corp had a net worth of approximately $167.8 million, and liquidity of approximately $175.9 million, inclusive of approximately $168.0 million of uncalled capital. Total capital commitments to the fund (called plus uncalled) equal $348.6 million. The fund is closed-end, and the fundraising period ended in 2017.

LOAN #10: USAA PLANO

■	Escrows. At origination, the borrower funded (i) an unfunded obligations reserve, covering gap rent, free rent and tenant improvements in connection with the USAA Lease, in an amount equal to $9,410,364 and (ii) an nThrive lease letter of credit, covering the aggregate amount of all rent remaining due under the nThrive lease, in an amount equal to $3,983,876.

Provided no USAA Plano Loan Combination event of default is continuing, on each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless (i) in the case of taxes, the USAA is paying or contesting the taxes, and (ii) in the case of insurance premiums, the USAA, the borrower or the guarantor is paying the insurance premiums.

On each due date during a USAA Plano Trigger Period (as defined below), the borrower is required to fund (i) a tenant improvement and leasing commission reserve in an amount equal to $28,827.63 and (ii) a capital expenditure reserve in the amount equal to $4,804.60.

“USAA Plano Trigger Period” means, at any time prior to the ARD, (a) any period during the continuance of (i) an event of default by the borrower under the USAA Lease beyond any applicable grace or cure period, which (in the lender’s reasonable opinion) is reasonably expected to lead to the termination of the USAA Lease in its entirety, (ii) a bankruptcy or similar insolvency proceeding of USAA, unless the USAA Lease has been affirmed in such proceeding, or (iii) a USAA Plano Tenant Vacancy Period (as defined below), (b) the period commencing on July 31, 2030 if the USAA has not delivered written notice to exercise its renewal option under its lease prior to such date and (c) each period commencing when the net operating income (as calculated under the USAA Plano Loan Combination documents and excluding any net operating income attributable to the nThrive lease), determined as of the first day of any fiscal quarter, is less than $5,084,962.65, and ending when the net operating income (as calculated under the loan documents and excluding any net operating income attributable to the nThrive lease), determined as of the first day of each of two consecutive fiscal quarters, is at least $5,084,962.65, or (d) each period commencing upon the borrower’s failure to deliver required annual, quarterly or monthly financial reports and ending when such reports are delivered and indicate that no other USAA Plano Trigger Period is ongoing.

“USAA Plano Tenant Vacancy Period” means any period (a) during the continuance of which (i) 50% or more of the leasable square footage at the USAA Plano Property is vacant or is no longer occupied by USAA or (ii) 50% or more of the leasable square footage is not in regular ongoing use pursuant to the USAA Lease, as reasonably determined by the lender, in each case under clauses (i) and (ii), for more than (x) 90 consecutive days or (y) 150 days in any 12 month period (other than (A) a temporary vacancy for permitted repair, restorations or alterations (including initial tenant improvements to be performed by the USAA pursuant to the terms of the USAA Lease), (B) space that is subleased to an investment grade tenant that is in occupancy and open for business, subject to each of (A) and (D) of this clause, (C) on or before January 2022, space demised under the nThrive lease that becomes vacant or that is no longer in regular ongoing use in the ordinary course prior to the occupancy of such space by USAA, or (D) a temporary vacancy occurring prior to January 2022 as a result of closures mandated in connection with the COVID-19 pandemic) and (b)(i) during the continuance of which USAA is downgraded to below investment grade by at least two of Moody’s, Fitch and S&P (or one of those rating agencies if USAA is only rated by one or two of those rating agencies), or (ii) if USAA is not rated by Moody’s, Fitch or S&P, commencing when the ratio of USAA’s total debt to EBITDA (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is greater than 4.0 to 1, and ending when USAA’s total debt to EBITDA (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is 4.0 to 1 or less.

LOAN #10: USAA PLANO

■	Lockbox and Cash Management. The USAA Plano Loan Combination is structured with a hard lockbox and in place cash management. The borrower was required to deliver a tenant direction letter instructing the USAA and nThrive to deposit rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the USAA Plano Property and all other money received by the borrower or the property manager with respect to the USAA Plano Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within one business day following receipt. On each business day, all funds in the lockbox account are required to be swept into the cash management account.

For so long as no USAA Plano Trigger Period, ARD Period or event of default under the USAA Plano Loan Combination documents is continuing, all amounts in the cash management account in excess of the aggregate amount required to be paid to or reserved with the lender on the next monthly due date are required to be swept into a borrower- controlled operating account on each business day. During the continuance of a USAA Plano Trigger Period or, at the lender’s discretion, during an event of default under the USAA Plano Loan Combination documents, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to (i) be remitted into the borrower-controlled operating account (and the borrower will be entitled to distribute the same to its equityholders) if (a) no event of default under the USAA Plano Loan Combination documents is continuing, (b) USAA Plano Trigger Period is continuing solely as a result of a USAA Plano Tenant Vacancy Period, (c) USAA is timely paying all rent under its lease, and (d) the amount in the tenant improvement and leasing commission reserve and the excess cash flow reserve is equal to or greater than an amount equal to (x) $30.00 multiplied by (y) the number of square feet demised under the USAA Lease that is no longer in regular use, has been vacated or for which USAA ceases to occupy, or (ii) otherwise, be reserved as additional collateral for the USAA Plano Loan Combination documents. Additionally, during the continuance of an event of default under the USAA Plano Loan Combination, the lender may apply funds on deposit in the cash management account in such order of priority as it may determine.

During the ARD Period, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the USAA Plano Loan.

■	Property Management. The USAA Plano Property is currently managed by USAA. Under the USAA Plano Loan documents, the USAA Plano Property is required to be managed by USAA, any other management company approved by the lender or a property manager engaged by USAA pursuant to its lease. The lender has the right to replace, or to require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the USAA Plano Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the USAA Plano Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under any management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Current Mezzanine or Subordinate Secured Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower, the guarantor or USAA is required to maintain terrorism insurance in an amount equal to the full replacement cost of the USAA Plano Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOAN #11: PROSPER PORTFOLIO

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	13		Loan Seller		GACC
Location (City/State)(1)	Various / Various		Cut-off Date Balance		$37,300,000
Property Type(1)	Office		Cut-off Date Balance per SF(5)		$196.64
Size (SF)	189,683		Percentage of Initial Pool Balance		3.4%
Total Occupancy(2)	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy(2)	100.0%		Type of Security		Fee Simple
Year Built / Latest Renovation(1)	Various / Various		Mortgage Rate		3.44400%
Appraised Value(1)(3)	$62,343,750		Original Term to Maturity (Months)		120
Appraisal Date(3)	7/15/2020		Original Amortization Term (Months)		NAP
Borrower Sponsors(4)	Jay B. Levy and Rex K. Reynolds		Original Interest Only Period (Months)		120
Property Management	L & R Property Management, LLC		First Payment Date		10/6/2020
			Maturity Date		9/6/2030

Underwritten Revenues	$4,141,728
Underwritten Expenses	$654,896		Escrows
Underwritten Net Operating Income (NOI)	$3,486,832			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,261,109		Taxes(6)	$59,843	$22,546
Cut-off Date LTV Ratio(5)	59.8%		Insurance	$0	$0
Maturity Date LTV Ratio(5)	59.8%		Replacement(7)	$0	$3,003
DSCR Based on Underwritten NOI / NCF(5)	2.68x / 2.50x		TI/LC(8)	$0	$15,807
Debt Yield Based on Underwritten NOI / NCF(5)	9.3% / 8.7%		Other(9)	$88,562	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination	$37,300,000	100.0%	Loan Payoff	$29,948,832	80.3%
			Acquisition Price	5,833,989	15.6
			Closing Costs	1,222,009	3.3
			Reserves	148,406	0.4
			Return of Equity	146,764	0.4
Total Sources	$37,300,000	100.0%	Total Uses	$37,300,000	100.0%

(1)	See the “Prosper Portfolio Summary” chart below for the Location (City/State), Property Type, Year Built / Latest Renovation and Appraised Values of the individual Prosper Portfolio properties.
(2)	Total Occupancy and Owned Occupancy are as of September 6, 2020 and August 12, 2020.
(3)	On a portfolio basis, the Prosper Portfolio properties have an aggregate "as portfolio" appraised value of $62,343,750. On a stand-alone basis, the 13 Prosper Portfolio properties have an aggregate "As Is" appraised value of $59,375,000. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the aggregate stand-alone "As Is" appraised value of $59,375,000 are 62.8% and 62.8%, respectively.
(4)	The guarantors for the Prosper Portfolio loan combination are Jay B. Levy and Rex K. Reynolds.
(5)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Prosper Portfolio loan combination.
(6)	The borrowers are not required to make monthly payments to the tax reserve with respect to the tenants paying taxes directly to the taxing authority.
(7)	The Replacement reserve is required to be funded monthly at the amount of $0.19/SF per annum.
(8)	The TI/LC reserve cap ($570,000) is subject to a minimum debt yield of 8.0%. The ongoing reserve is equal to $1.00/SF per annum.
(9)	Other Upfront reserves consists of $77,187.50 for immediate repairs and $11,374.89 for common charges account.

The following table presents certain information relating to the individual Prosper Portfolio properties:

Prosper Portfolio Summary

Property Name	City	State	Property Type	Year Built/ Renovated	Net Rentable Area (SF)	Occupancy	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Appraised Value(1)	% of UW Rent
2400 Freeman Mill Road	Greensboro	North Carolina	Office	2003/NAP	36,939	100.0%	$4,114,779	11.0%	$6,550,000	11.8%
3135 Springbank Lane	Charlotte	North Carolina	Office	2000/NAP	16,117	100.0%	3,423,747	9.2%	5,450,000	9.9%
1084 Vinehaven Drive Northeast	Concord	North Carolina	Office	2005/NAP	15,036	100.0%	3,046,821	8.2%	4,850,000	8.1%
3700 Northwest Cary Parkway	Cary	North Carolina	Office	1999/2012	17,330	100.0%	4,774,400	12.8%	7,600,000	12.6%
822 Broad Street	Kingsport	Tennessee	Office	1985/NAP	8,615	100.0%	1,225,011	3.3%	1,950,000	3.5%
3812 North Elm Street	Greensboro	North Carolina	Office	2002/NAP	17,156	100.0%	6,250,695	16.8%	9,950,000	15.8%
2915 Lyndhurst Avenue	Winston-Salem	North Carolina	Office	1980/NAP	8,187	100.0%	1,287,832	3.5%	2,050,000	3.5%
1795 Devinney Road	York	South Carolina	Office	2008/2016	5,280	100.0%	1,319,242	3.5%	2,100,000	3.9%
8757 Red Oak Boulevard	Charlotte	North Carolina	Office	1982/2016	36,946	100.0%	4,460,295	12.0%	7,100,000	11.5%
224, 226 & 228 Riverstone Drive	Canton	Georgia	Office	2004/2019	9,625	100.0%	2,135,916	5.7%	3,400,000	6.3%
10 Eastbrook Bend	Peachtree City	Georgia	Office	1986/2005	5,860	100.0%	1,444,884	3.9%	2,300,000	4.0%
5301 U.S. 321	Gaston	South Carolina	Office	2019/NAP	7,355	100.0%	1,853,221	5.0%	2,950,000	4.4%
125 Kinard Street	Orangeburg	South Carolina	Office	2018/NAP	5,237	100.0%	1,963,158	5.3%	3,125,000	4.8%
Total/Weighted Average					189,683	100.0%	$37,300,000	100.0%	$59,375,000	100.0%

(1)	On a portfolio basis, the Prosper Portfolio properties have an aggregate "as portfolio" appraised value of $62,343,750. On a stand-alone basis, the 13 Prosper Portfolio properties have an aggregate "As Is" appraised value of $59,375,000. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity based on the aggregate stand-alone "As Is" appraised value of $59,375,000 are 62.8% and 62.8%, respectively.

LOAN #11: PROSPER PORTFOLIO

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Prosper Portfolio properties:

Ten Largest Owned Tenants Based on Net Rentable Square Feet(1)

Property Name	Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
8757 Red Oak Boulevard	Technology Partners Inc(3)	NR / NR / NR	36,946	19.5%	$449,101	11.5%	$12.16	6/30/2030	2, 5-year options
2400 Freeman Mill Road	Crumley Roberts LLP	NR / NR / NR	36,939	19.5%	461,553	11.8%	$12.49	1/31/2027	NAP
3812 North Elm Street	Greensboro Specialty Surgery Center	NR / NR / NR	17,156	9.0%	620,492	15.8%	$36.17	7/31/2036	2, 5-year options
1084 Vinehaven Drive Northeast	Carolina Urology Partners PLLC	NR / NR / NR	15,036	7.9%	318,362	8.1%	$21.17	7/18/2027	2, 5-year options
3700 Northwest Cary Parkway	Private Diagnostic Clinic, PLLC(4)	AA / Aa2 / AA	12,954	6.8%	353,020	9.0%	$27.25	10/4/2026	2, 5-year options
Various(5)	Fresenius Medical Care(5)	BBB- / Baa3 / BBB	12,592	6.6%	361,183	9.2%	$28.68	Various	3, 5-year options
Various(6)	Novant Medical Group, Inc. (6)	AA- / Aa3 / AA-	12,223	6.4%	237,857	6.1%	$19.46	Various	Various(6)
224, 226 & 228 Riverstone Drive	Northside Hospital, Inc.(7)	NR / NR / NR	9,625	5.1%	248,663	6.3%	$25.84	Various	2, 5-year options
5301 U.S. 321	Mountain State Properties (Ballad Health)	NR / NR / A-	8,615	4.5%	136,856	3.5%	$15.89	6/30/2026	1, 5-year option
10 Eastbrook Bend	Outpatient Imaging, LLC	NR / NR / NR	5,860	3.1%	156,247	4.0%	$26.66	8/31/2030	NAP
	Ten Largest Owned Tenants		167,946	88.5%	$3,343,336	85.2%	$19.91
	Remaining Owned Tenants		21,737	11.5%	578,570	14.8%	$26.62
	Vacant		0	0.0%	0
	Total / Wtd. Avg. All Owned Tenants		189,683	100.0%	$3,921,906

(1)	Based on the underwritten rent rolls dated September 6, 2020 and August 12, 2020.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The tenant signed a 10-year lease extension, which represents a lease expiration date of June 2030. The tenant is subleasing 8,700 square feet of the 36,946 square feet of the building to Brock & Scott PLLC. The original term of the sublease expired in June 2020, and was extended through December 2025. The prime lease was extended for 10 years in 2020 with the sublease already in place. One of the guarantors, Dr. Jay B. Levy, owns a 4% interest in the tenant.
(4)	The tenant has a termination option allowing the tenant to terminate the lease in the event that one of the doctors leaves the practice; however, upon the borrower’s acquisition of the property, the doctors of the practice signed a personal guaranty of the lease payments in the event that the tenant exercises the option.
(5)	Fresenius Medical Care has various lease expiration dates (i) 5,237 SF at 125 Kinard Street with a lease expiration date of February 28, 2033 and (ii) 7,355 SF at 5301 U.S. 321 with a lease expiration date of June 30, 2034.
(6)	Novant Medical Group, Inc. has various lease expiration dates and renewal / extension options: (i) 4,036 SF at 3135 Springbank Lane with a lease expiration date of September 30, 2022 and 2, 3-year options, and (ii) 8,187 SF at 2915 Lyndhurst Avenue with a lease expiration date of September 30, 2025 and 2, 5-year options.
(7)	Northside Hospital, Inc. has various lease expiration dates: (i) 2,500 SF with a lease expiration date of April 30, 2024 and (ii) 7,125 SF with a lease expiration date of September 30, 2026.

The following table presents certain information relating to the lease rollover schedule at the Prosper Portfolio properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2020	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	0	0.0%	$0.00	0
2022	8,237	4.3%	4.3%	213,972	5.5%	$25.98	3
2023	7,280	3.8%	8.2%	223,232	5.7%	$30.66	2
2024	4,876	2.6%	10.8%	115,158	2.9%	$23.62	2
2025	8,187	4.3%	15.1%	137,620	3.5%	$16.81	1
2026	31,206	16.5%	31.5%	751,671	19.2%	$24.09	4
2027	51,975	27.4%	58.9%	779,915	19.9%	$15.01	2
2028	0	0.0%	58.9%	0	0.0%	$0.00	0
2029	0	0.0%	58.9%	0	0.0%	$0.00	0
2030 & Thereafter	77,922	41.1%	100.0%	1,700,337	43.4%	$21.82	7
Vacant	0	0.0%	0.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	189,683	100.0%	100.0%	$3,921,906	100.0%	$20.68	21

(1)	Based on the underwritten rent rolls dated August 12, 2020 and September 6, 2020.
(2)	Calculated based on the approximate SF occupied by each collateral tenant.
(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

LOAN #11: PROSPER PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Prosper Portfolio properties:

Cash Flow Analysis(1)(2)

	2019	YTD Ann. 5/31/2020	Underwritten	Underwritten $ per SF
Total Minimum/Base Rent	$3,762,190	$3,910,300	$3,921,906	$20.68
Step Rent	0	0	81,378	$0.43
Gross Potential Rent	$3,762,190	$3,910,300	$4,003,284	$21.11
Total Recoveries	375,784	293,982	532,189	$2.81
Other Income	0	0	0	$0.00
Total Gross Income	$4,137,974	$4,204,282	$4,535,473	$23.91
(Vacancy & Credit Loss)	0	0	(393,745)	($2.08)
Effective Gross Income	$4,137,974	$4,204,282	$4,141,728	$21.83

Real Estate Taxes	195,286	81,023	278,912	$1.47
Insurance	34,926	22,033	29,447	$0.16
Total Fixed Expenses	$230,212	$103,057	$308,359	$1.63
Management Fee	42,015	25,710	124,252	$0.66
General & Administrative	8,479	9,811	8,459	$0.04
Utilities	31,658	31,771	33,895	$0.18
Repair & Maintenance	160,420	179,074	177,884	$0.94
Misc.	0	0	2,047	$0.01
Total Variable Expenses	$245,612	$249,245	$346,537	$1.83
Total Expenses	$475,824	$352,302	$654,896	$3.45

Net Operating Income	$3,662,151	$3,851,980	$3,486,832	18.38
Replacement Reserves	0	0	36,040	$0.19
TI/LC	0	0	189,683	$1.00
Net Cash Flow	$3,662,151	$3,851,980	$3,261,109	$17.19

Occupancy(3)	100.0%	100.0%	91.3%
NOI Debt Yield	9.8%	10.3%	9.3%
NCF DSCR	2.81x	2.96x	2.50x

(1)	The 2018 cash flow is excluded from the analysis because the 2018 statements are unavailable for the 1795 Devinney Road, 224, 226 & 228 Riverstone Drive, 3812 North Elm Street, 125 Kinard Street and 5301 U.S. 321 properties.
(2)	Based on the underwritten rent rolls dated August 12, 2020 and September 6, 2020.
(3)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

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LOAN #12: BRIDGEWATER PLACE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GACC
Location (City/State)	Grand Rapids, Michigan	Cut-off Date Balance	$37,270,000
Property Type	Office	Cut-off Date Balance per SF	$105.48
Size (SF)	353,353	Percentage of Initial Pool Balance	3.4%
Total Occupancy as of 8/20/2020	90.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/20/2020	90.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1991 / NAP	Mortgage Rate	3.89000%
Appraised Value	$63,600,000	Original Term to Maturity (Months)	60
Appraisal Date	7/9/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor	Hertz Group Realty Operating Partnership, LP	Original Interest Only Period (Months)	60
Property Management	Hertz Investment Group, LLC	First Payment Date	10/6/2020
Maturity Date	9/6/2025

Underwritten Revenues	$7,403,033
Underwritten Expenses	$2,675,882	Escrows
Underwritten Net Operating Income (NOI)	$4,727,152	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,108,784	Taxes	$148,651	$67,981
Cut-off Date LTV Ratio	58.6%	Insurance	$0	$0
Maturity Date LTV Ratio	58.6%	Replacement Reserve	$0	$7,362
DSCR Based on Underwritten NOI / NCF	3.22x / 2.80x	TI/LC	$0	$44,169
Debt Yield Based on Underwritten NOI / NCF	12.7% / 11.0%	Other(1)(2)	$1,898,029	$95,700

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,270,000	100.0%	Loan Payoff(3)	$32,567,477	87.4%
Reserves	2,046,680	5.5
Principal Equity Distribution	1,578,177	4.2
Closing Costs	1,077,666	2.9
Total Sources	$37,270,000	100.0%	Total Uses	$37,270,000	100.0%

(1)	Upfront Other Escrows includes (i) $833,386 into a renovation reserve related to an elective capital improvement project mostly comprised of elevator modernization, (ii) $734,970 equal to six months of debt service into a debt service reserve and (iii) $329,673 related to outstanding free rent and TI/LCs into an unfunded obligations reserve. Funds in the debt service reserve account may be released to the borrower no earlier than 12 months from loan origination upon the satisfaction of certain conditions set forth in the Bridgewater Place loan documents.
(2)	Monthly Other Escrows represents $95,700 monthly beginning with the monthly payment date in October 2020 through and including the earlier to occur of (i) (1) the date that (a) the Varnum lease is extended pursuant to the renewal option set forth in such lease, (b) the Varnum lease is extended for the entirety of its space for a period of no less than three years beyond the stated maturity date pursuant to a modification of the Varnum lease approved by the lender or (c) the entire space demised pursuant to the Varnum lease is leased pursuant to a combination of (x) one or more replacement leases entered into in accordance with the terms of the Bridgewater Place loan documents, each of which has a lease expiration date no earlier than three years beyond the stated maturity date and (y) an extension of the Varnum lease for a portion of its space (i.e. the portion not covered by the foregoing clause (i)(1)(c)(x)) for a period of no less than three years beyond the stated maturity date pursuant to a modification of the Varnum lease approved by the lender and (2) each such tenant under the foregoing lease(s) has, among other things, taken occupancy and commenced paying full contractual rent under the applicable lease(s) and any initial free rent period or period of partial rent abatements has expired or, alternatively, sufficient funds are on deposit in the Varnum rollover account and, to the extent applicable, the lease sweep account (and the borrower requests that the lender retain the same for said purpose) to account for all remaining scheduled free rent periods or rent abatements (it being understood that the borrower is to be permitted to make a voluntary deposit into the Varnum rollover account or lease sweep account (as applicable) to the extent there are not sufficient funds on deposit to satisfy this clause (i)(2)), and (ii) the monthly payment date in January 2022. Upon the execution of a Varnum lease renewal and/or replacement in accordance with the terms of the Bridgewater Place loan documents, any funds in this reserve in excess of amounts used for approved leasing expenses with respect to such renewal and/or replacement are required to be released into the ongoing TI/LC Reserve. At loan origination, Hertz Group Realty Operating Partnership, LP (i.e. the non-recourse carveout guarantor), provided an additional $2.25 million principal guaranty. The guaranty will be reduced to $1.5 million once the borrower executes an acceptable Varnum lease renewal and/or replacement in accordance with the terms of the Bridgewater Place loan documents and will reduce to $0 upon the borrower executing both (i) an acceptable Varnum lease renewal and/or replacement in accordance with the terms of the Bridgewater Place loan documents and (ii) an acceptable Spectrum Health lease renewal and/or replacement in accordance with the terms of the Bridgewater Place loan documents.
(3)	The Bridgewater Place loan refinanced a previous mortgage loan (the “Prior Loan”) securitized in the JPMBB 2015-C31 securitization trust transaction with an outstanding principal amount of approximately $32,914,594 as of the origination date of the Bridgewater Place loan, which had a maturity date of June 1, 2020. The borrower was unable to refinance the Prior Loan by such maturity date, and the Prior Loan was transferred to the special servicer, and a modification was entered into extending the maturity date of the prior loan to December 1, 2020. The Bridgewater Place loan repaid the Prior Loan in full.

LOAN #12: BRIDGEWATER PLACE

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Bridgewater Place property (the “Bridgewater Place Property”):

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Spectrum Health	NR / Aa3 / AA	70,062	19.8%	$1,406,679	23.3%	$20.08	2/29/2024	2, 5-year options
Varnum(2)	NR / NR / NR	86,397	24.5%	1,375,281	22.8%	$15.92	2/28/2023	2, 5-year options
New York Life	AA+ / Aaa / AA+	20,064	5.7%	554,569	9.2%	$27.64	5/31/2024	1, 5-year option
Colliers International(3)	NR / NR / NR	17,598	5.0%	364,031	6.0%	$20.69	10/31/2026	1, 5-year option
USI	NR / NR / NR	14,980	4.2%	300,798	5.0%	$20.08	3/31/2022	3, 5-year options
Robert W Baird & Co.	NR / NR / NR	11,862	3.4%	261,713	4.3%	$22.06	6/30/2023	None
Plunkett & Cooney	NR / NR / NR	11,002	3.1%	217,290	3.6%	$19.75	1/31/2024	None
Willis Towers Watson Midwest Inc	NR / NR / NR	8,779	2.5%	190,943	3.2%	$21.75	9/30/2023	1, 5-year option
MPIE	NR / NR / NR	7,949	2.2%	168,916	2.8%	$21.25	11/30/2028	2, 5-year options
Kreis Enderle Hudgins & Borsos PC(4)	NR / NR / NR	8,010	2.3%	158,198	2.6%	$19.75	1/31/2031	2, 3-year options
Ten Largest Tenants		256,703	72.6%	$4,998,417	82.8%	$19.47
Remaining Owned Tenants		61,401	17.4	1,035,774	17.2	$16.87
Vacant Spaces (Owned Space)		35,249	10.0	NAP	NAP	NAP
Totals / Wtd. Avg. Tenants		353,353	100.0%	$6,034,192	100.0%	$18.97

(1)	Certain ratings are those of the parent company whether or not the parent or government guarantees the lease.
(2)	Varnum has the right to terminate its lease with respect to the 13th floor (17,598 SF) of the building at any time by providing 12 months’ prior written notice.
(3)	Colliers International has a termination option and a contraction option. In the event that (i) the leasing contract between the landlord and Colliers International is terminated due to (A) (x) a sale or condemnation of the property, or total or partial destruction of the property, or (y) a petition in bankruptcy being filed by or against landlord or Colliers International or if either landlord or Colliers International is required to make an assignment for the benefit of creditors or take advantage of any insolvency act, or (B) if landlord terminates such leasing contract upon 30 days’ prior written notice to Colliers International, or (ii) Colliers International is no longer the exclusive leasing agent for the building, Colliers International has the right to immediately (within five business days) terminate the lease upon written notice to the landlord. Furthermore, Colliers International has the option to terminate its lease as to up to 4,400 SF of their premises, which portion is subject to the landlord’s prior approval in the landlord’s sole but good faith judgment, as of the last day of the 84th calendar month of the term of its lease (October 2022) with 270 days’ notice.
(4)	Kreis Enderle Hudgins & Borsos PC is entitled to outstanding free rent in an amount of $52,732.52 which applies for four months beginning on and including the monthly payment date occurring in October 2020 at a rate of $13,183.13 per month.

The following table presents certain information relating to the lease rollover schedule at the Bridgewater Place Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	1,903	0.5%	0.5%	$38,383	0.6%	$20.17	4
2020	0	0.0%	0.5%	$0	0.0%	$0.00	0
2021	2,031	0.6%	1.1%	$38,476	0.6%	$18.94	2
2022	19,512	5.5%	6.6%	$398,604	6.6%	$20.43	4
2023	118,696	33.6%	40.2%	$2,036,413	33.7%	$17.16	11
2024	110,908	31.4%	71.6%	$2,376,506	39.4%	$21.43	13
2025	16,960	4.8%	76.4%	$347,956	5.8%	$20.52	3
2026	17,598	5.0%	81.4%	$364,031	6.0%	$20.69	1
2027	0	0.0%	81.4%	$0	0.0%	$0.00	0
2028	7,949	2.2%	83.6%	$168,916	2.8%	$21.25	1
2029	5,403	1.5%	85.2%	$106,709	1.8%	$19.75	1
2030	9,134	2.6%	87.8%	$0	0.0%	$0.00	3
2031 & Thereafter	8,010	2.3%	90.0%	$158,198	2.6%	$19.75	1
Vacant	35,249	10.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	353,353	100.0%		$6,034,192	100.0%	$18.97	44

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the Bridgewater Place Property:

Historical Leased %(1)

2017	2018	2019	As of 8/20/2020(2)
82.3%	83.7%	87.7%	90.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated August 20, 2020

LOAN #12: BRIDGEWATER PLACE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bridgewater Place Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 5/31/2020	Underwritten	Underwritten $ per SF
Base Rental Revenue	$5,043,269	$5,343,966	$5,693,419	$5,796,639	$6,034,192	$17.08
Credit Tenant Rent Steps(2)	0	0	0	0	44,522	$0.13
Rent Steps(3)	0	0	0	0	130,137	$0.37
Value of Vacant Space	0	0	0	0	810,727	$2.29
Total Reimbursements	45,324	37,446	44,089	44,235	44,235	$0.13
Other Income	1,202,867	1,144,410	1,196,980	1,161,780	1,161,780	$3.29
Gross Revenue	6,291,460	6,525,822	6,934,488	7,002,654	8,225,593	$23.28
Vacancy/Credit Loss	0	0	0	0	(822,559)	($2.33)
Effective Gross Revenue	$6,291,460	$6,525,822	$6,934,488	$7,002,654	$7,403,033	$20.95

Real Estate Taxes	741,521	745,684	768,448	778,695	803,352	$2.27
Insurance	70,542	56,293	57,959	58,254	70,667	$0.20
Management Fee	326,240	345,103	358,752	366,653	222,091	$0.63
Other Operating Expenses	1,464,354	1,571,521	1,648,525	1,579,772	1,579,772	$4.47
Total Operating Expenses	$2,602,657	$2,718,601	$2,833,684	$2,783,374	$2,675,882	$7.57

Net Operating Income	$3,688,803	$3,807,221	$4,100,804	$4,219,280	$4,727,152	$13.38
TI/LC	0	0	0	0	530,030	$1.50
Replacement Reserves	0	0	0	0	88,338	$0.25
Net Cash Flow	$3,688,803	$3,807,221	$4,100,804	$4,219,280	$4,108,784	$11.63

Occupancy(4)	82.3%	83.7%	87.7%	90.0%	90.0%
NOI Debt Yield	9.9%	10.2%	11.0%	11.3%	12.7%
NCF DSCR	2.51x	2.59x	2.79x	2.87x	2.80x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.
(2)	Includes straight line rent steps for investment grade tenants through the earlier to occur of lease expiration or loan maturity.
(3)	Includes contractual rent steps through October 2021.
(4)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

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loan #13: Brewery Park

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties(1)	2	Loan Seller	JPMCB
Location (City/State)	Detroit, Michigan	Cut-off Date Balance	$30,500,000
Property Type	Office	Cut-off Date Balance per SF	$83.18
Size (SF)(1)	366,669	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 8/31/2020	83.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/31/2020	83.6%	Type of Security	Fee Simple
Year Built / Latest Renovation(1)	Various / NAP	Mortgage Rate	4.03500%
Appraised Value	$44,010,000	Original Term to Maturity (Months)	120
Appraisal Date	3/31/2020	Original Amortization Term (Months)	360
Borrower Sponsor	Crain Communications Inc.	Original Interest Only Term (Months)	NAP
Property Management	Crain Communications, Inc.	First Payment Date	10/1/2020
Maturity Date	9/1/2030

Underwritten Revenues	$7,180,100
Underwritten Expenses	$3,545,563	Escrows
Underwritten Net Operating Income (NOI)	$3,634,538	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,023,200	Taxes	$183,213	$74,004
Cut-off Date LTV Ratio	69.3%	Insurance	$0	$0
Maturity Date LTV Ratio	55.1%	Replacement Reserve(2)	$100	$11,307
DSCR Based on Underwritten NOI / NCF	2.07x / 1.72x	TI/LC(2)	$2,356,140	$30,588
Debt Yield Based on Underwritten NOI / NCF	11.9% / 9.9%	Other(3)	$2,592,767	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,500,000	100.0%	Fund Pension Obligations	$23,776,391	78.0%
Upfront Reserves	5,132,220	16.8
Principal Equity Distribution	1,259,101	4.1
Closing Costs	332,289	1.1
Total Sources	$30,500,000	100.0%	Total Uses	$30,500,000	100.0%

(1)	The Brewery Park properties include the Phase I building, which is 142,747 SF and the Phase II building, which is 223,922 SF. The Phase I and Phase II buildings were constructed in 1987 and 1989, respectively.

(2)	The Replacement Reserve is subject to a cap of $407,040 and the TI/LC Escrow is subject to a cap of $4,548,225.

(3)	Upfront Other Escrows consist of (i) $1,824,160 for an outstanding TI reserve (ii) $438,683 for a debt service reserve and (Iii) $329,923.50 for a free rent reserve.

■	The Mortgaged Properties. As of August 31, 2020, the Brewery Park properties have remained open; however, many office tenants have chosen to work remotely. Based on the underwritten rent roll as of August 31, 2020, the Brewery Park properties were approximately 83.6% occupied. For May, June, July and August of 2020, tenants representing approximately 100.0% of occupied net rentable area, have paid rent in-full, with the borrower sponsor having collected approximately 100.0% of underwritten base rent.

loan #13: Brewery Park

The following table presents certain information relating to the tenants at the Brewery Park properties:

Ten Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Building	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Crain Communication Inc.(4)	Both	NR/NR/NR	63,484	17.3%	$1,310,945	19.2%	$20.65	8/31/2035	Various
Alcohol, Tobacco, and Firearms (US Government)(5)	Phase II	AAA/Aaa/AA+	32,596	8.9%	1,040,875	15.2%	$31.93	10/31/2021	None
Garan Lucow Miller P.C.(6)	Phase II	NR/NR/NR	33,852	9.2%	714,277	10.4%	$21.10	6/30/2026	1, 7-year option
Detroit Area Agency on Aging(7)	Phase I	NR/NR/NR	37,616	10.3%	708,012	10.3%	$18.82	12/31/2028	1, 5-year option
UAW Retiree Medical Benefits Trust(8)	Phase II	NR/NR/NR	32,071	8.7%	694,337	10.1%	$21.65	1/31/2031	2, 5-year options
Strike Force / Charter Township of Canton(9)	Phase II	NR/NR/NR	13,965	3.8%	495,758	7.2%	$35.50	6/30/2028	1, 10-year option
Navy (US Government)	Phase II	AAA/Aaa/AA+	15,187	4.1%	377,256	5.5%	$24.84	3/31/2021	None
Girl Scouts of Southeastern MI	Phase I	NR/NR/NR	18,250	5.0%	327,588	4.8%	$17.95	11/30/2027	2, 5-year options
Aetna	Phase I	NR/Baa2/BBB	17,245	4.7%	310,410	4.5%	$18.00	1/31/2021	(10)
Leggett & Platt	Phase I	BBB/Baa2/BBB-	14,142	3.9%	282,840	4.1%	$20.00	11/30/2030	2, 5-year options
Ten Largest Owned Tenants			278,408	75.9%	$6,262,298	91.5%	$22.49
Remaining Tenants			28,013	7.6%	582,373	8.5%	$20.79
Vacant			60,248	16.4%	NAP	NAP%	NAP
Total / Wtd. Avg.			366,669	100.00%	$6,844,671	100.0%	$22.34

(1)	Based on the underwritten rent roll dated August 31, 2020.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF is inclusive of contractual rent steps through September 2021 totaling $74,699.

(4)	Crain Communications Inc., the borrower sponsor, leases 59,484 SF in the Phase II building with two, five-year renewal options and 4,000 SF in the Phase I building with one, five-year renewal option.

(5)	Alcohol, Tobacco, and Firearms (US Government) has the right to terminate its lease at any time with 90 days’ prior written notice.

(6)	Garan Lucow Miller P.C. has the right to terminate its lease effective June 30, 2023 with six months’ prior written notice by specifying the number of rentable square feet of the premises that the tenant desires to surrender, which must be at least 10% of the rentable square footage of the premises, and the payment of a termination fee equal to the sum of (i) the unamortized amount of, among other things, the base rent abated under the lease and the landlord’s costs for the landlord improvements provided under the lease or otherwise made at the landlord’s cost at the request of the tenant, and (ii) the landlord's costs to build a demising wall for the surrendered space and to return the surrendered space to white box condition.

(7)	Detroit Area Agency on Aging has the right to terminate its lease effective December 31, 2023, with nine months’ prior written notice and the payment of a termination fee equal to the sum of (i) the unamortized amount of, among other things, the landlord’s cost at the request of the tenant, plus (ii) six months’ base rent and additional rent under the lease at the rates applicable when the tenant provides the written notice of its intent to exercise its termination option.

(8)	UAW Retiree Medical Benefits Trust has the right to terminate its lease effective January 31, 2028 with 12 months’ prior notice and the payment of a termination fee equal to the sum of: (i) the unamortized amount of, among other things, the base rent abated under the lease, the premises improvement allowance under the lease and the landlord's costs for the premises improvements provided under the lease or otherwise made at the landlord's cost at the request of the tenant, plus (ii) five months’ base rent and additional rent at the rates applicable when the tenant provides written notice to the landlord of its intent to exercise its termination option.

(9)	Strike Force / Charter Township of Canton has the right to terminate its lease with 90 days’ prior written notice if Strike Force / Charter Township of Canton’s total funding from federal and state agencies under Southeast Michigan Strike has been reduced by more than 50% and payment of a termination fee equal to the sum of unamortized amount of (i) the landlord’s cost for premises improvement, (ii) leasing commissions, (iii) architectural fees paid for premises improvement, and (iv) the landlord’s costs to return the space to white box condition.

(10)	Aetna has two, one-year renewal options. Additionally, Aetna has two, three-year renewal options which may be exercised following the initial lease term or either of the one-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the Brewery Park properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	78,538	21.4	21.4%	2,016,567	29.5	$25.68	5
2022	10,657	2.9	24.3%	205,889	3.0	$19.32	4
2023	3,846	1.0	25.4%	88,458	1.3	$23.00	1
2024	0	0.0	25.4%	0	0.0	$0.00	0
2025	0	0.0	25.4%	0	0.0	$0.00	0
2026	33,852	9.2	34.6%	714,277	10.4	$21.10	1
2027	18,250	5.0	39.6%	327,588	4.8	$17.95	1
2028	51,581	14.1	53.7%	1,203,770	17.6	$23.34	2
2029	0	0.0	53.7%	0	0.0	$0.00	0
2030	14,142	3.9	57.5%	282,840	4.1	$20.00	1
2031 and Thereafter	95,555	26.1	83.6%	2,005,282	29.3	$20.99	3
Vacant	60,248	16.4	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	366,669	100.0%		$6,844,671	100.0%	$22.34	18

(1)	Based on the underwritten rent roll dated August 31, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps through September 2021 totaling $74,699.

loan #13: Brewery Park

The following table presents certain information relating to historical leasing at the Brewery Park properties:

Historical Leased%(1)

	2017	2018	2019(2)	As of 8/31/2020(2)(3)
Brewery Park	72.0%	66.1%	73.1%	83.6%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

(2)	The increase in Occupancy As of 8/31/2020 from 2019 Occupancy was primarily attributable to two new leases executed in 2020 accounting for 12.6% of NRA and 14.3% of underwritten base rent.

(3)	Based on the underwritten rent roll dated August 31, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Brewery Park properties:

Cash Flow Analysis

	2017	2018	2019	TTM 6/30/2020	Underwritten	Underwritten $ per SF
Base Rent(1)	$6,020,600	$5,967,814	$6,468,814	$6,178,300	$6,844,670	$18.67
Vacant Income	0	0	0	0	1,285,520	3.51
Gross Potential Rent	$6,020,600	$5,967,814	$6,468,814	$6,178,300	$8,130,190	$22.17

Total Reimbursements	$0	$193,186	$170,186	$0	$335,430	$0.91
Total Other Income	379,200	105,000	109,000	461,800	0	0.00
Vacancy & Credit Loss	0	0	0	0	(1,285,520)	(3.51)
Effective Gross Income	$6,399,800	$6,266,000	$6,748,000	$6,640,100	$7,180,100	$19.58

Real Estate Taxes	$815,000	$867,000	$838,000	$1,019,000	$864,902	$2.36
Insurance	76,400	81,000	81,000	80,400	137,694	0.38
Management Fee	0	0	0	0	215,403	0.59
Other Operating Expenses	2,348,000	2,359,000	2,483,000	2,452,200	2,327,564	6.35
Total Expenses	$3,239,400	$3,307,000	$3,402,000	$3,551,600	$3,545,563	$9.67

Net Operating Income(2)	$3,160,400	$2,959,000	$3,346,000	$3,088,500	$3,634,538	$9.91
TI/LC	0	0	0	0	475,670	1.30
Capital Expenditures	0	0	0	0	135,668	0.37
Net Cash Flow	$3,160,400	$2,959,000	$3,346,000	$3,088,500	$3,023,200	$8.25

Occupancy(3)(4)	72.0%	66.1%	73.1%	83.6%	84.8%
NOI Debt Yield	10.4%	9.7%	11.0%	10.1%	11.9%
NCF DSCR	1.80x	1.69x	1.91x	1.76x	1.72x

(1)	Base Rent is inclusive of contractual rent steps through September 2021 totaling $74,699.

(2)	The increase in 2019 Net Operating Income from 2018 Net Operating Income was primarily attributable to two new leases executed in second half of 2018 and 2019 accounting for 4.5% of NRA and 8.1% of underwritten base rent. Additionally, four tenants renewed their leases in 2019 accounting for 12.4% of NRA and 12.4% of underwritten base rent

(3)	TTM 6/30/2020 Occupancy is based on the underwritten rent roll dated August 31, 2020.

(4)	Underwritten Occupancy is based on the economic occupancy.

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LOAN #14: Redmond Town Center

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Redmond, Washington	Cut-off Date Balance	$30,000,000
Property Type	Mixed Use (Retail/Office)	Cut-off Date Balance per SF	$262.67
Size (SF)	386,415	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 1/15/2020	92.9%	Number of Related Mortgage Loan	None
Owned Occupancy as of 1/15/2020	92.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1996, 1999, 2013 / NAP	Mortgage Rate	3.85000%
Appraised Value	$151,000,000	Original Term to Maturity (Months)	60
Appraisal Date	1/14/2020	Original Amortization Term (Months)	360
Borrower Sponsor	Fairbourne Partners, LLC	Original Interest Only Period (Months)	24
Property Management	Fairbourne Properties, LLC	First Payment Date	4/6/2020
Maturity Date	3/6/2025

Underwritten Revenues	$15,096,303
Underwritten Expenses	$4,207,821	Escrows
Underwritten Net Operating Income (NOI)	$10,888,482	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,193,431	Taxes	$411,531	$68,589
Cut-off Date LTV Ratio	67.2%	Insurance	$130,585	$10,045
Maturity Date LTV Ratio	63.5%	Replacement Reserve	$0	$4,830
DSCR Based on Underwritten NOI / NCF	1.91x / 1.79x	TI/LC(1)	$0	$53,090
Debt Yield Based on Underwritten NOI / NCF	10.7% / 10.0%	Other Reserve(2)	$2,809,532	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$101,500,000	68.1%	Purchase Price	$144,882,040	97.1%
Sponsor Equity	47,641,961	31.9	Upfront Reserves	$3,351,648	2.2
Closing Costs	$908,273	0.6
Total Sources	$149,141,961	100.0%	Total Uses	$149,141,961	100.0%

(1)	The Monthly TI/LC reserve is capped at $2,750,000.

(2)	The Upfront Other reserve consists of a $2,809,532 unfunded obligations reserve.

■	The Mortgaged Property. As of September 10, 2020, the Redmond Town Center property is open and operating under phase two of the King County safe start plan. Phase two of the reopening plan allows for the full operation of retail businesses and restaurants to operate at 50% capacity with no tables serving more than five people and indoor dining available only for members of the same household. The August and September debt service payments have been made. Approximately 60.9% of the anticipated July rent was collected, representing approximately 56.8% of the net rentable area. Approximately 58.1% of the anticipated August rent was collected, representing approximately 64.0% of the net rentable area. As of September 10, 2020, the Redmond Town Center mortgage loan is not subject to any modification or forbearance request.

LOAN #14: Redmond Town Center

The following table presents certain information relating to the major tenants at the Redmond Town Center property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Sales PSF	Occupancy Cost	Renewal / Extension Options
iPic Theaters(4)	NR / NR / NR	38,858	10.1%	$563,441	5.5%	$14.50	9/30/2025	$160	10.1%	3, 5-year options
Pediatric Associates, Inc. P.S.	NR / NR / NR	10,996	2.8	456,334	4.4	$41.50	9/30/2028	NAV	NAV	2, 5-year options
Gene Juarez Salon & Spa	NR / NR / NR	9,568	2.5	374,491	3.6	$39.14	5/31/2024	$751	7.8%	1, 5-year option
Matt's Rotisserie & Oyster Lounge	NR / NR / NR	7,731	2.0	285,140	2.8	$36.88	1/31/2023	$610	10.0%	2, 5-year options
Financial Solutions Group	NR / NR / NR	7,374	1.9	272,838	2.6	$37.00	1/31/2025	NAV	NAV	1, 5-year option
Guitar Center	NR / NR / NR	15,393	4.0	267,222	2.6	$17.36	5/31/2025	NAV	NAV	2, 5-year options
Haiku Seafood & Sushi Buffet	NR / NR / NR	11,381	2.9	258,140	2.5	$22.68	9/30/2021	$282	7.9%	None
Apex Learning, Inc(5)	NR / NR / NR	8,174	2.1	250,656	2.4	$30.67	2/28/2025	NAV	NAV	1, 5-year option
CNJSS Inc.	NR / NR / NR	6,800	1.8	231,200	2.2	$34.00	7/31/2033	$141	32.5%	1, 5-year option
JSH Properties	NR / NR / NR	6,992	1.8	209,720	2.0	$29.99	1/31/2024	NAV	NAV	1, 5-year option
Ten Largest Tenants		123,267	31.9%	$3,169,183	30.7%	$25.71
Remaining Tenants		235,594	61.0%	7,165,560	69.3	$30.41
Vacant		27,554	7.1%	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		386,415	100.0%	$10,334,743	100.0%	$28.80

(1)	Based on the underwritten rent roll dated January 15, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Includes the contractual rent steps through February 1, 2021 ($291,455).

(4)	The Sales PSF for iPic Theaters is shown as sales per screen and includes income from food and beverage sales based on seven screens.

(5)	Apex Learning, Inc has one, five-year renewal option for 4,908 SF of its space.

The following table presents certain information relating to the lease rollover schedule at the Redmond Town Center property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM(4)	10,207	2.6%	2.6%	$143,500	1.4%	$14.06	4
2020	8,571	2.2	4.9%	323,778	3.1	37.78	3
2021	48,871	12.6	17.5%	1,334,986	12.9	27.32	13
2022	25,680	6.6	24.2%	782,632	7.6	30.48	11
2023	37,244	9.6	33.8%	1,263,917	12.2	33.94	15
2024	24,289	6.3	40.1%	941,221	9.1	38.75	5
2025	100,609	26.0	66.1%	2,230,543	21.6	22.17	17
2026	6,694	1.7	67.8%	73,669	0.7	11.01	2
2027	19,436	5.0	72.9%	573,398	5.5	29.50	8
2028	22,928	5.9	78.8%	844,362	8.2	36.83	7
2029	20,286	5.2	84.1%	612,501	5.9	30.19	5
2030	18,967	4.9	89.0%	510,772	4.9	26.93	6
2031 & Thereafter	15,079	3.9	92.9%	699,465	6.8	46.39	4
Vacant	27,554	7.1	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	386,415	100.0%		$10,334,743	100.0%	$28.80	100

(1)	Based on the underwritten rent roll dated January 15, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	Includes the contractual rent steps through February 1, 2021 ($291,455).

(4)	Includes RTC Storage, which accounts for 1,867 SF.

LOAN #14: Redmond Town Center

The following table presents certain information relating to historical leasing at the Redmond Town Center property:

Historical Leased %(1)

2016	2017	2018	2019(2)	As of 1/15/2020(3)
88.2%	88.2%	89.1%	90.0%	92.9%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

(2)	Based on the TTM November 30, 2019 financials.

(3)	Based on the underwritten rent roll dated January 15, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Redmond Town Center property:

Cash Flow Analysis(1)(2)

	2016	2017	2018	TTM 11/30/2019	Underwritten(		Underwritten $ per SF
Base Rent	$8,149,147	$8,531,553	$8,889,675	$9,229,612	$10,043,287		$25.99
Contractual Rent Steps(3)	0	0	0	0	291,455		$0.75
Vacant Income(4)	0	0	0	0	913,363		$2.36
Reimbursements	3,158,939	3,314,535	3,620,778	3,756,413	3,757,556		$9.72
Other Income(5)	1,031,074	848,845	681,781	1,006,209	1,004,763		$2.60
Vacancy & Credit Loss	(65,626)	(122,637)	(246,425)	(225,456)	(914,121)		($2.37)
Effective Gross Income	$12,273,534	$12,572,296	$12,945,809	$13,766,778	$15,096,303		$39.07

Real Estate Taxes	652,324	687,723	763,440	710,059	755,515		$1.96
Insurance	64,652	60,433	66,878	72,340	114,800		$0.30
Management Fee	317,558	325,941	329,701	349,720	452,889		$1.17
Other Operating Expenses	2,884,518	2,769,609	2,754,818	2,933,251	2,884,617		$7.47
Total Operating Expenses	$3,919,053	$3,843,706	$3,914,837	$4,065,369	$4,207,821		$10.89

Net Operating Income(6)	$8,354,481	$8,728,590	$9,030,971	$9,701,409	$10,888,482		$28.18
TI/LC	0	0	0	0	637,089		$1.65
Replacement Reserves	0	0	0	0	57,962		$0.15
Net Cash Flow	$8,354,481	$8,728,590	$9,030,971	$9,701,409	$10,193,431		$26.38

Occupancy	88.2%	88.2%	89.1%	90.0%	94.0%	(7)
NOI Debt Yield	8.2%	8.6%	8.9%	9.6%	10.7%
NCF DSCR	1.46x	1.53x	1.58x	1.70x	1.79x

(1)	Based on the underwritten rent roll dated January 15, 2020.

(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(3)	Includes the contractual rent steps through February 1, 2021 ($291,455).

(4)	Vacant Income from vacant space was underwritten based on the appraisal’s concluded market rent assumptions.

(5)	Other Income includes water and sewer reimbursements, marketing income from booth rentals, skating rink income, holiday train and Santa income, license income, special rent income, and storage income.

(6)	The increase from TTM 11/30/2019 NOI to Underwritten NOI at the Redmond Town Center property is primarily attributable to the inclusion of contractual rent steps through February 2021.

(7)	Represents an underwritten economic vacancy of 6.0%.

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LOAN #15: EL SEGUNDO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties(1)	1	Loan Seller	JPMCB
Location (City/State)	El Segundo, California	Cut-off Date Balance	$30,000,000
Property Type	Office	Cut-off Date Balance per SF	$278.08
Size (SF)(1)	107,884	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 8/2/2020	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/2/2020	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1982 / 2005	Mortgage Rate	3.35000%
Appraised Value	$55,000,000	Original Term to Maturity (Months)(1)	121
Appraisal Date	7/13/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor	Stephen M. Zotovich	Original Interest Only Term (Months) (1)	121
Property Management	Peregrine Realty Partners, Inc.	First Payment Date(1)	10/1/2020
Maturity Date	10/1/2030

Underwritten Revenues	$4,648,812
Underwritten Expenses	$1,401,724	Escrows
Underwritten Net Operating Income (NOI)	$3,247,087	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,117,626	Taxes	$136,061	$34,015
Cut-off Date LTV Ratio	54.5%	Insurance	$0	$0
Maturity Date LTV Ratio	54.5%	Replacement Reserve	$1,798	$1,798
DSCR Based on Underwritten NOI / NCF	3.19x / 3.06x	TI/LC(2)	$8,990	$8,990
Debt Yield Based on Underwritten NOI / NCF	10.8% / 10.4%	Other(3)	$413,465	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	100.0%	Loan Payoff	$19,196,846	64.0%
Principal Equity Distribution	9,781,620	32.6
Upfront Reserves	560,314	1.9
Closing Costs	461,220	1.5
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	On the Closing Date, JPMCB is contributing the initial interest deposit amount to the Issuing Entity to cover one month’s interest that would have accrued with respect to the loan at the related interest rate, and each of the Original Term To Maturity (Months), Original Interest Only Term (Months) and First Payment Date reflects the foregoing. The whole loan’s actual First Payment Date under the related whole loan documents is November 1, 2020, with a loan term of 120 months.

(2)	The borrower is required to deposit $8,990 into a TI/LC reserve, subject to a cap of $539,420.

(3)	The Upfront Other Escrows consists of (i) $254,740 for a debt service reserve, (ii) $137,795 for an outstanding TI and free rent reserve and (iii) $20,930 for a deferred maintenance reserve.

The following table presents certain information relating to the tenants at the El Segundo property:

Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Aerospace Corp(4)	NR / NR / NR	36,476	33.8%	$1,602,026	35.0%	$43.92	3/31/2029	2, 5-year options
The Mitre Corporation(5)	NR / NR / NR	18,816	17.4%	782,193	17.1%	$41.57	1/31/2025	1, 5-year option
Lockheed Martin	A- / A3 / A-	18,466	17.1%	773,151	16.9%	$41.87	7/31/2022	2, 5-year options
Big 5 Corporation(6)	NR / NR / NR	13,501	12.5%	536,904	11.7%	$39.77	2/28/2026	2, 5-year options
Parsons Government(7)	NR / NR / NR	5,350	5.0%	243,960	5.3%	$45.60	3/31/2026	1, 5-year option
United Launch Alliance	NR / NR / NR	4,516	4.2%	201,594	4.4%	$44.64	3/31/2024	2, 3-year options
Carnegie Mellon University	NR / NR / NR	4,440	4.1%	179,901	3.9%	$40.52	1/31/2022	1, 5-year option
Northrop Grumman Innovation	BBB / Baa2 / BBB	4,058	3.8%	161,683	3.5%	$39.84	3/31/2022	1, 5-year option
University of Southern California	NR / NR / NR	2,261	2.1%	90,712	2.0%	$40.12	10/31/2024	1, 5-year option
Total Tenants		107,884	100.0%	$4,572,124	100.0%	$42.38
Vacant		0	0.0%	NAP	NAP%	NAP
Total / Wtd. Avg.		107,884	100.0%	$4,572,124	100.0%	$42.38

(1)	Based on the underwritten rent roll dated August 2, 2020.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF is inclusive of contractual rent steps through August 2021.

(4)	Aerospace Corp has the right to terminate its lease after (a) March 31, 2024 if (i) the U.S. Air Force Space and Missile System Center has been relocated from the Los Angeles Air Force Base, or (ii) Los Angeles Air Force Base has been closed, by providing a 270 days’ advance notice and the payment of a termination fee in the amount equal to the sum of (A) the unamortized amount of all brokerage commissions paid or incurred by the landlord, plus (B) the unamortized cost of the improvement allowance as described in the lease, and (b) as of March 31, 2026, so long as the tenant is not in default of its lease by providing a nine months’ advance notice and the payment of a termination fee of $300,524.34 plus unamortized broker commission and the tenant improvement allowance.

(5)	The Mitre Corporation has a one-time right to terminate its lease on January 31, 2023, with 12 months’ prior written notice and the payment of a $88,433.78 termination fee.

(6)	Big 5 Corporation has a one-time right to terminate its lease for Suites 120 and 202, on February 28, 2022, with four months’ prior written notice.

(7)	Parsons Government has a one-time option to terminate its lease at the end of the 48th lease month (March 2025) of the extended term of the lease, with a 12 months’ advanced written notice and the payment of a termination fee equal to all unamortized brokerage commissions as of such termination date.

LOAN #15: EL SEGUNDO

The following table presents certain information relating to the lease rollover schedule at the El Segundo property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	26,964	25.0	25.0%	1,114,735	24.4	$41.34	3
2023	0	0.0	25.0%	0	0.0	$0.00	0
2024	6,777	6.3	31.3%	292,306	6.4	$43.13	3
2025	18,816	17.4	48.7%	782,193	17.1	$41.57	2
2026	18,851	17.5	66.2%	780,864	17.1	$41.42	3
2027	0	0.0	66.2%	0	0.0	$0.00	0
2028	0	0.0	66.2%	0	0.0	$0.00	0
2029	36,476	33.8	100.0%	1,602,026	35.0	$43.92	1
2030	0	0.0	100.0%	0	0.0	$0.00	0
2031 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	107,884	100.0%		$4,572,124	100.0%	$42.38	12

(1)	Based on the underwritten rent roll dated August 2, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF is inclusive of contractual rent steps through August 2021.

The following table presents certain information relating to historical leasing at the El Segundo property:

Historical Leased%(1)

	2017	2018	2019	As of 8/2/2020(2)
El Segundo	100.0%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

(2)	Based on the underwritten rent roll dated August 2, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the El Segundo property:

Cash Flow Analysis

	2017	2018	2019	TTM 6/30/2020	Underwritten	Underwritten $ per SF
Base Rent(1)	$3,918,209	$4,052,688	$4,235,771	$4,341,386	$4,572,124	$42.38
Vacant Income	0	0	0	0	0	0.00
Gross Potential Rent	$3,918,209	$4,052,688	$4,235,771	$4,341,386	$4,572,124	$42.38

Total Reimbursements	$239,847	$205,615	$213,743	$261,548	$321,362	$2.98
Total Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(244,674)	(2.27)
Effective Gross Income	$4,158,056	$4,258,303	$4,449,514	$4,602,934	$4,648,812	$43.09

Real Estate Taxes	$372,959	$389,140	$403,995	$408,182	$408,182	$3.78
Insurance	35,428	35,818	35,848	40,988	40,988	0.38
Management Fee	192,315	197,855	222,062	229,513	139,464	1.29
Other Operating Expenses	647,921	665,585	768,589	813,090	813,090	7.54
Total Expenses	$1,248,623	$1,288,398	$1,430,494	$1,491,773	$1,401,724	$12.99

Net Operating Income	$2,909,433	$2,969,905	$3,019,020	$3,111,161	$3,247,087	$30.10
TI/LC	0	0	0	0	107,884	1.00
Capital Expenditures	0	0	0	0	21,577	0.20
Net Cash Flow	$2,909,433	$2,969,905	$3,019,020	$3,111,161	$3,117,626	$28.90

Occupancy(2)(3)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI Debt Yield	9.7%	9.9%	10.1%	10.4%	10.8%
NCF DSCR	2.86x	2.91x	2.96x	3.05x	3.06x

(1)	Base Rent is inclusive of contractual rent steps through August 2021.

(2)	TTM 6/30/2020 Occupancy is based on the underwritten rent roll dated August 2, 2020.

(3)	Underwritten Occupancy is based on the economic occupancy.

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ANNEX C

MORTGAGE POOL INFORMATION

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Annex C

Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(1)(2)	Weighted Average Mortgage Interest Rate(1)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Refinance	29	$721,598,354	65.0%	$24,882,702	2.87x	3.613%	104	51.4%	48.6%
Acquisition	8	306,761,524	27.6	$38,345,191	3.22x	3.505%	107	54.4%	54.1%
Recapitalization	2	45,000,000	4.1	$22,500,000	2.41x	3.902%	56	58.9%	56.4%
Refinance/Acquisition	1	37,300,000	3.4	$37,300,000	2.50x	3.444%	120	59.8%	59.8%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%	$27,766,497	2.93x	3.589%	104	52.8%	50.9%

(1) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	22	$767,389,737	69.1%	$34,881,352	3.08x	3.500%	100	50.9%	50.9%
Interest Only, Then Amortizing(4)	8	120,410,000	10.8	$15,051,250	1.60x	3.953%	101	67.7%	59.9%
Interest Only - ARD	2	118,600,000	10.7	$59,300,000	4.26x	3.579%	116	41.2%	41.2%
Amortizing (30 Years)	6	75,808,275	6.8	$12,634,712	1.97x	3.856%	119	63.8%	50.5%
Amortizing, Then Interest Only	1	21,560,639	1.9	$21,560,639	1.67x	3.750%	119	61.2%	55.4%
Amortizing (25 Years)	1	6,891,228	0.6	$6,891,228	1.83x	3.898%	112	63.8%	46.5%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%	$27,766,497	2.93x	3.589%	104	52.8%	50.9%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(3) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.
(4) Original partial interest only months range from 12 to 60 months.

Annex C

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(1)(2)	Weighted Average Mortgage Interest Rate(1)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
3,160,000 - 3,999,999	1	$3,160,000	0.3%	$3,160,000	1.53x	4.380%	120	70.2%	61.3%
4,000,000 - 5,999,999	2	9,731,787	0.9	$4,865,894	2.64x	3.815%	117	60.0%	53.5%
6,000,000 - 7,999,999	5	34,141,228	3.1	$6,828,246	1.85x	4.003%	118	63.9%	55.6%
8,000,000 - 9,999,999	2	17,300,000	1.6	$8,650,000	1.90x	4.046%	120	52.5%	47.0%
10,000,000 - 14,999,999	7	82,826,488	7.5	$11,832,355	2.10x	3.758%	117	62.4%	55.0%
15,000,000 - 19,999,999	3	50,500,000	4.5	$16,833,333	2.15x	4.025%	98	61.3%	55.1%
20,000,000 - 29,999,999	5	113,480,376	10.2	$22,696,075	2.28x	3.603%	109	60.5%	58.2%
30,000,000 - 39,999,999	6	203,670,000	18.3	$33,945,000	2.48x	3.694%	99	60.0%	57.4%
40,000,000 - 49,999,999	1	45,000,000	4.1	$45,000,000	3.84x	2.990%	111	41.7%	41.7%
50,000,000 - 74,999,999	4	220,850,000	19.9	$55,212,500	3.23x	3.777%	96	44.6%	44.6%
75,000,000 - 85,000,000	4	330,000,000	29.7	$82,500,000	3.63x	3.286%	103	47.6%	47.6%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%	$27,766,497	2.93x	3.589%	104	52.8%	50.9%

(1) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

	Min	$3,160,000
	Max	$85,000,000
	Average	$27,766,497

Distribution of Underwritten Debt Service Coverage Ratios(1)

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
1.31 - 1.50	5	$57,600,000	5.2%	$11,520,000	1.44x	4.227%	118	65.4%	55.7%
1.51 - 2.00	10	153,893,654	13.9	$15,389,365	1.72x	3.859%	105	66.5%	58.1%
2.01 - 2.50	8	185,978,772	16.7	$23,247,347	2.34x	3.448%	113	61.8%	60.8%
2.51 - 3.00	5	160,870,000	14.5	$32,174,000	2.76x	3.638%	92	58.3%	58.3%
3.01 - 4.95	12	552,317,452	49.7	$46,026,454	3.68x	3.481%	102	43.1%	42.8%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%	$27,766,497	2.93x	3.589%	104	52.8%	50.9%

(1) Unless otherwise indicated, the Underwritten NCF DSCR for each mortgage loan is generally calculated by dividing the Underwritten NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due.
(2) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(3) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

	Min	1.31
	Max	4.95
	Weighted Avg.	2.93

Annex C

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(1)(2)	Weighted Average Mortgage Interest Rate(1)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
2.800 - 3.500	11	$444,526,488	40.0%	$40,411,499	3.13x	3.222%	115	51.2%	50.5%
3.501 - 3.999	19	501,541,603	45.2	$26,396,926	2.97x	3.666%	97	53.2%	51.6%
4.000 - 4.750	10	164,591,787	14.8	$16,459,179	2.30x	4.346%	92	56.0%	49.7%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%	$27,766,497	2.93x	3.589%	104	52.8%	50.9%

(1) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

	Min	2.800%
	Max	4.750%
	Weighted Avg.	3.589%

Distribution of Cut-off Date LTV Ratios(1)

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
35.5 - 39.9	4	$275,850,000	24.8%	$68,962,500	3.97x	3.503%	102	37.7%	37.7%
40.0 - 49.9	3	120,000,000	10.8	$40,000,000	3.41x	3.936%	79	41.9%	41.9%
50.0 - 59.9	14	354,437,452	31.9	$25,316,961	2.91x	3.413%	110	55.5%	54.8%
60.0 - 69.9	16	328,212,426	29.6	$20,513,277	2.06x	3.640%	106	64.8%	59.7%
70.0 - 72.9	3	32,160,000	2.9	$10,720,000	1.42x	4.457%	119	71.2%	62.6%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%	$27,766,497	2.93x	3.589%	104	52.8%	50.9%

(1) Unless otherwise indicated, the Cut-off Date Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to ten mortgage loans, representing approximately 38.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date Loan-to-Value Ratio was calculated using either (i) the "as stabilized market value" appraised value which is inclusive of stabilized occupancy and conditions met, (ii) the "as is real property" appraised value, which excludes FF&E and intangible value, (iii) the "hypothetical as-is" appraised value which is inclusive of reserve conditions met, (iv) the "upon completion (TILC Funded) / stabilization" which is inclusive of completion of construction, or the (v) the "as portfolio" which assumes a portfolio premium. The weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 54.4%.

(2) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(3) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

	Min	35.5%
	Max	72.9%
	Weighted Avg.	52.8%

Annex C

Distribution of Maturity Date/ARD LTV Ratios(1)

Range of Maturity Date/ARD LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
35.5 - 39.9	4	$275,850,000	24.8%	$68,962,500	3.97x	3.503%	102	37.7%	37.7%
40.0 - 49.9	7	160,867,715	14.5	$22,981,102	3.11x	3.861%	88	46.2%	42.8%
50.0 - 59.9	20	456,082,163	41.1	$22,804,108	2.60x	3.516%	112	58.3%	55.5%
60.0 - 65.0	9	217,860,000	19.6	$24,206,667	2.19x	3.652%	100	65.4%	63.6%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%	$27,766,497	2.93x	3.589%	104	52.8%	50.9%

(1) Unless otherwise indicated, the Maturity Date/ARD Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to ten mortgage loans, representing approximately 38.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity Date/ARD Loan-to-Value Ratio was calculated using either(i) the "as stabilized market value" appraised value which is inclusive of stabilized occupancy and conditions met, (ii) the "as is real property" appraised value, which excludes FF&E and intangible value, (iii) the "hypothetical as-is" appraised value which is inclusive of reserve conditions met, (iv) the "upon completion (TILC Funded) / stabilization" which is inclusive of completion of construction, or the (v) the "as portfolio" which assumes a portfolio premium. The weighted average Maturity Date/ARD Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 52.4%.

(2) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(3) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

	Min	35.5%
	Max	65.0%
	Weighted Avg.	50.9%

Distribution of Original Terms to Maturity/ARD (1)

Original Term to Maturity/ARD (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
60	4	$142,270,000	12.8%	$35,567,500	2.77x	4.205%	58	51.7%	50.9%
77	1	85,000,000	7.7	$85,000,000	3.57x	3.550%	73	39.6%	39.6%
84	1	25,000,000	2.3	$25,000,000	2.52x	3.690%	78	58.3%	58.3%
96	1	50,000,000	4.5	$50,000,000	2.75x	3.530%	96	62.8%	62.8%
107	1	80,000,000	7.2	$80,000,000	2.38x	3.250%	106	64.7%	64.7%
120	31	698,389,878	62.9	$22,528,706	2.98x	3.518%	117	52.3%	49.4%
121	1	30,000,000	2.7	$30,000,000	3.06x	3.350%	121	54.5%	54.5%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%	$27,766,497	2.93x	3.589%	104	52.8%	50.9%

(1) Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.
(2) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(3) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

	Min	60	months
	Max	121	months
	Weighted Avg.	106	months

Annex C

Distribution of Remaining Terms to Maturity/ARD (1)
Range of Remaining Terms to Maturity/ARD (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
54 - 60	4	$142,270,000	12.8%	$35,567,500	2.77x	4.205%	58	51.7%	50.9%
61 - 121	36	968,389,878	87.2	$26,899,719	2.96x	3.499%	110	53.0%	50.9%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%	$27,766,497	2.93x	3.589%	104	52.8%	50.9%

(1) Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.
(2) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(3) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

	Min	54	months
	Max	121	months
	Weighted Avg.	104	months

Distribution of Original Amortization Terms(1)

Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	24	$885,989,737	79.8%	$36,916,239	3.24x	3.511%	102	49.6%	49.6%
300 - 300	1	6,891,228	0.6	$6,891,228	1.83x	3.898%	112	63.8%	46.5%
360 - 360	15	217,778,914	19.6	$14,518,594	1.74x	3.899%	109	65.7%	56.2%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%	$27,766,497	2.93x	3.589%	104	52.8%	50.9%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(3) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

	Min	300	months
	Max	360	months
	Weighted Avg.	358	months

Annex C

Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	24	$885,989,737	79.8%	$36,916,239	3.24x	3.511%	102	49.6%	49.6%
292 - 300	1	6,891,228	0.6	$6,891,228	1.83x	3.898%	112	63.8%	46.5%
354 - 360	15	217,778,914	19.6	$14,518,594	1.74x	3.899%	109	65.7%	56.2%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%	$27,766,497	2.93x	3.589%	104	52.8%	50.9%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(3) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

	Min	292	months
	Max	360	months
	Average	357	months

Mortgage Loans with Original Partial Interest Only Periods

Original Partial Interest Only Periods (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(1)(2)	Weighted Average Mortgage Interest Rate(1)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
12	2	$19,000,000	1.7%	$9,500,000	1.44x	4.497%	119	71.4%	59.4%
24	3	$61,750,000	5.6%	$20,583,333	1.64x	3.817%	84	66.7%	59.4%
36	1	$3,160,000	0.3%	$3,160,000	1.53x	4.380%	120	70.2%	61.3%
60(3)	3	$58,060,639	5.2%	$19,353,546	1.65x	3.821%	119	65.0%	58.9%

(1) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.
(3) The 420 Taylor Street mortgage loan is structured with an initial 60 month amortization period followed by a 60 month interest only period.

Annex C

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(1)(2)	Weighted Average Mortgage Interest Rate(1)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
Defeasance	28	$654,978,914	59.0%	$23,392,104	2.58x	3.601%	103	57.6%	54.8%
Defeasance or Yield Maintenance	7	300,039,737	27.0	$42,862,820	3.63x	3.565%	110	45.1%	44.7%
Yield Maintenance	5	155,641,228	14.0	$31,128,246	3.07x	3.586%	94	47.6%	46.1%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%	$27,766,497	2.93x	3.589%	104	52.8%	50.9%

(1) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

Distribution of Debt Yields on Underwritten Net Operating Income(1)

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
7.1 - 7.9	1	$11,700,000	1.1%	$11,700,000	1.80x	3.890%	120	65.0%	65.0%
8.0 - 8.9	4	115,500,000	10.4	$28,875,000	2.31x	3.376%	109	63.5%	63.5%
9.0 - 9.9	14	212,820,639	19.2	$15,201,474	1.96x	3.806%	113	62.2%	57.2%
10.0 - 10.9	5	233,600,000	21.0	$46,720,000	3.01x	3.298%	107	56.3%	55.8%
11.0 - 14.9	12	371,141,524	33.4	$30,928,460	3.19x	3.532%	101	47.3%	44.9%
15.0 - 18.4	4	165,897,715	14.9	$41,474,429	4.02x	3.975%	89	40.0%	39.2%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%	$27,766,497	2.93x	3.589%	104	52.8%	50.9%

(1) Unless otherwise indicated, the Debt Yield on Underwritten Net Operating Income for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten Net Operating Income divided by the Cut-off Date Balance of such mortgage loan. The Debt Yield on Underwritten Net Operating Income for the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.
(2) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(3) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

	Min	7.1%
	Max	18.4%
	Weighted Avg.	11.6%

Annex C

Distribution of Debt Yields on Underwritten Net Cash Flow(1)

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity/ARD Date LTV
7.1 - 7.9	3	$113,200,000	10.2%	$37,733,333	2.28x	3.364%	109	63.8%	63.8%
8.0 - 8.9	9	127,900,000	11.5	$14,211,111	1.84x	3.907%	118	63.9%	57.9%
9.0 - 9.9	10	185,920,639	16.7	$18,592,064	2.22x	3.715%	107	62.5%	58.3%
10.0 - 10.9	5	209,019,737	18.8	$41,803,947	3.07x	3.270%	111	55.1%	54.6%
11.0 - 14.9	11	383,721,787	34.5	$34,883,799	3.34x	3.675%	89	43.4%	42.4%
15.0 - 17.9	2	90,897,715	8.2	$45,448,858	4.73x	3.539%	114	38.4%	36.8%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%	$27,766,497	2.93x	3.589%	104	52.8%	50.9%

(1) Unless otherwise indicated, the Debt Yield on Underwritten Net Operating Income for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten Net Operating Income divided by the Cut-off Date Balance of such mortgage loan. The Debt Yield on Underwritten Net Cash Flow for the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.
(2) The mortgage rate is reflective of the BX Industrial Portfolio fixed rate loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.
(3) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

	Min	7.1%
	Max	17.9%
	Weighted Avg.	11.1%

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	25	$914,632,163	82.4%
Springing	13	167,827,715	15.1%
Soft	2	28,200,000	2.5%
Total/Avg./Wtd.Avg.	40	$1,110,659,878	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	29	$647,490,141	58.3%
Replacement Reserves(1)	27	$522,740,141	47.1%
TI/LC(2)	20	$598,391,198	63.1%
Insurance	12	$172,240,141	15.5%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of the portion of the Initial Pool Balance secured by office, retail, industrial and mixed use properties.

Annex C

Distribution of Property Types

Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
Office	38	$599,914,196	54.0%	$15,787,215.68	2.95x	3.511%	108	52.9%	51.1%
Suburban	16	293,978,110	26.5%	$18,373,632	3.00x	3.498%	110	52.3%	50.6%
CBD	11	277,211,160	25.0%	$25,201,015	2.93x	3.531%	105	52.8%	50.7%
Medical	11	28,724,926	2.6%	$2,611,357	2.50x	3.444%	120	59.8%	59.8%
Industrial	110	$235,434,803	21.2%	$2,140,316.39	3.00x	3.662%	86	50.7%	50.7%
Warehouse/Distribution	60	160,071,222	14.4%	$2,667,854	2.89x	3.566%	87	52.5%	52.5%
Flex	35	34,952,404	3.1%	$998,640	3.22x	4.244%	64	41.1%	41.1%
Manufacturing	8	29,564,336	2.7%	$3,695,542	3.10x	3.529%	113	56.4%	56.4%
Warehouse/Storage	3	7,279,844	0.7%	$2,426,615	3.57x	3.550%	73	39.6%	39.6%
Warehouse	3	3,129,313	0.3%	$1,043,104	3.52x	3.650%	72	39.8%	39.8%
R&D/Flex	1	437,684	0.0%	$437,684	3.57x	3.550%	73	39.6%	39.6%
Hospitality	4	$97,788,943	8.8%	$24,447,235.70	4.53x	3.564%	114	40.2%	37.5%
Full Service	2	80,000,000	7.2%	$40,000,000	4.95x	3.558%	114	35.5%	35.5%
Limited Service	1	10,897,715	1.0%	$10,897,715	3.14x	3.400%	114	59.6%	46.7%
Extended Stay	1	6,891,228	0.6%	$6,891,228	1.83x	3.898%	112	63.8%	46.5%
Mixed Use	3	$61,500,000	5.5%	$20,500,000.00	2.11x	3.615%	85	62.5%	60.7%
Office/Retail	3	61,500,000	5.5%	$20,500,000.00	2.11x	3.615%	85	62.5%	60.7%
Retail	6	$50,581,787	4.6%	$8,430,298	1.71x	3.857%	114	62.5%	52.6%
Anchored	3	40,850,000	3.7%	$13,616,667	1.49x	3.867%	113	63.0%	52.3%
Single Tenant Retail	2	5,150,000	0.5%	$2,575,000	3.24x	3.651%	120	51.6%	51.6%
Unanchored	1	4,581,787	0.4%	$4,581,787	1.96x	4.000%	114	69.4%	55.6%
Self Storage	4	$37,560,000	3.4%	$9,390,000.00	1.95x	3.762%	120	62.3%	58.2%
Multifamily	5	$26,250,000	2.4%	$5,250,000.00	1.80x	3.995%	120	63.7%	60.5%
Mid Rise	3	19,500,000	1.8%	$6,500,000	1.91x	3.890%	120	63.8%	63.8%
Garden	2	6,750,000	0.6%	$3,375,000	1.48x	4.300%	120	63.7%	51.1%
Leased Fee	5	$1,630,149	0.1%	$326,029.84	3.57x	3.550%	73	39.6%	39.6%
Total/Avg./Wtd. Avg.(3)	175	$1,110,659,878	100.0%	$6,346,628	2.93x	3.589%	104	52.8%	50.9%
(1) Calculated based on the mortgaged property's allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property's allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3) Wtd. Avg Cut-off Date Balance is based on the 175 mortgaged properties in the Benchmark 2020-B19 trust.

Annex C

Geographic Distribution
Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
California	11	$303,736,669	27.3%	$27,612,424	3.15x	3.315%	115	49.0%	48.2%
Texas	28	99,168,104	8.9	3,541,718	2.86x	4.104%	91	50.1%	48.6%
New York	7	98,127,174	8.8	14,018,168	2.98x	3.310%	114	51.7%	51.7%
Michigan	6	92,895,919	8.4	15,482,653	2.22x	3.901%	94	61.4%	53.7%
Illinois	24	81,564,677	7.3	3,398,528	3.00x	3.681%	85	54.1%	54.1%
Nevada	2	80,000,000	7.2	40,000,000	4.95x	3.558%	114	35.5%	35.5%
Florida	5	60,810,852	5.5	12,162,170	2.34x	3.607%	103	61.5%	60.1%
Kansas	2	40,960,392	3.7	20,480,196	2.42x	3.259%	105	63.9%	63.9%
Virginia	20	37,714,271	3.4	1,885,714	2.66x	3.856%	93	53.0%	50.3%
Massachusetts	3	36,872,958	3.3	12,290,986	2.12x	3.763%	115	65.0%	58.5%
North Carolina	8	35,558,568	3.2	4,444,821	2.47x	3.556%	120	58.2%	58.2%
Washington	1	30,000,000	2.7	30,000,000	1.79x	3.850%	54	67.2%	63.5%
Tennessee	3	20,866,238	1.9	6,955,413	1.63x	3.750%	114	62.8%	50.8%
Georgia	12	14,924,870	1.3	1,243,739	2.57x	4.151%	91	54.6%	50.4%
Ohio	9	12,420,718	1.1	1,380,080	2.54x	3.877%	96	54.9%	48.4%
Arizona	1	10,897,715	1.0	10,897,715	3.14x	3.400%	114	59.6%	46.7%
Kentucky	9	9,249,450	0.8	1,027,717	3.55x	3.593%	72	39.7%	39.7%
Wisconsin	3	8,577,115	0.8	2,859,038	3.15x	3.601%	120	54.6%	54.6%
New Jersey	3	7,092,266	0.6	2,364,089	3.57x	3.550%	73	39.6%	39.6%
Pennsylvania	4	7,056,536	0.6	1,764,134	3.57x	3.550%	73	39.6%	39.6%
Minnesota	7	6,734,973	0.6	962,139	3.57x	3.550%	73	39.6%	39.6%
New Hampshire	1	5,152,490	0.5	5,152,490	3.02x	3.525%	120	59.1%	59.1%
South Carolina	3	5,135,621	0.5	1,711,874	2.50x	3.444%	120	59.8%	59.8%
Indiana	1	2,630,769	0.2	2,630,769	3.03x	4.628%	59	41.9%	41.9%
Maryland	2	2,511,532	0.2	1,255,766	3.40x	3.892%	69	40.3%	40.3%
Total/Avg./Wtd. Avg.(3)	175	$1,110,659,878	100.0%	$6,346,628	2.93x	3.589%	104	52.8%	50.9%
(1) Calculated based on the mortgaged property's allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property's allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3) Wtd. Avg Cut-off Date Balance is based on the 175 mortgaged properties in the Benchmark 2020-B19 trust.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date: Determination Date:

CONTACT INFORMATION	CONTENTS

	Distribution Summary	2

	Distribution Summary (Factors)	3

	Interest Distribution Detail	4

	Principal Distribution Detail	5

	Reconciliation Detail	6

	Stratification Detail	7

	Mortgage Loan Detail	11

	NOI Detail	12

	Delinquency Loan Detail	13

	Appraisal Reduction Detail	15

	Loan Modification Detail	17

	Specially Serviced Loan Detail	19

	Unscheduled Principal Detail	21

	Liquidated Loan Detail	23

Deal Contact:

Reports Available at sf.citidirect.com	D-1

Distribution Date: Determination Date:

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	D-2

Distribution Date: Determination Date:

PER $1,000 OF ORIGINAL BALANCE
Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at sf.citidirect.com	D-3

Distribution Date: Determination Date:

Interest Distribution Detail

DISTRIBUTION IN DOLLARS
	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	D-4

Distribution Date: Determination Date:

Principal Distribution Detail

DISTRIBUTION IN DOLLARS
		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Original
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Loss	Recoveries	Balance	Loss	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+(6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

Reports Available at sf.citidirect.com	D-5

Distribution Date: Determination Date:	Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Servicing Fee / Sub-Servicing Fee
Prepayment Interest Shortfall	CREFC® Intellectual Property Royalty License Fee
Interest Adjustments	Trustee Fee / Certificate Administrator Fee
Realized Loss in Excess of Principal Balance	Operating Advisor Fee
Total Interest Funds Available:	Total Scheduled Fees:
Additional Fees, Expenses, etc.
Principal Funds Available	Special Servicing Fee
Scheduled Principal	Workout Fee
Curtailments	Liquidation Fee
Principal Prepayments	Additional Trust Fund Expenses
Net Liquidation Proceeds	Reimbursement for Interest on Advances
Repurchased Principal	Additional Servicing Fee
Substitution Principal	Total Additional Fees, Expenses, etc.:
Other Principal	Distribution to Certificateholders
Total Principal Funds Available:	Interest Distribution
Other Funds Available	Principal Distribution
Yield Maintenance Charges	Yield Maintenance Charges Distribution
Prepayment Premiums	Prepayment Premiums Distribution
Other Charges	Total Distribution to Certificateholders:
Total Other Funds Available:	Total Funds Allocated
Total Funds Available

Reports Available at sf.citidirect.com	D-6

Distribution Date:
Determination Date:

Stratification Detail

Ending Scheduled Balance							State
Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals								Totals

Reports Available at sf.citidirect.com	D-7

Distribution Date:
Determination Date:

Stratification Detail

Seasoning							Property Type
Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-8

Distribution Date:
Determination Date:

Stratification Detail

Debt Service Coverage Ratio							Loan Rate
Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-9

Distribution Date:
Determination Date:

Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term
Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-10

Distribution Date:
Determination Date:

Mortgage Loan Detail
Loan	OMCR	Property Type	City	State	Interest Payment	Principal Payment	Gross Coupon	Maturity Date	Neg Am Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Apprasial Reduction Date	Apprasial Reduction Amount	Payment Status of Loan (1)	Workout Strategy (2)	Mod. Code (3)

Totals

Payment Status of Loan (1)		Workout Strategy (2)			Mod. Code (3)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer		3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure		4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff		5. Temporary Rate Reduction
		6. DPO	12. Reps and Warranties		6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-11

Distribution Date:
Determination Date:

NOI Detail

Loan Number	OMCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Totals

Reports Available at sf.citidirect.com	D-12

Distribution Date:
Determination Date:

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals

Payment Status of Loan (1)		Workout Strategy (2)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-13

Distribution Date:
Determination Date:

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at sf.citidirect.com	D-14

Distribution Date:
Determination Date:

Appraisal Reduction Detail

			Appraisal	Appraisal	Most Recent	Cumulative
Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-15

Distribution Date:
Determination Date:

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount
There is no historical Appraisal Reduction activity.

Totals

Reports Available at sf.citidirect.com	D-16

Distribution Date:
Determination Date:

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-17

Distribution Date:
Determination Date:

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description
There is no historical Loan Modification activity.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-18

Distribution Date:
Determination Date:	Specially Serviced Loan Detail

Loan	OMCR	Workout Strategy (1)	Most Recent Inspection Date	Most Recent Specially Serviced Transfer Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Other REO Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-19

Distribution Date:
Determination Date:	Historical Specially Serviced Loan Detail

Distribution Date	Loan Number	OMCR	Spec. Serviced Transfer Date	Workout Strategy (1)	Spec. Serviced Loan to MS	Scheduled Balance	Actual Balance	Property Type (2)	State	Interest Rate	Note Date	Net Operating Income	Net Operating Income Date	DSC Ratio	DSC Date	Maturity Date	WART

There is no historical Specially Serviced Loan activity.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-20

Distribution Date:
Determination Date:	Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

Totals	There is no unscheduled principal activity for the current distribution period.

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-21

Distribution Date:
Determination Date:	Historical Unscheduled Principal Detail

Distribution Date	Loan Number OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penality	Yield Maintenance Premium

Totals	There is no historical unscheduled principal activity.

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-22

Distribution Date:
Determination Date:	Liquidated Loan Detail

Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-23

Distribution Date:
Determination Date:	Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at sf.citidirect.com	D-24

ANNEX E-1A

SPONSOR REPRESENTATIONS AND WARRANTIES
(CITI REAL ESTATE FUNDING INC. And german american capital corporation)

Each of CREFI and GACC (referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-1B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the applicable Mortgage Loan Seller to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense,

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counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a)(1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-1B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the Mortgage Loan Purchase Agreement to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments

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not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Loan Combination, subject to the related Assignment of Leases constituting security for the entire Loan Combination), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

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(10)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Outside Serviced Mortgage Loan, to the depositor or servicer for the related Other Securitization Trust).

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or

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financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

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The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain, or cause to be maintained, all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing

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systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) the Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the

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Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan Combination, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of

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the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-1B; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1A or the exceptions thereto set forth in Annex E-1B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E1A-1, or future permitted

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mezzanine debt in each case as set forth on Schedule E-1B or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loan and situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex E-1A, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of

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years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

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(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1A.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination

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of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-Off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth on Schedule E-3.

(44)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar

E-1A-13

agreement, is enforceable by the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the related Other Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the seller of the note which is contributed to the related Other Securitization Trust or its designee providing notice of the transfer of such note to the related Other Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of an Outside Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of an Outside Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(45)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(46)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-1A-14

SCHEDULE E-1A-1 to ANNEX E-1A

LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
6	-	Moffett Place – Building 6

E-1A-15

SCHEDULE E-1A-2 to ANNEX E-1A

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
4	MGM Grand & Mandalay Bay	MGM Grand & Mandalay Bay
9	-	1633 Broadway
24	Bloomfield Center	-
29	Holiday Inn Express Buckeye	-

E-1A-16

SCHEDULE E-1A-3 to ANNEX E-1A

CROSSED MORTGAGE LOANS

None

E-1A-17

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1B

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Citi Real Estate Funding Inc.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	420 Taylor Street (Loan No. 18)	The related mortgage/assignment of leases and rents secure the subject mortgage loan and the related pari passu companion loans on a pari passu basis.
(9) UCC Filings	420 Taylor Street (Loan No. 18)	The related mortgage/assignment of leases and rents secure the subject mortgage loan and the related pari passu companion loans on a pari passu basis.
(16) Insurance	MGM Grand & Mandalay Bay (Loan No. 4)

The deductible for the “all risk” property insurance is permitted to be up to and including $250,000; the deductible for terrorism insurance is permitted to be up to and including $500,000, and the deductible for windstorm and earthquake coverage is not more than 5% of the total insurable value of the applicable Mortgaged Property; provided that if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the Whole Loan guaranteeing any failure by the related Borrower to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) the related Borrower may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may be considered not to be customary.

The Whole Loan documents permit the Borrower to rely on insurance maintained by MGM Lessee II, LLC (the “MGM Tenant”) so long as the master lease (the “MGM Lease”) between the Borrower and the MGM Tenant is in effect and there is no default continuing under the lease (beyond any applicable cure period). Such insurance maintained by the MGM Tenant (the “MGM Policies”) is required to conform to the requirements of the Whole Loan documents (except it is acknowledged and agreed that the MGM Policies are

E-1B-1

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

permitted to vary from the requirements of the Whole Loan documents with respect to (x) the named storm sublimit which shall be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $5,000,000). Such $700,000,000 limit is less than full replacement cost. In addition, such deductibles may be considered not to be customary.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses, if any, which will be payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the Borrower and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property (or any portion thereof); provided that if the total amount of proceeds payable net of applicable deductibles is $50,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds will be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

Terrorism insurance may be written by a non-rated captive insurer.

(25) Licenses and Permits	MGM Grand & Mandalay Bay (Loan No. 4)

The Borrower did not covenant in the Whole Loan documents (so long as the applicable Mortgaged Property is subject to the MGM Lease) to keep all material licenses, permits and applicable government authorizations necessary for its operation of the Mortgaged Property in full force and effect.

(26) Recourse Obligations	MGM Grand & Mandalay Bay (Loan No. 4)

BREIT Operating Partnership L.P. (“BREIT Guarantor”) and MGM Growth Properties Operating Partnership LP (“MGP Guarantor” and together with BREIT Guarantor, collectively, “Guarantor”) are severally (but not jointly) liable for recourse events in accordance with their respective percentage interests in the Borrower.

The Guarantor’s liability with respect to bankruptcy-related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Whole Loan as of the date of the event.

Only the related mortgagors, and not the non-recourse carveout guarantor, is liable for breaches of environmental

E-1B-2

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

covenants, and the related mortgagors are the only parties liable under the environmental indemnity; provided, however, that if the related Borrower fails to maintain an environmental insurance policy as required under the Whole Loan documents and the Mortgaged Property is not subject to the MGM Lease, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Whole Loan documents and (y) for any amounts recovered under the environmental policy.

Recourse for waste is limited to willful misconduct by the related mortgagors, non-recourse guarantor or certain of their affiliates that results in physical damage or waste to the Mortgaged Property.

(26) Recourse Obligations	420 Taylor Street (Loan No. 18)

The carveout for losses relating to misapplication of insurance proceeds, condemnation awards, rents during an event of default or rents paid more than one (1) month in advance is subject to notice from lender and a five (5) business day cure period.

The environmental indemnity provided by each Mortgagor and the guarantor (individually and collectively, the “Indemnitor”) specifically excludes any losses to the extent (A) arising from: (1) any action taken by the Borrower who, as a result of a Mezzanine Foreclosure Divestment (defined below), is no longer an affiliate of one or more persons comprising the Sponsor Group (defined below), provided, that, such action does not result from any circumstance, condition, action or event with respect to the Mortgaged Property or the Borrower first arising prior to the date of such Mezzanine Foreclosure Divestment; or (2) any circumstance, condition, action or event with respect to the Mortgaged Property or the Borrower first arising after the date of such Mezzanine Foreclosure Divestment; and (B) not caused by one or more persons comprising the Sponsor Group; provided, that, the Indemnitor will remain liable under the environmental indemnity for any losses (to the extent the Indemnitor would otherwise be liable for such losses pursuant to the environmental indemnity) to the extent arising from any circumstance, condition, action or event, arising prior to the date of the Mezzanine Foreclosure Divestment, even if such applicable circumstance, condition, action or event was not discovered, until after the date of such Mezzanine Foreclosure Divestment, but the Indemnitor will not be liable for any increase in losses due solely to an exacerbation of a release caused directly by the affirmative action of an indemnified party or any contractor, agent or any other party engaged by or within the direct control of any such person.

E-1B-3

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

“Mezzanine Foreclosure Divestment” means the acquisition by the lender for any mezzanine loan created by the lender pursuant to the Mortgage Loan documents (each, a “New Mezzanine Loan”) (or any purchaser at a foreclosure sale or such mezzanine lender’s designee of an assignment in lieu of foreclosure, as applicable) of title to the direct or indirect ownership interests in the Borrower pursuant to a foreclosure of the New Mezzanine Loan or an assignment in lieu of foreclosure of the new Mezzanine Loan that has not been set aside, rescinded or invalidated, provided, that, in each case, such mezzanine lender (or such purchaser at a foreclosure sale or mezzanine lender’s designee of an assignment in lieu of foreclosure, as applicable) is not the Borrower or any affiliate of the Borrower, with the result that no person or persons comprising the Sponsor Group will hold 10% or more of a direct or indirect equity interests in, or control, the Borrower (in such instance, the Borrower may be referred to as “Divested Borrower”). “Sponsor Group” means, collectively, (1) the guarantors of the Mortgage Loan and (2) any affiliate of the guarantors.

(27) Mortgage Releases	MGM Grand & Mandalay Bay (Loan No. 4)

Upon satisfying certain conditions, the Borrower may release a Mortgaged Property by prepaying or defeasing an amount equal to the lesser of (1) the outstanding principal amount of the Whole Loan, together with all interest accrued and unpaid thereon and (2) (i) 105% of the allocated loan amount for the released Mortgaged Property until such time that the outstanding principal balance of the Whole Loan has been reduced to $2,250,000,000 and (ii) thereafter, 110% of the allocated loan amount of the released Mortgaged Property.

(29) Acts of Terrorism Exclusion	MGM Grand & Mandalay Bay (Loan No. 4)

So long as the Mortgaged Property is subject to the MGM Lease, the mortgagors are permitted to rely on terrorism insurance provided by the MGM Tenant.

Terrorism insurance may be written by a non-rated captive insurer.

If (A) TRIPRA is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the related Borrower (or the MGM Tenant) will be required to maintain terrorism insurance as required by the Whole Loan documents; provided, however, that it will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business

E-1B-4

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

interruption/rental loss insurance required under the Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower (or the MGM Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30) Due on Sale or Encumbrance	MGM Grand & Mandalay Bay (Loan No. 4)

The Whole Loan documents provide that no Restricted Pledge Party (as defined below), other than the mortgagors or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan. The assets of a Restricted Pledge Party may include direct or indirect equity interests in the mortgagors.

Certain transfers are permitted without lender consent so long as, after giving effect to such sale or pledge, (x) (1) the mortgagors and any principal thereof (on an unencumbered and look through basis) are indirectly controlled and at least 50.1% owned by BREIT OP and/or MGP OP, provided that (I) with respect to BREIT OP, BREIT OP is owned, managed or controlled by BREIT, a Qualified Advisor, a Qualified Transferee or a Public Vehicle (each such term, as defined in the Whole Loan documents) and (II) with respect to MGP OP, MGP OP is managed and controlled by MGP Growth Properties LLC, a Public Vehicle or a Qualified Transferee, or (y) following a Public Sale (as defined in the Whole Loan documents), a Public Vehicle or, following a Permitted Assumption (as defined in the Whole Loan documents), the applicable Qualified Transferee (1) shall own not less than 51% of the economic and direct or indirect legal and beneficial interests in the mortgagors, the Guarantor and any principal (on an unencumbered and look through basis) and (2) control the mortgagors, the Guarantor and any principal.

“Restricted Pledge Party” means, collectively, the Borrower, any mezzanine borrower, or any other direct or indirect equity holder in the Borrower up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the mortgaged property.

(31) Single-Purpose Entity	112 7th Avenue (Loan No. 19)	No non-consolidation opinion was delivered in connection with the origination of the Mortgage Loan.
(32) Defeasance	MGM Grand & Mandalay Bay (Loan No. 4)	The exception to Representation and Warranty #27 is also an exception to this representation.

E-1B-5

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(39) Organization of Borrower	MGM Grand & Mandalay Bay (Loan No. 4)	The Borrowers under the related Mortgage Loans are affiliated with the borrowers under the Bellagio Hotel and Casino and BX Industrial Portfolio mortgage loan.
(39) Organization of Borrower	BX Industrial Portfolio (Loan No. 1) MGM Grand & Mandalay Bay (Loan No. 4)	The related mortgagors are affiliated.
(39) Organization of Borrower	Williamsburg Multifamily Portfolio (Loan No. 27) 99 North 4th Street (Loan No. 33)	The related mortgagors are affiliated.
(43) Cross-Collateralization	420 Taylor Street (Loan No. 18)	The loan is cross-collateralized and cross-defaulted with the related pari passu companion loans.
(44) Hospitality Provisions	Holiday Inn Express Buckeye (Loan No. 29)	The comfort letter obtained in connection with the origination of the Mortgage Loan is not enforceable by the Trust. The Trust must obtain a new comfort letter.

E-1B-6

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(German American Capital Corporation)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Moffett Place - Building 6 (Loan No. 6)	The sole tenant, Google, LLC, has a right of first offer pursuant to its lease to purchase all or any portion of the six office building campus in which the Mortgaged Property is located (the “Project”), including without limitation the Mortgaged Property, that the landlord is willing to sell or transfer. Under the terms of the lease, such right does not apply to a sale or transfer (i) to an entity which becomes the owner of the Mortgaged Property or the Project (or any portion thereof) through a foreclosure by trustee’s power of sale, judicially or otherwise, or as a purchaser at a foreclosure sale or (ii) to an entity which is controlled by, controls or is under common control with the originally named landlord under the sole tenant’s lease. “Control” is defined in the related lease provision as ownership of at least 50% of the equity interests in an entity and the right to vote such equity interests in the ordinary course of business. However, such right will apply to subsequent transfers.

E-1B-7

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Prosper Portfolio (Loan No. 11)

With respect to the 224, 226 & 228 Riverstone Drive Mortgaged Property, which is comprised of condominium units, the Riverstone Professional Centre Office Park Owner’s Association, Inc. has a right of first refusal to purchase a condominium unit or any portion thereof which may be offered for sale by an owner of such Mortgaged Property. The Riverstone Professional Centre Office Park Owner’s Association, Inc. has waived this right of first refusal in connection with a foreclosure, deed-in-lieu and subsequent sale by the lender. However, such right will apply to subsequent transfers.

The Riverstone Professional Centre Office Park Owner’s Association, Inc. also has a right of first refusal to lease a condominium unit or any portion thereof which may be offered for lease by an owner of the 224, 226 & 228 Riverstone Drive Mortgaged Property. The Riverstone Professional Centre Office Park Owner’s Association, Inc. has waived this right of first refusal so long as the Mortgage Loan is outstanding or the lender (or its designee) owns title to such Mortgaged Property following any exercise of remedies pursuant to the applicable mortgage.

With respect to the 822 Broad Street Mortgaged Property, Mountain State Properties, Inc. has a right of first refusal to purchase all or part of such Mortgaged Property which may be offered for sale. Mountain State Properties, Inc. has waived this right of first refusal in connection with a foreclosure and deed-in-lieu. However, such right will apply to subsequent transfers.

(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Boyd Manufacturing Portfolio (Loan No. 16)

The master lease for Boyd Corporation, the master tenant at all of the related Mortgaged Properties, provides that the master tenant has the one-time right during the term of such master lease, following the first day of the third lease year (which is April 1, 2022) during the term (or earlier to the extent the landlord will not incur any out-of-pocket costs or expenses relating to the following termination and release) to terminate the master lease with respect to one of the Mortgaged Properties (the “Terminated Premises”), provided that the applicable base rent allocated to the Terminated Premises does not exceed 10% of total base rent of all Mortgaged Properties at the time of the early termination, and to purchase the Terminated Premises at a price equal to the greater of (x) the value of the Terminated Premises as determined by an appraisal prepared by an independent appraiser who is a member in good standing as a Master of the Appraisal Institute professional appraiser and is reasonably acceptable to landlord and master tenant, and (ii) the purchase price the landlord paid for the Terminated Premises under the purchase agreement pursuant to which the landlord purchased the Terminated Premises from an

E-1B-8

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

affiliate of the master tenant. In addition, the master lease provides that the master tenant is required to pay the landlord all closing costs and expenses incurred by the landlord attributable to the landlord’s acquisition of the Terminated Premises, and all out-of-pocket costs and expenses incurred by the landlord (including those imposed by landlord’s mortgagee, including any prepayment penalty, yield maintenance and/or defeasance) and associated with the removal of the Terminated Premises from the master lease. The subordination, non-disturbance and attornment agreement executed by the master tenant states that (i) tenant’s purchase option shall not be exercisable until 12 months from the date August 31, 2020, (ii) if the tenant elects to exercise the purchase option, for the avoidance of doubt, a condition of consummation of the purchase option shall be satisfaction of all requirements set forth in the Mortgage Loan documents relating to a property release (including, without limitation, payment of partial defeasance costs and/or a yield maintenance premium (as applicable)) (the “LD Release Requirements”), (iii) if the tenant elects to consummate a purchase option, it will pay all amounts necessary to satisfy the LD Release Requirements directly to Lender, and (iv) for the avoidance of doubt, the only premises with respect to which the tenant is permitted to consummate a purchase option is the Mortgaged Property located at 3315 Haseley Drive in Niagara Falls, New York.

In addition, the master lease for Boyd Corporation prohibits the owner of the Mortgaged Properties from transferring such Mortgaged Properties to a Tenant Competitor. A “Tenant Competitor” is any person which operates a business and a portion of the business competes with that of the master tenant, provided that a private equity sponsor or other financial sponsor which owns a Tenant Competitor, but does not itself compete with the tenant, or such a sponsor’s real estate fund (which is unrelated to the corporate fund that owns the competitive business) will not be a Tenant Competitor. The master lease provides that such restriction will not apply to a sale by the landlord’s mortgagee or during an event of default under the master lease, but it will apply to subsequent transfers. The subordination, non-disturbance and attornment agreement executed by the master tenant indicates that for the purposes of any exercise of remedies pursuant to the mortgage, including (i) a purchase of the Mortgaged Properties (or any portion thereof) at a foreclosure sale or (2) a transfer of the Mortgaged Properties (or any portion thereof) to the lender or its designee pursuant to a deed-in-lieu of foreclosure, a “Tenant Competitor” is an entity or an affiliate of any entity which is actively engaged in the manufacturing, warehousing, distribution, and sales of sealing and thermal management products (the “Use”) in which the master tenant or any of its affiliates is engaged in

E-1B-9

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

as of the date hereof (in this instance, any company which is engaged in the business of owning or making loans on real property and which is not engaged in the Use, will not be deemed a Tenant Competitor solely as the result of such entity owning or leasing property that is used for such purpose).

(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Wisconsin Walgreens Portfolio (Loan No. 38)	Walgreen Co., an Illinois Corporation (“Walgreens”), the sole tenant at each related Mortgaged Property, has a right of first refusal to purchase each Mortgaged Property if the landlord receives a bona fide offer to purchase Walgreens’ leased premises. Walgreens waived its right of first refusal in connection with a foreclosure or deed in lieu.

(10) Condition of Property	BX Industrial Portfolio (Loan No. 1)	Each related Mortgaged Property was inspected more than six months prior to the related origination date.

(16) Insurance	MGM Grand & Mandalay Bay (Loan No. 4)

The deductible for the “all risk” property insurance is permitted to be up to and including $250,000; the deductible for terrorism insurance is permitted to be up to and including $500,000, and the deductible for windstorm and earthquake coverage is not more than 5% of the total insurable value of the applicable Mortgaged Property; provided that if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the related Loan Combination guaranteeing any failure by the related Borrower to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) the related Borrower may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may be considered not to be customary.

The Loan Combination documents permit the Borrower to rely on insurance maintained by MGM Lessee II, LLC (the “MGM Tenant”) so long as the master lease (the “MGM Lease”) between the Borrower and the MGM Tenant is in effect and there is no default continuing under the lease (beyond any applicable cure period). Such insurance maintained by the MGM Tenant (the “MGM Policies”) is required to conform to the requirements of the Loan Combination documents (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements of the Loan Combination documents with respect to (x) the named storm sublimit which shall be no

E-1B-10

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $5,000,000). Such $700,000,000 limit is less than full replacement cost. In addition, such deductibles may be considered not to be customary.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses, if any, which will be payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the Borrower and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property (or any portion thereof); provided that if the total amount of proceeds payable net of applicable deductibles is $50,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds will be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

Terrorism insurance may be written by a non-rated captive insurer.

(16) Insurance	West LA Storage (Loan No. 20)	The liability insurance policy for the Mortgaged Property has a deductible of approximately $1,000,000.

E-1B-11

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance	Wisconsin Walgreens Portfolio (Loan No. 38)	With respect to each Mortgaged Property leased to Walgreens, to the extent: (i) the Walgreens leases are in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the Walgreens leases, (iii) Walgreens or the guarantor under the Walgreens leases (“Walgreens Tenant”) remains fully liable for the obligations and liabilities under the Walgreens leases and maintains a rating from Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies of at least “BBB”, (iv) the Walgreens leases will remain in full force and effect following a casualty, the terms of the Walgreens leases require Walgreens to rebuild and/or repair the applicable Mortgaged Property at its sole cost and expense, and Walgreens is entitled to no period of rent abatement during such period of rebuild and/or repair of the Mortgaged Property, (v) Walgreens Tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Walgreens leases, and (vi) the Borrowers shall have provided to the lender evidence satisfactory to the lender that the Walgreens Tenant maintains in full force and effect the insurance described in clause (v) above (subsections (i) through (vi), collectively, the “Self-Insurance Requirements”), the Borrower may rely on the insurance provided by the Walgreens Tenant and will not be required to purchase the insurance required by Representation 16, with the exception of terrorism insurance and commercial general liability insurance requirements. As of the origination date of the Mortgage Loan, the Self-Insurance Requirements were satisfied with respect to all coverages, except for terrorism insurance, commercial general liability insurance and umbrella liability insurance.

(17) Access; Utilities; Separate Tax Lots	BX Industrial Portfolio (Loan No. 1)	Fifteen of the 68 individual Mortgaged Properties securing the Mortgage Loan occupy combined tax lots, paired or grouped, as applicable, as follows: Romeoville Bldg 1 and Romeoville Bldg 2; 7453 Empire – Bldg A and 7453 Empire – Bldg C; Bridgewater Center 1 and Bridgewater Center 2; 300 Salem Church Rd, 350A Salem Church Rd and 350B Salem Church Rd; Diamond Hill 1 and Diamond Hill 4; Cavalier I and Cavalier II; 1000 Lucas Way and 514 Butler Rd.

(24) Local Law Compliance	BX Industrial Portfolio (Loan No. 1)	Three of the 68 individual Mortgaged Properties comprising the Mortgage Loan are nonconforming with respect to parking. The Mortgaged Property located at 455 Gibraltar is deficient 13 spaces; the Mortgaged Property located at 401 E Laraway Rd is deficient 239 spaces, and the Mortgaged Property located at 2240-2250 Woodale Dr. is deficient 19 spaces.

E-1B-12

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(24) Local Law Compliance	Prosper Portfolio (Loan No. 11)	The 822 Broad Street Mortgaged Property is legal non-conforming as to use, as under the current zoning code medical office use requires special exception approval by the related zoning board. The applicable zoning code provides as follows: Any nonconforming structure damaged by fire, flood, wind or other act of God or man, including dilapidation, to the extent of more than 50 percent of the assessed value, as established from time to time by the appropriate county property assessor, shall not be reconstructed. However, any structure suffering such degree of damage or dilapidation may be reconstructed and the nonconforming use permitted to continue if the reconstruction is completed within 12 months of the date of such damage or finding of dilapidation. All reconstruction authorized by this subsection shall be accomplished in conformity with the applicable provisions of the building code, and the applicable sections of this chapter in force immediately preceding the date of the zoning change by which the structure or its use became nonconforming.

(24) Local Law Compliance	Boyd Manufacturing Portfolio (Loan No. 16)	The 55 Dragon Court Mortgaged Property is legal non-conforming as to use, as the use of manufacturing over 15,000 square footage requires a special permit under the current zoning code, which has not been obtained. The applicable zoning code provides as follows: No nonconforming use or structure which is damaged by fire or other natural cause to an extent of 50 percent of its assessed value may be reconstructed except as a conforming structure or as a structure reconstructed on the same foundation as the damaged structure and of no greater height or exterior dimension than the damaged structure it replaces. Reconstruction of a nonconforming use or structure which is damaged by fire or other natural cause to an extent of 50 percent of its assessed value other than in a manner specified above shall require a special permit.

(25) Licenses and Permits	MGM Grand & Mandalay Bay (Loan No. 4)	The Borrower did not covenant in the Loan Combination documents (so long as the applicable Mortgaged Property is subject to the MGM Lease) to keep all material licenses, permits and applicable government authorizations necessary for its operation of the Mortgaged Property in full force and effect.

(25) Licenses and Permits	1633 Broadway (Loan No. 9)	Special Permit (Case 72-99 BZ) expired on January 11, 2020; however, such permit (which permits the use as a physical culture establishment) is related solely to the Equinox space. Equinox is required under its lease to renew such permit.

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations	BX Industrial Portfolio (Loan No. 1)

The related loan documents provide that in the event of a bankruptcy action by or against the related Borrower, liability of the related non- recourse carveout guarantor, BREIT Industrial Holdings LLC, is limited to 10% of the then- outstanding principal balance of the Loan Combination, plus the enforcement cost relating to such bankruptcy action.

Only the Borrower is liable under the environmental indemnity, so long as such Borrower maintains the environmental insurance policy required under the loan documents. If such Borrower obtains the environmental policy for a period that is less than required under the loan documents and fails to renew the policy pursuant to the requirements of such loan documents, the related guarantor is liable for the indemnification obligations under the environmental indemnity, to the extent the same would have been covered by the environmental policy, and is capped at the required policy amount.

The recourse carveout for waste is for “willful misconduct” resulting in “physical damage or waste to any Individual Property”.

(26) Recourse Obligations	Coleman Highline (Loan No. 2)

The related guarantors are liable on a several, and not joint, basis; such liability is apportioned between the two such guarantors at 95% and 5%, respectively.

With respect to the environmental indemnity, the indemnitee does not have the right to seek recourse for any indemnified matters against the indemnitor to the extent the applicable matters (the “Indemnified Obligations”) are either covered pursuant to the environmental insurance policy required pursuant to Mortgage Loan documents (the “PLL Insurance”) or are the obligation of the former occupant at the Mortgaged Property, and such former occupant is in compliance with the operative documents requiring its adherence to certain environmental covenants, obligations and restrictions applicable to such Mortgaged Property (said covenants, obligations, and restrictions, the “Prior Owner Documents”). Notwithstanding the foregoing, the indemnitor will become fully liable for the foregoing Indemnified Obligations in the event that either: (a) the indemnitor shall fail to diligently pursue payment and satisfaction of the Indemnified Obligations under the PLL Insurance and/or the Prior Owner Documents (as applicable) or (b) the Indemnified Obligations shall fail to be paid and satisfied by the insurance company providing the PLL Insurance or the applicable party pursuant to the Prior Owner Documents, in either case for any reason whatsoever, within 180 days of the indemnitee making demand of the indemnitor for the applicable Indemnified Obligation(s).

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations	MGM Grand & Mandalay Bay (Loan No. 4)

BREIT Operating Partnership L.P. (“BREIT Guarantor”) and MGM Growth Properties Operating Partnership L.P. (“MGP Guarantor” and together with BREIT Guarantor, collectively, “Guarantor”) are severally (but not jointly) liable for recourse events, in accordance with their respective percentage interests in the Borrower.

The Guarantor’s liability with respect to the bankruptcy-related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Loan Combination as of the date of the event.

Only the related Borrower, and not the Guarantor, is liable for breaches of environmental covenants, and the related Borrower is the only party liable under the environmental indemnity; provided, however, that if the related Borrower fails to maintain an environmental insurance policy as required under the Loan Combination documents and the Mortgaged Property is not subject to the MGM Lease, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Loan Combination documents and (y) for any amounts recovered under the environmental policy.

Recourse for waste is limited to willful misconduct by the related Borrower, Guarantor or certain of their affiliates that results in physical damage or waste to the Mortgaged Property.

(26) Recourse Obligations	1633 Broadway (Loan No. 9)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Loan Combination.

(26) Recourse Obligations	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(27) Mortgage Releases	BX Industrial Portfolio (Loan No. 1)	The related loan documents provide for a release price in connection with permitted releases of individual Mortgaged Properties equal to 105% of the then-existing allocated loan amount (after any permitted prepayments or repayments, as applicable) until 30% of the original principal balance of the related Loan Combination has been prepaid (at which point the release price increases to 110% of the then-existing allocated loan amount). In addition, in the event that, at the time of the release, there is an undrawn revolving advance that is available for borrowing under the floating rate portion of the related Loan Combination, the Borrower may, subject to REMIC related requirements specified in the Loan Combination documents, in lieu of paying the release price for the Mortgaged Property being released, cause the available amount of such undrawn revolving advance to be reduced by the amount of the release price.

(27) Mortgage Releases	MGM Grand & Mandalay Bay (Loan No. 4)	Upon satisfying certain conditions, including REMIC related conditions specified in the Loan Combination documents, the Borrower may release a Mortgaged Property by prepaying or defeasing an amount equal to the lesser of (1) the outstanding principal amount of the Loan Combination, together with all interest accrued and unpaid thereon and (2)(i) 105% of the allocated loan amount for the released Mortgaged Property until such time that the outstanding principal balance of the Loan Combination has been reduced to $2,250,000,000 and (ii) thereafter, 110% of the allocated loan amount of the released Mortgaged Property.
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(27) Mortgage Releases	Boyd Manufacturing Portfolio (Loan No. 16)

The related master lease documents grant the master tenant of the related Mortgaged Properties, Boyd Corporation, the one-time right to substitute another property for a Mortgaged Property subject to the related master lease, provided that the base rent allocable to such Mortgaged Property does not exceed 10% of base rent allocable to all Mortgaged Properties under the master lease. The master lease states that for purposes of clarification, the base rent allocated to the Mortgaged Property located at 3315 Haseley Drive in Niagara Falls, New York does not exceed 10% of total base rent of all Mortgaged Properties. The master lease provides that the tenant’s right to effect such a substitution is conditioned on, among other things, the released property and the substitute property being of “like kind and quality,” the substitute property having a value at least equal to the released property (as determined by appraisals), and satisfaction of any customary and commercially reasonable requirements of the Borrower’s mortgagee.

In connection with such substitution rights under the master lease, the Mortgage Loan documents grant the Borrower the right to obtain the release of the 3315 Haseley Drive

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

Mortgaged Property (the “Release Property”) and substitute such property with another premises of like kind and quality (the “Substitute Property”) provided that the following conditions, among others, are satisfied: (i) the fair market value of the Substitute Property, based on a current appraisal reasonably acceptable to the lender, is no less than the fair market value of the Release Property; (ii) the loan-to-value ratio of all the related Mortgaged Properties after the substitution is no more than the lesser of (x) the loan-to-value ratio immediately preceding the substitution and (y) 59.1%; (iii) the underwritten net cash flow at the Substitute Property is not less than that of the Release Property both at origination and as of the date of substitution; (iv) the debt service coverage ratio after giving effect to the substitution is no less than the greater of (x) the aggregate debt service coverage ratio immediately prior to such substitution and (y) 2.00x; (vi) the Release Property is removed from the master lease between the Borrower and Boyd Manufacturing and the Substitute Property is added, and all of the terms and conditions thereof, including expiration date, will apply to the Substitute Property, provided that the rent for the Substitute Property may not be materially greater than the rent for comparable space in the market in which the Substitute Property is located, (vii) the related lender receives, at the Borrower’s expense, written confirmation from the rating agencies rating the Certificates that such substitution will not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the Certificates; (viii) certain REMIC related conditions are satisfied and (ix) the Borrower shall have delivered to the lender such additional documents and information related to the substitution which would be reasonably acceptable to a reasonably prudent lender contemplating such a substitution as part of a transaction similar to the Mortgage Loan.

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(29) Acts of Terrorism Exclusion	MGM Grand & Mandalay Bay (Loan No. 4)

So long as the Mortgaged Property is subject to the MGM Lease, the Borrower is permitted to rely on terrorism insurance provided by the MGM Tenant.

Terrorism insurance may be written by a non-rated captive insurer.

If (A) TRIPRA is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the related Borrower (or the MGM Tenant) will be required to maintain terrorism insurance as required by the Loan Combination documents; provided, however, that it will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Loan Combination documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower (or the MGM Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(29) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 16 are also exceptions to this Representation 29.

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(30) Due on Sale or Encumbrance	BX Industrial Portfolio (Loan No. 1)

The related Loan Combination documents provide that no Restricted Pledge Party (as defined below) may be restricted from any sale or pledge of the direct ownership interests in the most upper-tier Restricted Pledge Party, provided such pledge directly or indirectly secures indebtedness that is also directly or indirectly secured by substantial assets other than the related individual Mortgaged Properties. “Restricted Pledge Party” means, collectively, the Borrowers or any other direct or indirect equity holder in such Borrowers up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the related individual Mortgaged Properties, provided that neither (i) the related borrower sponsor, (ii) any direct and indirect legal or beneficial owner of such borrower sponsor, (iii) any publicly traded entity (or shareholders, members, or nonmanaging members thereof) with a net worth or market capitalization in excess of $300,000,000 (exclusive of such entity’s interests in the related individual Mortgaged Properties) (those parties identified in clauses (i) through (iii), an “Excluded Entity”) or (iv) an entity that holds a direct or indirect interest in an Excluded Entity will be a Restricted Pledge Party.

Moreover, the related loan documents permit without limitation the sale, conveyance, assignment, mortgage, grant, bargain, encumbrance, pledge, hypothecation, disposition or transfer of any direct or indirect interest in any Excluded Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or member manager) of any Excluded Entity.

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(30) Due on Sale or Encumbrance	MGM Grand & Mandalay Bay (Loan No. 4)

The Loan Combination documents provide that no Restricted Pledge Party (as defined below), other than the Borrower or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Loan Combination or any mezzanine loan. The assets of a Restricted Pledge Party may include direct or indirect equity interests in the Borrower.

Certain transfers are permitted without lender consent so long as, after giving effect to such sale or pledge, (x) (1) the Borrower and any principal thereof (on an unencumbered and look through basis) are indirectly controlled and at least 50.1% owned by BREIT OP and/or MGP OP, provided that (I) with respect to BREIT OP, BREIT OP is owned, managed or controlled by BREIT, a Qualified Advisor, a Qualified Transferee or a Public Vehicle (each such term, as defined in the Loan Combination documents) and (II) with respect to MGP OP, MGP OP is managed and controlled by MGP Growth Properties LLC, a Public Vehicle or a Qualified Transferee, or (y) following a Public Sale (as defined in the Loan Combination documents), a Public Vehicle or, following a Permitted Assumption, the applicable Qualified Transferee (1) shall own not less than 51% of the economic and direct or indirect legal and beneficial interests in the Borrower, the Guarantor and any principal (on an unencumbered and look through basis) and (2) control the Borrower, the Guarantor and any principal.

“Restricted Pledge Party” means, collectively, the Borrower, any mezzanine borrower, or any other direct or indirect equity holder in the Borrower up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the Mortgaged Property.

(30) Due on Sale or Encumbrance	Bridgewater Place (Loan No. 12)	Subject to satisfaction of the conditions set forth in the Mortgage Loan documents, (i) the upper-tier owner of the majority of the interest in the related Borrower is permitted to list and offer shares in such entity (the “REIT”) on nationally recognized stock exchanges, which may result in a change of ownership of the REIT and the related Borrower and (ii) upper-tier corporate pledges of indirect interests in the related Borrower are permitted in the case of (a) a minority, non-controlling interest or (b) those made to secure a parent level (i.e. an indirect owner of the related Borrower which has substantial assets other than its assets in the related Mortgaged Property) credit facility involving substantial interests held by such parent and are not tied specifically to the cash flow of the Mortgaged Property.

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(31) Single Purpose Entity	BX Industrial Portfolio (Loan No. 1)	Certain of the Borrowers previously owned additional real properties in addition to the individual Mortgaged Properties; however, such properties were transferred prior to the origination of the related Loan Combination.

(32) Defeasance	MGM Grand & Mandalay Bay (Loan No. 4)	See exception to Representation and Warranty 27 above.

(33) Fixed Interest Rates	BX Industrial Portfolio (Loan No. 1)	The Mortgage Loan is subject to interest at a fixed rate, but certain of the related Companion Loans having an original principal balance of $99,427,615.36 are subject to interest at a floating rate.

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(34) Ground Leases	BX Industrial Portfolio (Loan No. 1)

34(a): Three (3) of the related individual Mortgaged Properties (BX Industrial Portfolio – DFW Logistics Center (Bldg 3), BX Industrial Portfolio – DFW Logistics Center (Bldg 4), and BX Industrial Portfolio – DFW Logistics Center (Bldg 5), located at 2650 Esters Blvd., 2701 Esters Blvd., and 750 Royal Lane, respectively) are ground leased to the related Borrower by the Dallas/Fort Worth International Airport Board. Each related ground lease provides that the lessee may use the premises for the limited purpose of office, distribution, warehouse, assembly, and operations reasonably related thereto and such other lawful purposes as may be incidental to such uses, and no person may use the premises for any other purpose without the related landlord’s consent. Certain landscaped portions of the premises may be used by the lessee on a non-exclusive basis only for the limited purposes of constructing and maintaining, at the related lessee’s expense, utilities connections, driveways, and landscaping with related irrigation. No one may install in any public area any vending machines or devices designed to dispense goods, drinks, tobacco or merchandise, nor may a cafeteria be operated (other than for employees with the approval of the related landlord). In addition, due to the related premises location in a non-terminal area of the related airport, such premises are designated as being situated in a “foreign trade zone”, and it is intended that the premises be used by foreign trade zone users.

34(e): The related landlord’s consent will not be required for a foreclosure of the leasehold mortgage or a voluntary assignment to acquire the leasehold estate. Such landlord’s consent will be required for the mortgagee to exercise the rights of the ground lessee after such foreclosure or assignment unless and until the mortgagee assumes all of the lessee’s obligations in writing.

34(i): The ground leases each provide that the lessee may not assign such ground lease, in whole or in part, to any entity other than those specified therein, without the consent of the related landlord, who may approve or disapprove of any subtenant in its reasonable discretion. The landlord’s consent is needed for both assignment and sublease. The landlord’s consent to the Mortgage Loan was obtained pursuant to a ground lease estoppel delivered by such landlord with respect to each ground lease. Any transfer of the ground leasehold interest by the mortgagee after a foreclosure or assignment in lieu of foreclosure will require landlord’s consent.

34(k): In the case of a total or substantially total taking or loss, insurance proceeds will be so applied only prior to the last fifteen years of the related ground lease term, which expires in 2056.

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(37) No Material Default; Payment Record	All GACC Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the Borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.

(39) Organization of Mortgagor	BX Industrial Portfolio (Loan No. 1) MGM Grand & Mandalay Bay (Loan No. 4)	The Borrowers under the related Mortgage Loans are affiliated with each other.
(41) Appraisal	BX Industrial Portfolio (Loan No. 1)	The date of the appraisal for each related Mortgaged Property is more than six months prior to the related origination date.

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ANNEX E-2A

SPONSOR REPRESENTATIONS AND WARRANTIES
(Goldman Sachs Mortgage Company)

GSMC (referred to as the related “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each GSMC Mortgage Loan that we (referred to as the “Purchaser” in the representations and warranties below) include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

The related Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between GSMC, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the GSMC Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the GSMC Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Loan Combination, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Loan Combination is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Outside Servicing Agreement with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset,

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defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of any GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)	Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) (1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way,

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easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Loan Combination, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-2A-1 to this Annex E-2A, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.

(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

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An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Purchaser or its servicer.

(15)	No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such

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endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Rating Requirements. “Syndicate Insurance Rating Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original or then outstanding principal

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amount of the related GSMC Mortgage Loan (or related Loan Combination), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Outside Trustee). Each related GSMC Mortgage Loan obligates the related mortgagor to maintain (or cause to be maintained) all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by GSMC.

(20)	REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan or Loan Combination is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air conditioning

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systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a GSMC Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such GSMC Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) GSMC identifies such GSMC Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)	Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Loan Combination, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

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(25)	Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the related mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Loan Combination) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

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With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Loan Combination).

No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

(28)	Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to GSMC’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with

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the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-2A or the exceptions thereto set forth on Annex E-2B, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule E-2A-1 or future permitted mezzanine debt as set forth on Schedule E-2A-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule E-2A-3 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the GSMC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC

E-2A-10

Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex E-2A, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of GSMC, its successors and assigns, GSMC represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so

E-2A-11

assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)	GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to GSMC’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)	The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and

(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Loan Combination, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-2A.

(37)	No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there

E-2A-12

is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex E-2A (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Loan Combination, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To GSMC’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing

E-2A-13

Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.

(42)	Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement.

(43)	Cross-Collateralization. Except with respect to a GSMC Mortgage Loan that is part of a Loan Combination no GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex E-2A-3.

(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents, and, to GSMC’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the Closing Date.

(45)	Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-2A-14

Schedule E-2A-1 to Annex E-2A

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None

E-2A-15

Schedule E-2A-2 to Annex E-2A

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
9	1633 Broadway
21	The Shoppes at Blackstone Valley
23	Varsity Brands
30	711 Fifth Avenue

E-2A-16

Schedule E-2A-3 to Annex E-2A

GOLDMAN SACHS MORTGAGE COMPANY

CROSS-COLLATERALIZED MORTGAGE LOANS

None

E-2A-17

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-2B

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

 (Goldman Sachs Mortgage Company)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-2A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment	Amazon Industrial Portfolio (Loan No. 3)	The sole tenant at each related Mortgaged Property, Amazon (Kansas City) or Amazon (Jacksonville), as applicable, has a right of first offer to purchase the related Mortgaged Property in the event that the mortgagor offers any portion of the tenant’s premises for sale, and if such tenant does not elect to exercise its right of first offer, it will have a right of first refusal to purchase the related Mortgaged Property (or portion thereof) on the terms of a bona fide offer from a third-party purchaser. Such rights of first refusal and of first offer do not apply in the event of a foreclosure or deed in lieu of foreclosure.

E-2B-1

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment	Amazon Industrial Portfolio – 6925 Riverview Avenue (Loan No. 3.02)

The Mortgaged Property is subject to an industrial revenue bond (“IRB”) and PILOT lease structure. In July 2016, the previous owner of the Mortgaged Property, RELP Turner, LLC (“RELP”), and the Unified Government of Wyandotte County/Kansas City, Kansas (the “Municipality”) entered into a development agreement (the “Development Agreement”) pursuant to which the Municipality agreed to issue an IRB with a maximum principal amount of $138.01 million, maturing in December 1, 2027. RELP entered into a performance agreement, which granted RELP a 100% abatement of taxes on the Mortgaged Property for the period that the IRB remains outstanding, provided that RELP paid $5,000 per year in lieu of taxes. RELP ground leased the Mortgaged Property to the Municipality pursuant to a ground lease (the “PILOT Ground Lease”); the Municipality leased the Mortgaged Property to RELP pursuant to a lease (the “PILOT Lease” and together with the PILOT Ground Lease, the “PILOT Leases”), and RELP subleased the Mortgaged Property to the Amazon Tenant. RELP purchased the bonds for $138.01 million and the proceeds were disbursed to RELP as reimbursement for the development costs of 6925 Riverview Avenue. The mortgagor acquired RELP’s interests in the IRB and the PILOT Leases.

As successor-in-interest to RELP under the Development Agreement, the mortgagor will be required to satisfy certain ongoing covenants in order to maintain the tax abatement, including: (1) the sole tenant, Amazon (Kansas City), is required to continuously operate and employ at least 1,000 full time employees at the Mortgaged Property; and (2) the sole tenant and the mortgagor will required to become dues paying members of the KCK Area Chamber of Commerce and the Wyandotte Econ Dev Corp. If there is a default under the Development Agreement that remains uncured following 90 days’ notice from the Municipality, then the Municipality will be entitled to: (1) receive $1.5 million of liquidated damages from the mortgagor, (2) terminate the Development Agreement, and (3) recover the amount of any tax abatement previously received by RELP or the mortgagor, including any sales tax exemptions received by RELP, the mortgagor or the Amazon Tenant in connection with the IRB (the Development Agreement provided that personal property and services purchased entirely with the proceeds of the IRB for the construction of the 6925 Riverview Avenue Property were exempt from Kansas’s 6.5% sales tax). Potential liability could exceed $30 million, and following a foreclosure the mortgagee would step into the mortgagor’s obligations under the Development Agreement.

E-2B-2

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment	USAA Plano (Loan No. 10)	The sole tenant at the Mortgaged Property, USAA, has a right of first offer to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first offer (i) is subordinate to the Mortgage Loan documents and (ii) does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or the first sale of the Mortgaged Property following a foreclosure.
(5) Lien; Valid Assignment	Varsity Brands (Loan No. 23)	The sole tenant at the Mortgaged Property, BSN Sports, LLC, has an option to purchase the Mortgaged Property effective in June 2040 for a purchase price equal to the greater of (i) fair market value (as determined in accordance with the related lease agreement) and (ii) 70,000,000, provided that BSN Sports, LLC gives at least nine months prior written notice.
(6) Permitted Liens; Title Insurance	Amazon Industrial Portfolio (Loan No. 3)	See exception to Representation and Warranty No. 5, above.
(6) Permitted Liens; Title Insurance	USAA Plano (Loan No. 10)	See exception to Representation and Warranty No. 5, above.
(6) Permitted Liens; Title Insurance	Varsity Brands (Loan No. 23)	See exception to Representation and Warranty No. 5, above.
(6) Permitted Liens; Title Insurance	The Shoppes at Blackstone Valley (Loan No. 21)	The Title Policy does not contain clause (e) for the Target ground lease because the Target ground lease contains a ROFR in the event that the mortgagor sells its fee interest in the portion of the Mortgaged Property covered by the Target ground lease (but not if the mortgagor sells any more or any less than such portion).

E-2B-3

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(8) Assignment of Leases and Rents	Varsity Brands (Loan No. 23)	The Mortgage Loan was closed with Shari’ah compliant Mortgage Loan documentation. The mortgagor leases the entire Mortgaged Property to a single-purpose master lessee (the “Master Tenant”). The Master Tenant operates the Mortgaged Property in accordance with the terms of a master lease. The Master Tenant in turn sub-leases the Mortgaged Property to an operating company (the “Operating Company”), which in turn leases the Mortgaged Property to the end-user tenant. The Operating Company operates the Mortgaged Property in accordance with the terms of the sub-lease. The master lease and the sub-lease are subordinate to the Mortgage Loan documents. The Operating Company entered into an Assignment of Leases and Rents with respect the Mortgaged Property in favor of the Master Tenant, which document collaterally assigns the rights to collect such rents (upon a default under the sub-lease) to the Master Tenant. The Master Tenant in turn entered into an Assignment of Leases and Rents with respect to the Mortgaged Property in favor of the mortgagor, which document collaterally assigns the rights to collect such rents (upon a default under the master lease) to the mortgagor. The mortgagor then collaterally assigned this document to the lender as security for the Mortgage Loan.
(13) Actions Concerning Mortgage Loan	333 South Wabash (Loan No. 8)	The mortgagor and several entities in the ownership structure (including Michael Shvo, Deutsche Finance America (“DFA”), and related entities), are defendants in a lawsuit filed in the Superior Court of California, County of San Francisco on July 20, 2020. The plaintiff, Serdar Bilgili (the founder of BLG Capital (“BLG”) claims, among other things, that (i) BLG, SHVO and DFA had a joint venture to acquire the Mortgaged Property at the beginning of 2020; (ii) SHVO and DFA informed BLG that the acquisition of the Mortgaged Property was cancelled; and (iii) SHVO and DFA proceeded to form a new entity that entered into a new agreement to acquire the Mortgaged Property without BLG. BLG seeks to recover its right to certain asset management fees and carried interest.
(16) Insurance	Amazon Industrial Portfolio (Loan No. 3)	The lease with Amazon (the “Amazon Lease”), the sole tenant at each of the related Mortgaged Properties, and the documents related to the payment-in-lieu of taxes arrangement at the 6925 Riverview Avenue Mortgaged Property (the “PILOT Documents”), as applicable, govern the disbursement of insurance proceeds in respect of a property loss at the Mortgaged Properties. The Amazon Lease and the PILOT Documents, as applicable, do require the mortgagor to either restore or cause Amazon to restore the Mortgaged Properties (or any applicable portion thereof), provided that in the event Amazon is restoring any portion of the Mortgaged Properties the lender (or a trustee appointed by the lender) does not have the right to hold and disburse insurance proceeds.

E-2B-4

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance	Varsity Brands (Loan No. 23)	The Mortgage Loan documents permit the mortgagor to rely on the insurance coverage provided by the sole tenant at the Mortgaged Property, BSN Sports, LLC, for so long as, among other conditions, (A) the related lease (the “BSN Sports Lease”) is in full force and effect without any amendments to the provisions thereof which relate to insurance or casualty unless otherwise approved by the mortgagee in its sole discretion, (B) BSN Sports, LLC and any guarantor under the BSN Sports Lease remain fully liable for the obligations and liabilities under the BSN Sports Lease and the guarantor maintains a credit rating of "CCC+" or better by S&P and "B3" or better by Moody’s and (C) BSN Sports maintains insurance policies on its leased premises meeting the requirements set forth in the Mortgage Loan documents, except with respect to (1) BSN Sports’ deductible, the amount of which may be in an amount reasonably acceptable to the mortgagee, such acceptance not to be unreasonably withheld, (2) the extended period of indemnity may be for a period of 90 days when provided by BSN Sports and (3) the mortgagee is required to accept James River Insurance Company, rated A:XI by AM Best Company, Inc., provided that (i) the rating of James River Insurance Company is not withdrawn or downgraded below the rating noted immediately above and (ii) at renewal of the current policy term, the mortgagor and/or BSN Sports are required to replace James River Insurance Company with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.
(17) Access; Utilities; Separate Tax Lots	333 South Wabash (Loan No. 8)	The mortgagor is a tenant under a space lease in a neighboring parcel that is part of a separate, larger tax lot; it is not a ground lease and no value was attributed to the space in underwriting. The mortgagor pays its portion of taxes for that space as part of rent under the space lease.
(25) Licenses and Permits	1633 Broadway (Loan No. 9)	Special Permit (Case 72-99 BZ) expires on January 11, 2020; however, such permit is related solely to the Equinox space. Equinox is required under its lease to renew such permit.
(26) Recourse Obligations	Amazon Industrial Portfolio (Loan No. 3)	With respect to clause (a)(iii) of representation and warranty No. 26, recourse is limited to transfers of (x) the fee title to all or substantially all of the real estate comprising either Mortgaged Property made in violation of the Mortgage Loan documents, or (y) any direct or indirect equity interests in the mortgagor resulting in a change of control or pledge prohibited under the Mortgage Loan documents.
(26) Recourse Obligations	333 South Wabash (Loan No. 8)	The non-recourse carveout guarantor has provided a limited non-recourse carveout guaranty that only covers certain existing litigation and any bankruptcy as a result of such litigation. Other than for the events described above, there is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.

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Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations	Moffett Towers Buildings A, B & C (Loan No. 7)	The indemnification obligations of the mortgagor and the guarantor (individually and collectively, the “Indemnitor”) under the environmental indemnity will terminate three years after the full and indefeasible payment by any Indemnitor of the Mortgage Loan, whether at maturity, provided that at the time of such payment Indemnitor furnishes to the mortgagees an updated environmental report in form and substance, and from an environmental consultant, reasonably acceptable to the mortgagees, which updated environmental report discloses, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered to indemnitee by Indemnitor in connection with the origination of the Mortgage Loan): (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or operations thereon, which has not been cured in accordance with applicable environmental laws, (B) the environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in the environmental indemnity, or (D) unlawful presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated as required by applicable environmental laws.
(26) Recourse Obligations	711 Fifth Avenue (Loan No. 30)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.
(26) Recourse Obligations	1633 Broadway (Loan No. 9)

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.

The mortgagor’s liability with respect to voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents (other than any voluntary transfer of fee title to all or any portion of the Mortgaged Property or of direct or indirect equity interests resulting in a change of control in the Mortgagor) is limited to losses.

(37) No Material Default; Payment Record	All GSMC Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the mortgagor to ensure a tenant or mortgaged property is operating or to enforce the terms of leases, such mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
(39) Organization of Mortgagor	Moffett Towers Buildings A, B & C (Loan No. 7)	The mortgagor is affiliated with the mortgagor under the Mortgage Loan known as Moffett Place - Building 6, which Mortgage Loan is part of a loan combination as to which separate notes are being sold to the Trust by GACC and JPMCB.

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Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(39) Organization of Mortgagor	333 South Wabash (Loan No. 8) 711 Fifth Avenue (Loan No. 30)	The mortgagors under each of the related Mortgage Loans are affiliated with each other.

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ANNEX E-3A

SPONSOR REPRESENTATIONS AND WARRANTIES
(JPmorgan chase bank, national association)

JPMCB (referred to as the related “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each JPMCB Mortgage Loan that we (referred to as the “Purchaser” in the representations and warranties below) include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-3B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-3A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

The related Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between JPMCB, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the JPMCB Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the JPMCB Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each JPMCB Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or the Mortgage Loan Purchase Agreement.

(2)	Whole Loan; Ownership of Mortgage Loans. Except with respect to each JPMCB Mortgage Loan that is part of a Loan Combination, each JPMCB Mortgage Loan is a whole loan and not an interest in a JPMCB Mortgage Loan. Each JPMCB Mortgage Loan that is part of a Loan Combination is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any JPMCB Mortgage Loan that is an Outside Serviced Mortgage Loan, to the related Outside Trustee), participation (other than with respect to Serviced JPMCB Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each JPMCB Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Loan Combination) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each JPMCB Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such JPMCB Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(3)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such JPMCB Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement

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may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the JPMCB Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)	Mortgage Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)	Hospitality Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each JPMCB Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) (1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the JPMCB Mortgage Loan.

(7)	Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the Issuing Entity (or, with respect to any JPMCB Mortgage Loan that is an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding endorsement or assignment to the Issuing Entity (or, with respect to any JPMCB Mortgage Loan that is an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such JPMCB Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable

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lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the JPMCB Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(8)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a JPMCB Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such JPMCB Mortgage Loan (or with respect to a JPMCB Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related JPMCB Mortgage Loan constitutes a cross-collateralized JPMCB Mortgage Loan, the lien of the Mortgage for another JPMCB Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related JPMCB Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(9)	Junior Liens. It being understood that B notes secured by the same Mortgage as a JPMCB Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

(10)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license

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granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the JPMCB Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)	Financing Statements. Each JPMCB Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)	Condition of Property. The Mortgage Loan Seller or the originator of the JPMCB Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the JPMCB Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each JPMCB Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)	Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a JPMCB Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

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(15)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related JPMCB Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such JPMCB Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)	Escrow Deposits. All escrow deposits and payments required pursuant to each JPMCB Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer (or, with respect to any JPMCB Mortgage Loan that is an Outside Serviced Mortgage Loan, to the depositor or servicer for the related Outside Securitization) and identified as such with appropriate detail. Any and all requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)	No Holdbacks. The principal amount of the JPMCB Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the JPMCB Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a JPMCB Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a JPMCB Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the JPMCB Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each JPMCB Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount

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available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the JPMCB Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related JPMCB Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the JPMCB Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

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(20)	No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each JPMCB Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)	No Contingent Interest or Equity Participation. No JPMCB Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date), any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

(22)	REMIC. The JPMCB Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the JPMCB Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the JPMCB Mortgage Loan and (B) either: (a) such JPMCB Mortgage Loan or Loan Combination is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the JPMCB Mortgage Loan or Loan Combination was originated at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Loan Combination on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Loan Combination on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the JPMCB Mortgage Loan; or (b) substantially all of the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the JPMCB Mortgage Loan or Loan Combination was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or Loan Combination or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the JPMCB Mortgage Loan or Loan Combination was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a JPMCB Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such JPMCB Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) JPMCB identifies such JPMCB Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the JPMCB Mortgage Loan or Loan Combination constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)	Compliance. The terms of the Mortgage Loan documents evidencing such JPMCB Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the

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JPMCB Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the JPMCB Mortgage Loan.

(24)	Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such JPMCB Mortgage Loan.

(25)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

(26)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)	Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the JPMCB Mortgage Loan or the rights of a holder of the related JPMCB Mortgage Loan. The JPMCB Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)	Recourse Obligations. The Mortgage Loan documents for each JPMCB Mortgage Loan provide that such JPMCB Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary

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bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph 34)), in each case, of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such JPMCB Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (34)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the JPMCB Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject JPMCB Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject JPMCB Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any JPMCB Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the JPMCB Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the JPMCB Mortgage Loan or JPMCB Loan Combination outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the JPMCB Mortgage Loan or JPMCB Loan Combination in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the JPMCB Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the JPMCB Mortgage Loan or JPMCB Loan Combination.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, no such JPMCB Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

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(30)	Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each JPMCB Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each JPMCB Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)	Acts of Terrorism Exclusion. With respect to each JPMCB Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other JPMCB Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the JPMCB Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each JPMCB Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each JPMCB Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such JPMCB Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex E-3A, or (vii) by reason of any mezzanine debt that existed at the origination of the related JPMCB Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any JPMCB Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with another JPMCB Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)	Single-Purpose Entity. Each JPMCB Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the JPMCB Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each JPMCB Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each JPMCB Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an

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entity, other than an individual, whose organizational documents (or if the JPMCB Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the JPMCB Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with the related JPMCB Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)	Defeasance. With respect to any JPMCB Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the JPMCB Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the JPMCB Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty; or (C) if the JPMCB Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the JPMCB Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the Defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the JPMCB Mortgage Loan secured by Defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35)	Fixed Interest Rates. Each JPMCB Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such JPMCB Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36)	Ground Leases. For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any JPMCB Mortgage Loan where the JPMCB Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(a)   The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of

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the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)   The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(c)   The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(e)   The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)   The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(g)   The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(h)   A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(i)   The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)   Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest;

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(k)   In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest; and

(l)   Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each JPMCB Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38)	ARD Loan. Each JPMCB Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such JPMCB Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the JPMCB Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the JPMCB Mortgage Loan exercisable during the term of the JPMCB Mortgage Loan, (i) the JPMCB Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related JPMCB Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related mortgage interest rate on such JPMCB Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39)	Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a JPMCB Mortgage Loan, Certified Operating Histories may not have been available.

(40)	No Material Default; Payment Record. No JPMCB Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no JPMCB Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related JPMCB Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this

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representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-3A. No person other than the holder of such JPMCB Mortgage Loan may declare any event of default under the JPMCB Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)	Bankruptcy. In respect of each JPMCB Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42)	Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43)	Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the JPMCB Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain JPMCB Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such JPMCB Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or

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the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each JPMCB Mortgage Loan set forth on Schedule E-2A-1, (i) such JPMCB Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule E-2A-1 (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the JPMCB Mortgage Loan.

(44)	Lease Estoppels. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related JPMCB Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related JPMCB Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the JPMCB Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

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(46)	Mortgage Loan Schedule. The information pertaining to each JPMCB Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(47)	Cross-Collateralization. No JPMCB Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(48)	Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the JPMCB Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a JPMCB Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the JPMCB Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the borrower.

For purposes of these representations and warranties, “Servicing File” means a copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the JPMCB Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the JPMCB Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the JPMCB Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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SCHEDULE E-3A-1 to ANNEX E-3A

MORTGAGED PROPERTIES FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

Loan No.	JPMCB Mortgage Loans
5	Agellan Portfolio

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ANNEX E-3B

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(JPMorgan Chase Bank, National Association)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-3A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-3B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(7) Lien; Valid Assignment	Agellan Portfolio (Loan No. 5) Moffett Place - Building 6 (Loan No. 6)	The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(8) Permitted Liens; Title Insurance	Moffett Place - Building 6 (Loan No. 6)	The sole tenant, Google, LLC, has a right of first offer pursuant to its lease to purchase all or any portion of the six office building campus in which the Mortgaged Property is located (the “Project”), including without limitation the Mortgaged Property, that the landlord is willing to sell or transfer. Under the terms of the lease, such right does not apply to a sale or transfer (i) to an entity which becomes the owner of the Mortgaged Property or the Project (or any portion thereof) through a foreclosure by trustee's power of sale, judicially or otherwise, or as a purchaser at a foreclosure sale or (ii) to an entity which is controlled by, controls or is under common control with the originally named landlord under the sole tenant’s lease. “Control” is defined in the related lease provision as ownership of at least 50% of the equity interests in an entity and the right to vote such equity interests in the ordinary course of business. However, such right will apply to subsequent transfers.
(9) Junior Liens	Agellan Portfolio (Loan No. 5)	There is a mezzanine loan in the original principal balance of $31,000,000, which is currently held by JPMorgan Chase Bank, National Association and is expected to be sold to a third-party investor. In connection with the mezzanine loan, the lenders entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
(9) Junior Liens	Moffett Place - Building 6 (Loan No. 6)	There is a mezzanine loan in the original principal balance of $49,000,000, which was originated and is

E-3B-1

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

currently held by Security Benefit Life Insurance Company. In connection with the mezzanine loan, the lenders entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
(9) Junior Liens	El Segundo (Loan No. 15)	In connection with a transfer of the Mortgaged Property and the related assumption of the Mortgage Loan pursuant to the terms and conditions of the Mortgage Loan documents, the sole member of the transferee (the “Mezzanine Borrower”) may incur indebtedness (“Permitted Mezzanine Loan”) secured by its ownership interest in the transferee, provided all of the certain conditions set forth in the Mortgage Loan documents have been satisfied, including, without limitation: (a) the mezzanine lender is a qualified institutional lender, as more fully described in the Mortgage Loan documents, (b) the mezzanine lender is not an affiliate of the borrower, (c) the loan-to-value ratio with respect to the Loan and such Permitted Mezzanine Loan, as reasonably determined by the lender, does not exceed 54.5%, (h) the debt service coverage ratio with respect to the Mortgage Loan and the Permitted Mezzanine Loan, as reasonably determined by the lender, is not less than 3.06x, (d) the Permitted Mezzanine Loan is be co-terminus with the Mortgage Loan, (e) the lender and mezzanine lender execute a customary intercreditor agreement acceptable to the lender in the lender’s reasonable discretion, and (f) receipt of a ratings agency confirmation.
(10) Assignment of Leases and Rents	Agellan Portfolio (Loan No. 5) Moffett Place – Building 6 (Loan No. 6)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(15) Actions Concerning Mortgage Loan	Brewery Park (Loan No. 13)	Crain Communications Inc. ("Crain"), the non-recourse carveout guarantor of the Mortgage Loan, is a defendant in a class action suit, in which the plaintiff claims Crain, publisher of the Autoweek magazine, rented or disclosed certain personal information of the plaintiff and other subscribers to, among others, data aggregators who in turn disclosed such information to advertisers, non-profit organizations and other third-party companies in violation of Michigan's Preservation of Personal Privacy Act. The plaintiff has requested for the greater of an award of actual damages or $5,000 per member of the class, which has not yet been certified. According to the borrower, Crain is denying the charges and intends to defend the suit. However, in the event of settlement, Crain estimates a total

E-3B-2

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
potential settlement of approximately $3.56 million. Crain generates annual revenue of approximately $190 million, has current liquidity of approximately $16.9 million, and is required under the Mortgage Loan documents to maintain a minimum liquidity of $10 million, exclusive of the Mortgaged Property.
(18) Insurance	Agellan Portfolio (Loan No. 5)	Terrorism coverage is included in both general liability and umbrella liability policies, but the terrorism coverage applies only up to $25,000,000 of the umbrella coverage, as opposed to $75,000,000 generally applicable under the umbrella coverage; provided, however, the lender is permitted under the Mortgage Loan documents to increase the requirement with respect to the terrorism coverage throughout the Mortgage Loan term so long as at no point during the Mortgage Loan term will such coverage (a) be required to be greater than the umbrella coverage generally required under the Mortgage Loan documents and (b) coverage is commercially available but in such event the Borrower will not be required to spend on terrorism insurance coverage more than $200,000 at such time in respect of the umbrella coverage, and if the cost of terrorism insurance exceeds such amount, the Borrower will purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(26) Local Law Compliance	Brewery Park (Loan No. 13)	Pursuant to the related zoning report, there are multiple open violations on file and $3,510 in outstanding fees owed with respect to the Mortgaged Properties. The Borrower is required under the Mortgage Loan documents to deliver, within 90 days following the loan origination, an updated zoning report showing no outstanding fees or violations with respect to the Mortgaged Properties. In addition, the Mortgage Loan documents provide a non-recourse carveout for any losses incurred by the lender in connection with any zoning violations set forth in the zoning report provided at loan origination.
(26) Local Law Compliance	El Segundo (Loan No. 15)

The Borrower is required under the Mortgage Loan documents to complete, within 90 days of the loan origination date, certain repair items as set forth in the Mortgage Loan documents, including, among others, the following:

●    The fire risers were not displaying current inspection tags. The Borrower will service and recertify the fire suppression systems and obtain the required annual certification;

●    The fire extinguishers were not displaying current inspection tags. The Borrower will service and recertify all fire extinguishers; and

E-3B-3

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

●    The elevators were last inspected on May 7, 2019. Expired annual car operating permits were displayed in each of the cabs. The Borrower will test and recertify the annual car operating permits.

At loan origination, the Borrower deposited $20,930.

(28) Recourse Obligations	Agellan Portfolio (Loan No. 5)

The loss recourse carveout for intentional misrepresentation is limited to material intentional misrepresentation.

The loss recourse carveout with respect to insurance proceeds or condemnation awards or of rents following an event of default is limited to misappropriation thereof and does not include misapplication or conversion thereof.

The loss carveout for material physical waste of the Mortgaged Property is limited to intentional material physical waste of the Mortgaged Property.

The loss carveout for security deposits covers misappropriation of security deposits of any individual Mortgaged Property, during the continuance of an event of default in violation of the terms of the Mortgage Loan documents.

Failure to obtain the lender’s consent, where such consent is required under the Mortgage Loan documents to any transfer of (x) any individual Mortgaged Property or any portion thereof, or (y) any equity interest in the Borrower, in each case, in violation of the Mortgage Loan documents constitutes only a loss carveout.

The full recourse carveout for any petition for bankruptcy, insolvency, dissolution or liquidation does not require instances in which such proceedings are consented to or acquiesced by the Borrowers.

The full recourse carveout for collusion by the Borrowers or the guarantor with other creditors to cause an involuntary bankruptcy filing is limited to collusion “in writing.”

The aggregate liability of related guarantor with respect to the matters that constitute full recourse carveouts (each, a “Full Recourse Event”) under the Mortgage Loan documents will not exceed an amount equal to (x) 20% of the outstanding principal balance of the Mortgage Loan as of the first occurrence of a Full Recourse Event plus (y) any and all reasonable third-party costs incurred by the lender (including

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Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

reasonable and out-of-pocket attorney’s fees and costs) in connection with the enforcement of the Full Recourse Event thereunder and the collection of amounts due thereunder.

(i) The exercise of remedies by the lender under the Mortgage Loan or by the mezzanine lender (together with its successors and assigns, a “Mezzanine Lender”) under the mezzanine loan (the “Mezzanine Loan”) will not by itself trigger liability to the guarantor under the guaranty or the Indemnitor (as defined below) under the environmental indemnity, (ii) neither the guarantor nor the Indemnitor will have any liability under the guaranty or the environmental indemnity, as applicable, with respect to any acts, events or circumstances first arising with respect to any individual Mortgaged Property (each, an “Individual Property”) after (x) the date the lender or a person that is not a Guarantor Affiliate (as defined below) acquires title to such Individual Property, whether through foreclosure, private power of sale, the acceptance of a deed-in-lieu of foreclosure or otherwise, or (y) the date on which a receiver, trustee, liquidator or conservator, other than any such person appointed at the request of the guarantor or any Guarantor Affiliate, takes control of the Individual Property, except, in each case, with respect to acts taken by the guarantor or any Guarantor Affiliate prior to, on or after such date, (iii) the guarantor will not have any liability under the guaranty or the environmental indemnity, as applicable, with respect to any acts, events or circumstances first arising after the date on which any Mezzanine Lender (but in each case under this clause (iii), only as to the portion of the pledged interests as described in the mezzanine loan documents (the “Pledged Securities”) subject to such action), (x) consummates any foreclosure or acceptance of an assignment in lieu of foreclosure upon the Pledged Securities for the applicable mezzanine loan with respect to such Pledged Securities or otherwise consummates a similar enforcement action with respect to such Pledged Securities if after such action such Mezzanine Lender controls the Borrowers or (y) exercises control over the Borrowers following the consummation of an enforcement or remedial action with respect to the Pledged Securities for such mezzanine loan, including, if such Mezzanine Lender exercises any voting, proxy or similar right over any Pledged Securities or any right to replace officers

E-3B-5

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

and directors of such individual Borrower, the general partner or managing member of such individual Borrower (each, an “SPE Party”) or the mezzanine borrower, as applicable, except, in each case, for any liability under the guaranty arising as a result of acts taken by the guarantor or any Guarantor Affiliate prior to, on or after any of the actions set forth in clause (ii) or (iii) above (each, an “Enforcement Action), and (iv) the guarantor will not have any liability with respect to any acts, events or circumstances first arising after the date that a replacement guarantor executes and deliver a replacement guaranty covering the guaranteed obligations under the Mortgage Loan documents substantially similar to the guaranty or in such other form as reasonably acceptable to the lender in accordance with the terms hereunder and the Mortgage Loan documents, including delivery of any organizational documents, consents and resolutions and legal opinions of counsel reasonably required by the lender in connection therewith, each in form and substance reasonably acceptable to the lender. A “Guarantor Affiliate” means the guarantor and any person that either (or both) (a) is in control of, is controlled by or is under common control with (i) any guarantor or (ii) any general partner or managing member of, or other person or persons controlling, any guarantor (each a “Control Person”), or (b) is either (1) a person that owns directly or indirectly 25% or more equity interests in the guarantor, or (2) a person (other than the Borrowers, any SPE Party and the mezzanine borrower after an Enforcement Action) with respect to which the guarantor directly or indirectly owns 25% or more equity interests in such person, or (3) a person with respect to which any combination of the guarantor and Control Persons own, directly or indirectly voting equity interests in such person and have the right to control such person.

The obligations and liabilities of the Borrowers and the related guarantor (individually and collectively, the “Indemnitor”) under the environmental indemnity will be deemed satisfied in full and fully discharged two years after the date (i) the Whole Loan is paid in full or, (ii) with respect to any individual Mortgaged Property (each, an “Individual Property”), such Individual Property is released, provided that the Indemnitor delivers to the indemnitee a Phase I environmental report confirming that each Individual Property is clear of any hazardous substances and each Individual

E-3B-6

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

Property is not subject to any significant risk of contamination from any off-site hazardous substances in violation of the representations, warranties, and covenants set forth in the environmental indemnity and the other Mortgage Loan documents, as determined by the indemnitee in its reasonable discretion and provided further, that, the indemnification obligations of the Indemnitor under the environmental indemnity will continue to survive as to any claims, actions, litigation or other proceedings that are then pending or subject to further appeal as of the two-year anniversary of the repayment of the Whole Loan in full.

(28) Recourse Obligations	Moffett Place - Building 6 (Loan No. 6)

The loss recourse carveout with respect to commission of material physical waste at the Mortgaged Property is limited to intentional physical waste of the Mortgaged Property.

The loss recourse carveout with respect to insurance proceeds or condemnation awards or of rents following an event of default is limited to misappropriation and conversion thereof and does not expressly include misapplication thereof.

A transfer of an ownership interest in the Borrower, other than as permitted under the Mortgage Loan documents constitutes only a loss recourse carveout; provided, however, such transfer resulting in a change in control, directly or indirectly, in the Borrower constitutes a full recourse carveout.

The indemnification obligations of the Borrower and the related guarantor (individually and collectively, the “Indemnitor”) under the environmental indemnity will terminate three (3) years after the full and indefeasible payment by any the Indemnitor of the Mortgage Loan, whether at maturity, as a result of acceleration, in connection with prepayment or otherwise notwithstanding any termination, satisfaction, or assignment of the mortgage, provided that at the time of such payment the Indemnitor furnishes to the indemnitee an updated environmental report in form and substance, and from an environmental consultant, reasonably acceptable to the indemnitee (which may be, provided that the indemnitee is included as a reliance party, an environmental report commissioned by and delivered to a lender who is refinancing the Mortgage Loan) in accordance with the environmental indemnity.

E-3B-7

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(28) Recourse Obligations	Brewery Park (Loan No. 13)	The obligations and liabilities of the Borrower and the guarantor (collectively and individually, the “Indemnitor”) under the related environmental indemnity will terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full: (i) the Mortgage Loan will have been paid in full on or prior to the maturity date of the Mortgage Loan and the indemnitee has not foreclosed or otherwise taken possession of any Mortgaged Property, (ii) there has been no material change, between the date hereof and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make any indemnified party liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the indemnitee will have received, at the Indemnitor's expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity, and (iv) two (2) years have passed since the date that the Mortgage Loan has been paid in full.
(28) Recourse Obligations	El Segundo (Loan No. 15)	Provided (a) the Mortgage Loan has been paid and performed in full in normal course in accordance with the terms and provisions of the Mortgage Loan documents (and not following an event of default and the exercise of remedies by the indemnitee), (b) at any time on or after the date that the Mortgage Loan has been paid and performed in full, the Borrower and the related guarantor (individually and collectively, the “Indemnitor”) delivers to the indemnitee, at the indemnitor’s sole cost and expense, a clean Phase I report, (c) there has been no change in any environmental law or other applicable law prior to the Termination Date (as defined below) which would have the effect of imposing any liability upon a lender/mortgagee for any matter, condition or circumstance for which the indemnitee is entitled to be indemnified under the environmental indemnity notwithstanding the fact that the Mortgage Loan has been paid and performed in full, and (d) as of the Termination Date, there is no outstanding complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other communication from any governmental authority, or any third party, involving violations of environmental law, releases of hazardous substances or any other environmental condition, the indemnification obligations

E-3B-8

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
and liabilities of Indemnitor under the environmental indemnity will terminate on, and be of no further force or effect from and after, the date (the “Termination Date”) that is two (2) years following delivery of the clean Phase I in accordance with the terms and conditions set forth above.
(29) Mortgage Releases	Agellan Portfolio (Loan No. 5)

Until an amount of $60,450,000.00 has been prepaid in connection with partial releases of individual Mortgaged Properties (each, an “Individual Property”), the release price will be 110% of the Mortgage Loan amount allocated to such individual Mortgaged Properties.

The Mortgage Loan documents also permit releases of certain non-income producing and unimproved outparcels comprising a portion of the Mortgaged Property, subject to the REMIC related requirements specified in the Loan Combination documents, upon payment of a release price equal to the allocated loan amount set forth in the Mortgage Loan documents (the “Allocated Loan Amount”) and the parcel permitted to be released under the Mortgage Loan documents (the “Release Parcel”) has a release price equal to (A) the pro rata portion of the Allocated Loan Amount for such Individual Property that is allocable to the Release Parcel, as determined by the lender in its reasonable discretion (except that if such Release Parcel is released to an affiliate of the Borrower, such amount will equal 120% of such pro rata portion of such Allocated Loan Amount as so determined by the lender) or (B) if the Release Parcel is sold to any third-party, the gross sale proceeds received from any such sale of the Release Parcel (less any (x) out-of-pocket costs paid at the closing of the sale of the Release Parcel to third parties that are not affiliates of the Borrower and (y) prorations that constitute credits to the purchaser).

(30) Financial Reporting and Rent Rolls	Agellan Portfolio (Loan No. 5)	The audited financial statements may be on a consolidated basis with Agellan Commercial REIT U.S. L.P. (“Agellan REIT”), so long as Agellan REIT owns no assets other than the direct or indirect interest in the Mortgaged Properties and the equity interests in the other individual Borrowers and any general partners of such other individual Borrowers, and provided that such statements include appropriate notations to indicate the separateness of each individual Borrower, a listing is provided of each such Borrower and their respective Mortgaged Properties, and include a schedule of the unaudited operating statements for each individual Mortgaged Property on a property-level basis, including unaudited statements of income and expense and cash flow for the Borrowers and each

E-3B-9

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
individual Mortgaged Property and an unaudited balance sheet for the Borrowers.
(31) Acts of Terrorism Exclusion	Agellan Portfolio (Loan No. 5)	Terrorism coverage is included in both general liability and umbrella liability policies, but the terrorism coverage applies only up to $25,000,000 of the umbrella coverage, as opposed to $75,000,000 generally applicable under the umbrella coverage; provided, however, the lender is permitted under the Mortgage Loan documents to increase the requirement with respect to the terrorism coverage throughout the Mortgage Loan term so long as at no point during the Mortgage Loan term will such coverage (a) be required to be greater than the umbrella coverage generally required under the Mortgage Loan documents and (b) coverage is commercially available but in such event the Borrower will not be required to spend on terrorism insurance coverage more than $200,000 at such time in respect of the umbrella coverage, and if the cost of terrorism insurance exceeds such amount, the Borrower will purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31) Acts of Terrorism Exclusion	Brewery Park (Loan No. 13)	The Mortgage Loan documents require that, on or before September 30, 2020, at renewal of the property insurance policy in effect on the loan origination date, the Borrower is required to increase its terrorism coverage in accordance with the loan agreement, and the limits of the blanket insurance policy will be sufficient to maintain coverage on a total insured value basis for the aggregate total insurance value basis for all such locations within the radius, including the Mortgaged Properties.
(40) No Material Default; Payment Record	All JPMCB Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
(43) Lease Estoppels	Agellan Portfolio (Loan No. 5)	Some of the lease estoppels provided in connection with the origination of the Mortgage Loan are dated up to approximately 150 days prior to the origination date.
(47) Cross-Collateralization	Agellan Portfolio (Loan No. 5)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loans.

E-3B-10

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Moffett Place – Building 6 (Loan No. 6)

E-3B-11

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
9/30/2020	$16,663,000.00	9/15/2025	$16,662,023.09
10/15/2020	$16,663,000.00	10/15/2025	$16,380,593.22
11/15/2020	$16,663,000.00	11/15/2025	$16,114,940.00
12/15/2020	$16,663,000.00	12/15/2025	$15,831,729.93
1/15/2021	$16,663,000.00	1/15/2026	$15,564,231.13
2/15/2021	$16,663,000.00	2/15/2026	$15,295,833.24
3/15/2021	$16,663,000.00	3/15/2026	$14,976,807.69
4/15/2021	$16,663,000.00	4/15/2026	$14,706,432.75
5/15/2021	$16,663,000.00	5/15/2026	$14,418,637.77
6/15/2021	$16,663,000.00	6/15/2026	$14,146,385.68
7/15/2021	$16,663,000.00	7/15/2026	$13,856,767.94
8/15/2021	$16,663,000.00	8/15/2026	$13,582,626.14
9/15/2021	$16,663,000.00	9/15/2026	$13,307,562.71
10/15/2021	$16,663,000.00	10/15/2026	$13,015,215.11
11/15/2021	$16,663,000.00	11/15/2026	$12,738,243.17
12/15/2021	$16,663,000.00	12/15/2026	$12,444,042.36
1/15/2022	$16,663,000.00	1/15/2027	$12,165,149.18
2/15/2022	$16,663,000.00	2/15/2027	$11,885,318.24
3/15/2022	$16,663,000.00	3/15/2027	$11,555,931.05
4/15/2022	$16,663,000.00	4/15/2027	$11,274,049.10
5/15/2022	$16,663,000.00	5/15/2027	$10,975,080.54
6/15/2022	$16,663,000.00	6/15/2027	$10,691,244.50
7/15/2022	$16,663,000.00	7/15/2027	$10,390,378.46
8/15/2022	$16,663,000.00	8/15/2027	$10,104,575.25
9/15/2022	$16,663,000.00	9/15/2027	$9,817,810.83
10/15/2022	$16,663,000.00	10/15/2027	$9,514,101.25
11/15/2022	$16,663,000.00	11/15/2027	$9,225,350.08
12/15/2022	$16,663,000.00	12/15/2027	$8,919,711.31
1/15/2023	$16,663,000.00	1/15/2028	$8,628,960.08
2/15/2023	$16,663,000.00	2/15/2028	$8,337,230.86
3/15/2023	$16,663,000.00	3/15/2028	$8,012,880.33
4/15/2023	$16,663,000.00	4/15/2028	$7,719,077.13
5/15/2023	$16,663,000.00	5/15/2028	$7,408,532.72
6/15/2023	$16,663,000.00	6/15/2028	$7,112,695.67
7/15/2023	$16,663,000.00	7/15/2028	$6,800,176.33
8/15/2023	$16,663,000.00	8/15/2028	$6,502,291.82
9/15/2023	$16,663,000.00	9/15/2028	$6,203,405.12
10/15/2023	$16,663,000.00	10/15/2028	$5,887,924.44
11/15/2023	$16,663,000.00	11/15/2028	$5,586,969.86
12/15/2023	$16,663,000.00	12/15/2028	$5,269,481.25
1/15/2024	$16,663,000.00	1/15/2029	$4,966,444.97
2/15/2024	$16,663,000.00	2/15/2029	$4,662,388.98
3/15/2024	$16,663,000.00	3/15/2029	$4,311,046.82
4/15/2024	$16,663,000.00	4/15/2029	$4,004,783.08
5/15/2024	$16,663,000.00	5/15/2029	$3,682,139.13
6/15/2024	$16,663,000.00	6/15/2029	$3,373,758.16
7/15/2024	$16,663,000.00	7/15/2029	$3,049,058.34
8/15/2024	$16,663,000.00	8/15/2029	$2,738,545.92
9/15/2024	$16,663,000.00	9/15/2029	$2,426,988.44
10/15/2024	$16,663,000.00	10/15/2029	$2,099,204.12
11/15/2024	$16,663,000.00	11/15/2029	$1,785,493.97
12/15/2024	$16,663,000.00	12/15/2029	$1,491,686.12
1/15/2025	$16,663,000.00	1/15/2030	$1,210,378.58
2/15/2025	$16,663,000.00	2/15/2030	$946,845.12
3/15/2025	$16,663,000.00	3/15/2030	$643,768.97
4/15/2025	$16,663,000.00	4/15/2030	$433,361.42
5/15/2025	$16,663,000.00	5/15/2030	$211,595.70
6/15/2025	$16,663,000.00	6/15/2030 and thereafter	$0.00
7/15/2025	$16,663,000.00
8/15/2025	$16,663,000.00

F-1

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus

Certificate Summary	3
Important Notice Regarding the Offered Certificates	10
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	10
Summary of Terms	19
Risk Factors	65
Description of the Mortgage Pool	167
Transaction Parties	308
Credit Risk Retention	359
Description of the Certificates	367
The Mortgage Loan Purchase Agreements	401
The Pooling and Servicing Agreement	411
Use of Proceeds	511
Yield, Prepayment and Maturity Considerations	511
Material Federal Income Tax Consequences	524
Certain State, Local and Other Tax Considerations	536
ERISA Considerations	536
Legal Investment	543
Certain Legal Aspects of the Mortgage Loans	544
Ratings	565
Plan of Distribution (Underwriter Conflicts of Interest)	567
Incorporation of Certain Information by Reference	569
Where You Can Find More Information	569
Financial Information	570
Legal Matters	570
Index of Certain Defined Terms	571

Annex A –	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1
Annex B –	Significant Loan Summaries	B-1
Annex C –	Mortgage Pool Information	C-1
Annex D –	Form of Distribution Date Statement	D-1
Annex E-1A –	Sponsor Representations and Warranties (CREFI and GACC)	E-1A-1
Annex E-1B –	Exceptions to Sponsor Representations and Warranties (CREFI and GACC)	E-1B-1
Annex E-2A –	Sponsor Representations and Warranties (GSMC)	E-2A-1
Annex E-2B –	Exceptions to Sponsor Representations and Warranties (GSMC)	E-2B-1
Annex E-2A –	Sponsor Representations and Warranties (JPMCB)	E-3A-1
Annex E-2B –	Exceptions to Sponsor Representations and Warranties (JPMCB)	E-3B-1
Annex F –	Class A-AB Scheduled Principal Balance Schedule	F-1

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$945,657,000
(Approximate)

Benchmark 2020-B19 Mortgage Trust
(as Issuing Entity)

Citigroup Commercial
Mortgage Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2020-B19

Class A-1	$13,153,000
Class A-2	$135,130,000
Class A-3	$104,500,000
Class A-4	$115,000,000
Class A-5	$354,142,000
Class A-AB	$16,663,000
Class X-A	$850,696,000
Class A-S	$112,108,000
Class B	$51,437,000
Class C	$43,524,000

PROSPECTUS

Citigroup

Goldman Sachs & Co. LLC

Deutsche Bank Securities

J.P. Morgan

Co-Lead Managers and Joint Bookrunners

Academy Securities

Drexel Hamilton

Co-Managers

September 21, 2020